                                                                     EXHIBIT 2.2

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION UNDER BANKRUPTCY CODE SECTION 1125(B) FOR USE IN THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE CHAPTER 11 PLAN DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS DISCLOSURE STATEMENT ARE NOT INTENDED TO BE, AND SHOULD NOT IN ANY WAY BE CONSTRUED AS, A SOLICITATION OF VOTES ON THE PLAN, NOR SHOULD THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT BE RELIED ON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER THIS DISCLOSURE STATEMENT.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                               X
                                               :
IN RE:                                         :      CHAPTER 11
                                               :
ENRON CORP., ET AL.,                           :      CASE NO. 01-16034 (AJG)
                                               :
                                               :      JOINTLY ADMINISTERED
                   DEBTORS.                    :
                                               X

           DISCLOSURE STATEMENT FOR JOINT PLAN OF AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                                          WEIL, GOTSHAL & MANGES LLP
                                          ATTORNEYS FOR THE DEBTORS
                                          767 FIFTH AVENUE
                                          NEW YORK, NEW YORK 10153
                                          (212) 310-8000
                                             -- AND --
                                          700 LOUISIANA
                                          HOUSTON, TEXAS 77002
                                          (713) 546-5000
                                          ATTORNEYS FOR DEBTORS AND
                                             DEBTORS IN POSSESSION
DATED: NEW YORK, NEW YORK
JULY 11, 2003

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                                TABLE OF CONTENTS

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I.       Overview of Chapter 11 Plan.............................................................................2

         A.       Introduction...................................................................................2

         B.       Chapter 11 Plan................................................................................2

                  1.       Plan Negotiations.....................................................................2

                  2.       Global Compromise Embodied in the Plan................................................3

                  3.       Overall Fairness of the Settlement....................................................7

                  4.       Property to be Distributed Under the Plan.............................................8

                  5.       Effectiveness of the Plan............................................................11

                  6.       Alternative Structures...............................................................11

         C.       Distributions, Classification and Treatment Under the Plan....................................12

                  1.       Priority of Distributions............................................................12

                  2.       Summary of Classification and Treatment..............................................12

         D.       Assets, Claims and Distributions..............................................................69

                  1.       Estimates............................................................................69

                  2.       Methodology for Calculating Estimated Recoveries.....................................69

II.      Introduction to Disclosure Statement...................................................................71

         A.       Purpose of this Disclosure Statement..........................................................72

         B.       Representations...............................................................................72

         C.       Holders of Claims Entitled to Vote............................................................74

         D.       Submitting A Ballot...........................................................................75

         E.       Confirmation Hearing..........................................................................76

III.     General Prepetition Information........................................................................76

         A.       Events Leading up to Chapter 11 Filing........................................................76

         B.       Prepetition Business Activities...............................................................79

                  1.       General..............................................................................79

                  2.       Wholesale Services...................................................................80

                  3.       Retail Services......................................................................80

                  4.       Electricity Transmission and Distribution Operations.................................81

                  5.       Natural Gas Pipelines................................................................81

                  6.       Global Assets........................................................................82
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                  7.       Broadband Services...................................................................82

         C.       Debtors' Prepetition Credit Facilities........................................................82

                  1.       ENE Revolving Credit Facilities......................................................82

                  2.       Pipeline Credit Facilities...........................................................83

                  3.       Letter of Credit Facilities..........................................................83

         D.       Debtors' Prepetition Debt Securities..........................................................84

         E.       Capital Structure.............................................................................85

                  1.       Preferred Stock......................................................................85

                  2.       Common Stock.........................................................................86

                  3.       Stock Plans..........................................................................86

         F.       Debtors' Financing Transactions...............................................................87

                  1.       Al Rajhi.............................................................................87

                  2.       Apache/Choctaw.......................................................................88

                  3.       Backbone.............................................................................89

                  4.       Bammel/Triple Lutz...................................................................91

                  5.       BCI Note.............................................................................93

                  6.       Bob West Treasure L.L.C..............................................................94

                  7.       Brazos LP............................................................................97

                  8.       Cash V...............................................................................99

                  9.       Cash VI.............................................................................100

                  10.      Cerberus............................................................................101

                  11.      Citibank/Delta Prepays..............................................................103

                  12.      Cornhusker..........................................................................104

                  13.      Destec Properties Limited Partnership...............................................106

                  14.      E-Next..............................................................................107

                  15.      Enron Capital LLC...................................................................108

                  16.      Enron Capital Resources.............................................................109

                  17.      Enron Capital Trust I...............................................................110

                  18.      Enron Capital Trust II..............................................................112

                  19.      Enron Center North Synthetic Lease..................................................114
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                  20.      Enron Corp. "Equity Forwards".......................................................115

                  21.      Enron Equity Corp...................................................................116

                  22.      Enron Funding Corp./Monte...........................................................116

                  23.      Enron Teeside Operations Ltd........................................................119

                  24.      FF&E Synthetic Lease................................................................123

                  25.      Fuji Software Lease.................................................................124

                  26.      Gallup/Kachina......................................................................125

                  27.      Hawaii..............................................................................127

                  28.      Inauguration/Eletrobolt.............................................................130

                  29.      Investing Partners/Steele...........................................................134

                  30.      Joint Energy Development Investments II Limited Partnership.........................135

                  31.      JT Holdings Synthetic Lease.........................................................136

                  32.      K-Star..............................................................................139

                  33.      Mahonia Prepaid Forward Contracts...................................................141

                  34.      Maliseet/Cochise....................................................................142

                  35.      Margaux.............................................................................144

                  36.      Marlin..............................................................................145

                  37.      Motown..............................................................................147

                  38.      Nikita..............................................................................148

                  39.      Nile................................................................................150

                  40.      Omaha Office Building Synthetic Lease...............................................152

                  41.      Osprey/Whitewing....................................................................155

                  42.      Rawhide.............................................................................157

                  43.      Riverside...........................................................................159

                  44.      Slapshot............................................................................161

                  45.      SO2.................................................................................163

                  46.      Spokane.............................................................................165

                  47.      Teresa..............................................................................166

                  48.      Valhalla............................................................................167

                  49.      Wiltshire Financial Asset Company/Renegade..........................................169

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                  50.      Yosemite and Credit Linked Notes....................................................170

                  51.      Zephyrus/Tammy......................................................................172

         G.       Related Party Transactions...................................................................175

                  1.       Chewco..............................................................................175

                  2.       The LJM Partnerships................................................................176

                  3.       RADR................................................................................180

IV.      Debtors' Chapter 11 Cases.............................................................................180

         A.       Significant Postpetition Developments........................................................180

                  1.       Venue...............................................................................180

                  2.       Postpetition Financing..............................................................181

                  3.       Cash Management and Overhead Allocation.............................................182

                  4.       Appointment of Examiners............................................................184

                  5.       Automatic Stay......................................................................189

                  6.       Exclusivity.........................................................................190

                  7.       Executory Contracts and Unexpired Leases............................................191

                  8.       Employee Matters....................................................................192

                  9.       Retention of Professionals..........................................................198

                  10.      Reconstitution of the Board of Directors............................................199

                  11.      Creation of Internal Committees for Review and Oversight............................200

         B.       Settlements and Asset Liquidations...........................................................201

                  1.       Resolution of the Wholesale Trading Book............................................201

                  2.       Retail Contract Settlements.........................................................205

                  3.       Other Settlements...................................................................208

                  4.       Asset Sales.........................................................................212

         C.       Litigation and Government Investigations.....................................................218

                  1.       Pending Litigation..................................................................218

                  2.       Government Investigations...........................................................253

         D.       Committees...................................................................................264

                  1.       Creditors' Committee................................................................264

                  2.       Employee Committee..................................................................265
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                  3.       Fee Committee.......................................................................266

         E.       Avoidance Actions............................................................................267

         F.       Related U.S. Bankruptcy Proceedings..........................................................268

                  1.       New Power Company...................................................................268

                  2.       EOTT................................................................................269

                  3.       LJM2................................................................................270

V.       Certain International Subsidiaries and Related  International Proceedings.............................270

         A.       General Overview.............................................................................270

         B.       Summary of Subsidiaries and Related Proceedings in England, The Cayman Islands and The
                  Netherlands..................................................................................272

                  1.       England.............................................................................272

                  2.       Cayman Islands......................................................................272

                  3.       The Netherlands.....................................................................273

         C.       Summary of Foreign Proceedings Where a Direct Recovery is Anticipated to be Received
                  by the Debtors...............................................................................275

         D.       Summary of Foreign Proceedings Where the Debtors are not Expected to Receive any
                  Direct Recovery..............................................................................277

VI.      Summary of Debtors' Chapter 11 Plan...................................................................279

         A.       Compromise and Settlement of Disputes; Substantive Consolidation; Assumption of
                  Obligations Under the Plan...................................................................279

                  1.       Compromise and Settlement...........................................................279

                  2.       Non-Substantive Consolidation.......................................................281

                  3.       Allocation of Expenses..............................................................281

         B.       Provisions for Payment of Administrative Expense Claims and Priority Tax Claims..............281

                  1.       Administrative Expense Claims.......................................................281

                  2.       Professional Compensation and Reimbursement Claims..................................281

                  3.       Payment of Priority Tax Claims......................................................282

         C.       Classification of Claims and Equity Interests................................................282

                  1.       Class 1 - Priority Non-Tax Claims...................................................282

                  2.       Class 2 - Secured Claims............................................................282

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                  3.       Classes 3 through 176 - General Unsecured Claims (Other than Enron
                           Subordinated Debenture Claims)......................................................282

                  4.       Class 177 - Enron Subordinated Debenture Claims.....................................282

                  5.       Class 178 - Enron Guaranty Claims...................................................282

                  6.       Class 179 - Wind Guaranty Claims....................................................282

                  7.       Class 180 - Intercompany Claims.....................................................282

                  8.       Classes 181 through 356 - Convenience Claims........................................282

                  9.       Classes 357 through 362 - Subordinated Claims.......................................282

                  10.      Class 363 - Enron Preferred Equity Interests........................................282

                  11.      Class 364 - Enron Common Equity Interests...........................................282

                  12.      Class 365 - Other Equity Interests..................................................282

         D.       Provision for Treatment of Priority Non-Tax Claims (Class 1).................................283

                  1.       Payment of Allowed Priority Non-Tax Claims..........................................283

         E.       Provision for Treatment of Secured Claims (Class 2)..........................................283

                  1.       Treatment of Secured Claims.........................................................283

         F.       Provision for Treatment of General Unsecured Claims (Classes 3-176)..........................283

                  1.       Treatment of General Unsecured Claims (Classes 3 through 176).......................283

                  2.       Election to Receive Additional Cash Distributions, in Lieu of Partial Plan
                           Securities..........................................................................283

                  3.       Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                           Convenience Claim...................................................................284

                  4.       Limitation on Recovery..............................................................284

                  5.       Severance Settlement Fund Litigation Payments.......................................284

         G.       Provision for Treatment of Enron Subordinated Debenture Claims (Class 177)...................284

                  1.       Treatment of Allowed Enron Subordinated Debenture Claims (Class 177)................284

                  2.       Contingent Distribution/Limitation on Recovery......................................285

         H.       Provisions for Treatment of Enron Guaranty Claims (Class 178)................................285

                  1.       Treatment of Enron Guaranty Claims (Class 178)......................................285

                  2.       Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                           Convenience Claim...................................................................285

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         I.       Provisions for Treatment of Wind Guaranty Claims (Class 179).................................286

                  1.       Treatment of Wind Guaranty Claims (Class 179).......................................286

                  2.       Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a
                           Convenience Claim...................................................................286

         J.       Provisions For Treatment of Intercompany Claims (Class 180)..................................286

                  1.       Treatment of Intercompany Claims (Class 180)........................................286

         K.       Provisions For Treatment Of Convenience Claims (Classes 181-356).............................286

                  1.       Treatment of Convenience Claims Corp. (Classes 181-356).............................286

                  2.       Plan Currency Opportunity...........................................................287

         L.       Provision For Treatment Of Subordinated Claims (Classes 357-362).............................287

                  1.       Treatment of Allowed Subordinated Claims (Class 357-362)............................287

                  2.       Contingent Distribution/Limitation on Recovery......................................287

         M.       Provisions For Treatment Of Enron Preferred Equity Interests (Class 363).....................287

                  1.       Treatment of Allowed Enron Preferred Equity Interests (Class 363)...................287

                  2.       Contingent Distribution/Limitation on Recovery......................................287

                  3.       Cancellation of Enron Preferred Equity Interests and Exchanged Enron Preferred
                           Stock...............................................................................288

         N.       Provision for Treatment of Enron Common Equity Interests (Class 364).........................288

                  1.       Treatment of Allowed Enron Common Equity Interests (Class 364)......................288

                  2.       Contingent Distribution to Common Equity Trust......................................288

                  3.       Cancellation of Enron Common Equity Interests and Exchanged Enron Common Stock......288

         O.       Provisions for Treatment of Other Equity Interests (Class 365)...............................289

                  1.       Cancellation of Other Equity Interests (Class 365)..................................289

         P.       Provisions for Treatment of Disputed Claims Under the Plan...................................289

                  1.       Objections to Claims; Prosecution of Disputed Claims................................289

                  2.       Estimation of Claims................................................................289

                  3.       Payments and Distributions on Disputed Claims.......................................290

                  4.       Tax Treatment of Escrow.............................................................290

                  5.       Funding of Escrow's Tax Obligation..................................................291

         Q.       Provisions Regarding Distributions...........................................................291

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                  1.       Time and Manner of Distributions....................................................291

                  2.       Timeliness of Payments..............................................................293

                  3.       Distributions by the Disbursing Agent...............................................293

                  4.       Manner of Payment under the Plan....................................................293

                  5.       Delivery of Distributions...........................................................294

                  6.       Fractional Securities...............................................................294

                  7.       Undeliverable Distributions.........................................................294

                  8.       Compliance with Tax Requirements....................................................295

                  9.       Time Bar to Cash Payments...........................................................295

                  10.      Distributions After Effective Date..................................................295

                  11.      Setoffs.............................................................................295

                  12.      Allocation of Plan Distributions Between Principal and Interest.....................296

                  13.      Cancellation of Existing Securities and Agreements..................................296

                  14.      Certain Indenture Trustee Fees and Expenses.........................................296

                  15.      Cancellation of PGE, CrossCountry and International Co Securities...................296

         R.       Executory Contracts and Unexpired Leases.....................................................297

                  1.       Rejection of Executory Contracts and Unexpired Leases...............................297

                  2.       Cure of Defaults for Assumed Executory Contracts and Unexpired Leases...............297

                  3.       Rejection of Intercompany Trading Contracts.........................................297

                  4.       Rejection Damage Claims.............................................................297

                  5.       Indemnification and Reimbursement Obligations.......................................298

         S.       Miscellaneous Provisions.....................................................................298

                  1.       Title to Assets.....................................................................298

                  2.       Discharge of Debtors................................................................298

                  3.       Injunction..........................................................................299

                  4.       Term of Existing Injunctions or Stays...............................................299

                  5.       Limited Release of Directors, Officers and Employees................................300

                  6.       Injunction Regarding Non-Debtors....................................................300

         T.       Summary of Other Provisions of the Plan......................................................300
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                  1.       Preservation of Rights of Action....................................................300

                  2.       Payment of Statutory Fees...........................................................301

                  3.       Retiree Benefits....................................................................301

                  4.       Post-Effective Date Fees and Expenses...............................................301

                  5.       Amendment of Articles of Incorporation and By-Laws..................................301

                  6.       Corporate Action....................................................................302

                  7.       Exculpation.........................................................................302

                  8.       Modification of Plan................................................................302

                  9.       Revocation or Withdrawal............................................................303

                  10.      Creditors' Committee - Term and Fees................................................303

                  11.      Employee Committee - Term and Fees..................................................303

                  12.      Examiners - Terms and Fees..........................................................304

                  13.      Fee Committee - Term and Fees.......................................................304

                  14.      Mediator - Term and Fees............................................................305

VII.     Estate Management And Liquidation.....................................................................305

         A.       Post-Effective Date..........................................................................305

                  1.       Role of the Reorganized Debtor Plan Administrator...................................305

                  2.       Role of the Reorganized Debtors.....................................................306

                  3.       Operating Entities..................................................................306

                  4.       Budget..............................................................................307

         B.       Liquidation of Remaining Assets..............................................................308

         C.       The Operating Trusts.........................................................................308

                  1.       Establishment of the Trusts.........................................................308

                  2.       Purpose of the Operating Trusts.....................................................308

                  3.       Funding Expenses of the Operating Trusts............................................309

                  4.       Transfer of Assets..................................................................309

                  5.       Valuation of Assets.................................................................309

                  6.       Investment Powers...................................................................309

                  7.       Annual Distribution; Withholding....................................................310

                  8.       Reporting Duties....................................................................310
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                  9.       Trust Implementation................................................................311

                  10.      Registry of Beneficial Interests....................................................311

                  11.      Termination.........................................................................311

                  12.      Non-Transferability or Certification................................................312

         D.       The Remaining Asset Trusts...................................................................312

                  1.       Establishment of the Trusts.........................................................312

                  2.       Purpose of the Remaining Asset Trusts...............................................312

                  3.       Funding Expenses of the Remaining Asset Trusts......................................312

                  4.       Transfer of Assets..................................................................312

                  5.       Valuation of Assets.................................................................313

                  6.       Investment Powers...................................................................313

                  7.       Annual Distribution; Withholding....................................................313

                  8.       Reporting Duties....................................................................314

                  9.       Trust Implementation................................................................315

                  10.      Registry of Beneficial Interests....................................................315

                  11.      Termination.........................................................................315

                  12.      Non-Transferability or Certification................................................315

         E.       Other Administration.........................................................................315

                  1.       Claims Processing...................................................................316

                  2.       Legal Entities......................................................................316

                  3.       Prosecuting Claim Objections and Litigation.........................................316

VIII.    Portland General Electric Company.....................................................................316

         A.       Business.....................................................................................316

                  1.       General.............................................................................316

                  2.       Operating Revenues..................................................................317

                  3.       Regulatory Matters..................................................................319

                  4.       Competition.........................................................................321

                  5.       Power Supply........................................................................322

                  6.       Fuel Supply.........................................................................324

                  7.       Environmental Matters...............................................................325
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                  8.       Properties..........................................................................328

                  9.       Additional Information Filed with the SEC...........................................330

                  10.      Other Information Regarding PGE Contained in This Disclosure Statement..............331

                  11.      Separation of PGE From ENE..........................................................331

                  12.      Potential Sale of PGE...............................................................331

         B.       Unaudited Selected Financials................................................................331

         C.       Litigation and Government Investigations.....................................................332

                  1.       Utility Reform Project, Colleen O'Neil and Lloyd K..................................332

                  2.       Portland General Electric v.........................................................332

                  3.       Portland General Electric, et al. v.................................................333

                  4.       Department of Water Resources v.....................................................333

                  5.       Dreyer, Gearhart and Kafoury Bros., LLC v...........................................333

                  6.       Gordon v............................................................................333

                  7.       People of the State of California, ex rel...........................................334

                  8.       Cyber-Tech, Inc. v..................................................................334

                  9.       Port of Seattle v...................................................................334

                  10.      Remington et al. v..................................................................334

                  11.      California Electricity Refund Proceeding (FERC Docket # EL00-95)....................335

                  12.      Pacific Northwest Refund Proceeding (FERC Docket # EL01-10).........................335

                  13.      Oregon Public Utility Commission Staff Report on Trading Activities.................335

                  14.      FERC Investigation of Trading Activities............................................335

                  15.      Challenge of the California Attorney General to Market Based Rates..................335

                  16.      Show Cause Order....................................................................336

                  17.      People of the State of Montana, ex rel..............................................336

                  18.      ISO and PX Receivable...............................................................336

         D.       PGE Board of Directors.......................................................................336

         E.       Description of Capital Stock and Director and Officer Indemnification........................337
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                  1.       Capital Stock.......................................................................337

                  2.       Indemnification.....................................................................338

IX.      CrossCountry Energy Corp..............................................................................338

         A.       Business.....................................................................................338

                  1.       General Development of Business.....................................................338

                  2.       Narrative Description of Business...................................................343

                  3.       Competition.........................................................................352

                  4.       Demand for Natural Gas Pipeline Transportation Capacity.............................354

                  5.       Seasonality.........................................................................356

                  6.       Regulatory Environment..............................................................356

                  7.       Environmental Regulation............................................................367

                  8.       Litigation, Regulatory Proceedings and Investigations...............................368

         B.       Properties...................................................................................368

                  1.       General.............................................................................368

                  2.       Transwestern........................................................................369

                  3.       Citrus..............................................................................370

                  4.       Northern Plains.....................................................................371

         C.       Legal Proceedings............................................................................372

         D.       Directors....................................................................................375

         E.       Certain Relationships and Related Transactions...............................................375

                  1.       Formation of CrossCountry...........................................................375

                  2.       Certain Business Relationships......................................................383

         F.       Indemnification of Directors and Officers....................................................385

X.       InternationalCo.......................................................................................385

         A.       Business.....................................................................................385

                  1.       General.............................................................................385

                  2.       Risk Factors........................................................................388

                  3.       Transferred Businesses..............................................................389

         B.       Legal Proceedings............................................................................431

                  1.       Accroven............................................................................431
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                  2.       Transredes..........................................................................431

                  3.       Centragas...........................................................................432

                  4.       Elektro.............................................................................432

                  5.       Cuiaba..............................................................................432

                  6.       BLM.................................................................................433

                  7.       ENS.................................................................................433

                  8.       SECLP...............................................................................434

         C.       Directors....................................................................................435

XI.      The Litigation Trust and Special Litigation Trust.....................................................435

         A.       The Litigation Trust.........................................................................435

                  1.       Establishment of the Trust..........................................................435

                  2.       Purpose of the Litigation Trust.....................................................436

                  3.       Funding Expenses of the Litigation Trust............................................436

                  4.       Transfer of Assets..................................................................436

                  5.       Valuation of Assets.................................................................436

                  6.       Litigation; Responsibilities of Litigation Trustee..................................437

                  7.       Investment Powers...................................................................437

                  8.       Annual Distribution; Withholding....................................................438

                  9.       Reporting Duties....................................................................438

                  10.      Trust Implementation................................................................439

                  11.      Registry of Beneficial Interests....................................................439

                  12.      Termination.........................................................................439

                  13.      Net Litigation Trust Recovery/Assignment of Claims..................................439

         B.       The Special Litigation Trust.................................................................440

                  1.       Establishment of the Trust..........................................................440

                  2.       Purpose of the Special Litigation Trust.............................................440

                  3.       Funding Expenses of the Special Litigation Trust....................................440

                  4.       Transfer of Assets..................................................................440

                  5.       Valuation of Assets.................................................................441

                  6.       Litigation of Assets; Responsibilities of Special Litigation Trustee................441
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                  7.       Investment Powers...................................................................441

                  8.       Annual Distribution; Withholding....................................................442

                  9.       Reporting Duties....................................................................442

                  10.      Trust Implementation................................................................443

                  11.      Registry of Beneficial Interests....................................................443

                  12.      Termination.........................................................................443

                  13.      Net Special Litigation Trust Recovery/Assignment of Claims..........................444

XII.     Equity Trusts.........................................................................................444

         A.       Preferred Equity Trust.......................................................................444

                  1.       Establishment of the Trust..........................................................444

                  2.       Purpose of the Preferred Equity Trust...............................................444

                  3.       Funding Expenses of the Preferred Equity Trust......................................444

                  4.       Transfer of Preferred Stock.........................................................445

                  5.       Investment Powers...................................................................445

                  6.       Annual Distribution; Withholding....................................................445

                  7.       Reporting Duties....................................................................446

                  8.       Trust Implementation................................................................446

                  9.       Registry of Beneficial Interests....................................................447

                  10.      Termination.........................................................................447

                  11.      Non-Transferability or Certification................................................447

         B.       Common Equity Trust..........................................................................447

                  1.       Establishment of the Trusts.........................................................447

                  2.       Purpose of the Common Equity Trust..................................................447

                  3.       Funding Expenses of the Common Equity Trust.........................................448

                  4.       Transfer of Common Stock............................................................448

                  5.       Investment Powers...................................................................448

                  6.       Annual Distribution; Withholding....................................................449

                  7.       Reporting Duties....................................................................449

                  8.       Trust Implementation................................................................450

                  9.       Registry of Beneficial Interests....................................................450
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                  10.      Termination.........................................................................450

                  11.      Non-Transferability or Certification................................................450

XIII.    Securities Laws Matters...............................................................................450

         A.       Issuance and Resale of International Co Common Stock, CrossCountry Common Stock, PGE
                  Common Stock, Litigation Trust Interests and Special Litigation Trust Interests Under
                  the Plan.....................................................................................451

         B.       Remaining Asset Trust, Preferred Equity Trust, Common Equity Trust and Operating Trusts......454

XIV.     Risk Factors and Other Factors to be Considered.......................................................455

         A.       Bankruptcy Risks.............................................................................455

                  1.       Risk of Non-Confirmation of the Plan................................................455

                  2.       Non-Consensual Confirmation.........................................................455

                  3.       Risk of Non-Occurrence or Delayed Occurrence of the Effective Date..................455

                  4.       Delayed Distribution or Non-Distribution of Plan Securities.........................456

         B.       Negative Impact of Prepetition Activities....................................................456

                  1.       Inability to Rely on Financial Statements...........................................456

                  2.       Government Investigations and Litigation............................................456

                  3.       Financing Transactions..............................................................457

         C.       Variance from Valuations, Projections and Estimated Recoveries...............................457

                  1.       Estimated Asset Values..............................................................457

                  2.       Estimated Claim Amounts.............................................................458

         D.       Control Group Risks..........................................................................458

                  1.       ENE Cash Balance Plan...............................................................458

                  2.       ENE Tax Group Liability.............................................................459

         E.       Risks Common to Reorganized Debtors, Operating Entities and Litigation Trusts................459

                  1.       Changes in the Regulatory Environment...............................................459

                  2.       PUHCA...............................................................................460

                  3.       Environmental Laws and Regulations Affecting Operations.............................460

                  4.       Competition.........................................................................461


                                       xv
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                  5.       Operational Hazards.................................................................461

                  6.       Lack of Trading Market..............................................................462

                  7.       Lack of Reported Information........................................................462

                  8.       Lack of Independent Operating History...............................................462

                  9.       Negative Publicity..................................................................463

                  10.      FERC................................................................................463

                  11.      Taxes...............................................................................463

         F.       Reorganized Debtors Risks....................................................................463

                  1.       FERC Market Pricing Investigation...................................................464

                  2.       FERC Investigation Regarding Qualifying Facility Status.............................464

                  3.       Greater than Budgeted Liquidation Costs.............................................464

         G.       PGE Risks....................................................................................464

                  1.       Economic, Political, Regulatory and Legal Risks.....................................464

                  2.       Operational Risks...................................................................466

                  3.       Environmental Risks.................................................................467

         H.       CrossCountry.................................................................................467

                  1.       Economic, Political, Regulatory and Legal Risks.....................................467

                  2.       Structural Risks....................................................................472

                  3.       Other Risks.........................................................................473

         I.       InternationalCo Risks........................................................................473

                  1.       Economic, Political, Regulatory and Legal Risks.....................................473

                  2.       Operational Risks...................................................................476

                  3.       Structural Risks....................................................................477

                  4.       Tax Risks...........................................................................479

                  5.       Other Risks.........................................................................480

         J.       Litigation Trust Risks.......................................................................481

                  1.       Nonoccurrence of Distributions......................................................481

XV.      Certain Material Federal Income Tax Consequences of the Plan..........................................481

         A.       Consequences to the Debtors..................................................................482

                  1.       Cancellation of Debt................................................................483

                                      xvi
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                  2.       Limitations on NOL Carryforwards and Other Tax Attributes...........................484

                  3.       Alternative Minimum Tax.............................................................485

         B.       Consequences to the Holders of Certain Claims................................................486

                  1.       Consequences to Holders of Convenience Claims.......................................486

                  2.       Consequences to Holders of General Unsecured Claims, Enron Guaranty Claims,
                           and Wind Guaranty Claims............................................................487

                  3.       Distributions in Discharge of Accrued But Unpaid Interest...........................490

                  4.       Tax Treatment of the Trusts and Holders of Beneficial Interests.....................491

                  5.       Treatment of Disputed Claims Reserve................................................492

                  6.       Withholding and Certain Information Reporting.......................................494

XVI.     Conditions Precedent To Effective Date Of The Plan....................................................495

         A.       Conditions Precedent to Effective Date of the Plan...........................................495

                  1.       Entry of the Confirmation Order.....................................................495

                  2.       Execution of Documents; Other Actions...............................................495

                  3.       InternationalCo Consents Obtained...................................................495

                  4.       CrossCountry Consents Obtained......................................................495

                  5.       PGE Approval........................................................................496

                  6.       Waiver of Conditions Precedent......................................................496

                  7.       Alternative Structures..............................................................496

         B.       Alternative Plan(s) of Reorganization........................................................496

         C.       Liquidation Under Chapter 7..................................................................497

XVII.    Claims Allowance, Objection and Estimation Procedures.................................................498

         A.       Schedules of Assets and Liabilities and Statements of Financial Affairs......................498

         B.       Claims Bar Date and Notice of the Bar Date...................................................498

         C.       Allowance and Impairment of Claims...........................................................499

                  1.       Allowance of Claims.................................................................499

                  2.       Impairment of Claims................................................................499

         D.       Objections to Claims.........................................................................500

                  1.       General.............................................................................500

XVIII.   Voting Procedures.....................................................................................500

                                      xvii
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XIX.     Confirmation Of The Plan..............................................................................501

         A.       Confirmation Hearing.........................................................................501

         B.       Requirements for Confirmation of the Plan....................................................501

                  1.       Acceptance..........................................................................503

                  2.       "Cramdown" under the Fair and Equitable Test........................................504

                  3.       Feasibility.........................................................................505

                  4.       "Best Interests" Test...............................................................505

         C.       Objections To Confirmation Of The Plan.......................................................505

XX.      Conclusion............................................................................................507

Appendix A:  Material Defined Terms for Enron Disclosure Statement...............................................1

Appendix B:  List of Debtors, Tax ID Numbers, Case Numbers, and Petition Dates...................................1

Appendix C:  Estimated Assets, Claims and Distributions..........................................................1

Appendix D:  Filing of Schedules and Statements..................................................................1

Appendix E:  Cases Consolidated Into Newby Action................................................................1

Appendix F:  Cases Consolidated Into Tittle Action...............................................................1

Exhibit 1:  Chapter 11 Plan......................................................................................1

Exhibit 2:  Disclosure Statement Order...........................................................................1

Exhibit 3:  Liquidation Analysis.................................................................................2

                        DEBTORS' DISCLOSURE STATEMENT FOR
             JOINT PLAN OF AFFILIATED DEBTORS PURSUANT TO CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE

                  THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION UNDER BANKRUPTCY CODE
SECTION 1125(B) FOR USE IN THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE CHAPTER 11 PLAN DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS DISCLOSURE STATEMENT ARE NOT INTENDED TO BE, AND SHOULD NOT IN ANY WAY BE CONSTRUED AS, A SOLICITATION OF VOTES ON THE PLAN, NOR SHOULD THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT BE RELIED ON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

                  THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER THIS DISCLOSURE STATEMENT.

   CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN
                  APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON
                     DISCLOSURE STATEMENT" ATTACHED HERETO.

                  On December 2, 2001 and continuing thereafter, Enron Corp. ("ENE") and certain of its direct and indirect subsidiaries and affiliates filed voluntary petitions seeking protection under chapter 11 of the Bankruptcy Code, thereby commencing one of the largest and most complex chapter 11 cases in the United States. These Chapter 11 Cases involve most of the major institutional investors in the U.S., as well as many from around the world. Similarly, these cases involve thousands of trade creditors, energy traders, former employees, and other creditor and equity constituencies located domestically and world-wide. Refer to Appendix B: "List of Debtors, Tax ID Numbers, Case Numbers, and Petition Dates" for a complete list of the Debtors and their respective Petition Dates.

                  The Debtors submit this Disclosure Statement pursuant to Bankruptcy Code section 1125 to holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptances of the Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code and (ii) the hearing to consider confirmation of the Plan scheduled for [_________], commencing at [______].

                  Attached as exhibits to this Disclosure Statement are copies of the following documents: (a) the Plan, Exhibit 1: "Chapter 11 Plan," (b) the Disclosure Statement Order, which, among other things, approves this Disclosure Statement and establishes certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, Exhibit 2: "Disclosure Statement Order," and (c) the Liquidation Analysis, Exhibit 3: "Liquidation Analysis." In addition, for those holders of Claims entitled to vote under the Plan, a Ballot for the acceptance or rejection of the Plan is enclosed.

                         I. OVERVIEW OF CHAPTER 11 PLAN

   CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN
                 APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON
                     DISCLOSURE STATEMENT" ATTACHED HERETO.

A.       INTRODUCTION

                  Chapter 11 is the chapter of the Bankruptcy Code primarily used for business reorganization. Asset sales, stock sales, and other liquidation efforts, however, can also be conducted during a chapter 11 case or pursuant to a chapter 11 plan. Under chapter 11, a company endeavors to restructure its finances such that it maximizes recovery to its creditors. Formulation of a chapter 11 plan is the primary purpose of a chapter 11 case. A chapter 11 plan sets forth and governs the treatment and rights to be afforded to creditors and stockholders with respect to their claims against and equity interests in the debtor. According to section 1125 of the Bankruptcy Code, acceptances of a chapter 11 plan may be solicited by the debtor only after a written disclosure statement has been provided to each creditor or stockholder who is entitled to vote on the plan. This Disclosure Statement is presented to holders of Claims against and Equity Interests in the Debtors to satisfy the disclosure requirements contained in section 1125 of the Bankruptcy Code.

B.       CHAPTER 11 PLAN

                  For a more detailed description of the Plan, refer to Section VI.A, "Summary of Debtors' Chapter 11 Plan" and Exhibit 1: "Chapter 11 Plan."

         1.       PLAN NEGOTIATIONS.

                  A. CREDITORS' COMMITTEE. Given the diverse creditor body and the myriad of complex issues posed by these Chapter 11 Cases, the Debtors and the Creditors' Committee have spent the past year conducting extensive diligence and engaging in negotiations regarding the terms of a chapter 11 plan and related matters. These discussions focused on a variety of issues, including, but not limited to, (a) maximizing value to Creditors, (b) resolving issues regarding substantive consolidation and other inter-estate and inter-creditor disputes, and (c) facilitating an orderly and efficient distribution of value to Creditors. The Plan represents the culmination of these efforts and reflects agreements and compromises reached, following discussions with the ENA Examiner, among the Debtors and the Creditors' Committee with respect thereto. The Creditors' Committee fully supports the Plan, including the compromises and settlements embodied therein.

                  B. ENA EXAMINER. The ENA Examiner was appointed, among other things, to serve as a plan facilitator for ENA and its subsidiaries. The ENA Examiner has performed this function by engaging in dialogue with the Debtors, representatives of the Creditors' Committee, and certain parties in interest that assert claims against ENA and its subsidiaries. The ENA Examiner has also performed his role as plan facilitator by filing reports regarding various plan-related issues such as whether ENA's exclusive right to propose a plan for ENA should be preserved and whether a joint plan involving ENA and the remaining Debtors is appropriate and beneficial from the perspective of ENA's creditors. Refer to Section IV.A.4.a, "ENA Examiner" for further information. In connection with the role of the ENA Examiner as plan facilitator, in February 2003, the Debtors and representatives of the Creditors' Committee made a detailed presentation to the ENA Examiner and certain Creditors of ENA and its subsidiaries. This presentation explained the history of the due diligence and negotiations leading to the global compromise embodied in the Plan and the estimated recoveries thereunder. Following this initial presentation, the ENA Examiner, representatives of the Creditors' Committee, and the Debtors met repeatedly and continued the exchange of information and discussions regarding the terms of the Plan. The results of the parties' diligent and exhaustive efforts in this regard are reflected in the compromises and settlements incorporated into the Plan. After consultation with certain Creditors of ENA and its subsidiaries, the ENA Examiner has informed the Debtors and the Creditors' Committee that he believes that the compromises and settlements incorporated into the Plan are reasonable, and that the economic treatment to Creditors of ENA and its subsidiaries is fair and worthy of being accepted by such Creditors.

         2.       GLOBAL COMPROMISE EMBODIED IN THE PLAN.

                  The Plan incorporates various inter-Debtor, Debtor-Creditor and inter-Creditor settlements and compromises designed to achieve a global resolution of these Chapter 11 Cases. The Plan is thus premised upon settlement, rather than litigation, of these disputes. The settlements and compromises embodied in the Plan represent, in effect, a linked series of concessions by Creditors of every individual Debtor in favor of each other. The agreements are interdependent. The following description of the global compromise is qualified in its entirety by the full text of the Plan.

                  To reach the global compromise, the Debtors and the Creditors' Committee considered, among other things, the most significant inter-estate disputes (including, without limitation, certain issues between ENE and ENA), the likelihood of substantive consolidation, and the cost and delay that would be occasioned by full-blown estate-wide litigation of such issues. In proposing the Plan, the Debtors intend to offer a non-litigation solution to Creditors. This solution, which the Debtors, the Creditors' Committee and the ENA Examiner believe fairly reflects the risks of litigation, will reduce the duration of these Chapter 11 Cases and the expenses attendant to protracted disputes. While a litigated outcome of each of these issues might differ from the result produced by the Plan itself, the Debtors and the Creditors' Committee believe that, if the issues resolved by the Plan were litigated to conclusion, then these Chapter 11 Cases would be prolonged for, at a minimum, an additional year, and probably much longer. In this regard, it is important to bear in mind that the professional fees incurred in these Chapter 11 Cases, even without such estate-wide litigation, have been approximately $330 million per year.

                  There are several components of the global compromise, including, but not limited to, (i) settlement of the likelihood of substantive consolidation of the Debtors' estates, (ii) the use of a common currency (Plan Currency) to make distributions under the Plan, (iii) the treatment of Intercompany Claims and resolution of other inter-estate issues, (iv) the resolution of certain asset ownership disputes between ENE and ENA, (v) the resolution of inter-estate issues regarding rights to certain claims and causes of action, (vi) the treatment of Enron Guaranty Claims and Wind Guaranty Claims, and (vii) a reduction in the administrative costs post-confirmation. Each of these components are discussed below.

                  A. LIKELIHOOD OF SUBSTANTIVE CONSOLIDATION. Substantive consolidation is a judicially-created equitable remedy whereby the assets and liabilities of two or more entities are pooled, and the pooled assets are used to satisfy creditors' claims from the resulting common fund. Typically, substantive consolidation eliminates intercompany claims and any issues concerning ownership of assets among the consolidated entities, as well as guaranty claims against any consolidated entity that guaranteed the obligations of another consolidated entity. As explained in Union Savings Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 (2d Cir. 1988), the "sole purpose of substantive consolidation is to ensure the equitable treatment of all creditors." The federal Court of Appeals with jurisdiction over the Chapter 11 Cases has articulated a two-fold, disjunctive test for substantive consolidation: (i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit such that consolidation is fair from the vantage point of creditor expectations, taking into account any prejudice to certain creditors resulting from the consolidation, or (ii) whether the assets and liabilities of the entities in question are hopelessly entangled such that the process of untangling them would be so time-consuming and costly that it is not in the interest of the creditors to complete that process.

                  Whether substantive consolidation in a given case is appropriate requires an intensive analysis of the facts pertaining to each entity proposed to be consolidated, including, but not limited to, the relationships and transactions among the entities in question and each entity's disclosures to and transactions with creditors. Following the Initial Petition Date, pursuant to a confidentiality and non-waiver of privilege agreement between the Debtors and the Creditors' Committee, the Debtors and the Creditors' Committee undertook a joint diligence process to ascertain whether substantive consolidation is an appropriate remedy for some or all of the Debtors in these Chapter 11 Cases. As part of this process, the Debtors and the Creditors' Committee jointly reviewed and considered the Debtors' books and records, public filings, key contracts, communications and other documents, as well as facts and legal theories underlying various related inter-estate issues. In addition, they conducted numerous joint interviews of current and former employees, analyzed the relevant legal standards, and evaluated the relationships between certain of the Debtors and their largest creditors. In response to Creditor requests, and as ordered by the Bankruptcy Court, in September 2002, the Creditors' Committee established an Internet database to provide Creditors who are not members of the Creditors' Committee with restricted access to copies of many the documents reviewed as part of the substantive consolidation investigation.

                  Through this process, the Debtors and the Creditors' Committee have found that, for each of the Debtors, there are relevant facts weighing both for and against substantive consolidation. Accordingly, in an effort to resolve these issues without protracted and expensive litigation, the Debtors and the Creditors' Committee forged a compromise and settlement based on an analysis of the likelihood that a court would order substantive consolidation at the conclusion of such litigation.

                  Under the global compromise embodied in the Plan, distributions of Plan Currency will be made on account of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims based on the relative likelihood of full-blown litigation resulting in either: (i) substantive consolidation of all of the Debtors or (ii) substantive consolidation of none of the Debtors. Subject to certain adjustments described below, the distribution on each Allowed Claim will be calculated under the Plan using a weighted average of the hypothetical distribution under each scenario with the consolidation scenario assuming the guaranties are not entirely eliminated. Accordingly, for example, a holder of an Allowed General Unsecured Claim will receive the sum of 30% of the distribution such Creditor would receive if the Debtors' estates were substantively consolidated and 70% of the distribution such Creditor would receive if the Debtors were not substantively consolidated.

                  B. PLAN CURRENCY. As a general rule, absent substantive consolidation, the creditors of a given debtor may recover only from the assets of such debtor. In the event of substantive consolidation, the creditors of each of the consolidated entities recover from the pooled assets of all of the consolidated entities.

                  In light of the global compromise and the settlement of the issue of substantive consolidation of the Debtors, the actual consideration to be distributed on account of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims will be derived from a common pool consisting of a mixture of Creditor Cash, PGE Common Stock, CrossCountry Common Stock, and InternationalCo Common Stock (collectively, "Plan Currency"). Generally, for purposes of making distributions to Creditors of each of the Debtors, a portion of Plan Currency is allocated to each Debtor following application of the 30/70 likelihood of substantive consolidation weighted average. Each Debtor's allocated portion of Plan Currency is referred to in the Plan as the Distributive Assets attributable to such Debtor. With respect to Creditors of ENA and its subsidiaries, as part of the compromise reached with the ENA Examiner, an additional $125 million of Creditor Cash will be made available under the Plan to such Creditors and they may elect to accept additional Creditor Cash in lieu of an equal value of Plan Securities.

                  C. INTERCOMPANY CLAIMS. Typically, substantive consolidation eliminates all intercompany claims among the consolidated entities. In contrast, without substantive consolidation, such intercompany claims may either be treated pari passu with similarly situated third party claims, subordinated to third party claims or re-characterized as equity contributions. Moreover, absent substantive consolidation, each debtor may seek to disallow a given intercompany claim or to affirmatively recover on various claims or causes of action against another debtor.

                  Prior to the Initial Petition Date, the Debtors maintained a complex corporate structure consisting of thousands of entities, which, in the aggregate, engaged in millions of inter-company transactions in the years leading up to the bankruptcy filings. From the inception of these Chapter 11 Cases, the Debtors and the Creditors' Committee have been investigating the most significant of these transactions to determine whether any challenges could be brought by or on behalf of any of the Debtors' estates against any other Debtor's estate, and whether the relative impact to Creditor recoveries that could be occasioned by such challenge, if successful, would warrant litigation.

                  Under the global compromise, Debtors holding Allowed Intercompany Claims (i.e. accounts and notes owed by one Debtor to another Debtor) will receive 70% of the distribution such Debtor would receive if the Debtors were not substantively consolidated. As the 30% scenario is based on the hypothetical substantive consolidation of all Debtors, no distribution is made on Intercompany Claims under this scenario. All other potential inter-Debtor remedies, such as the potential disallowance, subordination, or re-characterization of Intercompany Claims, and certain affirmative claims or causes of action against any other Debtor, will be waived. These waivers were negotiated as an integral part of the global compromise in order to ensure that the efficient resolution of these Chapter 11 Cases would not be jeopardized by ongoing inter-estate disputes. These waivers will not affect, however, the Debtors' ability to pursue third parties (including non-Debtor affiliates) on any claims, causes of action or challenges available to any of the Debtors in the absence of substantive consolidation.

                  D. ASSET OWNERSHIP DISPUTES BETWEEN ENE AND ENA. Substantive consolidation eliminates any issues concerning ownership of assets among the consolidated entities. Absent substantive consolidation, these issues remain and must be resolved either through negotiation or litigation.

                  Certain inter-estate disputes exist between ENE and ENA regarding their respective equity interests in (and attendant right to sale proceeds of or dividends from) various entities. The Debtors and the Creditors' Committee believe that there are factual and legal issues regarding these disputes, and that some of those issues favor ENE, while others favor ENA. As a compromise of these inter-Debtor disputes, the Debtors, the Creditors' Committee and the ENA Examiner agreed, for purposes of calculating distributions, to allocate the economic ownership of certain assets. Specifically, the global compromise incorporates an agreement whereby: (i) the net economic equity value of Enron Canada Corp. will be deemed an asset of ENA, (ii) 50% of the net economic equity value of CPS will be deemed to be an asset of ENE and 50% will be deemed to be an asset of ENA, and (iii) the net economic equity value of Bridgeline will be deemed an asset of ENA.

                  E. OWNERSHIP OF CERTAIN CLAIMS AND CAUSES OF ACTION. As a general rule, absent substantive consolidation, any inter-estate issues regarding rights to and interests in claims and causes of action against third parties must be resolved either by negotiation or litigation among the estates. In contrast, if the estates are substantively consolidated, then the recoveries from any such claims or causes of action are pooled for the benefit of the creditors of all of the consolidated entities.

                  Many of the Debtors hold claims or causes of action against third parties. In numerous instances, there is no dispute as to the particular Debtor that owns such claims or causes of action. This may be the case, for example, when a specific Debtor had the exclusive course of dealing with the defendant or a specific Debtor held the exclusive legal and beneficial title to property transferred to the defendant. In other cases, however, which of the Debtors holds rights to and interests in claims and causes of actions is not so clear. This is particularly true with respect to claims against certain institutions involved in the pre-petition financing of the Debtors, auditors, other professionals, and other parties as these claims may be deemed to belong to all of the Debtors to varying degrees. Accordingly, the global compromise incorporates a division of these claims and causes of action against third parties. While certain claims and causes of action will remain the property of individual Reorganized Debtors (to be prosecuted by the applicable Reorganized Debtor), other claims and causes of action will be transferred to the Litigation Trust or the Special Litigation Trust described below. Moreover, whereas distributions of Plan Currency are allocated to each Debtor based on the likelihood of substantive consolidation formula discussed above, as part of the compromise with the ENA Examiner, interests in the Litigation Trust and the Special Litigation Trust are allocated pro rata among the holders of Allowed General Unsecured Claims as if all of the Debtors had been substantively consolidated.

                  F. GUARANTY CLAIMS. In a case involving total substantive consolidation, any claim against multiple debtor entities for the same liability, whether joint, primary or secondary (including guaranty claims), are typically deemed to constitute one claim to be satisfied out of the pool of assets. Some courts, however, make exceptions in those situations where a creditor can demonstrate that it extended credit in reliance on its ability to collect from two distinct entities.

                  Under the global compromise among the Debtors, the Creditors' Committee and the ENA Examiner, an exception to the 30/70 likelihood of substantive consolidation formula is made for Creditors holding guaranties from ENE or Enron Wind Corp. In addition to what a Creditor with a guaranty from ENE or Enron Wind Corp. may receive on its primary claim, such Creditor will receive on account of its Allowed Enron Guaranty Claim or Allowed Wind Guaranty Claim, as the case may be, a distribution that includes such Creditor's full allocated distribution in the hypothetical non-consolidation case (i.e., the 70% scenario) and 50% of such Creditor's allocated distribution in the hypothetical consolidation case (i.e., the 30% scenario).

                  G. POST-CONFIRMATION ADMINISTRATION. As part of the global compromise under the Plan, the governance and oversight of these Chapter 11 Cases will be streamlined. Following confirmation of the Plan, a five-member board of directors of Reorganized ENE will be appointed, with four of the directors to be designated by the Debtors after consultation with the Creditors' Committee and one of the directors to be designated by the Debtors after consultation with the ENA Examiner. The respective roles of the ENE Examiner and the ENA Examiner will be phased out following confirmation of the Plan, and the Creditors' Committee will be dissolved on the Effective Date of the Plan.

         3.       OVERALL FAIRNESS OF THE SETTLEMENT.

                  The Debtors and the Creditors' Committee firmly believe that the global compromise embodied in the Plan is fair to each of the Debtors and their respective Creditors and falls within the range of reasonableness required for approval by the Bankruptcy Court. The ENA Examiner has also agreed that the settlements within the global compromise are each within the range of reasonableness as to the Creditors of ENA and its subsidiaries and that the Plan is worthy of being accepted by such Creditors.

                  Although the Debtors and the Creditors' Committee believe the global compromise can be approved solely on the basis that the settlements contained therein fall within the range of reasonable outcomes, the Debtors and the Creditors' Committee believe that the benefits obtained from avoiding estate-wide litigation by Creditors with conflicting interests cannot be overemphasized. Indeed, if a compromise had not been reached, the Debtors and the Creditors' Committee believe that the cost, delay, and uncertainty attendant to litigating the complex inter-estate issues resolved by the Plan would have resulted in substantially lower recoveries for most, if not all, Creditors.

                  With respect to the common Plan Currency concept for all Creditors, the Debtors and the Creditors' Committee believe this feature of the global compromise promotes efficiency without being unfair or inequitable. Concerns have previously been raised by certain Creditors of ENA that the filing of a joint plan involving ENA and the other Debtors would be unfair because ENA has been in liquidation since shortly after the Initial Petition Date and should not be unnecessarily entangled with the estates of the other Debtors, including ENE. After careful consideration of these concerns, the Debtors and the Creditors' Committee have concluded that ENA Creditors would not be materially disadvantaged by the common Plan Currency feature. This is because, irrespective of any global compromise, there is inescapable entanglement between the estates of ENA and ENE because ENA is the single largest creditor of ENE and its intercompany claim against ENE is ENA's single largest asset. Thus, distributions to ENA Creditors necessarily depend in large part on what ENA recovers on its intercompany claim against ENE. Similarly, ENE's intercompany claims against EPMI and numerous other Debtors would result in assets of such other Debtors being transferred to ENE for further distribution to ENE's Creditors, including ENA. Thus, while it is an integral feature of the global compromise, the common Plan Currency feature of the Plan is also justifiable for many of the Debtors because of the way in which value necessarily is transferred through intercompany claims. In any event, based on the Debtors' current estimates of asset values and Allowed Claims, Plan Currency is expected to be more than two-thirds in Creditor Cash and less than one-third in the form of Plan Securities.

                  Finally, the allocation of Litigation Trust Interests and Special Litigation Trust Interests on a pro rata basis to holders of Allowed General Unsecured Claims of the Debtors is a feature of the global compromise that provides significant benefits to Creditors that may not otherwise have shared in the potential proceeds from such litigation.

         4.       PROPERTY TO BE DISTRIBUTED UNDER THE PLAN.

                  The Plan is premised upon the distribution of all of the value of the Debtors' assets (through Creditor Cash, Plan Securities and Interests in the Litigation Trust and the Special Litigation Trust) in accordance with the priority scheme contained in the Bankruptcy Code. Refer to Section XIII, "Securities Laws Matters," and the Plan attached as Exhibit 1: "Chapter 11 Plan" for additional information.

                  A. CREDITOR CASH. In addition to Cash available to pay Secured Claims, Administrative Expense Claims, Priority Claims, and Convenience Class Claims as provided for in the Plan, Cash distributions will be made from available Creditor Cash to holders of Allowed General Unsecured Claims, Allowed Intercompany Claims, Allowed Wind Guaranty Claims, and Allowed Enron Guaranty Claims. Notwithstanding the foregoing, upon the joint determination of the Debtors and the Creditors' Committee, the Remaining Assets will be transferred to the Remaining Asset Trust, and the appropriate holders of Allowed Claims will be allocated Remaining Asset Trust Interests. As the Remaining Assets are liquidated, Creditor Cash will be distributed to the holders of the Remaining Asset Trust Interests. The Remaining Asset Trust Interests will be uncertificated and non-transferable, except through descent or distribution; provided, however, that a recipient may hold such remaining Asset Trust Interests through a single wholly-owned entity.

                  B. PGE COMMON STOCK. PGE is a wholly-owned non-Debtor subsidiary of ENE. PGE is a reporting company under the Exchange Act. It is a single integrated electric utility engaged in the generation, purchase, transmission, distribution, and retail sale of electricity in the State of Oregon. PGE also sells wholesale electric energy to utilities, brokers, and power marketers located throughout the western United States. Pursuant to the Plan, at or subsequent to the Effective Date, ENE will cause PGE to distribute its common stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims. Upon issuance, the PGE Common Stock will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. PGE may list the PGE Common Stock on a national exchange or NASDAQ, but there can be no assurances that it will do so. Notwithstanding the foregoing, in the event that all or part of PGE is sold prior to distribution of the PGE Common Stock, the net proceeds will be distributed to Creditors in lieu of or in addition to PGE Common Stock. Also notwithstanding the foregoing, upon the joint determination of the Debtors and the Creditors' Committee, before the PGE Common Stock is released to the holders of Allowed Claims, the PGE Common Stock may first be issued to the PGE Trust with the PGE Trust Interests being allocated to the appropriate holders of Allowed Claims and the reserve for Disputed Claims. The PGE Trust Interests will be uncertificated and non-transferable, except through descent or distribution. When there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the PGE Common Stock, the stock, if not sold prior to such time, will be released from the PGE Trust to holders of Allowed Claims, with the remainder to be held in reserve for Disputed Claims. For a more detailed description of the restrictions on the transfer of PGE Common Stock, refer to Section XIII, "Securities Laws Matters" and for further information regarding PGE, refer to Section VIII, "Portland General Electric Company."

                  C. CROSSCOUNTRY COMMON STOCK. CrossCountry is a newly-formed non-Debtor subsidiary of ENE, ETSC, EOS, and Enron Operations, L.P. As a newly-formed holding company, CrossCountry will hold the Debtors' Pipeline Businesses, which provide natural gas transportation services through an extensive North American pipeline infrastructure. CrossCountry's principal assets will consist of (i) a 100% ownership interest in Transwestern, (ii) a 50% ownership interest in Citrus, and (iii) a 100% interest in Northern Plains. Pursuant to the Plan, at or subsequent to the Effective Date, ENE will cause CrossCountry to distribute its common stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims. Upon issuance, the CrossCountry Common Stock will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. CrossCountry agreed to use its best efforts to list the CrossCountry Common Stock on a national exchange or NASDAQ, but there can be no assurances that it will do so. Notwithstanding the foregoing, in the event that all or part of CrossCountry is sold prior to distribution of the CrossCountry Common Stock, the net proceeds will be distributed to Creditors in lieu of or in addition to CrossCountry Common Stock. Also notwithstanding the foregoing, upon the joint determination of the Debtors and the Creditors' Committee, before the CrossCountry Common Stock is released to the holders of Allowed Claims, the CrossCountry Common Stock may first be issued to the CrossCountry Trust with the CrossCountry Trust Interests being allocated to the appropriate holders of Allowed

Claims and the reserve for Disputed Claims. The CrossCountry Trust Interests will be uncertificated and non-transferable, except through descent or distribution. When there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the CrossCountry Common Stock, the stock, if not sold prior to such time, will be released from the CrossCountry Trust to holders of Allowed Claims, with the remainder to be held in reserve for Disputed Claims. For a more detailed description of the restrictions on the transfer of the CrossCountry Common Stock, refer to Section XIII, "Securities Laws Matters" and for more information regarding CrossCountry, refer to Section IX, "CrossCountry Energy Corp."

                  D. INTERNATIONALCO COMMON STOCK. InternationalCo is a Cayman Islands entity formed initially as a shell holding company pending the transfer of certain international energy infrastructure businesses that are indirectly owned by ENE and certain of its affiliates. If all businesses that currently are designated to be transferred to InternationalCo are successfully transferred, InternationalCo will engage in the generation and distribution of electricity, the transmission and distribution of natural gas and LPG, and the processing of NGLs, and will have assets in 13 countries. Pursuant to the Plan, at or subsequent to the Effective Date, ENE will cause InternationalCo to distribute its common stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims. The InternationalCo Common Stock will be freely transferable upon issuance by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. InternationalCo may list the InternationalCo Common Stock on a national exchange or NASDAQ, but there can be no assurances that it will do so. Notwithstanding the foregoing, in the event that all or part of InternationalCo is sold prior to distribution of the InternationalCo Common Stock, the net proceeds will be distributed to Creditors in lieu of or in addition to InternationalCo Common Stock. Also notwithstanding the foregoing, upon the joint determination of the Debtors and the Creditors' Committee, before the InternationalCo Common Stock is released to the holders of Allowed Claims, the InternationalCo Common Stock may first be issued to the InternationalCo Trust with the InternationalCo Trust Interests being allocated to the appropriate holders of Allowed Claims and the reserve for Disputed Claims. The InternationalCo Trust Interests will be uncertificated and non-transferable, except through descent or distribution. When there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the InternationalCo Common Stock, the stock, if not sold prior to such time, will be released from the InternationalCo Trust to holders of Allowed Claims, with the remainder to be held in reserve for Disputed Claims. For a more detailed description of the restrictions on the transfer of the InternationalCo Common Stock, refer to
Section XIII, "Securities Laws Matters" and for more information regarding InternationalCo, refer to Section X, "InternationalCo."

                  E. INTERESTS IN LITIGATION TRUST AND SPECIAL LITIGATION TRUST. Except for claims arising from certain specified commercial disputes (such as claims against counterparties arising from commodities trading contracts) that are readily attributable to one or more specific Debtors and any avoidance actions, the Plan provides for holders of Allowed General Unsecured Claims to share the proceeds, if any, from numerous potential causes of action. These causes of action shall be deemed transferred to such Creditors on account of their Allowed Claims, and such Creditors will then be deemed to have contributed such causes of actions to either the Litigation Trust or the Special Litigation Trust in exchange for beneficial interests in such trusts. Pursuant to the Plan, upon the Effective Date, the Debtors will distribute Litigation Trust

Interests and the Special Litigation Trust Interests to holders of Allowed General Unsecured Claims in Classes 3 through 176. The Plan contemplates that income or gain, if any, generated from the prosecution or settlement of causes of action by the Litigation Trust and Special Litigation Trust will not be taxable at the trust level, but will flow through to the holders of Litigation Trust Interests and the Special Litigation Trust Interests. In addition, the Plan contemplates that Litigation Trust Interests and Special Litigation Trust Interests will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. For a more detailed description of the restrictions on the transfer of the Litigation Trust Interests and Special Litigation Trust Interests, refer to Section XIII, "Securities Laws Matters." No assurance can be given that any income or gain will be generated by the Litigation Trust or the Special Litigation Trust, or that any of the intended tax or transferability features of the Litigation Trust and Special Litigation Trust will ultimately be achieved.

                  F. PREFERRED AND COMMON EQUITY TRUSTS. Upon the Effective Date, Holders of Allowed Enron Preferred Equity Interests and Allowed Enron Common Equity Interests will receive in exchange for such interests Preferred Equity Trust Interests and Common Equity Trust Interests, respectively. The Preferred Equity Trust and Common Equity Trust will hold the Exchanged Enron Preferred Stock and Exchanged Enron Common Stock, respectively. Holders of the Preferred Equity Trust Interests and Common Equity Trust Interests will have the contingent right to receive cash distributions in the very unlikely event that the value of the Debtors' assets exceed the Allowed Claims, but in no event will the Exchanged Enron Preferred Stock and Exchanged Enron Common Stock be distributed to Creditors. The Preferred Equity Trust Interests and Common Equity Trust Interests will be uncertificated and non-transferable, except through descent or distribution.

         5.       EFFECTIVENESS OF THE PLAN.

                  The Plan will become effective upon the satisfaction of the following conditions: (i) the entry of the Confirmation Order and the lapse of 10 days without a stay thereof, (ii) all actions and documents necessary to implement the Plan have been effected or executed, (iii) the requisite consents to the transfer of the InternationalCo Assets and the issuance of the InternationalCo Common Stock have been obtained, (iv) the requisite consents to the issuance of the CrossCountry Common Stock have been obtained, and (v) the requisite consents for the issuance of the PGE Common Stock have been obtained.

                  To the extent practicable or legally permissible, each of the conditions precedent in Section 33.1 of the Plan, may be waived, in whole or in part, by the Debtors with the consent of the Creditors' Committee. Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court.

         6.       ALTERNATIVE STRUCTURES.

                  Notwithstanding anything contained in the Plan to the contrary, the Debtors, if jointly determined after consultation with the Creditors' Committee, may, after obtaining the requisite approvals, including, without limitation, in the event the substance of the economic and governance provisions contained in the Plan are materially adversely affected, the approval of the ENA Examiner as Plan facilitator, (a) form one (1) or more holding companies to hold the common stock of the Entities to be created under the Plan and issue the equity interest therein in lieu of the common stock to be issued under the Plan and (b) form one (1) or more limited liability companies in lieu of the Entities to be created hereunder and issue the membership interests therein in lieu of the common stock to be issued under the Plan.

C.       DISTRIBUTIONS, CLASSIFICATION AND TREATMENT UNDER THE PLAN

         1.       PRIORITY OF DISTRIBUTIONS.

                  The graph below illustrates the descending order of priority of the distributions to be made under the Plan. In accordance with the Bankruptcy Code, distributions are made based on this order of priority such that, absent consent, holders of Allowed Claims or Equity Interests in a given Class must be paid in full before a distribution is made to a more junior Class. It should be noted that the Enron Companies continue to believe that existing ENE common stock and preferred stock has no value. However, the Plan provides ENE stockholders with a contingent right to receive a recovery in the very unlikely event that the total amount of ENE's assets exceeds the total amount of Allowed Claims against ENE. The following graph is provided for illustrative purposes only.

---------------
Secured Claims
        ---------------
        Priority Claims
                  ------------------
                    Unsecured and
                  Convenience Claims
                                     ------------------------
                                     Section 510 Senior Note
                                        Claims and Enron
                                     Subordinated Debenture
                                              Claims
                                                     ------------------------
                                                     Penalty Claims and other
                                                       Subordinated Claims
                                                                      ---------------------------
                                                                      Section 510 Enron Preferred
                                                                        Equity Interest claims
                                                                                          ----------------
                                                                                          Enron Preferred
                                                                                          Equity Interests
                                                                                                       ---------------------------
                                                                                                         Section 510 Enron Common
                                                                                                       Equity Interests and Common
                                                                                                             Equity Interests

         2.       SUMMARY OF CLASSIFICATION AND TREATMENT.

                  The table below summarizes the classification, treatment of, and estimated recoveries on, Allowed Claims and Equity Interests under the Plan. Further, the table identifies those Classes entitled to vote on the Plan based on the rules set forth in the Bankruptcy Code. The summary information reflected in the table is qualified in its entirety by reference to the full text of the Plan. Moreover, the estimates set forth below are very preliminary and are based upon information available to the Debtors as of June 1, 2003. As the preliminary value of assets and amount of claims used to calculate the estimated recoveries may be significantly different than those ultimately realized, the actual distributions under the Plan may be substantially higher or lower than the estimated recoveries set forth below.(1)

                     SUMMARY OF CLASSIFICATION AND TREATMENT



--------------------------

1   The calculated recoveries in the table exclude claims that may be satisfied via set-off. Estimates of claims that may be satisfied via set-off may be provided in amendments or modifications to the Disclosure Statement.

            TYPE OF ALLOWED
            CLAIM OR EQUITY                                                      ESTIMATED
CLASS       INTEREST                               TREATMENT                     RECOVERY             STATUS
-----       ---------------          ------------------------------------------  ---------         --------------
N/A         Administrative           Payment in full, in Cash, or in accordance     100%            Unimpaired; Not
            Expense Claims           with the terms and conditions of                               entitled to vote
                                     transactions or agreements relating to
                                     obligations incurred in the ordinary course
                                     of business during the pendency of the
                                     Chapter 11 Cases or assumed by the Debtors
                                     in Possession.

N/A         Priority Tax             At the option of the Debtors either (a) paid   100%            Unimpaired; Not
            Expense                  in full, in Cash, (b) paid over a six-year                     entitled to vote
                                     period from the date of assessment as
                                     provided in section 1129(a)(9)(C) of the
                                     Bankruptcy Code with interest at a rate to
                                     be determined by the Bankruptcy Court, or
                                     (c) upon such terms as mutually agreed by
                                     the holder of an Allowed Priority Tax Claim
                                     and the Debtors.

1           Priority Non-Tax         Payment in full, in Cash.                      100%            Unimpaired; Not
            Claims                                                                                  entitled to vote

2           Secured Claims           At the option of the Debtors either (a) the    100%            Unimpaired; Not
                                     payment of such holder's Allowed Secured                       entitled to vote
                                     Claim in full, in Cash; (b) the sale or
                                     disposition proceeds of the property
                                     securing any Allowed Secured Claim to the
                                     extent of the value of their respective
                                     interests in such property; (c) the
                                     surrender to the holder or holders of any
                                     Allowed Secured Claim of the property
                                     securing such Claim; or (d) such other
                                     distributions as shall be necessary to
                                     satisfy the requirements of chapter 11 of
                                     the Bankruptcy Code.

3           General Unsecured        Distributions of (a) Pro Rata Share of the      58.9%          Impaired;
            Claims Against EMCC      Distributive Assets attributable to EMCC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

4           General Unsecured        Distributions of (a) Pro Rata Share of the      14.4%          Impaired;
            Claims Against ENE       Distributive Assets attributable to ENE and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

5           General Unsecured        Distributions of (a) Pro Rata Share of the      18.3%          Impaired;
            Claims Against ENA       Distributive Assets attributable to ENA and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

6           General Unsecured        Distributions of (a) Pro Rata Share of the      21.3%          Impaired;
            Claims Against EPMI      Distributive Assets attributable to EPMI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

7           General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against PBOG      Distributive Assets attributable to PBOG and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

8           General Unsecured        Distributions of (a) Pro Rata Share of the      19.5%          Impaired;
            Claims Against SSLC      Distributive Assets attributable to SSLC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

9           General Unsecured        Distributions of (a) Pro Rata Share of the      12.7%          Impaired;
            Claims Against EBS       Distributive Assets attributable to EBS and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

10          General Unsecured        Distributions of (a) Pro Rata Share of the      10.8%          Impaired;
            Claims Against EESO      Distributive Assets attributable to EESO and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

11          General unsecured        Distributions of (a) Pro Rata Share of the      28.9%          Impaired;
            Claims Against EEMC      Distributive Assets attributable to EEMC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

12          General Unsecured        Distributions of (a) Pro Rata Share of the      28.0%          Impaired;
            Claims Against EESI      Distributive Assets attributable to EESI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

13          General Unsecured        Distributions of (a) Pro Rata Share of the      61.8%          Impaired;
            Claims Against EES       Distributive Assets attributable to EES and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

14          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ETS       Distributive Assets attributable to ETS and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

15          General Unsecured        Distributions of (a) Pro Rata Share of the      6.3%           Impaired;
            Claims Against BAM       Distributive Assets attributable to BAM and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

16          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ENA       Distributive Assets attributable to ENA                        Entitled to vote
            Asset Holdings           Asset Holdings and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

17          General Unsecured        Distributions of (a) Pro Rata Share of the      19.2%          Impaired;
            Claims Against EGLI      Distributive Assets attributable to EGLI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

18          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EGM       Distributive Assets attributable to EGM and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

19          General Unsecured        Distributions of (a) Pro Rata Share of the      5.1%           Impaired;
            Claims Against ENW       Distributive Assets attributable to ENW and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

20          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EIM       Distributive Assets attributable to EIM and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

21          General Unsecured        Distributions of (a) Pro Rata Share of the      13.0%          Impaired;
            Claims Against OEC       Distributive Assets attributable to OEC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

22          General Unsecured        Distributions of (a) Pro Rata Share of the      12.5%          Impaired;
            Claims Against EECC      Distributive Assets attributable to EECC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

23          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EEOSC     Distributive Assets attributable to EEOSC                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

24          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Garden    Distributive Assets attributable to Garden                     Entitled to vote
            State                    State and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

25          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Palm      Distributive Assets attributable to Palm                       Entitled to vote
            Beach                    Beach and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

26          General Unsecured        Distributions of (a) Pro Rata Share of the      8.0%           Impaired;
            Claims Against TSI       Distributive Assets attributable to TSI and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

27          General Unsecured        Distributions of (a) Pro Rata Share of the      57.3%          Impaired;
            Claims Against EEIS      Distributive Assets attributable to EEIS and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

28          General Unsecured        Distributions of (a) Pro Rata Share of the      39.3%          Impaired;
            Claims Against EESOMI    Distributive Assets attributable to EESOMI                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

29          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EFSI      Distributive Assets attributable to EFSI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

30          General Unsecured        Distributions of (a) Pro Rata Share of the      24.5%          Impaired;
            Claims Against EFM       Distributive Assets attributable to EFM and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

31          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EBS LP    Distributive Assets attributable to EBS LP                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

32          General Unsecured        Distributions of (a) Pro Rata Share of the      5.9%           Impaired;
            Claims Against EESNA     Distributive Assets attributable to EESNA                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

33          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against LNG       Distributive Assets attributable to LNG                        Entitled to vote
            Marketing                Marketing and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

34          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Calypso   Distributive Assets attributable to Calypso                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

35          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against Global    Distributive Assets attributable to Global                     Entitled to vote
            LNG                      LNG and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

36          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EIFM      Distributive Assets attributable to EIFM and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

37          General Unsecured        Distributions of (a) Pro Rata Share of the      19.7%          Impaired;
            Claims Against ENGMC     Distributive Assets attributable to ENGMC                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

38          General Unsecured        Distributions of (a) Pro Rata Share of the      15.6%          Impaired;
            Claims Against ENA       Distributive Assets attributable to ENA                        Entitled to vote
            Upstream                 Upstream and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

39          General Unsecured        Distributions of (a) Pro Rata Share of the      29.3%          Impaired;
            Claims Against ELFI      Distributive Assets attributable to ELFI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

40          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against LNG       Distributive Assets attributable to LNG                        Entitled to vote
            Shipping                 Shipping and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

41          General Unsecured        Distributions of (a) Pro Rata Share of the      9.4%           Impaired;
            Claims Against EPSC      Distributive Assets attributable to EPSC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

42          General Unsecured        Distributions of (a) Pro Rata Share of the      18.7%          Impaired;
            Claims Against ECTRIC    Distributive Assets attributable to ECTRIC                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

43          General Unsecured        Distributions of (a) Pro Rata Share of the      7.5%           Impaired;
            Claims Against           Distributive Assets attributable to                            Entitled to vote
            Communications Leasing   Communications Leasing and (b) Pro Rata
                                     Share of (i) three million (3,000,000)
                                     Litigation Trust Interests and (ii) three
                                     million (3,000,000) Special Litigation
                                     Trust Interests.

44          General Unsecured        Distributions of (a) Pro Rata Share of the      32.2%          Impaired;
            Claims Against Wind      Distributive Assets attributable to Wind and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

45          General Unsecured        Distributions of (a) Pro Rata Share of the      46.0%          Impaired;
            Claims Against Wind      Distributive Assets attributable to Wind                       Entitled to vote
            Systems                  Systems and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

46          General Unsecured        Distributions of (a) Pro Rata Share of the      44.1%          Impaired;
            Claims Against EWESC     Distributive Assets attributable to EWESC                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

47          General Unsecured        Distributions of (a) Pro Rata Share of the      5.7%           Impaired;
            Claims Against Wind      Distributive Assets attributable to Wind                       Entitled to vote
            Maintenance              Maintenance and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

48          General Unsecured        Distributions of (a) Pro Rata Share of the      43.5%          Impaired;
            Claims Against Wind      Distributive Assets attributable to Wind                       Entitled to vote
            Constructors             Constructors and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

49          General Unsecured        Distributions of (a) Pro Rata Share of the      46.0%          Impaired;
            Claims Against EREC I    Distributive Assets attributable to EREC I                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

50          General Unsecured        Distributions of (a) Pro Rata Share of the      43.5%          Impaired;
            Claims Against EREC II   Distributive Assets attributable to EREC II                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

51          General Unsecured        Distributions of (a) Pro Rata Share of the      44.1%          Impaired;
            Claims Against EREC III  Distributive Assets attributable to EREC III                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

52          General Unsecured        Distributions of (a) Pro Rata Share of the      5.7%           Impaired;
            Claims Against EREC IV   Distributive Assets attributable to EREC IV                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

53          General Unsecured        Distributions of (a) Pro Rata Share of the      32.2%          Impaired;
            Claims Against EREC V    Distributive Assets attributable to EREC V                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

54          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Intratex  Distributive Assets attributable to Intratex                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

55          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EPPI      Distributive Assets attributable to EPPI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.


56          General Unsecured        Distributions of (a) Pro Rata Share of the      13.8%          Impaired;
            Claims Against Methanol  Distributive Assets attributable to Methanol                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

57          General Unsecured        Distributions of (a) Pro Rata Share of the      9.4%           Impaired;
            Claims Against Ventures  Distributive Assets attributable to Ventures                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

58          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Enron     Distributive Assets attributable to Enron                      Entitled to vote
            Mauritius                Mauritius and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

59          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against India     Distributive Assets attributable to India                      Entitled to vote
            Holdings                 Holdings and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

60          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against OPP       Distributive Assets attributable to OPP and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

61          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against NETCO     Distributive Assets attributable to NETCO                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

62          General Unsecured        Distributions of (a) Pro Rata Share of the      19.6%          Impaired;
            Claims Against EESSH     Distributive Assets attributable to EESSH                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

63          General Unsecured        Distributions of (a) Pro Rata Share of the      65.8%          Impaired;
            Claims Against Wind      Distributive Assets attributable to Wind                       Entitled to vote
            Development              Development and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

64          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ZWHC      Distributive Assets attributable to ZWHC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

65          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Zond      Distributive Assets attributable to Zond                       Entitled to vote
            Pacific                  Pacific and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

66          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ERAC      Distributive Assets attributable to ERAC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

67          General Unsecured        Distributions of (a) Pro Rata Share of the      8.3%           Impaired;
            Claims Against NEPCO     Distributive Assets attributable to NEPCO                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

68          General Unsecured        Distributions of (a) Pro Rata Share of the      7.5%           Impaired;
            Claims Against EPICC     Distributive Assets attributable to EPICC                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

69          General Unsecured        Distributions of (a) Pro Rata Share of the      8.3%           Impaired;
            Claims Against NEPCO     Distributive Assets attributable to NEPCO                      Entitled to vote
            Power Procurement        Power Procurement and (b) Pro Rata Share of
                                     (i) three million (3,000,000) Litigation
                                     Trust Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

70          General Unsecured        Distributions of (a) Pro Rata Share of the      8.6%           Impaired;
            Claims Against NEPCO     Distributive Assets attributable to NEPCO                      Entitled to vote
            Services International   Services International and (b) Pro Rata
                                     Share of (i) three million (3,000,000)
                                     Litigation Trust Interests and (ii) three
                                     million (3,000,000) Special Litigation
                                     Trust Interests.

71          General Unsecured        Distributions of (a) Pro Rata Share of the      21.6%          Impaired;
            Claims Against San       Distributive Assets attributable to San Juan                   Entitled to vote
            Juan Gas                 Gas and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

72          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EBF LLC   Distributive Assets attributable to EBF LLC                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

73          General Unsecured        Distributions of (a) Pro Rata Share of the      37.1%          Impaired;
            Claims Against Zond      Distributive Assets attributable to Zond                       Entitled to vote
            Minnesota                Minnesota and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

74          General Unsecured        Distributions of (a) Pro Rata Share of the      29.6%          Impaired;
            Claims Against EFII      Distributive Assets attributable to EFII and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

75          General Unsecured        Distributions of (a) Pro Rata Share of the      36.7%          Impaired;
            Claims Against E Power   Distributive Assets attributable to E Power                    Entitled to vote
            Holdings                 Holdings and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

76          General Unsecured        Distributions of (a) Pro Rata Share of the      6.6%           Impaired;
            Claims Against EFS-CMS   Distributive Assets attributable to EFS-CMS                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

77          General Unsecured        Distributions of (a) Pro Rata Share of the      12.2%          Impaired;
            Claims Against EMI       Distributive Assets attributable to EMI and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

78          General Unsecured        Distributions of (a) Pro Rata Share of the      16.5%          Impaired;
            Claims Against Expat     Distributive Assets attributable to Expat                      Entitled to vote
            Services                 Services and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

79          General Unsecured        Distributions of (a) Pro Rata Share of the      15.6%          Impaired;
            Claims Against Artemis   Distributive Assets attributable to Artemis                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

80          General Unsecured        Distributions of (a) Pro Rata Share of the      38.0%          Impaired;
            Claims Against CEMS      Distributive Assets attributable to CEMS and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

81          General Unsecured        Distributions of (a) Pro Rata Share of the      10.1%          Impaired;
            Claims Against LINGTEC   Distributive Assets attributable to LINGTEC                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

82          General Unsecured        Distributions of (a) Pro Rata Share of the      6.1%           Impaired;
            Claims Against EGSNVC    Distributive Assets attributable to EVSNVC                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

83          General Unsecured        Distributions of (a) Pro Rata Share of the      7.2%           Impaired;
            Claims Against LGMC      Distributive Assets attributable to LGMC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

84          General Unsecured        Distributions of (a) Pro Rata Share of the      13.6%          Impaired;
            Claims Against LRC       Distributive Assets attributable to LRC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.


85          General Unsecured        Distributions of (a) Pro Rata Share of the      14.0%          Impaired;
            Claims Against LGMI      Distributive Assets attributable to LGMI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

86          General Unsecured        Distributions of (a) Pro Rata Share of the      16.0%          Impaired;
            Claims Against LRCI      Distributive Assets attributable to LRCI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

87          General Unsecured        Distributions of (a) Pro Rata Share of the      7.2%           Impaired;
            Claims Against ECG       Distributive Assets attributable to ECG and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

88          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EnRock    Distributive Assets attributable to EnRock                     Entitled to vote
            Management               Management and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

89          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ECI       Distributive Assets attributable to ECI                        Entitled to vote
            Texas                    Texas and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

90          General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EnRock    Distributive Assets attributable to EnRock                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

91          General Unsecured        Distributions of (a) Pro Rata Share of the      36.3%          Impaired;
            Claims Against ECI       Distributive Assets attributable to ECI                        Entitled to vote
            Nevada                   Nevada and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

92          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against           Distributive Assets attributable to                            Entitled to vote
            Alligator Alley          Alligator Alley and (b) Pro Rata Share of
                                     (i) three million (3,000,000) Litigation
                                     Trust Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

93          General Unsecured        Distributions of (a) Pro Rata Share of the      16.7%          Impaired;
            Claims Against Enron     Distributive Assets attributable to Enron                      Entitled to vote
            Wind Storm Lake I        Wind Storm Lake I and (b) Pro Rata Share of
                                     (i) three million (3,000,000) Litigation
                                     Trust Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

94          General Unsecured        Distributions of (a) Pro Rata Share of the      21.0%          Impaired;
            Claims Against ECTMI     Distributive Assets attributable to ECTMI                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

95          General Unsecured        Distributions of (a) Pro Rata Share of the      12.0%          Impaired;
            Claims Against           Distributive Assets attributable to                            Entitled to vote
            EnronOnline, LLC         EnronOnline, LLC and (b) Pro Rata Share of
                                     (i) three million (3,000,000) Litigation
                                     Trust Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

96          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against St.       Distributive Assets attributable to St.                        Entitled to vote
            Charles Development      Charles Development and (b) Pro Rata Share
                                     of (i) three million (3,000,000) Litigation
                                     Trust Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

97          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against           Distributive Assets attributable to                            Entitled to vote
            Calcasieu                Calcasieu and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

98          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Calvert   Distributive Assets attributable to Calvert                    Entitled to vote
            City Power               City Power and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

99          General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Enron     Distributive Assets attributable to Enron                      Entitled to vote
            ACS                      ACS and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

100         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against LOA       Distributive Assets attributable to LOA and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

101         General Unsecured        Distributions of (a) Pro Rata Share of the      5.8%           Impaired;
            Claims Against ENIL      Distributive Assets attributable to ENIL and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

102         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EI        Distributive Assets attributable to EI and                     Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

103         General Unsecured        Distributions of (a) Pro Rata Share of the      9.2%           Impaired;
            Claims Against EINT      Distributive Assets attributable to EINT and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

104         General Unsecured        Distributions of (a) Pro Rata Share of the      6.7%           Impaired;
            Claims Against EMDE      Distributive Assets attributable to EMDE and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

105         Unsecured Claims         Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Against WarpSpeed        Distributive Assets attributable to                            Entitled to vote
                                     WarpSpeed and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

106         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against Modulus   Distributive Assets attributable to Modulus                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

107         General Unsecured        Distributions of (a) Pro Rata Share of the      10.1%          Impaired;
            Claims Against ETI       Distributive Assets attributable to ETI and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

108         General Unsecured        Distributions of (a) Pro Rata Share of the      6.5%           Impaired;
            Claims Against DSG       Distributive Assets attributable to DSG and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

109         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against RMTC      Distributive Assets attributable to RMTC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

110         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Omicron   Distributive Assets attributable to Omicron                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

111         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS I     Distributive Assets attributable to EFS I                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

112         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EFS II    Distributive Assets attributable to EFS II                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

113         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS III   Distributive Assets attributable to EFS III                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

114         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EFS V     Distributive Assets attributable to EFS V                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

115         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EFS VI    Distributive Assets attributable to EFS VI                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

116         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS VII   Distributive Assets attributable to EFS VII                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

117         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS IX    Distributive Assets attributable to EFS IX                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

118         General Unsecured        Distributions of (a) Pro Rata Share of the      9.5%           Impaired;
            Claims Against EFS X     Distributive Assets attributable to EFS X                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

119         General Unsecured        Distributions of (a) Pro Rata Share of the      7.2%           Impaired;
            Claims Against EFS XI    Distributive Assets attributable to EFS XI                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

120         General Unsecured        Distributions of (a) Pro Rata Share of the      15.5%          Impaired;
            Claims Against EFS XII   Distributive Assets attributable to EFS XII                    Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

121         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EFS XV    Distributive Assets attributable to EFS XV                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

122         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS XVII  Distributive Assets attributable to EFS XVII                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

123         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Jovinole  Distributive Assets attributable to Jovinole                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

124         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS       Distributive Assets attributable to EFS                        Entitled to vote
            Holdings                 Holdings and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

125         General Unsecured        Distributions of (a) Pro Rata Share of the      11.3%          Impaired;
            Claims Against EOS       Distributive Assets attributable to EOS and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

126         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against Green     Distributive Assets attributable to Green                      Entitled to vote
            Power                    Power and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

127         General Unsecured        Distributions of (a) Pro Rata Share of the      14.5%          Impaired;
            Claims Against TLS       Distributive Assets attributable to TLS and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

128         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ECT       Distributive Assets attributable to ECT                        Entitled to vote
            Securities Limited       Securities Limited Partnership and (b) Pro
            Partnership              Rata Share of (i) three million (3,000,000)
                                     Litigation Trust Interests and (ii) three
                                     million (3,000,000) Special Litigation
                                     Trust Interests.

129         General Unsecured        Distributions of (a) Pro Rata Share of the      17.2%          Impaired;
            Claims Against ECT       Distributive Assets attributable to ECT                        Entitled to vote
            Securities LP            Securities LP and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

130         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against ECT       Distributive Assets attributable to ECT                        Entitled to vote
            Securities GP            Securities GP and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

131         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against KUCC      Distributive Assets attributable to KUCC                       Entitled to vote
            Cleburne                 Cleburne and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

132         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EIAM      Distributive Assets attributable to EIAM and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

133         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EBPHXI    Distributive Assets attributable to EBPHXI                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

134         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EHC       Distributive Assets attributable to EHC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

135         General Unsecured        Distributions of (a) Pro Rata Share of the      6.0%           Impaired;
            Claims Against EDM       Distributive Assets attributable to EDM and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

136         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EIKH      Distributive Assets attributable to EIKH and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

137         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ECHVI     Distributive Assets attributable to ECHVI                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

138         General Unsecured        Distributions of (a) Pro Rata Share of the      7.2%           Impaired;
            Claims Against EIAC      Distributive Assets attributable to EIAC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

139         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EBPIXI    Distributive Assets attributable to EBPIXI                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

140         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Paulista  Distributive Assets attributable to Paulista                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

141         General Unsecured        Distributions of (a) Pro Rata Share of the      10.7%          Impaired;
            Claims Against EPCSC     Distributive Assets attributable to EPCSC                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

142         General Unsecured        Distributions of (a) Pro Rata Share of the      14.6%          Impaired;
            Claims Against           Distributive Assets attributable to Pipeline                   Entitled to vote
            Pipeline Services        Services and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

143         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ETPC      Distributive Assets attributable to ETPC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

144         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ELSC      Distributive Assets attributable to ELSC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

145         General Unsecured        Distributions of (a) Pro Rata Share of the      7.9%           Impaired;
            Claims Against EMMS      Distributive Assets attributable to EMMS and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

146         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against ECFL      Distributive Assets attributable to ECFL and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

147         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EPGI      Distributive Assets attributable to EPGI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

148         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against           Distributive Assets attributable to                            Entitled to vote
            Transwestern Gathering   Transwestern Gathering and (b) Pro Rata
                                     Share of (i) three million (3,000,000)
                                     Litigation Trust Interests and (ii) three
                                     million (3,000,000) Special Litigation
                                     Trust Interests.

149         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Enron     Distributive Assets attributable to Enron                      Entitled to vote
            Gathering                Gathering and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

150         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against EGP       Distributive Assets attributable to EGP and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

151         General Unsecured        Distributions of (a) Pro Rata Share of the      37.2%          Impaired;
            Claims Against EAMR      Distributive Assets attributable to EAMR and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

152         General Unsecured        Distributions of (a) Pro Rata Share of the      20.3%          Impaired;
            Claims Against EBP I     Distributive Assets attributable to EBP I                      Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

153         General Unsecured        Distributions of (a) Pro Rata Share of the      23.8%          Impaired;
            Claims Against EBHL      Distributive Assets attributable to EBHL and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

154         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against Enron     Distributive Assets attributable to Enron                      Entitled to vote
            Wind Storm Lake II       Wind Storm Lake II and (b) Pro Rata Share of
                                     (i) three million (3,000,000) Litigation
                                     Trust Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

155         General Unsecured        Distributions of (a) Pro Rata Share of the      9.8%           Impaired;
            Claims Against EREC      Distributive Assets attributable to EREC and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

156         General Unsecured        Distributions of (a) Pro Rata Share of the      20.2%          Impaired;
            Claims Against EA III    Distributive Assets attributable to EA III                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

157         General Unsecured        Distributions of (a) Pro Rata Share of the      35.1%          Impaired;
            Claims Against EWLB      Distributive Assets attributable to EWLB and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

158         General Unsecured        Distributions of (a) Pro Rata Share of the      11.0%          Impaired;
            Claims Against SCC       Distributive Assets attributable to SCC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

159         General Unsecured        Distributions of (a) Pro Rata Share of the      49.7%          Impaired;
            Claims Against EFS IV    Distributive Assets attributable to EFS IV                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

160         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against EFS VIII  Distributive Assets attributable to EFS VIII                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

161         General Unsecured        Distributions of (a) Pro Rata Share of the      68.5%          Impaired;
            Claims Against EFS XIII  Distributive Assets attributable to EFS XIII                   Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

162         General Unsecured        Distributions of (a) Pro Rata Share of the      9.1%           Impaired;
            Claims Against ECI       Distributive Assets attributable to ECI and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

163         General Unsecured        Distributions of (a) Pro Rata Share of the      26.9%          Impaired;
            Claims Against EPC       Distributive Assets attributable to EPC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

164         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against           Distributive Assets attributable to Richmond                   Entitled to vote
            Richmond Power           Power and (b) Pro Rata Share of (i) three
                                     million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

165         General Unsecured        Distributions of (a) Pro Rata Share of the      14.5%          Impaired;
            Claims Against ECTSVC    Distributive Assets attributable to ECTSVC                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

166         General Unsecured        Distributions of (a) Pro Rata Share of the      21.0%          Impaired;
            Claims Against EDF       Distributive Assets attributable to EDF and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

167         General Unsecured        Distributions of (a) Pro Rata Share of the      8.0%           Impaired;
            Claims Against ACFI      Distributive Assets attributable to ACFI and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

168         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against TPC       Distributive Assets attributable to TPC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

169         General Unsecured        Distributions of (a) Pro Rata Share of the      19.9%          Impaired;
            Claims Against APACHI    Distributive Assets attributable to APACHI                     Entitled to vote
                                     and (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

170         General Unsecured        Distributions of (a) Pro Rata Share of the      11.8%          Impaired;
            Claims Against EDC       Distributive Assets attributable to EDC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

171         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against ETP       Distributive Assets attributable to ETP and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

172         General Unsecured        Distributions of (a) Pro Rata Share of the      75.0%          Impaired;
            Claims Against NSH       Distributive Assets attributable to NSH and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

173         General Unsecured        Distributions of (a) Pro Rata Share of the      18.7%          Impaired;
            Claims Against Enron     Distributive Assets attributable to Enron                      Entitled to vote
            South America            South America and (b) Pro Rata Share of (i)
                                     three million (3,000,000) Litigation Trust
                                     Interests and (ii) three million
                                     (3,000,000) Special Litigation Trust
                                     Interests.

174         General Unsecured        Distributions of (a) Pro Rata Share of the      51.9%          Impaired;
            Claims Against EGPP      Distributive Assets attributable to EGPP and                   Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

175         General Unsecured        Distributions of (a) Pro Rata Share of the      30.9%          Impaired;
            Claims Against PGS       Distributive Assets attributable to PGS and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

176         General Unsecured        Distributions of (a) Pro Rata Share of the      5.0%           Impaired;
            Claims Against PTC       Distributive Assets attributable to PTC and                    Entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests.

177         Enron Subordinated       Distributions of (a) Pro Rata Share of         0%              Impaired; Not
            Debenture Claims         Distributive Assets attributable to ENE and                    entitled to vote
                                     (b) Pro Rata Share of (i) three million
                                     (3,000,000) Litigation Trust Interests and
                                     (ii) three million (3,000,000) Special
                                     Litigation Trust Interests; subject to
                                     subordination rights of holders of Senior
                                     Indebtedness under section 510(a) of the
                                     Bankruptcy Code and, as a result thereof,
                                     the aggregate of such distributions shall
                                     be distributed to holders of Allowed
                                     General Unsecured Claims that constitute
                                     Senior Indebtedness.

178         Enron Guaranty Claims    Distributions of Pro Rata Share of the Enron    12.0%          Impaired;
                                     Guaranty Distributive Assets.                                  Entitled to vote


179         Wind Guaranty Claims     Distributions of Pro Rata Share of the Wind     29.7%          Impaired;
                                     Guaranty Distributive Assets.                                  Entitled to vote

180         Intercompany Claims      Distributions of Pro Rata Share of the          TBA            Impaired Not
                                     Intercompany Distributive Assets.                              entitled to vote

181         Convenience Claims       Payment in Cash of the amount of the            53.0%          Impaired;
            Against EMC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EMC.

182         Convenience Claims       Payment in Cash of the amount of the            13.0%          Impaired;
            Against ENE              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ENE.

183         Convenience Claims       Payment in Cash of the amount of the            16.4%          Impaired;
            Against ENA.             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ENA.

184         Convenience Claims       Payment in Cash of the amount of the            19.2%          Impaired;
            Against EPMI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPMI.

185         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against PBOG             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against PBOG.

186         Convenience Claims       Payment in Cash of the amount of the            17.6%          Impaired;
            Against SSLC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against SSLC.

187         Convenience Claims       Payment in Cash of the amount of the            11.5%          Impaired;
            Against EBS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBS.

188         Convenience Claims       Payment in Cash of the amount of the            9.7%           Impaired;
            Against EESO             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EESO.

189         Convenience Claims       Payment in Cash of the amount of the            26.0%          Impaired;
            Against EEMC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EEMC.

190         Convenience Claims       Payment in Cash of the amount of the            25.2%          Impaired;
            Against EESI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EESI.

191         Convenience Claims       Payment in Cash of the amount of the            55.7%          Impaired;
            Against EES              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EES.

192         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ETS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ETS.

193         Convenience Claims       Payment in Cash of the amount of the            5.6%           Impaired;
            Against BAM              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against BAM.

194         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ENA Asset        Convenience Claim Distribution Percentage                      Entitled to vote
            Holdings                 against ENA Asset Holdings.

195         Convenience Claims       Payment in Cash of the amount of the            17.3%          Impaired;
            Against EGLI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EGLI.

196         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EGM              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EGM.

197         Convenience Claims       Payment in Cash of the amount of the            4.6%           Impaired;
            Against ENW              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ENW.

198         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EIM              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EIM.

199         Convenience Claims       Payment in Cash of the amount of the            11.7%          Impaired;
            Against OEC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against OEC.

200         Convenience Claims       Payment in Cash of the amount of the            11.3%          Impaired;
            Against EECC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EECC.

201         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EEOSC            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EEOSC.

202         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Garden State     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Garden State.

203         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Palm Beach       Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Palm Beach.

204         Convenience Claims       Payment in Cash of the amount of the            7.2%           Impaired;
            Against TSI              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against TSI.

205         Convenience Claims       Payment in Cash of the amount of the            51.6%          Impaired;
            Against EEIS             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EEIS.

206         Convenience Claims       Payment in Cash of the amount of the            35.4%          Impaired;
            Against EESOMI           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EESOMI.

207         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EFSI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFSI.

208         Convenience Claims       Payment in Cash of the amount of the            22.0%          Impaired;
            Against EFM              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFM.

209         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EBS LP           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBS LP.

210         Convenience Claims       Payment in Cash of the amount of the            5.3%           Impaired;
            Against EESNA            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EESNA.

211         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against LNG Marketing    Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LNG Marketing.

212         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Calypso          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Calypso.

213         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against Global LNG       Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Global LNG.

214         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EIFM             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EIFM.

215         Convenience Claims       Payment in Cash of the amount of the            17.7%          Impaired;
            Against ENGMC            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ENGMC.

216         Convenience Claims       Payment in Cash of the amount of the            14.0%          Impaired;
            Against ENA Upstream     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ENA Upstream.

217         Convenience Claims       Payment in Cash of the amount of the            26.4%          Impaired;
            Against ELFI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ELFI.

218         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against LNG Shipping     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LNG Shipping.

219         Convenience Claims       Payment in Cash of the amount of the            8.5%           Impaired;
            Against EPSC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPSC.

220         Convenience Claims       Payment in Cash of the amount of the            16.8%          Impaired;
            Against ECTRIC           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECTRIC.

221         Convenience Claims       Payment in Cash of the amount of the            6.7%           Impaired;
            Against Communications   Convenience Claim Distribution Percentage                      Entitled to vote
            Leasing                  against Communications Leasing.

222         Convenience Claims       Payment in Cash of the amount of the            29.0%          Impaired;
            Against Wind             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Wind.

223         Convenience Claims       Payment in Cash of the amount of the            41.4%          Impaired;
            Against Wind Systems     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Wind Systems.

224         Convenience Claims       Payment in Cash of the amount of the            39.7%          Impaired;
            Against EWESC            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EWESC.

225         Convenience Claims       Payment in Cash of the amount of the            5.2%           Impaired;
            Against Wind             Convenience Claim Distribution Percentage                      Entitled to vote
            Maintenance              against Wind Maintenance.

226         Convenience Claims       Payment in Cash of the amount of the            39.1%          Impaired;
            Against Wind             Convenience Claim Distribution Percentage                      Entitled to vote
            Constructors             against Wind Constructors.

227         Convenience Claims       Payment in Cash of the amount of the            41.4%          Impaired;
            Against EREC I           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EREC I.

228         Convenience Claims       Payment in Cash of the amount of the            39.1%          Impaired;
            Against EREC II          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EREC II.

229         Convenience Claims       Payment in Cash of the amount of the            39.7%          Impaired;
            Against EREC III         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EREC III.

230         Convenience Claims       Payment in Cash of the amount of the            5.2%           Impaired;
            Against EREC IV          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EREC IV.

231         Convenience Claims       Payment in Cash of the amount of the            29.0%          Impaired;
            Against EREC V           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EREC V.

232         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Intratex         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Intratex.

233         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EPPI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPPI.

234         Convenience Claims       Payment in Cash of the amount of the            12.5%          Impaired;
            Against Methanol         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Methanol.

235         Convenience Claims       Payment in Cash of 17.5% of the amount of the   8.5%           Impaired;
            Against Ventures         Allowed Convenience Claims against Ventures.                   Entitled to vote

236         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Enron            Convenience Claim Distribution Percentage                      Entitled to vote
            Mauritius                against Enron Mauritius.

237         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against India Holdings   Convenience Claim Distribution Percentage                      Entitled to vote
                                     against India Holdings.

238         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against OPP              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against OPP.

239         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against NETCO            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against NETCO.

240         Convenience Claims       Payment in Cash of the amount of the            17.7%          Impaired;
            Against EESSH            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EESSH.

241         Convenience Claims       Payment in Cash of the amount of the            59.2%          Impaired;
            Against Wind             Convenience Claim Distribution Percentage                      Entitled to vote
            Development              against Wind Development.

242         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ZWHC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ZWHC.

243         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Zond Pacific     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Zond Pacific.

244         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ERAC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ERAC.

245         Convenience Claims       Payment in Cash of the amount of the            7.5%           Impaired;
            Against NEPCO            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against NEPCO.

246         Convenience Claims       Payment in Cash of the amount of the            6.7%           Impaired;
            Against EPICC`           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPICC.

247         Convenience Claims       Payment in Cash of the amount of the            7.5%           Impaired;
            Against NEPCO Power      Convenience Claim Distribution Percentage                      Entitled to vote
            Procurement              against NEPCO Power Procurement.

248         Convenience Claims       Payment in Cash of the amount of the            7.7%           Impaired;
            Against NEPCO Services   Convenience Claim Distribution Percentage                      Entitled to vote
            International            against NEPCO Services International.

249         Convenience Claims       Payment in Cash of the amount of the            19.4%          Impaired;
            Against San Juan Gas     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against San Juan Gas.

250         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EBF LLC          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBF LLC.

251         Convenience Claims       Payment in Cash of the amount of the            33.4%          Impaired;
            Against Zond Minnesota   Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Zond Minnesota.

252         Convenience Claims       Payment in Cash of the amount of the            26.6%          Impaired;
            Against EFII             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFII.

253         Convenience Claims       Payment in Cash of the amount of the            33.0%          Impaired;
            Against E Power          Convenience Claim Distribution Percentage                      Entitled to vote
            Holdings                 against E Power Holdings.

254         Convenience Claims       Payment in Cash of the amount of the            5.9%           Impaired;
            Against EFS-CMS          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS-CMS.

255         Convenience Claims       Payment in Cash of the amount of the            11.0%          Impaired;
            Against EMI              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EMI.

256         Convenience Claims       Payment in Cash of the amount of the            14.8%          Impaired;
            Against Expat Services   Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Expat Services.

257         Convenience Claims       Payment in Cash of the amount of the            14.0%          Impaired;
            Against Artemis          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Artemis.

258         Convenience Claims       Payment in Cash of the amount of the            34.2%          Impaired;
            Against CEMS             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against CEMS.

259         Convenience Claims       Payment in Cash of the amount of the            9.0%           Impaired;
            Against LINGTEC          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LINGTEC.

260         Convenience Claims       Payment in Cash of the amount of the            5.5%           Impaired;
            Against EGSNVC           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EGSNVC.

261         Convenience Claims       Payment in Cash of the amount of the            6.5%           Impaired;
            Against LGMC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LGMC.

262         Convenience Claims       Payment in Cash of the amount of the            12.3%          Impaired;
            Against LRC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LRC.

263         Convenience Claims       Payment in Cash of the amount of the            12.6%          Impaired;
            Against LGMI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LGMI.

264         Convenience Claims       Payment in Cash of the amount of the            14.4%          Impaired;
            Against LRCI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LRCI.

265         Convenience Claims       Payment in Cash of the amount of the            6.5%           Impaired;
            Against ECG              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECG.

266         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EnRock           Convenience Claim Distribution Percentage                      Entitled to vote
            Management               against EnRock Management.

267         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ECI Texas        Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECI Texas.

268         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EnRock           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EnRock.

269         Convenience Claims       Payment in Cash of the amount of the            32.6%          Impaired;
            Against ECI Nevada       Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECI Nevada.

270         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Alligator        Convenience Claim Distribution Percentage                      Entitled to vote
            Alley                    against Alligator Alley.

271         Convenience Claims       Payment in Cash of the amount of the            15.0%          Impaired;
            Against Enron Wind       Convenience Claim Distribution Percentage                      Entitled to vote
            Storm Lake I             against Enron Wind Storm Lake I.

272         Convenience Claims       Payment in Cash of the amount of the            18.9%          Impaired;
            Against ECTMI            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECTMI.

273         Convenience Claims       Payment in Cash of the amount of the            10.8%          Impaired;
            Against EnronOnLine,     Convenience Claim Distribution Percentage                      Entitled to vote
            LLC                      against EnronOnLine, LLC.

274         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against St. Charles      Convenience Claim Distribution Percentage                      Entitled to vote
            Development              against St. Charles Development.

275         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Calcasieu        Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Calcasieu.

276         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Calvert City     Convenience Claim Distribution Percentage                      Entitled to vote
            Power                    against Calvert City Power.

277         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Enron ACS        Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Enron ACS.

278         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against LOA              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against LOA.

279         Convenience Claims       Payment in Cash of the amount of the            5.2%           Impaired;
            Against ENIL             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ENIL.

280         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EI               Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EI.

281         Convenience Claims       Payment in Cash of the amount of the            8.3%           Impaired;
            Against EINT             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EINT.

282         Convenience Claims       Payment in Cash of the amount of the            6.0%           Impaired;
            Against EMDE             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EMDE.

283         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against WarpSpeed        Convenience Claim Distribution Percentage                      Entitled to vote
                                     against WarpSpeed.

284         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against Modulus          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Modulus.

285         Convenience Claims       Payment in Cash of the amount of the            9.0%           Impaired;
            Against ETI              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ETI.

286         Convenience Claims       Payment in Cash of the amount of the            5.9%           Impaired;
            Against DSG              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against DSG.

287         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against RMTC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against RMTC.

288         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Omicron          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Omicron.

289         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS I            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS I.

290         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EFS II           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS II.

291         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS III          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS III.

292         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EFS V            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS V.

293         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EFS VI           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS VI.

294         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS VII          Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS VII.

295         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS IX           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS IX.

296         Convenience Claims       Payment in Cash of the amount of the            8.5%           Impaired;
            Against EFS X            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS X.

297         Convenience Claims       Payment in Cash of the amount of the            6.5%           Impaired;
            Against EFS XI           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS XI.

298         Convenience Claims       Payment in Cash of the amount of the            13.9%          Impaired;
            Against S XII            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS XII.

299         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EFS XV           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS XV.

300         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS XVII         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS XVII.

301         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Jovinole         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Jovinole.

302         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS Holdings     Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS Holdings.

303         Convenience Claims       Payment in Cash of the amount of the            10.2%          Impaired;
            Against EOS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EOS.

304         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against Green Power      Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Green Power.

305         Convenience Claims       Payment in Cash of the amount of the            13.0%          Impaired;
            Against TLS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against TLS.

306         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ECT Securities   Convenience Claim Distribution Percentage                      Entitled to vote
            Limited Partnership      against ECT Securities Limited Partnership.

307         Convenience Claims       Payment in Cash of the amount of the            15.5%          Impaired;
            Against ECT Securities   Convenience Claim Distribution Percentage                      Entitled to vote
            LP                       against ECT Securities LP.

308         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against ECT Securities   Convenience Claim Distribution Percentage                      Entitled to vote
            GP                       against ECT Securities GP.

309         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against KUCC Cleburne    Convenience Claim Distribution Percentage                      Entitled to vote
                                     against KUCC Cleburne.

310         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EIAM             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EIAM.

311         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EBPHXI           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBPHXI.

312         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EHC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EHC.

313         Convenience Claims       Payment in Cash of the amount of the            5.4%           Impaired;
            Against EDM              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EDM.

314         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against EIKH             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EIKH.

315         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ECHVI            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECHVI.

316         Convenience Claims       Payment in Cash of the amount of the            6.5%           Impaired;
            Against EIAC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EIAC.

317         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EBPIXI           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBPIXI.

318         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Paulista         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Paulista.

319         Convenience Claims       Payment in Cash of the amount of the            9.6%           Impaired;
            Against EPCSC            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPCSC.

320         Convenience Claims       Payment in Cash of the amount of the            13.2%          Impaired;
            Against Pipeline         Convenience Claim Distribution Percentage                      Entitled to vote
            Services                 against Pipeline Services.

321         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ETPC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ETPC.

322         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ELSC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ELSC.

323         Convenience Claims       Payment in Cash of the amount of the            7.1%           Impaired;
            Against MMS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EMMS.

324         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against ECFL             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECFL.

325         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EPGI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPGI.

326         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Transwestern     Convenience Claim Distribution Percentage                      Entitled to vote
            Gathering                against Transwestern Gathering.

327         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Enron            Convenience Claim Distribution Percentage                      Entitled to vote
            Gathering                against Enron Gathering.

328         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against EGP              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EGP.

329         Convenience Claims       Payment in Cash of the amount of the            33.5%          Impaired;
            Against EAMR             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EAMR.

330         Convenience Claims       Payment in Cash of the amount of the            18.2%          Impaired;
            Against EBP-I            Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBP-I.

331         Convenience Claims       Payment in Cash of the amount of the            21.4%          Impaired;
            Against EBHL             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EBHL.

332         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Enron Wind       Convenience Claim Distribution Percentage                      Entitled to vote
            Storm Lake II            against Enron Wind Storm Lake II.

333         Convenience Claims       Payment in Cash of the amount of the            8.8%           Impaired;
            Against EREC             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EREC.

334         Convenience Claims       Payment in Cash of the amount of the            18.2%          Impaired;
            Against EA III           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EA III.

335         Convenience Claims       Payment in Cash of the amount of the            31.6%          Impaired;
            Against EWLB             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EWLB.

336         Convenience Claims       Payment in Cash of the amount of the            9.9%           Impaired;
            Against SCC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against SCC.

337         Convenience Claims       Payment in Cash of the amount of the            44.8%          Impaired;
            Against EFS IV           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS IV.

338         Convenience  Claims      Payment in Cash of the amount of the            67.5%          Impaired;
            Against EFS VIII         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS VIII.

339         Convenience Claims       Payment in Cash of the amount of the            61.6%          Impaired;
            Against EFS XIII         Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EFS XIII.

340         Convenience Claims       Payment in Cash of the amount of the            8.2%           Impaired;
            Against ECI              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECI.

341         Convenience Claims       Payment in Cash of the amount of the            24.2%          Impaired;
            Against EPC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EPC.

342         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against Richmond Power   Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Richmond Power.

343         Convenience Claims       Payment in Cash of the amount of the            13.0%          Impaired;
            Against ECTSVC           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ECTSVC.


344         Convenience Claims       Payment in Cash of the amount of the            18.9%          Impaired;
            Against EDF              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EDF.

345         Convenience Claims       Payment in Cash of the amount of the            7.2%           Impaired;
            Against ACFI             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ACFI.

346         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against TPC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against TPC.

347         Convenience Claims       Payment in Cash of the amount of the            17.9%          Impaired;
            Against APACHI           Convenience Claim Distribution Percentage                      Entitled to vote
                                     against APACHI.

348         Convenience Claims       Payment in Cash of the amount of the            10.6%          Impaired;
            Against EDC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EDC.

349         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against ETP              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against ETP.

350         Convenience Claims       Payment in Cash of the amount of the            67.5%          Impaired;
            Against NHS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against NHS.

351         Convenience Claims       Payment in Cash of the amount of the            16.9%          Impaired;
            Against Enron South      Convenience Claim Distribution Percentage                      Entitled to vote
            America                  against Enron South America.

352         Convenience Claims       Payment in Cash of the amount of the            46.7%          Impaired;
            Against EGPP             Convenience Claim Distribution Percentage                      Entitled to vote
                                     against EGPP.

353         Convenience Claims       Payment in Cash of the amount of the            27.8%          Impaired;
            Against PGS              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against PGS.

354         Convenience Claims       Payment in Cash of the amount of the            4.5%           Impaired;
            Against PTC              Convenience Claim Distribution Percentage                      Entitled to vote
                                     against PTC.

355         Enron Guaranty           Payment in Cash of the amount of the            10.8%          Impaired;
            Convenience Claims       Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Enron Guaranty Distributive Assets.

356         Wind Guaranty            Payment in Cash of the amount of the            26.7%          Impaired;
            Convenience Claims       Convenience Claim Distribution Percentage                      Entitled to vote
                                     against Wind Guaranty Distributive Assets.

357- 362    Subordinated Claims      No distribution                                      0%        Impaired; Not
                                                                                                    entitled to vote

363         Allowed Enron            No distribution                                      0%        Impaired; Not
            Preferred Equity                                                                        entitled to vote
            Interests

364         Enron Common Equity      No distribution                                      0%        Impaired; Not
            Interests                                                                               entitled to vote

365         Other Equity Interests   No distribution                                      0%        Impaired; Not
                                                                                                    entitled to vote



                  For a more detailed description of the classification, treatment and estimated distributions under the Plan, refer to the Plan attached as Exhibit 1: "Chapter 11 Plan," Section VI.A, "Summary of Debtors' Chapter 11 Plan," Section XIX, "Confirmation Of The Plan," and Appendix C: "Estimated Assets, Claims and Distributions."

D.       ASSETS, CLAIMS AND DISTRIBUTIONS

         1.       ESTIMATES.

                  Refer to Appendix C: "Estimated Assets, Claims and Distributions" for a summary description of the assets and liabilities of each Debtor, as well as the estimated recoveries under the Plan for the Creditors of each Debtor. The values, claim amounts, and distribution ranges reflected in these summaries are estimated based on the information available to the Debtors as of the time of preparation of the summaries. Actual results may vary widely from these estimates. Refer to Section XIV.C., "Variance from Valuations, Projections and Estimated Recoveries" for further information.

         2.       METHODOLOGY FOR CALCULATING ESTIMATED RECOVERIES.

                  As described in more detail below, the estimated recoveries are calculated by analyzing, on a Debtor-by-Debtor basis, the estimated asset value available for distribution under the Plan and the Claims to be satisfied pursuant to the Plan for that Debtor. This data was then coupled with the global compromise embodied in the Plan to generate the estimated recoveries or range of distribution.

                  a. BLACKSTONE MODEL. Given the magnitude of third-party and intercompany claims and the complexity of the ownership structure and inter-estate disputes, the Debtors required a complex computer program to maintain the requisite data regarding assets, liabilities, value allocation, and related issues, as well as to provide a means for calculating distributions or recoveries under the Plan. Accordingly, immediately following the Initial Petition Date,

Blackstone began to develop the Blackstone Model, a complex computer model designed to serve this purpose. The model is a complex and customized software program consisting of more than 15,000 lines of computer code, as well as multiple, integrated spreadsheets and databases. The model interfaces directly with the Debtors' accounting systems and supporting analyses performed by the Debtors and their advisors regarding assets and liabilities of the estates. To ensure the consistency of the model, it incorporates internal cross-checks and generates detailed summary reports and control schedules.

                  The Blackstone Model tracks the assets and liabilities of each Debtor and most of the other Enron Companies. Taking into consideration, among other things, the complex web of intercompany claims and equity interests between the Enron Companies, the model calculates the value of the assets of each Debtor and the allocation of that value to satisfy secured, administrative, priority, and unsecured Claims against each Debtor. Further, the Blackstone Model was designed to permit the incorporation of numerous variables reflecting different values and legal assumptions. The graphic below illustrates the Blackstone Model mechanics:

                                  [GRAPH]

                                              ------------
                         ---------------  -A-     SAP
                              Model:          ------------
-------------------         Accounting
 Debtors and their  -B-     Interface         ------------
     advisors            ---------------  -A-   Hyperion
-------------------             |             ------------
                    \           C                              ------------
                     B          |                           __     Asset    \
                      \         |                          /    Allocations  \
                    ----------------       -------------  /    ------------   \
----------------         Model:            Model: Engine /     ------------    \   ------------
Debtors' Records -D-    Database     -All- ------------- \       Solvency  _____\    Creditor
----------------    ----------------          |         | \___   Analysis      /    Recoveries
                    /  |      |               |         |  \   ------------   /   /------------
                   E   |      |               |          \  \  ------------  /   /
                  /    |      |               |           \  \  Diligence   /   /
----------------       |      |               |            \     Process   /   /
  Model: Other         |    ------------      |             \  ------------   /
    Reports            |     Recoveries  _____|              \ ------------  /
----------------       |    ------------                      \  Internal   /
                       |_____________Adjustments_____________     Review   /
                                                               ------------

KEY TO DIAGRAM
--------------

A: Third party and intercompany account balances
B: Asset values, trade book estimates, guarantees and claims data
C: Adjusted aggregate assets, claims and intercompany balances
D: Equity ownership, supporting information and bankruptcy case status
E: Recovery percentages used to produce summary reports and control schedules

                  In June 2002, the Debtors shared a preliminary draft of the Blackstone Model with the Creditors' Committee. The Creditors' Committee tested the validity of the Blackstone Model for purposes of calculating and analyzing various permutations of a potential chapter 11 plan. In February 2003, the Debtors shared a draft of the Blackstone Model with the ENA Examiner for his independent verification. The ENA Examiner similarly concluded that the Blackstone Model was a reliable tool for its intended purpose.

                  b. ESTIMATED ASSET VALUE TO BE DISTRIBUTED UNDER PLAN. Other than cash on hand, the asset valuation information contained in the Blackstone Model reflects either (i) if the asset has been sold, the sales price or (ii) if the asset has not been sold, an estimate developed by Blackstone and management. For this purpose, a Debtor's assets may include Cash, assets held for sale, assets identified for transfer into InternationalCo, claims and causes of action, and investments in subsidiaries. Due to the inherent uncertainties of litigation, for purposes of estimating asset value, no value has been ascribed to any claims or causes of action the Debtors may have.

                  c. ESTIMATED CLAIMS TO BE SATISFIED UNDER PLAN. The claims estimates included in the Blackstone Model were estimated using the following procedures: (i) Administrative, Secured, and Priority Claims, including administrative claims against other Debtors, have been estimated by the Debtors based upon historical expense levels, filed Claims, and/or the Debtors' books and records, (ii) Intercompany Claims are based upon the intercompany accounts and notes reflected in the Debtors' books and records, as may be adjusted from time to time, and (iii) all other Claims are based upon filed Claims, the books and records of the Debtors, and analyses performed by the Debtors and their professionals.

                  d. ESTIMATED RANGE OF DISTRIBUTIONS. Using the asset and claims data described above, the Blackstone Model generates estimates regarding the range of recovery under a variety of fact patterns. The estimates set forth in the Disclosure Statement were calculated based on the global compromise incorporated into the Plan.

                  The range for recoveries on general unsecured claims set forth in the graph reflect the highest and lowest estimated recovery of all of the Allowed General Unsecured Classes. Refer to the table below for the estimated recovery for each Class.(2)

                    II. INTRODUCTION TO DISCLOSURE STATEMENT

   CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN
      APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT"
                                ATTACHED HERETO.

                  AS NOTED ABOVE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION. ACCORDINGLY, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED ON FOR ANY PURPOSE.

                  The Debtors submit this Disclosure Statement pursuant to
section 1125 of the Bankruptcy Code to holders of Claims against the Debtors in connection with (i) the solicitation of acceptances of the Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code,
dated [       _, 2003], filed by the Debtors with the United States Bankruptcy
Court for the Southern District of New York and (ii) the Confirmation Hearing
scheduled for [          , 2003], commencing at [  :    .m.] New York City Time.

                  On [              , 2003] the Bankruptcy Court, under section
1125 of the Bankruptcy Code, approved this Disclosure Statement as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of the solicited


---------------

(2) The calculated recoveries in the table exclude claims that may be satisfied via set-off. Estimates of claims that may be satisfied via set-off will be provided in the amended Disclosure Statement.

classes of Claims of the Debtors to make an informed judgment with respect to the acceptance or rejection of the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT EITHER OF THE FAIRNESS OR THE MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

                  The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit 2: "Disclosure Statement Order" sets forth in detail, among other things, the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order, the Ballot, and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.       PURPOSE OF THIS DISCLOSURE STATEMENT

                  The purpose of this Disclosure Statement is to provide the holders of Claims against the Debtors with adequate information to make an informed judgment about the Plan. This information includes, among other things, a brief history of the Debtors, a description of the Debtors' prepetition businesses, a description of the Debtors' prepetition assets and liabilities, a summary of the Debtors' Chapter 11 Cases, a summary of the distributions to be made under the Plan, and an explanation of the Plan mechanics.

B.       REPRESENTATIONS

                  This Disclosure Statement is intended for the sole use of Creditors and other parties in interest, and for the sole purpose of assisting those parties in making an informed decision about the Plan. Each Creditor is urged to review the Plan in full prior to voting on the Plan to ensure a complete understanding of the Plan and this Disclosure Statement.

                  No representations or other statements concerning the Debtors (particularly as to their future business operations or the value of their assets) are authorized by the Debtors other than those expressly set forth in this Disclosure Statement. Creditors should not rely upon any representations or inducements made to secure acceptance of the Plan other than those set forth in this Disclosure Statement.

                  Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses and properties, and related financial information were prepared by the Debtors, from information furnished by the Debtors, or from publicly-available information.

                  As explained in a November 8, 2001 Form 8-K filed by ENE with the SEC, the previously issued financial statements of ENE for the fiscal years ended December 31, 1997 through 2000 and for the first and second quarters of 2001 and the audit reports covering the year-end financial statements for 1997 through 2000 should not be relied upon. In addition, as explained in an April 22, 2002 Form 8-K filed by ENE, the financial statements of ENE for the third quarter of 2001 should not be relied upon.

                  This Disclosure Statement has not been approved or disapproved by the SEC; neither has the SEC passed upon the accuracy or adequacy of the statements contained herein.

                  This Disclosure Statement contains statements that are forward-looking. Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions, projections, and future events or performance. Among other things, this Disclosure Statement contains forward-looking statements with respect to anticipated future performance of PGE, CrossCountry, and InternationalCo, as well as anticipated future determination of claims, distributions on claims, and liquidation of the Remaining Assets. These statements, estimates, and projections may or may not prove to be correct. Actual results could differ materially from those reflected in the forward-looking statements contained herein. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Such risks and uncertainties, including, without limitation: risks inherent in the Chapter 11 process, such as the non-confirmation of the Plan, non-occurrence or delayed occurrence of the Effective Date, or delayed distribution or non-distribution of Plan Securities. The uncertain outcomes of ongoing litigation and governmental investigations involving the Operating Entities and the Debtors, including those involving the U.S. Congress, DOJ, SEC, Office of Public Utility Counsel, EPA, and FERC; the effects of negative publicity on the Operating Entities' business opportunities; the effects of the departure of past and present employees of the Debtors; the uncertain resolution of SPE issues; the preliminary and uncertain nature of valuations and estimates contained in the Plan; financial and operating restrictions that may be imposed on an Operating Entity if ENE is required to register under PUHCA; potential environmental liabilities; increasing competition and operational hazards faced by the Debtors and Operating Entities; the potential lack of a trading market for the Plan Securities distributed to Creditors; uncertainties created by the lack of reported information for securities distributed to Creditors and the lack of independent operating history of the Operating Entities; economic, political, regulatory, and legal risks affecting the finances and operations of the Debtors and the Operating Entities; and, the uncertain timing, costs, and recovery values involved in the Debtors' efforts to recover accounts receivable and to liquidate the remaining assets. The Debtors, PGE, CrossCountry, InternationalCo, and the other Enron Companies undertake no obligation to update any forward-looking statement to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible to predict all such factors, nor can the impact of any such factor be assessed.

                  THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, WHICH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN, AND IF ANY INCONSISTENCY EXISTS BETWEEN THE TERMS AND PROVISIONS OF THE PLAN AND THIS DISCLOSURE STATEMENT, THEN THE TERMS AND PROVISIONS OF THE PLAN ARE CONTROLLING.

                  UNLESS OTHERWISE SPECIFIED, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE OF THE DISCLOSURE STATEMENT AND THE DELIVERY OF THIS DISCLOSURE STATEMENT DOES NOT IMPLY THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION SET FORTH HEREIN AFTER SUCH DATE. THE DEBTORS UNDERTAKE NO DUTY TO UPDATE THIS INFORMATION.

                  THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS.

                  ALL HOLDERS OF CLAIMS ENTITLED TO VOTE SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN SECTION XIV, "RISK FACTORS AND OTHER FACTORS TO BE CONSIDERED" BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

                  SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT ARE NOT COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

                  HOLDERS OF CLAIMS ENTITLED TO VOTE SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN CAREFULLY AND IN THEIR ENTIRETY AND MAY WISH TO CONSULT WITH COUNSEL PRIOR TO VOTING ON THE PLAN.

C.       HOLDERS OF CLAIMS ENTITLED TO VOTE

                  Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, refer to Sections VI.C., "Classification of Claims and Equity Interests," Section VI.A, "Summary of Debtors' Chapter 11 Plan," and XIX, "Confirmation Of The Plan" for further information.

                  Classes 1 and 2 of the Plan are unimpaired. As a result, holders of Claims in those Classes are conclusively presumed to have accepted the Plan and are not entitled to vote.

                  Classes 3 through 176, 178, 179 and 181 through 354 of the Plan are impaired and, to the extent Claims in such Classes are Allowed Claims, the holders of such Claims will receive distributions under the Plan. As a result, holders of Claims in those Classes are entitled to vote to accept or reject the Plan.

                  Class 180 of the Plan, consisting of Intercompany Claims, is presumed to have accepted the Plan and all holders of such Claims are proponents of the Plan. As a result, holders of Claims in Class 180 are not entitled to vote.

                  Classes 177 and 355 through 363 of the Plan, consisting of certain holders of Claims and all holders of Equity Interests, will not receive any distributions under the Plan. As a result, holders of Claims and Equity Interests in Classes 177 and 355 through 363 are conclusively presumed to have rejected the Plan and are not entitled to vote.

                  Section 1126 of the Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Thus, acceptance of the Plan by Classes 3 through 176, 178, 179 and 181 through 354 will occur only if at least two-thirds in dollar amount and a majority in number of the holders of such Claims in each Class that cast their Ballots vote in favor of acceptance of the Plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. For a more detailed description of the requirements for confirmation of the Plan, refer to Section XIX, "Confirmation Of The Plan" for further information.

                  If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both. Section 1129(b) permits the confirmation of a chapter 11 plan notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, refer to Section XIX, "Confirmation Of The Plan" for further information.

                  In the event that a Class of Claims entitled to vote does not vote to accept the Plan, the Debtors' determination whether to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code will be announced prior to or at the Confirmation Hearing.

D.       SUBMITTING A BALLOT

                  To determine whether you are entitled to vote on the Plan, refer to Section II.C, "Holders of Claims Entitled to Vote." If you are entitled to vote, you should carefully review this Disclosure Statement, including the attached exhibits and the instructions accompanying the Ballot. Then, indicate your acceptance or rejection of the Plan by voting for or against the Plan on the enclosed Ballot or Ballots and return the Ballot(s) in the postage-paid envelope provided. Refer to Section XVIII, "Voting Procedures" and Exhibit 2:
"Disclosure Statement Order" for further information.

                  To be sure your Ballot is counted, your Ballot must be
received by the Debtors' Solicitation Agent, [                 ,] as instructed
on your Ballot, no later than  [  :     .m.] New York City Time on
[             , 2003].  Your Ballot will not be counted if received after this deadline.  Refer to Section XVIII, "Voting Procedures" for further information.

                  If you must return your Ballot to your bank, broker, agent, or nominee, then you must return your Ballot to such bank, broker, agent, or nominee in sufficient time for them to process your Ballot and return it to the Debtors' Solicitation Agent before the deadline. Your

Ballot will not be counted if received after this deadline. Refer to Section XVIII, "Voting Procedures" for further information.

                  DO NOT RETURN YOUR SECURITIES OR ANY OTHER DOCUMENTS WITH YOUR BALLOT.

                  It is important that Creditors exercise their right to vote to accept or reject the Plan. EVEN IF YOU DO NOT VOTE TO ACCEPT THE PLAN, YOU MAY BE BOUND BY IT, IF IT IS ACCEPTED BY THE REQUISITE HOLDERS OF CLAIMS. Refer to
Section XIX, "Confirmation Of The Plan" for further information. The amount and number of votes required for confirmation of the Plan are computed on the basis of the total amount of Claims actually voting to accept or reject the Plan.

                  Your Claims may be classified in multiple classes, in which case you will receive a separate Ballot for each class of Claim. For detailed voting instructions and the names and addresses of the persons you may contact if you have questions regarding the voting procedures, refer to your Ballot or to Section XVIII, "Voting Procedures" for further information.

                  THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RECOVERIES TO THE DEBTORS' CREDITORS. THE DEBTORS THEREFORE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF EACH AND EVERY CLASS OF CREDITORS AND URGE ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO ACCEPT THE PLAN.

E.       CONFIRMATION HEARING

                  Under section 1128 of the Bankruptcy Code, the Bankruptcy
Court has scheduled the Confirmation Hearing on [       , 2003] at [   :     .m.
New York City Time], in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York. The Confirmation Hearing may be adjourned from time to time without notice except as given at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before [ , 2003] at
[   :    .m. New York City Time]. Refer to Section XIX.C, "Objections To
Confirmation Of The Plan" for further information.

                  THE DEBTORS URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.

                      III. GENERAL PREPETITION INFORMATION

           CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT
          ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON
                     DISCLOSURE STATEMENT" ATTACHED HERETO.

A.       EVENTS LEADING UP TO CHAPTER 11 FILING

                  From 1985 through mid-2001, the Enron Companies grew from a domestic natural gas pipeline company into a large global natural gas and power company. In the last quarter of 2001, the Enron Companies lost access to the capital markets, both debt and equity, and had insufficient liquidity and financial resources to satisfy their current financial obligations. Thereafter, on December 2, 2001, ENE and 13 subsidiaries filed voluntary chapter 11 petitions. Listed below are selected ENE and rating agency announcements during late 2001.

August 14         ENE announces the resignation of Jeffrey K. Skilling as ENE's
                  President and CEO and the assumption of such duties by Chairman Kenneth L. Lay.

October 16        ENE reports a net loss for the third quarter 2001 of $618
                  million including non-recurring charges totaling $1.01 billion after-tax; non-recurring charges consisted of: $287 million related to asset impairments recorded by Azurix; $180 million associated with the restructuring of Broadband Services; and $544 million related to losses associated with certain investments.

                  ENE holds a conference call on third quarter 2001 earnings and acknowledges a $1.2 billion equity reduction.

                  Moody's announces ENE's Credit Rating is held at Baa1 (three notches above non-investment grade), but is placed on review for downgrade.

October 22        ENE announces it will cooperate fully with the SEC's request to provide information regarding certain related-party transactions.

October 24        ENE announces it has named Jeff McMahon as CFO and Andrew
                  Fastow, previously ENE's CFO, will be on a leave of absence from ENE.

October 25        Fitch announces ENE's Credit Rating is held at BBB+ (three notches above non-investment grade) but is placed on negative watch.

                  ENE announces it drew on its committed lines of credit to provide cash liquidity in excess of $1 billion.

October 29 Moody's announces ENE's Credit Rating is downgraded to Baa2 (two notches above non-investment grade) and is placed on review for downgrade.

October 31        ENE announces election of William C. Powers, Jr., Dean of The
                  University of Texas School of Law, to the ENE Board of
                  Directors and formation of the Powers Committee to examine and take any appropriate actions with respect to transactions between ENE and entities connected to related parties.

                  ENE also reports that the SEC has opened a formal investigation into certain of the matters that were the subject of recent press reports and that previously were the subject of its informal inquiry.

November 1        ENE announces that JPMCB and Salomon Smith Barney Inc., as co-arrangers, have executed commitment letters to provide $1 billion of secured credit lines supported by ENE's NNG and Transwestern assets.

                  S&P announces downgrade of ENE's Credit Rating to BBB (two notches above non-investment grade) with negative outlook.

November 5        Fitch announces ENE's Credit Rating is downgraded to BBB-
                  (Fitch's lowest investment grade rating) and is placed on negative watch.

November 8        ENE announces the filing of a Form 8-K that provides
                  information about:

                  - A required restatement of prior period financial statements to reflect the previously disclosed $1.2 billion reduction to shareholders' equity, as well as adjustments required, based on (then) current information, that certain off-balance sheet entities should have been included in ENE's consolidated financial statements;

                  - The restatement of its financial statements for 1997 through 2000 and the first two quarters of 2001;

                  - The accounting basis for the above-mentioned reduction to shareholders' equity;

                  - The special committee appointed by the ENE Board of Directors to review transactions between ENE and related parties;

                  - Information regarding the two LJM limited partnerships formed by ENE's then CFO; and

                  - Transactions between ENE and certain other ENE employees.

November 9        ENE and Dynegy announce the execution of the Merger Agreement and the $1.5 billion asset-backed equity infusion by Dynegy to ENE. Dynegy agreed to pay $1.5 billion to acquire preferred stock and other rights of an ENE subsidiary that owns NNG. In the event the merger is not completed, Dynegy will have the right to acquire 100% of the equity in the NNG subsidiary.

                  Moody's announces downgrade of ENE's Credit Rating to Baa3 (Moody's lowest investment grade rating) and places Credit Rating on review for further downgrade.

                  S&P announces downgrade of ENE's Credit Rating to BBB- (S&P's lowest investment grade rating) with negative outlook.

                  Fitch announces ENE's Credit Rating is held at BBB- (Fitch's lowest investment grade rating) but is taken off of negative watch.

November 19       ENE announces that it has filed its third-quarter 2001 Form
                  10-Q, which provides further information on third quarter earnings adjustments and other issues and outlines a restructuring plan. The Form 10-Q also included additional detailed information regarding ENE's then current liquidity and upcoming maturities of debt and other obligations
                  (including a $690 million note payable that will become a demand obligation on November 27, 2001 due to the recent downgrade by S&P and $3.9 billion in facilities that could be accelerated due to stock price and ratings triggers).

November 21 ENE announces that it is in active discussions with its primary lenders on a restructuring of its debt obligations to further enhance liquidity.

November 28       ENE announces it has received a notice from Dynegy that,
                  effective immediately, it is terminating the Merger Agreement.

                  ENE also announces that S&P, Moody's, and Fitch have downgraded ENE's Credit Rating to below investment grade.

                  Moody's announces ENE's Credit Rating is downgraded to B2 (five notches below investment grade) and is placed on review for downgrade.

                  S&P announces ENE's Credit Rating is downgraded to B- (six notches below investment grade) and is placed on negative outlook.

                  Fitch announces ENE's Credit Rating is downgraded to CC (eight notches below investment grade) and is placed on negative watch.

November 30       S&P announces ENE's Credit Rating is downgraded to CC (eight notches below investment grade) with negative outlook.

December 2        ENE announces that it, along with certain of its subsidiaries, have filed voluntary petitions for chapter 11 reorganization with the U. S. Bankruptcy Court for the Southern District of
                  New York.

                  Refer to "Related Documents" at http://www.enron.com/corp/por/ for the public filings referenced above, as well as certain reports prepared by the ENE Examiner, the Powers Committee, and various government agencies and committees.

B.       PREPETITION BUSINESS ACTIVITIES

         1. GENERAL. Headquartered in Houston, Texas, the Enron Companies historically provided products and services related to natural gas, electricity, and communications to wholesale and retail customers. As of the Initial Petition Date, the Enron Companies employed approximately 32,000 individuals worldwide. The Enron Companies were principally engaged in (a) the marketing of natural gas, electricity and other commodities, and related risk management and finance services worldwide, (b) the delivery and management of energy commodities and capabilities to end-use retail customers in the industrial and commercial business sectors, (c) the generation, transmission, and distribution of electricity to markets in the northwestern United States, (d) the transportation of natural gas through pipelines to markets throughout the United States, and (e) the development, construction, and operation of power plants, pipelines, and other energy-related assets worldwide. Many of the Enron Companies that are operating companies have not filed bankruptcy petitions and continue to operate their businesses.

                  Set forth below is a brief description of various categories of major businesses of the Enron Companies existing as of the Initial Petition Date. Although the Debtors' prepetition business activities can be summarized in a discussion of these businesses, each of the businesses included numerous separate legal entities. Any reference to a business should be construed as a reference to the separate legal entities that comprise such business.

         2. WHOLESALE SERVICES. As of the Initial Petition Date, Wholesale Services encompassed the global wholesale business related to natural gas, power, LNG, metals, coal, crude and liquids, weather, forest products, steel, and other commodities.(3) This business also included EnronOnline(R), an e-commerce site for global commodity transactions. The Enron Companies built their wholesale businesses through asset ownership, contractual access to third-party assets, and market-making activities.

                  The activities of these businesses can be categorized into two business lines: (i) commodity sales and services and (ii) assets and investments.

                  a. COMMODITY SALES AND SERVICES. The businesses included in the Wholesale Services segment provided physical commodity and price risk management services to their customers through forward and other contracts. In late 1999, Wholesale Services launched an internet-based e-commerce system, EnronOnline(R), which allowed wholesale customers to view Wholesale Services' real-time pricing and complete commodity transactions with the relevant Enron Company trading in the particular commodity or product, as principal, with no direct interaction.

                  b. ASSETS AND INVESTMENTS. Wholesale Services entered into, managed, and/or operated numerous investments and various physical and financial assets related to the energy industry, as well as physical assets in the paper and steel industries. As of the Initial Petition Date, these activities included (i) development of power generation facilities, (ii) investment in intrastate gas pipelines, natural gas compression, NGL and LNG operations, (iii)

--------------

(3) In addition to certain non-Debtor affiliates, Wholesale Services included the following Debtors: ENA, EPMI, EMCC, ENA Upstream, ENA Asset Holdings, BAM, Palm Beach, ENGMC, Intratex, EGLI, EGM, EIM, Garden State, EFM, LNG Marketing, Calypso, Global LNG, EIFM, ELFI, LNG Shipping, ECTRIC, NETCO, ERAC, EBF LLC, EFII, ENW, Calcasieu Development, Calvert City Power, RMTC, ECTMI, EnronOnline, LLC, LOA, St. Charles Development, TLS, OEC, EEOSC, Ventures, NEPCO, EPICC, NEPCO Power Procurement, NEPCO Services International, LINGTEC, EGSNVC, LGMC, LRC, LGMI, LRCI, Enron ACS, KUCC Cleburne, ECT Securities Limited Partnership, ECT Securities LP, ECT Securities GP, Richmond Power, and ECTSVC.

equity and debt financing to third parties for the exploration and development of oil, gas, and coal reserves, and (iv) investment in paper and steel processing facilities.

         3. RETAIL SERVICES. As of the Initial Petition Date, Retail Services extended ENE's energy expertise and capabilities to energy end-users in the industrial and commercial business sectors.(4) The Retail Services businesses provided energy end-users in the United States and Europe with a broad range of energy products and services, including sales of natural gas, electricity, liquids and other commodities, and the provision of energy management services, such as energy tariff and information services, energy outsourcing, demand-side management services, and price risk management services.

         4. ELECTRICITY TRANSMISSION AND DISTRIBUTION OPERATIONS. The only domestic electric utility operation conducted as of the Initial Petition Date by the Enron Companies was, and continues to be, the business conducted by PGE, a wholly-owned, non-Debtor subsidiary of ENE. PGE is engaged in the generation, purchase, transmission, distribution, and retail sale of electricity in the State of Oregon. PGE also sells wholesale electric energy to utilities, brokers, and power marketers located throughout the western United States. As of December 31, 2002, PGE served approximately 743,000 retail customers. Refer to Section VIII, "Portland General Electric Company" for further information.

         5. NATURAL GAS PIPELINES. As of the Initial Petition Date, the natural gas pipelines business operated one of the largest gas transmission systems in the United States spanning approximately 42,000 miles.(5) ENE and its subsidiaries operated domestic interstate natural gas pipelines extending from Texas to the Canadian border and across the southern United States from Florida to California. Included in the Enron Companies' domestic interstate natural gas pipeline operations were Transwestern, Citrus, Northern Plains, and NNG, each of which is briefly described below. Refer to Section IX, "CrossCountry Energy Corp." for further information about Transwestern, Citrus and Northern Plains. NNG was sold in February 2002; refer to Section IV.B.4, "Asset Sales" for further information.

                  a. TRANSWESTERN PIPELINE COMPANY. Transwestern, a non-Debtor, is an interstate pipeline engaged in the transportation of natural gas. Transwestern is subject to regulation by FERC. Through its approximately 2,600-mile pipeline system, Transwestern transports natural gas from western Texas, Oklahoma, eastern New Mexico, and the San Juan Basin in northwestern New Mexico and southern Colorado primarily to the California market and secondarily to markets off the east end of its system.



---------------

(4) In addition to certain non-Debtor affiliates, Retail Services included the following Debtors: EES, EESO, EESNA, EESOMI, EEIS, EEMC, EESI, EFSI, EFS-CMS, TSI, EESSH, Artemis, ServiceCo, CEMS, Omicron, EFS I, EFS II, EFS III, EFS IV, EFS V, EFS VI, EFS VII, EFS IX, EFS X, EFS XI, EFS XII, EFS XIII, EFS XV, EFS XVII, Jovinole, and EFS Holdings.

(5) In addition to certain non-Debtor affiliates, natural gas pipelines included the following Debtors: ETS, EPPI, EAMR, EMMS, EOS, EPCSC, Pipeline Services, ETPC, Transwestern Gathering, Enron Gathering, EGP, ELSC, EPGI, Alligator Alley, Methanol, and EPC.

                  b. CITRUS. Citrus, a non-Debtor that is 50% owned by ENE, owns primarily a FERC-regulated interstate pipeline company, Florida Gas. Such pipeline company transports natural gas for third parties through a pipeline that extends from south Texas to south Florida.

                  c. NORTHERN PLAINS. Northern Plains, a non-Debtor, either directly or through a subsidiary, holds a general partner interest of approximately 1.65%, and a limited partner interest of approximately 1.06%, in Northern Border Partners. Northern Border Partners owns a 70% interest in an approximately 1,249-mile interstate pipeline system that transports natural gas from the Montana-Saskatchewan border near Port of Morgan, Montana to interconnecting pipelines and local distribution systems in the states of North Dakota, South Dakota, Minnesota, Iowa, and Illinois. Northern Border Partners owns two additional interstate pipelines and partnership interests in other energy assets.

                  d. NNG. NNG was an interstate pipeline engaged in the transportation of natural gas. NNG was subject to regulation by FERC. Through its approximately 16,500-mile pipeline system, NNG transported natural gas from the Permian Basin in Texas to the Great Lakes as well as in other markets in the production areas of Colorado, Kansas, New Mexico, Oklahoma, Texas, and North Dakota.

         6. GLOBAL ASSETS. As of the Initial Petition Date, Global Assets included energy-related assets throughout the world that are not included in the Wholesale or Retail businesses, including, but not limited to, assets in the United States, Brazil, and India.(6) Global Assets managed most of the Enron Companies' energy assets and operations (power plants, pipelines, and distribution companies) outside of North America and Europe. As of the Initial Petition Date, these operations existed in approximately 15 countries and territories across the globe, primarily in developing markets. Refer to Section X, "InternationalCo" for further information.

                  Global Assets also included (i) ENE's investment in Azurix, a global water company engaged in the business of owning, operating and managing water and wastewater assets, providing water- and wastewater- related services and developing and managing water resources and (ii) Enron Wind Corp., which, together with its subsidiaries, was an integrated manufacturer and developer of wind power, providing power plant design and engineering, project development, and operations and maintenance services.(7)

         7. BROADBAND SERVICES. Broadband Services' businesses included the provision of (i) bandwidth management and intermediation services and (ii) content delivery services. During 2000, Broadband Services continued its work on establishing the EIN, a high-capacity, global fiber optic network. At December 31, 2000, Broadband Services had started trading contracts in multiple bandwidth products and had signed service agreements with several content providers.


---------------

(6) In addition to certain non-Debtor affiliates, Global Assets included the following Debtors: Enron Mauritius, India Holdings, OPP, San Juan Gas, E Power Holdings, Expat Services, ENIL, EI, EINT, EMDE, EIAM, EBPHXI, EHC, EDM, EIKH, ECHVI, EIAC, EBPIXI, Paulista, ECFL, EDFL, ACFI, TPC, APACHI, EDC, ETP, NSH, Enron South America, and EGPP.

(7) In addition to certain non-Debtor affiliates, the Wind business group included the following Debtors: Wind, Wind Constructors, Wind Development, Wind Maintenance, EWESC, and Wind Systems.

However, ultimately, Broadband Services was unable to fulfill its business goals and, in 2001, it began to wind down its business affairs.(8)

C.       DEBTORS' PREPETITION CREDIT FACILITIES

         1. ENE REVOLVING CREDIT FACILITIES. Prior to the Initial Petition Date, ENE maintained two corporate revolvers with a total commitment of $3 billion. Both facilities were widely syndicated to over 50 banks. The facilities include the following:

                  a. $1.75 billion 364-day senior unsecured committed revolving credit facility for general corporate purposes including commercial paper backstop. ENE was the underlying credit for the facility. Citibank and JPMCB were Co-Administrative Agents. The facility closed on May 14, 2001. The facility was fully drawn in October 2001.

                  b. $1.25 billion long-term senior unsecured committed revolving credit facility for general corporate purposes including commercial paper backstop. ENE was the underlying credit for the facility. Citibank and JPMCB were Co-Administrative Agents. The facility closed on May 18, 2000. The facility was fully drawn in October 2001.

         2. PIPELINE CREDIT FACILITIES. Two ENE non-Debtor subsidiaries entered into corporate revolvers during the fourth quarter of 2001 with a total commitment of $1.0 billion for general corporate purposes. The facilities include the following:

                  a. TRANSWESTERN PIPELINE COMPANY. Transwestern had a $550 million 364-day senior secured committed revolving credit facility. The facility was secured by substantially all of the assets of Transwestern. ENE was the guarantor of the facility. Citicorp North America, Inc. and JPMCB were Co-Administrative Agents. The facility closed on November 13, 2001, has been extended through November 6, 2003 and has been converted to a term loan. The facility was fully drawn on the closing. Refer to Section XIV.H, "CrossCountry" for further information.

                  b. NORTHERN NATURAL GAS COMPANY. NNG had a $450 million 364-day senior secured committed revolving credit facility. The facility was secured by substantially all of the assets of the borrower. ENE was the guarantor for the facility. Citicorp North America, Inc. and JPMCB were Co-Administrative Agents. The facility closed on November 19, 2001. The facility was fully drawn on the closing. As part of the transfer of NNG to Dynegy, the ENE guaranty was later released. Refer to Section IV.B.3.b, "Dynegy Merger Agreement, Related Litigation, and Settlement" for further information.

         3. LETTER OF CREDIT FACILITIES. Prior to the Initial Petition Date, ENE maintained two syndicated committed letter of credit facilities, and obtained numerous letters of credit from various financial institutions under non-committed reimbursement agreements.


--------------

(8) In addition to certain non-Debtor affiliates, Broadband Services included the following Debtors: EBS, EBS LP, Communications Leasing, ECI Nevada, ECI Texas, Enrock, Enrock Management, ECG, WarpSpeed, DSG, Modulus, and ETI.

                  a. Trade Finance and Reimbursement Agreement dated as of September 10, 2001 among ENE, the banks named therein and West LB as Issuing Bank in the amount of $245 million. There were approximately $166 million in outstanding letters of credit as of the Initial Petition Date.

                  b. Letter of Credit and Reimbursement Agreement dated as of May 14, 2001 among ENE, the banks named therein and JPMCB as Issuing Bank in the amount of $500 million. There were approximately $290 million in outstanding letters of credit as of the Initial Petition Date.

                  c. In addition to the letters of credit referred to above, there were various letters of credit issued for the benefit of ENE in the notional amount of approximately $651 million as of the Initial Petition Date.

D.       DEBTORS' PREPETITION DEBT SECURITIES

                  As set forth in the Debtors' Schedules, as of November 30, 2001, the following debt securities of ENE were outstanding:


                                                                    AMOUNT OUTSTANDING AS OF
  NAME OF TRUSTEE / PAYEE /                                      NOVEMBER 30, 2001 AS SET FORTH
      PRINCIPAL OBLIGEE                   INSTRUMENT                IN THE DEBTORS' SCHEDULES              CUSIP NO.
  -------------------------               ----------             ------------------------------            ---------
The Bank of New York, as      7.00% Exchangeable Note Payable             $258,860,208                     293561882
Trustee                       due 07/31/02

The Bank of New York, as      9.125% Note Payable due 04/01/03            $191,139,784                     293561AQ9
Trustee

The Bank of New York, as      9.875% Note Payable due 06/15/03            $104,553,472                     293561AF3
Trustee

The Bank of New York, as      7.875% Note Payable due 06/15/03            $336,730,469                     293561CB0
Trustee

The Chase Manhattan Bank, as  0.62% Bond due 06/18/03                     $336,917,756                     EC3993465
Issuing and Principal Paying
Agent

The Chase Manhattan Bank, as  0.77% Bond due 06/18/03                      $84,404,257                     EC3993424
Issuing and Principal Paying
Agent

The Bank of New York, as      6.625% Note Payable due 10/15/03             $72,656,595                     293561BN5
Trustee

The Chase Manhattan Bank, as  0.97% Bond due 06/18/04                      $84,225,925                     EC3999553
Issuing and Principal Paying
Agent

The Bank of New York, as      7.625% Note Payable due 09/10/04            $191,722,726                     293561AR7
Trustee

The Bank of New York, as      6.75% Note Payable due 09/01/04              $86,054,844                     293561AY2
Trustee

The Bank of New York, as      6.75% Senior Notes due 09/15/04              $40,706,875                     293561BM7
Trustee



                                                                    AMOUNT OUTSTANDING AS OF
  NAME OF TRUSTEE / PAYEE /                                      NOVEMBER 30, 2001 AS SET FORTH
      PRINCIPAL OBLIGEE                   INSTRUMENT                IN THE DEBTORS' SCHEDULES              CUSIP NO.
  -------------------------               ----------             ------------------------------            ---------
Wells Fargo Bank, Minnesota,  4.375% Bond due 04/08/05                    $387,099,470                     EC1194538
N.A. as Trustee

The Bank of New York, as      8.375% Note Payable due 05/23/05            $176,559,887                     29357WAA5
Trustee

The Bank of New York, as      6.75% Senior Subordinate                    $164,518,074                     293561AT3
Trustee                       Debentures due 07/01/05

The Bank of New York, as      6.625% Note Payable due 11/15/05            $250,690,104                     293561BS4
Trustee

Wells Fargo Bank, Minnesota,  9.625% Note Payable due 03/15/06            $172,338,473                     460575AR4
N.A. as Registrar and Agent
Trustee, Paying Agent

The Bank of New York, as      6.40% Note Payable due 07/15/06             $239,646,720                     293561BT2
Trustee

The Bank of New York, as      7.125% Senior Notes due 05/15/07            $149,442,344                     293561AX4
Trustee

The Bank of New York, as      6.875% Note Payable due 10/15/07             $89,214,052                     293561AZ9
Trustee

The Bank of New York, as      6.725% Note Payable due 11/15/08            $200,560,417                     293561BP0
Trustee

The Bank of New York, as      6.75% Note Payable due 08/01/09             $182,382,065                     293561BA3
Trustee

The Bank of New York, as      8.25% Senior Subordinate                    $104,799,094                     293561AS5
Trustee                       Debentures due 09/15/12

The Bank of New York, as      7.375% Note Payable due 05/15/19            $385,500,983                     293561BX3
Trustee

Wells Fargo Bank, Minnesota,  Convertible Senior Note due 2021           $1,273,997,427               293561CC8/293561CD6
N.A. as Trustee

The Bank of New York, as      7.00% Senior Debentures due                  $17,149,123                     293561AU0
Trustee                       08/15/23

The Bank of New York, as      6.95% Note Payable due 07/15/28             $200,380,772                     293561BW5
Trustee

The Bank of New York, as      6.95% Note Payable due 07/15/28             $184,634,817                     293561BU9
Trustee

The Chase Manhattan Bank, as  0.52% Bond due 05/15/02                     $210,533,911                     EC3880365
Issuing and Principal Paying
Agent

The Chase Manhattan Bank, as  0.493% Bond due 06/13/02                    $164,996,442                     EC4075627
Issuing and Principal Paying
Agent

The Bank of New York, as      6.50% Note Payable due 08/01/02             $153,250,000                     293561BL9
Trustee

JPMorgan Chase, as Issuing    Enron Corp. Commercial Paper                 $4,340,625                      29356AYW0
and Paying Agent              Program


E.       CAPITAL STRUCTURE

         1. PREFERRED STOCK. ENE authorized a total of 16.5 million shares of preferred stock. The preferred stock ranks in preference to the common stock as to distribution of assets of ENE upon the liquidation, dissolution, or winding up of ENE. As of the Initial Petition Date, ENE had four series of preferred stock outstanding:

                  a. 9.142% PERPETUAL SECOND PREFERRED STOCK. An aggregate of 35.568509 shares of ENE preferred stock are designated the 9.142% Perpetual Second Preferred Stock. As of the Initial Petition Date, 35.568509 shares of 9.142% Perpetual Second Preferred Stock were issued and outstanding. All shares of 9.142% Perpetual Second Preferred Stock are held by Enron Equity. Refer to Section III.F.21, "Enron Equity Corp." for further information.

                  b. CUMULATIVE SECOND PREFERRED CONVERTIBLE STOCK. An aggregate of 1.37 million shares of ENE preferred stock are designated the Cumulative Second Preferred Convertible Stock. As of the Initial Petition Date, 1,137,991 shares of Cumulative Second Preferred Convertible Stock were issued and outstanding. Pursuant to its terms, each share is convertible to a certain number of shares of ENE common stock.

                  c. MANDATORILY CONVERTIBLE SINGLE RESET PREFERRED STOCK, SERIES C. An aggregate of 182,908 shares of ENE preferred stock are designated the Mandatorily Convertible Single Reset Preferred Stock, Series C. As of the Initial Petition Date, 182,908 shares of Mandatorily Convertible Single Reset Preferred Stock, Series C were issued and outstanding. All shares of Mandatorily Convertible Single Reset Preferred Stock, Series C are held by Preferred Voting Trust, which is part of the Marlin financing structure. Refer to Section III.F.36, "Marlin" for further information. Pursuant to its terms, each share is convertible to a certain number of shares of ENE common stock.

                  d. MANDATORILY CONVERTIBLE JUNIOR PREFERRED STOCK, SERIES B. An aggregate of 250,000 shares of ENE preferred stock are designated the Mandatorily Convertible Junior Preferred Stock, Series B. As of the Initial Petition Date, 250,000 shares of Mandatorily Convertible Junior Preferred Stock, Series B were issued and outstanding. All shares of Mandatorily Convertible Junior Preferred Stock, Series B are held by Condor, which is part of the Osprey/Whitewing financing structure. Refer to Section III.F.41, "Osprey/Whitewing" for further information. Pursuant to its terms, each share is convertible to a certain number of shares of ENE common stock.

         2. COMMON STOCK. ENE authorized 1.2 billion shares of no par common stock. As of December 5, 2001, 764,361,414 shares of common stock were issued and outstanding, and 14,503,586 shares were issued and held as treasury stock by ENE. In the event of liquidation, dissolution, or winding up of ENE, the holders of ENE common stock are entitled to share ratably in all assets of ENE remaining after provision for payment of liabilities and satisfaction of the liquidation preference of any shares of ENE preferred stock that may be outstanding. The holders of ENE common stock have no preemptive, subscription, redemption, or conversion rights. The rights, preferences, and privileges of holders of ENE common stock are subject to those holders of ENE preferred stock.

         3. STOCK PLANS. ENE had four Stock Plans under which options for shares of ENE's common stock have been or could have been granted to officers, employees and non-employee members of the board of directors. The Stock Plans allowed for grants of either incentive stock options or nonqualified stock options. Under three of the Stock Plans, options were not allowed to be granted at less than the fair market value of a share on the date of the grant. Under the 1999 stock plan, however, options were granted at an exercise price designated by the Compensation Committee of the Board. Under the Stock Plans, ENE could grant options with a maximum term of 10 years. Options vested under varying schedules. As of October 31, 2001, options were outstanding on approximately 86.5 million common stock shares. Currently, there is no expectation that any of these options will be exercised.

F.       DEBTORS' FINANCING TRANSACTIONS

                  Prior to the Initial Petition Date, as part of their business and to raise funds for a variety of purposes, the Enron Companies entered into a number of on- and off-balance sheet financing transactions. Certain of those transactions involved the creation of special purpose entities or structures. As of the Initial Petition Date, the Enron Companies had approximately fifty ongoing financing transactions with various lending institutions and other investors.

                  Approximately $2.8 billion to $3.3 billion in assets are associated with these financing transactions. The majority of this value is associated with the Osprey/Whitewing, Rawhide, and Cerberus transactions. Significant assets are described below in the individual summaries. It is important to note that there is no guarantee that any value from these assets will inure to the benefit of the Debtors' estates. Additionally, there are significant liabilities associated with the financing transactions and several billion dollars in claims have been filed against the Debtors in connection therewith.

                  Complete or partial settlements relating to six of the transactions have been approved by the Bankruptcy Court since the Initial Petition Date. A description of each of the settlements is included with the individual transaction summary below. Settlement negotiations are ongoing with respect to several of the other transactions; however, there can be no assurance that these negotiations will result in value to the Debtors or a reduction in claims against the Debtors.

                  On April 8, 2002, the Bankruptcy Court entered an order appointing the ENE Examiner to investigate the ongoing transactions, as well as many transactions that had been unwound or otherwise completed prior to the Initial Petition Date. Refer to Section IV.A.4.b, "ENE Examiner" for further information The ENE Examiner has filed a series of reports wherein he reported and commented upon these transactions.

                  In addition, many of the financing transactions have been the subject of various Congressional committee reports and/or widely discussed in the media. Refer to "Related Documents" at http://www.enron.com/corp/por/ for further information.

                  The Debtors neither confirm the accuracy or completeness of, nor admit or deny, any of the factual accounts, allegations, or conclusions set forth in the reports prepared by the ENE Examiner, the Congressional committees, or any other parties.

                  The following provides a general description of the Debtors' significant financing transactions as of the Initial Petition Date. Many of these ongoing transactions have been, are currently, or may in the future be the subject of litigation. That litigation may or may not involve the Debtors. The summaries below, which are based on the Debtors' perspective and which are subject to further review, elaboration, or modification, are included for informational purposes only. Given the potential for litigation involving some of these transactions, it should be noted that the lenders, investors, and other parties involved in the transactions (as well as the ENE Examiner, governmental bodies, and other third parties who have reviewed these transactions) may dispute all or part of these descriptions.

         1.       AL RAJHI

                  a. LEGAL STRUCTURE. In July 2001, Man Group Finance Ltd., an entity unaffiliated with the Enron Companies, purchased from EMC for $100 million warrants to purchase commodities in the future on the London Metal Exchange. EMCC purchased similar warrants from Al Rajhi for approximately $102 million with payment to be made in 169 days. ENE guaranteed its affiliates' obligations under the applicable transaction documents.

                  b. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Al Rajhi potentially has a claim against ENE as guarantor of EMC's and EMCC's obligations.

         2.       APACHE/CHOCTAW

                  a. LEGAL STRUCTURE. Project Apache was a minority investment financing. In 1999, Sequoia was formed as a FASIT to securitize 30-day receivables of ENE, ENA, and EPMI and to issue securities backed by those receivables, cash, and short-term commercial paper issued by ENA and ENE. ENE purchased a $50 million Class A subordinated interest in Sequoia. Ojibway, an unrelated party, purchased a $2 million Class O interest in Sequoia. Refer to
Section III.F.51, "Zephyrus/Tammy" for further information.

                  Cheyenne and a bank group led by Rabo Merchant Bank N.V. formed Cherokee to purchase $1.23 billion in FASIT securities from Sequoia. ENE, through Seminole and Cheyenne, invested $750 million in Cherokee and received $750 million of Cherokee common units. The bank group invested $500 million in Cherokee through Choctaw, with Choctaw receiving $500 million of Cherokee preferred units.

                  In October 2002, Choctaw purported to exercise its right to take control of the management of Cherokee.

                  B.       STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                   ------------                                   ------------------
                                       ENE       \                             /  Lucelia Foundation
                                   ------------    \                         /    ------------------
                                        |            \                     /
                                        |   99.8% LLC  \                 /  .2% LLC
                                        |    Interest    \             /   Interest
                                        |                  \         /
                                        |                    \     /
                                        |                 --------------            --------------
                                        |                    Seminole                    Rabo
                                        |                    Capital                  Management
                                        |                      LLC                                          --------------
                                        | Class "A"       --------------            --------------
                                        | Subordinated          | 100%                    | $15 million      Lenders (15)
                                        | Interest              |                         |   Equity
                                        | $50 million     --------------            --------------          --------------
                                        |                    Cheyenne                  Choctaw                   |
                                        |                  Finance SARL              Investors BV _______________|
                                        |                                                            $485 million
                                        |                 --------------            --------------       Debt
                                        |                          \                    /
                                        |                            \                /
                                        |               Common Units   \            /  Preferred Units
                                        |               $750 million     \        /     $500 million
                                        |                                  \    /
-------------                      ------------                          ------------
                                     Sequoia                               Cherokee
Ojibway, Inc.   ________________    Financial    ______________________  Finance VOF
                    Class "O"       Asset, LLC       Senior Interest
-------------    Owner Interest    ------------       $620 million       ------------
                   $2 million           |                                     |
                                        |                 ____________________|____________________
                                        |                 |                   |                   |
                                   ------------      ------------      ---------------      -------------
                                   $600 million      $822 million        $20 million        Enron Capital
                                     Note from        Promissory       Promissory Note      Ventures, LLC
                                      ENE or          Note From          From Enron         -------------
                                       ENA               ENA             Netherlands              |
                                   ------------      ------------        Holdings BV              |
                                                                       ---------------      -------------
                                                                                            EBS Ventures,
                                                                                                 LLC
                                                                                            -------------
                                                                                                  |
                                                                                                  |
                                                                                            -------------
                                                                                              Portfolio
                                                                                                Stock
                                                                                             Investments
                                                                                            -------------



                  C. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Cherokee's assets included (a) $620 million of notes from Sequoia, (b) $822 million note receivable from ENA, (c) $20 million note receivable from ENHBV, and (d) 100% equity in Enron Capital Ventures, LLC with underlying assets valued at $3.6 million.

                  D. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Cherokee issued a preferred interest to Choctaw totaling $500 million, which is in default.

                  E. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENA's payment obligations under the $822 million note and ENE's guaranty of such obligation. Refer to Section IV.C.1.d "Litigation Related to Structures" for further information.

         3.       BACKBONE

                  a. LEGAL STRUCTURE. Backbone 1 was created under the Backbone 1 Agreement with Wilmington as owner trustee, ABN as the certificate holder of the class A beneficial interests and Backbone 2 as the certificate holder of the class B beneficial interests. Backbone 1 was created, among other things, to (i) acquire dark fiber IRUs (which interests were acquired by Backbone 1 from LJM2 pursuant to an assignment and assumption agreement; refer to Section III.G, "Related Party Transactions" for further information), and
(ii) enter into the Backbone A Loan. The beneficial interest certificates issued in respect of the Class A and Class B interests were in the amount of $3.6 million for the Class A certificate and $64,532,090 for the B certificate.

                  Backbone 2 was created under the Backbone 2 Agreement with Wilmington acting as owner trustee and BSCS XXIII, Inc. as beneficial interest holder. The beneficial interest certificate has an aggregate value of $1,000. Backbone 2 was created, among other things, to (i) enter into the Backbone B Loan, and (ii) acquire the Class B certificate interest in Backbone 1 with the proceeds from the Backbone B Loan.

                  Backbone 1 entered into, and drew down on the Backbone A Loan with certain banks, including Fleet as syndication agent and co-arranger, and ABN as administrative agent, sole lead arranger and book runner. The A Loan was unsecured and issued in the aggregate principal amount of $46.7 million which amount was split 50/50 between ABN and Fleet. The A Loan was paid in full on January 19, 2001.

                  Backbone 2 entered into, and drew down on the Backbone B Loan with certain banks, including Fleet as syndication agent and co-arranger, and ABN as administrative agent, sole lead arranger and book runner. The B Loan is secured by a security interest in Backbone 2's Class B beneficial interest in Backbone 1, and issued in the aggregate principal amount of $64,531,090 which amount was split 50/50 between ABN and Fleet. At the Initial Petition Date, Backbone 2 owed approximately $45.6 million under the Backbone B Loan.

                  Backbone 2 entered into a total return swap with EBS LP pursuant to which Backbone 2 passed through as a fixed payment all monies paid by the Backbone 1 Class B certificate in return for EBS LP's payment of a floating amount equal to amounts due under the B Loan.

                  As part of the transaction, ENE entered into a performance guarantee in favor of Backbone 2 pursuant to which ENE guaranteed EBS LP's obligations under the total return swap.

                  On December 21, 2000, LJM-B2 and Backbone 1 entered into an Assignment of IRU Agreement pursuant to which LJM-B2 conveyed to Backbone 1 in exchange for $86,182,810 from Backbone 1, all of LJM-B2's interest in that certain IRU Agreement dated June 30, 2000, as amended, by and among LJM-B2 and EBS. Backbone I also paid LJM-B2 $27,248,280 for the rights to a pending sales agreement for certain of the IRUs.

                  EBS and Backbone 1 then restated their respective rights with respect to the IRUs in an Amended and Restated IRU Agreement.

                  b.       STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    {GRAPH}

                                        --------------------     ------------                      -------
                                           BSCS XXIII, Inc.        EBS, L.P.    ________________     ENE
                                          (Lord Securities)                         Guaranty
                                        --------------------     ------------                      -------
                                               |  |              / TRS
                                          $1 K |  | Beneficial  / (ISDA)
                                               |  | Interest   /
   ------------------                          |  |           /                -----------
     A Certificate                     -----------------------                    B Loan
       (equity)                           Backbone Trust I      _____________    50% ABN
       100% ABN                             (Wilmington)          $45.6 MM      50% Fleet
   ------------------                  -----------------------    principal    -----------
           \  \                              /  /                outstanding
            \  \ Class A            Class B /  /
   $2.57 MM  \  \ Interest        Interest /  / $45.6 MM
  outstanding \  \                        /  / outstanding
               \  \                      /  /
               ------------------------------
                      Backbone Trust I
                        (Wilmington)
                           Assets
               ------------------------------





                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. During 2000 and 2001, all IRUs in Backbone 1 were sold. At the Initial Petition Date, the assets of Backbone 1 included a demand note from ENE in the approximate amount of $1.4 million and a letter of credit issued by BoA ensuring the payment of a note issued by a third-party purchaser of certain IRUs. In 2002, the letter of credit was drawn by Backbone 1, and, pursuant to a stipulation and order filed with the Bankruptcy Court, ABN and Fleet withdrew the cash proceeds from Backbone 1 and issued letters of credit for the benefit of ENE and its affiliated Debtors. ENE and its affiliated Debtors can draw upon the letters of credit upon settlement of, or successful contest to, the Backbone transaction. Unless contest proceedings have been initiated, the letters of credit will terminate on or about November 13, 2003.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Backbone 2 owes approximately $45.6 million to ABN and Fleet under the Backbone B Loan.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. EBS LP and ENE, as guarantor, may be obligated under the terms of the total return swap.

         4.       BAMMEL/TRIPLE LUTZ

                  a. LEGAL STRUCTURE. Three transactions comprise the Bammel Gas structure:

                           (i)      BAMMEL GAS TRUST TRANSACTION (DECEMBER
1997). Pursuant to this transaction HPL and HPLR (x) conveyed 80 million MMBtus of storage gas to BGT, an entity held by Sundance and BoA,(9) for $232 million and (y) received from BGT the right to use the transferred gas (which right was subsequently transferred on May 31, 2001 to BAM)(10). On



---------------
(9) Each of BoA's and Sundance's interest consists of 3% of BGT's capitalization.

(10) This right to use is set forth in the Amended and Restated Pressurization and Storage Gas Borrowing Agreement, dated as of May 30, 2001, by and among BAM, Asset Holdings, and the Bank of New York, as trustee of BGT.

May 31, 2001, HPL repurchased 25 million MMBtus of such storage gas from BGT, leaving only cushion gas with BGT.

                           (ii)    ASSET HOLDINGS TRANSACTION (NOVEMBER 1999).
ENE and HPL formed HPL Asset Holdings L.P. (n/k/a. Asset Holdings, a Whitewing entity). HPL contributed its Bammel storage and gas transportation assets in consideration for a 99.89% limited partnership interest and a .01% general partnership interest in Asset Holdings. ENE indirectly contributed $1 million for a .1% limited partnership interest in Asset Holdings. Contemporaneously, Asset Holdings leased back the Bammel assets to HPL for an eighteen-year term (which lease rights were subsequently transferred to BAM on May 31, 2001 for an extended term through July 31, 2031).

                  Concurrently, HPL contributed its general partnership interest in Asset Holdings to Blue Heron I, LLC, and then contributed its interest in Blue Heron I, LLC to the Whitewing structure, and contributed its limited partnership interest in Asset Holdings to Whitewing LP in exchange for a limited partnership interest in Whitewing LP.

                           (iii)   PROJECT TRIPLE LUTZ (MAY 31, 2001).  Through
a series of transactions (including the transfer by HPL of its limited partnership interest in Whitewing LP, its leasehold interest in the Prime Lease Assets and various other interests to BAM) (x) ENE sold the stock of HPL and HPLR to AEP Holding, (y) AEP Holding obtained (A) a thirty-year sublease for the Prime Lease Assets, (B) a lease of the Looper pipeline system, Bammel compressors and metering equipment owned by BAM and used in connection with the operation of the leased assets and the Prime Lease Assets, and (C) the right to use certain cushion gas for an upfront payment of $626 million, including $274 million of prepaid lease payments (pursuant to a right to use agreement, dated May 31, 2001), and (z) AEP Holding was granted a purchase option to purchase the Prime Lease Assets, the assets set forth in subsection (c) of this paragraph,(11) and the cushion gas.


---------------

(11) These assets were leased via the sublease agreement.

                  b.       STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

-------------
Blue Herron I                                 ENE___
Delaware LLC                                   |    |               --------
-------------                            100%  |    | 100%          Rawhide
Peregrine                                      |    |                  |
Delaware LLC                                   |    |               LP |
-------------                                  |    |       GP         |
Whitewing                                      |  Ponderosa _______ Sundance        Bank of          Bank
Delaware LP                                    |                       |           America        Syndicate
-------------                                  |                       |              |               |
     |                                         |                       | 50%      50% |               |
     |                                         |                       |______________|               |
     |                                         |                               |                      |
100% |                                         |                               | Equity               | Debt
     |                                         |                               | 6% cap ($14 mm)      | $218 mm
     |                                         |                               |                      |
------------------                                                             |                      |
ENA Assets Holding        -----------    ---------------  ---------------   ----------------          |
(Delaware LP)     _______ Prime Lease ___ BAM Lease Co  __ Press. Agmt   __ Bammel Gas Trust _________|
------------------        -----------    (Delaware Corp)__Purchase Option__
     |                                   ---------------  ---------------   ----------------
     |                                                                            /     \   \
     |                                   /    |     |                            /       \   \
     |                                  /     |     |                           /         \   55 BCF
     |                                 /      |     |                          /           \  Of gas
     |                                /       |     |                         /             \
     |             Owned Assets              Sub   Right                   Interest     Gas Mkt Agmt
     |             - Looper Pipeline        Lease   to                     rate/Gas          |
     |               System                   |     Use                    Swap              |
     |             - Compressors              |     |                        |               |
     |             - Metering Equipment       |     |                        |               |
     |                                          HPL                        Bank of          ENA
     |                                           |                         America       Marketing
Bammel Assets                                    |
- Storage Facility                               | 100%
- Houston Loop                                   |
- Texas City Loop                               AEP

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. BAM currently has rights to 13.75 bcf of gas, 2.3 bcf of which is non-recoverable, in the Bammel storage facility plus ownership of certain other assets such as the Looper Pipeline System, compressors, and metering equipment. It also leases from Asset Holdings under the Prime Lease the Bammel storage facility, the Houston Loop, and the Texas City Loop.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. BAM has potential liabilities under the pressurization agreement, Prime Lease, the sublease, and the right to use agreement with AEP Holdings, all described above.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Pursuant to a performance guaranty, ENE guaranteed the punctual performance and payment of the obligations of BAM, Asset Holdings, and ENA under certain transaction documents, including the pressurization agreement with BGT, whether for indemnities, fees, swap payments and other advances, or payments thereunder.

                  By virtue of a Consent and Acknowledgement Agreement, Asset Holdings must continue to acknowledge AEP Holdings' right to sublease the Bammel assets.

         5.       BCI NOTE

                  a. LEGAL STRUCTURE. In December 1999, ETB, a wholly-owned indirect subsidiary of ENE, issued the ETB Note to EDF, a wholly-owned indirect subsidiary of ENE.

At the same time, Elektro, an indirect subsidiary of ENE, issued a $213,090,185.24 note to ETB on the same terms as the ETB Note.

                  In June 2000, in connection with the closing of a buy and sellback agreement entered into between ENE and BCI, ENE purchased the ETB Note from EDF at par. ENE and BCI then entered into the buy and sellback agreement in July 2000, whereupon ETB reissued the ETB Note to BCI. The buy and sellback agreement required BCI to purchase the ETB Note from ENE at par and required ENE to repurchase the ETB Note in June 2006, or sooner upon the occurrence of certain events, for the then-outstanding balance thereof.

                  b. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. ENE indirectly holds 100% of the capital stock of ETB. ETB holds a majority of the preferred shares of Elektro. With respect to ETB, the Elektro note to ETB may be considered an asset; however, such asset is offset by a corresponding liability pursuant to the ETB Note.

                  c. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. The debt evidenced by the ETB Note and the Elektro note to ETB.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. As of the Initial Petition Date, the principal amount outstanding under the ETB Note was $213,090,185.24, for which ETB was primarily liable and ENE was a guarantor.

                  e. STRUCTURE RESOLUTION. As of December 31, 2002, the ETB Note's maturity was extended, its effective interest rate was reduced, and its semi-annual payment dates were modified. ENE's obligation to repurchase the note was extinguished. Additionally, Elektro effectively became a guarantor of ETB's obligations under the ETB Note.

         6.       BOB WEST TREASURE L.L.C.

                  a. LEGAL STRUCTURE. ENA formed BWT, a Delaware limited liability company, effective December 15, 1999. As of the Initial Petition Date, the membership interests in BWT consisted of ENA as the managing member, and LJM Norman and SE Thunderbird, both as members.

                  Prior to the Initial Petition Date, BWT entered into a series of agreements in connection with partially financing EEX Corporation's(12) acquisition of certain entities owned by Tesoro Petroleum Corporation and its affiliates. The entities acquired by EEX Corporation included EEX E&P, which, among other things, was engaged in exploration, production, gathering, transportation, and marketing of oil, natural gas, condensate, and associated hydrocarbons.

                  Pursuant to the BWT Forward Contract, BWT (i) prepaid EEX E&P $105 million to buy certain quantities of natural gas to be delivered over time and (ii) appointed EEX E&P as its marketing agent to sell the natural gas on BWT's behalf and deliver the gas proceeds to BWT on a monthly basis at the BWT Gas Index Price. EEX E&P's obligations to BWT under the


---------------

(12) EEX Corporation is a third party entity and is not an affiliate of any of the Debtors.

BWT Forward Contract were secured by mortgages and security agreements on certain real and personal properties of EEX E&P. Moreover, pursuant to an undertaking agreement, EEX Corporation effectively guaranteed certain of EEX E&P's obligations to BWT under the BWT Forward Contract.

                  To hedge certain of its risks under the BWT Forward Contract, BWT entered into the BWT Swap with ENA to document: (a) a natural gas swap whereby ENA was to pay a fixed price in exchange for the BWT Gas Index Price and
(b) two interest rate swaps whereby BWT was to receive LIBOR and pay ENA a fixed rate. ENE guaranteed ENA's obligations under the BWT Swap and EEX E&P guaranteed BWT's obligations under the BWT Swap. BWT's obligations to ENA under the BWT Swap were secured by a second priority lien and security interest on certain of BWT's assets, including a second priority collateral assignment of all collateral granted to BWT by EEX E&P as security for EEX E&P's obligations under the BWT Forward Contract.

                  In addition to entering into the BWT Forward Contract and the BWT Swap, BWT made a $3 million capital contribution to acquire a 50% membership interest in EEX Reserves. EEX Reserves owns 100% of the equity of EEX E&P. Thereafter EEX Capital and BWT entered into a call agreement pursuant to which
(a) EEX E&P had the ability to terminate the BWT Forward Contract prior to its termination date and (b) EEX Capital had the ability to purchase BWT's membership interests in EEX Reserves.

                  In connection with the BWT Forward Contract, BWT obtained a $105 million loan from a syndicate of financial institutions led by RBC. The loan was secured by a first priority lien and security interest on all of the assets of BWT, including a collateral assignment of all collateral granted to BWT by EEX E&P as security for EEX E&P's obligations under the BWT Forward Contract. In connection with this loan, BWT purchased an insurance policy from EFR, guaranteed by Swiss Re, for the benefit of the lenders. EFR, in turn, entered into a swap arrangement with Enron Re, whereby Enron Re took the first loss position on the insurance policy up to $10 million, plus 10%, of any claim amounts thereafter. ENE guaranteed Enron Re's obligations under the swap arrangement. Immediately prior to March 31, 2003, Enron Re had exposure under the reinsurance swap.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                               -----------------
                                ENA/LJM Norman/
                                 SE Thunderbird
                               -----------------
                                       |
                                       | Equity
          ISDA Master                  |
-----      Agreement        -----------------------  Loan Agreement  --------------
     ______________________                         ________________   Financial
 ENA                         Bob West Treasure LLC                    Institutions
-----                                               ____             --------------
  |                         -----------------------     |                  |
  |                                    |                |                  |
  |        Prepaid Purchase of Natural |                |                  |
  |                      Gas Agreement |                |                  | Insurance
  |                                    |                |                  | Policy
  |                         -----------------------     |                  |
  |                           EEX E&P Company, LP       | Equity           |
  |                         -----------------------     |                  |
  | Guaranty                           |                |             ------------
  |                             Equity |                |               Swiss Re
  |                                    |                |             ------------
  |                        -------------------------    |                  | ISDA Master
  |                        EEX Reserves Funding, LLC____|                  | Agreement
  |                        -------------------------                       |
  |                                    |                              ------------
  |                             Equity |                                Enron Re
  |                                    |                              ------------
-----                             ------------                             |
 ENE                                EEX Corp.                              | Guaranty
-----                             ------------                             |
  |________________________________________________________________________|

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, BWT's assets were comprised of the BWT Forward Contract, the security interests in EEX E&P's assets related thereto, and an equity interest in EEX Reserves.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Immediately prior to March 31, 2003, BWT (a) owed the financial institutions principal and interest under the BWT loan agreement, and (b) had exposure under the BWT Swap.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Prior to March 31, 2003, ENA had exposure under the BWT Swap. ENE was a guarantor of ENA's obligations under the BWT Swap and Enron Re's obligations under the reinsurance swap.

                  f. STRUCTURE RESOLUTION. In March 2003, ENE and ENA received approval of a settlement agreement that was entered into by and among EEX E&P, EEX Capital, BWT, ENA, Enron Re, EFR, RBC, in its capacities as administrative agent and collateral agent, Royal Bank of Canada (Caribbean) Corporation, in its capacity as bank insurance trustee (for purposes of specified provisions only), RBC Dominion Securities Inc. (for purposes of specified provisions only), and other transaction documents referenced therein, including mutual releases with certain of the parties. The comprehensive settlement generally provided for: (a) the termination of the BWT Forward Contract; (b) the exercise by EEX Capital of its call option under a call agreement between EEX Capital and BWT; and (c) from the proceeds received by BWT upon the termination of the BWT Forward Contract (together with other proceeds from BWT and from BWT's cash collateral account at RBC), the (i) repayment of principal and interest owed by BWT under the BWT loan agreement, (ii) repayment to EFR of amounts paid by EFR under an insurance policy, (iii) payment to ENA of amounts owing to ENA pursuant to the termination and settlement of the BWT Swap, and (iv) repayment to Enron Re of amounts, if any, paid by Enron Re in connection with the reinsurance swap (and not previously reimbursed to Enron Re). The settlement closed on March 31, 2003.

         7. BRAZOS LP

                  a. LEGAL STRUCTURE. In December 2000, Brazos LP, a limited partnership formed under the laws of Delaware, received cash contributions from its limited partner (99.9999% interest) Brazos Trust, a Delaware business trust, and its general partner (0.0001% interest) Agave, a wholly-owned subsidiary of ENA. The cash contributed by Brazos Trust as consideration for its limited partner interest in Brazos LP was generated from debt and equity issued by Brazos Trust to third-party financial institutions. In addition, this structure facilitated additional investments of debt and equity by financial institutions in Brazos Trust and in turn by Brazos Trust in Brazos LP.

                  Brazos LP's primary business purpose is to acquire, own, hold, operate, manage, and dispose of production payments and term overriding royalty interests and to engage in any other activities incidental, necessary, or appropriate to the foregoing. Brazos LP used cash contributions made primarily by its limited partner, Brazos Trust, to acquire such production payments and royalty interests from ENE affiliates and third parties from time to time. In December 2000, Brazos LP entered into (i) an ISDA Master Agreement with ENA and associated commodity and interest rate confirmations, and (ii) two commodity purchase and sale agreements for the sale of crude oil and natural gas to ERAC, an ENA affiliate, and ENA, respectively. Brazos LP subsequently entered into a gas purchase and sale agreement with ENA Upstream, an ENA affiliate.

                  In December 2000, Brazos LP retained Agave to act as servicer to perform certain operating activities and as balancer to advance money to Brazos LP, subject to certain conditions, should a shortfall occur in amounts owed to Brazos LP due to a timing difference between scheduled volumes of commodities to be delivered in a month and actual volumes of commodities delivered in that month.

                  ENE guaranteed its affiliates' obligations under the applicable transaction documents, except those of Brazos LP.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                 Production Payments/
             ----------------      Team Overriding       -----------------           ---------------
                                  Royalty Interests
                 Producers    --------------------------                                                      --------------
                                                                           99.9999%                   Equity
             ----------------                                              Interest      Brazos     ----------
                                      Commodity                           ----------      VPP                   Financial
                                       Purchase                                          Trust      ---------- Institutions
             ----------------          and Sale                                                        Debt
  Guaranty         ENE                Agreements                                                              --------------
 -----------    Affiliates    --------------------------
 |           ----------------
 |                                                             Brazos                ---------------
 |                                                               VPP
 |                                                             Limited
 |                                                           Partnership
 |
 |                 --------------                                                    ---------------
 |                                                                          0.0001%
 |                                                                         Interest
 |                                      ISDA Master                       ----------                           --------------
 |                                       Agreement                                      Agave          100%
 |                       ENA       ----------------------                              VPP, LLC      ----------      ENA
 |                                                                        ----------
 |                                                                         Balancing                           --------------
 |                                                                         Agreement
 |                 --------------                                                   ---------------
 |                       |                                                                 |
 |             Guaranty  |                                 ----------------                | Guaranty
 |                       |                                                                 |
 |                        ---------------------------------                 ----------------
 |                                                                ENE
  ---------------------------------------------------------

                                                           ----------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Brazos LP held four separate production payments and/or term overriding royalty interests which provide crude oil and natural gas to Brazos LP, and an ISDA Master Agreement with associated confirmations with ENA.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, (i) Brazos LP owed the delivery of crude oil and natural gas to ENA affiliates, (ii) Brazos LP may have owed a mark-to-market payment to ENA under the ISDA Master Agreement and associated confirmations between ENA and Brazos LP if they had been terminated, (iii) Brazos LP may have had cash distribution obligations to its contractual counterparties, including, without limitation, Agave, ENA Upstream, ERAC, and Brazos Trust, and (iv) Brazos Trust may have had cash distribution obligations to the holders of debt and equity instruments issued by Brazos Trust to third-party financial institutions.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENA may have exposure to Brazos LP under the ISDA Master Agreement and related confirmations between ENA and Brazos LP upon termination and settlement thereof. Claims may be made against ENA, ENA Upstream and ERAC under commodity purchase and sale agreements with Brazos LP. ENE has guaranteed the obligations of ENA, Agave, ENA Upstream, and ERAC under various agreements between those entities and Brazos LP.

                  f. STRUCTURE RESOLUTION. As of April 19, 2002, Agave ceased being the general partner of Brazos LP. As of July 30, 2002, (i) Agave ceased being servicer and having balancing obligations to Brazos LP, (ii) Brazos LP and Brazos Trust waived certain claims against Agave for breach of its obligations as former general partner of Brazos LP and in respect of its servicing and balancing obligations to Brazos LP, and
(iii) to the extent of such waivers, Brazos LP and Brazos Trust released ENE from its guarantee of those obligations.

         8. CASH V

                  a. LEGAL STRUCTURE. In June 1997, EPMI assigned the rights to a stream of capacity payments from VEPCO to CashCo 5. CashCo 5 assigned its rights to the capacity payments to Cash V Trust. Cash V Trust issued notes and certificates in the amount of approximately $131 million to fund the purchase of the assigned capacity payments.

                  Cash V Trust retained EPMI to act as its servicer. The servicer has an obligation to provide liquidity to Cash V Trust in an amount no greater than approximately $3.9 million to cover timing delays associated with payment by VEPCO.

                  ENE guaranteed EPMI's obligations under the applicable transaction documents.

                  VEPCO terminated the capacity contract in November 2001.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

    -------------------------
              EPMI
    -------------------------
        |           |
        |           |
        |    Assigns Accounts
        |           &
        |       Cash Flows
        |           |
        |           |
    -------------------------         Servicer        -------------------------
            CASHCo5          ------- Agreement -------       SERVICER
                                                              (EPMI)
    -------------------------                         -------------------------
        |           |
        |           |
        |      Contractual
        |         Assets
        |           |
        |           |                                   ---------------
        |           |                   ----------------     Notes
    -------------------------           |               ---------------
                              ----------
          CASH V Trust
                              ----------
    -------------------------           |
                                        |               ---------------
                                        ---------------   Certificates
                                                        ---------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The structure holds a potential claim against VEPCO for termination damages.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, Cash V Trust had obligations of approximately $68.3 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the obligations of EPMI.

         9. CASH VI

                  a. LEGAL STRUCTURE. On June 19, 1998, ECTRIC, a Delaware corporation, assigned to ECTEF, a wholly-owned non-Debtor subsidiary of ECTRIC, all of its rights and obligations pursuant to an in-the-money electricity derivative contract dated April 1, 1996, with British Energy Generation Limited, a wholly-owned subsidiary of British Energy (formerly known as Nuclear Electric Limited and also AGR & PWR Co. Limited).

                  ECTEF assigned its rights to any payments under the contract to CashCo 6, a wholly-owned subsidiary of ECTRIC. CashCo 6 in turn assigned its rights to any payments under the contract to Cash VI Trust.

                  Cash VI Trust issued $56,185,004.02 in notes to Barclays to fund its purchase of the contract payments from CashCo 6. The Cash VI Trust entered into swaps with ECTRIC to hedge its interest rate, currency, inflation, and power price risks. Cash VI Trust retained ECTRIC to act as its servicer.

                  ENE issued a performance guarantee to the Cash VI Trust, for the benefit of the noteholder, of the obligations of ECTEF, CashCo 6, and ECTRIC under the applicable transaction documents.

                  After the Initial Petition Date, ECTEF and British Energy Generation Limited entered into negotiations for a settlement of ECTEF's claims under the contract, but a settlement was never executed. On November 28, 2002, British Energy announced that it was seeking to negotiate a financial restructuring of the British Energy Group to avoid an English insolvency proceeding. ECTEF terminated the contract on December 9, 2002. Refer to Section IV.B.3.f, "British Energy" for further information.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)


                                           ---------------------------
                                                      ECTRIC
         ------------------                ---------------------------
          British Energy                               |
         ------------------                            |  Swaps
            |       |                                  |
   Fixed    |       |                      ---------------------------       $56 mm          ---------------
  Payment   |       |                                                 ----------------------
            |       |  Floating                  CASH 6 Trust                                    Lenders
            |       |  Payment                                        ----------------------
            |       |                      --------------------------- Principal & Interest  ---------------
            |       |                             |          |
            |       |                             |          |
            |       |                      $56mm  |          |
            |       |                             |          | Price Balancing Payment
            |       |                             |          |
            |       |          Floating           |          |
         -----------------     Payment     ---------------------------
                           ---------------
             ECTEF LLC     ---------------         CASHCo 6
                            Fixed Payment
         ----------------- --------------  ---------------------------
                                $56mm

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Cash VI Trust was the assignee of the proceeds under the derivative contract. As noted above, the British Energy Group is undergoing a restructuring. Refer to Section IV.B.3.f, "British Energy" for further information.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, Cash VI Trust had note obligations to Barclays of approximately $50 million and swap obligations to ECTRIC of approximately $32 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE issued the performance guaranty noted above.

         10. CERBERUS

                  a. LEGAL STRUCTURE. In November 2000, EAH assigned 11.5 million common shares of EOG Resources to Aeneas. In exchange for such assignment, EAH received a Class A membership interest in Aeneas and a right to receive a special distribution on the closing date after the execution of the amended and restated limited liability company agreement of Aeneas. The Class A Interest represented 100% of the voting interest and a .01% economic interest in Aeneas. However, EAH could not cause Aeneas to take certain actions, including to sell, or otherwise dispose of, the EOG shares without the consent of Heracles Trust.

                  Aeneas issued a Class B membership interest to Psyche in exchange for a promissory note. Psyche then assigned the Class B membership interest to Heracles for $517.5 million and used the proceeds to repay the promissory note to Aeneas. Heracles entered into a facility agreement with RBC to fund the purchase of the Class B membership interest.

                  The structure was amended on January 31, 2001, primarily to incorporate Rabobank as the credit support provider to RBC. EAH assigned (i) its right to receive distributions from Aeneas to Psyche and (ii) its right to receive distributions from Psyche to RBC. EAH assigned all of its remaining interest in Aeneas and Psyche to EESO. RBC assigned the interests received from EAH to Rabobank.

                  Additionally, at the time of the amendment, Rabobank and RBC entered into a total return swap agreement pursuant to which Rabobank agreed to pay RBC an amount equal to the principal and interest payable by Heracles, and RBC agreed to pay Rabobank all amounts actually paid by Heracles under the facility agreement.

                  Rabobank and ENA entered into an equity-linked swap agreement for the scheduled term of the facility agreement, pursuant to which (i) ENA agreed to pay Rabobank (x) a floating rate based on LIBOR plus a margin on the approximate original principal amount borrowed under the facility agreement, and
(y) if the price per share realized by Rabobank upon the sale of a reference portfolio of EOG stock is less than the strike price specified in the swap, an amount equal to the strike price minus the realized price multiplied by 11.5 million; and (ii) Rabobank pays ENA (x) amounts equal to dividends paid on the EOG shares, and (y) if the price per share realized by Rabobank upon the sale of a reference portfolio of EOG stock is greater than the strike price specified in the swap, an amount equal to the realized price minus the strike price multiplied by 11.5 million.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.


                                    (GRAPH)

                               Cerberus Structure

                 ------------          Equity Linked Swap ------------
                     ENE               __________________   Rabobank  ------
                 ------------          |                  ------------     |
                      |                |                                   |
                      |                |                                   |
            --------------------       |                                   |
            |                  |       |                                   |
            | 100%             | 100%  |                                   |
  ------------                ----------                                   |
      EESO                        ENA                                      |
  ------------                ----------                                   |
       |                                                                   |
       |                                                                   |
       --------------                                                      |
                     |                                                     |
 A Membership        |                                                     |
   Interest          |                                  ------------       |
              ---------------   B Membership Interest     Heracles         |
                Aeneas LLC   ___________________________   Trust           |
              ---------------                           ------------       |
                                                         Loan |            |
                                                              |            |
                                                         ----------        |
                                                            RBC    --------
                                                         ----------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Aeneas held 11.5 million shares of EOG Resources. These shares were sold in November 2002, and the proceeds are in escrow. Refer to
Section IV.B.4, "Asset Sales" for further information.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. $517 million loan from RBC.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENA's obligations, and ENE's guaranty thereof, under the equity linked swap with Rabobank.

         11. CITIBANK/DELTA PREPAYS

                  a. LEGAL STRUCTURE. At the Initial Petition Date, the six prepay transactions described below involving Citibank and Delta were outstanding. On the closing date of each transaction, ENA entered into two swap transactions, one with Delta and one with Citibank. Under one swap (i) the prepay counterparty made a prepayment of the fixed amount due under the swap to ENA, and (ii) ENA agreed to make (x) periodic floating payments based on the price of a barrel of crude oil multiplied by a set number of barrels, and (y) a final payment of not more than a capped amount set under the swap. Under the second swap, ENA (i) received from the swap counterparty a periodic floating payment based on the price of a barrel of crude oil multiplied by a set number of barrels, (ii) paid a periodic fixed payment, and (iii) paid a final payment of not less than the transaction amount minus a floating amount based on the price of a barrel of crude oil multiplied by a set number of barrels. ENE understands that Citibank and Delta entered into related transactions on each closing date, but ENE has no information related to the performance under, or possible termination of, those transactions. The following is a brief summary of the transactions on each closing date:

                TRANSACTION               TRANSACTION                 PREPAY                  SWAP
                    DATE                     AMOUNT                COUNTERPARTY           COUNTERPARTY
           --------------------       -------------------       ------------------       --------------
               December 1999             $ 800,000,000                Delta                 Citibank
               February 2000             L.206,750,000                Delta                 Citibank
                August 2000              $ 475,000,000               Citibank                 Delta
                 May 2001                $ 475,000,000               Citibank                 Delta
                 May 2001                L.109,500,000               Citibank                 Delta
                 May 2001                E.170,000,000               Citibank                 Delta

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.


                           ----------------------------
                                      Swap
                                  Counterparty
                           ----------------------------
                                 |    |  |     |  Periodic fixed payment +
       Periodic floating payment |    |  |     |       final payment
       --------------------------     |  |      ---------------------------
       |    Periodic fixed payment +  |  | Periodic floating payment      |
       |         final payment        |  |                                |
       |    --------------------------   -----------------------------    |
       |    |                                                        |    |
       |    |                                                        |    |
       |    |                                                        |    |
       |    |                                                        |    |
       |    |             Periodic floating payments +               |    |
    ---------------               final payment              ---------------
         ENA        -----------------------------------------
      Guaranteed                                                  Prepay
        by ENE      -----------------------------------------  Counterparty
    ---------------                Prepay (fixed             ---------------
                                 amount at closing)


                  c. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENA, and ENE as guarantor, are obligated under the swap transactions described above.

         12. CORNHUSKER

                  a. LEGAL STRUCTURE. ENA indirectly owns 100% of the sole limited partner (10%) in Ponderosa Ltd., which owns a 263-MW cogeneration facility located in Cleburne, Texas. DPC indirectly owns 100% of the general partner interests (90%) in Ponderosa Ltd.

                  DPC's wholly-owned subsidiary, PPE, entered into the PPE loan agreement with various financial institutions to finance a portion of its acquisition of the general partner interests in Ponderosa Ltd. Contemporaneous with the PPE loan agreement, DPC Ponderosa, the direct 100% parent of PPE, and KBC, the agent to the financial institutions party to the PPE loan agreement, entered into the DPC option agreement, whereby KBC, as agent, was granted an irrevocable option to purchase all of DPC Ponderosa's interest in PPE.

                  Also contemporaneous with the execution of the PPE loan agreement and the DPC option agreement, ENE entered into the Cornhusker swap with KBC, in its capacity as agent for the financial institutions, pursuant to which ENE (or its designee) was granted an irrevocable option to purchase (i) the interest in the obligations of PPE under the PPE loan agreement or (ii) the interest in PPE obtained through the exercise of the purchase option under the DPC option agreement.

                  Also under the Cornhusker swap, ENE agreed to make fixed quarterly payments to KBC equal to the cost of carry on the principal amount outstanding under the PPE loan agreement, plus the commitment fee for a revolving credit commitment under the PPE loan agreement. KBC agreed to make quarterly payments to ENE of all amounts received from PPE in respect of the loans made under the PPE loan agreement. The Cornhusker swap also provided that upon the maturity or acceleration of the loans under the PPE loan agreement, ENE will pay to KBC all principal, interest, and other sums due to KBC on such date, and KBC will pay to ENE all monies received from PPE in respect of the loans as of such date.

                  Additionally, PPE and ENA entered into three agreements associated with PPE's indirect ownership interests in Ponderosa Ltd.: (a) a corporate services agreement whereby ENA is to provide, either itself or through affiliates or subcontractors, corporate, administrative, staffing, and project and asset management support services; (b) an oral gas management agreement whereby ENA is to provide gas management services to Ponderosa Ltd.; and (c) a consulting services agreement whereby PPE is to provide consulting services to ENA on matters relating to the development and implementation of energy strategies in Texas.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                   (GRAPH)

   ----------                                          ----------------
      ENE                                                 Delta Power
   ----------                                            Company, LLC
       |                                               ----------------
       |                                                     || 100%
       |                                                     ||
       |                              Option          ----------------
       | 100%                    ____________________      DPC
       |                         |                     Ponderosa, LLC
       |                         |                    ----------------
       |                         |                           ||
       |                         |                           || 100%
   -----------               ---------                 ----------------
                Total Return                            Ponderosa Pine
      ENA         Swap        Lenders   Loan Agreement    Energy, LLC
              _______________         ________________     ("PPE")
   -----------               ---------                 ----------------
       |                                                     ||
       | 100%                                                ||
       |                                   __________________||
-----------------             _____________|__________________|_________
  ECT Merchant                |            |                  |         |
Investments Corp.             | 100%       |                  |         |
-----------------             |            |                  |         |
       |              ----------------     |                  |         |
       |               Ponderosa Pine      |                  |         |
       | 100%          Energy, Inc.(1)     | 99.00%           |  100%   | 100%
       |              ----------------     |  (LP)            |         |
       |                      |            |                  |         |
 ----------------             | 1.00%      |                  |         |
      KUCC                    | (GP)       |                  |         |
   Cleburne LLC               |   -----------------   ---------  ---------------
 ----------------             |    Ponderosa Pine     EMPECO VII
       |                      ___   Energy Texas      TX3, LLC   IGC Brazos, LLC
       |                          Partners, Ltd.(2)
       | 10.00%                   -----------------   ---------  ---------------
       | (LP)                            | 55.00%             | 13.37%  | 21.63%
       |                                 | (GP)               | (GP)    | (GP)
       __________________________________|____________________|_________|
                                         |
                                         |
                                  ------------------
                                       Ponderosa
                                      Pine Energy
                                   Partners, Ltd.(3)
                                       ("PPEP")
                                  ------------------

(1) f/k/a Tenaska IV, Inc.
(2) f/k/a Tenaska IV Partners, Ltd.
(3) f/k/a Tenaska IV Texas Partners, Ltd.

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. Ponderosa Ltd. owns a 263-MW cogeneration facility located in Texas and associated contracts.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. The lenders to PPE had outstanding approximately $216.4 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE's payment obligations under the Cornhusker swap.

         13. DESTEC PROPERTIES LIMITED PARTNERSHIP

                  a. LEGAL STRUCTURE. In September 1997, DPLP, a wholly-owned subsidiary of ENA, assigned its rights to royalty payments due from HL&P to CoalCo for $110 million. CoalCo, in turn, assigned such rights to the royalty payments to the DPLP Trust for $110 million.

                  The DPLP Trust issued $150 million of notes with a maturity date of February 5, 2013. ENA entered into a swap agreement with DPLP Trust whereby ENA paid the monthly interest obligation of the Trust and ENA received a floating payment. ENA also received approximately $40 million for entering into the swap. A $9 million letter of credit issued by Toronto Dominion Bank to the DPLP Trust provides residual credit support to the DPLP Trust. ENE guaranteed the obligations of CoalCo and DPLP under each of the applicable transaction documents.

                  The DPLP Trust originally retained DPLP to act as its servicer, but DPLP was removed as servicer after the Initial Petition Date. On December 4, 2001, the DPLP Trust terminated the swap agreement with ENA.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                                  -------------------
                                                        HL & P
                                                  -------------------
                                                           |  Royalty
                                                           |  Payments
                                                  -------------------
       -------------------------------------------        DPLP
       | Performance                              -------------------
       |   Guaranty                   Purchase Price   |         |  Sale of Payments
       |                                 ($110mm)      |         |
----------------                                  -------------------
      ENE       ----------------------------------       CoalCo
----------------        Performance Guaranty      -------------------
       |                                               |         |
       | Performance                 Contractual Asset |         |
       |  Guaranty                    Purchase Price   |         |     Sale of
       |                                 ($110M)       |         | Contractual Asset
       |                                               |         |
----------------                                  -------------------  Residual Credit Enhancement  ------------------
      ECT        ---------------------------------    DPLP Trust      ------------------------------ Letter of Credit
----------------          Swap Agreement          -------------------                               ------------------
                ----------------------------------     |         |
                                           $150MM      |         |   Trust Notes
                                                       |         |
                                                  -------------------
                                                         Lenders
                                                  -------------------



                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The DPLP Trust has a potential claim under the terminated swap with ENA and a potential claim on the remaining royalty payments from HL&P.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, the DPLP Trust had note obligations of approximately $110 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENA's obligations described above and ENE's guaranty of ENA's obligations.

         14. E-NEXT

                  a. LEGAL STRUCTURE. E-Next is a Delaware limited liability company established in late 2000 to acquire, own, develop, construct, operate, and maintain the E-Next Projects. E-Next pursues its objectives through itself and certain of its subsidiaries. E-Next obtains its funding for the E-Next Projects from equity and debt, which is provided by various financial institutions.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                             (GRAPH)

         ----------------              ----------------------
                              Debt
            Financial     ----------     E-Next Generation
          Institutions       Equity            LLC
                          ----------
         ----------------              ----------------------
                                        |                   |
                        Purchase        |                   |  Development and
                       Agreements/      |                   |   Construction
                        Contracts       |                   |      Manager
                                        |                   |
                                        |                   |
                                ---------------        ----------
                                    E-Next                 ENA
                                   Projects
                                ---------------        ----------
                                                            |
                                                            |
                                                            |
                                                            | Guaranty
                                                       ----------
                                                           ENE
                                                       ----------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, E-Next held purchase agreements for the manufacture of one 7FA simple cycle turbine, one heat recovery steam generator, and one steam turbine. All three contracts were terminated after the Initial Petition Date.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, the debt and equity holders had funded approximately $21 million for progress payments that E-Next had made to the equipment manufacturers.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. As of the Initial Petition Date, ENA, as the development and construction manager for E-Next, owed the debt and equity holders their outstanding funded amounts (approximately $21 million).

         15. ENRON CAPITAL LLC

                  a. LEGAL STRUCTURE. In October 1993, ENE formed Enron Capital LLC to facilitate the issuance of $200 million in preferred equity. Enron Capital LLC, a limited life company organized under the laws of Turks and Caicos Islands, was initially a wholly-owned subsidiary of ENE. As part of this financing, the LLC sold 8.55 million shares of 8% Cumulative Guaranteed MIPS with a $25 per share liquidation preference to the public. The proceeds of the offering (together with the initial capital contribution that ENE made to the LLC) were loaned by the LLC to ENE, and are evidenced by a subordinated loan. ENE paid for the expenses and commissions relating to the offering. Enron Capital LLC exists solely for the purpose of issuing the partnership preferred securities and loaning the proceeds to ENE. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

                  b. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The significant asset associated with the structure is the ENE obligation to repay the proceeds lent by Enron Capital LLC to ENE.

                  c. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Enron Capital LLC issued 8.55 million shares of 8% Cumulative Guaranteed MIPS with a $25 per share liquidation preference to the public. ENE guaranteed the payment of the liquidation preference and the monthly dividends relating to the MIPS, as more fully described below. There are no other liabilities in the structure.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the payment in full of (A) any accumulated arrears and accruals of unpaid dividends on the MIPS securities that had been declared out of monies legally available, (B) the redemption price, including any accumulated arrears and accruals of unpaid dividends on the MIPS securities that had been declared, along with the amount payable upon redemption of the MIPS out of monies legally available, and (C) upon a liquidation of the LLC, the lesser of (i) the aggregate of the liquidation preference and all accumulated arrears and accruals of unpaid dividends (whether or not declared) on the MIPS securities to the date of such payment, and (ii) the amount of assets of the LLC remaining available for distribution in liquidation to the holders of the MIPS securities. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

         16. ENRON CAPITAL RESOURCES

                  a. LEGAL STRUCTURE. In May 1994, ENE formed Enron Capital Resources, L.P. to facilitate the issuance of $75 million in preferred equity. Enron Capital Resources, L.P., a limited partnership organized under the laws of Delaware, was initially a wholly-owned subsidiary of ENE. As part of this financing, the LP sold 3 million limited partnership interests designated as 9% Cumulative Preferred Securities with a $25 per share liquidation preference to the public. The proceeds of the offering (together with the initial capital contribution that ENE made to the LLC) were loaned by the LP to ENE, and are evidenced by a subordinated loan. ENE paid for the expenses and commissions relating to the offering. Enron Capital Resources, L.P. exists solely for the purpose of issuing the preferred securities and loaning the proceeds to ENE. ENE is the sole general partner of the LP.

                  b. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The significant asset associated with the structure is the ENE obligation to repay the proceeds lent by Enron Capital Resources, L.P. to ENE.

                  c. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Enron Capital Resources, L.P. sold 3 million limited partnership interests designated as 9% Cumulative Preferred Securities with a $25 per share liquidation preference to the public. ENE guaranteed the payment of the liquidation preference and the monthly dividends relating to the preferred securities, as more fully described below. There are no other liabilities in the structure.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the payment in full of (A) any accumulated arrears and accruals of unpaid distributions on the preferred securities that had been declared out of monies legally available, (B) the redemption price, including any accumulated arrears and accruals of unpaid distributions on the preferred securities that had been declared, along with the amount payable upon redemption of the preferred securities out of monies legally available, and
(C) upon a liquidation of the LP, the lesser of (i) the aggregate of the liquidation preference and all accumulated arrears and accruals of unpaid distributions (whether or not declared) on the preferred securities to the date of such payment, and (ii) the amount of assets of the LP remaining available for distribution in liquidation to the holders of the preferred securities. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

         17. ENRON CAPITAL TRUST I

                  a. LEGAL STRUCTURE. In November 1996, ENE formed Trust I and EPF to facilitate the issuance of $200 million in trust originated preferred securities, or TOPrS.

                  Trust I, a Delaware statutory business trust, was initially created as a wholly-owned affiliate of ENE. As part of this financing, the trust sold 8 million shares of 8.30% TOPrS with a $25 per share liquidation value to the public. Approximately 99% of the proceeds of the offering were used by Trust I to purchase 8.30% partnership preferred securities of EPF, a Delaware limited partnership, while the remaining funds were used to purchase highly-rated debt securities from entities not affiliated with ENE. ENE guaranteed payment of the TOPrS to the limits that funds were available in Trust I, and such guaranty was subordinated to be on a parity with the highest priority of preferred stock of ENE.

                  EPF was established for the sole purpose of issuing partnership interests to Trust I and investing the proceeds in securities of ENE and its affiliates as well as highly-rated debt securities from unaffiliated entities. ENE owned all partnership interests in EPF, other than the partnership preferred securities, and served as EPF's general partner. After the sale of partnership interests to Trust I, ENE caused EPF to use 99% of the proceeds to purchase subordinated debentures of ENE, debentures of ENA, and debentures of ETS, and to use 1% to invest in outside investments.

                  Under the documents governing EPF, distributions on partnership preferred securities from income or dividends to the partnership were to be made in the sole discretion of ENE, as general partner. ENE, as general partner, also had the right, subject to the conditions set forth in the documents governing EPF, to replace any of the debentures held by EPF with equity or debt securities of affiliates of ENE.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                (GRAPH)

                              -------------                  ------------
                                   ENE                            ENE
                              -------------                  ------------
                                   |                               |
                   ENE             | General                       | 100% Common
               Guaranteed          | Partner    Partnership        |   Stock
              Subordinated         |             Preferred         |
------------      Notes       -------------     Securities   -------------
   Enron      -------------   Enron           --------------    Enron
 Companies                    Preferred                         Capital
              -------------   Funding, L.P.   --------------    Trust I
------------       $          -------------          $       -------------
                                                               |     |
                                                               |     |
                                                            $  |     |  8.30%
                                                               |     |  TOPrS
                                                               |     |
                                                               |     |
                                                             -------------
                                                               Investors
                                                             -------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The significant assets associated with the structure are ENE subordinated debentures, ENA debentures, ETS debentures, and a small amount of highly-rated debt securities from entities not affiliated with ENE, comprised mainly of highly-rated fixed income securities (current balance of $2.5 million). The subordinated debentures purchased by the partnership from ENE had 20-year terms and ranked junior to all senior indebtedness of the company. The debentures purchased by the partnership from ENA and ETS had 20-year terms and ranked pari passu with senior indebtedness of these Debtors, respectively.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Trust I issued 8 million shares of 8.30% TOPrS with a $25 per share liquidation value to the public. There are no other liabilities in the structure.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the payment in full of (A) all accrued but unpaid distributions on the TOPrS securities to the extent that funds were available in Trust I for such distributions, (B) the amount payable upon redemption of the TOPrS to the extent that sufficient funds are available in Trust I, and (C) generally, the liquidation value of the TOPrS to the extent that there are sufficient assets in the trust available for distribution. ENE also provided these guarantees to EPF with respect to the payment of partnership distributions and liquidation amounts, if necessary, provided that the funds were available in the partnership for such distributions.

                  Additionally, ENE fully and unconditionally guaranteed payments in respect of the debt issued by ENE and its affiliates to EPF. All of the guarantees issued by ENE may constitute contractually subordinated unsecured obligations of the company and rank subordinate and junior to all other liabilities of the company and rank pari passu with the most senior preferred stock issued by ENE and with any guarantee entered into by the company in respect of preferred securities issued by any affiliate.

         18. ENRON CAPITAL TRUST II

                  a. LEGAL STRUCTURE. In January 1997, ENE formed Trust II and EPF II to facilitate the issuance of $150 million in trust originated preferred securities, or TOPrS.

                  Trust II, a Delaware statutory business trust, was initially created as a wholly-owned affiliate of ENE. As part of this financing, the trust sold 6 million shares of 8.125% TOPrS with a $25 per share liquidation value to the public. Approximately 99% of the proceeds of the offering were used by Trust II to purchase 8.125% partnership preferred securities of EPF II, a Delaware limited partnership, while the remaining funds were used to purchase highly-rated debt securities from entities not affiliated with ENE. ENE guaranteed payment of the TOPrS to the limits that funds were available in Trust II, and such guaranty was subordinated to be on a parity with the highest priority of preferred stock of ENE.

                  EPF II was established for the sole purpose of issuing partnership interests to Trust II and investing the proceeds in securities of ENE and its affiliates as well as entities not affiliated with ENE. ENE owned all partnership interests in EPF II, other than the partnership preferred securities, and served as EPF II's general partner. After the sale of partnership interests to Trust II, ENE caused EPF II to use 99% of the proceeds to purchase subordinated debentures of ENE, debentures of ENA and debentures of ETS, and to use 1% to invest in outside investments. The subordinated debentures purchased by the partnership from ENE and debentures of ENA and ETS had 20-year terms and ranked junior to all senior indebtedness of the company.

                  Under the documents governing EPF II, distributions on partnership preferred securities from income or dividends to the partnership were to be made in the sole discretion of ENE, as general partner. ENE, as general partner, also had the right, subject to the conditions set forth in the documents governing EPF II, to replace any of the debentures held by EPF II with equity or debt securities of affiliates of ENE.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                              -------------                  ------------
                                   ENE                            ENE
                              -------------                  ------------
                                   |                               |
                   ENE             | General                       | 100% Common
               Guaranteed          | Partner    Partnership        |   Stock
              Subordinated         |             Preferred         |
------------      Notes       -------------     Securities   -------------
   Enron      -------------   Enron           --------------    Enron
 Companies                    Preferred                         Capital
              -------------   Funding, L.P.   --------------    Trust I
------------       $          -------------          $       -------------
                                                               |     |
                                                               |     |
                                                            $  |     |  8.30%
                                                               |     |  TOPrS
                                                               |     |
                                                               |     |
                                                             -------------
                                                               Investors
                                                             -------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The significant assets in the structure are ENE subordinated debentures, ENA debentures, ETS debentures, and a small amount of highly-rated debt securities from entities unaffiliated with ENE, comprised mainly of highly-rated fixed income securities (current balance of $1.8 million). The subordinated debentures purchased by EPF II from ENE had 20 year terms and ranked junior to all senior indebtedness of the company. The debentures purchased by the partnership from ENA and ETS had 20-year terms and ranked pari passu with senior indebtedness of these Debtors, respectively.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Trust II issued 6 million shares of 8.15% TOPrS with a $25 per share liquidation value to the public. There are no other liabilities in the structure.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the payment in full of (A) all accrued but unpaid distributions on the TOPrS securities to the extent that funds were available in Trust II for such distributions, (B) the amount payable upon redemption of the TOPrS to the extent that sufficient funds are available in Trust II, and (C) generally, the liquidation value of the TOPrS to the extent that there are sufficient assets in Trust II available for distribution. ENE also provided these guarantees to EPF II with respect to the payment of partnership distributions and liquidation amounts, if necessary, provided that the funds were available in EPF II for such distributions.

                  Additionally, ENE fully and unconditionally guaranteed payments in respect of the debt issued by ENE and its affiliates to EPF II. All of the guarantees issued by ENE may constitute contractually subordinated unsecured obligations of the company and rank subordinate and junior to all other liabilities of the company and rank pari passu with the most senior preferred stock issued by ENE and with any guarantee entered into by the company in respect of preferred securities issued by any affiliate.

         19. ENRON CENTER NORTH SYNTHETIC LEASE

                  a. LEGAL STRUCTURE. In April 1997, ENE refinanced an existing synthetic lease on the Enron Building through a new synthetic lease arrangement. To effect the refinancing, Brazos, a third-party limited partnership owned by financial institutions, acquired the fee interest in the Enron Building from Enron Houston Headquarters Trust (State Street Bank and Trust Company of Connecticut, National Association as Trustee) for $284.5 million. The purchase by Brazos was financed with proceeds of the Smith Street Loan and Smith Street Equity. Contemporaneous with such financing, Brazos and OPI, an ENE affiliate, entered into a lease, pursuant to which OPI was granted a leasehold interest in the Enron Building. OPI assigned the lease to ELP, an ENE affiliate, and the obligations of ELP under the lease were guaranteed by ENE. ELP and ENE thereafter entered into a sublease, pursuant to which ELP subleased the Enron Building to ENE, the rights and obligations of which were subsequently assigned by ENE to EPSC, a subsidiary of ENE. The Smith Street Loan is secured by a lien on the real property constituting the Enron Building and a collateral assignment of all interest of Brazos in the lease and the ENE guaranty. The lease expired in April 2002, and ENE and its affiliates have been occupying the Enron Building pursuant to forbearance arrangements described in the structure resolution section below.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.



                                    (GRAPH)

     ---------  Guarantee
        ENE   ---------------
     ---------               |
         |                   |
         |                   |
         |                   |
     ---------               ---------- Synthetic Lease --------------
       ESPC   ---------------    ELP   -----------------    Brazos
     ---------    Sublease   ----------                 --------------
                Arrangements                        Equity  |    |   Debt
                                                   $8.5 mln |    | $276 mln
                                                            |    |
                                                        --------------
                                                          Financial
                                                         Institutions
                                                        --------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The only asset included in the synthetic lease structure is the Enron Building.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Brazos incurred the Smith Street Loan in the original principal amount of $275,965,000. As security for this loan, Brazos assigned to the banks its rights, title, and interest in both the lease to OPI and the corporate guarantee from ENE.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. During the life of the lease, ELP had various financial obligations guaranteed by ENE, including but not limited to payment for rent, insurance, maintenance, and taxes. As of end of the lease, the parties to the structure may have certain options which include, without limitation: (i) ELP could refinance the lease;
(ii) ELP could purchase the Enron Building for $284,500,000; or (iii) if ELP neither refinanced the lease nor purchased the Enron Building, then the Enron Building could be sold to a third party, and to the extent of any deficiency between the amount of sales proceeds and structure liabilities, ENE might be liable for up to approximately $284,500,000. Application and interpretation of the terms of documents governing this structure will determine the priority of the ultimate distribution of any amounts received in respect of structure liabilities and sales of structure assets among the third-party holders of structure debt and equity, and ELP and ENE.

                  f. STRUCTURE RESOLUTION. On May 14, 2002, JPMCB, as agent for the bank syndicate, ELP, ENE, and EPSC entered into a forbearance agreement in which the banks agreed not to pursue before April 1, 2003 any rights and remedies that may be available to them as a result of defaults asserted by the banks under certain structure documents in exchange for (A) ENE paying all due but unpaid rent and amounts under certain parking, building, and common area services agreements as of May 14, 2002, (B) ENE paying rent monthly in reducing amounts as outlined in the agreement, (C) ENE paying 2001 and 2002 property taxes, (D) ENE maintaining adequate insurance on the Enron Building, and (E) ENE remaining current on certain parking, building, and common area services agreements. The initial forbearance agreement was subsequently amended twice to, among other things, extend the forbearance period until April 30, 2003 and May 31, 2003, and reduce the amount of rent payable and space occupied by ENE and its affiliates. The initial forbearance agreement then was further amended in May 2003 to (a) effectively extend the forbearance period until March 31, 2004,
(b) provide for a sale of the Enron Building pursuant to an auction to be conducted under the supervision of the Bankruptcy Court on a date not later than November 15, 2003, (c) provide for a deed in lieu of foreclosure of the Enron Building to JPMCB, as agent for the banks, on December 31, 2003 if the auction sale has not been consummated, (d) provide for the form of lease to be entered into by the new owner of the Enron Building upon a title transfer under either preceding clause (b) or (c), with such lease expiring March 31, 2004 and being on substantially the same economic terms for the same occupancy as provided in the amended forbearance agreement, and (e) provide the methodology for calculating any deficiency claim, taking into account the sales price of the Enron Building in the auction or its appraised value in the event of a deed in lieu of foreclosure.

         20. ENRON CORP. "EQUITY FORWARDS"

                  a. LEGAL STRUCTURE. ENE entered into certain agreements with various counterparties that have at times been referred to as "Equity Forwards" and "Equity Swaps" and purport to provide, in general and among other terms, that ENE would purchase a specified number of shares of its common stock at a fixed price on a pre-set future date, or ENE would make periodic payments on pre-set future dates based on a contractual formula tied to the price of its common stock.

                  b. SIGNIFICANT POTENTIAL LIABILITIES OF THE DEBTORS. In connection with the foregoing, a claim has been asserted by one counterparty alleging that ENE obligated itself under an agreement which purports to provide for a note payable obligation to the counterparty in an amount in excess of $173 million, and claims have also been asserted by at least two other counterparties alleging that ENE is liable to them under agreements in amounts totaling in excess of $125 million.

         21. ENRON EQUITY CORP.

                  a. LEGAL STRUCTURE. In December 1994, ENE formed Enron Equity to hold indirect interests in certain international assets and to issue preferred stock through a private placement to third-party investors. Enron Equity sold 880 shares of 8.57% preferred stock for $88 million. Enron Equity used the funds received in the private placement to purchase investments, including (1) $35,568,509 of 9.142% Perpetual Second Preferred Stock of ENE, (2) an 8.645% 5-year, fixed rate senior unsecured note of ENE in the amount of $59,280,848, (3) an 8.831% 30-year, fixed rate senior unsecured note of ENE in the amount of $22,651,212 and (4) a 5-year warrant to purchase an additional $59,280,848 of 8.645% 5-year, fixed rate senior unsecured notes of ENE. In April 1996, Enron Equity sold 150 shares of 7.39% preferred stock for $15 million. Enron Equity used the funds received to purchase additional notes from ENE.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.



                                    (GRAPH)

                                     -------------------   100%
                                             ENE         -------
                                     -------------------       |
                                              |                |
                                              | 85%            ----------
                                              | Common            ACFI
                                              | Stock          ----------
                        $103mm Pref.          |                 |
    -------------------   Shares     -------------------        |
     3rd Party Holders  ------------  Enron Equity Corp  --------
    -------------------              -------------------   15%
                                                           Common
                                                           Stock


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. At the Initial Petition Date, Enron Equity held several ENE obligations described above and an indirect interest in several international projects through an equity ownership in EGPP.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. The holders of the preferred stock can demand redemption after Enron Equity fails to pay dividends for six consecutive quarters. The holders of at least 80% of the preferred stock demanded redemption in May 2003.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE note and preferred stock obligations as described above.

         22. ENRON FUNDING CORP./MONTE

                  a. LEGAL STRUCTURE. Enron Funding, a Delaware corporation and a wholly-owned subsidiary of ENE, entered into the CP Program, pursuant to which Enron Funding issued up to $350 million in U.S. dollar denominated, short-term promissory notes ("CP Notes") in the commercial paper market to qualified institutional buyers and accredited investors. The CP Notes had varying maturity dates ranging up to 85 days, carried an S&P rating of A-1+ and a Moody's rating of P-1, and were unsecured. Enron Funding's obligations to pay the CP Notes on maturity were guaranteed by ENE. The aggregate face amount of all outstanding CP Notes could not exceed the amount of funds available under the Liquidity Facility (as described below) less $5 million. Each CP Note was sold at a discount and, thus, the net proceeds received by Enron Funding was less than the face value of each CP Note. The net proceeds from the CP Program, to the extent not used to repay maturing CP Notes, were loaned by Enron Funding to ENE on an unsecured basis.

                  The CP Program was backed by Enron Funding's $355 million Liquidity Facility. The Liquidity Facility was led by Barclays and syndicated to several banks that had ratings from S&P and Moody's of A-1+ or P-1, respectively. Under the Liquidity Facility, the banks provided immediately available funds to Enron Funding to pay amounts due upon maturity of the CP Notes and, except at the maturity of the CP Program, to allow Enron Funding to make working capital loans to ENE under the Enron Revolving Credit Facility (as discussed below). Enron Funding's payment obligations under the Liquidity Facility were guaranteed by ENE.

                  To insure against losses incurred for any unpaid amounts under the Liquidity Facility, the banks thereunder obtained a $355 million Credit Insurance Policy from Winterthur, an English insurance company that syndicated the credit risk to seven other underwriters.

                  To the extent Enron Funding had proceeds available from the Liquidity Facility and the CP Program, Enron Funding agreed to make certain loans to ENE of up to $355 million pursuant to the terms of the Enron Revolving Credit Facility. The principal amount of each loan made by Enron Funding to ENE under the Enron Revolving Credit Facility equaled the net proceeds received by Enron Funding from the corresponding issuance of CP Notes in the CP Program on such date. Each such loan made by Enron Funding to ENE carried a rate of interest per annum equal to (i) the discount rate at which the corresponding CP Notes were issued under the CP Program (as converted to an interest-bearing equivalent rate) plus (ii) an agreed margin. The loans issued by Enron Funding to ENE matured on the same date as the corresponding tranche of CP Notes issued by Enron Funding to the commercial paper market. ENE used the proceeds from the Enron Revolving Credit Facility for general corporate purposes.

                  In the event the underwriters under the Credit Insurance Policy were required to pay the banks for a claim made under the Credit Insurance Policy, then (i) ENE and Enron Funding were obligated to pay the underwriters for such claimed amounts pursuant to an indemnity, (ii) ENE and Enron Funding were obligated to pay a step up premium to the insurers pursuant to certain premium adjustment agreements, (iii) the underwriters were entitled to exercise a right to subrogation to the rights of the banks to receive payment from Enron Funding for the amount of the claim paid by the underwriters, (iv) Enron Funding was obligated to pay (to the extent it has funds to do so) the underwriters for the amounts subrogated by the underwriters under the Liquidity Facility pursuant to a note payable to the underwriters, and (v) to the extent Enron Funding is unable to pay the amounts owed under the note payable to the underwriters, ENE guaranteed such payment.

                  In December 2001, Enron Funding made two draws on the Liquidity Facility in the aggregate principal amount of $58,290,000 to repay certain CP Notes. The underwriters under the Credit Insurance Policy paid the banks for such amount in accordance with the terms of the Credit Insurance Policy.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.



                                    (GRAPH)

          ---------------  Indemnification and     -------------
             Winterthur         Guaranty
           International   ----------------------       ENE      -----------
           Insurance Co.             ------------                          |
 Credit   ---------------            |             -------------           |
Insurance                            |                |    |               |
 Policy   ---------------     P&I    |                |    |               |
              Barclays               | Guarantee      |    |               | CP
              Bank, plc   ------------                |    |               | Guaranty
            (Bank Agent)                             $|    |$              |
          ---------------                             |    |               |
                                                      |    |               |
                                                      |    |               |
                                                      |    |               |
          ---------------     $355 MM 364-Day      -------------   $    ----------------   $    -----------------
             Liquidity      Liquidity Facility         Enron     -----    *Commercial    -----     Commercial
               Banks       --------------------       Funding    -----   Paper Dealers/  -----   Paper Investor:
          ---------------                          -------------  P&I     Paying Agent    P&I         A1/P1
                                                                        ----------------        -----------------

                  c. SIGNIFICANT ASSETS. Enron Funding has approximately $400,000 of cash and a receivable from ENE in the amount of approximately $58 million relating to unpaid advances under the Enron Revolving Credit Facility.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Enron Funding has the obligation to pay the principal and interest on the outstanding amounts advanced under the Liquidity Facility. Barclays has claimed approximately $192,000 under the Liquidity Facility in unclaimed fees and expenses.

                  Enron Funding has the contingent obligation to indemnify Barclays, as the bank insurance agent, for any damages arising out of or related to the Credit Insurance Policy or the Liquidity Facility pursuant to the terms of an indemnity agreement dated as of March 6, 2000, by and between Enron Funding, ENA, and Barclays.

                  Enron Funding is obligated to pay the underwriters under the Credit Insurance Policy for any amounts paid by the underwriters to the banks for claims made under the Credit Insurance Policy under the terms of (i) a Deed of Indemnity dated as of March 6, 2000, (ii) a promissory note entered into to evidence the underwriters' right of subrogation, and (iii) certain premium adjustment agreements under which Enron Funding are obligated to pay a "step-up premium" in an amount equal to a specified percentage of the claim amount, but in the case of (i) and (ii) above only to the extent it has funds available for such payment which are not then needed to pay maturing CP Notes.

                  Enron Funding has the obligation to pay a fee to ENE for its duties as servicing agent under the terms and conditions of that certain administrative services agreement dated as of March 6, 2000, by and between Enron Funding and ENE, as servicing agent.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the obligations of Enron Funding under a number of different guarantees and indemnities in favor of: (i) Chase Manhattan Bank, as issuing and paying agent for the CP Notes and as a fiduciary for certain purposes for the holders of the CP Notes, (ii) the holders of the CP Notes, (iii) Barclays, as administrative agent on behalf of the banks under the Liquidity Facility, (iv) Barclays, as bank insurance agent under the Liquidity Facility, (v) the banks who are lenders under the Liquidity Facility, (vi) the parties indemnified under the Liquidity Facility, and (vii) the underwriters pursuant to the Deed of Indemnity for any amounts paid under the Credit Insurance Policy.

                  ENE was also obligated to pay (i) the principal and interest due on the aggregate outstanding loans made by Enron Funding to ENE under the Enron Revolving Credit Agreement, and (ii) a monthly lender facility fee to Enron Funding based upon the maximum amount ENE was entitled to borrow under the Enron Revolving Credit Agreement.

         23. ENRON TEESIDE OPERATIONS LTD.

                  a. LEGAL STRUCTURE.

                           (i) ETOL I & II. As part of these transactions, RBSF
purchased B shares of TOH4L. RBSF financed this purchase through the issuance of approximately GBP 161.5 million in senior and subordinated debt and approximately GBP 5.6 million in equity. At closing, RBSF entered into a total return swap with ENE under which RBSF and ENE agreed to make payments to one another based on (i) the distributions received by RBSF on the B shares and (ii) the amounts owed by RBSF on its senior and subordinated debt. If on any date when interest or principal are due under RBSF's debt agreements the distributions received by RBSF on the B shares exceeds principal and interest due, then RBSF will pay the excess distributions to ENE under the swap. If, on the other hand, distributions received on the B shares are less than the principal and interest payments due, then ENE shall pay RBSF an amount equal to the shortfall.

                  In connection with RBSF's purchase of the B shares of TOH4L, ESBFL granted RBSF a right to put the B shares to ESBFL upon the occurrence of an event of default or other event that causes an early termination of the total return swap with ENE. ENE guaranteed ESBFL's obligations under such put agreement.

                  As part of the ETOL I & II transactions, TOH4L provided a loan of GBP 141.6 million to EEL. ENE guaranteed EEL's obligations under this loan.

                           (ii) ETOL III. In the ETOL III transaction,
Sideriver, a company incorporated under the laws of England and Wales, purchased C shares in TOH2L, a private company incorporated in England and Wales. As part of its financing efforts, Sideriver borrowed GBP 29.76 million from RBS. Sideriver simultaneously entered into a total return swap with ENE under which Sideriver and ENE agreed to make payments to one another based on (i) the distributions received by Sideriver on the C shares and (ii) the amounts owed on its debt to RBS. If on any date when interest or principal are due under the debt agreement the distributions received by Sideriver on the C shares exceed principal and interest due to RBS, then Sideriver will pay the excess distributions to ENE. If, on the other hand, distributions are less than the principal and interest payments due, then ENE shall pay Sideriver an amount equal to the shortfall. The aggregate principal balance due under Sideriver's debt agreement with RBS is approximately GBP 27.96 million.

                  ESBFL granted Sideriver a right to put the C shares to ESBFL, and ENE guaranteed ESBFL's obligations under such put agreement.

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.



                                    (GRAPH)

                                 ETOL I and II

                                                    --------------------
                  |--------------------------------
                  |                                          ENE         ------------------------------------------------------
                  |  |-----------------------------                                                                           |
                  |  |                              --------------------                                                      |
                  |  |                                        |                                                               |
                  |  |                                        | 100% Equity                                                   |
         Total    |  |                              --------------------                                                      |
         Return   |  |                              INTERMEDIATE HOLDING                                                      |
         Swap     |  |                                    COMPANIES                                                           |
                  |  |                              --------------------                                                      |
                  |  |  Guarantee of                          |                                                               |
                  |  |  B Shares Put                          | 100% Ord Shares        IntraGroup Loan                        |
                  |  |                              --------------------                  L.141.57m                           |
                  |  |                                       EEL          -------------------------------------------------   |
                  |  |                              --------------------                                                  |   |
                  |  |                                        |                                                           |   |
                  |  |                  100% Ord Shares       |           100% Ord Shares                                 |   |
                  |  |                 ---------------------------------------------------                                |   |
-------           |  |                 |                                                 |                                |   |
  RBS    -------- |  |              -------                     A Shares              -------                             |   |
-------         | |  |           --  ESBFL                      ---------------------  TOH2L  ----------                  |   |
    100% Ord    | |  |           |  -------                     |                     -------          |                  |   |
     Shares     | |  |     Loan  |                              |                                      | 100% Ord Shares  |   |
                | |  |     Note  |                              |                                  ---------              |   |
               --------         | B Shares Put              ---------                                TOH3L                |   |
                        ---------                                                                  ---------              |   |
                 RBSF   -----------------------------------   TOH4L   ---------------------------------------------------------
                                  100% B Shares
               --------                                     ---------
                 |  |                                    100%  |  |  100%
L.138.55m        |  |                    L.22.97m        Ord   |  |  Pref
Senior Loan      |  |                  Subordinated     Shares |  |  Shares                                         --------------
        ---------   -----------------     Loan              ---------                                   -----------  WILTON TRUST
        |                           |                                                                   |           --------------
     -------                  --------------                   TOHL   -------                           |        100% Ord Shares
     SENIOR                    SUBORDINATED                                 |                  ---------
     LENDERS                     LENDERS                    ---------       |                     TIL
     -------                  --------------                                |                  ---------
                                                         73.5m A Ord         ----------    1.5m B Ord Shares/
                                                         Shares/                ETOL      2% Economic Interest
                                                         98% Economic        ----------
                                                         Interest

                                    ETOL III

                                    (GRAPH)

                                                                   -----------------------
                                       ___________________________          ENE
                                      |    Total Return Swap       -----------------------
                                      |                                      |
                                      |                                      |  100% Equity
                                      |                             ----------------------
                                      |                              INTERMEDIATE HOLDING
                                      |                                  COMPANIES
                                      |                             ----------------------
                                      |                                      |
                                      |         29,223 Floating              |  100% Ord Shares     Guarantee of
                                      |          Rate A Shares      ----------------------          EIL Loan
                                      |     _________________________       EEL           ___________
                                      |     |                       ----------------------          |
     -------                          |     |                                |                      |     ---------
       RBS                            |     |                                |                      |        EIL
     -------\ 100% B Shares           |     |                                |                      |    /---------
             \__________              |     |            100% Ord Shares     |  100% Ord Shares     |   /
                        \             |     |               _______________________________         |  /  L.1.34m Loan
                         \            |     |               |                             |         | /
---------    L.29.76m    -------------------------       -------                        --------------
 LENDERS ________________          SIDERIVER      _______ ESBFL                              TOH2L
---------                -------------------------       -------                        --------------
                                      |                                                        |
                                      |         C Shares Put                                   |
                                      |_________________________________________________________
                                                               28.38m C Shares

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The significant asset related to ETOL I and II was ENE's indirect interest in ETOL, represented by the TOH4L B shares. The B shares had a fixed rate of return and the residual economics of TOH4L that did not flow to RBSF through the B shares was owned by TOH2L. These residual economics, represented by the TOH2L C shares, were monetized in the ETOL III transaction.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As part of ETOL I and II, RBSF issued GBP 141.5 million in senior debt and GBP 23 million in subordinated debt. Sideriver owes GBP 27.96 million to RBS in the ETOL III transaction.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE entered into total return swaps with RBSF and Sideriver as part of these transactions, as discussed above, as well as guarantees for the benefit of RBSF, EEL, and Sideriver.

         24. FF&E SYNTHETIC LEASE

                  a. LEGAL STRUCTURE. On March 29, 2001, ENE entered into a synthetic lease with GECC on certain furniture, fixtures, and equipment located at the Enron Building, and allowing for the future financing of furniture, fixtures, and equipment to be located at Enron Center South. The initial financing, which occurred at the closing, was approximately $14 million, and refinanced collateral that was previously involved in a synthetic lease with Sumitomo Bank Leasing and Finance, Inc.

                  On June 29, 2001 and September 26, 2001, ENE financed additional furniture and fixtures in connection with Enron Center South in the aggregate amount of approximately $7.5 million. Although the documents provided GECC the ability to assign its rights to a commercial paper conduit, ENE is not aware of any such assignment taking place.

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.

                                    (GRAPH)

------------------    \
       ENE             \  "Lease"
------------------      \
        |                \
        |                 \ ------------------
        | 100%              GECC
        |                 / ------------------
        |                /
------------------      / Lien
       FF&E            /
    COLLATERAL        /
------------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. Although the documentation is phrased as a lease for accounting purposes, the parties acknowledged that ENE continued to own the assets, subject to the lien of GECC.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. At the Initial Petition Date, approximately $21.5 million was outstanding in connection with this facility.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. During the existence of the financing, ENE had various obligations including, but not limited to, payment of rent, insurance, maintenance, and taxes. ENE's current obligations are set forth in the stipulations discussed below.

                  f. STRUCTURE RESOLUTION. On January 22, 2002, ENE entered into a stipulation with GECC providing for the payment of adequate protection to GECC for the continued use of the collateral. On January 16, 2003, ENE and GECC entered into a stipulation relating to the sale of certain collateral encumbered by the GECC liens located in the Enron Building, which among the things, established the value of the collateral located in the Enron Building, provided GECC with an allowed secured claim relating to the sale of such collateral, provided GECC with the payment of the proceeds derived from the sale of such collateral, and amended the adequate protection stipulation previously entered into between the parties. ENE continues to use the collateral located at the Enron Building that is subject to GECC's lien, and continues to pay the stipulated amount of adequate protection to GECC.

         25. FUJI SOFTWARE LEASE

                  a. LEGAL STRUCTURE. On June 25, 1993, ENE entered into a synthetic lease with Fuji relating to certain of ENE's internally developed software. The documents relating to the software lease were amended a number of times, most recently on June 28, 2001, to effect, among other things, a refinancing of the facility.

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.

                                    (GRAPH)

------------------    \
       ENE             \  "Lease"
------------------      \
        |                \
        |                 \ ------------------
        | 100%                    FUJI
        |                 / ------------------
        |                /
------------------      / Lien
     SOFTWARE          /
    COLLATERAL        /
------------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. Although the documentation is phrased as a lease for accounting purposes, the parties acknowledged that ENE continued to own the software, subject to the lien of Fuji.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. At the Initial Petition Date, approximately $44 million was outstanding in connection with this facility.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. During the existence of the financing, ENE had various obligations including, but not limited to, payment of rent, insurance, and taxes.

                  f. STRUCTURE RESOLUTION. On March 27, 2003, the Bankruptcy Court entered an agreed order approving a settlement between ENE and Fuji. The settlement provided for the payment of $39.5 million to Fuji and its affiliates and provided for an Allowed General Unsecured Claim in favor of Fuji in the amount of $8 million, in return for certain releases from Fuji.

         26. GALLUP/KACHINA

                  a. LEGAL STRUCTURE. ECS is the owner of the Class A membership interests in ECC LLC and its managing member.

                           (i) PROJECT KACHINA. As of June 30, 1999, ECS
assigned and contributed to ECC LLC (i) all of ECS's interests in and to certain electric motor drivers and appurtenant equipment located at Transwestern's Bisti Compressor Station and Bloomfield Compressor Station in New Mexico and (ii) all of ECS's rights and obligations in and to certain related contracts, including compression services agreements, operations maintenance agreements, and PPAs.

                  As consideration, ECC LLC issued Class B membership interests to ECS, which ECS assigned to Echo, a third-party equity investor, for a net payment of $6.7 million. The Class B membership interests entitle Echo to a sharing ratio of 81% in ECC LLC's Kachina business, while ECS, as the owner of the Class A membership interests, has a 19% sharing ratio in ECC LLC's Kachina business.

                           (ii) PROJECT GALLUP. As of March 30, 2000, ECS
assigned and contributed to ECC LLC (i) ECS's right, title, interest and claim to a certain electric motor driver and appurtenant equipment located at Transwestern's Gallup Compressor Station in New Mexico, and (ii) all of ECS's rights and obligations in and to certain related contracts, including a compression services agreement, operations maintenance agreement, and PPA (subject to some exceptions).

                  As consideration, ECC LLC issued Class C membership interests to ECS, which ECS assigned to Echo for a net payment of $4.5 million. The Class C membership interests entitle Echo to a sharing ratio of 95% in ECC LLC's Gallup business, while ECS, as the owner of the Class A membership interests, has a 5% sharing ratio in ECC LLC's Gallup business.

                  Under agreements for both the Kachina and Gallup projects, ECC LLC provides compression services to Transwestern in exchange for a specified amount of natural gas and an annual service charge. ECC LLC sells the natural gas to ECS pursuant to an Enfolio Master Firm Purchase Agreement for a fixed price. ECS in turn sold the gas to ENA pursuant to an

Enfolio Master Firm Purchase Agreement; however, that agreement was terminated on or after the Initial Petition Date.

                  As of the Initial Petition Date, ENA and Echo were parties to an interest rate swap in connection with the Gallup structure pursuant to which Echo pays ENA a fixed rate (8.48%) and ENA pays Echo floating LIBOR + 1.25%. The swap has not been terminated, and ENA is exposed to fluctuations in LIBOR rates.

                  b. STRUCTURE DIAGRAMS.

                           (i) KACHINA.

                                    (GRAPH)

ECS - Enron Compression Services Company
ECHO - EMP Echo, L.L.C.
LLC - ESC Compression Company, L.L.C.
TW - Transwestern Pipeline Company

                                       -------  -------
                                        DEBT    EQUITY
                                       -------  -------
                                          \      /
                                           \    /
                                            \  /
                    -----------------  ----------------
                           ECS              ECHO
                    (MANAGING MEMBER)  (GENERAL MEMBER)
                    -----------------  ----------------
                             \              /
                              \            /
                               \          /
                            19% \        /81%
                                 \      /           Compression
                                  \    /              Service
                 Power(e)          \  /               (Hp-hrs)
---------------- _________   -----------------      ____________    ----------------
   UTILITIES     _________         ECC LLC          ____________           TW
----------------     $       -----------------        Btus and      ----------------
                                  |    |       \  \ Annual Charge
                             Btus |    |  $     \  \
                                  |    |       O \  \
                      $           |    |        & \  \ $
    ------------   _______   -----------------   M \  \              ----------------
        ENA        _______         ECS              \  \ ----------         TW
    ------------     Btus    -----------------                       ----------------

                           (ii) PROJECT GALLUP

                                    (GRAPH)

ECS - Enron Compression Services Company
ECHO - EMP Echo, L.L.C.
LLC - ESC Compression Company, L.L.C.
TW - Transwestern Pipeline Company
ENA - Enron North America Corp.

                                       -------  -------
                                        DEBT    EQUITY
                                       -------  -------
                                          \      /
                                           \    /
                                            \  /
                    -----------------  ----------------         Fixed          ------------------
                           ECS              ECHO         ___________________
                    (MANAGING MEMBER)  (GENERAL MEMBER)   Interest Rate Swap          ENA
                    -----------------  ----------------  ___________________   ------------------
                             \              /                  Floating
                              \            /
                               \          /
                             5% \        /95%
                                 \      /           Compression
                                  \    /              Service
                 Power(e)          \  /               (Hp-hrs)
---------------- _________   -----------------      ____________    ----------------
   UTILITY       _________        ECC LLC           ____________           TW
----------------     $       -----------------        Btus and      ----------------
                                  |    |       \  \ Annual Charge
                             Btus |    |  $     \  \
                                  |    |       O \  \
                     $            |    |        & \  \ $
---------------- __________  -----------------   M \  \              ----------------
     ENA         __________        ECS              \  \ ----------         TW
----------------    Btus     -----------------                       ----------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. ECC LLC owns the compressor motors and equipment located at the Bisti and Bloomfield Compressor Stations and at the Gallup Compressor Station and associated contracts.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Certain potential tax obligations of ECC LLC are to be determined.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE indemnified Echo for certain liabilities relating to Echo's ownership interest in ECC LLC.

         27. HAWAII

                  a. LEGAL STRUCTURE. At the Initial Petition Date, Project Hawaii consisted of nine separate asset monetizations through either Hawaii I or Hawaii II. Hawaii I was established as a nine-month revolving facility and Hawaii II was established as a two-year revolving facility.

                  Each monetization involved five to six individual parties: a Sponsor, which is ENE or an ENE consolidated subsidiary that desired to monetize the present value of an asset; an Asset LLC and a Transferor LLC (each formed by the Sponsor); either Hawaii I or Hawaii II; a Swap Counterparty (usually ENA), and a Guarantor (where required, ENE).

                  Each Sponsor contributed an asset to a separate Asset LLC. In exchange for such contributions, the Sponsors received Class A membership interests in the various Asset LLCs and a right to receive a special distribution on the closing date but after the closing time for the transaction. A Class A interest represents 100% of the voting power, with certain restrictions, of such Asset LLC and the right to receive .01% of all distributions made by the Asset LLC.

                  Each Asset LLC issued its Class B membership interest to the Transferor LLC in return for the contribution of a promissory note from the Transferor LLC. The Class B interests are non-voting. Each Transferor LLC assigned the Class B interest to a series of either Hawaii I or Hawaii II.

                  Hawaii I and Hawaii II were initially formed with a contribution of $100 by CIBC in return for a beneficial interest certificate, CIBC, in its capacity as holder of the beneficial interest certificate, then directed the Owner Trustee (Wilmington) to establish a separate series of the applicable trust to purchase and separately account for and hold each Class B interest.

                  Hawaii I and Hawaii II are each a party to a credit facility, each dated November 20, 2000, each among CIBC, as administrative agent, CIBC World Markets Corp., as sole lead arranger and bookrunner, First Union National Bank and SAN PAOLO IMI S.p.A, as co-arranger, BNP Paribas, as syndication agent, Bayerische, as documentation agent, and the lenders party thereto.(13)

                  In order to finance the purchase of Class B interests, Hawaii I and Hawaii II (i) issued Series Certificates of Beneficial Ownership to CIBC and (ii) drew down advances under the Credit Facilities. The aggregate cash purchase price for all Series Certificates purchased by CIBC, in its capacity as holder of the Series Certificates of Beneficial Ownership, was $18,733,305.(14) Interest accrues on the Series Certificate at an aggregate rate equal to 15% per annum. Through separate tranches under each Credit Facility, Hawaii I and Hawaii II drew down aggregate principal amount equal to $436,430,114.(15) The interest rate payable under the Credit Facility is equal to (i) a rate not higher than the Federal Funds Rate plus 0.5%, in the case of base rate advances, and (ii) the LIBOR rate for the applicable one-, two- or three-month periods (as selected by the applicable trust) plus 0.55% (Hawaii I) or 0.75% (Hawaii II), in the case of LIBOR rate advances.

                  Upon receipt of the proceeds of the sale of the Class B Membership interest from the applicable trust, the Transferor LLC paid the note to the Asset LLC. Upon receipt of the payment on the note, the Asset LLC made a special distribution to the Sponsor. The Sponsors received an aggregate amount in special distributions equal to $455,163,419.

                  In connection with each purchase of a Class B interest, ENA (or in limited circumstances, ENE) and the applicable trust entered into a total return swap agreement, pursuant to which (i) on each interest payment date under the Credit Facility (x) ENA paid the


----------

(13) The Hawaii I Credit Facility had a committed amount of $165 million, and the Hawaii II Credit Facility had a committed amount of $385 million.

(14) $12,733,305 of Series Certificates were issued for Hawaii II and $6 million for Hawaii I.

(15) $273,998,298 was drawn under the Hawaii II Credit Facility and $162,431,816 was drawn under the Hawaii I Credit Facility.

applicable trust all interest and other sums due to the lenders on such date and
(y) the applicable trust paid to ENA all monies or other consideration received with respect to the Class B interest as of such date less any amounts payable on the Series Certificate on such date and (ii) on the maturity date of the loans under the Credit Facility, (x) ENA paid to the applicable trust all principal, interest, and other sums due to the lenders on such date and (y) the applicable trust paid to ENA all funds on hand on such date, less any amounts payable to CIBC, as the holder of the Series Certificate. The lenders have priority over CIBC, in its capacity as holder of the Series Certificate with respect to all distributions to be made by Hawaii I or Hawaii II, and consequently the swap agreement provides credit support only for the loans under the Credit Facility. Payments made by ENA to Hawaii I or Hawaii II under the swap agreement cannot be applied in re-paying CIBC, in its capacity as holder of the Series Certificate, or paying accrued yield on the Series Certificate.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                ------------------------------------
     ___________ ENE or ENE Consolidated Subsidiary __________
     |          ------------------------------------          |
     |                     |   |                              |
     |                     |   |  Class A Membership Interest |
     |               Asset |   |  (100% voting in Asset LLC   |
     |                     |   |  and .01% economic interest) |
     |                     |   |  and $                       |
     |                  ------------                          |
     |                     Asset                              | 100% Interest
     |                      LLC                               |
     |                  ------------                          |
     |                     |   |                              |
     |  Class B Membership |   |                              |
     |  Interest (99.99%   |   |                              |
     |  economic interest  |   | $                            |
     |  in Asset LLC and   |   |                              |
     |  no voting)         |   |                              |
-------------------     ------------                          |
 Total Return Swap       Transferor ___________________________
  from ENE or ENA           LLC
(Guaranteed by ENE)     ------------
-------------------        |   |
     |  Class B Membership |   |
     |  Interest (99.99%   |   |
     |  economic interest  |   |      ----------------
     |  in Asset LLC and   |   | $     Equity Holders
     |  no voting)         |   |      ----------------
     |                     |   |        / /
     |                     |   |       / /
     |                     |   |      / /
     |                     |   |  $  / /
     |                     |   |    / /  Equity Certificate
     |                     |   |   / /
     |                  --------------         $        ---------------
     _________________   Hawaii 125-0 _________________  Bank Revolver
                            Trust     _________________
                        --------------      Note        ---------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE.

                           (i) SERIES MCGARRET Q. McGarret III, L.L.C., as the
Asset LLC, holds a Special Warrant to purchase 2,791,800 shares of non-voting common stock of New Power Holdings, Inc. at a price of $0.05 per share.

                           (ii) SERIES MCGARRET R. McGarret II, L.L.C., as the
Asset LLC, holds a Special Warrant to purchase 8,458,200 shares of non-voting common stock of New Power Holdings, Inc. at a price of $0.05 per share.

                           (iii) SERIES MCGARRET S. McGarret I, L.L.C., as the
Asset LLC, holds a Special Warrant to purchase 6,766,400 shares of the non-voting common stock of New Power Holdings, Inc. at a price of $0.05 per share.

                           (iv) SERIES MCGARRET I. McGarret VIII, L.L.C., as the
Asset LLC, holds a Class C Membership Interest in EBS Content Systems L.L.C.

                           (v) SERIES MCGARRET J. McGarret X, L.L.C., as the
Asset LLC, holds a Class A Membership Interest in LE Hesten Energy LLC.

                           (vi) SERIES MCGARRET L. McGarret XII, L.L.C., as the
Asset LLC, holds a Series A Porcupine Certificate of Tahiti Trust in the amount of $30 million representing a fractional interest in a $259,212,085 Porcupine Note made payable to Pronghorn I, LLC by Porcupine I LLC.

                           (vii) SERIES MCGARRET T. McGarret XI, L.L.C., as the
Asset LLC, holds 100% of the outstanding shares of common stock in CGas Inc.

                           (viii) SERIES MCGARRET U. McGarret XIII, L.L.C., as
the Asset LLC, holds a Series Porcupine B Certificate of Tahiti Trust in the amount of $20 million, which represents a fractional interest in a $259,212,085 Porcupine Note made payable to Pronghorn I, LLC by Porcupine I LLC.

                           (ix) SERIES MCGARRET V. McGarret VI, L.L.C., as the
Asset LLC, holds a Class B Certificate representing a $15 million beneficial interest in European Power Limited Company. The Amended and Restated Trust Agreement of European Power Limited Company controls the transfer of this Class B Certificate. Enron European Power Investor LLC, as the Sponsor, remains the record holder of this certificate. The Sponsor is required to transfer legal title to the certificate upon request by the Asset LLC.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. The amount outstanding under the Hawaii I Credit Facility is approximately $162 million. The amount outstanding under the Hawaii II Credit Facility is approximately $274 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Under the swap agreements, ENA, where it is a party to such agreements, and ENE, as swap counterparty or guarantor, may be obligated for the difference between the amounts received by Hawaii I or Hawaii II in asset sales or other distributions from assets, and the amounts outstanding under the Credit Facilities.

         28. INAUGURATION/ELETROBOLT

                  a. LEGAL STRUCTURE. Project Inauguration is a $475 million, 20-month term facility set up in December 2000 to (1) finance, develop, and construct Eletrobolt in the State of

Rio de Janeiro, Brazil and (2) order for purchase four MHI natural gas turbines, two each of which were to be used in the development of the RioGen and Cuiaba II power plant projects in Brazil. Project Inauguration was set up to satisfy accounting requirements to allow off-balance-sheet treatment of certain types of construction loans.

                  Project Inauguration was effected through a construction agency agreement between BPDT, ESAT, an indirect wholly-owned subsidiary of ENE, and Wilmington (BPDT's administrative agent). The owner of the Eletrobolt project and the RioGen and Cuiaba II assets is BPDT, which is not an ENE affiliate. BPDT funded the construction of Eletrobolt and the purchase of the MHI turbines by issuing membership interests to John Hancock Life Insurance Company (3% of the funding) and through a credit agreement by issuing secured notes to a syndicate of 17 banks led by West LB (97% of the funding). The notes are secured by a pledge of all assets (Eletrobolt and the MHI turbines) and the collateral assignment of BPDT's rights under an ENE guaranty. BPDT appointed ESAT as its agent to oversee the planning, engineering and construction of both Eletrobolt and the MHI turbines.

                  ENE provided a guaranty for ESAT's performance. Per accounting rules, the guaranty is limited to 89.9% of amounts outstanding, but increases to 100% under certain circumstances such as a bankruptcy filing by ENE.

                  Under the construction agency agreement, ESAT (on the earlier of (i) the August 31, 2002 maturity date or (ii) prior to or at completion of Eletrobolt) had the option to repurchase the entire Project Inauguration, Eletrobolt itself, or the MHI turbines. In the event that ESAT exercised the purchase option for the entire Project Inauguration, the purchase price would be equal to an amount sufficient to repay the lenders and John Hancock in full. In the event that ESAT exercised the purchase option specifically for either Eletrobolt or the MHI turbines, the purchase price would be an amount sufficient to repay the lenders and John Hancock the outstanding balance remaining on the particular asset plus all other amounts due under any related Project Inauguration documents. In addition to the purchase options, ESAT had the option to lease the entire Project Inauguration, Eletrobolt itself, or the MHI turbines from the Trust for a term of 5 years.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                      --------------
-------------                          John Hancock             ----------------
 Enron Corp                              (EQUITY)                WLB as Lenders
 (GUARANTOR) _______Enron             --------------                 Agent
-------------      Guarantee                |                        (DEBT)
                       |                    |                   ----------------
                       |                100% Owned                     |
                       |                    |                          |
                       |____________ -------------------               |
---------------------                  Brazilian Power                 |
 Enron South America                     Development                   |
    Turbine LLC      ________________        Trust      _______________|
     (AGENT)           Construction    (OWNER'S TRUST)
---------------------     Agency     -------------------
        \               Agreement            |
         \                                   |
 Construction Activities                    100%
           \       __________________________|________________________
      ------\-----|--------------------------|------------------------|--------
      |           |                          |                        |       |
      | ---------------------   ---------------------   --------------------- |
      | Enron Brazil Turbines    Enron Brazil Power     Enron Brazil Turbines |
      |        I Ltd              Holdings 20 Ltd             II Ltd          |
      |  RIOGEN FACILITY)       ELECTROBOLT FACILITY)    CULABA II FACILITY)  |
      | ---------------------   ---------------------   --------------------- |
      |           |                         |                         |       |
      |           |                         | 100%                    |       |
      |           |                         |                         |       |
      |      ------------        ------------------------      ------------   |
      |      MHI TURBINES        Enron Brazil Holdings 20__    MHI TURBINES   |
      |          1&2             ------------------------  |       3&4        |
      |      ------------                   |              |   ------------   |
      |                                     |  100%        |                  |
      |                                     |              |                  |
    A |                            --------------------    |                  |
    S |                             Enron Brazil Power     |                  |
    S |   (under                    Investments 20 Ltd.   99.99%              |
    E | construction               --------------------    |                  |
    T |  management)                        |              |                  |
    S |                                     | .01%         |                  |
      |                                     |              |                  |
      |                         -------------------------  |                  |
      |                          SocidedadeFluminense de   |                  |
      |                             EnergiaLtda (SFE)   ___|                  |
      |                             (379 MW PLANT)                            |
      |                         -------------------------                     |
       ------------------------------------------------------------------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. BPDT holds the assets of Project Inauguration (Eletrobolt and the MHI turbines). John Hancock owns 100% of BPDT. The lenders hold a security interest in the assets and in BPDT's rights under the ENE guaranty.

                  BPDT has several subsidiary companies that control the day-to-day operations of the assets under Project Inauguration and work with ESAT to implement all construction activities. Specifically, Enron Brazil Power Holdings 20 Ltd. constructs Eletrobolt and also is the parent company of SFE (the company in the Consortium Agreement that is responsible for converting the natural gas into electricity at Eletrobolt). Enron Brazil Turbines I Ltd. is responsible for oversight of the RioGen power plant project (incorporates 2 of the MHI turbines) and Enron Brazil Turbines II Ltd. is responsible for oversight of the Cuiaba II power plant project (incorporates the remaining 2 MHI turbines).

                  BPDT also is the beneficiary of a $214.1 million promissory note from ENHBV.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. BPDT is obligated to repay principal and interest on the notes issued to the lenders and yield on the certificates issued to John Hancock. BPDT meets this obligation from payments it receives in connection with ESAT's purchase option exercise, the receipt of proceeds under certain insurable events, and/or the receipt of payments under the 5-year lease option.

                  As agent for BPDT, ESAT was responsible for supervising and managing the construction of Eletrobolt and the MHI turbines within an agreed-upon budget and time period. ESAT provided the budget, made all requests for money from the lenders and BPDT to pay construction costs, hired all engineers and contractors, and paid all workers. ESAT may indemnify BPDT, the lenders, and certain third parties against harm or loss only for acts or failures to act on ESAT's part.

                  ESAT's obligations as the agent are guaranteed to BPDT by the ENE guaranty. The lenders have a security interest in BPDT's rights under the ENE guaranty and the assets within Project Inauguration.

                  If upon the earlier of (i) August 31, 2002, or (ii) the completion of Eletrobolt, the MHI turbines or the entire Project Inauguration, ESAT had not exercised either of the purchase options or the lease option, BPDT could have exercised a remarketing option whereby ESAT would be responsible for performing actions necessary to remarket Project Inauguration to third parties and for paying a deposit amount, supported by the ENE guaranty, equal to 89.9% of the outstanding capital costs of Project Inauguration.

                  To further market the electricity produced by Eletrobolt, SFE, Petrobras, and ECE entered into a Consortium Agreement whereby Petrobras supplies natural gas to SFE, SFE uses the natural gas to generate electricity, SFE supplies the electricity to ECE, and ECE markets the electricity to Brazilian consumers, collects and accounts the sale proceeds, and makes distributions to all Consortium Agreement parties pursuant to the terms of the Consortium Agreement. The Consortium Agreement (and any related marketing arrangements) is completely independent from the construction agency agreement and any other transaction associated with the Project Inauguration financing. In addition, SFE receives an allocation, which consists of a fixed capacity payment (covers fixed costs, debt service, and return on equity) and an energy payment (covers variable costs). Petrobras is responsible for making up any shortfall in the SFE allocation if there are insufficient funds generated from the sale of the electricity. In exchange, Petrobras is paid for the cost of the fuel supplied and 25% of any upside beyond the SFE allocation and the cost of the fuel. ECE sells the electricity either in the spot market or through short-term bilateral contracts. In return for marketing electricity, collecting the funds and keeping track of the accounting, reporting and distribution of the funds pursuant to the Consortium Agreement, ECE gets 75% of any upside beyond the SFE allocation and the cost of the fuel.

                  SFE owes ENHBV $214.1 million in the form of a promissory note and an import-finance agreement.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ESAT's obligations as the agent are guaranteed to BPDT by the ENE guaranty. The lenders have a security interest in BPDT's rights under the ENE guaranty and the assets within Project Inauguration

                  f. STRUCTURE RESOLUTION. On June 28, 2002, BPDT, West LB, ESAT, ENE, Enron Brazil Turbines II Ltd., Enron Brazil Turbines I Ltd., and equipment supplier MHI entered into a Settlement Agreement and Mutual Release to resolve the remaining payment and performance obligations under the Cuiaba and RioGen turbine purchase agreements. Following Bankruptcy Court approval, the Settlement Agreement became effective on August 16, 2002.

                  Under the Settlement Agreement, MHI released all the parties to the Cuiaba and RioGen turbine purchase agreements from all claims and remaining payment and performance obligations, credited approximately $14.0 million paid to it for the Cuiaba turbines to the remaining $20 million due under the RioGen turbines and in exchange received a one-time payment of $6.0 million from the Trust to complete the RioGen turbines. The Cuiaba turbine purchase agreement was cancelled and BPDT presently has full title and possession of the RioGen turbines. Refer to Section IV.B.3.c, "Mitsubishi Heavy Industries" for further information.

                  Settlement discussions with respect to the Eletrobolt power plant are on-going.

         29. INVESTING PARTNERS/STEELE

                  a. LEGAL STRUCTURE. During 1997, ENE and BT (and its affiliates) formed Investing Partners to acquire and manage a portfolio of financial assets, including residual real estate mortgage interests, certain aircraft assets, ENE intercompany notes, equity interests of ENE affiliates, and corporate bonds.

                  At or around the date of formation, Investing Partners borrowed $51.2 million from ENA and purchased $51.2 million of investment grade corporate bonds from BT. ENE indirectly contributed to Investing Partners, through its subsidiaries (ECT Investing Corp., ECT Investments Holding Corp., and ETS), $42.8 million of cash, an aircraft subject to debt of $42.6 million, preferred stock in ECT Equity Corp., and various intercompany receivables. The ENE subsidiaries received general and limited partnership interests in Investing Partners representing approximately 94.16% of the voting power and value of Investing Partners. BT and its affiliates became limited partners in Investing Partners and contributed $4.4 million of cash and $7.5 million of REMIC residual interests to Investing Partners. BT and its affiliates received limited partnership interests representing 5.84% of the voting power and value of Investing Partners and $4.5 million of Investing Partners debt securities.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                 ------------------------
                           ENE
                 ------------------------
                            |_______________________________
                            |                              |
                 ------------------------       ------------------------
_______________            ENA                     Enron Transportation
|                                                    Services Company
|                ------------------------       ------------------------
|                       |         |                    |
|                       |         |                    |
|       ----------------          ------------------   |                      ----------------                --------------
|       ECT Investing               ECT Investments    |                        BT Green, Inc.                 Bankers Trust
|          Corp.                      Holding Corp.    |
|       ----------------          ------------------   |                      ----------------                 --------------
|                       |         |                    |                              |                                     |
| General and Limited   |         |                    |                              |                                     |
| Partnership Interests |         |____________________|  (1) $3,049,531 Class B L.P. |         (1) $4,480,469 Class B L.P. |
| 94.16% vote and value |         |                           Interest                |             Interest                |
|                       |         |                       (2) $2.4 million Debt       |         (2) $3.6 million Debt       |
|                       |         |                                                   |                                     |
|                ------------------------                                             |                                     |
|                       Investing        ____________________________________________________________________________________
|                        Partners
|                ------------------------
|                 |                     |
|   $94 million   |                     |
|   Pref. Stock   |                     |
|                 |                     |
|                 |                     __________________________________________________________________________________________
|        ------------                     |                |        |        |                |                  |
|______      ECT                    ---------------   ------------  |   ------------      -----------     ----------------
         Equity Corp.                $1.9 million     $16 million   |   $6 million        $48 million           ECT
         ------------               REMIC Residuals     Aircraft    |   Debt Payable      Enron Corp.       Diversified
           |       |                                  (Falcon 900)  |                     Receivables     Investments, LLC
           |       |                ---------------   ------------  |   ------------      -----------     ----------------
           |       |                                                |                                       |         |
---------------  ------------------                          ----------------                    -------------       -------------
 $93.5 million     $110 million                                $48.7 million                     $23.7 million       $48.7 million
  Enron Corp.    Enron Reserve Acq.                           ECT Diversified                       Corporate         Debt Payable
     Note             Note                                         Note                               Bonds
---------------  ------------------                          ----------------                    -------------       -------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Investing Partners' significant assets included $48 million of ENE intercompany receivables, various intercompany receivables of other ENE affiliates (including Debtors and non-Debtors) in the aggregate amount of $16 million, residual REMIC interests, $94 million in preferred stock of ECT Equity Corp., a corporate aircraft with a net book value of $16 million, and 100% membership interest in ECT Diversified Investments, L.L.C., whose primary asset is $24 million in corporate bonds.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, Investing Partners' significant liabilities included $6 million zero coupon debt to BT, various intercompany payables, and BT's $8 million limited partnership interest.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed various obligations of the ENE affiliates in the structure, including Investing Partners' obligations under the debt securities issued to BT and its partnership agreement. In addition, ENE entered into various put agreements with BT and its affiliates requiring, under certain circumstances, ENE to purchase recapitalization notes issued by Investing Partners to BT after a recapitalization of Investing Partners. Such recapitalization of Investing Partners would convert BT's outstanding debt and equity interests in Investing Partners into debt securities of Investing Partners guaranteed by ENE.

         30. JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP

                  a. LEGAL STRUCTURE. JEDI II was formed in December 1997 as a venture capital partnership for the purpose of (i) acquiring, owning, holding, making, participating in, exercising rights with respect to, and disposing of certain qualified investments with the purpose of achieving a target pre-tax internal rate of return on aggregate capital invested of 20%, and (ii) subject to certain other limitations (primarily based on concentration limits, geography, and risk) to engage in any other business activity necessary or incidental to the business purposes set forth above and that was not forbidden by applicable law. Qualified investments are related to natural gas, crude oil, electricity and other forms of energy, as well as an investment in Enron Energy Services, an ENE subsidiary.

                  b. STRUCTURE DIAGRAM

                                    (GRAPH)

                                                    -----------
           _________________________________________    ENA    _______________________________________
           |                                        -----------                                      |
     100%  |                                        |         |                                      | 100%
           |                                        | 100%    | 100%                                 |
-----------------------       ------------------------       -----------------------       ----------------------
 Enron Capital II Corp         Enron Capital III Corp         Enron Capital IV Corp         Enron Capital V Corp
-----------------------       ------------------------       -----------------------       ----------------------
                    |            |                                             |              |
                    |            |                                             |              |
             1% GP  |            |  99% LP                              1% GP  |              | 99% LP
                    |            |                                             |              |
                    |            |                                             |              |
              --------------------------                                   --------------------------
               Enron Capital Management                                     Enron Capital Management
                        II LP                                                       III LP
              --------------------------                                   --------------------------
                          |           1% GP                         49% LP             |
                          |_____________________                _______________________|
                                               |                |
                                               |                |
                                           --------------------------           50% LP            -----------------
                                                     JEDI II         ____________________________       CalPERS
                                           --------------------------                             -----------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, JEDI II had approximately $278 million in assets, according to its unaudited year end financial statements.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, JEDI II had approximately $4 million in liabilities, according to its unaudited year end financial statements.

         31. JT HOLDINGS SYNTHETIC LEASE

                  a. LEGAL STRUCTURE. In December 2000, Ventures, a wholly-owned ENE subsidiary, refinanced an existing synthetic lease facility guaranteed by ENE covering the two remaining assets in the facility: (i) real property and a methanol plant thereon in Pasadena, Texas, with a termination value of approximately $74 million, and (ii) real property and gas storage facilities thereon in Mt. Belvieu, Texas, with a termination value of approximately $36 million. The refinancing was accomplished by amending the structure documents to, among other things, extend the term of the leases by five years and facilitate the sale and assignment by certain financial institutions of their interests in the structure to certain other financial institutions. In June 2001, the Mt. Belvieu assets were sold for their approximate termination value, reducing the amended $110 million synthetic lease facility to the approximate $74 million covering the Pasadena assets.

                  The lease covering the Pasadena, Texas property is between State Street (in its capacity as trustee of the 1991 Enron/NGL Trust), as lessor, and Ventures, as lessee. In December 1991, the 1991 Enron/NGL Trust had issued $600 million aggregate principal and stated amounts of Interim Trust Notes, Series A Trust Notes, Series B Trust Notes, and Series C Trust Certificates to finance its acquisition of several assets (including the Pasadena, Texas property), and refinanced these instruments in December 1995. The Series A Trust Notes and Series B Trust Notes were issued to JT Holdings, a SPE unaffiliated with ENE; JT Holdings financed its purchase thereof through CXC Incorporated, a commercial paper conduit affiliated with Citibank, and such financing was backed by a syndicate of financial institutions. Assets were sold from the synthetic lease structure from time to time, and by the December 2000 refinancing, only the Pasadena and Mt. Belvieu, Texas assets remained. The 1991 Enron/NGL Trust restructured the instruments covering these remaining assets in December 2000, issuing (i) new Series A Trust Notes, due on December 6, 2005, to JT Holdings (ENE understands that the indebtedness of JT Holdings to CXC Incorporated has been satisfied and that Citibank, Bank of Tokyo-Mitsubishi, Ltd. and The Bank of Nova Scotia hold interests in the A-Notes through JT Holdings); (ii) the Series B Trust Notes, due on December 6, 2005, to Barclays and CSFB; and (iii) the Series C Trust Certificates, due on expiration or termination of the lease, to Barclays and CSFB.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

       -----
        ENE
       ----- \                                                            -------------
         |     \  Guarantees                                            /     Banks
         |       \                                          Liquidity /   -------------
         |         \____________                            Facility/    /Interest in
         | 100%                 \                                 /    /  A Notes
         |        Synthetic       \                             /    /
    ----------     Lease      --------------------   A Notes   ---------------
     Ventures ________________      1991 Enron/   _____________  JT Holdings
                                     NGL Trust
    ----------                --------------------             ---------------
         |                            /\                              |
Sublease | 100%            B Notes   /  \  C Certificates             | Satisfied Loan
         |                          /    \                            |
    ----------            ------------  ------------           ---------------
     Methanol              Barclays &    Barclays &                  CXC,
                              CSFB          CSFB                 Incorporated
    ----------            ------------  ------------           ---------------
                                                                      |
                                                                      | Satisfied Loan
                                                                      |
                                                               ---------------
                                                                  Commercial
                                                                 Paper Market
                                                               ---------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, the significant assets in this structure consist of real property and a shutdown methanol plant thereon located in Pasadena, Texas.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, the following instruments issued by the 1991 Enron/NGL Trust and evidencing an aggregate principal or stated liability of approximately $74 million were outstanding: Series A Trust Notes in the principal amount of approximately $59.2 million, Series B Trust Notes in the principal amount of approximately $12,215,622, and Series C Trust Certificates in an aggregate stated amount of approximately $2,584,378; these debt and equity instruments are interest and yield bearing, respectively.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. During the life of the lease, Ventures has various financial obligations that are guaranteed by ENE, including, but not limited to, payment for rent, insurance, maintenance, and taxes. At the end of the lease, the parties to the structure may have the following three options: (i) refinance the lease; (ii) ENE/Ventures could purchase the assets for the termination value of approximately $74 million, or (iii) if ENE/Ventures neither refinance the lease nor purchase the assets, then the assets might be sold to a third party, and to the extent of any deficiency between the amount of sales proceeds and structure liabilities, ENE might be liable for up to either the residual guarantee amount of approximately $59.2 million or the termination value of approximately $74 million. Application and interpretation of the terms of documents governing this structure will determine the priority of the ultimate distribution of any amounts received in respect of structure liabilities and sales of structure assets among the holders of the Series A Trust Notes, Series B Trust Notes, and Series C Trust Certificates, and Ventures and ENE.

         32. K-STAR

                  a. LEGAL STRUCTURE. In June 2001, KStar LP, a limited partnership formed under the laws of Delaware, received cash contributions from its limited partner (99.9999% interest) KStar Trust, a Delaware business trust, and its general partner (0.0001% interest) Maguey, a wholly-owned subsidiary of ENA. The cash contributed by KStar Trust as consideration for its limited partner interest in KStar LP was generated from debt and equity issued by KStar Trust to third-party financial institutions.

                  KStar LP's primary business purpose is to acquire, own, hold, operate, manage, and dispose of a production payment and term overriding royalty interest and to engage in any other activities incidental, necessary, or appropriate to the foregoing. KStar LP used the cash contributions made by its partners in June 2001 to acquire such production payment and royalty interests from an ENA subsidiary that had acquired them from a third party. KStar LP also then entered into (i) interest rate and commodity swaps with ENA who assigned them to SRFP in August 2001, which then contemporaneously entered into similar swaps with ENA, and (ii) two commodity purchase and sale agreements for the sale of crude oil and natural gas to ERAC and ENA Upstream, respectively, each of which are affiliates of ENA.

                  In June 2001, KStar LP also retained Maguey to act as servicer to perform certain operating activities and as balancer to advance money to KStar LP, subject to certain conditions, should a shortfall occur in amounts owed to KStar LP due to a timing difference between scheduled volumes of commodities to be delivered in a month and actual volumes of commodities delivered in that month. Mescalito, a wholly-owned subsidiary of Maguey, replaced Maguey as balancer in August 2001.

                  In August 2001, the original noteholder of KStar Trust assigned its debt interests in KStar Trust to another third-party financial institution and KStar Trust obtained an insurance policy from two third-party insurers for the benefit of KStar Trust's new noteholder. The insurance policy covered outstanding principal and interest on the KStar Trust notes held by the noteholder. The insurers also issued an insurance policy for the benefit of Mescalito to insure KStar LP's obligation to reimburse Mescalito for balancing advances. The insurers also issued a policy for the benefit of SRFP to insure KStar LP's payment under the interest rate and commodity swaps.

                  Contemporaneously with the issuance of the insurance policies, the insurers and Enron Re entered into a reinsurance agreement, pursuant to which Enron Re agreed to pay the first $10 million of claims and 15% of all claims thereafter under the insurance policies.

                  ENE guaranteed its affiliates' obligations under the applicable transaction documents, except for those of KStar LP.

                  By letters dated January 3, 2002, KStar Trust, as sole limited partner of KStar LP, (i) notified Maguey of its removal as general partner of KStar LP, effective immediately, asserting that Maguey had materially breached provisions of the amended and restated limited partnership agreement of KStar LP, and (ii) notified KStar LP of such removal and that KStar Trust had elected to continue KStar LP's existence and appoint NoStar, LLC, an entity unaffiliated with ENE, as general partner of KStar LP effective January 4, 2002. By letter dated January 11, 2002, Maguey (i) notified KStar Trust that Maguey was not in material breach of the KStar LP partnership agreement and (ii) recognized the right of KStar Trust to remove Maguey as general partner at KStar Trust's discretion, Maguey offered to waive its right to 30-days prior notice of removal provided that KStar Trust took action and provided notice to Maguey that it was being removed as general partner without cause. KStar Trust did not provide such notice.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

               Production Payments/
------------     Term Overriding           ----------------   99.9999%   ------------    Equity     ------------------------
                Royalty Interests                             Interest                ------------
 Producers   ---------------------------                     ----------     KStar
                                                                             VPP          Debt       Financial Institutions
------------                                                                Trust     ------------
                                                                                                    ------------------------
                                                                         ------------                          |  Insurance
------------         Commodity                                                                                 |   Policy
    ENA              Purchase                                            ------------  Insurance               |
 Affiliates          And Sale                                Balancing                  Policy             ----------
   (ENA             Agreements                 KStar         Agreement    Mescalito    --------------       Insurers
  Upstream   ---------------------------        VPP          ----------     Ltd.       Guaranty            ----------
    and                                         LP                                     ----------              |  Reinsurance
   ERAC)                                                                 ------------           |              |    Policy
------------                                                                                    |              |
                                                                                                |          ---------  Guaranty
                                                                         ------------           |            Enron    -----------
                                                              0.0001%                           |             Re                |
                       ISDA                                   Interest                          |          ---------            |
------------          Master                                 ----------     Maguey     Guaranty |                               |
                    Agreement                                                VPP,      ----------                               |
    SRFP     ---------------------------                     Balancing       LLC                |                               |
                                                             Agreement                          |          ---------            |
------------                                                 ----------                         |--------             -----------
     |    ISDA                                                           ------------                         ENE
     |   Master                            ----------------                   |
     |  Agreement                                                             |                            ---------
------------                                                             ------------                          |
                                                                             ENA                               |
    ENA                                                                  ------------                          |
              --------------------------------------------------------------------------------------------------
------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, KStar LP held a production payment and a term overriding royalty interest, and an ISDA Master Agreement with associated confirmations with SRFP.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, (i) KStar LP owed the delivery of crude oil and natural gas to ENA affiliates, (ii) KStar LP potentially owed a mark-to-market payment to SRFP, assuming the ISDA Master Agreement between SRFP and KStar LP had been terminated, (iii) KStar LP may have had cash distribution obligations to its contractual counterparties, including, without limitation, Maguey, Mescalito, ENA Upstream, ERAC, and KStar Trust, and (iv) KStar Trust may have had cash distribution obligations to the holders of debt and equity instruments issued by KStar Trust to third-party financial institutions.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. SRFP delivered a Notice of Event of Default and Designation of Early Termination Date of December 3, 2001 in respect of the ENA-SRFP ISDA Master Agreement and associated confirmations which include, without limitation, those related to this structure under which ENA may have exposure to SRFP; SRFP asserted an aggregate loss of approximately $41.8 million under the ISDA Master Agreement, some portion of which may be related to this structure. Claims may be made against ENA Upstream and ERAC under commodity purchase and sale agreements with KStar LP. Additionally, ENE has guaranteed the obligations of ENA, Mescalito, Maguey, ENA Upstream, ERAC, and Enron Re under various agreements between these entities and KStar LP and the third-party insurers.

         33. MAHONIA PREPAID FORWARD CONTRACTS

                  a. LEGAL STRUCTURE. For a number of years prior to the Initial Petition Date, ENA and ENGMC entered into prepaid forward contracts with Mahonia Ltd. and Mahonia Natural Gas Ltd. Under each prepaid forward contract, ENA or ENGMC agreed to either (i) deliver a fixed volume of natural gas or crude oil, or (ii) make a payment based on a fixed price for natural gas in return for a lump sum cash payment. ENE guaranteed the obligations of its subsidiaries that entered into the prepaid forward contracts with Mahonia. The prepaid forward contracts with Mahonia which remained open as of the Initial Petition Date are as follows:

                                         DATE               NATIONAL VALUE               MARK-TO-MARKET
             ENE COMPANY               EXECUTED               AT CLOSING                VALUE AT 12/03/01
        --------------------        --------------         -----------------            -----------------
        ENGMC                          12/18/1997              $299,991,679                    8,166,574
        ENGMC                           6/26/1998               250,000,000                   50,797,539
        ENGMC                          12/01/1998               249,994,352                   96,391,022
        ENGMC                           6/28/1999               499,999,986                  391,061,132
        ENA                             6/28/2000               649,999,352                  627,291,618
        ENA                            12/28/2000               330,403,325                  253,151,919
        ENA                             9/28/2001               350,000,000                  338,880,229

                  ENA and ENGMC also entered into contracts to hedge exposure under each of the prepaid forward contracts; many of the hedge contracts were entered into with JPMCB. ENE secured, for the benefit of Mahonia, either a surety bond or letter of credit to guaranty the payment of ENE.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                -----------                     -------------
                                                 SURETY BOND
                  MAHONIA   ___________________   OR LETTER
                                Guarantee         OF CREDIT
                -----------                     -------------
                  |    |                           /   /
        Gas/      |    | $                        /   /
        Crude     |    |       Indemnity or      /   /
                  |    |       Reimbursement    /   /
                -----------      Agreement     /   /
                                        ------/   /
                 ENA/ENGMC             /  -------/
                                      /  /
                -----------          /  /       Premium to
                     |              /  /  Purchase Bond/Fee for
                     | Guarantee   /  /      Letter of Credit
                     |            /  /
                -----------      /  /
                           -----/  /
                    ENE           /
                           ------/
                -----------

                  c. SIGNIFICANT LIABILITIES OF DEBTOR. ENA and ENGMC are obligated under the prepaid forward contracts and ENE guaranteed those obligations. ENE also has reimbursement or indemnification obligations under the surety bonds and letter of credit.

         34. MALISEET/COCHISE

                  a. LEGAL STRUCTURE. In January 1999, ENE recapitalized an existing subsidiary and renamed it Maliseet. Maliseet elected to be a REIT.

                  ENE purchased a diversified portfolio of publicly-traded mortgage securities for approximately $25 million from BT Green, Inc., an affiliate of BT (now part of DB), and contributed them to Maliseet. ENE received voting and non-voting preferred stock of Maliseet. Concurrently, ENE sold 1,000 shares of the common stock of Maliseet to BT.

                  BT contributed to Maliseet (i) a diversified portfolio of publicly-traded mortgage securities valued at approximately $2.7 million and
(ii) securities representing the residual interest in certain real estate mortgage investment conduits with an agreed value of $165,000.

BT received, in return, 1,000 shares of common stock of Maliseet and a zero-coupon promissory note for the net carrying amount of $1.6 million.

                  In addition, ENE sold non-voting preferred stock of Maliseet of nominal value to 98 independent investors and six individuals who were then officers of ENE and Maliseet.

                  Simultaneously with the REIT transactions, ECT Investments Holding Corp., an ENE subsidiary, purchased the beneficial interest in a trust holding two commercial aircraft from BT for $44 million. The aircraft were on long-term lease to unrelated lessees.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

     --------------                             Put Right                                  --------------
          ENE      ------------------------------------------------------------------------      BT
     --------------                                                                        --------------
        |        |  Voting                                                                      |  |
        |        | Preferred                                                                    |  |
        |        |   Stock                                                                      |  |
        |        |  (95% of        ----------------                ----------------             |  |
        |        | total vote)         6 Former                     98 Independent              |  |
        |        |    82%           Enron Officers                   Individuals                |  |
        |        | non-voting      ----------------                ----------------             |  |
        |        | Preferred              |     Non-voting               |     Non-voting       |  |
        |        |   Stock                |     Preferred Stock          |     Preferred Stock  |  |
        |        |______________________________________________________________________________|  |
-----------------                                       |                                          |
 ECT Investments                                        |                  (1) $1.2 million        |
  Holding Corp.                                         |                    Common Stock          |
-----------------                                       |                 (5% vote and value)      |
                                                        |                  (2) $1.6 million        |
                                                  -------------                  Debt              |
                                                     Maliseet  ____________________________________|
                                                   Properties,
                                                       Inc.
                                                  -------------
                                                        |
                            _________________________________________________________
                            |                           |                           |
                       ----------                   ----------                  ----------
                                                       REMIC                       REMIC
                          Cash                       Residual                     Regular
                                                     Interest                    Interest
                       ----------                   ----------                  ----------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Maliseet's significant assets consisted of $9 million in cash, $21 million in publicly-traded mortgage securities, and REMIC residual interests.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, Maliseet's significant liabilities included deferred compensation and pension liabilities with a net present value of approximately $8 million and a $1.9 million zero coupon debt payable to BT.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Under the terms of the transaction documents, ENE is obligated to cause Maliseet to effect a recapitalization at any time on or after January 28, 2004 if requested by a 1% holder of preferred or common stock. Upon such recapitalization, the Maliseet common stock and the promissory note held by BT would be exchanged for debt securities of Maliseet, referred to as recapitalization notes. Such recapitalization notes would be guaranteed by ENE. Maliseet may have a claim against ENE for the amount of the deferred compensation and pension liabilities described in subsection d. above.

         35. MARGAUX

                  a. LEGAL STRUCTURE. At the inception of the transaction, ENE entered into a fixed/floating swap with a Whitewing entity (Pelican Bidder LLC) that was tied to the operating performance of three power projects: Sarlux (Italy), Trakya (Turkey), and Nowa Sarzyna (Poland). The risks transferred by these swaps were:

                  Sarlux: limited operating risks, regulatory risks, and revenue indexation mismatches;

                  Trakya:                   limited operating risks, limited
                                            country risks;

                  Nowa Sarzyna:             limited operating risks

                  Floating payments from ENE to Pelican Bidder LLC were based on the underlying risks of the plants outlined above; however, these payments were capped at the expected operating performance levels of the facilities. As such, the floating payments could only decline relative to the initial expected payment stream. Semi-annual payments due under the floating leg of the swap were determined by a periodic analysis of the value of the hedged risks as determined by a third-party engineering firm. On the other side of the swap, a fixed payment schedule from Pelican Bidder LLC to ENE was established on the date the swap was executed.

                  Subsequent to the execution of the swap, Pelican Bidder LLC sold its rights to the floating payments from ENE to EPLC, a trust established for the purpose of executing the Margaux transaction. Using the proceeds from the issuance of A certificates ($30 million, $10 million of which were issued to LJM2-Margaux), non-voting B certificates ($15 million, sold to Enron European Investor LLC), and privately-placed notes ($95 million, due 2010), EPLC paid Pelican Bidder LLC $121 million for its interest in the swap.

                  In November 2000, Pelican Bidder LLC settled its fixed payment obligation under the swap by paying ENE $132.3 million. As a result, the only remaining obligation under the swap is ENE's floating payment obligation to EPLC. In December 2000, Enron European Investor LLC sold its B Certificates to McGarret VI, L.L.C. (Refer to Section III.F.27, "Hawaii" for further information) for $51.8 million.

                  Cash generated by the swap with ENE is distributed by EPLC as follows: (1) first cash is dedicated to the noteholders ($95 million principal + accrued interest + make-whole, if any); (2) after the noteholders are repaid, the excess is dedicated, on a pro-rata basis, to the A-certificate holders and the B-certificate holders ($45 million investment + accrued yield + make-whole, if any); (3) the excess, if any, is payable to the B-certificate holders.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.


                                  (GRAPH)

                                McGarret VI,
                                  L.L.C.*
                     ---------------------------------
                             "B"     |     "A"            -------------
                        Certificates | Certificates          Equity
                     ---------------------------------   /-------------
-------                        European Power           /
 ENE   ______________             Limited              /
-------   Floating                Company              \
          (project   ---------------------------------  \
           linked)                                       \-------------
                                                           Noteholders
                                                          -------------

Refer to Section III.F.27, "Hawaii" for further information.

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. EPLC's only asset is ENE's payment obligation under the swap as described above.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. EPLC issued $95 million in notes and $345 million in certificates to fund its purchase of Pelican Bidder LLC's interest in the swap with ENE.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE's obligations under the swap as described above.

         36. MARLIN

                  a. LEGAL STRUCTURE. In 1998, ENE formed Azurix, a holding company incorporated in Delaware. In December 1998, ENE contributed its stock in Azurix to Atlantic. ENE holds a 50% beneficial interest in Atlantic, as well as 100% of the cumulative preferred stock of Azurix. The remaining 50% beneficial interest in Atlantic is held by Marlin. Marlin is owned by certain certificate holders and it has issued approximately $475 million and E.515 million (total approximately $915 million) in bonds.(16) Although each of ENE and Marlin has the right to appoint 50% of the boards of Atlantic and Azurix, to date, only ENE has exercised its right to appoint these directors.


----------

(16) The amount outstanding may change based on currency fluctuations.

                  When ENE contributed its interest in Azurix to Atlantic in 1998, it also contributed L.73 million in the form of indebtedness owed to it by Azurix's wholly-owned subsidiary, Azurix Europe. Atlantic then contributed that receivable to its wholly-owned subsidiary, Bristol. Azurix Europe paid interest on this obligation in June and December of each year commencing 1999. Azurix Europe repaid this debt in its entirety, including accrued interest, in December 2001.

                  A portion of the funds raised by Marlin from the issuance of certificates and notes was contributed to Bristol to be invested in ENE debt securities. The principal and interest payments on such investments were used to fund the interest payments on the notes and the required yield on the certificates issued by Marlin.

                  In 1999, in an initial public offering, Azurix sold 33-1/3% of its common stock to the public. In 2001, ENE, through its wholly-owned subsidiary Enron BW Holdings Limited, acquired the common stock of Azurix previously held by the public. The remainder of the common stock of Azurix is owned by Atlantic.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                            --------------                           --------------
     Enron Convertible |---  Voting Trust        Remarketing          Senior Notes
     Preferred Stock   |                   -----  Agreement   ------      $915
              ----------    --------------     |              |      --------------
             |                                 |              |
     --------------                           -----------------
           ENE         50%               50%     Marlin Water
                   -----------          |----       Trust       -----
     --------------          |          |     -----------------     |
            |                |          |  Preferred Return         |      --------------
            |               --------------                          |-----  Certificates
            |               Atlantic Water                                     $125mm
            |                   Trust       ----------------               --------------
            |               --------------                 |
            |   33% Common        |                        |
            |                     |  67% Common            |
     ----------------             |                        |
        Enron BW            --------------                 |
     Holdings Limited          Azurix                      |
     ----------------       --------------              ---------------------
                                  |                      Bristol Water Trust
                                  |  100%               ---------------------
                                  |
                            --------------
                            Azurix Europe,
                                 Ltd.
                            --------------
                                  |
                                  |  100%
                                  |
                            --------------
                               Wessex
                            --------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. Azurix has been engaged in the business of owning, operating, and managing water and wastewater assets and providing water- and wastewater-related services. However, Azurix has recently undertaken an effort to sell many of its assets. On November 7, 2001, Azurix sold Azurix North America Corp. and Azurix Industrials Corp., through which it conducted its North American operations. On May 21, 2002, Azurix completed the sale of Wessex, its subsidiary operating in southwestern England. Currently, Azurix is in the process of liquidating its assets and winding up the remainder of its business affairs. Refer to Section IV.B.4, "Asset Sales" for further information regarding the Azurix-Wessex sale.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Marlin issued $475 and E.515 million (total $915 million) of bonds and $125 million of certificates.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE committed to cause the sale of ENE convertible preferred stock in certain instances, including if the $915 million bonds of Marlin were defaulted upon. Because the sale of the convertible preferred stock did not occur ENE is contractually obligated to redeem the bonds in full, less any proceeds Marlin receives from the liquidation of Atlantic's assets. Bristol holds ENE notes of approximately $125 million including principal and interest accrued prior to the Initial Petition Date. ENE is the counterparty to a currency option agreement with Bristol to convert L.73 million to $125 million. Refer to Sections VIII.E, "Description of Capital Stock and Director and Officer Indemnification," and IV.C.1.f(v)(A), "Other Pending Litigation or Arbitrations" for further information.

         37. MOTOWN

                  a. LEGAL STRUCTURE. DPC, an unrelated third party, indirectly acquired a 50% ownership interest in each of MPLP and Ada Cogen. Ada Cogen and MPLP are project companies that own 29.4-MW and 129-MW gas-fired, combined-cycle power plants in Michigan.

                  DPC's wholly-owned subsidiary, WPE, entered into the WPE loan agreement to finance a portion of its acquisition of the interests in MPLP and Ada Cogen. Contemporaneous with the WPE loan agreement, DPC White Pine, the direct 100% parent of PPE, and KBC, the agent to the financial institutions party to the WPE loan agreement, entered into the DPC White Pine option agreement, whereby KBC, as agent, was granted an irrevocable option to purchase all of DPC White Pine's interest in WPE.

                  Also contemporaneous with the execution of the WPE loan agreement and the DPC White Pine option agreement, ENE entered into the Motown swap with KBC, in its capacity as agent for the financial institutions, pursuant to which ENE was granted an irrevocable option to purchase (i) the interest in the obligations of WPE under the WPE Loan Agreement or (ii) the interest in WPE obtained through the exercise of the purchase option under the DPC White Pine option agreement.

                  Also under the Motown swap, ENE agreed to make fixed quarterly payments to KBC equal to the cost of carry on the principal amounts outstanding under the WPE loan agreement, plus the commitment fee for a revolving credit commitment under the WPE loan agreement. KBC agreed to make quarterly payments to ENE of all amounts received from WPE in respect of the loans made under the WPE loan agreement. The Motown swap also provided that upon the maturity or acceleration of the loans under the WPE loan agreement, ENE will pay to KBC all principal, interest, and other sums due to KBC on such date, and KBC will pay to ENE all monies received from WPE in respect of the loans as of such date.

                  Additionally, WPE and ENA entered into two agreements associated with WPE's indirect ownership interests in MPLP and Ada Cogen: (a) a corporate services agreement whereby ENA is to provide, either itself or through affiliates or subcontractors, corporate, administrative, staffing and project and asset management support services; and (b) a consulting services agreement whereby WPE is to provide consulting services to ENA on matters relating to the development and implementation of energy strategies in Michigan.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                                      ---------------------
                                                           Delta Power
                                                           Company, LLC
                                                      ---------------------
                                                                |
                                                                | 100%
                                                                |
                                       Option         ---------------------
                                     _________________ DPC White Pine, LLC
                                     |                ---------------------
                                     |                          |
                                     |                          | 100%
                                     |                          |
-----                           ----------      Loan     --------------
 ENE    Total Return Swap        Lenders      Agreement    White Pine
    ____________________________          _______________  Energy, LLC
-----                           ----------                --------------
                                                                | |
                                                                | |
-----              Corporate Services Agreement                 | |
 ENA  __________________________________________________________| | 100%
-----                                                             |
                                                                  |
                                  ________________________________|_____________
                                  |    -----    -----        -----      -----  |
                                  |     "A"      "B"          "C"        "D"   |
                                  |    -----    -----        -----      -----  |
                                  |____________________________________________|
                                         \       /              \         /
                                          \     /                \       /
                                        ----------             ------------
                                           MPLP                     Ada
                                                                   Cogen
                                        ----------             ------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. MPLP owns a 129-MW gas-fired electric generating facility and Ada Cogen owns a 29.4-MW gas-fired electric generating facility, both located in Michigan.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. The lenders to WPE had outstanding approximately $63.1 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE's payment obligations under the Motown Swap.

         38. NIKITA

                  a. LEGAL STRUCTURE. On September 28, 2001, Nikita, an indirect wholly-owned subsidiary of ENE, contributed 3,276,811 EOTT common units, 7,000,000 EOTT subordinated units, and $9,318,213 of EOTT additional partnership interests to Timber. In exchange for such contribution, Nikita received a Class A membership interest in Timber and a right to receive a special distribution on the closing date after the execution of the limited liability company agreement of Timber. The Class A Interest represents 100% of the voting interest and a .01% economic interest in Timber. However, Nikita may not cause Timber to take certain actions, including to sell, or otherwise dispose of, the EOTT interests described above without the consent of Besson Trust.

                  Timber issued a Class B membership interest to Besson Trust, a Delaware business trust. As consideration for the Class B Interest, Besson Trust paid an aggregate cash purchase price of $80 million. The Class B Interest is generally non-voting and represents a 99.99% economic interest in Timber.

                  Besson Trust financed its acquisition of the Class B Interest through the issuance of its certificate of beneficial interest to CSFB for cash consideration equal to $8,135,000. Yield accrues on the certificate of beneficial interest at an aggregate rate equal to 15% per annum. CSFB subsequently assigned its interest in the certificate of beneficial interest to its affiliate, DLJ. Besson Trust further financed its purchase of the Class B Interest through a credit facility, dated September 28, 2001, among Barclays, as administrative agent, and the lenders party thereto in the amount of $176,865,000. Barclays was the only lender under the credit facility. Besson Trust used the proceeds from the issuance of the certificate of beneficial interest and $71,865,000 drawn under the credit facility to acquire the Class B Interest in Timber.

                  ENA and Besson Trust are parties to a total return swap agreement, pursuant to which (A) on each interest payment date under the credit facility (x) ENA pays to Besson Trust all interest and other sums due to the lenders on such date and (y) Besson Trust pays to ENA all monies or other consideration received with respect to the Class B Interest as of such date less any amounts payable on the certificate of beneficial interest on such date, and
(B) on the maturity date of the loans under the credit facility, (x) ENA pays to Besson Trust all principal, interest and other sums due to the lenders on such date and (y) Besson Trust pays to ENA all funds on hand at Besson Trust on such date, less any amounts payable to the holder of the certificate of beneficial interest. The lenders have priority over the holder of the certificate of beneficial interest with respect to all distributions to be made by Besson Trust, and consequently the total return swap provides credit support only for the loans under the credit facility. Payments made by ENA to Besson Trust under the total return swap cannot be applied in re-paying the certificate of beneficial interest or paying all monies or other consideration received with respect to the Class B Interest as of such date less any amounts payable on the certificate of beneficial interest on such date.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                (GRAPH)

|-------------------------------------- ENE. ------------------------------ EOTT Energy
|                                    |   |         Initial 37% EOTT         Partners L.P.
|                                    |   |     L.P. interests and 1.98%          |
|      EOTT common units,            |   |          G.P. interests               |
|      subordinated units and API    |  $|                                       |
|      contribution (Transfer of     |   |                                       |
|      37% L.P. interests)*          |   |                                       |
|                                    |   |                                       |
|                                    |   |                                       |
|                                  Nikita L.L.C.                 Distributions   |
|                                    |   |   |                                   |
|                                    |   |   |                                   |
|                                    |   |   |                                   |
|      EOTT common units,            |  $|   |  A Interest in Timber I LLC -     |
|      subordinated units and API    |   |   |  .01% Economic Interest+          |
|      contribution (Transfer of     |   |   |  100% voting interest in          |
|      37% L.P. interests)*          |   |   |  Timber I LLC                     |
|                                    |   |   |                                   |
|                                Timber I, L.L.C. -------------------------------|
|                                        |   |
|                                        |   |  B Interest in Timber I LLC -
|                                       $|   |  99.99% Economic Interest in        3% Funding
|                                        |   |  Asset - No Voting          |--------------------- Certificates
|                                        |   |                             |      Distributions
|                                  Besson Trust ---------------------------
|                             (Wilmington Trust Co.)-----------------------
|                                        |                                 |      97% Funding
|                      Total Return Swap |                                 |--------------------- Notes
|                                        |                                   Principal & Interest
|    Guarantee                           |
|-------------------------------------- ENA

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. Timber owns the EOTT interests described above. EOTT and certain of its affiliates filed for protection under chapter 11 of the Bankruptcy Code on October 8, 2002 in the Corpus Christi Bankruptcy Court, and announced that the company emerged from chapter 11 effective March 1, 2003, in accordance with the order approving the amended Plan of Reorganization entered on February 18, 2003. Under EOTT's plan of reorganization, the Subordinated Units and Additional Partnership Units were cancelled and extinguished effective March 1, 2003. In exchange for every common unit, Timber will receive .02 units and .05185 warrants to purchase units in EOTT Energy LLC. The warrants have a strike price of $12.50. Refer to Section IV.F, "Related U.S. Bankruptcy Proceedings" for further information on the EOTT bankruptcy.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Besson Trust is obligated under the credit facility described above.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE, pursuant to a guaranty dated September 28, 2001, guaranteed the payment and performance obligations of ENA under the total return swap.

         39. NILE

                  a. LEGAL STRUCTURE. EESSH, an indirect wholly-owned subsidiary of ENE, contributed 24,081,551 shares of common stock of ServiceCo to Pyramid I. In exchange for such contribution, EESSH received a Class A membership interest in Pyramid I and a right to receive a special distribution on the closing date after the execution of the limited liability company agreement of Pyramid I. The Class A Interest represents 100% of the voting interest, with certain restrictions, in Pyramid I and a .01% economic interest in Pyramid I.

                  In order to fund the acquisition of ServiceCo stock, Pyramid I issued a Class B membership interest to Sphinx Trust, a Delaware business trust. As consideration for the Class B Interest, Sphinx Trust paid an aggregate cash purchase price of $25 million. The Class B Interest is generally non-voting and represents 99.99% of the economic interest of Pyramid I.

                  Sphinx Trust financed its acquisition of the Class B interest through the issuance of its certificate of beneficial interest to DLJ for cash consideration equal to $1,008,793. Yield accrues on the certificate of beneficial interest at an aggregate rate equal to 15% per annum. Sphinx Trust further financed its purchase of the Class B Interest through a credit facility, dated September 28, 2011, among CSFB, as administrative agent, and the lenders party thereto. Currently, CSFB is the only lender under the credit facility. Sphinx Trust used the proceeds from the issuance of the certificate of beneficial interest and $23,991,207 drawn under the credit facility to acquire the Class B Interest in Pyramid I.

                  Sphinx Trust and ENA are parties to a total return swap agreement, pursuant to which (A) on each interest payment date under the credit facility (on a net basis) (x) ENA pays to Sphinx Trust an amount equal to the shortfall (if any) between (i) distributions received by Sphinx Trust on the Class B Interest and any sales proceeds of the Class B Interest and (ii) principal, interest, and any other amounts payable to the lenders under the credit facility from time to time; and (B) on each payment date under the credit facility (on a net basis) (x) Sphinx Trust pays ENA the excess (if any) of (i) distributions received by Sphinx Trust on the Class B Interest and any sales proceeds of the Class B Interest over (ii) the aggregate of all amounts payable under the credit facility and all scheduled distributions to DLJ. DLJ is subordinate to the lenders in right of payment from Sphinx Trust. As such, the total return swap agreement effectively provides credit support for the lenders but not for DLJ. Payments made by ENA to Sphinx Trust under the total return swap agreement cannot be applied in re-paying the certificate of beneficial interest or the Series A Certificate or paying any yield on such certificates.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                     -----------------
                                          EESSH
                                     -----------------
                                        |        |
-----------            Common stock of  |        |  Proceeds from sale of B int
    ENE                   ServiceCo     |      $ |  A int in Asset LLC carrying 100%
-----------                             |        |  voting control
     |                                  |        |
     |                               -----------------
     |  Performance Gty                PYRAMID I LLC
     |                                  "ASSET LLC"
     |                               -----------------
     |                                  |        |
-----------          B int in Asset LLC |        |
    ENA               carrying 99.9%    |      $ |
-----------           economic value    |        |
     |                                  |        |        Equity equal to 3% of
     |                                                    total value of B int.
     |                               -----------------  _________________________  ---------------
     |_____________________________    SPHINX TRUST                $                    EQUITY
                                          "TRUST"       _________________________       "CSFB"
          Total Return Swap          -----------------        Certificates         ---------------
        covering P & I on debt          |        |
                                        |        |
                                 Notes  |      $ |  Debt equal to 97% of
                                        |        |  total value of B int.
                                        |        |
                                     -----------------
                                          LENDERS
                                      "AGENT IS CSFB"
                                     -----------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. ServiceCo is a small, energy asset installation and maintenance company. On April 25, 2003, most of the ServiceCo shareholders, including EESSH and Pyramid I, entered into a Redemption Agreement, providing for the redemption of all or portions of their shares of ServiceCo stock. The initial closing of the Redemption Agreement transactions occurred on June 9, 2003. Following the subsequent consummation of a sale of ServiceCo and/or all or substantially all of ServiceCo's assets, Pyramid I will be entitled to receive a designated amount of cash in exchange for all of the ServiceCo shares held by Pyramid I, based upon the net worth of ServiceCo at the time of such sale. Sphinx Trust, DLJ, and CSFB have consented to Pyramid I's participation in the ServiceCo Redemption Agreement transactions. Refer to Section IV.A, "Significant Postpetition Developments" for further information.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Sphinx Trust is obligated under the credit facility described above.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. In addition to ENA's obligations described above, ENE, pursuant to a guaranty dated September 28, 2001, guaranteed the payment and performance obligations of ENA under the total return swap agreement.

         40. OMAHA OFFICE BUILDING SYNTHETIC LEASE

                  a. LEGAL STRUCTURE. In December 1991, ENE entered into a synthetic lease with State Street covering the Omaha Property, which was owned of record by State Street, as trustee. In July 1997, the lease was amended and extended, resulting in a final maturity date of June 30, 2002.

                  In 1991, when the original lease was executed, State Street, as trustee, issued Series A Trust Notes and Series B Trust Notes to Citicorp Leasing and CSFB, and a Series C Trust Certificate to Citicorp Leasing to finance the purchase of the Omaha Property. Citicorp Leasing invested $8,901,524.18 in a Series A Trust Note, $1,641,391.65 in a Series B Trust Note, and $635,347.91 in the Series C Trust Certificate. CSFB provided the balance of the financing by investing $9.1 million in a Series A Trust Note and $900,000 in a Series B Trust Note.

                  In July 1997, in order to induce ENE to extend the term of the lease, CSFB and its affiliate, Credit Suisse Leasing 92A, L.P., advanced to State Street an additional $2.8 million, which was used by State Street to provide ENE with a tenant allowance. The additional $2.8 million was allocated pro rata among the Series A Trust Notes, the Series B Trust Notes, and the Series C Trust Certificate, increasing the aggregate amount thereof to $24 million. At the time that the lease was extended, Citicorp Leasing assigned the Series A Trust Note and the Series B Trust Note it held to CSFB and the Series C Trust Certificate to Credit Suisse Leasing 92A, L.P., resulting in (a) CSFB owning beneficially and of record a Series A Trust Note due June 30, 2002 in the original principal amount of $20.4 million and a Series B Trust Note due June 30, 2002 in the original principal amount of $2.88 million, and (b) Credit Suisse Leasing 92A, L.P. owning beneficially and of record the Series C Trust Certificate evidencing a $720,000 payment obligation plus accrued yield.

                  ENE executed a residual guaranty for the benefit of State Street pursuant to which ENE agreed to pay to State Street an amount equal to $20.4 million on June 30, 2002 unless ENE purchased the Omaha Property or State Street had exercised its rights pursuant to a termination value agreement to cause ENE to pay to State Street, upon the occurrence of an event of default or a "trigger event" under the lease, an amount equal to the outstanding principal and interest on the debt plus any closing costs associated with the sale of the Omaha Property to a third party.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                                CSFB
                                           and affiliate
                                                 |
                                                 | A-Note, B-Note, and
                                  Lease          | Certificate
                       ENE ___________________ Trust
                                           (State Street)
                                                 |
                                                 | 100%
                                                 |
                                               Omaha
                                              Building


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The Omaha Property was the only asset in this structure, which was appraised in 2002 at varying values approximating or less than the amounts owing by ENE under the lease, the residual guaranty, the termination value agreement, and other operative documents.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As outlined above, the trust was obligated to repay amounts owing under the Series A Trust Notes, the Series B Trust Notes, and the Series C Trust Certificate.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. During the life of the lease, ENE had various financial obligations including, but not limited to, payment for rent, insurance, maintenance, and taxes. ENE was also obligated to pay up to $20.4 million under the terms of the residual guaranty, or if an event of default or "trigger event" occurred under the terms of the lease, to pay to State Street the termination value.

                  f. STRUCTURE RESOLUTION. In December 2002, the Bankruptcy Court approved a final settlement of the Omaha synthetic lease structure set forth in a termination agreement among ENE, State Street, State Street (MA), CSFB, and Credit Suisse Leasing 92A, L.P., dated November 15, 2002. Pursuant to the termination agreement, the parties agreed to satisfy all claims relative to the structure documents by terminating them; releasing the parties thereto from any further liability thereunder; directing State Street to convey title to the Omaha Property to CSFB or its designee; providing that CSFB and Credit Suisse Leasing 92A, L.P. pay to ENE 70% of any sales proceeds for the Omaha Property exceeding $25 million for sales made five years after the Bankruptcy Court entered a final order approving the execution, delivery, and performance of the termination agreement; and providing for certain other matters consistent therewith. The Omaha Property subsequently was sold for less than $25 million.

         41. OSPREY/WHITEWING

                  a. LEGAL STRUCTURE. Whitewing LP is a Delaware limited partnership between Osprey and several ENE subsidiaries. Whitewing LP was established to invest in the activities of business units of various Enron Companies.

                  Osprey, through two offerings consummated on September 24, 1999 and October 5, 2000, and an equity issuance on July 12, 2000, raised $2.65 billion consisting of $2.43 billion of Osprey Notes and $220 million of Osprey Certificates. Osprey invested the proceeds primarily in Whitewing LP, including Osprey's purchase of a preferred limited partnership interest in Whitewing LP, with a nominal amount of proceeds used to purchase a 50% member interest (the Class B interest) in Whitewing LLC. Whitewing LP in turn used the proceeds to redeem an outstanding unaffiliated equity investor in the predecessor entity to Whitewing LP and to invest directly and indirectly (through its subsidiaries) in ENE debt instruments, permitted partnership investments, and Condor. The assets of this structure are held through subsidiaries of Whitewing LP, including Condor, ENA Asset Holdings, and SE Acquisition; SE Acquisition's subsidiaries hold primarily all of the significant assets other than ENE debt and equity securities.

                  In connection with the 1999 Osprey transactions, Whitewing LP converted from a limited liability company to a limited partnership and (i) ENE's membership interest in the limited liability company was redesignated as a limited partner interest that ENE assigned to Peregrine I LLC, a wholly-owned ENE subsidiary, and (ii) ENE, through this subsidiary, contributed an ENE demand note to Whitewing LP. In connection with this conversion, ENE caused its outstanding Series A Junior Voting Convertible Preferred Stock held by the former limited liability company to be exchanged for shares of ENE Mandatorily Convertible Junior Preferred Stock, Series B, no par value, and Whitewing LP, in turn, contributed these shares, along with ENE debt instruments and cash, to Condor and received the sole certificate of beneficial interest in Condor. Condor invested the cash in an ENE debt instrument.

                  Also in connection with the 1999 Osprey transactions, Egret, a wholly-owned ENE subsidiary, purchased a 50% member interest (the Class A interest) in Whitewing LLC, the general partner of Whitewing LP. As the Class A member of Whitewing LLC, Egret controls the management of Whitewing LLC, subject to certain rights of Osprey that include consent rights for certain actions and the ability to cause management of Whitewing LLC to be assumed by a four-person board of directors. If such a board is established, two directors would be designated by each of Egret and Osprey. Through its indirect 100% ownership of Egret, ENE continues to retain management and control of Whitewing LLC, Whitewing LP, and SE Acquisition and its subsidiaries, subject to Osprey's rights.

                  ENE has filed with the Bankruptcy Court preference actions against certain Whitewing entities. Refer to Section IV.C.1.b(i), "Enron Corp., et al., v. Whitewing Associates, L.P., et al. (Adv. No. 03-02116, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for further information.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)


       -----------------                                                        Osprey Certificateholders
             ENE                                                                    /   $220 million
       -----------------                                                           /
        /           \                                            ---------------  /
 100%  /      100%   \                                                           /
      /            ----------------                                   OSPREY
----------------    PE HOLDINGS LLC                                              \
     BAM           ----------------                              ---------------  \
----------------           |       \    100%                       /        /      \  Osprey Noteholders
      |              100%  |        \---------       50% Member   /        /          $2.43 billion
      |  100%              |           EGRET         Interest    /        /
      |            ----------------  ---------\                 /        /
----------------    PEREGRINE I LLC     50%    \               /        /
KINGFISHER I LLC   ----------------    Member   ---------------        /
----------------     /     |          Interest   WHITEWING LLC        /
        |           /      |                    ---------------      / Preferred LP interest
        |          /       |                          |GP Interest  /
        |  .1% LP /        | LP interest              |            /
        |        /         |                          |           /
        |       /          |-------------             |          /
        |      /                        |             |         /
        |  LP interest                  |-----        |        /
        |    /                                \ ---------------               100%
        |---/----------------------------------  WHITEWING LP   ----------------------------
           /                                    --------------- \                           |
---------------      99.89% LP                   |         |     \                          |
   ENA ASSET    ----------------------------------         |      \                    -----------
   HOLDINGS     --------------------------------------     |  100% \                     CONDOR
---------------              0.01% GP                |     |        \                  -----------
      |                                              |     |         \                        \
      |                                              |     |          \ 99.99% LP              \
---------------                               ------------------       \                        \-------- 1) Enron mandatorily
                                               BLUE HERON I LLC \       \                                    convertible preferred
 BAMMEL ASSETS                                ------------------ \       \                                   stock, Series B
                                                 |      0.01% GP  \     ----------------                  2) $413 million ENE notes
---------------                                  |                 \---  SE ACQUISITION  -- $201 million
                                                 |                      ----------------    ENE notes
                                          0.01%  |                              |
                                                 |                              |  99.99%
                                                 |                              |
                                   --------------------------------------------------------------------------------------------
                                   Blue Heron I LLC has a .01% general partner or managing member interest and SE Acquisition has a 99.99% limited partner or member interest in each of the limited partnerships and limited liability companies, respectively, that hold direct or indirect interests in assets.
                                   --------------------------------------------------------------------------------------------
                                                                                |
                                                                                |
                                                                       --------------------
                                                                             ASSETS
                                                                       --------------------



                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. In addition to ENE debt and equity securities, investments held within this structure include indirect economic interests in several European power projects, a power distribution company and a natural gas distribution company in South America, and an economic interest in several debt and equity investments related to North American exploration and production, power and technology companies. Refer to Section IV.B.4, "Asset Sales" for information regarding the Arcos sale.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Osprey issued $2.43 billion in Osprey Notes and $220 million in Osprey Certificates. Refer to Section IV.C.1.b(i), "Enron Corp., et al., v. Whitewing Associates, L.P., et al. (Adv. No. 03-02116, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for further information.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Condor may have a claim against ENE for approximately $2.43 billion, because certain transactions have not occurred under a share settlement agreement between ENE and Condor, and a remarketing and registration rights agreement among ENE, Osprey, Whitewing LLC, Whitewing LP, Condor, the Osprey indenture trustee, and initial remarketing agents, including, without limitation, the sale of the ENE Mandatorily Convertible Junior Preferred Stock, Series B. In addition, ENE issued $413 million in notes payable to Condor and $201 million in notes payable to SE Acquisition and one of its subsidiaries. Application and interpretation of the terms of documents governing this structure will determine the priority of the ultimate distribution of any amounts received in respect of these liabilities and sales of structure assets among the holders of the Osprey Notes and Osprey Certificates, and ENE.

         42. RAWHIDE

                  a. LEGAL STRUCTURE. Project Rawhide was consummated in December 1998. Ponderosa and Sundance were created to hold approximately $2.4 billion in contributed value of equity and debt interests primarily in power and energy-related assets in the Americas, Europe, and the Philippines contributed by ENE and its affiliates. These asset interests initially were contributed to Ponderosa and in consideration therefor, ENE and its affiliates were issued the limited partner interests in Ponderosa. Ponderosa then contributed approximately $858 million of such contributed asset interests to Sundance in consideration for the general partner interest in Sundance. The sole limited partner interest in Sundance was issued to Rawhide through the following series of transactions:
Rawhide (i) was capitalized with an aggregate $22.5 million equity investment by two third-party institutional investors (Rawhide's capital contributing members are (1) Hoss LLC ($12.5 million), the sole membership interest in which was acquired in March 2000 by LJM2 Norman from HCM High Yield Opportunity Fund, L.P. (a hedge fund managed by Harch Capital Management, Inc.), and (2) Little Joe LLC ($10 million), the sole member of which is Crescent/Mach I Partners, L.P., an affiliate of Trust Company of the West), (ii) incurred $727.5 million of secured debt to CXC Incorporated, a commercial paper conduit affiliated with Citibank (this indebtedness was backed by a syndicate of banks that ENE understands has succeeded to CXC Incorporated's interests), and (iii) used the resulting $750 million of aggregate proceeds to make a capital contribution to Sundance in consideration for being issued the sole limited partner interest in Sundance. Sundance then made a $750 million secured loan to Ponderosa, which then made an unsecured term loan of like amount to ENA that is guaranteed by ENE. The general partner interest in Ponderosa was issued to a wholly-owned ENE subsidiary, Enron Ponderosa Management Holdings, Inc., in consideration for its cash capital contribution of $250,000 to Ponderosa.

                  Since December 1998, approximately $60 million of the principal amount of each of the Ponderosa loan to ENA, the Sundance loan to Ponderosa, and the CXC Incorporated loan to Rawhide was repaid from an approximate $60 million repayment of principal under the loan from Ponderosa to ENA, and the capital account of Rawhide in Sundance was decreased by the same amount. In addition, Ponderosa made demand loans to ENE, constituting permitted investments of cash in the structure (including, without limitation, proceeds from sales of project interests from time to time), the outstanding unpaid principal balance of which, as of the Initial Petition Date, was approximately $698 million.

                  In November 2001, Citicorp North America, Inc. as collateral agent for the banks under the secured loan to Rawhide, delivered a notice of "Appointment of Portfolio Manager" for Sundance and Ponderosa. In this notice, Citicorp North America, Inc. asserted, among other things, that: (i) the occurrence of certain events, including, without limitation, downgrades in ENE's long-term unsecured debt ratings and nonpayment of loans by Ponderosa to ENE, effects dissolution under Delaware law of Sundance and Ponderosa and commencement of winding up their respective business and liquidating their respective assets, (ii) the occurrence of such events also empowered Citicorp North America, Inc. to appoint a "Sundance Portfolio Manager" and "Ponderosa Portfolio Manager," each of which has certain rights with respect to such winding up and liquidation, and (iii) it had appointed Citibank as Sundance Portfolio Manager and Ponderosa Portfolio Manager. ENE disputes the validity, effectiveness, and scope of the purported appointment.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

------------------------------------------------------------------             -----------------------     -------------------------
                             ENE                                                      Investors                      Banks
------------------------------------------------------------------             -----------------------     -------------------------
           |                      |                   |         |                      |            |                   |
           |                      |                   |         |                      |            |      $667.5 MM    |
           |                      |                   |         |                      |   Member   |       Secured     |
           |                      |                   |         |              $22.5MM |  Interests |         Loan      |
----------------------------------------------------------------|              -----------------------------------------------------
                                Enron                           |
      ENE, ENA and            Ponderosa                         | $690 MM
       other ENE              Management                        | Demand                              RAWHIDE
      subsidiaries          Holdings, Inc.            ENA       |  Loans
----------------------   ---------------------  --------------- |              -----------------------------------------------------
          |          |            |         |                |  |                           |                            |
          |          |            |         |   $690MM Term  |  |                           |                            |
    LP    |  Project |      GP    |         |   and $50 MM   |  |              LP Interest  |                   $690 MM  |
Interests | Interests|   Interest | $250,000|   Demand Loans |  |                           |                            |
          |          |            |         |                |  |                           |                            |
          |          |            |         |                |  |                           |                            |
------------------------------------------------------------------  _________  -----------------------------------------------------
                                                                    Project
                          PONDEROSA                                 Interests                        SUNDANCE
------------------------------------------------------------------ __________  -----------------------------------------------------
                              |                                    |          |                          |
                              |                                    |          |                          |
                              |                                    |          |                          |
                              |                                    |          |                          |
                              |                                    |          |                          |
                      -------------------                          |__________|                 -------------------
                           Project                                    $690 MM                         Project
                          Interests                                 Secured Loans                    Interests
                      -------------------                                                        -------------------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, (i) Ponderosa held interest-bearing debt instruments issued by ENE (approximately $698 million in unpaid principal) and ENA (approximately $690 in unpaid principal on term loan and $50 million in unpaid principal on demand note, both of which are guaranteed by ENE), and by EGPP (related to power plants in the Philippines and Central America) (an aggregate approximate $137.5 million in unpaid principal), (ii) Sundance held an interest-bearing debt instrument issued by Ponderosa (approximately $690 million in unpaid principal), and (iii) the banks held an interest-bearing debt instrument issued by Rawhide (approximately $667.5 million in unpaid principal). Significant assets held through Ponderosa's subsidiaries include varying interests in natural gas distribution facilities in Brazil and Argentina, a gas pipeline and processing plant in Argentina, and a pipeline in Colombia. Significant assets held through Sundance include common units representing limited partner interests in Northern Border Partners that owns a significant interest in a U.S. interstate pipeline.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, the outstanding principal balance of the loan by banks to Rawhide was approximately $667.5 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS.

                           (i) DEMAND LOANS. As of the Initial Petition Date,
the aggregate unpaid principal balance of the (i) ENE demand loans payable to Ponderosa was approximately $698 million, and they became due and payable in November 2001 without demand as a result of S&P downgrades in ENE's long-term unsecured debt rating, and (ii) ENA demand note payable to Ponderosa and guaranteed by ENE was approximately $50 million.

                           (ii) TERM LOAN. As of the Initial Petition Date, the
aggregate outstanding principal balance of the term loan by Ponderosa to ENA guaranteed by ENE was approximately $690 million.

                           (iii) LP OBLIGATIONS. Several limited partners of
Ponderosa are Debtors, as of June 28, 2003, these include ENE, ENA, Enron Capital Management (as a division of ENE), ACFI, EDF, EGPP, Ventures, and ERAC. The limited partners of Ponderosa may be required to make capital contributions to Ponderosa with respect to certain liabilities, including, without limitation,
(i) payments with respect to certain indemnification obligations of Ponderosa and Sundance, (ii) certain contribution obligations required with respect to assets contributed to Ponderosa, including those contributed onto Sundance,
(iii) payments for deficiencies between sales proceeds from the disposition of contributed assets and the value at which they were contributed to Ponderosa, and (iv) payments of certain Ponderosa including without limitation expenses, liabilities, obligations, settlements, claims, losses, and costs.

                           (iv) ENE GUARANTEES. ENE has guaranteed certain
payment and performance obligations of its subsidiaries (excluding the payment by Ponderosa of principal or interest on the loan by Sundance to Ponderosa), including, without limitation, those of ENA under the Ponderosa loan to ENA, and of the partners of Ponderosa and of Ponderosa as general partner of Sundance (excluding certain obligations of Ponderosa, as Sundance's general partner, to make preferred payments to Sundance's limited partner) under the limited partnership agreements of Ponderosa and Sundance, respectively.

         43. RIVERSIDE

                  a. LEGAL STRUCTURE. In 1991, ECTRL, a U.K. subsidiary of ENE, entered into various construction and financing agreements with several U.K. power producers and lenders to finance and construct a 1,875-MW power plant in the northeast U.K. Following construction of the power plant, ECTRL's ownership interests in the power plant were transferred among several subsidiaries of ECTRL's parent (EEL, an indirect subsidiary of ENE) to monetize such ownership interests. In connection with the monetization transactions, EEL guaranteed various debt obligations of its direct and indirect subsidiaries and ENE guaranteed EEL's guarantees of such obligations.

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.

                                   EXHIBIT A
                             RIVERSIDE TRANSACTION
                                   STRUCTURES

                                    (GRAPH)

                   Guarantee of                ---------------                    Guarantee of EEL
     ------------------------------------------      Enron    ----------------------------------------------------------
     |            EEL's Guarantee              ---------------                       Guarantees                         |
     |                                                |  100%                                                           |
     |                                                |  Equity                                                         |
     |                                         ---------------                                                          |
     |                                           Intermediate                                                           |
     |                                             Holding                                                              |
     |                                            Companies                                                             |
     |                                         ---------------                                                          |
     |                                                |  100%                                                           |
     |                                                |  Equity                                                         |
     |            Limited Guarantee            ---------------                    Guarantee of                          |
     |-----------------------------------------      EEL      ----------------------------------------------------------|
     |                of Notes                 ---------------   Swap              Facilities                           |
     |                                                |        Agreement                                                |
     |          100%                             ----------------------------                                           |
     |        Ordinary __________________________|__________________________|_____                                      |
     |         Shares  |                         |    |      100%           |    | 100%                                 |
     |                 |                         |    | Ordinary Shares     |    | Equity                               |
     |            ------------                 ---------------            --------------                                |
     |                EEP2                           EEP5     ----             ECTRL                       -----------  |
     |            ------------                 ---------------   |        --------------    L2,000,000      EEPS Term   |
     |                                                |          |----------------------------------------  Facility   --
     |                100%            ________________|_______________                    Term Facility      Lenders    |
     |              Ordinary         |                |              |    100% Ordinary                    -----------  |
     |               Shares          |                |              |        Shares                       -----------  |
     |                         -------------          |        -------------               L64,500,000      EEP6 Term   |
     |                             EEP4               |             EEP6    ------------------------------  Facility   --
     |                         -------------          |        -------------              Term Facility      Lenders    |
     |                                                |              |       100% Preferred                -----------  |
     |                                                |              |           Shares                                 |
     |              Guarantee of Notes                |              |                                ------------------|
 ------------ ----------------------------------------|------- -------------      L49,500,000             EEP3 Credit   |
 Noteholders \____                          100%      |--------     EEP3    -------------------------- Facility Lenders--
-------------      \                      Ordinary             /------------    Credit Facility       -----------------
            \       \ $121,200,000         Shares         ____/      |
             \       \ L35,000,000                       /      ------------     100% Ordinary and
              \       \ Notes                  100%     /|------    EEP1         Preferred Shares
               \       \                    Ordinary   / |      ------------
                \       \----------------    Shares   /  |  100%   |     |                                 ---------------
                 \ /-----      TPFL      ____________/   |Ordinary |     |                                   TPL Lenders
    Guarantee     /      ----------------                | Shares  |     |     85% Preferred               ---------------
    of Notes     / \                                     |      ------------       Shares                           |
                /   \                                    |          TPHL    --------------------                    |
               /     \                                   |      ------------                   |                    |
------------- /       \-----------------------------------         |     |                     |    L93,046,650    |
   Risk      /                                      50% Preferred  |     |    30% Ordinary     | Equity Loan Notes  |
 Management /  Teeside                              Shares         |     |       Shares        |                    |
-------------   Swaps                                           ------------                   |                    |
                                                                            --------------------                    |
                                                                     TPL                              L755,800,000  |
                                                                            -----------------------------------------
                                                                ------------                         Credit Facility

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. EEP1, an indirect, wholly-owned subsidiary of EEL, owns 100% of the ordinary shares and 85% of the preferred shares of TPHL, which is the entity that owns 50% of the preferred shares and 30% of the ordinary shares of TPL, which is the entity that owns the power plant. In addition, TPHL is the holder of approximately GBP 93,046,650 in equity loan notes issued by TPL in connection with the financing of the power plant.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. In connection with the construction of the power plant, TPL entered into a credit facility with an estimated outstanding balance of GBP 755.8 million and issued to TPHL, as noted above, approximately GBP 93,046,650 in equity loan notes. In addition, various direct and indirect wholly-owned subsidiaries of EEL issued indebtedness in connection with the monetization and transfer of the ownership interests in the power plant as follows: (i) EEP3 issued approximately GBP 49.5 million of secured indebtedness pursuant to a secured credit facility; (ii) EEP5 issued approximately GBP 2 million pursuant to a secured credit facility; (iii) EEP6 issued approximately GBP 64.5 million pursuant to a secured credit facility; and (iv) TPFL issued fixed and floating rate secured notes with any aggregate principal amount of GBP 35 million and

$121.2 million. EEL guaranteed the debt obligations of its subsidiaries referred to in the prior sentence in connection with these transactions.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE guaranteed the obligations of EEL to provide the guarantees noted above.

         44. SLAPSHOT

                  a. LEGAL STRUCTURE. Slapshot was a transaction involving CPS, ENE's principal newsprint and directory paper asset in Quebec, Canada, entered into on June 22, 2001. Slapshot lenders were not granted a security interest in the shares of CPS or in its assets, the principal credit support for the financing being provided by ENE through the Put Agreement and Total Return Swap, described more fully below. Proceeds of the Slapshot financing were used to repay ENE under a bridge loan entered at the time of CPS's acquisition in March 2001.

                  Shortly prior to ENE's bankruptcy filing, but following a cross-default by ENE, Flagstaff, a wholly-owned subsidiary of JPMCB which extended the Slapshot loan, irrevocably put certain warrant rights, described below, to ENE, in accordance with the terms of the Put Agreement. The exercise of the put option under the Put Agreement had the effect of substituting ENE as the party responsible for paying the unamortized portion of the Slapshot loan payable to Flagstaff, in the place and stead of Hansen, the original Slapshot borrower and a wholly-owned subsidiary of CPS. Because ENE's ability to honor its payment obligations under the Put Agreement and Total Return Swap arrangements remains subject to the automatic stay provisions applicable to ENE's bankruptcy, ENE has yet to pay to Flagstaff any amounts due under the Total Return Swap.

                  The Slapshot transaction is briefly summarized as follows:

                           (i) Flagstaff loaned Hansen $1.4 billion under an
unsecured credit agreement. To fund the Hansen credit facility, Flagstaff received a $375 million secured loan from a syndicate of banks and a $1.04 billion loan from Chase. In connection with the Hansen credit agreement, Hansen issued a $1.4 billion note to Flagstaff bearing an annual interest rate of 6.12% and a maturity date of June 23, 2006. Under the terms of the Hansen credit agreement, in addition to the outstanding principal due thereunder, a make-whole amount consisting of (a) the accrued and unpaid interest due on or before the date of any voluntary or involuntary prepayment of principal under the loan, and
(b) the present value of all payments of interest under the Hansen credit agreement that would have been payable on the principal that was prepaid had such payment of interest occurred on the originally-intended maturity date of June 23, 2006, becomes due and payable upon any prepayment of principal or upon an event of default (which includes material cross-defaults and the filing for bankruptcy protection by ENE) under the Hansen credit agreement.

                           (ii) Hansen in turn loaned $1.4 billion to CPS in
exchange for a $1.4 billion intercompany demand note bearing annual interest of 6.13% and a final maturity date of June 23, 2006. The intercompany note in favor of Hansen contains a waiver of remedies that significantly limits Hansen's right of recourse against CPS, as well as rights of third parties deriving their rights through Hansen.

                           (iii) Hansen entered into a subscription agreement
with Newman, another wholly-owned subsidiary of CPS, pursuant to which Newman agreed to make a deferred payment (on the earlier of (i) June 23, 2006 or (ii) the date upon which the principal amount owing under the Hansen credit agreement becomes due and payable) to Hansen in return for the Class A Preferred Convertible Shares of Hansen.

                           (iv) Hansen, Newman, and Flagstaff entered into an
assumption agreement pursuant to which Newman paid Flagstaff $1.04 billion in return for the assumption by Flagstaff of Newman's future obligation to pay the $1.4 billion subscription price under the subscription agreement to Hansen (to occur on the earlier of (i) June 23, 2006 or (ii) the date upon which the principal amount owing under the Hansen credit agreement becomes due and payable). Under the subscription payment assumption agreement, the Hansen Class A shares are to be issued to Newman.

                           (v) Flagstaff and Hansen entered into a warrant
agreement pursuant to which Flagstaff received a warrant that could be exercised for nonconvertible Class B Preferred Shares of Hansen. At any time prior to the occurrence of an event of default under the Hansen credit agreement, Flagstaff may exercise, and at any time after the occurrence of an event of default under the Hansen credit agreement, any holder other than Flagstaff may exercise, the Hansen warrant (at a purchase price of $1.00 per Hansen Class B share) for the number of Hansen Class B shares equal in aggregate value to the make-whole amount determined as of the date of exercise, whether or not the make-whole amount is then due and payable.

                           (vi) Flagstaff and ENE entered into a put option
agreement pursuant to which Flagstaff has the right, upon an event of default under the Hansen credit agreement, to cause ENE to purchase the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement in return for a put purchase price equal to the fair market value of the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement as determined by ENE , or, if no determination is made on the same business day that ENE receives notice of Flagstaff's intent to cause ENE to make the purchase, then equal to the tangible net worth of Hansen.

                           (vii) Flagstaff and ENE entered into a total return
swap. The payment date under the total return swap is the date of assignment of the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement to ENE pursuant to the put agreement. On the payment date, Flagstaff pays an amount equal to the value of the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement, as determined under the put agreement, to ENE, in return for ENE's payment to Flagstaff of an amount equal to the make-whole amount owed by Hansen to Flagstaff under the Hansen credit agreement. The net effect of an exercise of the put option under the put agreement and the triggering of the total return swap, is the payment by ENE to Flagstaff of the make-whole amount.

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.

                                    (GRAPH)

                      --------------                                                  --------------
                           ENA                          $1,414MM                           ENRON
                      and affiliates   ____________________________________________>  and affiliates
                      --------------  |                                               --------------
                            |         |
                        100%|         |                            General corp. purposes, including
                            |         |                              repayment of bridge financing
                      --------------- |
                           CPS        |
                        (Stadacons -                        100%
                      Mill in Canada) ______________________________________________________
                      ---------------                                                       |
                            | |                                                             |
                            | | $1.414 MM                                                   |
                       100% | |  CPS Loan/Note                                              |
                            | \/                                                            |
                      --------------                                                  --------------
                         Hansen                Subscription Agreement                     Newman
                        (Canada)     <_______________________________________________>   (Canada)
                      --------------                                                  --------------
             Subscription /\ /\ $1,414MM                                                    | Subscription
                  Payment |  |  Hansen Loan with                                   $1,039MM | Payment
               Assumption |  |  Credit Support              -------------                   | Assumption
                Agreement |  |  (Warrant)                     FLAGSTAFF    <________________| Agreement
                          |  | __________________________>       (US)
                          | _____________________________>  --------------
                                                            / /\    /\ \  /\
                                                           /  /      |  \  \
                                                      Put /  / Total |   \  \
                                                         /  / Return |    \  \
                                                        /  /   Swap  |     \  \ $1,039MM
                                                       /  /          | 100% \  \ JP Morgan
                                               -----  \/ /           |       \  \   Loan
                                               ENRON    /     $375MM |        \  \
                                               CORP.   \/  Flagstaff |         \  \
                                               -----            Loan |          \  \
                                                                 -----        ---------
                                                                  BANK        JP MORGAN
                                                                 GROUP           (US)
                                                                 -----        ---------

                  c. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE may be obligated under the total return swap to pay Flagstaff a sum equal to the make-whole amount.

         45. SO(2)

                  a. LEGAL STRUCTURE. The SO(2) Inventory Project was established to monetize an inventory of sulfur-dioxide emissions credits held by ENA. To effectuate the project, ENA executed an ENA GTC along with a confirmation dated September 28, 2001, with Colonnade Limited, a Guernsey, Channel Islands company. Under the GTC, ENA purported to agree to sell 757,975 emissions credits to Colonnade in return for a cash payment of $128,372,535. A month later, ENA purported to sell an additional 166,607 emissions credits to Colonnade under an agreement, dated October 30, 2001 for a cash payment of $29,108,639.

                  Colonnade also entered into a call option agreement, dated October 30, 2001 for the emissions credits with Herzeleide, LLC, a Delaware limited liability company, and a put option agreement concerning the emissions credits with Grampian LLC, a Delaware limited liability company. Herzeleide and Grampian are wholly-owned subsidiaries of ENE.

                  ECT had previously entered into an ISDA master agreement and a credit support annex, both dated January 13, 1994, as amended from time to time, as supplemented by three confirmations of swap between Barclays and ENA (formerly known as ECT), each dated October 30, 2001, with Barclays. Under the terms of the swap, ENA makes fixed payments (equal to the sum of the fixed price per emissions credit and the notional quantity of emissions credits referenced per year) and Barclays makes floating payments (based on a quoted bid price). The total amount of the fixed payments payable by ENA pursuant to all three swap confirmations is $157,481,173. The total amount of the floating payments payable by Barclays is variable, based on the applicable reference spot price per emissions credit.

                  On October 30, 2001, ENE and Barclays entered into a Charge on Cash, under which ENE deposited $59.5 million in cash into a Barclays account in London. The agreement purported to allow Barclays to withdraw funds from this account to meet any present or future obligation and liability of ENE, or any of its subsidiaries, to Barclays or certain of its affiliates.

                  ENE guaranteed Herzeleide's and Grampian's obligations under the call option agreement and the put option agreement, respectively, and was the guarantor of ENA's obligations under the swap confirmations.

                  b. STRUCTURE DIAGRAM AS OF THE INITIAL PETITION DATE.

                                    (GRAPH)

                 Fixed             ----------
     _____________________________  BARCLAYS
    |        Financial Swap           BANK
    |  ___________________________ ----------
    |  |        Floating
    |  |
---------------              $157,481,174               ---------------
    ENRON      _________________________________________
 NORTH AMERICA              Sale Agreement               COLONNADE LTD.
               _________________________________________
---------------            924,582 SO2 Credits          ---------------
                                                         |  |   |  |
                                 ________________________|  |   |  | Put Option
                                 |  ________________________|   |  | (on SO2
            American Call Option |  |                           |  | credits)
            (on SO2 credits)     |  | $3,305,416          $300  |  |
                                 |  |                           |  |
                        ------------------------       ------------------------
                            HERZELEIDE, LLC                   GRAMPIAN LLC
                        (ENRON CORP. SUBSIDIARY)       (ENRON CORP. SUBSIDIARY)
                        ------------------------       ------------------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Colonnade purported to own 924,582 emissions credits.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, ENA was obligated on certain financial swaps with Barclays, and Grampian was obligated on that certain put option to Colonnade.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. On December 4, 2001, Barclays sent ENA a Notice of Termination as a Result of Voluntary Filing, claiming that the ENA bankruptcy was an event of default under the master ISDA agreement. On December 31, 2001, Barclays sent ENA a Statement of Payment on Early Termination that calculated the amounts due under the swap confirmations. Barclays used the average of 2 market quotations ($94,774,866) for the value of the floating payments payable by Barclays under the three swap confirmations. The total amount of the fixed payments payable by ENA remained $157,481,173. Barclays thus claimed that it was owed $62,706,307 by ENA.

         46. SPOKANE

                  a. LEGAL STRUCTURE. On October 1, 1998, EPMI entered into long-term physical power supply agreement with Spokane. The Spokane contract serves as a physical and financial hedge for Spokane's obligations to PGE under a contract dated June 26, 1992, that Avista monetized by assigning to Spokane for a payment of approximately $145 million. The PGE contract gives PGE an option to purchase peak energy in exchange for off-peak energy and capacity payments.

                  The Spokane Trust issued notes and certificates to fund the assignment of the PGE contract to Spokane, and Spokane in turn collaterally assigned the Spokane contract and PGE contract to the Spokane Trust as collateral.

                  ENE issued a performance guarantee to the Spokane Trust, for the benefit of the noteholders, of the obligations of EPMI under the Spokane contract.

                b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

           -------------------           -------------------
                 AVISTA                   SERVICER (AVISTA)
           -------------------           -------------------
                          |                   |
                          |                   |
                Contract  |                   |     Servicer
               Assignment |                   |    Agreement
                          |                   |
                          |                   |
                          |                   |
 ------__________________-----------------------___________________-----
         Physical Energy                          Physical Energy

  EPMI                     Spokane Energy, LLC                      PGE
        Capacity Payment                         Capacity Payment
       __________________                       ___________________
 ------                  -----------------------                   -----
                          |                   |
          Purchase Price  |                   | Principal & Interest
                          |                   |
                          |                   |
                          |                   |
                          |                   |
                         -----------------------
                              Spokane Energy
                              Funding Trust
                         -----------------------
                         /                    \
                       /                       \
                   ------                    -------
                    Debt                      Equity
                   ------                    -------

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. Spokane has power contracts with PGE and EPMI.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, the Spokane Trust had obligations of approximately $139 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. For EPMI, the unliquidated value of the Spokane contract. ENE guaranteed the obligations of EPMI under the Spokane contract.

         47. TERESA

                  a. LEGAL STRUCTURE. In 1997, ENE contributed certain assets to OPI which, in turn, contributed such assets to ELP. Such contributed assets included, among others, the lease for the Enron Building. For a description of the synthetic lease transaction relating to the Enron Building, refer to Section III.F.19, "Enron Center North Synthetic Lease" for further information. Shortly after ENE's contribution, DB and Potomac Capital Investment Corporation provided the minority investment financing to the structure by investing in shares of preferred stock of OPI.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

                                                         -----
                                                         Enron
                                                         Corp.
                                                         -----
                                                           |
      -----------                        ________________________________________________________________________________
        Potomac       100% Series A      |                               |                     |                        |
        Capital       Preferred          |                               |                     |                        |
       Investment _______________________|                               |                     |                        |
      Corporation                        |                               |                     |                        |
      -----------                        |                               |                     |                        |
                                         |                               |                     |                        |
                                         |                          ------------               |                        |
                                         |                          Enron Cayman               |                        |
                                         |                          Leasing Ltd.               |                        |
                                         |                          ------------               |                        |
                                         |                               |                     |                        |
---------------       100% Series B      |                          --------------             |                        |
EN-BT Delaware,       Preferred          |     100%                 Enron Property             |                        |
     Inc.      __________________________|     Common                 Management               |                        |
---------------                          |                               Corp.                 |                        |
     |                                   |                          --------------             |                        |
     |                             --------------                        |                     |                        |
     |                             Organizational            20% Common  |                     |                        |
     |                              Partner, Inc.________________________|_____________________|                        |
     |                             --------------                        |                     |                        |
     |                                   |                               |    80% Common       |                        |
     |                                   |                               |    19.8% Preferred  |                        |
     |                     1% LP       98% LP       1% GP                |                     |                        |
     |                                   |                               |                     |                        |
     |                              -------------                        |                     |                        |
     |                              Enron Leasing                        |                     |                        |
     |______________________________  Partners,  ________________________|                     |                        |
                                         LP                                                    |                        |
                                    -------------                                              |                        |
                                          |                                            ------------------               |
                                          |____________________________________________  Enron Pipeline                 |
                                          |                                              Holding Company                |
                                          |                  80.2% Preferred           (fka Enron Liquids               |
                                          |                                               Holding Corp.)                |
                           _______________|__________________                          ------------------               |
                           |              |                 |                                  |                        |
                      -----------       ------            ------                               |                        |
                          ENE            Enron             Other                               |                        |
                      Receivables       Center            Leased                               |                        |
                     ------------        North            Assets                               |                        |
                                        ------            ------                  _____________|_______                 |
                                                                                  |                   |                 |
                                                                              -----------          ---------         -----------
                                                                                  EOC                EOC                EOC
                                                                              Management,          Holdings,         Preferred,
                                                                                  LLC                LLC                LLC
                                                                              -----------          ---------         ----------
                                                                                  |                    |               |
                                                                General Partner   |       Limited      |               |   Preferred
                                                                                  |       Partner      |               |   Limited
                                                                                  |                    |               |   Partner
                                                                                  |____________________|_______________|
                                                                                                       |
                                                                                                 ----------------
                                                                                                      Enron
                                                                                                    Operations
                                                                                                       L.P.
                                                                                                 ----------------
                                                                                                        |
                                                                                                 ----------------
                                                                                                      Enron
                                                                                                  Transportation
                                                                                                 Services Company
                                                                                                 ----------------
                                                                                                         |
                                                                                            _____________|________
                                                                                            |                     |
                                                                                       ------------          ------------
                                                                                       Transwestern             Other
                                                                                         Pipeline              Pipeline
                                                                                         Company             Subsidiaries
                                                                                       ------------          ------------


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, ELP's significant assets included net receivables from ENE, the Enron Building (subject to loan and Forbearance Agreement dated May 14, 2002 relating to the loan), subordinated preferred stock in Enron Pipeline Holding Company, an entity that indirectly holds an interest in the stock of ETS, and other leasing assets.

                  OPI's significant assets included $131 million cash arising from an income tax refund (subject to current IRS audit) and net receivables from ENE.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. ELP's significant liability is the debt on the Enron Building.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Refer to
Section III.F.19, "Enron Center North Synthetic Lease" for further information.

48.      VALHALLA

                  a. LEGAL STRUCTURE. In 2000, various ENE subsidiaries formed Valkyrie, Valhalla, and Rheingold, to implement a financing transaction with DB. Through the structure these subsidiaries borrowed a net $50 million from DB.

                  ENE invested $178 million in Rheingold (indirectly through Valkyrie and Valhalla). DB acquired "participation rights" of Rheingold for $2 billion. Rheingold used the funds to purchase $2.178 billion in preferred stock from RMTC, an indirect subsidiary of ENE. RMTC then loaned $2.178 billion to ENE, and ENE loaned $1.95 billion to DB in the form of a structured note receivable. Contemporaneously, ENE and DB entered into an interest rate swap with a $50 million notional principal balance.

                  As part of the steps described above, DB, Valhalla, and Valkyrie executed various puts and calls on the participation rights issued to DB by Rheingold, and ENE guaranteed the performance of Valhalla and Valkyrie under those arrangements. The puts and calls provided a mechanism for unwind upon certain default events including the material downgrade of either party's credit rating.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)

-----------------    -----------------------------   ------------------------

  Enron Corp.        $1.95B Structured Note            Deutsche Bank, London
                     ________________________
-----------------    ____________           |        ------------------------
|          |   |      $106      |           |
|          |   |     million    |           | 95%
|          |   |      Note      |           |
|          |   |           -----------  5%  |
|          |   |              Enron    ____ |
|          |   |           Diversified      |
|          |   |           Investments      |
|          |   |              Corp.         |
|          |   |           -----------      |
|          |   |                        ----------
|          |   |                           Enron
|          |   |                         Valkyrie,
|          |   |                            LLC
|          |   |                        ----------
|          |   |                            |         --------------------------
|          |   |                            |         In December 2001, Deutsche
|          |   |                        ----------    Bank purported to put its
|          |   |                         Valhalla,    participation rights to
|          |   |                           GmbH       Valhalla/Enron and offset
| $2.178B  |   |                        ----------    it against the structured
|   Note   |   |_________________________   |         note.
|          |                            |   |         --------------------------
---------------                         ----------                -------------
Risk Management                          Rheingold,               Deutsche Bank,
& Trading Corp.  --------------------      GmbH     -------------   Germany
---------------  $2.178B Series 1 & 2   ----------     $2.08      -------------
                  Preferred Stock                   Participation
                                                       Rights

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. The only significant asset associated with the structure is $2.178 billion in preferred stock of RMTC.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. Immediately prior to ENE's bankruptcy filing, DB purported to put its interest in Rheingold to Valhalla and, pursuant to the various legal documents, offset the Rheingold interest against its structured note payable to ENE. ENE has reserved its right to contest DB's purported put. The validity of the purported put may ultimately be resolved by the Bankruptcy Court; the outcome of such action would impact the equity ownership of Rheingold. If DB's offset is not valid, the structure's significant liability is Rheingold's $2 billion "participation rights" obligation to DB. If DB's offset is valid, then Valhalla owns the participation rights, and ENE may have a claim against Valhalla arising out of satisfaction of ENE's guarantee. Whether or not DB's offset is valid, Rheingold owes ENE $106 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. Refer to III.F.48.d, "Significant Potential Liabilities of the Structure" for further information.

         49. WILTSHIRE FINANCIAL ASSET COMPANY/RENEGADE

                  a. LEGAL STRUCTURE. In 1998, ENE and BT formed Wiltshire as a FASIT. BT loaned $320 million to ECT Equity Corp., an ENE affiliate, which loaned the funds to EFHC, an ENE affiliate. ENE guaranteed ECT Equity Corp.'s obligations. EFHC lent $8 million to ENE and contributed the remaining $312 million to Wiltshire in exchange for various Class A and Class B FASIT interests. BT contributed $8 million to Wiltshire in exchange for Class A and Class O FASIT interests. Wiltshire utilized the $320 million contributed by BT and EFHC to acquire the ECT Equity Corp. note held by BT.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

        --------------------                                                                             --------------------
             Enron Corp.                                                                                        Bankers
                                                                                                                 Trust
        --------------------                                                                             --------------------
                 |                                                                              $3 million Class A  |
                 |                                                                             Interests and $1,000 |
        --------------------                                                                    Class O Interests   |
             ECT Equity                                                                                             |
               Corp.                                                                                                |
        --------------------                                                                                        |
                |                                     --------------                                                |
   $320 million Note                                  Enron Finance                                                 |
    Receivable from                                   Holdings Corp.                                                |
     Enron Finance                                    --------------                                                |
      Holding Corp.                                        |       $27  million Class A Interests                   |
                                                           |       $40  million Class B-1 Interests                 |
                                                           |       $49  million Class B-2 Interests                 |
                                                           |       $198 million Class B-3 Interests                 |
                                                           |                                                        |
                                                   --------------------                                             |
                                                         Wiltshire                                                  |
                                                      Financial Asset  ----------------------------------------------
                                                      Company, LLC
                                                   --------------------
                                                           |
                                                           |

                                                    $320 million Note
                                                    Receivable from
                                                    ECT Equity Corp.


                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, Wiltshire holds a $320 million note receivable from ECT Equity Corp.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. As of the Initial Petition Date, Wiltshire owes $3 million to BT on its Class A and Class O FASIT interests and $323 million to EFHC on its Class A and Class B FASIT interests.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

         50. YOSEMITE AND CREDIT LINKED NOTES

                  a. LEGAL STRUCTURE. From 1999 through 2001, ENE and Citibank structured several transactions designed to issue notes, the credit quality of which was comparable to ENE unsecured obligations. In each transaction, an SPE, often a trust, was formed to issue notes and equity certificates. The SPE would then invest the proceeds of the note and certificate issuances in permitted investments.(17) The SPE then entered into a credit default and periodic payment swap with Citibank. Under the periodic payment portion of the swap, Citibank would pay to the SPE amounts sufficient to pay periodic interest, and, when due, periodic yield on the notes and certificates, respectively, issued by the SPE, and the SPE would pay to Citibank amounts received from the permitted investments. Under the credit default terms of the swap, upon an ENE credit event, such as bankruptcy, Citibank could deliver senior unsecured obligations of ENE to the SPE in exchange for the permitted investments of the SPE. It is ENE's belief that after ENE filed for bankruptcy, Citibank delivered the obligations represented by the Citibank/Delta Prepays (refer to Section III.F.11, "Citibank/Delta Prepays" for further information) to the SPEs in exchange for the permitted investments. The transaction amounts and permitted investments for each transaction are as follows:

                           (i) YOSEMITE SECURITIES TRUST I. Yosemite I issued
8.25% Series 1999-A Linked Enron Obligations and trust certificates, raising a total of $825 million, of which $800 million was used to purchased a promissory note from Delta, and the remaining $25 million was used to purchase a promissory note from ENE. As of the Initial Petition Date, the trust certificate holders of Yosemite I were SE Raptor LP, a subsidiary of Whitewing (refer to Section III.F.41, "Osprey/Whitewing" for further information), ENE and a third-party institutional investor.

                           (ii) YOSEMITE SECURITIES COMPANY LTD. Yosemite
Securities issued 8.75% Series 2000-A Linked Enron Obligations and company certificates, raising a total of Pound Sterling222.25 million, of which Pound Sterling206.75 million was used to purchase a promissory note from Delta and the remaining Pound Sterling15.5 million was used to purchase a promissory note from ENE. As of the Initial Petition Date, the trust certificate holders of Yosemite Securities were SE Raptor LP, a subsidiary of Whitewing (refer to Section III.F.41, "Osprey/Whitewing" for further information), ENE and a third-party institutional investor.

                           (iii) ENRON CREDIT LINKED NOTES TRUST. The CLN Trust
issued 8.00% Enron Credit Linked Notes, as well as trust certificates, raising a total of $550 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders are third-party institutional investors. As part of this transaction, Citibank loaned ENE $25 million as evidenced by a promissory note issued to Citibank.

                           (iv) ENRON CREDIT LINKED NOTES TRUST II. The CLN
Trust II issued 7.375% Enron Credit Linked Notes, as well as trust certificates, raising a total of $550 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders


----------

(17) For the Yosemite transactions, the permitted investments included, among other things, ENE unsecured obligations. For the Credit Linked Notes transactions, the permitted investments did not include ENE unsecured obligations.


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

are third party institutional investors. As part of this transaction, Citibank loaned ENE $25 million as evidenced by a promissory note issued to Citibank.

                           (v) ENRON STERLING CREDIT LINKED NOTES TRUST. The
Sterling CLN Trust issued 7.25% Enron Sterling Credit Linked Notes, as well as trust certificates, raising a total of Pound Sterling 139 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders are third-party institutional investors. As part of this transaction, Citibank loaned ENE Pound Sterling 15.5 million as evidenced by a promissory note issued to Citibank.

                           (vi) ENRON EURO CREDIT LINKED NOTES TRUST. The Euro
CLN Trust issued 6.50% Enron Euro Credit Linked Notes, as well as trust certificates, raising a total of Euro 222.5 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders are third-party institutional investors. As part of this transaction, Citibank loaned ENE Euro 29.1 million as evidenced by a promissory note issued to Citibank.

                       YOSEMITE/CLN TRANSACTION STRUCTURE


                                    (GRAPH)

     ----------------          ------------------
          Notes                    Certificate
     ----------------          ------------------
                  |              |
                  |              |
                 ------------------    NOTE INTEREST & CERTIFICATE YIELD    ----------------------
                                       ---------------------------------
                       Trust                      Credit Swap                      Citibank
                 ------------------    ---------------------------------    ----------------------
                         |             ---------------------------------
                         |               INTEREST ON TRUST INVESTMENTS
                         |
                         |
                 ------------------
                        Trust
                     Investments
                 ------------------
                  - A+/A1 OR BETTER
                  - YOSEMITE ALLOWED TO DIRECTLY PURCHASE ENE DEBT SECURITIES

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, each SPE held the permitted investments as described above. It is ENE's belief that, after ENE filed for bankruptcy, Citibank delivered the obligations represented by the Citibank/Delta Prepays (refer to Section III.F.11, "Citibank/Delta Prepays" for further information) to the SPEs in exchange for the permitted investments.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE.

                           (i) YOSEMITE SECURITIES TRUST. Yosemite I issued
notes and trust certificates totaling $825 million.

                           (ii) YOSEMITE SECURITIES COMPANY LTD. Yosemite
Securities issued notes and company certificates, totaling 222.25 million.

                           (iii) ENRON CREDIT LINKED NOTES TRUST. CLN Trust
issued notes and trust certificates totaling $550 million.

                           (iv) ENRON CREDIT LINKED NOTES TRUST II. CLN Trust II
issued notes and trust certificates totaling $550 million.

                           (v) ENRON STERLING CREDIT LINKED NOTES TRUST.
Sterling CLN Trust issued notes and trust certificates totaling Pound Sterling139 million.

                           (vi) ENRON EURO CREDIT LINKED NOTES TRUST. Euro CLN
Trust issued the notes and trust certificates totaling $222.5 million.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS.

                           (i) YOSEMITE SECURITIES TRUST I. ENE is obligated
under the promissory note originally issued to Yosemite I. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Yosemite I, were supported by a guaranty from ENE.

                           (ii) YOSEMITE SECURITIES COMPANY LTD. ENE is
obligated under the promissory note originally issued to Yosemite Securities. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Yosemite Securities, were supported by a guaranty from ENE.

                           (iii) ENRON CREDIT LINKED NOTES TRUST. ENE is
obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to CLN Trust, were supported by a guaranty from ENE.

                           (iv) ENRON CREDIT LINKED NOTES TRUST II. ENE is
obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to CLN II Trust, were supported by a guaranty from ENE.

                           (v) ENRON STERLING CREDIT LINKED NOTES TRUST. ENE is
obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Sterling CLN Trust, were supported by a guaranty from ENE.

                           (vi) ENRON EURO CREDIT LINKED NOTES TRUST. ENE is
obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Euro CLN Trust, were supported by a guaranty from ENE.

         51. ZEPHYRUS/TAMMY

                  a. LEGAL STRUCTURE. Project Tammy was a minority-interest investment involving the formation of EFP, a Delaware limited liability company. EFP invested in certain permitted assets, including debt securities of Sequoia. Refer to Section III.F.2, "Apache/Choctaw" for further information.

                  EFP has three classes of membership interests: Class A, Class B and Class C. The Class A Member is Enron Finance Management LLC and the Class B Members are ENE and various ENE subsidiaries. The Class B Members contributed certain assets in exchange for their Class B membership interest in EFP. EFP contributed these assets (except for a $125 million demand note issued by ENE) to EIH, in exchange for 100% of the membership interest in EIH. EIH, in turn, contributed these assets (other than a $200 million demand note issued by ENE) to EAH, in exchange for the Class B membership interest of EAH. As a result of the various contributions of these assets, (i) EFP holds a $125 million demand note, (ii) EIH holds a $200 million demand note, and (iii) EAH holds all of the remaining contributed assets.

                  In addition to the contribution of the assets by the Class B Members of EFP, Zephyrus, a Delaware limited liability company, contributed $500 million in cash in exchange for the Class C Membership Interest in EFP. Zephyrus was capitalized by a third-party syndication led by JPMCB contributing debt ($481.725 million) and equity ($18.275 million) to Zephyrus. The proceeds of Zephyrus's investment were used by EFP to purchase debt securities of Sequoia and other permitted investments.

                  Contemporaneous with the contribution of assets through the Tammy structure, certain ENE debt was assumed by the entities within the structure. Prior to Tammy, ENE issued, from time to time, various debt securities pursuant to a certain indenture. Project Tammy included the assignment and assumption of approximately $1.72 billion of the debt securities. After consummation of the series of assumptions and assignments of the obligations under the debt securities, (i) ENE continued to remain liable to the holders in respect of all of the debt securities issued under the indenture,
(ii) each Class B Member remained liable to ENE in respect of such Class B Member's assumed obligations, (iii) EIH remained liable to ENE in respect of the EIH assumed obligations, and (iv) EFP was released from EFP's assumed obligations and was not liable to ENE in respect thereof.

                  In October 2002, Zephyrus purported to exercise its right to take control of the management of EFP.

                  b. STRUCTURE DIAGRAM AS OF INITIAL PETITION DATE.

                                    (GRAPH)


                                                    |_________________________                                    Direct or
                                                    |                        |                                     Indirect
                        ---------------------------------------              |                                  Wholly-Owned
                                      Enron Corp.               _________________________________________       Affiliates of
                        ---------------------------------------              |        |                 |        Enron Corp.
           Sole Member         /       |  \                 \                |        |                 |
                              /        |   \                 \               |        |                 |
       ----------------------          |   ----------------  --------------- | ---------------    ---------------
             Enron Finance             |    Smith Street      Enron Global   | Boreas Holdings    Enron Caribbean
              Management,              |    Land Company      Exploration &  |      Corp.            Basin, LLC
                 LLC                   |                     Production Inc. |                                          -----------
       ----------------------          |   ----------------  --------------- | ---------------    ---------------         Zephyrus
       \                   \           |                   \        |        |         |             /                   Investment,
        \                   \          |                    \--------------------------------------/                        LLC
         \        Managing   \         |                               Enron Capital                                    -----------
          \        Member     \        |                             Investments Corp.                                          |
           \                   \       |                     -------------------------------------                 $500 million |
$1.9 billion\                   \      |________________________________________________________________________________________|
debt payable \                   \     |
              \                  -----------------
               \                       Enron
                \                Finance Partners,
                 \                      LLC
                  \              -----------------
       Managing    \                   |
        Common      \                  |____________________________________
        Member       \                 |                                   |
                      \          -----------------                         |
                       \               Enron         Sole Member        -------
                        \          Intermediate                         Sequoia
                         \         Holdings, LLC                         Notes
                          \      -----------------                      -------
                           \           |             Preferred Member
                            \          |
                             \   -----------------
                              \        Enron
                               \  Asset Holdings,
                                        LLC
                                 -----------------
                                       |
                                       |
              _________________________|_______________________________________________
              |           |            |                  |              |            |
              |           |            |                  |              |            |
         ---------   ----------  ---------------   -----------------  -------         |
         Enron N/R   Option to   Enron Oil & Gas      Enron LNG         ECM      -----------
         from sale   Acquire     India, Ltd.       Power (Atlantic),    III         Other
         of EOGR     EREC Stock                          Ltd.                       Notes
         shares                                                                   Receivable
         ---------   ----------  ---------------   -----------------  -------    ------------
                                                           |             |
                                                      ------------       |
                                                      Subsidiaries      -----
                                                      ------------      Notes
                                                                        -----

                  c. SIGNIFICANT ASSETS ASSOCIATED WITH THE STRUCTURE. As of the Initial Petition Date, EFP's significant assets were (a) a $125 million note receivable from ENE; (b) a $508 million note receivable from ENA; (c) a 100% equity interest in EIH; and (d) a $6 million note receivable from Sequoia.

                  At the Initial Petition Date, EIH's only significant assets were a $215 million ENE demand note and its Class B membership interest in EAH.

                  At November 30, 2001, EAH's assets were (a) $400,000 cash, (b) 100% of the stock of EOGIL, (c) a $32.5 million note receivable from EGEP China Company, a Mauritius company, (d) an ENE note receivable of $542 million representing proceeds from the sale of EOG stock, (e) a $20 million note receivable from Enron Finance Management, LLC, (f) a $1 option to purchase all of the common stock of EREC, (g) 100% of the stock of Enron LNG Power (Atlantic) Ltd., and (h) a derivative interest in a receivable representing proceeds from the sale of East Coast Power.

                  d. SIGNIFICANT POTENTIAL LIABILITIES OF THE STRUCTURE. EFP issued a class C preferred interest in the amount of $500 million.

                  EIH has a $1.9 billion payable to ENE in respect of ENE's obligation under the Harris Indenture Trust.

                  e. SIGNIFICANT POTENTIAL LIABILITIES OF DEBTORS. ENE and ENA have payables to the structure, as discussed above. Refer to Sections IV.C.1.c, "Trading Litigation," and IV.C.1.d "Litigation Related to Structures" for further information.

G. RELATED PARTY TRANSACTIONS

                  Information included in this section represents a summary of ENE's 8-K filed November 8, 2001 and other ENE or third-party public filings and reports on the subject of ENE's related party transactions. The descriptions below, which are based on the Debtors' view of the historical facts and which are subject to further review, elaboration, or modification, are included for informational purposes. Others familiar with these proceedings may dispute all or part of these descriptions or assessments.

                  On October 28, 2001, ENE established the Powers Committee, which was charged "to examine and take any appropriate actions with respect to transactions between the Enron Companies and entities connected to related parties." The Powers Committee retained Wilmer, Cutler & Pickering as its counsel, which, in turn, retained Deloitte & Touche for independent accounting advice. On February 1, 2002, the Powers Committee released the Powers Report. Findings from the Powers Report included revelations about the extensive financial enrichment of certain former ENE employees and conclusions related to the objectives for, and implementation of, related party transactions. Significant detail describing the related party transactions is provided in the Powers Report, which is available online in the "Related Documents" section at http://www.enron.com/corp/por/.

         1. CHEWCO

                  a. GENERAL SUMMARY. From June 1993 through November 1997, an ENE subsidiary was the general partner and a third party, CalPERS, was the limited partner of Joint Energy, a $500 million joint venture investment partnership. Joint Energy was formed primarily to invest in and manage certain natural gas and energy related assets. In November 1997, Joint Energy made a liquidating distribution to CalPERS of $383 million. Concurrently, Chewco purchased a limited partnership interest in Joint Energy for $383 million, $132 million of which was financed by an interest-bearing loan from Joint Energy to Chewco, and $240 million of which was borrowed from a third-party financial institution, supported by a guarantee from ENE.

                  From December 1997 to December 2000, Chewco received distributions of $433 million from Joint Energy. Among other things, Chewco used a portion of these distributions to make repayments on its Joint Energy loan, and to repay the additional borrowing from the third-party financial institution. In March 2001, ENE purchased Chewco's limited partnership interest in Joint Energy for $35 million. The impact of ENE's buyout was a consolidation of Joint Energy into ENE's consolidated financial statements. In September 2001, ENE paid an additional $2.6 million to Chewco in connection with a tax indemnification agreement between Joint Energy, Chewco, and ENE. Of the total purchase consideration, $26 million was used by Chewco to make a payment on the Joint Energy loan.

                  b. CHEWCO FINANCIAL RESTATEMENT. ENE's decision to consolidate Chewco was based on ENE's assessment that Chewco did not meet the accounting criteria to qualify as an unconsolidated SPE. As a result of Chewco's failure to meet the criteria, Joint Energy, in which Chewco was a limited partner, also did not qualify for nonconsolidation treatment. In its November 8, 2001 8-K, ENE reported the decision to consolidate both Chewco and Joint Energy beginning in November 1997.

         2. THE LJM PARTNERSHIPS

                  a. GENERAL BACKGROUND. Upon information and belief, LJM1 was formed as a private investment limited partnership in June 1999, and LJM2 was also formed as a private investment partnership a few months later in October 1999. They were described to the Board as potential sources of capital to buy assets from ENE, potential equity partners for ENE investments, and counterparties to help mitigate risks associated with ENE investments. The Board also was informed that LJM1 and LJM2 intended to transact business with third parties. Prior to approving Mr. Fastow's affiliation with LJM1 and LJM2, the Board determined that Mr. Fastow's participation in the partnerships would not adversely affect the interests of ENE. The Board approved the initial transaction with LJM1 and recognized that ENE might (but was not required to) engage in additional transactions with LJM1. ENE believes that the initial capital commitments to LJM1 were $16 million, and the aggregate capital commitments to LJM2 were $394 million. LJM1 was first disclosed as a related-party transaction in ENE's June 30, 1999 10-Q, and LJM2 was referenced in the 1999 10-K. In ENE's 2000 and 2001 proxy statements filed with the SEC, Andrew Fastow was identified by name as the "senior officer of Enron" involved with the LJM partnerships. ENE now believes that Mr. Fastow received in excess of $30 million relating to his LJM management and investment activities.

         The Board directed that certain controls be put into place relating to Mr. Fastow's involvement with the partnerships and transactions between ENE and the LJM partnerships. The Board required review and approval of each transaction by the Office of the Chairman of the Board, the CAO, and the chief risk officer. The Board also recognized the ability of the Chairman of the Board to require Mr. Fastow to resign from the partnerships at any time, and directed that the Audit and Compliance Committee of the Board conduct annual reviews of transactions between ENE and LJM1 and LJM2 completed during the prior year. The proper implementation of these controls and procedures was one of the subjects of the Powers Committee's investigation.

                  b. SUMMARY OF LJM TRANSACTIONS. From June 1999 through September 2001, ENE and ENE-related entities entered into 24 business relationships in which LJM1 or LJM2 participated. These relationships were of several general types, including: (1) sales of assets by ENE to LJM2 and by LJM2 to ENE; (2) purchases of debt or equity interests by LJM1 or LJM2 in ENE-sponsored SPEs; (3) purchases of debt or equity interests by LJM1 or LJM2 in ENE affiliates or other entities in which ENE was an investor; (4) purchases of equity investments by LJM1 or LJM2 in SPEs designed to mitigate market risk in ENE's investments; (5) the sale of a call option and a put option by LJM2 on physical assets; (6) transactions involving LJM and third parties; and (6) a subordinated loan to LJM2 from an ENE affiliate.

                           (i) SALE OF ASSETS. In June 2000, LJM2 purchased dark
fiber optic cable from an Enron Company (EBS Inc.) for a purchase price of $100 million. LJM2 paid an Enron Company $30 million in cash and the balance in an interest-bearing note for $70 million.

An Enron Company recognized $67 million in pre-tax earnings in 2000 related to the asset sale. Pursuant to a marketing agreement with LJM2, an Enron Company was compensated for marketing the fiber to others and providing operation and maintenance services to LJM2 with respect to the fiber. LJM2 sold a portion of the fiber to industry participants for $40 million, which resulted in an Enron Company recognizing agency fee revenue of $20.3 million. LJM2 sold the remaining dark fiber for $113 million in December 2000 to Backbone 1 which was formed to acquire the fiber. Refer to Section III.F.3, "Backbone" for further information. In December 2000, LJM2 used a portion of the proceeds to pay in full the $70 million note and accrued interest owed to the Enron Company through which it had purchased the dark fiber in June 2000. LJM2 earned $2.4 million on its resale of the fiber.

                           (ii) PURCHASES OF EQUITY/DEBT IN ENRON-SPONSORED
SPES. Between September 1999 and December 2000, LJM1 or LJM2 purchased equity or debt interests in nine ENE-sponsored SPEs. LJM1 and LJM2 invested $175 million in the nine SPEs. These transactions enabled the Enron Companies to monetize assets and generated pre-tax earnings to ENE of $2 million in 1999.

                  ENE believes that LJM received cash of $15 million, $64 million, and $53 million in 1999, 2000 and 2001, respectively, relating to its investments in these entities. In three instances, third-party financial institutions also invested in the entities. LJM invested on the same terms as the third-party investors. In one of these nine transactions, an Enron Company entered into a marketing agreement with LJM2 that provided an Enron Company with the right to market the underlying equity. This arrangement gave an Enron Company profit potential in proceeds received after LJM2 achieved a specified return level. In six of these nine transactions, ENE repurchased all or a portion of the equity and debt initially purchased by LJM.

                           (iii) INVESTMENT IN ENE AFFILIATES. In two
transactions, LJM2 made direct and indirect investments in stock (and warrants convertible into stock) of New Power Holdings, Inc. which initially was a wholly-owned subsidiary of ENE, and subsequently included other strategic and financial investors. In October 2000, New Power Holdings, Inc. became a public company.

                  In January 2000, LJM2 invested $673,000 in Cortez Energy Services LLC, a limited liability company formed by an Enron Company and LJM2, and an Enron Company contributed five million shares of New Power Holdings, Inc. stock to Cortez. In July 2000, in a private placement, LJM2 purchased warrants exercisable for New Power Holdings, Inc. stock for $50 million on the same terms as third-party investors.

                  In September 1999, LJM1 acquired from an Enron Company a 13% equity interest in a company owning a power project in Brazil for $10.8 million, and acquired redeemable preference shares in a related company for $500,000. An Enron Company recognized a $1.7 million loss on the sale of these interests to LJM1. An Enron Company recognized revenues of $65 million, $14 million, and $5 million from a commodity contract with the company owning the power project in 1999, 2000, and 2001, respectively. As part of an exclusive marketing arrangement to sell LJM1's equity in the project to third parties and to limit LJM1's return, an Enron Company paid LJM1 a $240,000 fee in May 2000. In 2001, an Enron

Company repurchased LJM1's 13% equity interest and the redeemable preference shares for $14.4 million. An Enron Company currently owns this equity interest.

                  In December 1999, LJM2 paid an Enron Company $30 million for a 75% equity interest in a power project in Poland. An Enron Company recognized a $16 million gain in 1999 on the sale. An Enron Company paid $750,000 to LJM2 as an equity placement fee. In March 2000, an Enron Company repurchased 25% of the equity in the Polish power project from LJM2 for $10.6 million, and Whitewing acquired the remaining 50% from LJM2 for $21.3 million. An Enron Company and Whitewing still own their respective equity interests.

                  In December 1999, LJM2 acquired a 90% equity interest in an Enron Company with ownership rights to certain natural gas reserves for $3 million. As a result, ENE recognized $3 million in revenue from an existing commodity contract. Subsequently, LJM2 assigned a portion of its ownership interest in the entity to an Enron Company and Whitewing at no cost (to achieve certain after-tax benefits). Refer to III.F.6, "Bob West Treasure L.L.C." for further information.

                           (iv) PORTFOLIO SPES. ENE and LJM established a series
of SPEs in order to mitigate market exposures on ENE investments, including investments in New Power Holdings, Inc., Rhythms NetConnections, Inc., and other technology, energy, and energy-related companies. LJM made $191 million in equity investments in five separate SPEs, three of which (Raptor I, II and IV) were also capitalized with ENE stock and derivatives that could have required the future delivery of ENE stock. Raptor III was capitalized with an economic interest in warrants convertible into stock of New Power Holdings, Inc. Refer to
Section III.G.2.c, "LJM1 Financial Restatement" for information concerning the fifth SPE. An Enron Company subsequently engaged in hedging transactions with these SPEs, which included price swap derivatives, call options, and put options. The derivatives and options generally were intended to hedge an Enron Company's risk in certain investments having an aggregate notional amount of approximately $1.9 billion.

                  With respect to the four Raptor SPEs, ENE acquired LJM2's equity in the SPEs during the third quarter of 2001 for $35 million. ENE recognized pre-tax earnings (losses) relating to risk management activities of $119 million, $518 million, and ($166) million in 1999, 2000, and 2001, respectively, including the effect of a $711 million pre-tax charge recognized in 2001, related to the termination of the Raptor SPEs. During 2000 and the nine months ended September 30, 2001, the Raptor SPEs hedged losses of $501 million and $453 million, respectively. The fifth SPE was used to hedge an Enron Company's exposure arising from an investment in the stock of Rhythms NetConnections, Inc. However, it was subsequently determined that it did not meet the criteria to qualify for unconsolidated treatment. Refer to Section III.G.2.c, "LJM1 Financial Restatement" for further information.

                  In total, LJM1 and LJM2 invested $191 million and received $319 million (an estimated $95 million of which is non-cash value from the receipt of 3.6 million shares of ENE restricted stock) related to their investments in these five SPEs.

                           (v) CALL OPTION. In May 2000, an Enron Company
purchased a call option from LJM2 on two gas turbines, at the same time that LJM2 contracted to purchase the gas turbines from the manufacturer. An Enron Company paid LJM2 $1.2 million for this right during a seven-month period in 2000. The call option gave an Enron Company the right to acquire these turbines from LJM2 at LJM2's cost, which was $11.3 million. The call option was subsequently assigned from an Enron Company to an ENE-sponsored SPE capitalized by a third-party financial institution. In December 2000, the call option was exercised by the SPE, and it acquired the turbines from LJM2 at cost.

                           (vi) TRANSACTIONS WITH LJM AND OTHER ENTITIES. An
Enron Company sold its contractual right to acquire a gas turbine to a utility for $15.8 million in July 2000. An Enron Company recognized a pre-tax gain of $3.5 million on the transaction. At the same time, the utility entered into a put option agreement with LJM2 relating to the turbine under which the utility paid LJM2 $3.5 million. Subsequently, upon the execution of an engineering, procurement, and construction contract with a wholly-owned subsidiary of ENE, the utility assigned the contractual right to acquire the gas turbine to that subsidiary.

                  In December 1999, an Enron Company sold an equity investment in Enron Nigeria Barge Ltd. to an investment bank and provided seller financing. In June of 2000, LJM2 purchased this equity investment directly from the investment bank for $7.5 million and the assumption of the seller-financed note from an Enron Company. In September 2000, LJM2 sold the equity investment to an industry participant for $31.2 million. The proceeds from LJM2's sale were used by LJM2 to repay the principal and interest on the note from an Enron Company in the amount of $23 million. The remaining $8.2 million repaid LJM2's $7.5 million purchase price and provided a profit of $700,000 to LJM2.

                           (vii) TRANSACTION BETWEEN LJM AND WHITEWING. In
December 1999, a wholly-owned subsidiary of Whitewing entered into a $38.5 million credit agreement with LJM2, the borrower. The loan had a term of one year and carried an interest rate of LIBOR+2.5%. The loan amount (including interest) of $40.3 million was repaid by LJM2 in 2000.

                           (viii) CURRENTLY OUTSTANDING LJM2 TRANSACTIONS. ENE
believes that LJM2 currently has interests in six of the investments described above in which LJM2 originally invested $124 million, and that LJM2 has received cash inflows of $27 million from these investments. These investments include $23 million in equity in two ENE-sponsored SPEs, $32.5 million in equity in Osprey, $3 million in equity in an Enron Company, and $50.7 million in direct equity investments in New Power Holdings Co., Inc. (representing two transactions). Refer to Section III.F.41, "Osprey/Whitewing" for further information.

                  c. LJM1 FINANCIAL RESTATEMENT. ENE's decision that the LJM1 subsidiary should be consolidated in 1999 and 2000 is based on ENE's assessment that the subsidiary did not qualify for nonconsolidation treatment because of inadequate capitalization. At the time of the November 2001 restatement, ENE concluded that the hedging transactions in which ENE engaged with the LJM1 subsidiary (related to ENE's investment in the stock of Rhythms NetConnections, Inc.) should have been consolidated into ENE's financial statements for 1999 and 2000. This consolidation had the effect of reducing ENE's net income in 1999 and 2000 and shareholders' equity in 1999 and increasing shareholders' equity in 2000, thus eliminating the income recognized by ENE on these derivative transactions.


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

                  d. LJM2 FINANCIAL RESTATEMENT. The financial restatement associated with LJM2-related party transactions involved four SPEs known as the Raptors, which were created in 2000. The Raptors permitted ENE to hedge market risk in certain of its investments. During 2000 and the first nine months of 2001, the Raptors hedged losses related to ENE investments of $501 million and $435 million, respectively. The Raptors were originally capitalized with ENE common stock in exchange for a note receivable of $172 million. Subsequent contracts with the Raptors in the first quarter of 2001 obligated ENE to issue common stock in the future in exchange for notes receivable totaling $828 million. ENE originally accounted for the transactions by increasing notes receivable and shareholders' equity. The restatement arose due to ENE's belief, upon review, that the note receivable should have been presented as a reduction to shareholders' equity (similar to a shareholder loan). ENE also recorded a $200 million equity reduction related to the excess of the fair value of contracts deliverable by ENE over the notes receivable. The total impact was a reduction in shareholders' equity and notes receivable by $1.2 billion. ENE repurchased LJM2's equity interests in the Raptors in the third quarter of 2001 for $35 million.

                  e. LJM2 CO-INVESTMENT, L.P. BANKRUPTCY. Refer to Section IV.F.3, "LJM2" for further information.

         3. RADR

                  According to the Kopper Agreement, in 1997, Michael Kopper and Andrew Fastow devised a scheme to enrich themselves through the sale of ENE's wind farms to two SPEs - RADR ZWS MM, LLC and RADR ZWS, LLC. Kopper and Fastow recruited friends of Kopper to act as equity investors in the RADR entities. These individuals received funds from Fastow through Kopper to make the investments. From 1997 through 2000, these two RADR entities generated approximately $4.5 million for the investors. The proceeds were later used to repay Fastow and to pay other ENE employees and their family members.

                          IV. DEBTORS' CHAPTER 11 CASES

           CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT
          ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON
                     DISCLOSURE STATEMENT" ATTACHED HERETO.

A. SIGNIFICANT POSTPETITION DEVELOPMENTS

                  Given the complexity and enormity of these Chapter 11 Cases, there have been a number of significant occurrences in a variety of areas. The most significant of these are described below.

         1. VENUE.

                  Shortly after the Initial Petition Date, a number of parties in interest filed motions pursuant to 28 U.S.C. Section 1412 to transfer the venue of the Chapter 11 Cases from the Southern District of New York to the Southern District of Texas.

                  The Venue Movants argued that venue should be transferred to Texas essentially because the Enron Companies' headquarters, certain of its business operations, and many of its


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creditors were located there. The Debtors, the Creditors' Committee, and many other parties in interest opposed the motion, arguing, among other things, that
(a) the Debtors' choice of forum in New York was entitled to deference; (b) the bulk of the relevant professionals for the Debtors, the Creditors' Committee, many of the largest creditors, and the capital markets necessary to assist in these cases were all located in New York; (c) these cases could be efficiently administered in New York; (d) due to the number of foreign insolvency proceedings, the New York court's experience with foreign proceedings was invaluable; and (e) the total creditor body was so widespread that a Texas forum would not be so overwhelmingly convenient for creditors as to justify overriding the Debtors' choice of venue.

                  After intensive discovery, a contested hearing was held before the Bankruptcy Court. On January 11, 2002, the Bankruptcy Court issued a forty-two page memorandum decision denying the motion for a change of venue. No party appealed, or sought leave to appeal, the Bankruptcy Court's venue decision.

         2. POSTPETITION FINANCING.

                  On the Initial Petition Date, the Debtors moved for entry of an interim and final order approving the DIP Credit Agreement. As set forth therein, the DIP Credit Agreement provided a credit facility in the aggregate amount of $1.5 billion, including a letter of credit subfacility up to the amount of the aggregate available commitment, the issuance of guarantees, and the granting of collateral by the parties thereto. On December 3, 2001, the Bankruptcy Court entered the Interim DIP Order approving the DIP Credit Agreement on an interim basis and authorizing borrowings and issuances of letters of credit in an amount up to $250 million.

                  Subsequent to the entry of the Interim DIP Order, the DIP Objectants interposed the DIP Objections to the entry of a final order approving postpetition financing for the Debtors. The majority of the DIP Objections were premised on either (i) the blanket imposition of liens, pursuant to the DIP Credit Agreement, on the assets of the Debtors in favor of the DIP Lenders, and/or (ii) the mechanics of the Debtors' existing cash management system, particularly the daily "sweep" of cash from ENA bank accounts to the ENE concentration account. Indeed, in that regard, certain of the DIP Objectants either joined separate pleadings of other creditors objecting to the continued use of the Debtors' existing cash management system or filed separate pleadings themselves in respect thereto.

                  Thereafter, the Bankruptcy Court conducted a multi-day evidentiary hearing with respect to the Debtors' use of cash. Upon conclusion and due deliberation, on February 21, 2002, the Bankruptcy Court directed the appointment of the ENA Examiner, and on February 25, 2002, the Bankruptcy Court entered an order permitting, among other things, the Debtors to continue using their centralized cash management system, subject to certain modifications. Refer to Section IV.A.4.a, "ENA Examiner" for further information. The modifications included, without limitation, an interim prohibition on Cash Sweeps from ENA to ENE and a grant of adequate protection for intercompany transfers in the form of superpriority Junior Reimbursement Claims and Junior Liens. Refer to Section IV.A.3 "Cash Management and Overhead Allocation" for further information.


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

                  The Debtors subsequently determined that, with the exception of letters of credit, they did not foresee the need to borrow funds in the form or manner as contemplated by the DIP Credit Agreement. As a result, the Debtors determined that, in the exercise of their sound business judgment, an amended postpetition credit facility, which would permit the Debtors to obtain up to $250 million in letters of credit, and to use such letters of credit in the operation of their businesses, would be optimal.

                  After various inquiries and preliminary discussions with potential alternative lenders and financial institutions, the Debtors determined that amending the DIP Credit Agreement was the most efficient means to obtaining the necessary credit support. On July 2, 2002, after notice and hearing, the Bankruptcy Court entered an order authorizing the Debtors to obtain postpetition financing pursuant to the Amended DIP Credit Agreement.

                  Essentially, the Amended DIP Credit Agreement permitted the Debtors to obtain up to $250 million in letter-of-credit financing, including a sub-limit of $50 million for the issuance of letters of credit for the benefit of non-Debtor affiliates, and to use such letters of credit in the operation of their respective businesses. Pursuant to the terms of the Amended DIP Credit Agreement, ENE deposited $25 million up-front in a letter of credit cushion account maintained at the offices of JPMCB, and each Debtor for whose benefit a letter of credit shall be issued shall place cash collateral in an amount equal to 110% of the face amount of such letter of credit in a separate deposit account maintained at the offices of JPMCB. The Amended DIP Credit Agreement does not require the Debtors to incur any new fees beyond those originally required under the DIP Credit Agreement. The Amended DIP Credit Agreement was scheduled to terminate on June 3, 2003.

                  On May 8, 2003, the Bankruptcy Court entered an order approving the extension of the Debtors' postpetition financing pursuant to the Second Amended DIP Credit Agreement. The extension decreases the aggregate amount available for letters of credit to $150 million, increases the sub-limit for letters of credit issued for the benefit of non-Debtor affiliates to $65 million, decreases the amount deposited by ENE in the letter of credit cushion account to $15 million, and decreases JPMCB's and Citicorp's annual fees as Collateral Agent and Paying Agent, respectively, to $200,000 each. The Second Amended DIP Credit Agreement is scheduled to terminate on June 3, 2004. ENE paid an extension fee to the DIP Lenders in an amount equal to 0.20% of the aggregate amount available under the Second Amended DIP Credit Agreement.

         3. CASH MANAGEMENT AND OVERHEAD ALLOCATION.

                  Prior to the Initial Petition Date, and for a period of time thereafter, ENE's Cash Sweeps transferred revenues on a daily basis from the Debtors' (and ENE-controlled non-Debtors') bank accounts to an ENE concentration account. As reported by the ENA Examiner, the Cash Sweeps from ENA following the Initial Petition Date resulted in an intercompany receivable of approximately $481 million to ENA from ENE. Refer to Section IV.A.4.a, "ENA Examiner" for further information regarding the Cash Sweeps and the reports of the ENA Examiner with respect thereto.


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

                  On December 3, 2001, the Bankruptcy Court entered an order authorizing the Debtors to continue using their centralized cash management system. Thereafter, certain creditors, including creditors of ENA, filed motions to separate ENA from the Debtors' existing cash management system.

                  On February 25, 2002, after notice and a two-day evidentiary hearing, the Bankruptcy Court entered the Amended Cash Management Order, which was proposed by the Creditors' Committee with the consent of the Debtors. The Amended Cash Management Order authorizes the Debtors to continue using their centralized cash management system, subject to certain amendments. The amendments include, without limitation, a temporary prohibition on Cash Sweeps from ENA to ENE (later permanently extended by separate order) and a grant of adequate protection for intercompany transfers in the form of superpriority Junior Reimbursement Claims or Junior Liens, as defined below.

                  The Amended Cash Management Order provides:

                  Notwithstanding any other Order of the Court, as adequate protection for each Debtor for the continued use of the Centralized Cash Management System, to the extent that any Debtor transfers (or transferred) property (including cash) following the Petition Date (the "Adequately Protected Debtor") to or for the benefit of any other Debtor (the "Beneficiary Debtor"), with an aggregate fair value in excess of the aggregate fair value of property (including cash) or benefit received by the Adequately Protected Debtor from the Beneficiary Debtor following the Petition Date, then...(a) the Adequately Protected Debtor shall have (x) an allowed claim against the Beneficiary Debtor for the fair value of property (including cash) or benefit transferred (net of any reasonable expenses for overhead or other services reasonably allocated or reasonably charged to the Adequately Protected Debtor), under Sections 364(c)(1) and 507(b), having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, which claim shall bear interest at the Prevailing Rate...for the period accruing from and after the date such claim arises until repayment thereof (collectively, the "Junior Reimbursement Claim") and (y) a lien on all property of the Beneficiary Debtor's estate under Section 364(c)(3) of the Bankruptcy Code securing such Junior Reimbursement Claim ("Junior Lien"). . .

Amended Cash Management Order, Paragraph 5(a).

                  Such Junior Reimbursement Claims and Junior Liens are junior and subject and subordinate only to the superpriority claims and liens granted to the DIP Lenders and their agent in respect of the Debtors' DIP obligations.


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

                  Furthermore, the Amended Cash Management Order provides for extensive protections to the Debtors and their Creditors with respect to cash transfers by Debtors to non-Debtor affiliates. The Amended Cash Management Order also provides for certain reporting requirements as additional adequate protection for the continued use of the Debtors' cash management system. Furthermore, the Amended Cash Management Order directed the Debtors, after consultation with the Creditors' Committee, to develop a formula for the allocation of shared overhead expenses among Debtors and, if applicable, their non-Debtor affiliates.

                  On November 21, 2002, the Bankruptcy Court entered the Overhead Allocation Formula Order. The Overhead Allocation Formula Order provides that the Debtors may use the Allocation Formula to allocate shared overhead and other expenses among the Debtors and non-Debtors for the duration of the postpetition period. Under the Allocation Formula, shared overhead expenses include, but are not limited to: salaries and benefits; employee expenses; outside services; payroll taxes; depreciation; and general business expenses such as supplies, rents, and computer-related costs (including depreciation expenses). Shared overhead expenses include the total expenditures of ENE, EPSC, and ENW.

                  The Overhead Allocation Formula Order also provides for the allocation of other expenses not directly related to overhead, including expenses for professional services and permits certain expenditures relating to orderly dissolution of entities. Moreover, the Overhead Allocation Formula Order provides for certain terms and conditions that are specific to ENA and certain ENA-related entities.

         4. APPOINTMENT OF EXAMINERS.

                  a. ENA EXAMINER.

                           (i) APPOINTMENT. During January and February 2002,
approximately 10 different creditors, primarily trading creditors and sureties, moved for appointment of a trustee or examiner for ENA, appointment of a separate creditors' committee for ENA, or appointment of separate counsel for ENA. On February 21, 2002, in the midst of the cash management dispute described above, the Bankruptcy Court sua sponte directed the appointment of the ENA Examiner; and on March 12, 2002, the Bankruptcy Court approved the U.S. Trustee's appointment of Harrison J. Goldin as the ENA Examiner to serve in the Chapter 11 Case of ENA. On June 21, 2002, the Bankruptcy Court issued a memorandum decision denying the appointment of a separate committee or counsel for ENA.

                           (ii) SCOPE.

                                  (A) INITIAL SCOPE UPON APPOINTMENT. Following
the Bankruptcy Court's sua sponte appointment, by order dated February 21, 2002, the Bankruptcy Court entered an order concerning the scope of the ENA Examiner's duties. Specifically, the Bankruptcy Court directed the ENA Examiner to (i) prepare a report regarding the issues raised concerning ENA's continued participation in the Debtors' centralized cash management system, and (ii) participate in internal cash approval and risk assessment committed used by the Debtors in their ongoing operations. The Bankruptcy Court also directed the ENA Examiner to (i) perform such other tasks as may be agreed upon or recommended by parties in interest and


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

approved by the Bankruptcy Court and (ii) engage in such other activities as the Bankruptcy Court subsequently authorized or directed.

                                  (B) INITIAL DUTIES DEFINED. Following the
submission of recommendations by parties in interest as to the specific duties of the ENA Examiner, by order dated March 6, 2002, the Bankruptcy Court directed that the ENA Examiner's duties be limited to investigation and filing of a "Cash Management Report" and recommendations concerning (i) the propriety of ENA's continued participation in the Debtors' centralized cash management system and
(ii) the allocation of certain overhead expenses to ENA. This order provided that the ENA Examiner should file his report with the Bankruptcy Court no later than 20 business days from the date of entry of an order approving the U.S. Trustee's appointment. Moreover, the order directed that the ENA Examiner file a weekly list of all deposits and disbursements made into and out of the Consolidation Account(18) and that the ENA Examiner file a written report, at least monthly, regarding the status of ENA's cash, cash equivalents, proceeds of the sale of ENA assets, and advances from direct and indirect subsidiaries and affiliates of ENA.

                                  (C) (C)ENA PLAN FACILITATOR. In connection
with the first extension of the Debtors' Exclusive Filing Period, by order dated April 24, 2002, the Bankruptcy Court expanded the role of the ENA Examiner to provide that the ENA Examiner will serve as a "facilitator of a chapter 11 plan in the ENA chapter 11 case." Refer to Section IV.A.6, "Exclusivity" for further information regarding extensions of the Debtors' Exclusive Periods.

                                  (D) EXPANDED DUTIES. On May 8, 2002, the
Bankruptcy Court approved and entered the Expanded Duties Order, which incorporated all of the recommendations proposed in the ENA Examiner Interim Report, and, subject to certain conditions, permanently extended the prohibition on Cash Sweeps from ENA to ENE, as proposed by the Debtors themselves, following discussions with the Creditors' Committee. Pursuant to the Expanded Duties Order, the scope of the ENA Examiner's role was expanded to include, among other things, reporting on a proposed methodology for repayment of net intercompany receivables, continuing to monitor the meetings of the BTRC, reporting on how any modification to the Debtors' DIP financing affects ENA, and working with the Debtors, the Creditors' Committee and other parties in interest to facilitate the chapter 11 plan process for ENA and its subsidiaries as expeditiously as possible.

                                  (E) CONFLICTS EXAMINER. On May 22, 2003, the
Bankruptcy Court further expanded the ENA Examiner's duties by authorizing him to investigate five institutions as to which the ENE Examiner has a conflict of interest.


----------
(18) As noted in the ENA Examiner's Interim Report, the Bankruptcy Court's March 6, 2002 order did not specifically define the "Consolidation Account," but referred to a definition in the Amended Cash Management Order. However, the Amended Cash Management Order did not define "Consolidation Account" either. Thus, the ENA Examiner interpreted it to mean the account into which the cash of ENA is swept and consolidated.


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

                           (iii) ENA EXAMINER'S REPORTS.

                                  (A) WEEKLY REPORTS. The ENA Examiner continues
to investigate and monitor the cash activities of ENA, and files weekly cash reports with the Bankruptcy Court.

                                  (B) INTERIM CASH MANAGEMENT REPORTS. On April
9, 2002, the ENA Examiner filed the ENA Examiner Interim Report.(19) In this report, the ENA Examiner preliminarily found that "it is highly likely that more than sufficient assets exist subject to the Junior Liens for repayment of ENA postpetition transfers to Enron." In addition, the ENA Examiner found that there had not been any cash transfers from ENA to ENE since February 25, 2002 and future Cash Sweeps had been frozen indefinitely. Finally, the ENA Examiner concluded that his participation in the Debtors' centralized cash management system "provide[s] significant protection of ENA Cash, assets and liabilities and . . . provide[s] significant assurance that the" net intercompany receivable for amounts transferred by ENA for the benefit of other Debtors under the cash management system "will ultimately be repaid." The Debtors neither admit nor deny any of the allegations or conclusions set forth in such report. The ENA Examiner Interim Report also proposed certain recommendations regarding the scope of any further investigation by the ENA Examiner, which resulted in the approval of the Expanded Duties Order.

                                  (C) (C)REPORTS CONCERNING JOINT PLAN EFFORTS.
On October 30, 2002, the ENA Examiner issued a report and recommendation regarding the Debtors' requested extension of exclusivity. In this report, the ENA Examiner stated that a joint chapter 11 plan, "if workable and equitable, is the preferable solution to these cases." The ENA Examiner issued another report concerning the joint plan efforts of the Debtors and the Creditors' Committee on February 10, 2003. In this report, the ENA Examiner described (i) the status of the plan process among the Debtors and the Creditors' Committee, (ii) the cooperation and productive dialogue exchanged between the ENA Examiner and the Debtors, including numerous meetings with the Debtors' CEO and other members of senior management, (iii) the scheduling of future sessions with the Debtors' financial advisor to review in detail the Blackstone Model and the underlying data it contains, as well as its assumptions and probabilities, and (iv) the sharing of factual and legal analysis by the Debtors and the Creditors' Committee concerning the issue of substantive consolidation of the estates of ENE and ENA. In his capacity as plan facilitator, the ENA Examiner stated that he "continues to believe that a joint plan of reorganization with weighted distributions, if workable, equitable and developed timely, is the preferred solution to these cases." On May 5, 2003, the ENA Examiner issued his latest report on the status of the development of a chapter 11 plan. The ENA Examiner described the ongoing plan process entailing numerous in-depth meetings over a three-month period, including a comprehensive review of the Blackstone Model and analysis and deconstruction of the Debtors' plan proposal. The ENA Examiner explained that the Debtors and their financial advisor provided the ENA Examiner full access to the Blackstone Model. The ENA Examiner also described meetings with representatives of the Debtors and the Creditors' Committee to discuss the compromise underlying the Plan, which meetings provided the ENA Examiner with


----------
(19) The ENA Examiner Interim Report can be found at http://www.enron.com/corp/por.

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

essential information critical to his role as plan facilitator. Based on the knowledge and understanding gained through the numerous discussions and meetings regarding the Plan proposal, the ENA Examiner stated that he was in the process of preparing a counter-proposal to the Plan negotiation among the Debtors and the Creditors' Committee. The ENA Examiner also stated that he "continues to believe that a joint plan of reorganization with weighted distributions, if workable, equitable and developed timely, is the preferred solution to these cases."

                           (iv) STATUS OF PLAN FACILITATION. As described in the
May 5, 2003 report on the development of a joint plan, the ENA Examiner continued to meet with the Debtors and representatives of the Creditors' Committee throughout May and June 2003 to discuss the Plan. These discussions have been ongoing and have included in-person meetings as well as an exchange of written materials. The compromises and settlements incorporated into the Plan reflect an agreement reached among the Debtors, the Creditors' Committee, and the ENA Examiner.

                  b. ENE EXAMINER.

                           (i) APPOINTMENT. Between January and March 2002,
approximately 12 creditors filed motions (and joinders) for appointment of a trustee, or appointment of either a trustee or examiner, or appointment of an examiner for ENE. Refer to Section IV.D.1.d, "Requests for Additional Committees" for further information. Ultimately, the Debtors agreed to the appointment of the ENE Examiner, and, as a result of many negotiating sessions with divergent creditor groups and the SEC, the parties agreed upon the terms of an order for the appointment of the ENE Examiner, which included delineation of the examiner's duties. All pending motions for appointment of a trustee were withdrawn.

                  On May 22, 2002, the U.S. Trustee appointed Neal Batson as the ENE Examiner. The Bankruptcy Court, by order dated May 24, 2002, approved the U.S. Trustee's appointment of the ENE Examiner. The ENE Examiner selected Alston & Bird LLP (a law firm in which he is a non-equity partner) as attorneys to the ENE Examiner. The Examiner also selected Plante & Moran, LLP as the primary accounting firm to assist in this examination, supported by George Bentson and Al Hartgraves, professors of accounting at the Goizueta Business School at Emory University. The retention of the ENE Examiner's Professionals has been approved by the Bankruptcy Court.

                           (ii) SCOPE. In April 2002, the Bankruptcy Court
entered the April 8th Order directing the appointment of an examiner to:

                  inquire into, inter alia, all transactions (as well as all entities as defined in the Bankruptcy Code and prepetition professionals involved therein): (i) involving special purpose vehicles or entities created or structured by the Debtors or at the behest of the Debtors (the "SPEs") that are (ii) not reflected on the Enron Corp. balance sheets, or that (iii) involve hedging using the Enron Corp. stock or (iv) as to which the Enron Examiner has the reasonable belief are reflected, reported or omitted in the relevant entity's financial


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                  statements not in accordance with generally accepted
                  accounting principles, or that (v) involve potential avoidance actions against any prepetition insider or professional of the Debtors.

The April 8th Order further provides that the ENE Examiner shall:

                  if appropriate, include in a report (taking into account the absolute priority rule, the financial condition of the Debtors' estates and the need not to waste value available to creditors) whether or not there is a legal mechanism for holders (except entities affiliated with Debtors) of any equity interest in the Debtors to share in the Debtors' estate.

                           (iii) ENE EXAMINER'S FIRST REPORT. On September 21,
2002, the ENE Examiner filed his First Interim Report, which focused on six SPE transactions. The ENE Examiner concluded that those transactions were, in varying degrees, capable of being recharacterized under a "true sale" challenge. The Debtors neither admit nor deny any of the allegations or conclusions set forth in such report. Refer to "Related Documents" at http://www.enron.com/corp/por/ for a copy of the ENE Examiner's First Interim Report.

                           (iv) ENE EXAMINER'S SECOND REPORT. On March 5, 2003,
the ENE Examiner filed his Second Interim Report. This report focuses on substantially all of the Enron Companies' material SPEs identified as of the date of the report. The Debtors neither admit nor deny any of the allegations or conclusions set forth in such report. Significant detail describing the related-party transactions is provided in Appendix L to the ENE Examiner's Second Interim Report. In addition, the Second Interim Report:

                  o Provides the ENE Examiner's preliminary views of the role of the SPEs in the decline of the Enron Companies;

                  o Sets forth the ENE Examiner's conclusions regarding the susceptibility of the SPEs to "true sale" or substantive consolidation challenges; and

                  o Identifies the transactions that the ENE Examiner perceives as potential avoidable transfers.

                  Refer to "Related Documents" at http://www.enron.com/corp/por/ for a copy of the ENE Examiner's Second Interim Report.

                           (v) ENE EXAMINER'S ADDITIONAL REPORTS. It is
anticipated that the ENE Examiner will file additional reports reflecting the completion of his analysis.

                           (vi) EXPANSION OF DUTIES TO INCLUDE NEPCO. By order
dated October 7, 2002, the Bankruptcy Court expanded the scope of the ENE Examiner's role to address issues raised by several NEPCO customers and creditors of customers who had asserted, among other things, that the NEPCO Debtors had been injured by Cash Sweeps into ENE's cash management system and that a constructive trust for the benefit of certain NEPCO creditors should be imposed on cash swept by ENE. The Bankruptcy Court directed the ENE Examiner to


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investigate ENE's acquisition and use of NEPCO's cash through the cash management system. Specifically, the ENE Examiner investigated the following issues: (a) the amounts and timing of sweeps of cash generated by NEPCO into the cash management system; (b) the sources of the NEPCO cash swept in the cash management system; (c) the disposition of the swept cash by ENE, including the location of deposits and the details of its use, if any; (d) whether the swept NEPCO cash can be traced; (e) whether any fraud, dishonesty, incompetence, misconduct, mismanagement or irregularity by NEPCO or ENE occurred in connection with the Cash Sweeps; and (f) whether the factual and legal predicates for the imposition of a constructive trust for the amount of the cash swept by ENE may be asserted by NEPCO.

                  The ENE Examiner has not analyzed certain issues regarding the postpetition conduct of NEPCO, the former management of NEPCO or others, and is awaiting direction from the Bankruptcy Court regarding any further investigation.

                           (vii) ENE EXAMINER'S REPORT RELATING TO NEPCO. The
NEPCO Examiner issued an initial report on April 7, 2003. The Debtors neither admit nor deny any of the allegations or conclusions set forth in such report. In summary, the report notes that with respect to the above issues: (a) the Cash Sweeps occurred as a daily process of the cash management system and were not the result of an "eve of bankruptcy" transfer; (b) the cash was received by NEPCO as a result of collections from (primarily domestic) construction customers; (c) the cash was used by ENE for general corporate purposes; (d) the cash could theoretically but not practically be traced; (e) the ENE Examiner found no evidence of fraud, negligence, or other malfeasance with regard to NEPCO's participation in the cash management system; and (f) the requisite elements for the imposition of a constructive trust by NEPCO over the funds swept to ENE under the cash management system do not appear to be present.

                  The ENE Examiner concluded that NEPCO would be unable to establish the elements required to impose a constructive trust and that the time, expense, and uncertainty involved in tracing accounts and other assets not included in the cash management system were unwarranted. Consequently, the ENE Examiner recommended that it not conduct any further tracing.

         5. AUTOMATIC STAY.

                  Under section 362 of the Bankruptcy Code, substantially all pending litigation and other attempts to collect on outstanding Claims against the Debtors as of such Debtor's respective Petition Date are stayed while the Debtors continue business operations as Debtors In Possession. As to all pending lawsuits to which the automatic stay is applicable, the Debtors have taken the position that they will not, except in extraordinary cases, allow the litigation to proceed where there is a possibility that judgment could be entered against one or more Debtors. Accordingly, all such litigation remains stayed as of the date hereof, except in those limited situations where the Debtors have either voluntarily agreed to a modification of the automatic stay or the Bankruptcy Court has so ordered. Refer to Section IV.C, "Litigation and Government Investigations" for further information.

                  Four general categories of motions to lift the automatic stay have been filed in the Debtors' Chapter 11 Cases:


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

                  a. CONTRACT LIFT STAY MOTIONS. Contract Lift Stay Motions have been filed by counterparties seeking to terminate certain contracts. With respect to the Contract Lift Stay Motions, except in those situations where the Debtors have determined it to be in their estates' best interests to allow the subject contracts to be terminated, the Debtors have opposed each and every such motion, and the Bankruptcy Court has refused to grant relief to allow the termination.

                  b. LITIGATION LIFT STAY MOTIONS. Certain parties have filed Litigation Lift Stay Motions seeking to continue prosecution of prepetition litigation against the Debtors. With respect to the Litigation Lift Stay Motions, except in those limited circumstances in which the Debtors agreed to such relief because allowing such prepetition litigation would have no impact on Debtors' chapter 11 estates, the Debtors have opposed all such motions. The Bankruptcy Court has generally refused to permit the prepetition litigation to proceed, except in certain limited circumstances. Refer to Section IV.C, "Litigation and Government Investigations" for further information.

                  c. SETOFF LIFT STAY MOTIONS. Setoff Lift Stay Motions have been filed by parties seeking to effect setoffs of debts owed as between the Debtors and third parties. With respect to the Setoff Lift Stay Motions, where the Debtors have sufficient information to evaluate the relief requested, the Debtors have agreed to a modification of the automatic stay in those instances where so doing was, in the Debtors' reasonable business judgment, beneficial to their chapter 11 estates. Otherwise, Debtors have opposed all such motions, and the Bankruptcy Court has generally refused to allow such setoffs to occur.

                  d. LIFT STAY TO COMPEL ARBITRATION MOTIONS. Refer to Section IV.C, "Litigation and Government Investigations" for further information.

         6. EXCLUSIVITY.

                  Section 1121(b) of the Bankruptcy Code provides for an Exclusive Filing Period of 120 days after the commencement of a chapter 11 case, during which a debtor has the exclusive right to file a plan of reorganization. In addition, section 1121(c)(3) of the Bankruptcy Code provides that if the debtor files a plan within the Exclusive Filing Period, it has an Exclusive Plan Solicitation Period of 180 days after commencement of the chapter 11 case to obtain acceptances of such plan. Pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend or increase the Exclusive Periods.

                  Prior to the expiration of the initial Exclusive Periods, the Debtors sought an extension of such periods, citing a multitude of factors, including: (i) the size and complexity of the Debtors' Chapter 11 Cases; (ii) the substantial efforts required to stabilize and rehabilitate the Debtors' businesses, including the sale of Debtors' trading business; and (iii) the need to conduct a thorough analysis of the Debtors' complex business and financing transactions in order to form an accurate picture of Debtors' assets and liabilities.

                  By order dated April 24, 2002, the Bankruptcy Court entered an order extending the Exclusive Periods through August 31, 2002 for the Exclusive Filing Period and October 30, 2002 for the Exclusive Plan Solicitation Period for ENA only, and October 1, 2002 for the Exclusive Filing Period and November 29, 2002 for the Exclusive Plan Solicitation Period for all other Debtors. Subsequently, both ENA and the other Debtors found it necessary to seek additional extensions of their Exclusive Periods. The Bankruptcy Court granted such extensions, as summarized in the table below.

                                                                                                   OTHER DEBTORS'
                                                  ENA EXCLUSIVE PLAN        OTHER DEBTORS'         EXCLUSIVE PLAN
                          ENA EXCLUSIVE FILING   SOLICITATION PERIOD       EXCLUSIVE FILING      SOLICITATION PERIOD
  DATE OF COURT ORDER      PERIOD EXTENDED TO        EXTENDED TO          PERIOD EXTENDED TO         EXTENDED TO
  -------------------     --------------------   -------------------      ------------------     -------------------
APRIL 24, 2002            AUGUST 31, 2002        OCTOBER 30, 2002           OCTOBER 1, 2002       NOVEMBER 29, 2002
SEPTEMBER 25, 2002        NOVEMBER 30, 2002      JANUARY 31, 2003                 N/A                    N/A
OCTOBER 31, 2002          JANUARY 31, 2003       MARCH 31, 2003            JANUARY 31, 2003        MARCH 31, 2003
FEBRUARY 20, 2003         APRIL 30, 2003         JUNE 30, 2003              APRIL 30, 2003          JUNE 30, 2003
MAY 13, 2003              JUNE 30, 2003          NOVEMBER 29, 2003           JUNE 30, 2003        NOVEMBER 29, 2003
JUNE 30, 2003             JULY 11, 2003          N/A                         JULY 11, 2003               N/A

         7. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Section 365 of the Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counterparty to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

                  On January 9, 2002, the Bankruptcy Court approved an order providing for certain procedures governing the rejection of executory contracts and unexpired leases on limited notice. This procedure alleviated additional expense to the Debtors' estates and the attendant delay that would have resulted if the Debtors had been required to proceed by separate motion and hearing for every executory contract and unexpired lease they determined to reject. The procedures were amended by a Bankruptcy Court order dated April 11, 2002, to address certain issues relating to the rejection of certain contracts for the physical delivery of power and gas to end users. Under the rejection procedures, the Debtors have rejected in excess of 40,000 unnecessary and economically burdensome contracts.

                  In addition, the Debtors have to date assumed only one contract not assigned in connection with an asset sale or settlement agreement. By order dated February 13, 2003, ENE assumed a Framework Management Agreement with Equity Trust, which serves as in-country managing director to manage ENE's direct and indirect Dutch corporations and limited partnerships. Refer to
Section IV.B, "Settlements and Asset Liquidations" for further information.

         8. EMPLOYEE MATTERS.

                  a. COMPENSATION AND BENEFITS PROGRAMS. Except as otherwise provided in the Plan, on the Effective Date, the Debtors or Reorganized Debtors will assume all of their tax-qualified defined benefit pension plans, tax-qualified defined contribution retirement plans, health and welfare benefit plans (medical and health, life insurance, death, dental, vision care, short and long-term disability, retiree medical and dental and supplemental unemployment), performance-based incentive plans, retention plans, workers' compensation programs, and directors and officers indemnifications included in the bylaws and/or certificates of incorporation and insurance plans will, for the duration of the period for which the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, the Debtors or Reorganized Debtors may seek to amend, modify, or terminate any of the foregoing. The obligations, if any, of each Debtor in respect of the foregoing, as modified, will, on the Effective Date, be assumed by and become obligations of the Reorganized Debtors.

                  b. EMPLOYEE RETENTION PLANS.

                           (i) PREPETITION RETENTION ARRANGEMENTS. In November
2001, retention payments totaling approximately $55 million were made to approximately 600 Debtor employees. Receipt of these payments was predicated on the recipient employees remaining employed for a 90 day period ending on February 28, 2002. In addition, recipients were required to sign an agreement to repay 125% of the retention payment in the event they voluntarily terminated their employment prior to February 28, 2002. The payments are referred to in the Severance Settlement Litigation as the "90 Day Payments."

                  During 2002, ENE filed motions with the Bankruptcy Court seeking to provide additional retention incentives to certain recipients of the 90 Day Payments through a waiver of potential preference and/or fraudulent conveyance avoidance actions related to the 90 Day Payments. In exchange, the covered employees would be required to release certain claims against the Debtors. In August 2002, the Bankruptcy Court granted the motion with respect to current employees who did not hold officer level positions at the time of bankruptcy, and has reserved ruling on the remainder of the relief requested.

                           (ii) KEY EMPLOYEE RETENTION PLAN I. On May 8, 2002,
the Bankruptcy Court approved KERP I. KERP I provided eligible employees with certain retention and/or severance benefits. KERP I also provided for a "liquidation incentive pool," pursuant to which covered employees, who were not eligible to receive retention and/or severance payments, were eligible to receive bonus payments based upon the amount recovered in liquidating certain contracts and non-core Debtor assets. All final payments to eligible participants under KERP I were, and are, contingent upon the participants executing waivers and releases of claims against the Debtors (except for certain claims, such as those related to ERISA plan benefits, deferred compensation plan benefits, workers' compensation benefits, and unemployment insurance benefits).

                  Under the retention component of KERP I, participants were awarded bonuses, 25% of which was payable on the last business day preceding each of May 31, 2002, August 31, 2002, November 31, 2002, and February 28, 2003. The remaining 75% was payable upon the earlier of: (i) February 28, 2003 or (ii) the participant's death, disability, or involuntary termination of employment. If a participant voluntarily resigned or was terminated for "cause" prior to receiving a payment, remaining payments were forfeited. Any amounts forfeited were made available to be reallocated by the Debtors' Management Committee. The maximum amount available for retention bonuses was $40 million and the maximum amount available for severance payments was $7 million. The retention and severance benefit components of KERP I expired on February 28, 2003.

                  Under the Liquidation Incentive Pool component of KERP I, a LIP Participant may share in a pool funded by the cash generated from the liquidation of certain of the Debtors' assets that began on March 1, 2002. The maximum amount payable under the Liquidation Incentive Pool is $90 million. The Liquidation Incentive Pool is calculated as follows:

               INCREMENTAL CASH              CUMULATIVE CASH     MAXIMUM INCREMENTAL             MAXIMUM
ACCRUAL %          COLLECTED                    COLLECTED              ACCRUAL             CUMULATIVE ACCRUAL
---------      ----------------              ---------------     -------------------       ------------------
0.50%             $1 billion               >$500 million to $1      $5.0 million              $5.0 million
                                           billion
0.50%             $1 billion               >$1 billion to $2        $5.0 million              $10.0 million
                                           billion
0.50%             $1 billion               >$2 billion to $3        $5.0 million              $15.0 million
                                           billion
1.00%             $1 billion               >$3 billion to $4        $10.0 million             $25.0 million
                                           billion
1.00%             $1 billion               >$4 billion to $5        $10.0 million             $35.0 million
                                           billion
1.00%             $1 billion               >$5 billion to $6        $10.0 million             $45.0 million
                                           billion
1.50%             $1 billion               >$6 billion to $7        $15.0 million             $60.0 million
                                           billion
1.50%             $1 billion               >$7 billion to $8        $15.0 million             $75.0 million
                                           billion
1.50%             $1 billion               >$8 billion to $9        $15.0 million             $90.0 million
                                           billion


                  The Liquidation Incentive Pool is distributed to LIP Participants following established LIP Collection Milestone of $500 million actually collected from the sales of covered assets. Each time a LIP Collection Milestone is achieved, the Debtors' Management Committee allocates amounts for distribution under the Liquidation Incentive Pool among such LIP Participants as it determines, in its sole discretion, in the form of a liquidation bonus. LIP Collection Milestones may be achieved until the earlier of (a) the date on which all covered assets have been sold or liquidated, (b) the date the Debtors determine not to sell the covered assets or (c) the consummation of a plan of reorganization; provided, that if a LIP Participant has taken substantial steps to conclude a sale of assets prior to the consummation of a plan of reorganization, the Management Committee may consider the proceeds from such sale in determining whether a LIP Collection Milestone has been achieved.

                  Fifty-percent of the liquidation bonus is paid as soon as practicable after each LIP Collection Milestone is achieved. The remaining 50% is deferred and distributed following the earlier of (i) the consummation of a plan of reorganization, (ii) involuntary termination, death, or disability, and (iii) the following dates with regard to any liquidation bonuses payable on each $3 billion of incremental cash collected: (a) a date that is 12 months following the accrual date for up to the first $3 billion of incremental cash collected, (b) a date that is nine months following the accrual date for up to the second $3 billion of incremental cash collected, and (c) a date that is six months following the accrual date for up to the third $3 billion of incremental cash collected. The Management Committee in its sole discretion determines a LIP Participant's liquidation bonus.

                  LIP Participants who voluntarily resign prior to payment or who are terminated for cause prior to receipt of any deferred payments, forfeit the remaining portion of any deferred liquidation bonus. Any amount forfeited may be reallocated in such amounts, at such times and among such participants as determined by management in its sole discretion. Any amounts reallocated to other LIP Participants shall be deemed part of their liquidation bonus.

                  KERP I was amended, as approved by Bankruptcy Court order dated October 31, 2002, to allow further ease of administration and to permit an additional reallocation of funds available under KERP I.

                  KERP I had fewer than 1,000 participants in each quarter, with a total of 1,004 participants over the course of the four quarters. Cash payments under the retention component of KERP I equaled approximately $10.5 million, and deferred payments equaled approximately $27.7 million. Unallocated funds at the close of KERP I were approximately $1.8 million. For the Liquidation Incentive Pool, all information is through Milestone 5 (meaning cash collected was greater than $4 billion, but less than $5 billion). Cash payments for Milestone 1 through Milestone 5 equaled approximately $6.2 million. The deferred balance for Milestone 2 through Milestone 5 equals approximately $4.3 million. Deferred payments for Milestone 1 and payments made, or in the process of being made, due to involuntary terminations of employment equal approximately $1.3 million. Unallocated funds equal approximately $600,000. The unused amounts under KERP I were made available for payments under KERP II.

                           (iii) KEY EMPLOYEE RETENTION PLAN II. On February 6,
2003, the Bankruptcy Court granted the Debtors' motion to approve KERP II. KERP II became effective on March 1, 2003. In most material respects, KERP II mirrors the retention and severance components of KERP I, providing key employees with certain retention and/or severance benefits. In general, all full-time employees of the Debtors are eligible to receive either severance benefits or retention payments under KERP II unless otherwise covered by another plan providing similar benefits. However, an employee is not eligible for final payment if the employee resigns or is terminated for cause. To receive a final payment, employees must sign a general release similar to that for KERP I.

                                  (A) RETENTION PAYMENTS. Certain of the
Debtors' employees whose skills or knowledge are critical to the Debtors are eligible to receive retention payments. In KERP II, the Debtors are authorized to make retention payments of up to $29 million, in addition to any funds carried over from KERP I. KERP II expires on February 27, 2004. Participants who are eligible for retention payments are provided with a quarterly target. At any quarter end or throughout the course of KERP II, the target could be subject to change due to a participant's performance or the changing needs of the Debtors' estates. Fifty percent (50%) of the earned quarterly retention is paid as soon as practicable following the close of each plan quarter (May 30, August 29, November 28, 2003, and February 27, 2004). The remaining 50% of the earned retention in each quarter is non-vested, deferred, and will be paid to the employee upon involuntary termination or as soon as practicable after February 27, 2004.

                                (B) SEVERANCE BENEFITS. Certain of the Debtors'
employees who are neither covered by another plan nor covered by the liquidation incentive pool under KERP I, and who are involuntarily terminated without cause at any time during the term of KERP II are eligible for severance benefits under KERP II. Under the Plan, severance benefits will be a minimum of $4,500 and a maximum calculated to be the greater of: (x) two weeks base pay for every full or partial year of service, with a maximum of eight weeks pay; or (y) two weeks base pay for every full or partial year of service, plus two weeks base pay for every $10,000 increment, or part thereof, in base salary, with the total sum calculated under this subclause (y) not to exceed $13,500. Severance benefits for participants who are also eligible for retention payments are subject to offset. To the extent such a participant's severance benefits would exceed the total retention payments received, the participant receives the difference to bring his total amount up to the severance benefits amount. If total retention payments received by any such participant exceed amounts payable as severance benefits, no severance benefits are payable.

                        (iv) FUTURE ARRANGEMENTS. Consistent with its business needs and the goal of maximizing value for all of its creditors, ENE continues to evaluate the need for ongoing retention incentives relative to the preservation of value and continuation of the Debtors' estates, the liquidation of non-core assets and the ultimate distribution of interests of PGE, CrossCountry, and InternationalCo. If the Debtors determine that further incentives are warranted, approval of the Bankruptcy Court and/or Creditors' Committee will be sought.

                c. RETIREE BENEFITS. Except as noted below, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Debtors will continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, the Debtors may seek to modify such retiree benefits in accordance with section 1114 of the Bankruptcy Code. The obligations, if any, of each Debtor, as modified, will, on the Effective Date, be assumed by and become obligations of the Debtors or the Reorganized Debtors.

                Under COBRA, if certain of the Debtors' retirees lose their coverage under the Debtors' group health plans due to the bankruptcy cases, they may be entitled to elect continuation of their coverage pursuant to COBRA in another group health plan maintained by the Debtors or a member of its controlled group of corporations. Retirees are not required to purchase coverage under COBRA. Retirees may, instead, purchase coverage from third party sources and determine which is the least expensive coverage. Retirees electing to purchase COBRA coverage would be required to pay for the coverage, up to an amount not to exceed 102% of the cost of coverage for similarly situated beneficiaries. There can be no assurance that the Debtors will not seek to terminate their retiree benefits obligations in a manner that does not result in COBRA liability under the group health plans of the Debtors or members of their

ERISA controlled group of corporations. Non-debtor members of the Debtors' ERISA controlled group of corporations may be adversely affected if they are required to provide COBRA coverage to the Debtors retirees.

                In addition, the Debtors maintain the Enron Gas Pipelines Employee Benefits Trust, which was maintained as a central repository for contributions made by certain of the Debtors' federally-regulated affiliates toward the cost of retiree medical benefits. The estimated present value of retiree benefit obligations for pipeline retirees, calculated as of December 31, 2002 in accordance with the Financial Accounting Standard 106, is approximately $75 million. As of December 31, 2002, the Enron Gas Pipelines Employee Benefits Trust held approximately $30 million in assets, composed of cash, cash equivalents and mutual fund investments. The projected liability for retiree benefits exceeds the value of assets reserved for such purposes by $45 million. The estimated present value of retiree benefit obligations for all participants in the Enron Corp. Medical Plan for Inactives is approximately $110 million, as of December 31, 2002. Other than the assets of the Enron Gas Pipelines Employee Benefits Trust, all benefit obligations are unfunded.

                d. PENSION BENEFITS/PENSION BENEFIT GUARANTY CORPORATION. The Debtors and their affiliates are contributing sponsors to, or are members of a contributing sponsor's controlled group of the Pension Plans. The Pension Plans are tax-qualified defined benefit pension plans covered by and subject to Title IV of the ERISA. PBGC administers the termination insurance program under Title IV of ERISA.

                PBGC has filed 31 proofs of claim in the Chapter 11 Cases. The claims are duplicative in nature, with 21 representing unliquidated claims for PBGC insurance premiums and claims for due but unpaid minimum funding contributions under section 412(a) of the IRC. The Debtors are current on their PBGC premiums and their contributions to the Pension Plans. Therefore, the Debtors value these claims at $0. Additionally, PBGC has filed 10 proofs of claim for unfunded benefit liabilities. As of the date hereof the claims for unfunded benefit liabilities assert a liability of $305.5 million. If the Pension Plans are terminated by the PBGC during the Chapter 11 Cases, PBGC's claims will mature against the Debtors' estates.

                e. OTHER SEVERANCE BENEFIT PAYMENTS; SEVERANCE LITIGATION. Pursuant to the Debtors' motion for authorization to pay prepetition employee compensation, benefits, reimbursable business expenses and related administrative costs, dated December 3, 2001, as amended by order of the Bankruptcy Court, dated January 15, 2002, the Debtors made payments of up to $4,500 to approximately 4,200 of their employees who were severed in December 2001, and an additional hardship payment of $1,178 to each eligible former employee. The Debtors' total payments to former employees pursuant to the foregoing was approximately $24 million. Employees of certain of the Debtors were not eligible for payments pursuant to the foregoing and received payments totaling approximately $462,000.

                On February 14, 2002, a group of the Debtors' former employees filed a motion in the Bankruptcy Court seeking, among other things, severance pay in accordance with the Debtors' prepetition severance pay plan (one week of base pay for each full or partial year of employment plus one week of base pay for each $10,000, or fraction thereof, of base pay, the total of which was eligible for doubling in exchange for execution of a general release). The

Debtors and the Creditors' Committee objected to the motion. Following the objection, the Debtors, the Creditors' Committee, the Employee Committee, and representatives from the Rainbow/PUSH Coalition and the AFL-CIO successfully negotiated additional severance payments and entered into the Severance Settlement for certain former employees who were discharged in the period between December 3, 2001 and February 28, 2002, as well as certain employees who were discharged in 2001 but prior to the Initial Petition Date.

                On August 28, 2002, the Bankruptcy Court approved the Severance Settlement. Under the terms of the Severance Settlement, former employees who "opted-in" to the Severance Settlement are eligible to receive severance as calculated by the formula used in the prepetition severance pay plan up to a maximum of $13,500 in additional severance (less payments included in the $24 million previously distributed). In exchange for such payment, former employees were required to waive any employment termination claims against the Debtors. The Severance Settlement also authorized the Employee Committee to investigate and attempt to recover certain prepetition bonus payments made to certain employees. The proceeds from such litigation would be distributed to former employees who opted into the severance settlement.

                Former employees who elected not to participate in the Severance Settlement and "opted out" were permitted to pursue their claims for employment termination payments separately in the Bankruptcy Court. The Debtors and the Creditors' Committee moved to estimate the administrative expense liabilities owed to such opt-out severance claimants. The estimation proceedings required any opt-out claimants to submit an estimation response form to the Debtors detailing the facts and circumstances regarding termination of employment. Each claimant was then given the right to argue his or her claim in the Bankruptcy Court. On October 4, 2002, the Bankruptcy Court issued an "Estimation Order" regarding these Opt-Out Claimants, which places the claimants into one of five different categories based upon their circumstances, and awarded administrative expenses in amounts ranging from 0% to 30% of the face amount of their claims.

                Opt-Out Claimants whose claims were not filed by the deadline were not entitled to any additional administrative expenses other than the prior payments. In addition, for several Opt-Out Claimants, the amount of administrative expense liabilities for termination was fixed and liquidated, but the claims have not been allowed due to other objections to allowance raised by the Debtors and the Creditors' Committee. The dates of commencement and termination of employment of the Opt-Out Claimants and their benefit to the Debtors' estates may impact their likelihood of receiving a distribution on their claims.

                f. PAYMENT OF RETENTION BONUSES AND PROSECUTION OF CERTAIN PREFERENCE ACTIONS. Pursuant to the Severance Settlement, the Debtors have assigned to the Employee Committee the Severance Settlement Fund Litigation. The net proceeds, if any, to be realized from the Severance Settlement Fund Litigation will be distributed in accordance with the Severance Settlement. Any payments received by any employee will be calculated for purposes of determining recoveries on account of Allowed General Unsecured Claims in accordance with
Section 7.92 of the Plan.

                The Severance Settlement Fund Litigation involves the payment of 90 Day Payment bonuses in November 2001, totaling approximately $55 million. The bonuses were paid to approximately 600 employees. As described more fully above, during 2002, the Debtors filed motions with the Bankruptcy Court seeking to provide retention incentives to certain employees through a waiver of preference and fraudulent conveyance claims related to the 90 Day Payments. In exchange, such individuals would be required to release certain claims against the Debtors. In August, 2002, the Bankruptcy Court granted the motion with respect to current employees who did not hold officer level positions at the time of bankruptcy, and has reserved ruling on the remainder of the relief requested. With respect to recipients who have not been released as part of KERP I, the Employee Committee has issued demands and commenced litigation seeking repayment, including, without limitation, those claims and causes of action which are the subject of the litigation styled: (a) Thresa A. Allen, et al. v. Official Employment-Related Issues Committee, Enron Corp., Enron North America Corp.; Enron Net Works, L.L.C., Adversary Proceeding No. 03-02084-AJG, currently pending in the Bankruptcy Court, (b) Official Employment-Related Issues Committee of Enron Corp., et al. v. John D. Arnold, et al., Adversary Proceeding No. 03-3522, currently pending in the United States Bankruptcy Court for the Southern District of Texas, (c) Official Employment-Related Issues Committee of Enron Corp., et al. v. James B. Fallon, et al., Adversary Proceeding No. 03-3496, currently pending in the United States Bankruptcy Court for the Southern District of Texas, (d) Official Employment-Related Issues Committee of Enron Corp., et al. v. Jeffrey McMahon, Adversary Proceeding No. 03-3598, currently pending in the United States Bankruptcy Court for the Southern District of Texas, and (e) Official Employment-Related Issues Committee of Enron Corp., et al. v. John J. Lavorato, et al., Adversary No. 03-3721, currently pending in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

        9. RETENTION OF PROFESSIONALS

                On April 4, 2002, the Bankruptcy Court entered an order (as modified on October 24, 2002 and May 29, 2003) authorizing the Debtors to enter into an agreement to employ Cooper, LLC(20) as an independent contractor to provide management services for the Debtors, effective as of January 28, 2002. All compensation and reimbursement due to Stephen Forbes Cooper, LLC is treated as an Allowed Administrative Expense Claim and is paid in accordance with the employment agreement between the parties rather than pursuant to the Bankruptcy Court order governing compensation and reimbursement of Chapter 11 Professionals.

                On January 30, 2002, the Bankruptcy Court entered a final order retaining WGM as the Debtors' lead bankruptcy counsel effective as of the Initial Petition Date. The Debtors have also retained, among others, the following firms: (a) Togut, Segal & Segal, LLP as co-bankruptcy counsel; (b) Skadden, Arps, Slate, Meagher & Flom LLP as special counsel; (c) Andrews & Kurth, L.L.P. as special counsel; (d) LeBoeuf, Lamb, Greene & MacRae L.L.P. as special counsel; (e) Cadwalader, Wickersham & Taft LLP as counsel; (f) Goodin, MacBride, Squeri, Ritchie & Day, LLP as special counsel; (g) Fergus, a Law Firm, and Gary S. Fergus as special regulatory counsel; (h) Susman Godfrey L.L.P. as class action defense counsel; (i) Miller Thomson LLP as special counsel; (j) Kelley Drye & Warren LLP as special regulatory counsel

----------
(20) Stephen Forbes Cooper, LLC is an affiliate of Kroll Zolfo Cooper LLC, f/k/a Zolfo Cooper, LLC, Kroll Zolfo Cooper LLC has been acquired by Kroll, Inc.

(later converted to ordinary course professional status); (k) PwC US, effective as of August 31, 2002 as financial advisors; (l) FTI Consulting, Inc. as successor-in-interest to the business recovery services practices of PwC US, effective as of December 21, 2002, as financial advisors; (m) Blackstone as financial advisors; (n) Batchelder & Partners, Inc. (n/k/a Relational Advisors
LLC) as financial advisors; and (o) Venable Baetjer & Howard as special counsel. In addition, as of April 22, 2003, the Debtors have retained approximately 190 ordinary course professionals.

                The Debtors are also responsible for paying the fees of certain other professionals who represent various of the Debtors' employees who are witnesses in various governmental investigations. Several of the Bankruptcy Court orders authorizing the retention of these professionals are currently on appeal.

                Finally, the Debtors retained Wilmer, Cutler & Pickering, as special counsel to the Powers Committee, and to represent the Debtors in the litigation styled Enron Power Marketing v. FERC, U.S. Supreme Court, Docket No. 00-809.

        10. RECONSTITUTION OF THE BOARD OF DIRECTORS

                As of the Initial Petition Date, the Board was comprised of Robert A. Belfer, Norman P. Blake, Jr., Ronnie C. Chan, John H. Duncan, Wendy L. Gramm, Robert K. Jaedicke, Kenneth L. Lay, Charles A. LeMaistre, John Mendelsohn, Paulo V. Ferraz Pereira, William Powers, Jr., Frank Savage, Raymond
S. Troubh, John Wakeham, and Herbert S. Winokur, Jr. Thereafter, effective February 4, 2002, Kenneth L. Lay resigned from the Board, and on February 12, 2002, the Board (a) approved a reduction in the number of Board members to nine, effective on March 14, 2002, and (b) approved the resignation of six members--Messrs. Chan, Duncan, Jaedicke, LeMaistre, and Ferraz Pereira, and Wakeham, also effective March 14, 2002. On February 14, 2002, Mr. Powers resigned from the Board. On March 14, 2002 the Board reaffirmed the foregoing actions. On March 21, 2002, Mr. Blake was elected as interim chairman of the Board.

                In February 2002, the Board stated its objective to reconstitute the Board in an orderly manner to a board composed of a majority of new independent directors. In furtherance of this objective, in February 2002, the Board established a protocol with the Creditors' Committee to provide for the Creditors' Committee to review and interview candidates for Board membership prior to election of any candidates by the Board. Subsequently, the Board engaged in an extensive process to identify and consider highly qualified candidates as prospective members of the Board representing a range of talents, expertise and experience to benefit ENE. The Board's process included input from a number of sources, including the Creditors' Committee.

                On May 30, 2002, the Board elected two new independent directors, John W. Ballantine and Corbin A. McNeill, Jr. On the same day, the Board agreed to accept the resignations of Frank Savage and John Mendelsohn. On June 6, 2002, the Board announced additional steps in furthering the planned transition of the membership of the Board to one composed of a majority of new, independent directors and, preferably, composed entirely of new independent directors. On such date, the Board recognized that the four remaining long-standing directors--Messrs. Belfer, Blake, and Winokur, and Dr. Gramm--had submitted their resignations as directors, to be effective at the close of business on the same day. The Board also elected Mr. Troubh as interim Chairman of the Board on such date and expressed support for the election of three additional directors under consideration for election. The Board also acted to modify the number of director seats comprising the Board to a variable number to be determined by the maximum number of seats that would allow a quorum to be filled by the attendance of all elected directors, so long as the total number of director seats is nine or fewer total seats. On July 25, 2002, the Board elected another new, independent director, Ron W. Haddock, resulting in a board comprised of four directors. On such date, the Board also acted to define the number of director seats comprising the Board to five seats.

        11. CREATION OF INTERNAL COMMITTEES FOR REVIEW AND OVERSIGHT.

                a. CASH MANAGEMENT COMMITTEE. The Cash Management Committee consists of (i) its chairperson, the Managing Director of Corporate Services of ENE, (ii) a Managing Director and Deputy Treasurer of ENE, (iii) the Managing Director of RAC, (iv) a representative of the ENE Accounting Department, (v) a representative of the ENE Tax Department, (vi) a representative of the ENE Legal Department, and (vii) a representative of Kroll Zolfo Cooper. Representatives of the ENA Examiner, the ENA Accounting Department, and Ernst & Young (financial advisors to the Creditors' Committee) also attend all Cash Management Committee meetings.

                All postpetition disbursements require Cash Management Committee approval. Transactions not in the ordinary course of business and in excess of $500,000 require the approval of the BTRC as well.

                b. BANKRUPTCY TRANSACTION REVIEW COMMITTEE. The BTRC was formed in January 2002 to provide a means for all non-ordinary course transactions, e.g., divestitures, settlements, and investments, and certain ordinary course transactions, including financings, of all Debtor and non-Debtor companies to be reviewed by a cross-disciplinary group of ENE and Kroll Zolfo Cooper employees, as well as the Debtors' legal and financial advisors. In addition, these meetings are monitored by the Creditors' Committee's legal and financial advisors and the ENA Examiner. All non-ordinary course transactions in excess of $500,000 are required to be reviewed and approved by the BTRC prior to any Debtor or non-Debtor entity entering into the transaction. Final internal approval, however, is not granted by the BTRC, but via a RAC Deal Approval Sheet executed by certain officers of the entity seeking authority to enter into the transaction, as well as, in some instances, senior management and the Board, as required by the ENE Risk Management Policy approved by the Board.

                Since its formation, the scope of the BTRC has expanded as a result of certain orders of the Bankruptcy Court. The BTRC is presently required to approve all settlement transactions completed under the Wholesale Protocol and all assets sales executed pursuant to the De Minimis Asset Sale Order. Refer to Section IV.B, "Settlements and Asset Liquidations" for further information.

B. SETTLEMENTS AND ASSET LIQUIDATIONS

        1. RESOLUTION OF THE WHOLESALE TRADING BOOK.

                After the commencement of these chapter 11 cases, the Wholesale Services Debtors and certain of their non-Debtor Wholesale Services affiliates had a significant number of non-terminated and terminated positions arising out of physical and financial contracts relating to numerous commodities, including, but not limited to, power, natural gas, interest rates and currencies, crude oil, liquid fuels, coal, pulp and paper, freight, steel, metals, lumber, and weather. The Wholesale Services Debtors and their non-Debtor affiliates evaluated these contracts and have undertaken efforts to perform, sell, or settle these positions.

               The table below describes cash collections of the Wholesale Services Debtors and their affiliates between the Initial Petition Date and May 31, 2003, and adversary proceeding litigation in Bankruptcy Court of the Wholesale Services Debtors and their affiliates.


----------------------------------------------------------------------------------------------------
WHOLESALE TRADING BOOK CASH COLLECTIONS FROM INITIAL PETITION DATE TO 5/31/03 ($ IN MILLIONS)
----------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                     Amount                        Counterparty
                                                   Collected                          Groups
                                                  -------------                  ------------------
Terminated Contracts                                   $985(1)                             146

Non-Terminated Contracts
                     Performed (net of cost of
                     sales)                          $1,015(1)                           1,250(2)
                     Settled/Sold                      $500                                154

Total Cash Collected to Date                         $2,500                              1,550

----------------------------------------------------------------------------------------------------
ADVERSARY PROCEEDINGS LITIGATION IN BANKRUPTCY COURT ($ IN MILLIONS)
----------------------------------------------------------------------------------------------------
Total number of Proceedings with Wholesale Trading Book Counterparties      58

Gross Value Sought(3)                                $1,921

--------------------------------------------------------------------------------
(1) With respect to settlements executed by non-Debtor affiliates, the cash collected takes into account the cash paid out to some counterparties and the cash received from other counterparties, pursuant to settlements.

(2) Count reflects counterparties billed for services at least once postpetition as well as accounts receivable collections from historical performance prior to Initial Petition Date.

(3)     Recoveries under these proceedings cannot be assured.

                a. SAFE-HARBOR AGREEMENTS. Prior to the commencement of the Chapter 11 Cases, certain of the Wholesale Services Debtors entered into thousands of Safe-Harbor Agreements. Several safe-harbor provisions of the Bankruptcy Code (sections 555, 556, 559, or 560), to the extent applicable, render enforceable contractual rights to liquidate or terminate Safe-Harbor Agreements based on the bankruptcy or financial condition of the Wholesale Services Debtors. Other safe-harbor provisions exempt specified setoffs under or in connection with Safe-Harbor Agreements from the automatic stay provided under section 362(a) of the Bankruptcy Code. Absent these safe-harbor provisions, the counterparties would be barred under the Bankruptcy Code from terminating these contracts due to the bankruptcy or financial condition of the Wholesale Services Debtors, and would be stayed from exercising their rights of setoff and their rights to realize on collateral.

                The Wholesale Services Debtors' commencement of the Chapter 11 Cases constituted an early termination event under some of the Safe-Harbor Agreements, giving rise to the right of the counterparties to terminate such agreements (or in some instances, to an automatic termination of such agreements) and to determine the amount of termination payments payable by or to certain of the Wholesale Services Debtors. Immediately prior to and since the commencement of these cases, many Safe-Harbor Agreements have been terminated. In certain instances, where a counterparty has not terminated an agreement, and has itself defaulted under the agreement, a Wholesale Services Debtor has noticed an early termination.

                The Wholesale Services Debtors also had a number of physical and financial Safe-Harbor Agreements that were not terminated and were "in-the-money" to the Wholesale Services Debtors, and therefore required performance by the Wholesale Services Debtors to realize the "in-the-money" value. In certain instances, the Wholesale Services Debtors continued to perform through the relevant contract term, negotiated a settlement, or sold the contract to a third party. The Wholesale Services Debtors have now successfully exited substantially all their performing, non-terminated, in-the-money physical and financial Safe-Harbor Agreements.

                b. DESCRIPTION OF WHOLESALE PROTOCOL. Under the authority granted by Bankruptcy Rule 9019, the Wholesale Services Debtors and the Creditors' Committee negotiated, and on May 30, 2002, the Bankruptcy Court approved, the Wholesale Protocol. The purpose of the Wholesale Protocol is to expedite the approval process for settlements related to terminated Safe-Harbor Agreements.

                The Wholesale Protocol creates two categories of settlements for terminated Safe-Harbor Agreements. The first category consists of Safe-Harbor Agreements involving values that exceed certain defined thresholds, settlements with affiliates of the Wholesale Services Debtors, and settlements involving more than one party on either side of the settlement. For settlements in this category, the Wholesale Services Debtors are not permitted to execute a settlement agreement with the counterparty without 10 business days' prior notice to the Creditors' Committee. In addition, the Wholesale Protocol prescribes certain information concerning the proposed settlement that must be included in the Wholesale Services Debtors' notice. Where the Creditors' Committee approves a proposed settlement in this category, the Wholesale Services Debtors may file with the Bankruptcy Court a motion for approval of the settlement.

                The second category consists of settlements of terminated Safe-Harbor Agreements that do not fall within the first category. The Wholesale Protocol requires the Wholesale Services Debtors to provide weekly notice of these settlements to the Creditors' Committee. The Creditors' Committee has 5 business days to object to the settlement or to request more detailed information on it. Where the Creditors' Committee does not object to a proposed settlement in this second category, or does not request more detailed information on it, during the 5 business-day period, the Wholesale Services Debtors may then file a notice of the settlement with the Bankruptcy Court. Unless an objection is filed and served within 5 business days after the notice is filed and notice of such objection is served upon the appropriate parties, the Wholesale Services Debtors are authorized to consummate the proposed settlement, and the parties receiving notice of the proposed settlement shall be deemed to have consented to it.

                Under the Wholesale Protocol, if the Creditors' Committee objects to a settlement in either category, or fails to approve a settlement in the first category, the Wholesale Services Debtors may not seek Bankruptcy Court approval of the proposed settlement under the procedures provided in the Wholesale Protocol, but instead may seek such approval of the proposed settlement upon notice and a hearing in accordance with Bankruptcy Rule 9019 and the Case Management Order. Settlements entered into only by non-Debtor Wholesale Services affiliates are submitted for Creditors' Committee review as if they were in the second category, but such settlements are not submitted to the Bankruptcy Court.

                On June 16, 2003, the Debtors, with approval of the Creditors' Committee, filed a motion to amend the Wholesale Protocol. The amendments would, among other things, (1) permit rejected and expired Safe-Harbor Agreements to be settled under the Wholesale Protocol, (2) change the value thresholds for the first category of settlements, and (3) modify the Bankruptcy Court approval process for settlements that involve more than one party on either side of the settlement, but that do not meet the amended value thresholds for the first category of settlements. If no objections are made to this motion by July 10, 2003, it will be approved by the Bankruptcy Court upon entry of an order by the judge.

                c. IMPLEMENTATION OF WHOLESALE PROTOCOL. Through the use of the Wholesale Protocol, the Wholesale Services Debtors have filed, and obtained the approval of the Bankruptcy Court to enter into, numerous settlement agreements with terminated Safe-Harbor Agreement counterparties. Through May 31, 2003, through the use of the Wholesale Protocol, or otherwise with the approval of the Bankruptcy Court as to the Wholesale Services Debtors only, the Wholesale Services Debtors and the non-Debtor Wholesale Services affiliates have entered into 146 settlements of Safe-Harbor Agreement counterparties, resulting in recoveries in the aggregate amount of approximately $985 million for the Wholesale Services Debtors and their non-Debtor Wholesale Services Affiliates. Refer to Table, "Wholesale Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.1, "Resolution of the Wholesale Trading Book" for further information.

                Since the Wholesale Services Debtors and their non-Debtor Wholesale Services affiliates have other terminated Safe-Harbor Agreements with multiple other counterparties under which there is embedded value owing to the Wholesale Services Debtors and their non-Debtor Wholesale Service affiliates and which have not yet settled, the Wholesale Services Debtors and their non-Debtor Wholesale Services affiliates continue their settlement efforts utilizing the Wholesale Protocol or other Bankruptcy Court-approved processes as appropriate.

                d. REALIZED VALUE FROM DEBTORS' PERFORMANCE OF NON-TERMINATED WHOLESALE CONTRACTS, DISPOSITION OF INVENTORIES, AND COLLECTION OF ACCOUNTS RECEIVABLE. Since the Initial Petition Date, the Wholesale Services Debtors and their non-Debtor Wholesale Services affiliates have realized (net of their costs) approximately $1.015 billion from (i) their postpetition or other performance under commodity sale contracts that have remained "live" (e.g., not terminated or expired) after the Initial Petition Date, (ii) the sale of commodity inventories, and (iii) the collection of prepetition accounts receivable. Refer to Table, "Wholesale Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.1, "Resolution of the Wholesale Trading Book" for further information.

                e. SETTLEMENTS AND SALES OF NON-TERMINATED SAFE-HARBOR AGREEMENTS. The Wholesale Services Debtors have (i) settled certain of their non-terminated Safe-Harbor Agreements (which are not eligible for settlement under the Wholesale Protocol) with counterparties pursuant to Bankruptcy Court approval and (ii) sold certain non- terminated Safe-

Harbor Agreements to third parties pursuant to Bankruptcy Court-approved auction processes. Through May 31, 2003, the Wholesale Services Debtors and their non-Debtor Wholesale Services Affiliates have received a total of approximately $500 million from these settlements and auction sales. Refer to Table, "Wholesale Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.1, "Resolution of the Wholesale Trading Book" for further information.

                f. LITIGATION. To the extent settlements cannot be reached, the Wholesale Services Debtors and their non-Debtor Wholesale Services affiliates may file (and have, in some cases, already filed) adversary proceedings against counterparties in the Bankruptcy Court or may take other appropriate legal action to recover the embedded value of the contracts. Refer to Table, "Wholesale Trading Book Cash Collections from Initial Petition Date to 5/31/03" in above Section IV.B.1, "Resolution of the Wholesale Trading Book" and Section IV.C.1, "Pending Litigation" for further information about the pending adversary proceedings involving the Wholesale Services Debtors and their non-Debtor Wholesale Services affiliates in connection with the trading book, the gross dollar amount being sought by the Wholesale Services Debtors thereunder, certain claims made by Debtors and counterclaims made by counterparties. Each of the pending adversary proceedings involving one or more of the Wholesale Services Debtors and their non-Debtor Wholesale Services affiliates are more fully described in Section IV.C.1, "Pending Litigation." It should be noted that the recoveries under these proceedings or proceedings subsequently brought against counterparties cannot be assured, and are subject to potential counterclaims and defenses of the counterparties some of which are listed in Section IV.C.1, "Pending Litigation."

        2. RETAIL CONTRACT SETTLEMENTS.

                After the commencement of these Chapter 11 Cases, the Retail Services Debtors and their non-Debtor Retail Services affiliates had a significant number of open and terminated positions arising out of physical and financial contracts with retail and other customers relating to the purchase and sale of natural gas and electricity, as well as energy outsourcing and other contracts. The Debtors evaluated these contracts and have undertaken efforts to perform, sell, settle, or reject these positions. With respect to these settlements, pursuant to Bankruptcy Rule 9019, through May 31, 2003, the Debtors have sought and obtained the Bankruptcy Court's approval of approximately 56 settlement agreements relating to Retail Contracts.

                The table below describes cash collection of the Retail Services Debtors and their affiliates between the Initial Petition Date and May 31, 2003, and adversary proceeding litigation of the Retail Services Debtors and their affiliates in the Bankruptcy Court.

---------------------------------------------------------------------------------------------
RETAIL TRADING BOOK CASH COLLECTIONS FROM INITIAL PETITION DATE TO 5/31/03 ($ IN MILLIONS)
---------------------------------------------------------------------------------------------
                                                             Amount           Number of
                                                           Collected     Counterparty Groups
                                                          -------------  --------------------
Terminated Contracts                                               $19                    16

---------------------------------------------------------------------------------------------
RETAIL TRADING BOOK CASH COLLECTIONS FROM INITIAL PETITION DATE TO 5/31/03 ($ IN MILLIONS)
---------------------------------------------------------------------------------------------
                                                             Amount           Number of
                                                           Collected     Counterparty Groups
                                                          -------------  --------------------

Non-Terminated Contracts
                        Performed (net of cost of sales)          $414         Approx. 9000(1)
                        Settled/Sold                              $270                   737


TOTAL CASH COLLECTED TO DATE                                      $703

------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
ADVERSARY PROCEEDINGS LITIGATION IN BANKRUPTCY COURT ($ IN MILLIONS)
---------------------------------------------------------------------------------------------
Total number of Proceedings with Retail Trading Book Counterparties      1

Gross Value Sought(2)                                             $ 12

------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Count reflects counterparties billed for services at least once postpetition as well as accounts receivable collections from historical performance prior to the Initial Petition Date.

(2)     Recoveries under these proceedings cannot be assured.


                a. RETAIL CONTRACTS. Prior to the commencement of the Chapter 11 Cases, certain of the Retail Services Debtors entered into thousands of Retail Contracts. Since the Initial Petition Date, many Retail Contracts have been terminated, rejected, or assumed and assigned under section 365 of the Bankruptcy Code. There are substantial amounts outstanding under many of the Retail Contracts, which amounts include primarily accounts receivable and, in some cases, termination payments due to the Retail Services Debtors' estates. The Retail Services Debtors' commencement of the Chapter 11 Cases constituted an early termination event under some of the Retail Contracts, which may give rise to the right of the counterparties to terminate such agreements and to determine the amount of termination payable by or to the Retail Services Debtors. Since the commencement of these Chapter 11 Cases, many counterparties have, accordingly, purported to terminate Retail Contracts. While the applicability of the safe-harbor provisions of the Bankruptcy Code to the Retail Contracts is less certain than their applicability to wholesale contracts, the Retail Services Debtors determined in many instances to not contest the terminations.

                The Retail Services Debtors also had a number of Retail Contracts that were not terminated and were "in-the-money" to the Retail Services Debtors, and therefore required performance by the Retail Services Debtors to realize the in-the-money value. In certain instances, the Retail Services Debtors continued to perform through the relevant contract term, negotiated a settlement, sold the contract to a third party, or, if the continued performance was not in the best interests of the relevant Debtor, rejected the contract. The Retail Services Debtors have now successfully exited substantially all of their performing, non-terminated, "in-the-money" Retail Contracts.

                b. DESCRIPTION OF RETAIL PROTOCOL. The Retail Services Debtors and the Creditors' Committee negotiated the Retail Protocol that allowed the Retail Services Debtors to obtain expedited Bankruptcy Court approval of settlements with counterparties on amounts due under the Retail Contracts. The Bankruptcy Court approved the Retail Protocol on October 7, 2002.

                Specifically, the Retail Protocol creates two categories of settlements, depending on the accounts receivable outstanding under the contract and other amounts (e.g., termination payments) that may have been payable to the Retail Services Debtors as part of the settlement. The first category includes the settlement of Retail Contracts with the Retail Services Debtors involving values that exceed certain defined thresholds. The Retail Protocol permits the Retail Services Debtors to file a motion under Bankruptcy Rule 9019 to settle these contracts using expedited notice procedures. The second category of settlements includes those that fall below the defined value thresholds. The Retail Protocol allows the Retail Services Debtors to provide weekly notice of these settlements to the Creditors' Committee and to seek Bankruptcy Court approval of these settlements by filing a notice but without filing a formal motion with the Bankruptcy Court.

                c. IMPLEMENTATION OF RETAIL PROTOCOL. Through the use of the Retail Protocol, the Retail Services Debtors have filed and obtained Bankruptcy Court approval to enter into numerous settlement agreements with retail customers. Through May 31, 2003, as approved by the Bankruptcy Court through use of the Retail Protocol or otherwise, the Retail Services Debtors have entered into 16 settlements with counterparties, resulting in recoveries in the aggregate amount of approximately $19 million for the Retail Services Debtors. Refer to Table, "Retail Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.2.a, "Retail Contracts" for further information.

                Because the Retail Services Debtors have other Retail Contracts with multiple other counterparties under which there is embedded value owing to the Retail Services Debtors and their non-Debtor Retail Services affiliates and which have not yet settled, the Retail Services Debtors and their non-Debtor Retail Services affiliates continue their settlement efforts utilizing the Retail Protocol or other Bankruptcy Court-approved processes as appropriate.

                d. SETTLEMENTS AND SALES OF RETAIL CONTRACTS. The Retail Services Debtors have (1) settled certain of their non-terminated Retail Contracts with counterparties pursuant to Bankruptcy Court approval and (2) sold certain non-terminated Retail Contracts to third parties pursuant to Bankruptcy Court-approved auction processes. Through May 31, 2003, the Retail Services Debtors have received proceeds of approximately $270 million from these settlements and auction sales. Refer to Table, "Retail Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.2.a, "Retail Contracts" for further information.

                e. REALIZED VALUE FROM RETAIL SERVICES DEBTORS' PERFORMANCE OF NON-TERMINATED RETAIL CONTRACTS, DISPOSITION OF INVENTORIES, AND COLLECTION OF ACCOUNTS RECEIVABLE. Since the Initial Petition Date, the Retail Services Debtors have realized (net of their costs) approximately $414 million in net proceeds from (i) their postpetition or other performance under retail commodity sale contracts that have remained "live" (e.g., not terminated or expired) after the Initial Petition Date, (ii) the sale of commodity inventories, and (iii) the collection of prepetition accounts receivable. Refer to Table, "Retail Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.2.a, "Retail Contracts" for further information.

                f. LITIGATION. To the extent settlements cannot be reached, the Retail Services Debtors and their non-Debtor Retail Services affiliates may file (and have, in one case, already filed) adversary proceedings against counterparties in the Bankruptcy Court or may take other appropriate legal action to recover the embedded value of the contracts. Refer to Table, "Retail Trading Book Cash Collections from Initial Petition Date to 5/31/03" in Section IV.B.2.a, "Retail Contracts" and Section IV.C.1, "Pending Litigation" for further information about the pending adversary proceeding involving the Retail Services Debtors and their non-Debtor Retail Services affiliates in connection with the trading book, the gross dollar amount being sought by the Retail Services Debtors thereunder, certain claims made by Debtors, and counterclaims made by counterparties. The pending adversary proceeding involving one or more of the Retail Services Debtors and their non-Debtor Wholesale Services affiliates is more fully described in Section IV.C.1, "Pending Litigation." It should be noted that the recoveries under this proceeding or proceedings subsequently brought against counterparties cannot be assured, and are subject to potential counterclaims and defenses of the counterparties some of which are listed in Section IV.C.1, "Pending Litigation."

        3. OTHER SETTLEMENTS.

                a. BROADBAND - GENERAL. The Debtors that are part of Broadband Services and their non-Debtor Broadband Services affiliates have also resolved disputes that have arisen in connection with business transactions in the Broadband industry including IRU agreements and collocation agreements, outstanding accounts receivable, and PRM. In the most significant of these settlements, EBS, Qwest, and related entities entered into a global settlement agreement that has been approved by the Bankruptcy Court. Prior to entering into the settlement, Qwest had placed approximately $150 million owed to EBS into an interest-bearing, segregated account. Under the terms of the settlement agreement, EBS received approximately $139 million and Qwest received approximately $11 million. As part of the settlement, EBS sold, transferred and/or assigned the assets and contracts necessary for Qwest to own and operate the Salt Lake City to New Orleans fiber optic route, as well as certain other telecommunications equipment.

                b. DYNEGY MERGER AGREEMENT, RELATED LITIGATION, AND SETTLEMENT. On November 9, 2001, ENE, Dynegy and related entities entered into the Merger Agreement. Concurrently therewith, Dynegy and CGNN entered into an option agreement under which Dynegy Holdings contracted with CGNN for an option to purchase from CGNN all of the outstanding membership interests in MCTJ, the indirect parent of NNG. Dynegy also acquired 100% of the preferred stock of NNG for $1.5 billion.

                On November 28, 2001, Dynegy gave ENE notice that Dynegy was terminating the Merger Agreement and, immediately thereafter, Dynegy Holdings gave notice to CGNN that Dynegy Holdings was exercising the option to purchase all of the outstanding membership interests of MCTJ. On the Initial Petition Date, ENE and certain of its affiliates filed a breach of contract action alleging that Dynegy and Dynegy Holdings breached the terms of the Merger Agreement and sought damages in excess of $10 billion. The closing of Dynegy Holdings' exercise of the option to purchase the interests of MCTJ included the payment of $23 million to CGNN and was effective February 1, 2002.

                On August 15, 2002, the parties executed a mutual release and deposited with an escrow agent an executed joint motion for dismissal with prejudice and an executed agreed order of dismissal with prejudice seeking the dismissal of ENE's pending suit against Dynegy with prejudice. Concurrently with the execution of the mutual release, Dynegy delivered (i) $62.9 million previously held in escrow in connection with working capital related to the sale of MCTJ; and (ii) cash in the amount of $25 million into escrow, $10 million of which was released to ENE in September 2002 in connection with the Bankruptcy Court's approval of the mutual release and the remainder of which was released in May 2003 in connection with the entry of the final judgment dismissing ENE's lawsuit against Dynegy.

                c. MITSUBISHI HEAVY INDUSTRIES. ENE received approval of a settlement agreement among ENE, certain of ENE's non-Debtor affiliates, MHI, and certain lenders, relating to disputes arising from certain purchase agreements for gas turbines and associated components. The settlement agreement provided, among other things, that (i) certain lenders would pay $6 million to MHI, which would be applied against the remaining purchase price for certain units, (ii) the parties would acknowledge that certain purchase agreements were validly cancelled, (iii) MHI would deliver certain unit components to subsidiaries of BPDT, (iv) MHI would credit BPDT $14,000,312 as payment for the balance due on certain units, (v) MHI would retain certain payments and work in progress, (vi) certain ENE guarantees would be terminated, (vii) MHI would have a right to a certain sliding sales commission to the extent it assisted in the marketing of certain turbines owned by ENE affiliates, and (viii) all parties would grant limited mutual releases.

                d. STANDARD CHARTERED BANK. ENE received approval of a settlement agreement with SCB releasing and compromising certain claims held by ENE against SCB. Pursuant to the settlement, SCB will return $23,867,046 to ENE and retain $1,000,000 relating to certain previously drawn letters of credit and expenses, and retain $646,964 as cash collateral for two letters of credit that will continue to remain outstanding following the settlement. The settlement agreement resolves, without litigation, a preference action that ENE was preparing to commence against SCB to recover $25,514,000 that was deposited into a collateral account.

                e. REDEMPTION OF SERVICECO SHARES. ENE, EESSH, EESO, EPSC, and EBS received approval to (i) consummate the redemption of certain outstanding shares of ServiceCo held by EESSH, (ii) provide an indemnification and certain releases to certain other redeeming ServiceCo stockholders and ServiceCo directors, and (iii) compromise and settle certain third-party litigation. Prior to the redemption transactions, ServiceCo was approximately 81.45% owned by EESSH. ServiceCo was formed in September 2001. Following the Initial Petition Date, litigation proceedings were commenced against ServiceCo by certain of its


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

minority stockholders who contributed assets and/or cash in connection with the formation of ServiceCo, alleging that certain misrepresentations were made in connection with their original investment. ServiceCo's redemption of the capital stock held by these third-party investors settles these proceedings.

                In connection with the formation of ServiceCo, certain of ServiceCo's minority stockholders contributed the shares of FieldCentrix to ServiceCo in exchange for ServiceCo shares and, prior to the redemption transaction, FieldCentrix was 98% owned by ServiceCo. Through the redemption transaction, ServiceCo returned the majority of FieldCentrix to the original contributing ServiceCo stockholders in exchange for their ServiceCo shares, with ServiceCo retaining a 20% preferred stock interest in FieldCentrix. The shares of ServiceCo capital stock held by the other third-party investors in ServiceCo are being redeemed for cash.

                The approval provided, among other things, that any existing encumbrances that have been, could have been, or are in the future, asserted by PBGC, if any, are transferred and attach solely to (i) the purchase price paid by ServiceCo to EESSH for its redeemed ServiceCo shares and (ii) after their redemption by ServiceCo, to the redeemed shares of ServiceCo capital stock formerly held by its redeeming stockholders. In addition, ENE was authorized to provide a limited indemnification to the third-party redeeming ServiceCo stockholders for damages they may incur within the four year period following the redemption transaction as a result of (i) ServiceCo or its subsidiaries being liable for taxes of ENE or its affiliates (other than ServiceCo and its subsidiaries) as a result of their having been included in ENE's consolidated tax group and (ii) claims for liability asserted by PBGC against ServiceCo or its subsidiaries as a result of being jointly and/or severally liable for obligations of ENE or its affiliates (other than ServiceCo and its subsidiaries) due to their status as members of ENE's controlled group under ERISA. The ENE indemnity is subject to an aggregate cap of approximately $24 million. Refer to
Section III.F.39, "Nile" for further information.

                f. BRITISH ENERGY. The significant creditors of British Energy Group, including ECTEF, have been working towards a restructuring of certain of the financial obligations of the British Energy Group, under which such creditors will compromise their claims against the British Energy Group. On February 14, 2003, such creditors formally agreed to standstill their claims against the British Energy Group and signed non-binding term sheets that outlined the terms of the proposed restructuring. On May 8, 2003, the Bankruptcy Court entered an order requested by ENE and ECTRIC approving the restructuring on the terms set forth in the February 14, 2003 agreements. A successful closing of the restructuring is not expected before September 30, 2004 and remains subject to the satisfaction of a number of outstanding conditions.

                Upon the successful restructuring of the British Energy Group, ECTEF will be entitled to the following distribution on its Pound Sterling72 million claim: (i) newly issued bonds, which have been attributed a face value of Pound Sterling20 million, and (ii) 6.8% of the newly issued equity of British Energy to be allocated to creditors (such percentage does not take into consideration existing equity holders of British Energy). As the equity to be retained by current shareholders of British Energy is still to be determined, the amount of ECTEF's percentage equity ownership in the restructured company has not been finally determined. Barclays and ECTRIC are in


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

discussions on sharing ratios for the distribution of the proceeds that the Cash VI Trust receives from the restructuring.

                The distributions to creditors of newly-issued bonds and newly-issued equity will not occur until closing of the restructuring, which is expected to take place on or before September 30, 2004. ECTEF is to receive interest on its Pound Sterling72 million claim at 6% per annum during the standstill period.

                g. RIO PIEDRAS. Over 500 suits were filed in federal or local court in Puerto Rico on behalf of nearly 1,500 different plaintiffs against ENE, San Juan Gas, and/or their carriers and affiliates for wrongful death, personal injury (including emotional distress), property damage, and business interruption related to the November 21, 1996 explosion in or around the Humberto Vidal Building. The total alleged damages exceeded $3.3 billion. In late December 2001, approximately 300 of the then remaining 750 federal plaintiffs that had not settled or been dismissed moved to lift the automatic stay to allow the federal court litigation to proceed but not the parallel state litigation, and to authorize direct collection of judgments from ENE's insurance carriers. An agreed order was entered in April 2002 modifying the automatic stay for the sole purpose of effecting settlements, subject to a cap of $50 million for settlements, fees, and expenses. All such cases were subsequently resolved for approximately $36 million. Orders have been entered in both the Federal and State courts in Puerto Rico dismissing all plaintiffs' claims with prejudice. Settlement documents or forfeiture orders have been effected for all but two plaintiffs.

                h. ANDERSEN WORLDWIDE. In March 2002, at the direction of the Bankruptcy Court and Judge Harmon of the United States District Court for the Southern District of Texas, the Debtors, the Creditors' Committee, and the plaintiffs in the Newby Action began mediation with representatives of Arthur Andersen and Andersen Worldwide Societe Cooperative, in an effort to reach a global settlement of claims against Arthur Andersen. Despite the best efforts of the parties, the mediation process did not succeed and was formally terminated on May 1, 2002. The Debtors and representatives of the Creditors' Committee continued to engage in settlement discussions with representatives of Arthur Andersen and the other Arthur Andersen-related entities and conducted due diligence concerning the nature and extent of potential claims and causes of action, if any, held by the Debtors' estates against foreign Arthur Andersen entities other than Arthur Andersen. The Debtors and the Creditors' Committee reached an agreement in principle with Andersen Worldwide (on behalf of itself and foreign Arthur Andersen entities) compromising and settling any claims the Debtors' estates may possess against such entities in exchange for a cash payment of $19.95 million. The parties signed a memorandum of understanding on or about August 30, 2002 setting forth the principle terms of the settlement reached with Andersen Worldwide, which was later memorialized in a formal settlement agreement.

                The Debtors filed with the Bankruptcy Court a motion to approve the settlement agreement pursuant to Bankruptcy Rule 9019. There are no objections to the motion, and a proposed order to approve the settlement has been submitted to the Bankruptcy Court pursuant to a notice of presentment dated June 30, 2003. The Debtors expect the proposed order to be signed on July 10, 2003.


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

        4. ASSET SALES.

                The Debtors, non-Debtor affiliates, and certain other related companies have completed a number of significant asset sales of non-core assets during the pendency of the Chapter 11 Cases, resulting in gross consideration to the Debtors' bankruptcy estates, non-Debtor affiliates, and certain other related companies aggregating approximately $3.2 billion. These asset sales have been completed by numerous Debtors, non-Debtor affiliates, and other related companies, and the sale proceeds have, in certain instances, been used to repay indebtedness or other claims, and may be further subjected to a variety of claims from related and unrelated parties. In many instances, proceeds from these sales are segregated, or in escrow accounts, and the distribution of such proceeds will require either consent of the Creditors' Committee or an order of the Bankruptcy Court.

                The table below sets forth the principal asset sales between the Initial Petition Date and May 31, 2003. The table sets forth the sales price approved by the Bankruptcy Court for each transaction, which proceeds, in certain instances, have been and may continue to be subject to adjustments for the payment of certain items, including without limitation, commissions, break-up fees, professional fees, taxes, liens, working capital adjustments, indemnification claims, and other closing costs and disbursements. Sales transactions where proceeds exceeded $100 million are described below the table. Refer to Section IV.B.1.a, "Safe-Harbor Agreements" for further information about sales by Wholesale Services and Retail Services of Safe-Harbor Agreements, dispositions of inventories, and related assets.

                              PRINCIPAL ASSET SALES

                                                                  Approx. Court-Approved Sales
                                                                     Price, if applicable
                                                                     --------------------
                           Asset Sales                                 (in $ millions)
                           -----------
Trading Business (Natural Gas and Electric Power)                             TBD
Azurix-Wessex (Water Utility)                                                 782
EOG Resources Shares                                                          438
EOGIL                                                                         350
Arcos Project Company and GE 9F Turbine Power Island Equipment                329
Enron Wind (US and European Turbine Manufacturing Business)(1)                325


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

                                                                  Approx. Court-Approved Sales
                                                                     Price, if applicable
                                                                     --------------------
                           Asset Sales                                 (in $ millions)
                           -----------
Enron Wind Development Corp. (160 MW Power Project)                           175
Mariner Energy (Falcon Corridor Offshore Assets)(2)                           113
Enron Center South (Office Building)                                          102
Asset Sales Below $100 million(3)                                             586
                                                                 ------------------------------
                                                                            3,200
                                                                 ==============================

--------------------------------------------------------------------------------

(1) The original Bankruptcy Court approved purchase price was reduced by $40 million at closing based on the adjustment mechanism within the purchase and sale agreement, and by an additional $75 million post-closing in accordance with the settlement agreement with purchaser as approved by the Bankruptcy Court on June 23, 2003. Refer to Section IV.B.4.f, "Enron Wind (US and European Turbine Manufacturing Business)" for further information.

(2) This represents the agreed contract sales price, less certain purchase price adjustments of $8.5 million. This sale did not require approval by the Bankruptcy Court.

(3) Including collections on certain notes receivable, and excluding asset sales under $1 million.


                a. TRADING BUSINESS (NATURAL GAS AND ELECTRIC POWER).

                        (i) SELLERS. ENE, ENA, ENW, and Enron Canada.

                        (ii) PURCHASER. UBS, and UBS Warburg Energy (Canada)
Ltd.

                        (iii) ASSET(S). The sellers sold certain assets, and licensed other assets (including an exclusive license to certain proprietary technology), relating to the sellers' North American gas and electric power trading business. The parties have also provided various transition services.

                        (iv) CONSIDERATION. Enron Canada received at closing approximately C$6.5 million in cash from the purchasers. The remaining consideration payable to the sellers is in the form of royalty payments. Under the terms of the transaction, the sellers are to receive 33% of the adjusted pre-tax profits generated by the business for a defined period. The allocation of such royalty interest among the various sellers has not yet been determined and is subject to approval of the Bankruptcy Court. Since the closing of the transaction, the business has not produced sufficient profits to generate any royalty payments. There can be no assurance that this sale will generate any royalty payments for the benefit of the sellers.

                        (v) INDEMNIFICATIONS/HOLDBACKS. Pursuant to a series of call options granted by the sellers to the purchasers, the purchasers have the option to buy out the royalty interest beginning on January 1, 2005. The purchasers' call options may be exercised in three tranches, each representing a one-third reduction of the royalty interest. Only one call option may be exercised in any two consecutive six-month periods. Beginning on the seventh anniversary of the closing date until the date ten years and three months from the closing date, if the purchasers have not exercised and closed two call options (or upon the eighth anniversary of the closing date, if the purchasers have not exercised three options), the sellers shall have the


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

right to require the purchasers to do any of the following, at the purchasers' sole choice: (1) sell the business; (2) terminate the agreement; (3) provide a mechanism for securitizing the royalty stream; or (4) accelerate royalty payments into one lump sum.

                The sellers and the purchasers received various indemnities from each other with respect to certain potential losses. All indemnities of the respective indemnifying party were limited in the aggregate to a maximum of $100 million. The indemnitors' indemnity exposure occurs only if the aggregate amount of indemnifiable losses exceeds $5 million, at which point the indemnitees are entitled to indemnification for all such losses that in aggregate exceed $2.5 million. Payments of indemnity by the sellers will be made only through setoffs made against the payment of the royalty interest. Subject to a variety of exceptions, indemnity claims with respect to breaches of representations and warranties had to be submitted on or prior to February 8, 2003. As of May 31, 2003, no indemnity claims have been sent or received by the sellers.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on January 22, 2002, and the sale closed on February 8, 2002.

                b. AZURIX-WESSEX (WATER UTILITY).

                        (i) SELLER. Azurix Europe, which is indirectly owned by Azurix. EBWH, a wholly-owned non-Debtor subsidiary of ENE, owns 33-1/3% of the voting shares of Azurix. Atlantic owns the remaining 66-2/3% of the voting shares of Azurix. ENE holds a 50% voting interest in Atlantic, as well as 100% of the cumulative preferred stock issued by Azurix. The remaining 50% voting interest in Atlantic is held by Marlin. Refer to Section III.F.36, "Marlin" for further information regarding Marlin.

                        (ii) PURCHASER. YTL Utilities (UK) Limited.

                        (iii) ASSET(S). Wessex, the principal business of which was providing water supply and wastewater services in parts of southwestern England through Wessex Water Services Limited, a wholly-owned subsidiary.

                        (iv) CONSIDERATION. The agreed sale price was approximately $782 million. As part of the transaction, Azurix Europe was required to repay a revolving credit facility and Azurix purchased substantially all of its remaining bonds. The remaining proceeds of $6.2 million went to Azurix. The Bankruptcy Court approved the actions taken by the Enron-appointed directors in approving the sale of 100% of Azurix's interest in Wessex. There have been no post-closing purchase price adjustments.

                        (v) INDEMNIFICATIONS/HOLDBACKS. None.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on May 6, 2002, and the sale closed on May 21, 2002.

                c. EOG RESOURCES SHARES. Refer to Section III.F.10, "Cerberus" for further information.


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

                d. ENRON OIL & GAS INDIA LTD. (PRODUCTION SHARING CONTRACTS).

                        (i) SELLER. EAH, an indirect subsidiary of ENE.

                        (ii) PURCHASER. BG Energy Holdings Limited.

                        (iii) ASSET(S). Producing oil and gas assets consisting of production sharing contracts with the government of India for the Panna/Mukta and Tapti offshore blocks.

                        (iv) CONSIDERATION. The Bankruptcy Court-approved sales price was approximately $350 million, less amounts attributable to a working capital adjustment, services provided by Enron Global Exploration and Production, Inc. and EGEP Services, Inc., and any intercompany debt remaining at the time of closing.

                        (v) INDEMNIFICATIONS/HOLDBACKS. For twelve months following closing, EAH indemnified the purchaser against any preference or fraudulent conveyance claims related to the repayment by EOGIL of intercompany receivables for the twelve month period preceding closing. This indemnity is for up to $74 million. EAH retained the rights to a contingent $12 million tax refund from the government of India relating to disputed allowances for foreign exchange losses. The assets were sold on an "as is, where is" basis. No indemnity claims were made by the purchaser.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on February 13, 2002, and the sale closed on March 31, 2002.

                e. ARCOS PROJECT COMPANY AND GE 9F TURBINE POWER ISLAND
EQUIPMENT.

                        (i) SELLERS. SII Espana 2 B.V. and Woodlark, L.P. ENE is the sole shareholder of EPC and the sole member of Enron Europe. EPC and Enron Europe are the joint shareholders of ECT Europe. ECT Europe is the sole shareholder of SII Holdings B.V., which, in turn, is the sole shareholder of SII Espana 2 B.V., which was the sole shareholder of Arcos Project Company. Woodlark, L.P. is an indirect subsidiary of Whitewing LP. Refer to Section III.F.41, "Osprey/Whitewing" for further information regarding Osprey/Whitewing.

                        (ii) PURCHASER. Iberdrola.

                        (iii) ASSETS(S). SII Espana 2 B.V.'s rights, title, and interest in and to the issued share capital of the Arcos Project Company and Woodlark, L.P.'s rights to and interest in the three GE 9F turbine power island equipment assets relating to the Arcos de la Frontera power plant.

                        (iv) CONSIDERATION. The Bankruptcy Court-approved sales price was approximately $329 million.

                        (v) INDEMNIFICATIONS/HOLDBACKS. There were no post-closing purchase price adjustments, contingent payment obligations or indemnification obligations of the sellers. The assets were sold on an "as-is, where-is" basis.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on April 5, 2002, and the sale closed on April 18, 2002.

                f. ENRON WIND (US AND EUROPEAN TURBINE MANUFACTURING BUSINESS).

                        (i) SELLERS. Enron Wind LLC; U.S. Asset Sellers: Enron Wind Energy Systems LLC, Enron Wind Systems, LLC, Enron Wind Constructors LLC, and Enron Wind Maintenance LLC. European Asset Sellers: Enron Wind Holding GmbH, Enron Wind Service GmbH, Enron Wind GmbH, Enron Wind de Espana SL, Tacke Energia Eolica S.L., Enron Wind Rotor Production B.V., Enron Wind Corp. Holdings B.V., Enron Wind Overseas Development Ltd., Enron Wind Ireland Ltd., Enron Wind Denmark ApS, Vindkraftbolaget Utgrunden Aktiebolag, Enron Wind Sverige AB, Tacke Wind Energy India Private Ltd., and Enron Wind Nat Sverige AB. Other Sellers:
Other entities that transferred assets, but were not parties to the Purchase and Sale Agreement: Enron Wind Development Corp., Zond Pacific, and ZWHC. All sellers are indirect wholly-owned subsidiaries of Enron Wind LLC, which is a direct wholly-owned subsidiary of EREC, which is an indirect wholly-owned subsidiary of ENE.

                        (ii) PURCHASER. General Electric Company, acting through GEPS, its power systems business.

                        (iii) ASSET(S). The assets of Enron Wind Corp.'s U.S. and European wind turbine manufacturing, operation and maintenance and construction businesses.

                        (iv) CONSIDERATION. The Bankruptcy Court-approved sales price was approximately $325 million. The sales price was reduced by approximately $40 million at closing based on the adjustment mechanism within the purchase and sale agreement, and by approximately $75 million (including interest) pursuant to an agreement (post-closing adjustment) among the purchaser and the sellers dated May 1, 2003. Thus, the final sales price was approximately $210 million. Enron Wind Corp. retained the existing wind power projects, as well as some of the employees and equipment necessary to manage those projects. GEPS hired the majority of Enron Wind Corp.'s remaining employee base and continued to provide operations and maintenance services to the projects.

                        (v) INDEMNIFICATIONS/HOLDBACKS. There are no post-closing indemnification obligations.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on April 15, 2002, and the sale closed on May 10, 2002. The Bankruptcy Court approved the post-closing purchase price adjustment on June 23, 2003.

                g. ENRON WIND DEVELOPMENT CORP. (160-MW POWER PROJECT)

                        (i) SELLER. EWDC, a subsidiary of Enron Wind Corp. and certain subsidiaries of EWDC. Enron Wind Corp. is an indirect subsidiary of SSLC.

                        (ii) PURCHASER. AEP.


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

                        (III) ASSET(S). Two wind power generation facilities located near Iraan, Texas.

                        (iv) CONSIDERATION. The Bankruptcy Court-approved sales price was approximately $175 million. The seller received $102 million at closing and an additional $24 million post-closing (funds were held back to satisfy certain potential warranty claims relating to the operation and performance of the project). As a result, net proceeds were approximately $126 million. Other purchase price deductions include repayment of project debt, amounts due to subcontractors, warranty deferrals and curtailment deferrals. The seller could receive additional proceeds from the curtailment deferral, depending on the project performance.

                        (v) INDEMNIFICATIONS/HOLDBACKS. Each of the buyer and seller received mutual indemnities from each other relating to breaches of covenants and representations and warranties in connection with the sale. All indemnity obligations of EWDC and its subsidiaries were limited in the aggregate to a maximum of 100% of the purchase price. The sellers' indemnity exposure is applicable only to the aggregate amount of the buyer's losses in excess of $625,000. Indemnity claims must be submitted within sixty days of the expiration of the applicable survival period relating to the claim, which, for most claims, is twenty-four months following the closing. Under the terms of the sale agreement, up to $3.7 million will be paid to EWDC over a four-year period if grid curtailment of the facilities does not exceed 275,000 MWh during such period.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on December 28, 2001, and the sale closed on December 29, 2001.

                h. MARINER ENERGY (FALCON CORRIDOR OFFSHORE ASSETS).

                        (i) SELLER. Mariner, a wholly-owned subsidiary of Mariner Energy, LLC which is 95.7% owned by Joint Energy. Mariner, Mariner Energy, and Joint Energy are all non-Debtors.

                        (ii) PURCHASER. Pioneer Natural Resources USA, Inc.

                        (iii) ASSET(S). 25% working interest in the Falcon Corridor, an area located in East Breaks Blocks 579 and 623 in the deepwater Gulf of Mexico that includes the Falcon and Harrier projects, plus associated leaseholds and prospects.

                        (iv) CONSIDERATION. The agreed sales price was approximately $122 million reduced by approximately $8.5 million in post-closing adjustments.

                        (v) INDEMNIFICATIONS/HOLDBACKS. Mariner retained a 4.25% overriding royalty interest in selected blocks within the current area of mutual interest in order to maintain exposure to the Big Hum prospect and, to a lesser extent, other prospects. Pioneer assumed Mariner's remaining commitments for use of certain equipment and services.

                        (vi) APPROVAL AND CLOSING DATE. Given Mariner's status as a non-Debtor, the sale did not require Bankruptcy Court approval. The sale closed on April 1, 2003.


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

                i. ENRON CENTER SOUTH (OFFICE BUILDING).

                        (i) SELLER. SSLC, a wholly-owned, direct subsidiary of ENE. ENW and ENE were also parties to the sale.

                        (ii) PURCHASER. Intell Management and Investment
Company.

                        (iii) ASSET(S). Enron Center South office building and related assets, parking garage, sky ring, Enron Child Care Center, and vacant city block.

                        (iv) CONSIDERATION. The Bankruptcy Court-approved sales price was $102 million.

                        (v) INDEMNIFICATIONS/HOLDBACKS. None.

                        (vi) APPROVAL AND CLOSING DATE. The Bankruptcy Court approved the transaction on October 10, 2002, and the sale closed on December 30, 2002.

C. LITIGATION AND GOVERNMENT INVESTIGATIONS

        1. PENDING LITIGATION

                Prepetition, ENE and its subsidiaries and affiliates were parties to the variety of litigation one might anticipate in the course of conducting their energy, communications, and related businesses. In the aftermath of ENE's third-quarter 2001 earnings announcement and subsequent events, numerous securities and ERISA complaints were filed against ENE, certain of its former officers and directors, and third parties alleged to have participated in ENE's demise. With the filing of these Chapter 11 Cases, additional litigation, including numerous adversary proceedings, has ensued related to the wind up of parts of the Debtors' businesses and alleged defaults resulting from the bankruptcy and other matters.

                This section is intended to disclose material pending litigation involving (i) the Debtors as parties and (ii) assets, structures or non-Debtor affiliates, which litigation may have a material impact on the value of the Debtors' estates. For purposes of this disclosure, pending litigation is considered material if (i) $10 million or more is claimed or unspecified damages could total $10 million or more, or (ii) the claims, if proven, could impact the ownership or control of substantial assets or structures of the Debtors' estates. Additional, litigation involving CrossCountry, PGE, and InternationalCo is discussed in each company's respective section of this Disclosure Statement. Significant settled litigation, such as Enron Corp., et al. v. Dynegy, Inc. and Dynegy Holdings, Inc. (originally filed as Adv. No. 01-03626, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division, and subsequently transferred to the United States District Court for the Southern District of Texas, Houston Division) is discussed in this Disclosure Statement. Refer to
Section IV.B.3.b, "Dynegy Merger Agreement, Related Litigation, and Settlement" for further information.

                The factual case descriptions below, which are based on Debtors' view of the proceedings and subject to further review, elaboration, or modification, are included for information purposes only, and others familiar with these proceedings may dispute all or part of these descriptions or assessments. As with all litigation, there is inherent risk and unpredictability, which makes it impossible to predict with any degree of accuracy the overall impact of the litigation referenced below on the value of the Debtors' estates. Certain cases involving wholesale and retail trading contracts have been referred to court-ordered mediation. Many of the cases referenced herein have not pleaded a specified amount of damages. Many others remain in the early stages of litigation and discovery; thus, it is difficult to predict the likelihood of liability or recovery. Where appropriate, the Debtors are pursuing settlement strategies to reduce risk and litigation costs to their estates.

                a. SECURITIES, ERISA, AND RELATED LITIGATION. Since October 16, 2001, hundreds of class action and individual lawsuits against ENE and certain current and former officers and directors have been filed across the country in both state and federal courts involving allegations that the defendants made a series of material misrepresentations to the market and/or to the Enron Companies' current and former employees who participated in the Enron Companies' benefit plans during certain class periods, thereby artificially inflating the price of ENE common and/or preferred stock, as well as the value of the employees' benefit plans. Pursuant to a standing transfer and coordination order in MDL # 1446, In re Enron Corporation Securities, Derivative and "ERISA" Litigation, much of the litigation against ENE has been transferred to the United States District Court for the Southern District of Texas, the Honorable Melinda Harmon presiding, and consolidated into either the Newby Action, which is a securities class action, or the Tittle Action, which is an ERISA-related class action. Refer to Appendix E: "Cases Consolidated Into Newby Action" and Appendix F: "Cases Consolidated Into Tittle Action" for further information about the constituent cases that have been consolidated into the Newby Action and the Tittle Action, respectively. Given the significance of the allegations involved in the Newby and Tittle Actions, as well as the magnitude of potential damages that could be awarded plaintiffs in these two consolidated actions, it is likely that the combination of defense costs and any judgment rendered against ENE, could exceed the limits of the Debtors' insurance coverage.

                Both the securities and ERISA litigation, as well as other, related litigation discussed below, include claims that involve Broadband Services, transactions with certain related-party entities, and ENE's accounting for various transactions. The plaintiffs in each action generally seek to recover compensatory damages, expert fees, attorneys' fees, costs of court, and pre- and post-judgment interest. The consolidated class action suits - the Tittle litigation and the Newby litigation - and the related litigation, are described in greater detail below.

                        (i) NEWBY V. ENRON CORP., ET AL. (NO. H-01-3624, UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION). Refer to Appendix F: "Cases Consolidated Into Tittle Action" for a listing of constituent cases. Plaintiffs are a putative class of investors who allegedly purchased ENE publicly-traded equity and debt securities between October 19, 1998 and November 27, 2001. Plaintiffs' claims arise under sections 10(b), 20(a) and 20A of the Exchange Act, and sections 11 and 15 of the Securities Act. A claim for violations of the Texas Security Act, Article 581-33, is alleged by plaintiff Washington State Investment Board against certain individuals and banks. The majority of the allegations charge defendants with (i) false and misleading statements of material fact made to the marketplace concerning the strength and prospects of the Enron Companies' business and finances; (ii) false



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

and misleading statements in publicly-filed documents, such as registration statements and prospectus; (iii) insider trading; (iv) participation in schemes and artifices to defraud, namely partnerships and SPEs; and (v) control person liability.

                Although the Newby plaintiffs moved to modify the automatic stay and add ENE as a defendant in the lawsuit, ENE successfully opposed the motion. At this time, ENE is not a party to the action. Nevertheless, document discovery is proceeding in the consolidated Newby Action with respect to documents that ENE has previously provided to various governmental agencies investigating the events leading up to the Debtors' Chapter 11 Cases.

                In addition, most of the named defendants in the proceeding filed motions to dismiss, and Judge Harmon has issued decisions granting, in whole or in part, several of the motions. For example, on January 28, 2003, Judge Harmon granted motions to dismiss claims against certain individual Arthur Andersen defendants, and on April 23, 2003, the court granted motions to dismiss filed by defendants James Derrick and Joseph Hirko. However, Hirko was added as a defendant again in the first amended consolidated complaint, filed on May 14, 2003. Hirko's motion to dismiss this complaint is currently pending. With the exception of the Kirkland & Ellis law firm, none of the institutional defendants have been dismissed from the case.

                There is no trial date at this time, and the court has suspended all but a few deadlines in the case pending entry of a revised scheduling order. On May 28, 2003, Judge Harmon and United States Bankruptcy Judge Arthur Gonzalez issued a joint order in the Newby and Tittle Actions, as well as the Chapter 11 Cases pending in New York, referring certain litigants to a mandatory mediation process. The parties ordered to the mediation process include ENE and its affiliated Debtors (including representatives of the Creditors' Committee), lead plaintiffs in the cases comprising the Newby Action and the Tittle Action, and financial institutions including JPMCB, Citigroup, Inc., and its subsidiary Salomon Smith Barney, Inc., CSFB, Canadian Imperial Bank of Commerce, BoA, Merrill Lynch & Co., Barclays, Lehman Brothers Holding, Inc., UBS Paine Webber, Inc. and UBS Warburg, LLC, Deutsche Bank AG, and Goldman Sachs. The Court has appointed Senior U.S. District Court Judge William C. Conner as Mediator. On June 30, 2003, the Mediator held a mediation scheduling conference. All parties are to submit their mediation statements by August 15, 2003. An initial mediation session is scheduled for September 29-30, 2003, and a second session is scheduled for October 29-31, 2003.

                        (ii) PAMELA M. TITTLE V. ENRON CORP., ET AL. (NO. 01-3913, UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION). Refer to Appendix F: "Cases Consolidated Into Tittle Action" for a listing of constituent cases. Plaintiffs brought this action on behalf of a putative class of an estimated 24,000 current and former employees of the Enron Companies who were participants in three employee benefit plans: the ENE Savings Plan, the ESOP, and the Cash Balance Plan, or who received ENE stock as compensation, between January 20, 1998 and December 2, 2001. Plaintiffs allege that assets in the Employee Plans are now worthless as a direct result of unlawful conduct of the defendants. The complaint raises federal claims under RICO and ERISA, and state law claims of conspiracy and negligence under Texas law. The bulk of the allegations charge that the defendants (i) knowingly mislead members of the ENE Savings Plan and the ESOP into purchasing overvalued

ENE stock, and allowed matching contributions of the overvalued stock to be put in such plans; (ii) knew of the Enron Companies' precarious financial position, yet allowed lockdowns of Enron Companies' employee retirement plans, causing hundreds of millions of dollars in losses; (iii) failed to adequately diversify the ENE Savings Plan assets; (iv) used overvalued ENE stock to pay employee bonuses and pension benefits; (v) failed to properly perform auditing services; and (vi) conspired to conceal the Enron Companies' true financial condition, thereby luring Enron Companies employees into accepting worthless stock.

                ENE, along with most of the other defendants, has pending a motion to dismiss the plaintiffs' complaint and, therefore, no answer has been filed in the case. Discovery is proceeding, however, and ENE has continued to produce documents that were previously produced to various governmental agencies investigating the events leading up to the Debtors' chapter 11 filings.

                There is no trial date set at this time, and the court has suspended the deadlines in the case pending its rulings on the motions to dismiss and entry of a revised scheduling order. In the meantime, on May 28, 2003, Judge Harmon and United States Bankruptcy Judge Arthur Gonzalez issued a joint order in the Newby and Tittle Actions, as well as the Chapter 11 Cases pending in New York, referring certain litigants to a mandatory mediation process. The parties ordered to the mediation process include ENE and its affiliated Debtors (including representatives of the Creditors' Committee), lead plaintiffs in the cases comprising the Newby Action and the Tittle Action, and financial institutions including JPMCB, Citigroup, Inc., and its subsidiary Salomon Smith Barney, Inc., CSFB, Canadian Imperial Bank of Commerce, BoA, Merrill Lynch & Co., Barclays, Lehman Brothers Holding, Inc., UBS Paine Webber, Inc. and UBS Warburg, LLC, Deutsche Bank AG, and Goldman Sachs. The Court has appointed Senior U.S. District Court Judge William C. Conner as Mediator. On June 30, 2003, the Mediator held a mediation scheduling conference. All parties are to submit their mediation statements by August 15, 2003. An initial mediation session is scheduled for September 29-30, 2003, and a second session is scheduled for October 29-31, 2003.

                        (iii) THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ENRON CORP. ET AL. V. FASTOW ET AL. (NO. 02-10-06531-CV, 9TH JUDICIAL DISTRICT COURT, MONTGOMERY COUNTY, TEXAS; REMOVED TO U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, NO. 02-3939). On October 16, 2002, the Creditors' Committee filed this action for the benefit of the ENE estate, as authorized by the Bankruptcy Court, against Andrew S. Fastow, Ben Glisan, Jr., Richard B. Buy, Richard A. Causey, Jeffrey K. Skilling, Kenneth L. Lay, Kristina
M. Morduant, Kathy Lynn, and Anne Yaeger Patel - all of whom are former officers and directors of ENE - alleging that the defendants engaged in a series of transactions between ENE and various SPEs to develop new sources of financing using deals that would not be reflected on ENE's books, but that would enrich the defendants personally at ENE's expense. The case was removed from Texas State District Court in Montgomery County to the United States District Court for the Southern District of Texas, Houston Division. On November 12, 2002, defendant Lay filed a notice to have the suit consolidated with the Newby Action. On November 15, 2002, the Creditors' Committee filed motions to remand the case back to Montgomery County and/or to abstain from ruling on the issues in the case, and objected to the notice of consolidation. The competing motions are pending before Judge Harmon.


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

                        (iv) ROSENZWEIG ET AL. V. AZURIX CORP., ET AL. INCLUDING ENRON CORP. (NO. 00-CV-3493, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION; 02-20804, U.S. COURT OF APPEALS, FIFTH CIRCUIT). Investors in Azurix securities seek damages of approximately $20 million and allege inadequacy of Azurix disclosures in its initial public offering prospectus and subsequent SEC filings. In March 2002, the district court dismissed all of Rosenzweig's claims against Azurix and the individual defendants with prejudice; however, Rosenzweig's claims against ENE were dismissed without prejudice because of ENE's pending bankruptcy. Rosenzweig filed an appeal with the Fifth Circuit in July 2002, and in July 2003, the Fifth Circuit affirmed the district court's decision.

                b. PENDING PREFERENCE AND AVOIDANCE ACTIONS.

                Refer to Section IV.E, "Avoidance Actions " for further information.

                        (i) ENRON CORP., ET AL., V. WHITEWING ASSOCIATES, L.P., ET AL. (ADV. NO. 03-02116, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). In February 2003, the Creditors' Committee filed a motion pursuant to section 1109(b) of the Bankruptcy Code for authority to commence an action on behalf of ENE against Whitewing LP, an affiliate of ENE, and other entities in the Whitewing structure, and Osprey, under three theories: (a) substantive consolidation of all the Whitewing entities; (b) recharacterization of certain sales transactions to financings, on the ground that true sales were not involved; and (c) recovery of preferential payments to Whitewing entities. Also in February 2003, ENE commenced an avoidance action pursuant to section 547(b) of the Bankruptcy Code against Whitewing LP, Osprey, two representative investors in Osprey Notes and Certificates, and the two indenture trustees for the Osprey Notes and Certificates. The complaint seeks to recover approximately $957 million plus interest in preferential payments made to Whitewing LP within one year of the Initial Petition Date. In March 2003, the Creditors' Committee filed another motion seeking to intervene in the ENE preference action and, alternatively, to consolidate the substantive consolidation and recharacterization claims with ENE's preference claim. Upon ENE's objections, on April 1, 2003, the Bankruptcy Court denied the Creditors' Committee's motion for authority to sue, and granted only the motion to intervene in ENE's preference action subject to the terms of section 1109(b) of the Bankruptcy Code. ENE is engaged in settlement negotiations with the Osprey investors.

                Additionally, on February 5, 2003, the Creditors' Committee filed a motion pursuant to sections 105 and 363 of the Bankruptcy Code authorizing and approving the waiver of two types of contractual restrictions that purport to limit the sale of assets of certain non-Debtor affiliates within the Whitewing structure. As of June 26, 2003, the Bankruptcy Court had not ruled on the Creditors' Committee motion seeking the waiver of certain restrictions with respect to the sale of assets of certain non-debtor affiliates.

                        (ii) ENRON CORP. V. BANK OF AMERICA, N.A. (ADV. NO. 02-03436, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). In this action, filed on October 29, 2002, the Debtors seek to avoid and recover on several grounds, including as preferential transfers and improper setoffs, more than $123 million that BoA seized from an ENE bank account during the three business days immediately prior to the Initial Petition Date. The genesis of the complaint was a master letter of credit and reimbursement agreement that ENE had entered into with BoA, pursuant to which BoA had issued various letters of credit for or on behalf of various Debtors. Approximately $80 million of the funds seized by BoA were purportedly deposited by it into a "cash collateral" account to reimburse itself for future draws under letters of credit where ENE had a reimbursement obligation. BoA contends that it applied the balance of $43 million in seized funds to offset amounts that it alleged were owed by ENE for obligations it had guaranteed under two swap agreements between BoA and ENE affiliates. BoA denied the allegations in the complaint and asserted a single counterclaim seeking to terminate the automatic stay to allow it to apply, as an offset, the $80 million that it had previously transferred to the "cash collateral" account. The parties stipulated that the automatic stay would not terminate under section 362(e) until the matter was fully resolved; the Debtors answered the counterclaim.

                The Debtors believe that the preference cause of action under section 547(b) of the Bankruptcy Code and the improper setoff cause of action under section 553(b) are predicated upon simple and undisputed facts. Accordingly, the Debtors filed a motion for summary judgment on these two causes of action. On June 16, 2003 BoA filed a response to ENE's summary judgment motion, and a cross-motion for summary judgment on the remaining causes of action in the complaint. ENE intends to file reply briefs.

                        (iii) THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ENRON CORP. ET AL. V. ARTHUR ANDERSEN L.L.P. (ADV. NO. 02-03119, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). The Creditors' Committee and ENE (as co-plaintiffs) commenced an adversary proceeding on September 20, 2002 against Arthur Andersen seeking to avoid and recover, as preferential transfers and/or fraudulent conveyances, almost $10 million in payments made during the 90 days immediately prior to the Initial Petition Date. Of that amount, ENE paid Arthur Andersen approximately $9.4 million by wire transfer on or about November 29, 2001. Arthur Andersen answered the complaint and simultaneously moved to withdraw the reference of the adversary proceeding, alleging that it was entitled to a jury trial because it had not filed any proofs of claim in the Chapter 11 Cases and was not, therefore, a creditor subject to the equitable jurisdiction of the Bankruptcy Court. Arthur Andersen indicated that it would not consent to a jury trial in the Bankruptcy Court, as permitted by 28 U.S.C. Section 157(e). The Debtors opposed the motion, which the district court denied as premature.

                The Debtors subsequently filed a motion in the Bankruptcy Court seeking a ruling that the adversary proceeding was a "core" proceeding within the meaning of 28 U.S.C. Section 157(b). Although it initially opposed the motion, after negotiations with the Debtors, Arthur Andersen signed a stipulation acknowledging that the adversary proceeding is core. The Debtors and Arthur Andersen also agreed that any factual issues would be tried in the district court. This enabled the Bankruptcy Court to retain control over most of the pretrial issues that might arise. Discovery is proceeding in this action.

                        (iv) THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ENRON CORP. ET AL. V. KENNETH L. LAY AND LINDA P. LAY (ADV. NO. 03-02075, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). The Creditors' Committee commenced an adversary proceeding on January 31, 2003 alleging that between May 3, 1999 and November 27, 2001, Mr. Lay used shares of ENE common stock to repay over $94 million in cash loans he received from ENE pursuant to a revolving loan agreement. The Creditors' Committee seeks recovery of over $74 million of these repayments that occurred within one year of the bankruptcy filing on the grounds that the tendering of ENE's own stock to repay loans taken in cash was not a fair exchange for ENE and that these repayments were fraudulent transfers subject to avoidance under the Bankruptcy Code. In addition, the Creditors' Committee seeks to recover approximately $10 million representing sums received by the Lays from ENE in September 2001 when the Lays temporarily assigned their interest in two annuity contracts to ENE in exchange for the cash. On June 23, 2003, the United States District Court for the Southern District of New York denied the Lays' motion to withdraw the reference of the adversary proceeding. Thus, the Bankruptcy Court will retain jurisdiction over all pretrial issues. The parties have agreed to a briefing schedule regarding the Lays' response to the amended complaint filed by the Creditors' Committee.

                c. TRADING LITIGATION. The Wholesale Services and Retail Services Debtors and certain of their non-Debtor affiliates have filed a number of adversary proceedings to recover amounts owed to certain Debtors and their non-Debtor affiliates in connection with the wholesale trading and retail book and the provision of services. In these cases, the Wholesale Services Debtors, Retail Services Debtors and the non-Debtor affiliates, among other things, allege that counterparties wrongfully exercised control over the property of Debtor estates; allege breach by counterparties of their contractual obligations to pay debts; seek declarations that the non-mutual setoff (such as triangular setoff), netting, termination, and joint and several liability provisions of certain agreements are not enforceable; assert claims for turnover, violation of automatic stay, breach of contract, and unjust enrichment; allege that the counterparties' proofs of claim should be disallowed; and allege that arbitration clauses are unenforceable. In other cases, the Wholesale Services Debtors are named defendants facing allegations involving setoff, recoupment, constructive trust, and piercing the corporate veil. The counterparties against which these proceedings have been brought (or which, in some instances, have initiated these proceedings), can be expected to raise counterclaims and defenses to these actions, including fraudulent inducement.

                        (i) TRADING LITIGATION REFERRED TO MEDIATION. Pursuant to a Bankruptcy Court order, the adversary proceedings listed below are presently stayed (with certain limited exceptions) pending mediation before the Honorable Allan L. Gropper, United States Bankruptcy Judge, Southern District of New York.

                    TRADING ADVERSARIES REFERRED TO MEDIATION

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02125     EPMI seeks declaratory relief and recovery   $38.9 million
Inc. v. IDACORP                      pursuant to IDACORP's failure to pay a
Energy, L.P.,                        termination payment pursuant to the terms
                                     of a Western Systems Power Pool Agreement
                                     entered into by the parties.

                                     This case has settled for a confidential
                                     amount. On May 23, 2003, the Bankruptcy
                                     Court entered a stipulation dismissing the
                                     adversary proceeding with prejudice
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
Enron Energy Services,  02-03537     EESI seeks declaratory relief and recovery   $11.6 million
Inc. v. International                of approximately $11.6 million due to EESI
Business Machines                    resulting from IBM's refusal to pay for
Corporation                          prepetition and postpetition power
                                     deliveries to IBM's California
                                     facilities.

                                     This case has settled for a confidential
                                     amount, pending Bankruptcy Court approval.
------------------------------------------------------------------------------------------------
Enron North America     03-02094     ENA seeks declaratory relief and recovery    $11.8 million
Corp. v. Macromedia                  of approximately $11.8 million owed to ENA
Incorporated & North                 resulting from the early termination of a
Jersey Media Group,                  master agreement between the parties
Inc.                                 providing for the purchase and sale of
                                     financial derivative products.

                                     This case has settled for a confidential
                                     amount, pending Bankruptcy Court approval.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-03131     EPMI seeks declaratory judgment and          $7 million
Inc. v. City of Vernon               recovery of approximately $7 million from
                                     the City of Vernon for its failure to pay
                                     the termination payment due and owing to
                                     EPMI as a result of the early termination
                                     of transaction agreements entered into
                                     pursuant to the Western Systems Power Pool
                                     Agreement.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02164     EPMI has sued El Paso Merchant Energy, L.P.  $42 million
Inc. v. El Paso                      and El Paso Corp. seeking declaratory
Merchant Energy, LP et               relief and recovery of approximately $42
al.                                  million owed for prepetition receivables
                                     and liquidated damages for the early
                                     termination of transactions under a master
                                     power purchase and sale agreement entered
                                     into between the parties. El Paso has filed
                                     a motion to dismiss the adversary
                                     proceeding and a motion to compel
                                     arbitration.
------------------------------------------------------------------------------------------------
Enron Corp. et al.      02-03468     Various of the Enron Companies commenced     $230 million
including co-debtors                 this adversary proceeding against Dynegy
ENA, EPMI, EESI,                     and certain of its affiliates, seeking
ECTRIC, EGLI, EBS and                recovery of approximately $230 million
EnronOnline, LLC,                    (plus interest) in connection with the
Enron Capital & Trade                early termination of various trading
Resources Corp., Enron               agreements between the parties.  In
Capital & Trade                      addition, the plaintiffs seek a declaration
Resources, Ltd. And                  that the setoff, netting, termination and
non-debtor Enron                     joint and several liability provisions of a
Canada Corp. v.                      master netting setoff and security
Dynegy, Inc. et al.                  agreement entered into by the parties in
                                     November 2001 are invalid, unenforceable
                                     and avoidable. The Dynegy defendants
                                     contend that if the master netting
                                     agreement is enforceable, the plaintiffs
                                     would owe the defendants $93 million.
                                     Dynegy's motion to compel arbitration,
                                     which was fully briefed and argued on
                                     January 16, 2003, is sub judice.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
Enron Corp, et al.      03-02073     This suit by Debtors ENE, ENA, EPMI, EESI,   $13.3 million
including co-debtors                 ENA Upstream, EBS and non-Debtor Enron
ENA, EPMI, EESI, ENA                 Canada against Reliant and its Canadian
Upstream and EBS and                 subsidiary involves a dispute regarding the
non-debtor Enron                     validity, enforceability and avoidability
Canada Corp. v.                      of a master netting setoff and security
Reliant Energy                       agreement entered into between the parties
Services, Inc. et al.                twenty-four days prior to the Initial
                                     Petition Date. The Enron entities seek
                                     declaratory relief and recovery of
                                     approximately $13.3 million resulting from
                                     Reliant's refusal to pay final termination
                                     payment resulting from the early
                                     termination of the agreement between the
                                     parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-03180     EPMI seeks declaratory relief and recovery   $36 million
Inc. v. Allegheny                    of approximately $36 million for AES's
Energy Supply Co., LLC               failure to pay prepetition receivables and
                                     to return cash collateral provided by EPMI
                                     under the master energy purchase and sale
                                     agreement entered into by the parties
                                     following AES's early termination of the
                                     agreement.
------------------------------------------------------------------------------------------------
Enron North America     03-03542     ENA seeks payment of contractual             $31 million
Corp. v. The American                consideration and forward contract value
Coal Company                         totaling approximately $31 million from
                                     American Coal representing sums owed to ENA
                                     for its agreement to forego the delivery of
                                     certain quantities of coal from specified
                                     mines and the forward value of the
                                     remaining term of the coal purchase
                                     agreement between the parties. On June 16,
                                     2003, American Coal filed a motion to
                                     withdraw the reference.
------------------------------------------------------------------------------------------------
Enron North America     03-03054     ENA seeks declaratory relief and recovery    $6.9 million
Corp. v. Knauf Fiber                 of approximately 6.9 million from Knauf for
Glass GmbH                           Knauf's failure to pay a termination
                                     payment due and owing pursuant to the terms
                                     of an ISDA master agreement and financial
                                     swap entered into by the parties. On June
                                     16, 2003, Knauf filed a demand for jury
                                     trial.
------------------------------------------------------------------------------------------------
Enron North America     02-03032     ENA seeks recovery of approximately $11.7    $11.7 million
Corp. v.                             million for Knight-Ridder's failure to pay
Knight-Ridder, Inc.                  a termination payment resulting from
                                     Knight-Ridder's early termination of an
                                     agreement between the parties.
------------------------------------------------------------------------------------------------
Enron North America     03-03129     ENA seeks declaratory judgment and recovery  $16 million
Corp. v. Medianews                   of approximately $16 million from Medianews
Group, Inc.                          for its failure to pay the termination
                                     payment due and owing to ENA as a result of
                                     the early termination of a master ISDA
                                     agreement entered into by the parties in
                                     October 1998.
------------------------------------------------------------------------------------------------
Enron North America     02-03543     ENA seeks declaratory relief and payment of  $60 million
Corp. v. Noble Gas                   approximately $60 from Noble for Noble's
Marketing, Inc.,                     failure to pay prepetition receivables and
Samedan Oil Corp. and                early termination payments related to
Aspect Resources, LLC                several agreements between the parties.
------------------------------------------------------------------------------------------------
Enron North America     02-03033     ENA seeks recovery of approximately $23      $23 million
Corp. v. Tribune                     million for Tribune's failure to pay a
Company                              termination payment due and owing for
                                     Tribune's early termination of an agreement
                                     between the parties.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
Enron Power Marketing,  02-03541     Suit against AES Corp., Constellation New    $43.8 million
Inc. v. AES                          Energy, Inc., fka AES New Energy, Inc. and
Corporation et al.                   CILCO seeking declaratory relief and
                                     damages of approximately $43.8 million from
                                     Constellation and CILCO resulting from
                                     their failure to pay prepetition
                                     receivables, postpetition receivables and
                                     amounts owed to EPMI resulting from the
                                     early termination of two separate
                                     agreements between the parties. AES Corp.
                                     is a party because it executed a guaranty
                                     agreement on behalf of its subsidiary and
                                     predecessor-in-interest Constellation.
                                     Constellation and CILCO filed a motion to
                                     dismiss and or to strike certain portions
                                     of the complaint, which is pending.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02062     Action for declaratory relief and recovery   $8 million
Inc. v. City of Palo                 of approximately $8 million for Palo Alto's
Alto                                 failure to pay a termination payment
                                     resulting from the early termination of an
                                     agreement between the parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02063     Action for declaratory relief and recovery   $40 million
Inc. v. City of Palo                 of approximately $40 million for Palo
Alto                                 Alto's failure to pay a termination payment
                                     resulting from the early termination of an
                                     agreement between the parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  02-02719     Action for recovery of approximately $146.5  $146.5
Inc. v. City of Santa                million due to Santa Clara's breach of a     million
Clara - Silicon Valley               master energy purchase and sale agreement.
Power
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02066     Action for declaratory relief and payment    $11.4 million
Inc. v. Conectiv                     of approximately $11.4 million  due to
Energy Supply, Inc.                  Conectiv's failure to pay prepetition
                                     receivables and a termination payment
                                     resulting from the early termination of a
                                     master power purchase and sale agreement.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02074     Action for declaratory relief and to         $21.6 million
Inc. v. GPU Services,                recover payment of approximately $21.6
Inc. et al.                          million stemming from postpetition
                                     termination of numerous energy
                                     transactions.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02096     Action  for declaratory relief and to        $6.8 million
Inc. v. Luzenac                      recover approximately $6.8 million for pre-
America, Inc.                        and postpetition electricity sales pursuant
                                     to a master purchase agreement.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  02-02520     EPMI filed this adversary proceeding to      $309.5
Inc. v. Nevada Power                 recover approximately $309.5 million owing   million
Company and SPPC and                 to EPMI pursuant to certain power purchase
third party defendant,               and sale transactions between EPMI and NPC
Enron Corp.                          and SPPC governed by the Western Systems
                                     Power Pool Agreement. On September 13,
                                     2002, the court denied SPPC's and NPC's
                                     motion to stay or to dismiss the adversary
                                     proceeding pending the outcome of their
                                     FERC proceeding against EPMI and others. On
                                     December 5, 2002, NPC and SPPC filed their
                                     answer and counterclaim alleging that EPMI
                                     wrongfully terminated the Western Systems
                                     Power Pool Agreement, breached the covenant
                                     of good faith and fair dealing, and
                                     violated the Nevada Unfair Trade Practices
                                     Act. The counterclaim also contains
                                     allegations of fraud on the market/market
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
                                     manipulation and RICO claims against EPMI,
                                     ENE, and Timothy Belden. NPC and SPPC seek
                                     unspecified actual and punitive damages and
                                     injunctive relief. ENE filed a motion to
                                     dismiss the counterclaim.
                                     EPMI filed a motion for partial summary
                                     judgment and on January 14, 2003, the
                                     Bankruptcy Court entered an order granting
                                     the motion as to EPMI's claim for damages
                                     for power that was delivered to the
                                     defendants. NPC was ordered to pay damages
                                     plus prejudgment interest totaling $17.6
                                     million with interest of $5,695 accruing
                                     daily until paid. SPPC was ordered to pay
                                     damages plus prejudgment interest totaling
                                     $6.8 million with interest of $2,136
                                     accruing daily until paid. EPMI has filed a
                                     motion to dismiss the counterclaim filed by
                                     NPC and SPPC. On March 14, 2003, the Nevada
                                     PUC filed a motion to join in EPMI's motion
                                     to dismiss the counterclaim. On June 9,
                                     2003, Nevada Power filed its opposition to
                                     EPMI's motion to dismiss the counterclaim.
                                     On June 27, 2003, defendant Timothy Belden
                                     filed a motion to stay this civil
                                     proceeding against him pending resolution
                                     of his criminal proceedings or, in the
                                     alternative, for additional time in which
                                     to respond to the counterclaim. Refer to
                                     Section IV.C.2.a(iii)(B), "Timothy Belden
                                     Plea" for further information on the
                                     criminal proceedings against Mr. Belden.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  02-03539     EPMI seeks declaratory relief and recovery   $10.4 million
Inc. v. Old Dominion                 of approximately $10.4 million owing to
Electric Cooperative                 EPMI resulting from Old Dominion's failure
                                     to pay a termination payment resulting from
                                     the early termination of an agreement
                                     between the parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02064     EPMI seeks declaratory relief and recovery   $116.8
Inc. v. Public Utility               of approximately $116.8 million owing to     million
District No. 1 of                    EPMI resulting from Snohomish's failure to
Snohomish County                     pay a termination payment resulting from
                                     the early termination of an agreement
                                     between the parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  02-03538     EPMI seeks declaratory relief and recovery   $2.5 million
Inc. v. Select Energy,               of approximately $2.5 million owing to EPMI
Inc.                                 resulting from Select's refusal to pay
                                     postpetition debts it owes EPMI under power
                                     purchase and sale agreement between the
                                     parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  02-03540     EPMI seeks declaratory relief and recovery   $18.6 million
Inc. v. Smurfit Stone                of approximately $18.6 million owing to
Container Corporation                EPMI resulting from Smurfit's refusal to
                                     pay a termination payment resulting from
                                     the early termination of an agreement
                                     between the parties.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02065     EPMI seeks declaratory relief and recovery   $8.3 million
Inc. v. The United                   of approximately $8.3 million owing to EPMI
Illuminating Co. and                 resulting from UIC's refusal to pay a
UIL Holdings Corp.                   postpetition debt it owes EPMI under power
                                     supply agreement between the parties.
------------------------------------------------------------------------------------------------


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

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-02107     EPMI seeks declaratory relief and recovery   $22 million
Inc. v. Valley                       of approximately $22 million from VEA
Electric Association,                resulting from the early termination of a
Inc.                                 master agreement between the parties and
                                     for liquidated damages arising from VEA's
                                     postpetition conduct.
------------------------------------------------------------------------------------------------
Enron Power Marketing,  03-03178     EPMI seeks declaratory relief and recovery   $16.7 million
Inc. v. Wabash Valley                of approximately $16.7 million for Wabash's
Power Association                    failure to pay a termination payment upon
                                     the early termination of the master power
                                     agreement between the parties.
------------------------------------------------------------------------------------------------
American Home           03-02168     American Home filed this declaratory         $125.9
Assurance Co. & AIG                  judgment action seeking declaratory relief   million
Energy Trading, Inc.                 and set-off of a $56 million prepetition
v. Enron Corp., Enron                debt that AIGE owes ENA pursuant to forward
North America Corp. &                transactions entered into between the
Enron Natural Gas                    parties against a $125.9 million debt that
Marketing Corp.                      ENGMC & ENE owe American Home.  American
                                     Home also alleges alter ego and fraud
                                     claims. The defendants filed a motion to
                                     dismiss for lack of standing and failure to
                                     state a claim upon which relief can be
                                     granted. AIGE has moved to lift the stay,
                                     Debtors and the Creditors' Committee took
                                     no position with respect to the motion.
------------------------------------------------------------------------------------------------
Cinergy Corp. et al v.  03-02097     Plaintiffs Cinergy Corp., Cinergy Capital &  $40 million
Enron Corp., ENA,                    Trading, Inc., Cinergy Marketing & Trading,
EPMI, EESI &                         L.P., Cinergy Canada, Inc., Cinergy Global
non-debtor Enron                     Trading, Ltd., Cincinnati Gas & Electric,
Canada Corp.                         PSI Energy, Inc. and Cinergy Services, Inc.
                                     seek declaratory relief and set-off of
                                     approximately $40 million ($14.5 million
                                     owed to Cinergy Marketing & Trading; $11.1
                                     million owed to Cincinnati Gas & Electric
                                     and $14.9 million owed to Cinergy Global
                                     Trading) as setoff arising from a series of
                                     forward contract involving the sale of
                                     electricity, natural gas commodities and
                                     derivatives between the parties. The
                                     plaintiffs also seek to pierce the
                                     corporate veil and requests that a
                                     constructive trust be imposed. On April 11,
                                     2003, the defendants filed a motion to
                                     dismiss for failure to state a claim upon
                                     which relief can be granted.
------------------------------------------------------------------------------------------------
Duke Energy Trading     02-03609     The plaintiffs have filed suit against ENE,  $150.3
and Marketing, LLC and               EESI, ELFI, ENA, ENA Upstream, EPMI, and     million
Duke Energy Merchants,               ERAC seeking a declaration affirming the     $12 million
LLC v. Enron Corp.,                  rights of each entity to set off its
Enron Energy Services,               respective debts arising from a series of
Inc., Enron Liquid                   forward contracts involving electricity,
Fuels, Inc., Enron                   natural gas and other commodities between
North America Corp.,                 the parties.  Specifically, Duke Energy
ENA Upstream Company,                Trading & Marketing seeks a setoff of
LLC, Enron Power                     $150.3 million and Duke Energy Merchants
Marketing, Inc. and                  seeks a setoff of $12 million.  Duke also
Enron Reserve                        seeks a declaration that the Enron entities
Acquisition Corp.                    are a "single business enterprise" thereby
                                     allowing Duke to pierce the corporate veil.
                                     On January 31, 2003, Duke filed an amended
                                     complaint under seal adding factual
                                     allegations regarding the single business
                                     enterprise theory. The Creditors' Committee
                                     has filed a motion to intervene and a
                                     motion to dismiss the amended complaint. On
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
      CASE STYLE*         ADV. NO.               NATURE OF PROCEEDING               AMOUNT**
------------------------------------------------------------------------------------------------
                                     February 15, 2003, the Enron entities filed
                                     a motion to dismiss the claim for lack of
                                     standing and failure to state a claim upon
                                     which relief can be granted. On April 1,
                                     2003, the Bankruptcy Court granted the
                                     Creditors' Committee's motion to intervene.
                                     On April 17, 2003, the Bankruptcy Court
                                     entered a memorandum opinion ruling that
                                     Duke does not have standing to pierce the
                                     corporate veil or to seek the imposition of
                                     a constructive trust. On April 22, 2003,
                                     the Bankruptcy Court issued an order
                                     dismissing the amended complaint. On April
                                     30, 2003, Duke filed its notice of appeal.
                                     On May 19, 2003, the Enron entities and the
                                     Creditors' Committee filed their joint
                                     counter-statement of issues presented on
                                     appeal, and await docketing of the appeal.
------------------------------------------------------------------------------------------------
Texaco, Inc. in its     03-02130     Texaco et al., including Bridgeline          Unspecified
individual capacity                  Holdings, have filed this adversary action
and as sole general                  seeking declarations as to the rights,
partner of Bridgeline                obligations and responsibilities of the
Holdings, et al. v.                  parties to an ISDA master agreement entered
Enron North America                  into between Texaco and ENA in April 1998.
Corp.                                On April 17, 2003, ENA filed a motion to
                                     dismiss the adversary action for failure to
                                     state a claim upon which relief can be
                                     granted.
------------------------------------------------------------------------------------------------
Utah Associated         02-02250     UAMPS seeks a declaration that the master    $14 million
Municipal Power                      power purchase and sale agreement it
Systems v. Enron Power               entered into with EPMI under which EPMI is
Marketing, Inc. and                  required to provide UAMPS with a fixed
Enron Corp.                          amount of firm energy is void and
                                     unenforceable because of ENE's and EPMI's
                                     alleged fraud in the inducement of UAMPS's
                                     execution of the agreement to supply
                                     electricity to their customers. On December
                                     10, 2002, EPMI filed its answer and
                                     counterclaim seeking an order ordering
                                     UAMPS to turn over the termination payment
                                     owed by it to EPMI, and seeking damages of
                                     approximately $14 million plus interest
                                     resulting from UAMPS' failure to pay EPMI
                                     the termination payment, permanently
                                     suspending performance under the master
                                     power purchase and sale agreement and
                                     failing to pay an accelerated liquidated
                                     damages payment.
------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
*       All cases are pending in the Bankruptcy Court.

**      Amounts are taken from pleadings and are approximate.

                        (ii) DOMESTIC TRADING LITIGATION NOT REFERRED TO MEDIATION.

                                (A) CONNECTICUT RESOURCE RECOVERY AUTHORITY V.
ENRON CORP., ET. AL. INCLUDING ENRON POWER MARKETING, INC. (ADV. NO. 02-02727, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On July 22, 2002, CRRA instituted this adversary proceeding seeking imposition of a constructive trust in the amount of $220 million against the Debtors' estates. CRRA's behalf in connection with a series of contracts for the generation, purchase and sale of power. CRRA argued that the contracts were invalid at their inception. The Bankruptcy Court dismissed the adversary proceeding on April 17, 2003 and held that even assuming the contracts were invalid, CRRA had no legal interest or property right in the $220 million, and also that CRRA's allegation that it was entitled to special priority recovery status as a government agency was without merit. CRRA filed a motion for re-argument and reconsideration of the dismissal order, to which ENE filed its opposition on May 9, 2003. The Bankruptcy Court has denied CRRA's motion for reconsideration, and CRRA has filed a notice of appeal.

                                (B) AMERICAN HOME ASSURANCE CO. & FEDERAL
INSURANCE CO. V. ENRON NATURAL GAS MARKETING CORP., ENRON CORP., JPMORGAN CHASE & CO., AND AMERICAN PUBLIC ENERGY AGENCY (ADV. NO. 02-02171, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On March 15, 2002, American Home. and Federal Insurance Co. filed an adversary proceeding seeking a declaratory judgment and injunctive relief related to excess collateral payments in the approximate amount of $33.5 million held by JPMorgan Chase & Co. This matter relates to an April 1999 prepaid natural gas forward sale contract between ENGMC and American Public Energy Agency, a Nebraska political subdivision, in which APEA paid approximately $287 million to ENGMC for ENGMC's contract to deliver natural gas to APEA over a twelve year period. The plaintiffs' motion for summary judgment was heard on October 17, 2002. On February 25, 2003, the Bankruptcy Court entered a memorandum decision and order denying the plaintiffs' motion for summary judgment and granting ENE's and ENGMC's request for dismissal of the complaint. The plaintiffs filed their notice of appeal on March 5, 2003.

                                (C) (C)HENDRICKS, ON BEHALF OF HERSELF AND ALL
OTHERS SIMILARLY SITUATED AND ON BEHALF OF THE GENERAL PUBLIC V. DYNEGY POWER MARKETING, INC., ENRON ENERGY SERVICES, ENRON POWER MARKETING, INC., PG&E ENERGY TRADING, RELIANT ENERGY SERVICES, INC., SEMPRA ENERGY TRADING, SEMPRA ENERGY RESOURCES, SOUTHERN COMPANY ENERGY MARKETING, WILLIAMS ENERGY MARKETING AND TRADING, WILLIAM ENERGY SERVICES COMPANY, DUKE ENERGY TRADING AND MARKETING, L.L.C., NRG ENERGY, MORGAN STANLEY CAPITAL GROUP, INC. AND DOES 1 THROUGH 200 INCLUSIVE (WHOLESALE ELECTRICITY ANTITRUST CASES I & II, JUDICIAL COUNCIL COORDINATION PROCEEDING NOS. 4204-00005 AND 4204-00006, SUPERIOR COURT, SAN DIEGO COUNTY, CALIFORNIA). EPMI and EES have been sued in four separate cases, including the Hendricks class action, all alleging violations of the California anti-trust and unfair competition laws. The cases have now been consolidated in California state court, and are currently stayed as to EPMI and EES.

                                (D) ENRON NORTH AMERICA CORP. V. ANTARRA
RESOURCES, INC. AND BADAK GAS MARKETING, INC. (NO. 2000-42097, 157TH JUDICIAL DISTRICT COURT, HARRIS COUNTY, TEXAS). Badak Resources, a subsidiary of Antarra Resources, Inc., defaulted on a gas sales agreement with ENA. Antarra, Badak's parent, guaranteed performance under the contract. ENA's damages are approximately $8.4 million. Antarra claims ENA's damages are approximately $2.5 million. ENA's motion for summary judgment on the liability issue under the gas sales contract was granted on December 12, 2000. Antarra has filed a counterclaim alleging breach of a confidentiality agreement and fraud. Antarra has produced an expert report purportedly supporting a claim to $16.6 million in damages on its counterclaim. On October 10, 2001, Badak filed a plea in intervention, alleging claims for breach of contract and violations of



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


the Texas Deceptive Trade Practices Act against ENA. The case has been stayed by ENA's bankruptcy filing. In October 2002, the court entered an order retaining the case on the docket.

                                (E) FRONTERA GENERATION LIMITED PARTNERSHIP V.
ENRON POWER MARKETING, INC. AND ELECTRIC RELIABILITY COUNCIL OF TEXAS, INC. (ADV. NO. 02-08004, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). Frontera filed this adversary proceeding in January 2002 to recover funds held by EPMI and ERCOT in connection with EPMI's prepetition participation in the deregulated Texas electricity market. On September 26, 2002, the Bankruptcy Court approved a stipulation by EPMI and ERCOT in which the parties agreed that (1) issues relating to ERCOT's methodology and judgment and the accurate amounts in the two funds will be decided in accordance with the dispute resolution procedures provided for in the ERCOT protocols and (2) issues relating to ERCOT's ability to setoff, entitlement to funds paid by ERCOT to EPMI, and the imposition of a constructive trust are to be decided by the Bankruptcy Court after the dispute resolution proceedings have concluded. On December 10, 2002 the Bankruptcy Court entered an order granting ERCOT's relief from automatic stay to setoff mutual obligations. At a hearing on January 24, 2003 the Bankruptcy Court granted that the portion of ERCOT's motion seeking to stay the proceeding and compelled Frontera to submit its claim of supplemental jurisdiction to alternative dispute resolution.

                                (F) SAFECO INSURANCE CO. OF AMERICA V. ISO NEW
ENGLAND, INC. (ADV. NO. 01-03652, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On December 21, 2001, Safeco filed this action seeking a declaratory judgment that NEPOOL's prepetition demands under certain performance bonds were premature and had no legal effect. If such demands were proper, Safeco seeks a determination of the proper amounts due under the performance bonds.

                        (iii) CANADIAN TRADING CASES NOT REFERRED TO MEDIATION.

                                (A) ENRON CANADA CORP. V. ANADARKO ENERGY LTD.
(NO. 0201-09567) (QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CANADA). In January 1996, ECC and Anadarko entered into a one-way master firm gas purchase/sale agreement. In November 2001, Anadarko gave notice that it intended to terminate the agreement on the basis that ENE's credit rating downgrade constituted a "triggering event" as the term is defined in the agreement thereby giving it the right to terminate the agreement. Enron Canada alleges that no "triggering event" took place and therefore Anadarko is in breach of the agreement for its failure to deliver gas pursuant to the terms of the agreement. Enron Canada seeks to recover $23.3 million for gas delivered, deficiency damages and early termination damages.

                                (B) ENRON CANADA CORP. V. AQUILA CANADA CORP. &
AQUILA, INC. ARBITRATION (NO. 0301-01202, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). Enron Canada commenced this proceeding against Aquila to recover net AR/AP of approximately $1.9 million and approximately $21.8 million due to Enron Canada as a result of Aquila's early termination of multiple gas purchase and sale agreements and an ISDA agreement between the parties. Aquila seeks to pierce the corporate veil and contends it has the right to set-off from all Enron affiliates.

                                (C) ENRON CANADA CORP V. CINERGY CANADA, INC.
AND CINERGY CORP. (NO. 0201-15435) (QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). Enron Canada and Cinergy Canada agreed to transactions for the sale and delivery of gas governed by GTCs containing two-way damage calculations. Enron Canada terminated the confirmation on the grounds that Cinergy Canada failed to make payments owed to Enron Canada for gas deliveries. Enron Canada also made a demand to Cinergy Corp. for the amounts owed by Cinergy Canada pursuant to the guaranty agreement Cinergy Corp. executed guaranteeing Cinergy Canada's obligations to Enron Canada. Cinergy Corp. also refused to pay for the gas deliveries. Enron Canada seeks damages of $7.4 million plus interest. Cinergy Corp.'s request for a stay of these proceeding in the Alberta courts on the basis of a claim it recently filed in Bankruptcy Court alleging that ENE and all of its affiliates were a single business unit was denied. Cinergy has appealed.

                                (D) ENRON CANADA CORP. V. IMC CANADA LTD. AND
IMC CANADA LTD., COUNTERPLAINTIFF V. ENRON CANADA CORP., COUNTERDEFENDANT (NO. 0101-22287, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY) AND ENRON CANADA CORP. V. IMC CANADA LTD. AND IMC CANADA LTD., COUNTERPLAINTIFF V. ENRON CANADA CORP., COUNTERDEFENDANT (AMERICAN ARBITRATION ASSOCIATION, NEW YORK, NEW
YORK). On October 25, 2000, Enron Canada and IMC entered into a two-way ISDA Master Agreement. IMC failed to make payments due under the ISDA in December 2000 and Enron Canada terminated the agreement. Enron Canada made demand for $814 thousand under a letter of credit posted by IMC as collateral pursuant to the ISDA. IMC sought, unsuccessfully, an injunction preventing Enron Canada from making the demand, and IMC has appealed the denial of its injunction.

               In a related proceeding, on July 23, 2002, Enron Canada commenced arbitration proceedings claiming a receivable of over CDN $2 million and mark-to-market losses of almost CDN $19 million. In its statement of counterclaim and answering statement, IMC alleges (1) that it was fraudulently induced by Enron Canada to enter into the ISDA Agreement and therefore was entitled to damages from Enron Canada in an amount not less than $13 million;
(2) that Enron Canada wrongfully declared that IMC breached the ISDA Agreement and this in itself is a breach of the ISDA Agreement by Enron Canada; (3) the condition precedent under the ISDA Agreement has not been fulfilled and therefore IMC is not under any payment obligation to Enron Canada; and (4) Enron Canada is barred from making a claim based on estoppel. IMC and Enron Canada have, through mediation, settled the claims, pending settlement approval in the bankruptcy proceeding.

                                (E) ENRON CANADA CORP. V. MIRANT CANADA ENERGY
MARKETING LTD. AND MIRANT CANADA ENERGY MARKETING, LTD, COUNTERPLAINTIFF V. ENRON CANADA CORP., COUNTERDEFENDANT (NO. 0201-05552, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). Enron Canada filed suit against Mirant Canada Energy Marketing Ltd. seeking mark-to-market losses of $45.6 million pursuant to two GTCs entered into between the parties. Mirant alleges it had the right to terminate the GTCs on the basis of ENE's credit rating downgrade. Mirant denies that Enron Canada lawfully terminated the GTCs and that even if ECC properly terminated the GTCs, Enron Canada incorrectly calculated the amounts owing under the GTCs. Mirant also claims the right to setoff amounts owing by ENA to its parent on the basis of a set off provision in the GTCs. Mirant also seeks setoff in the basis of the EnronOnline(R) electronic transaction agreement to the extent of the EnronOnline(R) mark-to-market positions. Enron Canada is now pursuing Mirant (U.S.) parent on its $30 million guarantee.

                                (F) ENRON CANADA CORP. V. PETRO-CANADA (NO.
0301-01069, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). Enron Canada and Petro-Canada entered into a one-way master gas purchase/sale agreement dated September 8, 1997 and amended on October 4, 2000. On February 6, 2003, Enron Canada filed an amended statement of claim against Petro-Canada, 177293 Canada Ltd., 676071 Alberta Ltd. and Petro Canada Oil and Gas to recover termination damages in the amount of $148.4 million and deficiency damages in the amount of $681 thousand and interest on such amounts. Petro-Canada, 177293 and 676071 carry on business in partnership under the name Petro Canada Oil & Gas. Petro-Canada alleges it validly terminated the agreement as result of the material alteration clause and that the deemed to zero clause operates to eliminate Enron Canada's claim to its mark-to-market. Enron Canada maintains Petro-Canada's notices were invalid because they failed to provide Enron Canada adequate time to post collateral to cure the material alteration clause. Enron Canada also maintains the "one way" clause is a penalty and unenforceable.

                                (G) ENRON DIRECT CANADA CORP., IN RECEIVERSHIP;
EESC IN BANKRUPTCY. Enron Canada has claims against EDCC, in receivership and EESC in bankruptcy for $12 million CDN and $8 million, respectively. Quaker Oats continues to substantially impede the orderly receivership of EDCC by seeking court-ordered replacement of the bankruptcy receiver, Richter Allen & Taylor, by alleging complicity with Enron Canada, conflict of interest, and other misconduct. The court has appointed a former Justice of the Court of Queen's Bench to investigate whether EDCC properly disposed back-to-back contracts with retail customers and Enron Canada to a third party for a commercially reasonable price. Quaker was ordered to post CDN $600 thousand by a letter of credit as security for costs for the application and as a condition precedent to the continuation of the challenge. The investigator is preparing its report, which will be submitted to the court in September. The receiver has approved the claims, and $6 million has been distributed to Enron Canada.

                                (H) CALPINE CANADA NATURAL GAS PARTNERSHIP V.
ENRON CANADA CORP. AND ENRON CANADA CORP, COUNTERPLAINTIFF V. CALPINE CANADA NATURAL GAS PARTNERSHIP, COUNTERDEFENDANT (NO. 0201-02256) (QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). In 1995 and 1996, Enron Canada and Calpine entered into two one-way master firm gas purchase/sale agreements. Calpine has filed suit alleging that various "triggering events," as the term is defined in the agreements, occurred thereby giving it the right to terminate the agreement. Calpine seeks damages of $1.5 million plus interest. In its counterclaim, Enron Canada seeks setoff of the account receivable and mark-to-market damages of over $36.5 million.

                                (I) DOMCAN BOUNDARY CORP. V. ENRON CANADA CORP.
(NO. 0201-01117, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). In August 1998, Domcan and Enron Canada entered into a master firm gas purchase/sale agreement. In December 2001, Domcan terminated the agreement due to the ENE's downgrade alleging that the downgrade constituted a "triggering event" as the term is defined in the agreement thereby allowing Domcan to terminate the agreement. On January 18, 2002, Domcan filed suit seeking to recover $1.1 million for gas delivered by Domcan to Enron Canada. Domcan also seeks a declaration that Domcan properly terminated the Agreement. Enron Canada filed a counterclaim seeking set off and recovery of mark-to-market losses of $15.9 million.

                                (J) MARATHON CANADA LIMITED V. ENRON CANADA
CORP. (NO. 0201-02692, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). On January 30, 1995, Tarragon Oil and Gas Ltd., predecessor to Marathon, and Enron Canada entered into a firm gas purchase and sale agreement. Marathon alleges a triggering event occurred when ENE's credit rating was downgraded. Marathon gave Enron Canada notice that it was terminating the agreement. On May 8, 2002, Marathon Canada Limited, successor to Tarragon, filed a suit against Enron Canada to recover amounts owed for gas deliveries. Marathon seeks judgment in the amount of CDN $560 thousand plus interest and a declaration that it validly terminated the Agreement. In its counterclaim, Enron Canada alleges that Marathon failed to deliver gas and this breach gave Enron Canada the right to terminate the agreement. Enron Canada seeks its mark-to-market CDN $77.5 million and set off.

                                (K) MURPHY OIL CO., LTD. V. ENRON CANADA CORP.
(0201-0379, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). Murphy Oil Company Ltd. entered into a master firm gas purchase agreement with Enron Gas Marketing, Inc. on September 1, 1992, that was subsequently assigned to Enron Canada. Murphy terminated the agreement as a result of ENE's credit rating downgrade. In its suit Murphy claims $1.6 million for gas delivered to Enron Canada. In its counterclaim, Enron Canada alleges Murphy wrongfully repudiated the agreement and seeks setoff of all amounts owed by Enron Canada to Murphy, should setoff be allowed in a related lawsuit between Enron Canada and Murphy Canada Exploration Co. In the Murphy Canada Exploration litigation, Murphy Canada Exploration Company entered into a master firm gas purchase/sale agreement with Enron Canada on July 11, 1995. MCE terminated the agreement in December 2001 based on ENE's credit rating downgrade, and in turn, Enron Canada terminated the agreement on the grounds that MCE wrongfully repudiated the agreement. MCE has filed suit, seeking receivables of over CDN $200 thousand and $800 thousand. In its counterclaim, Enron Canada seeks setoff and recovery of mark-to-market losses of approximately CDN $30 million.

                                (L) RELIANT ENERGY SERVICES, INC., ET AL. V.
ENRON CANADA CORP. (NO. 02-706, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, HOUSTON, DIVISION; APP. NO. 02-20447, U.S. COURT OF APPEALS, FIFTH CIRCUIT). In March 2002, Reliant sued Enron Canada in the United States District Court for the Southern District of Texas seeking to recover approximately $78 million that Reliant claimed was due under a Master Netting Agreement entered into by Reliant affiliates, on the one hand, and Enron Canada on the other. Reliant also sought injunctive relief requiring Enron Canada to deposit $78 million in the registry of the court pending disposition of the suit. After an emergency hearing in March 2002, Judge Harmon denied Reliant's request for injunctive relief and granted Enron Canada's motion to dismiss the case in its entirety. The case is currently on appeal to the Fifth Circuit Court of Appeals, and was argued in March 2003.

                                (M) TALISMAN ENERGY, INC. V. ENRON CANADA CORP.
AND ENRON CANADA CORP., COUNTERPLAINTIFF V. TALISMAN ENERGY, INC., COUNTERDEFENDANT (NO. 0201-02606, QUEEN'S BENCH OF ALBERTA, JUDICIAL DISTRICT OF CALGARY). In February 2002, Talisman filed suit to recover $2 million allegedly owed for gas delivered to Enron Canada pursuant to a one-way master firm gas purchase/sale agreement between the parties. Enron Canada has filed a counterclaim alleging that Talisman failed to deliver gas pursuant to the terms of the agreement constituting a triggering event that allowed Enron Canada to terminate the agreement. Enron Canada seeks an order from the court directing that a setoff be applied and seeks recovery of mark-to-market damages of over $45 million; and Talisman Energy, Inc. v. Enron Canada Corp. and Enron Canada Corp., counterplaintiff v. Talisman Energy, Inc., counterdefendant. In January 1999, EEC and Talisman entered into a two-way ISDA agreement. Talisman filed suit in February 2002 alleging that various "triggering events," as the term is defined in the agreement, occurred thereby giving it the right to terminate the agreement. Talisman seeks damages in the amount of $5 million plus interest. Enron Canada has filed a counterclaim seeking setoff of the amount due in the related action, which is in the amount of $45.2 million.

               d. LITIGATION RELATED TO STRUCTURES.

                        (i) JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT FOR CHEROKEE FINANCE V.O.F. AND ENRON FINANCE PARTNERS, L.L.C., AND AS ATTORNEY IN FACT FOR SEQUOIA FINANCIAL ASSETS, L.L.C. V. ENRON CORP., ENRON NORTH AMERICA CORP. AND ENRON POWER MARKETING, INC. (ADV. NO. 01-03637, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On December 11, 2001, JPMCB filed this adversary proceeding seeking (1) turnover from ENE, ENA, and EPMI of accounts receivable, commercial paper, cash, and other property worth in excess of $2.1 billion, (2) an accounting of these assets, and (3) an injunction to prevent the Enron defendants' use of such assets. JPMCB claims that the assets are being held by ENE, but are owned by Sequoia, Cherokee and EFP pursuant to two separate accounts receivable acquisition transactions involving the Enron defendants, whereby the Enron defendants sold the receivables, but whereby ENE acted as servicer to handle accounting, billing, collection, cash management, and reporting of the receivables. JPMCB alleges that the Enron defendants and their estates hold the assets merely as servicer and that they transferred title to the assets to Sequoia, Cherokee, and EFP prior to the Petition Date; therefore they are not assets of the bankruptcy estate. JPMCB and the Enron defendants have entered into a series of stipulations to extend the Enron defendants' answer date to July 10, 2003.

                        (ii) THE BANK OF NEW YORK, AS INDENTURE TRUSTEE OF AND ATTORNEY-IN-FACT FOR MARLIN WATER TRUST, HSBC TRINKAUS & BURKHARDT KGAA, D.E. SHAW LAMINAR PORTFOLIOS, L.L.C., APPALOOSA MANAGEMENT, L.P., OZ MANAGEMENT, L.L.C., AND OZF MANAGEMENT, L.P. V. ENRON CORP., ET AL. AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ENRON CORP., ET AL. (ADV. NO. 02-02380, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On May 9, 2002, The Bank of New York, as Indenture Trustee under the Marlin Supplemental Indenture, along with several holders of Marlin II Notes, commenced an adversary proceeding seeking a declaratory judgment that Pound Sterling73 million of proceeds from the prepayment of the Azurix Europe Deed on December 5, 2001 could be distributed, pro rata, to the holders of the Marlin notes. The basis of the noteholders' claims is that the proceeds of the Azurix Europe Deed are not property of ENE's estate and should be distributed, pro rata, to the noteholders in satisfaction of the alleged security obligation made on the Marlin notes. After the Bankruptcy Court denied the defendants' motion to stay, the defendants filed their answers on November 18, 2002. The Creditors' Committee and ENE have

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plead that the operative documents do not result in a pledge of the proceeds to the noteholders in connection with the Marlin II transaction, but instead only with respect to the Marlin I Notes, through the date of their repayment. The Bankruptcy Court issued summary judgment in favor of the noteholders, and on June 9, 2003, the Creditor's Committee filed a notice of appeal and an emergency motion to stay the order granting the summary judgment. The Bankruptcy Court has entered a stipulation an order placing a standstill on all relevant deadlines related to the motion to stay and the appeal while the parties engage in settlement negotiations.

                e. REGULATORY RELATED LITIGATION.

                        (i) FERC LITIGATION. FERC has instituted several investigations, some of which have resulted in FERC enforcement actions, as well as other material litigation involving FERC, which is described below. Refer to
Section IV.C.2.b, "FERC Investigations" for further information.

                                (A) FERC ENFORCEMENT ACTIONS. FERC identified
specific instances in which EPMI, ECTRIC and PGE may have engaged in possible misconduct under the FPA. As a result, on August 13, 2002 FERC initiated three separate investigations into possible violations by the aforementioned companies and others.

                                (1) AVISTA CORP., DOCKET NO. EL02-115-000. This
FERC proceeding involves allegations of improper trades among EPMI, PGE, and Avista Energy. The parties have reached a contested settlement, which is pending before a second administrative law judge. The contested settlement would not impose penalties upon any Enron entity, although any ensuing liability could be transferred to PGE. The parties requested certification of the settlement by an administrative law judge. On June 25, 2003, the administrative law judge entered an order denying certification of the settlement on the grounds that there exist unresolved issues of material fact. The order reinstates hearing procedures and sets a hearing date of October 27, 2003.

                                (2) EL PASO ELEC. CO., DOCKET NO. EL02-113-000.
This FERC proceeding involves an investigation and hearing into whether EPMI and ECTRIC may have violated the terms of their market-based rate authority by entering into a relationship with El Paso Electric Company without fully informing FERC. In this action, FERC seeks disgorgement of estimated EPMI profits between $45-125 million. The hearing has concluded, and the administrative law judge is considering the matter. Although originally scheduled for July 18, 2003, a decision is not expected until December 2003, because discovery has been opened to investigate misconduct allegations.

                                (3) PORTLAND GENERAL ELEC. CO., DOCKET NOS.
EL02-114-000, EL02-115-001. This FERC proceeding involves issues surrounding the relationship between EPMI and PGE, and it is set for hearing in October 2003. In this action, FERC seeks disgorgement of an estimated $40 million in EPMI profits. Refer to Section VIII.C.14, "FERC Investigation of Trading Activities" for further information regarding PGE Litigation and Government Investigation.


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                                (4) AMERICAN ELECTRIC POWER SERVICES CORP., ET
AL., DOCKET NO. EL03-137-000. On June 25, 2003, FERC issued an order alleging market manipulation by EPMI, EESI, PGE, and 48 other companies. By July 15, 2003, the ISO will inform each party of specific instances of potential violations. Parties are required to respond to these allegations in writing by August 30, 2003. The pre-hearing conference in the proceeding will take place on/before September 14, 2003 with a hearing to follow. FERC may seek disgorgement of profits for sales made during the period from January 2000 to October 1, 2000.

                                (5) ENRON POWER MARKETING, INC. AND ENRON ENERGY
SERVICES, INC., ET AL., DOCKET NO. EL03-180-000. Also on June 25, 2003, FERC issued an order alleging that EPMI and EESI "worked in concert" with others to violate the ISO tariff, and that the 24 named companies (including EPMI and EESI) failed to notify FERC of various relationships, in violation of market rate certificates. This proceeding will cover the period from January 1, 2000 through January 21, 2001, and may be in addition to any refunds that may be ordered by FERC from October 2, 2000 forward. FERC ordered the named companies to inventory all revenues from these alliances and file those along with their responses to FERC's allegations by July 23. The pre-hearing conference will take place on or before August 7 with a hearing to follow shortly thereafter.

                        (B) QUALIFYING - FACILITY ACTION.

                                (1) CABAZON POWER PARTNERS, L.L.C., ET AL. V.
SOUTHERN CALIFORNIA EDISON COMPANY (NO. BC249688, SUPERIOR COURT, LOS ANGELES COUNTY-CENTRAL DISTRICT, CALIFORNIA). Cabazon Power Partners, L.L.C., a wholly-owned subsidiary of Enron Wind Corp., and other power project companies owned or managed by Enron Wind, sued Southern California Edison for non-payment of approximately $10 million owed to them for electrical energy generated by the companies during the period November 2000 through March 2001 and delivered to Southern California Edison under various PPAs. The parties entered into a standstill agreement for the period ending June 2002, pending a proposed settlement. Settlement negotiations were unsuccessful. A status conference was held on October 3, 2002 setting a trial date of April 30, 2003. This matter will be settled in connection with the proposed qualified facilities settlement that has been approved by the Bankruptcy Court and the California PUC. After the qualified facilities settlement is approved by FERC, the trial court will enter a dismissal order.

                        (C) (C)OTHER FERC ACTIONS.

                                (1) SAN DIEGO GAS & ELECTRIC V. SELLERS OF
ENERGY AND ANCILLARY SERVICES ET AL., INCLUDING EPMI AND EES, AS WELL AS PGE, DOCKET NO. EL00-95 ET SEQ., (CALIFORNIA ELECTRICITY REFUND PROCEEDING). Refer to
Section VIII.C.11, "California Electricity Refund Proceeding (FERC Docket # EL00-95)" for further information. California Utilities filed a complaint with FERC seeking refunds for wholesale electricity prices in California's single auction spot markets that the California Utilities allege were unjust and unreasonable. The California Utilities have been joined by various California State Agencies and the California Attorney General. They seek in excess of $9.0 billion dollars in refunds from all market participants. Under the FPA, the refund period is limited to October 2, 2000 through June 20, 2001. The matter was tried before an administrative law judge during 2001 and 2002



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and recommendations were made to FERC as to the methodology for calculating refunds. FERC is still considering the final refund formula to be used. In addition, as a result of 100 days of discovery ordered by FERC into allegations of market manipulation, the California parties are seeking to extend the refund period back to May 2000 and increase the scope of transactions for which refunds will be ordered. The California parties have also made allegations of improper conduct against EPMI and EES that they allege must be taken into account in determining refund liability as well as other sanctions. Until FERC determines the final formula to be used for calculating refunds, it is not possible to estimate EPMI's and EES's potential refund liability. Moreover, since the Enron entities were both purchasers and sellers, to the extent that EPMI and EES are owed refunds, those amounts could offset any refund liability assessed against the Enron entities. The Enron entities may not know the amount assessed against them for refund liability until the fourth quarter of 2003 or first quarter of 2004. The Enron entities have posted with the PX substantial prepetition cash collateral (approximately $135.6 million) that FERC has ordered be held pending resolution of the refund hearing. In addition, the Automated Power Exchange is holding approximately $2.0 million in prepetition cash collateral pending final resolution of refund liability. EPMI and EES may have the opportunity to prove at the end of the refund case that if they are ordered to pay refunds, their cost of acquiring the energy warrants a reduction in refund liability.

                                (2) PUGET SOUND ENERGY INC. V. ALL
JURISDICTIONAL SETTLERS OF ENERGY ET AL., INCLUDING EPMI, AS WELL AS PGE. DOCKET NO. EL01-10 ET SEQ., (PACIFIC NORTHWEST REFUND PROCEEDING). Certain Pacific Northwest Utilities alleged that they had been charged unjust and unreasonable prices for wholesale electricity they purchased in the wholesale electricity market for the Pacific Northwest. ENE's total transactions in this market during the refund period from December 25, 2000 to June 20, 2001 exceeded $3.0 billion dollars. This matter was tried in September 2001. In December 2001, an administrative law judge recommended that no refunds be awarded because she determined a competitive market was operating. FERC reopened the record to allow additional discovery into allegations of market manipulation during 2002 and 2003. On June 2, 2003, FERC heard oral argument on the question of whether to reopen the record or adopt the administrative law judge's recommendation. On June 26, 2003, FERC issued an order affirming the administrative law judge's recommendation that no refund be awarded. The Debtors have not had the opportunity to analyze what further actions may be taken by the parties in this proceeding.

                                (3) NEVADA POWER COMPANY & SIERRA PACIFIC POWER
COMPANY V. ENRON POWER MARKETING, INC. (NO. EL 02-28-000, FEDERAL ENERGY REGULATORY COMMISSION). In 2001, NPC entered several large long-term electricity contracts with EPMI. NPC filed a complaint with FERC requesting that the cost of energy in the parties' contract be mitigated because of EPMI's alleged manipulation of the electricity markets in the western United States. The value of the NPC contract to EPMI is approximately $300 million. In December 2002, the FERC administrative law judge issued a decision that NPC and SPPC failed to prove that the contracts were unfair and should be set aside. The decision is now pending before FERC. At the FERC's June 25, 2003 meeting, the Commission indicated that it planned to issue an order affirming the administrative law judge's ruling. On June 26, 2003, FERC issued an order confirming the administrative law judge's initial decision and dismissing the complaints.


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                                (4) ENRON POWER MARKETING, INC. V. CALIFORNIA
POWER EXCHANGE CORPORATION (NO. 01-00901-CM, U.S. DISTRICT COURT, CENTRAL DISTRICT OF CALIFORNIA), IN RE CALIFORNIA POWER EXCHANGE CORPORATION (NO. LA-01-16577-ES, U.S. BANKRUPTCY COURT; CENTRAL DISTRICT OF CALIFORNIA, LOS ANGELES DIVISION), AND CORAL POWER, L.L.C., ENRON POWER MARKETING, INC., ET AL.
V. CALIFORNIA POWER EXCHANGE CORPORATION (DOCKET NOS. EL01-36-000, EL-01-37-000, EL01-43-000, EL01-29-000, AND EL01-33-000, FEDERAL ENERGY REGULATORY COMMISSION). On January 31, 2001, the PX drew down on $140 million of EPMI's collateral as a result of EPMI's alleged breach of the PX tariff. EPMI filed suit in federal district court in Los Angeles requesting that the court: (1) grant a temporary injunction placing all EPMI's collateral in escrow pending resolution of the PX breach of tariff claim and (2) enjoin any assessment of "charge backs" until the issue can be resolved at FERC. On February 9, 2001, the district court granted EPMI's request for a temporary restraining order. EPMI and the PX have now entered into a stipulated injunction granting all of EPMI's requested relief. EPMI also filed a FERC action requesting that FERC interpret the PX charge back provisions of the PX tariff. FERC issued a ruling that the PX charge back methodology was unjust and unreasonable. Notwithstanding FERC's ruling, the PX refuses to refund the collateral. EPMI filed a request for clarification of FERC's previous order. FERC has ruled that the PX can retain the $140 million pending the outcome of the California refund case. In July 2002, the PX, Coral Power and Constellation Power Source filed notices of appeal in the Ninth Circuit Court of Appeals requesting that the court address the justness and reasonableness of the wholesale electricity rates of public utility sellers of ancillary services in spot markets operated by the ISO and PX.

                                (5) CHALLENGE OF THE CALIFORNIA ATTORNEY GENERAL
TO MARKET-BASED RATES. On March 20, 2002, the California Attorney General filed a complaint with FERC against various sellers in the wholesale power market, including PGE and EPMI, alleging that FERC's market-based rates violate the FPA, and, even if market-based rate requirements are valid, that the quarterly transaction reports filed by sellers do not contain the transaction-specific information mandated by the FPA and FERC. The complaint argued that refunds for amounts charged between market-based rates and cost-based rates should be ordered. The FERC denied the challenge to market-based rates and refused to order refunds, but did require sellers, including PGE and EPMI, to refile their quarterly reports to include transaction-specific data. The California Attorney General has appealed FERC's decision to the Ninth Circuit Court of Appeals.

                (ii) STATE REGULATORY LITIGATION.

                        (A) ENRON ENERGY SERVICES, INC. AND ENRON ENERGY MARKETING CORP. V. PACIFIC GAS & ELECTRIC CO. (NO. 01-01-032, PUBLIC UTILITY COMMISSION, STATE OF CALIFORNIA). EESI and EEMC have filed a claim with the California PUC against PG&E for $400 million for unpaid power exchange credits owed by PG&E as a result of rising energy prices during the 2001 California energy crisis. The case is currently stayed because of ongoing settlement discussions between the parties. PG&E has filed a counterclaim based on EPMI's alleged manipulation of the energy market.

                        (B) CALIFORNIA INDEPENDENT SYSTEM OPERATOR. EPMI has notified the ISO that during both prepetition and postpetition periods one of its contractors that



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read retail and commercial meters made an error that resulted in EPMI under-reporting the amount of electrical energy consumed by its customers. EPMI has some postpetition collateral posted with ISO that may or may not pay for the shortfall as a result of the meter reading errors. In order to resolve the problem, EPMI and its vendor are in the process of providing corrected meter data which may take several months. Thereafter, the ISO will have to resettle each day for the California market to determine what additional amounts, if any, are owed by EPMI. This recalculation could take a significant period of time. Until the corrected data has been provided to the ISO and they have resettled their markets, it is not possible to reliably estimate the total amount of under reporting liability.

                (iii) CFTC

                        (A) UNITED STATES COMMODITY FUTURES TRADING COMMISSION
V. ENRON CORP. AND HUNTER SHIVLEY (NO. 03--909, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION). On March 12, 2003, the CFTC filed this action in the United States District Court for the Southern District of Texas alleging that in July 2001, ENE and Shivley, an ENE employee with supervisory responsibilities over the central desk of the Enron Companies' natural gas trading operations, engaged in a scheme to manipulate the price of natural gas in the Henry Hub next-day gas spot market trading on EnronOnline(R). The complaint alleges that these actions directly and adversely affected the NYMEX August 2001 natural gas futures contract by causing the Henry Hub prices to become artificial. The CFTC further alleges that from September 2001 through December 2001, EnronOnline(R) was operated as an illegal, unregistered futures exchange under the Commodity Exchange Act. The CFTC also alleges that from December 2000 through December 2001, ENE further violated the Commodity Exchange Act by offering to trade a lumber swaps contract that was actually an illegal, agricultural commodity futures contract. The CFTC seeks injunctive relief and recovery of unspecified civil monetary penalties in amounts not to exceed $120 thousand or triple the monetary gain to ENE and Shivley for each violation of the Commodity Exchange Act. ENE's time to answer or otherwise respond has been extended by agreement to July 15, 2003. On April 10, 2003 Shivley filed a motion to dismiss the price manipulation claim on the grounds that the CFTC has failed to state a claim upon which relief can be granted. On May 5, 2003, the CFTC filed a memorandum opposing Shivley's motion to dismiss.

        f. OTHER MATERIAL LITIGATION.

                (i) LAWSUITS RELATED TO BRIDGELINE.

                        (A) BRIDGELINE HOLDINGS, L.P. BRIDGELINE STORAGE COMPANY, LLC AND BRIDGELINE GAS DISTRIBUTION, LLC V. ENRON NORTH AMERICA CORP. (ADV. NO. 02-02628, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). Bridgeline instituted this adversary proceeding on July 16, 2002 seeking a determination that (a) Bridgeline Storage has a warehouseman's lien under Article 7 of the Louisiana Uniform Commercial Code on natural gas stored by ENA in Bridgeline Storage's facilities to secure the payment of storage charges allegedly owed by ENA under a NGPA Section 311 Firm Gas Storage Agreement, and (b) Bridgeline Distribution has a carrier's lien on ENA's natural gas transported on Bridgeline Distribution's pipeline to secure payment of reservation charges allegedly due under a Firm Gas Transportation Agreement. ENA moved to dismiss Bridgeline's



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complaint or, in the alternative, for summary judgment, on the grounds that
Bridgeline did not satisfy the requirements for a warehouseman's lien or a carrier's lien. The motion has been fully submitted and argued, and the Bankruptcy Court has taken the matter under advisement.

                        (B) LOUISIANA RESOURCES CO. ET AL. V. TEXACO EXPLORATION & PRODUCTION, INC. (ADV. NO. 03-3818, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). LRC, LRCI, LGMC, and LGMI have sued TEPI bringing causes of action for breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty and injunctive relief in relation to the Amended and Restated Limited Liability Company Agreement of Bridgeline L.L.C. entered into by the parties. Specifically, LRC alleges that TEPI secretly collaborated with Bridgeline to develop a common strategy to strip ENA of its membership interest in the Bridgeline L.L.C. and to otherwise act to the detriment of ENA and the Enron limited partners. LRC further alleges that this collaboration is part of TEPI's strategy to interfere with the potential sale of partnership interests held by ENA and the Enron limited partners. LRC seeks recovery of unspecified damages and entry of an order enjoining TEPI from continuing to engage in the wrongful conduct. On June 26, 2003, the Bankruptcy Court granted LRC's motion to consolidate this adversary action with the adversary action styled Texaco Exploration & Production Co. v. ENA, Adv. No. 02-3079, filed on September 6, 2002.

                        (C) (C)TEXACO EXPLORATION AND PRODUCTION INC. V. ENRON NORTH AMERICA CORP. (ADV. NO. 02-03079, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). TEPI and ENA are members of Bridgeline, L.L.C., which serves as the general partner of Bridgeline Holdings. Bridgeline Holdings owns and operates an intrastate natural gas pipeline and two natural gas storage facilities in Louisiana. TEPI instituted this adversary proceeding on September 6, 2002 seeking a declaratory judgment that (i) upon ENA's bankruptcy filing, ENA ceased to be member of Bridgeline, L.L.C. pursuant to the provisions of the Delaware Limited Liability Company Act and (ii) ENA is prohibited from assigning its interest in Bridgeline, L.L.C. to any successor, affiliate or third party pursuant to Delaware law and section 365(C)(1) of the Bankruptcy Code. TEPI also seeks an injunction restraining ENA from interfering with the management of Bridgeline, L.L.C. or Bridgeline Holdings on the grounds that TEPI is the sole remaining member of Bridgeline, LLC and therefore has the exclusive right to make decisions on behalf of Bridgeline Holdings and Bridgeline, L.L.C. ENA is vigorously defending against this adversary proceeding on the grounds that, under the applicable provisions of the Bankruptcy Code, ENA maintains its membership interest in Bridgeline, L.L.C. and may assign its interest to a third party, notwithstanding any contrary state law. On May 27, 2003, TEPI filed a motion for summary judgment, and on May 28, 2003, and ENA filed its response on June 20, 2003. On June 26, 2003, the Bankruptcy Court granted ENA's motion for authority to file a counterclaim.

                (ii) LAWSUITS RELATED TO NEPCO.

                        (A) LETTER OF CREDIT LITIGATION.

                                (1) JP MORGAN CHASE BANK V. ENRON CORP. (ADV.
NOS. 02-03895 & 02-03896, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On or about June 16, 1995, ENE entered into a Master Letter of Credit and Reimbursement Agreement with The Chase Manhattan Bank, N.A., as predecessor in



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interest to JPMCB. Pursuant to the agreement, JPMCB issued letters of credit for various entities that had entered into contracts with NEPCO for the construction of power plants. These letters of credit named the various entities as the beneficiaries. In accordance with the construction contracts entered into with NEPCO, the various entities made periodic payments to NEPCO, and those funds were transferred in the ordinary course by NEPCO to ENE's master concentration account in accordance with the Debtors' normal and customary cash management practices. ENE did not make any payments to NEPCO's vendors and subcontractors on the various projects; the various entities subsequently drew on the letters of credit to make those payments. JPMCB commenced two adversary proceedings in the Bankruptcy Court in late December 2002 to recover from ENE up to approximately $184 million in funds that it alleges had been paid by the various entities to NEPCO and thereafter wrongfully transferred into ENE's concentration account. JPMCB asserted several causes of action, all of which are predicated on the claim that those funds should be impressed with a constructive trust in favor of JPMCB. The Debtors filed answers to the adversary proceedings denying all claims, and the actions are presently in the pretrial discovery phase. JPMorgan Chase has also filed two adversaries, JP Morgan Chase Bank v. Green Country Energy, LLC, et al. (Adv. No. 03-8151) and JP Morgan Chase Bank v. Quachita Power, LLC, et al. (Adv. No. 03-8150) against certain project owners to recover monies paid pursuant to letters of credit issued under the master letter of credit and reimbursement between JPMCB's predecessor and ENE. On May 23, 2003, QUACHITA AND COGENTRIX filed motions to dismiss the adversary proceeding.

                                (2) JPMORGAN CHASE BANK V. ENRON EQUIPMENT
PROCUREMENT COMPANY (NO. 02-CV 10233, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). JPMCB seeks a judgment against EEPC for $14 million, the amount JPMCB claims to have paid on a letter of credit issued to guarantee the performance of NEPCO, the contractor on a project to build a power plant for a company known as Green Country.

                                (3) WESTDEUTSCHE LANDESBANK GIROZENTRALE V.
ENRON CORP. (ADV. NO. 02-02009, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). This adversary proceeding, filed on January 8, 2002, seeks turnover by ENE of $20 million, a full and complete accounting of these funds, and an injunction against ENE from the use of such funds. Having made payment under a letter of credit, West LB claims subrogation to the rights of NEPCO, NEPCO Power Procurement, and their subcontractors and suppliers in the funds, and alleges that it has an immediate right to possession of those funds. ENE filed its answer in August 2002.

                                (4) WESTDEUTSCHE LANDESBANK V. ENRON CORP.
(QUACHITA PROJECT) (ADV. NO. 02-02555, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On June 20, 2002, West LB filed an adversary proceeding against ENE seeking turnover of approximately $16 million. This adversary is substantially similar to an earlier adversary filed by West LB (Refer to Section IV.C.1.f(ii)(A)(3), "Westdeutsche Landesbank Girozentrale v. Enron Corp. (Adv. No. 02-02009, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for further information). The claims in both relate to letters of credit issued by West LB for the benefit of the owners of power plant projects that were being constructed by NEPCO. Upon placement of the letters of credit, the project owners released the 10% retainages that they had been holding on the respective projects to NEPCO, and



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those funds were swept into an ENE account in the ordinary course of ENE's cash management system. The letters of credit were drawn down after the Initial Petition Date, and West LB seeks recoupment of those funds. ENE filed its answer in August 2002.

                                (5) WESTDEUTSCHE LANDESBANK GIROZENTRALE V.
NATIONAL ENERGY PRODUCTION CORPORATION AND NEPCO POWER PROCUREMENT COMPANY (NO. 02-0108, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). Issuing banks for a $20 million ENE letter of credit issued for a NEPCO project in Mississippi have asserted a cause of action in district court for breach of contract, subrogation, and various tort claims against NEPCO and NEPCO Power Procurement. A notice of bankruptcy was filed in June 2002 staying the action.

                                (6) BAYERISCHE HYPO-VEREINSBANK AG. V. BANCA
NAZIONALE DEL LAVORO S.P.A AND BANCA NAZIONALE DEL LAVORO S.P.A (THIRD PARTY PLAINTIFF) V. BANK OF AMERICA, N.A., ET AL. (INCLUDING NEPCO AND NEPCO PROCUREMENT CO.) (ADV. NO. 02-02614, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). Banca Nazionale, as third-party plaintiff, seeks a determination of the rights of multiple parties involved in a $39 million letter of credit transaction involving ENE, NEPCO, and NEPCO Power Procurement plus recovery of the $39 million. Bayerische has filed a motion for summary judgment. BoA and two other defendants have filed motions to dismiss the third-party complaint in its entirety as to these entities. BoA has also filed a motion to dismiss the adversary proceeding. On May 16, 2003, the Bankruptcy Court issued a memorandum opinion granting summary judgment in favor of Bayerische against Banca Nazionale. On May 22, 2003, the Bankruptcy Court ordered that NEPCO and NEPCO Power Procurement were proper parties to the litigation. On June 10, 2003, the Bankruptcy Court entered an order granting Bayerische's motion for summary judgment. On June 27, 2003, Banca Nazionale filed its notice of appeal.

                        (B) OTHER NEPCO-RELATED LITIGATION.

                                (1) TPS DELL, L.L.C., TPS MCADAMS, L.L.C., PANDA
GILA RIVER, L.P. & UNION POWER PARTNERS, L.P. V. ENRON CORP., NATIONAL ENERGY PRODUCTION CORP. & NEPCO POWER PROCUREMENT CO. (ADV. NO. 03-02108, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On February 13, 2003, the plaintiffs filed this action alleging that they advanced approximately $351.8 million to NEPCO for the purpose of paying subcontractors and suppliers on four NEPCO projects (Dell, McAdams, Gila River, and Union River) and that these funds were transferred out of NEPCO into ENE's cash management system without their consent. TPS Dell further alleges that the ENE entities have used the cash management system to sweep the money held by NEPCO and to refuse to honor NEPCO's obligations. They also seek an injunction prohibiting ENE from using the swept project funds and an order requiring the ENE entities to provide each plaintiff with a complete accounting. ENE filed its answer on April 11, 2003. The NEPCO entities filed their answer on April 23, 2003.

                                (2) GOLDENDALE ENERGY L.L.C. V. NEPCO
(SELF-ADMINISTERED ARBITRATION). Following a termination for convenience, Goldendale Energy L.L.C. exercised its contractual right to audit NEPCO to determine the actual cost contract reconciliation. Due to NEPCO's cash forward position at the time that the termination occurred,



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the audit indicated that Goldendale had overpaid some $45 million. NEPCO's records indicate that Goldendale is due approximately $20 million. The contractually required arbitration was stayed after NEPCO's bankruptcy filing in May 2002.

                                (3) STONER ELECTRIC, INC., ET AL. V. NATIONAL
ENERGY PRODUCTION CORPORATION, ET AL. (NO. 02-2-00059-8, SUPERIOR COURT, KICKITAT COUNTY WASHINGTON). In late November 2001, Goldendale Energy L.L.C. terminated NEPCO on a project in Washington. ENE's subsequent bankruptcy cut off NEPCO's ability to pay approximately 65 project subcontractors and suppliers including Stoner. Claims total in excess of $11 million. The action was stayed as to NEPCO by NEPCO's bankruptcy filing. The matter is proceeding in Klickitat County Superior Court and the Washington State Court of Appeals as a lien foreclosure action. Motions for summary judgment by lien claimants are pending.

                (iii) ADVERSARY PROCEEDINGS.

                        (A) MIZUHO CORPORATE BANK, LTD., AS SUCCESSOR TO THE INDUSTRIAL BANK OF JAPAN, LIMITED AND BANCO BILBAO VIZCAYA ARGENTARIA S.A. V. ENRON CORP. HANSEN INVESTMENTS CO. AND COMPAGNIE PAPIERS STADACONA (ADV. NO. 03-2288, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). Mizuho and its predecessor in interest and Banco Bilbao were part of a bank group that entered into a series of loan transactions with ENE and two of its Canadian entities, Hansen and CPS, in June 2001 relating to the purchase of the Stadacona paper mill. In this adversary proceeding, filed on March 28, 2003, Mizuho and Banco Bilbao allege that they relied upon fraudulent misstatements contained in ENE's financial statements in agreeing to provisions in the transaction documents, which provided that the banks would look solely to ENE in an event of default and in agreeing to waive any rights they may acquire through the exercise of any potential remedies against Hansen to proceed against CPS. Mizuho and Banco Bilbao seek imposition of a constructive trust and recovery of approximately $360 million. On April 2, 2003, Mizuho and Banco Bilbao filed a motion for preliminary injunction or in the alternative, an order prohibiting use of cash collateral and directing the Debtors to segregate and account for the cash. In order to facilitate the sale of assets related to these transactions, ENE negotiated a stipulation whereby Mizuho and Banco Bilao would release all claims against the assets in exchange for the transfer of those claims to the proceeds generated by the sale of those assets. On May 15, 2003, the court entered a stipulation resolving the motion for preliminary injunction whereby Mizuho and Banco Bilbao agree to waive any claims and liens asserted against Stadacona and its assets in return for ENE's agreement to segregate approximately $99 million of any proceeds generated by the sale of Stadacona and to allow the banks to assert claims and liens against the segregated funds. On June 16, 2003, ENE filed a motion to dismiss the adversary proceeding.

                        (B) PONDEROSA PINE ENERGY, LLC, ET AL. V. ENRON CORP., ET AL. (ADV. NO. 02-02826, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION) AND BRAZOS ELECTRIC POWER COOPERATIVE, INC. V. PONDEROSA PINE ENERGY, L.L.C. ET AL. (INCLUDING ECT MERCHANT INVESTMENT CORP. AND KUCC CLEBERNE, L.L.C.) (NO. C-2002-00267, 249TH JUDICIAL DISTRICT COURT, JOHNSON COUNTY, TEXAS). PPE and its affiliates are seeking, through an adversary complaint filed July 24, 2002, a declaration that if they are found liable in the related Johnson County action, they are entitled to indemnification from ENE and ENA in an amount equal to the judgment. The parties to the declaratory judgment action have



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continued to adjourn the adversary proceeding while they negotiate a proposed commercial settlement involving, among other issues, the indemnification obligation. ENE and ENA have not, therefore, filed a responsive pleading.

               The Johnson County litigation, filed in June 2002, involves multiple power generation companies and lending institutions, including ECTMI and KUCC Cleburne, which are being sued by BEPC for tortious interference and conspiracy relating to BEPC's negotiations to purchase an electricity generating plant in Cleburne, Texas from Tenaska Power Partners. On June 15, 2000, ENA entered into a purchase agreement with Tenaska Energy, Inc. and others to purchase certain rights in the partnership that owns the plant, and subsequently, on June 30, 2000, ENA and PPE entered into an Assignment of Purchase Agreement whereby ENA assigned all its rights, title, and interest in the partnership to PPE. In the assignment, PPE assumed all of ENA's obligations under the purchase agreement and ENA was released from liability except for a limited indemnification obligation, which is the subject of the PPE adversary proceeding described above. ENE guaranteed ENA's indemnification obligations. Damages are unspecified. ECTMI and its subsidiary KUCC Cleburne, which owns a 10% sole limited partnership interest in the limited partnership that owns the generating plant, are recently-filed Debtors, and ECTMI and KUCC Cleburne were non-suited without prejudice because of their respective bankruptcy filings.

                        (C) (C)ENRON BROADBAND SERVICES, L.P. V. TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA (ADV. NO. 02-3459, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN Division). On November 8, 2002, EBS LP commenced an adversary proceeding against Travelers seeking recovery of $15.9 million pursuant to a capacity service agreement and an advance payment performance bond issued by Travelers. Travelers has answered in the adversary proceeding and asserted, among other things, that it was fraudulently induced into issuing a surety bond. EBS LP filed a motion for summary judgment on January 13, 2003, and that motion was argued before the Bankruptcy Court. On May 20, 2003, the Bankruptcy Court entered an order denying EBS LP's motion for summary judgment.

                        (D) SCHOONOVER ELECTRIC CO. V. GARDEN STATE PAPER CO., L.L.C. (ADV. NO. 02-02140, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). Schoonover filed this adversary proceeding on March 7, 2002, seeking a determination of the extent, validity, priority and amount of three construction liens filed against real property owned by Garden State in Garfield, Bergen County, New Jersey. On October 24, 2002, Schoonover filed a motion for summary judgment, which is currently pending before the Bankruptcy Court. On June 23, 2003, the Bankruptcy Court entered a memorandum decision denying Schoonover's motion for summary judgment, dismissing the adversary proceeding and holding that the Schoonover liens are and shall be unenforceable against the Debtors' estates.

                        (E) ENRON NORTH AMERICA CORP. AND ENRON INDUSTRIAL MARKETS, L.L.C. V. ROBERT RICHARD, CRAIG RICKARD, ANDREW CONNER AND PULP & PAPER RISK MANAGEMENT CONSULTING, L.P. (ADV. NO. 03-02402, U. S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On April 16, 2003, ENA and EIM filed this adversary proceeding seeking unspecified monetary damages against Pulp & Paper and several of its employees for breach of various confidentiality agreements between the parties. ENA and EIM allege that the confidential information wrongfully disclosed included information relating



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to the plaintiffs' pricing strategies in the forest products trading industry and its postpetition strategy for maximizing forward value recovery of terminated forest products contracts.

                        (F) SAN JUAN GAS CO., INC. V. BONNEVILLE CONSTRUCTION, S.E. (ADV. NO. 03-3633, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). San Juan Gas seeks an accounting of and turnover of fiber optic cable and other inventory in Bonneville's possession and control provided to Bonneville by San Juan Gas pursuant to the terms of a capital construction agreement entered into by the parties in October 2001. San Juan Gas also seeks recovery of costs and attorneys' fees.

                        (G) AMERICAN EXPRESS BANK LTD. V. ENRON CORP. (ADV. NO. 03-02456, U.S. BANKRUPTCY COURT, SOUTHERN DISTRICT OF NEW YORK, MANHATTAN DIVISION). On April 25, 2003, AEB filed this declaratory judgment action against ENE. In June 1999, AEB and ENE entered into a master letter of credit and reimbursement agreement. In January 2001, AEB issued a standby letter of credit to ESBI Alberta Ltd. on behalf of ENE's subsidiary ECPC. The adversary complaint seeks a declaration that AEB's issuance of the March 2002 standby letter of credit entitled AEB to be subrogated to the rights of ENE in the funds drawn from the letter of credit. Upon agreement of the parties, ENE's answer to the adversary complaint was filed on June 18, 2003.

                (iv) INTERNATIONAL LITIGATION RETAINED BY THE ESTATES.

                        (A) AZURIX CORP. V. THE REPUBLIC OF ARGENTINA (INTERNATIONAL CENTRE FOR THE SETTLEMENT OF INVESTMENT DISPUTES). Azurix has filed an international arbitration claim for breach of contract under the Bilateral Investment Treaty between the U.S. and Argentina, against the Republic of Argentina. Azurix's pending claim against Argentina relates to the Azurix/Buenos Aires Concession Contract. EBWH, a wholly-owned non-Debtor subsidiary of ENE, owns 33-1/3% of the voting shares of Azurix. Atlantic owns the remaining 66-2/3% of the voting shares of Azurix. ENE holds a 50% voting interest in Atlantic, as well as 100% of the cumulative preferred stock issued by Azurix. The remaining 50% voting interest in Atlantic is held by Marlin.

                        (B) CATLIN WESTGEN LTD. AND CERTAIN UNDERWRITERS AT LLOYD'S SUBSCRIBING TO POLICY NO. 901/70028583 V. ECOELECTRICA L.P. (NO. 02-4097, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION). Catlin, a Lloyd's Underwriters syndicate, has filed suit for declaratory judgment against EcoElectrica relating to a $15 million insurance claim claiming no coverage for property damage or business interruption as a result of the malfunction of a Siemens turbo-generator. The parties have agreed to mediation, and the case is stayed pending the parties' attempt at alternative dispute resolution. This case arises out of the same occurrence as EcoElectrica v. American International Insurance & Houston Casualty Ins. Co.

                        (C) (C)ECOELECTRICA V. AMERICAN INTERNATIONAL INSURANCE CO. OF PUERTO RICO & HOUSTON CASUALTY INSURANCE CO. (NO. 02-2770, U.S. DISTRICT COURT, DISTRICT OF PUERTO RICO). On December 4, 2002, EcoElectrica, a 542-MW combined-cycle cogeneration, receiving and storage facility, owned 50% by ENE with the other 50% owned by Edison Mission Energy, Inc. and General Electric, which is located near Penuelas, Puerto Rico,



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filed suit against American International and Houston Casualty for insurance proceeds of approximately $15 million to cover losses suffered from damage to one of its electrical generators, for specific performance to compel full payment of the claim including attorneys fees, and for a declaratory judgment that payment is due under the relevant policies. EcoElectrica was granted a default judgment. However, defendants have moved to set aside the default on jurisdictional grounds and for a stay of the proceedings pending mediation. The parties have an agreement to mediate in August 2003.

                        (D) ENRON CORP. & PONDEROSA ASSETS L.P. V. THE REPUBLIC OF ARGENTINA (INTERNATIONAL CENTRE FOR THE SETTLEMENT OF INVESTMENT DISPUTES). ENE and Ponderosa filed an arbitration in March 2003 against the Republic of Argentina for expropriation resulting from the Emergency Law passed in January 2002 that abrogates the TGS License provisions providing for (1) tariffs to be calculated in U.S. dollars, and (2) tariffs to be increased based on the U.S. Producer Price Index. The requirement that dollar tariffs be converted into pesos at an exchange rate of 1:1 eliminated entirely the License's protections against devaluation of the peso. The government also prohibits TGS from ceasing operations for non-payment, thereby forcing it to operate at a loss. Damages are estimated at $450 million.

                        (E) ENRON CORP. AND PONDEROSA ASSETS L.P. V. THE REPUBLIC OF ARGENTINA (INTERNATIONAL CENTRE FOR THE SETTLEMENT OF INVESTMENT DISPUTES). ENE and Ponderosa filed a request for arbitration on February 22, 2000 against The Republic of Argentina to challenge the arbitrary imposition of provincial stamp taxes on their pipeline, TGS. The total amount of taxes sought by various provinces, excluding penalties and interest was approximately $547 million at the time the arbitration was filed. Currently, the total amount sought is approximately $147.8 million because of the fluctuation in the Argentine currency. Penalties and interest could potentially treble this amount. Argentina challenged jurisdiction of the ICSID and ENE/Ponderosa responded. The hearing on jurisdiction is set for September 2003.

                        (F) GASPARTICIPACOES LTDA. V. COMPANIA DE GAS DA BAHIA, STATE OF BAHIA AND PETROBRAS. In July 2002, Gaspart filed a declaratory action to have its shareholder rights reinstated in Bahiagas. Petrobras and the State of Bahia unilaterally stripped Gaspart of its shareholder rights because of the ENE bankruptcy. Gaspart was granted a temporary injunction partially reinstating its shareholder rights. Gaspart requested and was granted a revision of the order for full reinstatement. The defendants filed a "declaratory embargo" seeking to quash the injunction. Although Gaspart was successful in its last hearing, the State of Bahia continues the appeal process. Gaspart has engaged a commercial consultant to assist in the negotiation of a commercial resolution. The parties are discussing settlement.

                        (G) GREAT LAKES DREDGE & DOCK COMPANY AND DAWSONDREDGING COMPANY V. LINGTEC CONSTRUCTORS L.P. AND ENRON POWER SERVICES B.V. (DEMAND FOR ARBITRATION PURSUANT TO THE UNITED NATIONS COMMISSION ON INTERNATIONAL TRADE LAW ARBITRATION RULES) (LONDON, ENGLAND). The dispute relates to a subcontract originally executed in August 1999 between Great Lakes and LINGTEC for work related to LINGTEC's contract with Dabhol Power. Under the general contract, LINGTEC was to generally develop and procure an LNG unloading regasification and storage facility in the vicinity of the existing Dabhol power station. Claimant seeks damages totaling over $13 million.



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LINGTEC's bankruptcy filing in January 2003 stayed proceedings as to LINGTEC and
EPS's liquidation proceeding filed in the Netherlands stayed proceedings as to EPS.

                        (H) SARAS S.P.A. RAFFINERIE SARDE (ITALY) V. ENRON DUTCH HOLDINGS, B.V. (NETHERLANDS) (NO. 11980/ACS, INTERNATIONAL COURT OF ARBITRATION, ICC, GENEVA, SWITZERLAND). In January 2002, Saras filed a request for arbitration against EDH alleging that EDH ceased to be an "affiliate" of ENE as defined by the Shareholders' Agreement when ENE transferred its EDH shares to ES Power 3, L.L.P., a limited liability company that Saras alleges is not a fully owned subsidiary of ENE. ENE holds a .025% economic interest in ES Power 3, and ES Power 1 L.L.C. holds the balance 99.975% economic interest in ES Power 3. ENE holds both a 100% voting interest in ES Power 3 and a 100% voting interest in ES Power 1, such that ENE has 100% voting control of EDH. EDH asserts that it has not violated the Shareholders Agreement. Saras further alleges that the share transfer entitles it to exercise an option call on all the shares held by EDH in Sarlux at the net book value less 10% as provided for in the Shareholders' Agreement. Saras contends the option call was exercised by written notice on January 15, 2002. EDH values the claim in excess of $100 million. Saras is contending that it is entitled to purchase EDH's shares for approximately E60,000,000. The parties have submitted their position statements to the arbitration panel. It is anticipated that the proceedings will continue through mid-2004.

                        (I) ENRON POWER CONSTRUCTION COMPANY, ENRON ENGINEERING & CONSTRUCTION COMPANY AND ENRON EQUIPMENT PROCUREMENT CO. V. CIGSA CONSTRUCCION, S.A. DE CV, ASTILLEROS DEL GOLFO S.A. DE C.V., AND AGE MANTENIMIENTO, S. DE R.L. DE C.V. (NO. H-02-3143, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION); CIGSA V. CABYL (NO. 72/2002, 6TH STATE COURT, TAMPICO, TAMAULIPAS, MEXICO); AND CIGSA V. ENRON POWER CONSTRUCTION COMPANY (NO. 72/2002, 4TH STATE COURT IN CIVIL MATTERS, TAMPICO, TAMAULIPAS, MEXICO). EPCC, EECC and EEPC contributed procurement services and provided financing for six PEMEX construction projects in Mexico to CIGSA Construction, S.A. de CV., Astilleros del Golfo S.A. de C.V., and Age Mantenimiento, S. de R.L. de C.V. and other related entities. Certain of these projects were undertaken through CAByL, which is 50% owned by Odebrecht. As a result of disputes between the Cigsa entities on the one hand and the Enron entities and Odebrecht on the other hand, there are litigation and arbitration proceedings underway related to the distribution of project proceeds. The projects are completed. The Enron entities seek a recovery of approximately $23 million in project proceeds, advancement of financing and related expenses. The Cigsa entities dispute the claim, contend that the Enron entities owe the Cigsa entities approximately $10 million and seek ownership of the Enron entities interest in CAByL. Odebrecht has also filed suit by and through a related entity to assert a claim of approximately $17 million against CAByL. The litigation and arbitration proceedings are currently pending.

                (v) OTHER PENDING LITIGATION OR ARBITRATIONS.

                        (A) AMERICAN WATER SERVICES, INC. AND AMERICAN WATER WORKS CO., INC. V. AZURIX CORP. (NO. 20189-NC, CHANCERY COURT OF NEW CASTLE COUNTY, DELAWARE). Azurix has been sued for breach of contract and specific performance for failure to provide a financial guaranty and other contractual claims relating to the sale of certain subsidiaries of Azurix. ENE is prepared to issue a postpetition guaranty of Azurix's alleged



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obligation with respect to the financial guaranty, and on June 12, 2003, the
Bankruptcy Court approved ENE's issuance of the Azurix guaranty. The parties may act on the Bankruptcy Court's approval on or after June 23, 2003. EBWH, a wholly-owned non-Debtor subsidiary of ENE, owns 33-1/3% of the voting shares of Azurix. Atlantic owns the remaining 66-2/3% of the voting shares of Azurix. ENE holds a 50% voting interest in Atlantic, as well as 100% of the cumulative preferred stock issued by Azurix. The remaining 50% voting interest in Atlantic is held by Marlin.

                        (B) BEESON, ECLIPSE OIL & GAS INC. AND O'NEILL PROPERTIES, LTD., FOR THEMSELVES AND ALL OTHERS SIMILARLY SITUATED V. INTRATEX GAS COMPANY, DOW CHEMICAL COMPANY, AND TENNGASCO GAS SUPPLY COMPANY, F/K/A TENNAGASCO, INC. AND BEESON, ECLIPSE OIL & GAS INC. AND O'NEILL PROPERTIES, LTD., FOR THEMSELVES AND ALL OTHERS SIMILARLY SITUATED V. INTRATEX GAS COMPANY, DOW CHEMICAL COMPANY, AND TENNGASCO GAS SUPPLY COMPANY F/K/A TENNAGASCO, INC. (NO. 95-07388-A, 80TH JUDICIAL DISTRICT COURT, HARRIS COUNTY, TEXAS). Beeson, Eclipse, and O'Neill filed a class action alleging that HPL failed to take ratably from gas wells in Texas. The complaint seeks $466 million in damages. In February 2001, the trial court denied the class certification requested by Beeson, Eclipse and O'Neill. Beeson, Eclipse and O'Neill have appealed (Case No. 01-00239, Texas Court of Appeals, 1st District).

                        (C) (C)BUFFALO V. GARDEN STATE PAPER COMPANY ET AL. (NO. L- 366-02, SUPERIOR COURT, MIDDLESEX COUNTY, NEW JERSEY). On November 27, 2000, a forklift operated by an employee of the Port Cateret Recycling facilities struck Philip Buffalo, a driver for Penske. Reserving its rights under the terms of the parties' contract, the demand for indemnification was accepted by Gallagher Bassett Services, Inc. on behalf of Penske on May 15, 2001. An order of dismissal dismissing ENE pending bankruptcy, was entered February 25, 2002. Penske assumed Garden State's defense and agreed to indemnify Garden State, Port Carteret and Amaro on June 28, 2002. Although damages are unspecified, assuming liability is established, they could exceed $1 million.

                        (D) C.C. SUNRISE, LTD. V. PITTENCRIEFF AMERICA, INC., ET AL., INCLUDING JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP AND ENRON CAPITAL CORP. (NO. 01-1207-A, 28TH JUDICIAL DISTRICT COURT, NUECES COUNTY, TEXAS). Sunrise seeks unspecified damages for alleged contamination of 130 acres of real property along the Laguna Madre in south Texas. Joint Energy and Enron Capital Corp. are alleged to have been owners/operators of adjacent real property upon which Joint Energy and Enron Capital Corp. allegedly operated certain oil and gas facilities, including storage tanks, processing plant, pipelines and disposal pits.

                        (E) COMMISSIONER OF BANKING V. GULF COMPANY LTD. (NO. 128-3-02, SUPERIOR COURT, WASHINGTON COUNTY, VERMONT). On April 18, 2002, following petition for seizure, as entered March 7, 2002, the State of Vermont petitioned for an order to rehabilitate alleging insolvency of Gulf Company, ENE's captive insurance company, which is formed and licensed under Vermont law. The state alleges as "highly uncertain" Gulf Company's ability to collect any of a $54 million demand note from ENE. If the note cannot be collected, Gulf's exposure to scheduled claims exceeds its assets. By stipulation entered on June 29, 2002, the parties agreed to entry of an order to rehabilitate and a delegation of authority,



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whereby the business of Gulf Company continues under the auspices of the State to satisfy claims on a month-to-month basis by drawing down required funds from the demand note pursuant to certain Bankruptcy Court orders authorizing ENE to continue paying workers' compensation obligations and to pay all obligations owing in respect of ENE's captive insurance program.

                        (F) CONAGRA TRADE GROUP, INC. F/K/A CONAGRA ENERGY SERVICES, INC. V. ENRON RESERVE ACQUISITION CORP. (NO. 13 198 00925 2, AMERICAN ARBITRATION ASSOCIATION, NEBRASKA). ConAgra filed a demand for arbitration claiming breach of a master crude oil purchase and sale agreement dated October 31, 2001 between ConAgra and ERAC. There is also an ENE guaranty dated October 31, 2001 in the amount of $10 million supporting the obligations of ERAC pursuant to the agreement. ConAgra seeks $9.3 million, together with interest from December 1, 2001, attorney's fees and costs of the proceeding. The matter is stayed, and settlement talks have been initiated.

                        (G) COSTILLA ENERGY INC., BY AND THROUGH ITS LITIGATION TRUSTEE, GEORGE HICKS V. ENRON CORP. ET AL. (INCLUDING ENRON NORTH AMERICA CORP. AND JEDI II, L.P., ENRON CAPITAL MANAGEMENT L.P., ENRON CAPITAL MANAGEMENT II, L.P. AND ENRON CAPITAL II CORP.) (NO. 01-CV-159, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF TEXAS, LAREDO DIVISION) (REMANDED) (NO. 5019, 49TH JUDICIAL DISTRICT COURT, ZAPATA COUNTY, TEXAS). Costilla claims ENA promised that it would finance certain property acquisitions and that it did not do so and as a result of the breach Costilla suffered damages between $25 million and $400 million. Costilla initially filed suit against ENA in Harris County, Texas. Two weeks later, Costilla filed suit against various Enron entities in Zapata County, Texas. However, Costilla did not dismiss the case in Harris County. ENA filed a counterclaim in Harris County. ENA also moved to transfer venue and to abate the Zapata County case. The matter is stayed as to ENE and ENA. The federal court case was closed on August 15, 2002 when the case was remanded to the district court in Zapata County. The Harris County suit was dismissed for want of prosecution on February 7, 2003; however a motion to transfer venue from Zapata County to Harris County is pending.

                        (H) EDISON SALVAGE ASSOCIATES V. GARDEN STATE PAPER L.L.C., ET AL. (NO. L-5233-00, SUPERIOR COURT, BERGEN COUNTY, NEW JERSEY). This is a suit for breach of a lease agreement by Garden State for a closed recycling center that occurred prior to ENE's acquisition of Garden State and Garden State is being defended and indemnified by Media General, the company from which ENE acquired Garden State.

                        (I) ENRON EQUIPMENT PROCUREMENT CORP. V.
SIEMENS-WESTINGHOUSE POWER CORP. (NO. 2001-44553, 113TH JUDICIAL DISTRICT COURT, HARRIS COUNTY, TEXAS) (ORIGINALLY ASSIGNED TO THE 269TH JUDICIAL DISTRICT COURT, HARRIS COUNTY, TEXAS). EEPC alleges that Siemens-Westinghouse breached the terms of a purchase agreement entered into by the parties and engaged in fraud with respect to the sale of gas turbine generator equipment damaged during transit. EEPC seeks recovery of the $24 million paid towards the purchase price, liquidated damages and related termination fees, punitive damages, and attorney's fees. Siemens-Westinghouse has filed a $1.8 million counterclaim seeking recovery of the balance due on the purchase price and storage fees. Discovery has begun. In September



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2002, the presiding judge recused himself because of a conflict of interest and the case has been reassigned. Trial is set for August 11, 2003.

                        (J) GLATZER V. ENRON CORP., ECT CORP., FRANK WEISSER AND PATRICIA JEHLE (NO. 16465/96, SUPREME COURT, BRONX COUNTY, NEW YORK) AND GLATZER
V. BEAR STEARNS & CO., INC. (NO. 95 CV 1154, U.S. DISTRICT COURT, SOUTHERN DISTRICT OF NEW YORK). Glatzer alleges that ECT Corp. misappropriated trade secrets regarding monetization of production payments. The alleged trade secret was Glatzer's idea to monetize production payments. Glatzer alleges he gave his idea to Bear Stearns who then allegedly relayed the idea to ECT Corp. Glatzer's damages are unspecified, but he has offered to settle for $1 million. The court granted ECT Corp.'s motion for summary judgment on July 14, 1999. On December 10, 2000, the Court of Appeals affirmed. Glatzer has filed a motion for reconsideration.

                        (K) IN RE NATURAL GAS ROYALTIES QUI TAM LITIGATION (GRYNBERG LITIGATION) (NO. 97-1421, U.S. DISTRICT COURT, DISTRICT OF COLORADO & NO. 97-2087, U.S. DISTRICT COURT, EASTERN DISTRICT OF LOUISIANA, NEW ORLEANS DIVISION (MDL--NO. 99-MD-1293, U.S. DISTRICT COURT, DISTRICT OF WYOMING, CASPER DIVISION) (DEBTORS ENRON CORP. AND LRC, ENA, AS WELL AS CROSSCOUNTRY ENTITIES, ARE DEFENDANTS). Refer to Section IX, "CrossCountry Energy Corp." for further information. This is a qui tam action brought against most of the pipeline companies in America, alleging fraudulent practices in the measurement of gas and Btu content produced on federal lands, which allegedly, has resulted in lower royalties. Damages are unspecified.

                        (L) NOSEFF ET UX. V. PINNACLE NATURAL GAS COMPANY, ET AL., INCLUDING NORTHERN NATURAL GAS AND ENRON CORP. (NO. CV-2001-01278, 2ND JUDICIAL DISTRICT COURT, BERNALILLO COUNTY, NEW MEXICO). Noseff, a current field employee of Transwestern, alleges personal injuries as a result of a gas fire in July 1998 at a pipeline interconnect between Pinnacle and NNG facilities near Hobbs, New Mexico that he was servicing when the incident occurred. Noseff further seeks to circumvent the workers' compensation immunity by suing NNG and ENE alleging that ENE failed to adequately fund the maintenance of the interconnect and was negligent by its failure to supervise the design, manufacture and installation of the interconnect, owned by NNG. Noseff alleges that NNG was negligent by its failure to evaluate and implement changes in the equipment on the interconnect that would have prevented the incident. Noseff seeks to hold ENE and NNG strictly liable for the alleged defective equipment and seeks compensatory and punitive damages. NNG and ENE are insured for first dollar exposure/expense pursuant to an AIG novation agreement and their excess coverage. Discovery continues as to NNG, but the claims against ENE are stayed. No trial date is set, but NNG has requested court-ordered mediation. ENE awaits the order.

                        (M) VIVIENDI NORTH AMERICAN CORPORATION F/K/A ANJOU INTERNATIONAL COMPANY V. ARTEMIS ASSOCIATES, L.L.C. (NO. 70 M 168 00637 02, AMERICAN ARBITRATION ASSOCIATION, HOUSTON, Texas). This is a dispute between Artemis, the Enron entity utilized to purchase Limbach in 1998, and Anjou regarding a Stock Purchase Agreement dated March 3, 1998. Anjou raises issues regarding the final settlement and reimbursement of self-insurance amounts and other bonding and insurance matters. Arbitration was initiated by Anjou in October 2002. In December 2002, Artemis filed for bankruptcy protection. The arbitration is now stayed.

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        2. GOVERNMENT INVESTIGATIONS

                The factual descriptions below address certain governmental investigations surrounding certain Debtors, non-Debtor affiliates, and certain assets/structures held by the Debtors and/or non-Debtor affiliates. The factual descriptions below, which are based on the Debtors' view of the investigations and proceedings and subject to further review, elaboration, or modification, are included for information purposes only, and others familiar with these proceedings, including the governmental agencies involved in the investigations, the ENE Examiner, and other third parties may dispute all or part of these descriptions or assessments. The Enron Companies are cooperating with all governmental investigations.

                a. SEC AND DEPARTMENT OF JUSTICE. The federal government has initiated various investigations into, and judicial proceedings relating to, the affairs of the Enron Companies through, among others, the SEC and the DOJ.

                        (i) SEC.

                                (A) INVESTIGATION. On October 30, 2001, the SEC
issued a formal order of investigation titled "In the Matter of Enron Corp. (HO-9530)." The SEC stated that it was investigating "[w]hether Enron and certain persons and entities associated with Enron, misstated or caused the misstatement of the financial condition and results of operations of Enron and disclosures related thereto, and whether certain persons and entities violated the anti-fraud provisions of the federal securities laws in connection with the purchase and sale of Enron securities."(21) Since this initial investigation, ENE has subsequently received numerous subpoenas and written and verbal requests from the SEC for information and documents.

                                (B) FINANCIAL INSTITUTIONS. On March 17, 2003,
the SEC filed its complaint and simultaneously announced an $80 million settlement with Merrill Lynch. The complaint alleges that the defendants aided and abetted ENE's alleged manipulation of its 1999 earnings. As part of the settlement, Merrill Lynch neither admitted nor denied guilt. The settlement does not extend to the individual defendants in the complaint, who are former Merrill Lynch executives. The SEC is also investigating Citigroup and JPMCB in connection with, among other things, their prepay transactions with the Enron Companies. No litigation has been commenced against either of these entities.

                                (C) (C)CIVIL PROCEEDINGS AGAINST KOPPER. The SEC
brought a civil action against Michael Kopper that parallels the criminal proceeding (refer to Section IV.C.2.a(iii), "Criminal Proceedings"). On August 22, 2002, the United States District Court for the Southern District of Texas entered a final judgment against Kopper that incorporated the terms for forfeiture and surrender of $12 million as set forth in the Kopper Agreement with the DOJ (Refer to Section IV.C.2.a(iii)(A), "Michael Kopper Plea" for further information). A number of other civil proceedings have also been commenced against Kopper. On August 26, 2002, the Creditors' Committee commenced an adversary proceeding against Kopper and LJM2 seeking, among other things, turnover of $8 million of the assets and a temporary restraining

---------------------------
(21) Securities and Exchange Commission v. Andrew S. Fastow, Misc. No. 01-MS-00456; United States District Court, District of Columbia.


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order to prevent action by Kopper and LJM2 with respect to the assets referenced in the Kopper Agreement. Thereafter, on October 17, 2002, the Bankruptcy Court signed a stipulation and consent order by and among ENE, the Creditors' Committee, the SEC, and Kopper whereby the SEC agreed to seek amendment of the SEC Final Judgment to provide for, among other things, distribution of the $8 million in assets to public investors who are holders of ENE's unsubordinated debt securities issued pursuant to a registration statement on Forms S-1 or S-3.

                        (D) CIVIL PROCEEDINGS AGAINST FASTOW. The SEC brought a civil action against Andrew Fastow that parallels the criminal proceeding filed against him (refer to Section IV.C.2.a(iii), "Criminal Proceedings" for further information). A number of other civil proceedings have also been commenced against Fastow.

                        (E) CIVIL PROCEEDINGS AGAINST HOWARD AND KRAUTZ. Moreover, on March 12, 2003, the SEC filed a civil action against Kevin A. Howard and Michael W. Krautz in the United States District Court for the Southern District of Texas. The SEC alleges that Howard and Krautz, employees of EBS, engaged in a scheme that allowed ENE to recognize and report $111 million in fraudulent earnings in connection with "Project Braveheart," which involved the monetization of assets resulting in an immediate recognition of earnings from a long-term agreement with Blockbuster to develop and provide video-on-demand services. The SEC seeks injunctive relief and disgorgement of Howard's and Krautz's unlawful gains and civil penalties.

                (ii) DOJ INVESTIGATIONS. The DOJ is conducting an investigation of the events and individuals involved in the events leading to the bankruptcy of ENE to determine whether any laws of the United States of America were violated. In addition to the on-going investigation by the DOJ's Enron Task Force, in August 2002 the United States Attorney for the Northern District of California initiated an investigation into alleged price manipulation of the California wholesale energy market by ENE and others. The DOJ's on-going investigation in the Enron Companies' West Coast trading practices has resulted in criminal proceedings against two former employees: Timothy Belden and Jeffrey Richter.

                (iii) CRIMINAL PROCEEDINGS. Criminal proceedings have been instituted against several former employees of the Debtors.

                        (A) MICHAEL KOPPER PLEA. On August 21, 2002, Michael Kopper and the DOJ filed the Kopper Agreement in the United States District Court for the Southern District of Texas on August 21, 2002. The Kopper Agreement provides that Kopper will waive indictment and plead guilty to an information charging him with one count of conspiracy to commit wire fraud and one count of conspiracy to engage in monetary transactions in property derived from specified unlawful activity, charges arising from Kopper's involvement in certain transactions with ENE and related SPEs.

        In the Kopper Agreement, Kopper acknowledged that he, ENE's former Chief Financial Officer Andrew Fastow, and others used transactions involving SPEs to enrich themselves at the Debtors' expense, and in violation of their duty to provide ENE and its shareholders with honest services.


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        Under the Kopper Agreement, Kopper agreed, among other things, (1) not to contest forfeiture of and surrender of all possible claims to $4 million in a Charles Schwab account in the name of LJM2 Capital Management, L.P., and (2) to pay $8 million in a matter directed by the SEC. After Kopper fulfills his obligations under the Kopper Agreement, the DOJ has agreed to recommend leniency in sentencing. The DOJ also agreed not to pursue forfeiture beyond the $4 million in the Charles Schwab account and the $8 million Kopper agreed to pay to the SEC pursuant to the final judgment entered by the United States District Court for the Southern District of Texas.

                        (B) TIMOTHY BELDEN PLEA. On October 17, 2002, Timothy Belden and the DOJ entered the Belden Agreement in the United States District Court for the Northern District of California. The Belden Agreement provides that Belden will waive indictment and plead guilty to an information charging him with one count of conspiracy to commit wire fraud, which derives from Belden's trading activities as Director of Enron's California energy trading desk and Vice President and Managing Director in charge of Enron's West Power Trading Division in Portland, Oregon.

        In the Belden Agreement, Belden acknowledged that he and others, from 1998 through 2001, implemented schemes to fraudulently increase revenue for Enron from California energy market participants by intentionally filing false energy schedules, thereby manipulating market prices.

        Under the Belden Agreement, Belden agreed among other things, to waive all rights in $2.1 million he received from Enron and placed in two Charles Schwab accounts, and he agreed not to contest forfeiture of these funds to the United States. If Belden is subject to a monetary judgment from a successful third-party claimant in the ENE bankruptcy proceeding, the DOJ has agreed to dismiss its forfeiture action in the amount of any judgment. Additionally, the $2.1 million will be applied against Belden's obligation to pay restitution. Upon Belden's completion of his obligations under the Belden Agreement, the DOJ has agreed to not oppose a downward adjustment of three levels under the federal sentencing guidelines. The DOJ also agreed not to file or seek additional charges against Belden that could be filed as a result of its current investigation of Belden.

                        (C) (C)ANDREW FASTOW INDICTMENT. On October 31, 2002, a grand jury convened by the United States District Court for the Southern District of Texas indicted Andrew Fastow, ENE's former CFO, on 78 counts of wire fraud, conspiracy to commit wire fraud, conspiracy to commit wire and securities fraud, obstruction of justice, money laundering, and money laundering conspiracy. The indictment alleges that during his employment at ENE, Fastow and others engineered a series of transactions utilizing SPEs that defrauded ENE, its shareholders, the SEC, and others. Fastow pleaded not guilty to all charges on November 6, 2002, and remains free on a $5 million bond.

        On April 29, 2003, the grand jury issued a superseding indictment which included 31 additional counts against Fastow and added Ben F. Glisan, Jr. and Dan Boyle as co-defendants. This superseding indictment charges the defendants with conspiracy to commit wire fraud, conspiracy to falsify books, records and accounts, conspiracy to commit wire and securities fraud, wire fraud, obstruction of justice, conspiracy to launder money, money



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laundering, insider trading, and filing false federal income tax returns. The defendants have each pleaded not guilty to the various charges against them and remain free on bond.

                        (D) LAWRENCE M. LAWYER PLEA. On January 7, 2003, Lawrence M. Lawyer and the DOJ entered the Lawyer Agreement in the United States District Court for the Southern District of Texas. The Lawyer Agreement provides that Lawyer will waive indictment and will plead guilty to filing false tax returns that did not report money he received for his work on the RADR partnership while Lawyer was an employee of Enron Capital Management. The Lawyer Agreement provides that Lawyer will waive indictment and plead guilty to an information charging him with one count of willfully making and subscribing to a false tax return. In the Lawyer Agreement, Lawyer acknowledged that he failed to report as taxable income $79,468.83 he received from an Enron-related SPE, RADR. Refer to Section III.G.3, "RADR" for further information on the RADR SPEs.

        The Lawyer Agreement requires Lawyer: (1) to pay taxes owed to the IRS in the amount of $29,274.73; (2) pay restitution in the amount of $79,468.83 to the a relief fund account set up for former Enron employees; and (3) waive all rights under the Bankruptcy Code to obtain discharge or to delay payment of any fine or restitution obligation.

                        (E) JEFFREY S. RICHTER PLEA. On February 4, 2003, Jeffrey S. Richter and the DOJ, through the United States Attorney's Office for the Northern District of California, and the Enron Task Force, entered the Richter Agreement in the United States District Court for the Northern District of California. The Richter Agreement provides that Richter will waive indictment and plead guilty to one count of conspiracy to commit wire fraud and one count of making a false statement to the FBI, arising from his activities as manager of the Short Term California trading desk at Enron's West Power Trading Division in Portland, Oregon.

        In the Richter Agreement, Richter acknowledged that he and others agreed to devise and implement fraudulent schemes through the California energy markets. As part of these schemes, Richter and others intentionally filed false energy schedules and bids in order to manipulate prices in certain markets.

        The Richter Agreement requires Richter to pay restitution in an amount to be determined, and to cooperate with the DOJ before and after his sentencing. The DOJ has agreed not to file or seek any additional charges against Richter that could be filed as a result of its current investigation. Additionally, the DOJ has agreed not to oppose a downward adjustment of three levels under the federal sentencing guidelines.

                        (F) INDICTMENTS OF CERTAIN FORMER OFFICERS OF ENRON BROADBAND SERVICES. On March 26, 2003, a grand jury convened by the United States District Court for the Southern District of Texas indicted Kevin A. Howard and Michael W. Krautz on several counts of securities fraud, wire fraud, conspiracy, and making false statements to the FBI. On April 2, 2003, Howard and Krautz entered not guilty pleas.

        On April 29, 2003, the grand jury issued a 218-count superseding indictment against Howard, Krautz, Kenneth Rice, Joseph Hirko, Kevin Hannon, Scott Yeager, and Rex



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Shelby, all former employees of EBS. In addition to the charges contained in the original indictment, the superseding indictment contains charges of misleading the investing public regarding the financial condition of EBS, insider trading, and money laundering, although not every defendant is charged with each count in the indictment. Each defendant has entered a plea of not guilty and remains free on bond.

                        (G) LEA FASTOW INDICTMENT. On April 30, 2003, a federal grand jury convened by the United States District Court for the Southern District of Texas indicted Lea W. Fastow, the wife of Andrew Fastow and a former ENE employee, charging her with one count of conspiracy to commit wire fraud and defraud the United States, one count of conspiracy to launder money, and four counts of filing false federal income tax returns. The indictment alleges, among other things, that Lea Fastow, in part during her employment at ENE, and others devised a series of transactions involving SPEs to obtain money through materially false pretenses, defrauding ENE, its shareholders, the United States, and others. Lea Fastow entered a plea of not guilty and is currently free on $500,000 bond.

                        (H) JOHN FORNEY INDICTMENT. On June 5, 2003, a federal grand jury convened by the United States District Court for the Northern District of California indicted John Forney, a former Enron employee, on a single count of conspiracy to commit wire fraud for acts allegedly committed while Forney was head of Enron's western real-time power trading operations in Portland, Oregon. Forney was arrested in Columbus, Ohio on June 3 for wire fraud and conspiracy charges filed against him in a criminal complaint unsealed that day in the Southern District of Ohio. Forney pleaded not guilty to all charges on June 3, 2003, and remains free on a $40,000 bond.

        b. FERC INVESTIGATIONS. FERC has instituted several investigations, as described more fully below. FERC has also instituted several lawsuits. Refer to
Section IV.C.1.e(i), "FERC Litigation" for further information.

                (i) FERC FACT-FINDING INVESTIGATION OF POTENTIAL MANIPULATION OF ELECTRIC AND NATURAL GAS PRICES, DOCKET NO. PA-02-2-000. On February 13, 2002, FERC began a fact-finding investigation into whether any entity, including any of the Enron Companies, manipulated short-term prices in electric or natural gas markets in the western United States. FERC's fact-finding investigation began in the wake of the Debtors' December 2001 bankruptcy filings and is based on allegations that ENE, through its affiliates, used its market position to distort electric and gas markets in California and the western United States.

        Six months into their investigation, on August 13, 2002, FERC staff issued an initial report to the U.S. Congress summarizing its findings and recommendations, including noting that there exists sufficient evidence to warrant formal investigations of possible violations of the FPA by PGE, EPMI, ECTRIC, and three companies unrelated to the Enron Companies.

        On March 26, 2003, FERC issued its Final Report on Price Manipulation in Western Markets and, concurrently with that report, an order was issued directing EPMI and EESI to show cause to FERC in a paper hearing why their authority to sell power at market-based rates should not be revoked citing an apparent violation of section 205(a) of the FPA's requirement that rates be just and reasonable. This order also directs ENA Upstream, EESI,



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ENA, and certain non-Debtor entities to show cause to FERC why their blanket marketing certificates under section 284.402 of FERC's regulations to make sales for resale at negotiated rates in interstate commerce of categories of natural gas subject to FERC's Natural Gas Act jurisdiction should not be revoked. Several persons sought rehearing of that Order, asking FERC revoke the perspective authority retroactively to earlier points in time. The Enron entities responded to the show cause order, as well as to the various pleadings styled as requests for rehearing. This matter is docketed as Enron Power Marketing, Inc. Docket Nos. EL03-77-000 et al.

        On June 25, 2003, FERC issued an order finding that EPMI and EESI engaged in gaming in the form of inappropriate trading strategies and that they failed to inform FERC of changes in market share resulting from gaining influence/control over others facilities. The order finds that these behaviors constitute market manipulation and result in unjust and unreasonable rates. In the June 25 order, FERC also finds that ENA Upstream, EESI, ENA, and certain non-Debtor affiliates manipulated the natural gas sales market, which it finds justifies the revocation of their authority to make jurisdictional sales for resale of natural gas.

        FERC ordered the following actions: (a) revocation of EPMI's and EESI's market-based rate authority and immediate termination of their electric market-based rate tariffs; (b) termination of EESI's authorization to make sales of natural gas under 18 C.F.R. Section 284.402 and issuance of a limited authorization for the sole purpose of liquidating EESI's existing assets, with the requirement that EESI report to FERC every 30 days regarding progress in liquidating assets; (c) termination of ENA's authorization to make sales of natural gas under 18 C.F.R. Section 284.402 and issuance of a limited authorization for the sole purpose of dissolution of its gas trading book, liquidation of certain positions, and fulfillment of obligations under two ongoing contracts, with the requirement that ENA report to FERC every 30 days regarding progress in terminating these activities; (d) termination of ENA Upstream's authorization to make sales of natural gas liquidating existing assets, with a self-effectuating termination date of December 31, 2003; and (e) termination of the authorizations of certain non-Debtor affiliates' (none of which are included in the Operating Entities) authorizations to make sales of natural gas under 18 C.F.R. Section 284.402, in one case with limited authorization to continue certain sales. The Debtors are evaluating whether to file a motion for rehearing and subsequent appeal. Moreover, because certain former counterparties filed motions for rehearing of the March 26 show cause orders asking FERC to make any revocations retroactive, rather than prospective, the Debtors anticipate that these counterparties may file motions for rehearing of the final order seeking the same relief.

                (ii) QUALIFYING FACILITY INVESTIGATIONS. In two separate proceedings, Southern California Edison Co., Docket Nos. EL03-19-000 et al. and EL03-17-000 et al., and Investigation of Certain Enron-Affiliated QFs, Docket No. EL03-47-000, FERC is investigating certain qualifying facilities that ENE has had an indirect ownership interest in since it acquired PGE. The allegation in each of the two proceedings is that ENE's ownership interest in and/or agreements with these qualifying facilities caused electric utility ownership in these projects to increase above the amount permitted to maintain qualified facility status.

        In the first proceeding, which involves six qualifying facilities, the named Enron Companies have entered into two settlements, one with FERC Trial Staff and a second with the utility purchaser. A June 10, 2003 Administrative Law Judge order recommends to FERC that it



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accept the agreement with the utility purchaser but not the agreement with FERC
Trial Staff. FERC is expected to rule on whether to accept the settlement in whole or in part sometime during the next two months.

        In the other proceeding, FERC has initiated an investigation of five qualifying facilities in which ENE has or has had an indirect ownership interest. In addition, on July 8, 2003, FERC Trial Staff filed a motion to investigate 17 additional qualifying facilities, consisting of 14 additional qualifying facilities in which ENE has or has had an indirect ownership interest, and 3 qualifying facilities with which ENE affiliates have had certain contractual relationships. The Administrative Law Judge is expected to issue an order in the next month formally including these 17 qualifying facilities as part of this proceeding.

                (iii) FERC BIDDING INVESTIGATION. Also, on June 25, 2003, FERC issued an order initiating an investigation into anomalous bidding in the California markets. Specifically, the investigation will inquire as to whether during certain specified periods any bid over $250/MWh may have been unlawful. The ISO will inform all bidders of their bids over $250. Bidders will then have 30 days to respond and justify bid. Although EPMI and EES have not been named in this proceeding, it is likely that they will both receive notice from the ISO about bids over $250, as will other active market participants. The proceeding is captioned, Investigation of Anomalous Bidding Behavior and Practices in the Western Markets, Docket No. IN03-10-000.

        c. OTHER FEDERAL INVESTIGATIONS. Other federal agencies are also conducting investigations regarding the Enron Companies:

                (i) THE COMMODITY FUTURES TRADING COMMISSION is conducting an investigation of various activities undertaken by ENE to determine whether such activities were in violation of the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2002. On March 12, 2003, CFTC filed a complaint against ENE and Hunter Shively. Refer to Section IV.C.1.e(iii)(A), "United States Commodity Futures Trading Commission v. Enron Corp. and Hunter Shivley (No. 03--909, U.S. District Court, Southern District of Texas, Houston Division)" for further information.

                (ii) THE UNITED STATES DEPARTMENT OF LABOR is conducting an investigation of the Enron Corporation Savings Plan, ESOP, Cash Balance Plan, and Welfare Benefit Plans to determine whether there is a violation of any provision of ERISA or any regulation or order thereunder. On June 26, 2003, the Department of Labor announced the filing of a lawsuit against ENE, the Enron Corporation Savings Plan, the ESOP, and certain members of the 2001 Board and members of the administrative committee of the Enron Corporation Savings Plan. On July 2, 2003, this lawsuit was consolidated into the Tittle Action.

                (iii) THE PENSION BENEFIT GUARANTY CORPORATION is conducting an investigation of the status of pension plans sponsored by any of the Enron Companies. Refer to Section IV.A.8, "Employee Matters" for further information.


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                (iv) THE DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE
has conducted its ordinary course examination of various of the Enron Companies, which began before the Initial Petition Date. The matter is now pending with the IRS appeals office.

                (v) THE FEDERAL TRADE COMMISSION is conducting an investigation of the acquisition of assets of Pitt-Des Moines, Inc, by Chicago Bridge and Iron Company, N.V.

                (vi) NASD REGULATION is conducting an investigation of transactions generating revenue for ECT Securities, Inc. for the period from January 1, 1998 through January 28, 2002.

                (vii) THE FEDERAL ELECTION COMMISSION investigated a complaint by Judicial Watch alleging violations of the Federal Election Campaign Act in connection with ENE's hiring of GOP consultant Ralph Reed. The Commission dismissed the charges in the case on February 11, 2003.

                (viii) THE GENERAL ACCOUNTING OFFICE conducted a study on the relationship of investment banks and analysts with ENE and Global Crossing. The GAO issued a report in March 2003, entitled "Investment Banks, The Role of Firms and Their Analysts with Enron and Global Crossing."

                (ix) THE GENERAL SERVICES ADMINISTRATION, in March 2002, suspended ENE and related entities from obtaining further government contracts. No further action has been taken.

                (x) THE U.S. ATTORNEY FOR THE DISTRICT OF CONNECTICUT conducted an investigation into various issues including (1) a three-party transaction between ENE, CRRA, and Northeast Utilities, (2) the negotiation and awarding of a contract between Garden State and CRRA, and (3) political contributions made to Connecticut government officials. ENE has responded to a subpoena for documents issued on May 17, 2002.

        d. CONGRESSIONAL INVESTIGATIONS.

                (i) UNITED STATES SENATE. The United States Senate has conducted four investigations relating to the Enron Companies.

                        (A) THE SENATE COMMITTEE ON GOVERNMENTAL AFFAIRS AND THE PERMANENT SUBCOMMITTEE ON INVESTIGATIONS OF THE SENATE COMMITTEE ON GOVERNMENTAL AFFAIRS conducted a multi-faceted investigation into the role of internal and external actors (both public and private sector) in the events leading to the Enron Companies' current situation. The investigation resulted in the release of four reports:

                                (1) BOARD OF DIRECTORS. On July 8, 2002, the
Permanent Subcommittee on Investigations released its report, entitled "The Role of The Board of Directors in Enron's Collapse." The report focuses on actions or omissions of the Board in allowing ENE to engage in certain practices and transactions.

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                                (2) FINANCIAL OVERSIGHT. On October 8, 2002, the
Staff to the Senate Committee on Governmental Affairs released its report entitled "Financial Oversight of Enron: The SEC and Private-Sector Watchdogs." The report documents the results of the Committee's review of the financial oversight of the Enron Companies and focuses on the role of the SEC as well as the role of credit rating agencies and Wall Street securities analysts.

                                (3) FERC. On November 12, 2002, the Staff to the
Senate Committee on Governmental Affairs released a report entitled "Committee Staff Investigation of FERC's Oversight of Enron Corp." This focus of this report is similar to the October 8, 2002 report in that it examines FERC's performance as a public-sector watchdog. On the same day, the Committee's Minority Staff released its report on "FERC and Its Oversight of Enron Corp.," which takes a position contrary to that contained in the Committee Staff report.

                                (4) PULP AND PAPER. On January 2, 2003, the
Permanent Subcommittee on Investigations released its "Report on Fishtail, Bacchus, Sundance and Slapshot: Four Transactions Funded and Facilitated by U.S. Financial Institutions." This report examined four related transactions involving the Enron Companies' pulp and paper business assets.

                        (B) THE SENATE COMMITTEE ON COMMERCE, SCIENCE AND TRANSPORTATION is conducting an investigation to determine whether the Enron Companies' business activities had any impact upon the commerce, science or transportation within the United States. This committee held a number of hearings between December 2001 and July 2002 concerning, among other things, the Enron Companies' involvement in potential manipulation of the western U.S. energy market and the consumer impact of the effect of the bankruptcy on state pension funds. No report has been issued and no further hearings are scheduled at this time.

                        (C) (C)THE SENATE COMMITTEE ON FINANCE AND THE CONGRESSIONAL JOINT COMMITTEE ON TAXATION are conducting an investigation into certain matters relating to (1) the Enron Companies' use of tax shelters, off-shore entities and SPEs and (2) the Enron Companies' pension and executive compensation and benefit arrangements for their employees. In February 2002, the Senate Committee on Finance requested that the Congressional Joint Committee on Taxation undertake an investigation into these issues. In February 2003, the Joint Committee on Taxation released a staff report that sets forth the results of the investigation, including, among other things, a review of the Enron Companies' tax-motivated transactions and their financial accounting and reporting and tax impact, and a review of the Enron Companies' qualified retirement plans and executive compensation system, including prepetition and postpetition payments and bonuses.

        The Senate Committee on Finance subsequently held two hearings concerning the Joint Committee on Taxation's staff report and investigation. The first hearing, held on February 13, 2003, primarily related to the tax aspects of the report, while the second hearing, held on April 8, 2003, primarily related to executive compensation issues.

                        (D) THE SENATE COMMITTEE ON BANKING, HOUSING AND URBAN AFFAIRS conducted an investigation relating to accounting and investor protection issues arising



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from the Enron Companies and other public companies. The committee hearings examined issues including (1) accounting and auditing standards and oversight, and conflicts of interest; (2) the completeness of disclosure in SEC filings and shareholder communications; (3) underwriter and securities analyst conflicts of interest; (4) insider abuses; (5) corporate responsibility; and (6) the adequacy of SEC resources to meet its responsibilities.

                        (E) THE SENATE OFFICE OF THE CLERK investigated a complaint filed by the Center for Responsive Politics which alleged that ENE had filed incorrect lobby reports. ENE has since filed corrected lobby reports and the Office indicated that there will be no further action taken.

                (ii) UNITED STATES HOUSE OF REPRESENTATIVES. The U.S. House of Representatives is conducting three separate investigations:

                        (A) THE HOUSE ENERGY & COMMERCE COMMITTEE is conducting an investigation of matters relating to the financial downfall of ENE. No hearings relating to the investigation have been held since March 2002, nor has any report been issued.

                        (B) THE HOUSE EDUCATION AND WORKFORCE COMMITTEE is conducting an investigation of matters arising from the bankruptcy of ENE and the resulting effect on related pension plans. No hearings relating to this investigation have been held since February 2002, and no report was issued.

                        (C) (C)THE HOUSE FINANCIAL SERVICES COMMITTEE conducted hearings relating to the Enron Companies and the effect of their bankruptcy on investors and markets. No hearings relating to this investigation have been held since February 2002, and no report was ever issued.

                        (D) THE HOUSE COMMITTEE ON GOVERNMENT REFORM THE HOUSE COMMITTEE ON GOVERNMENT REFORM'S ranking minority member, Rep. Waxman, conducted an investigation into various issues including Enron's contacts with government officials, and actions of former Enron officials currently serving in the executive branch. The Company has responded to several requests for documents and other information

        e. STATE INVESTIGATIONS. In addition, authorities in various states are conducting their own investigations into various aspects of the Enron Companies:

                (i) THE STATE OF FLORIDA OFFICE OF THE ATTORNEY GENERAL conducted an investigation of certain of the Enron Companies relative to related party transactions and SPEs pursuant to enforcement of RICO. The Florida Attorney General has closed its investigation and has indicated that it anticipates taking no further action.

                (ii) THE STATE OF OREGON DEPARTMENT OF JUSTICE FINANCIAL FRAUD
SECTION is conducting an investigation of ENE relative to the Oregon Racketeer Influenced and Corrupt Organizations Act.

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                (iii) THE CALIFORNIA STATE SENATE AND ATTORNEY GENERAL are
conducting an investigation of price manipulation allegations by ENE, certain Wholesale Services entities, and EPMI.

                (iv) THE CONNECTICUT STATE'S ATTORNEY, who exercises criminal jurisdiction in Connecticut, indicated in the summer of 2002 that it might begin an investigation of ENE. Prior to the commencement of any formal investigation, ENE voluntarily contacted the State's Attorney's office and agreed to provide documents previously produced to the Connecticut Attorney General and the U.S. Attorney for the District of Connecticut. ENE has not received a formal subpoena from this office.

                (v) THE PUBLIC UTILITY COMMISSION OF TEXAS conducted an investigation of EPMI in regard to alleged over-scheduling in ERCOT during August 2001. The parties agreed to a settlement, which was approved by the Bankruptcy Court on April 10, 2003. The Order made provision for an allowance of the claim totalling $9.4 million but did not authorize payment. The Debtors anticipate confirmation of the settlement agreement by the Texas PUC.

                (vi) NEW YORK DISTRICT ATTORNEY'S OFFICE is investigating certain prepay transactions between the Debtors and certain financial institutions.

                (vii) THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY was conducting an investigation into whether $108,000 of prepetition contributions made by ENE to the campaigns of certain New Jersey state legislative candidates violated a New Jersey statute governing such contributions. Violation of the statute could subject ENE to criminal liability in the amount of up to $990,000. On May 28, 2003, ENE filed with the Bankruptcy Court a motion to approve a compromise and settlement with the State of New Jersey. Under the terms of the proposed settlement, (i) ENE will pay the State of New Jersey $109,000, (ii) ENE agrees to certain restrictions on its future campaign contributions to candidates for office in the State of New Jersey, and (iii) the State of New Jersey shall release and discharge ENE from any and all claims, demands and causes of actions arising from the contributions in question.

                (viii) THE HARRIS COUNTY, TEXAS DISTRICT ATTORNEY conducted an investigation into EBS's delinquent personal property taxes. The matter was settled on December 17, 2002 with a payment of back taxes in the amount of $1 million, and an agreement to a fine of $4,000. The Bankruptcy Court approved the settlement on December 5, 2002.

                (ix) THE NEW JERSEY ATTORNEY GENERAL investigated allegations that ENE had made illegal campaign contributions under New Jersey state election laws. The matter was settled and the settlement was approved by the Bankruptcy Court on June 10, 2003.

        f. INFORMAL INQUIRIES.

                (i) HOUSE ARMED SERVICES COMMITTEE. The United States House of Representatives Armed Services Committee made an informal inquiry, but no subpoena was ever issued, and no investigation or action was ever initiated against the Enron Companies.

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                (ii) SENATE COMMITTEE OF HEALTH, EDUCATION, LABOR AND PENSIONS.
Shortly after the Initial Petition Date, this committee held a hearing seeking information regarding the Enron Companies' pension program, but no investigation was ever launched. No activity has taken place in over 18 months.

                (iii) SENATE JUDICIARY COMMITTEE. The United States Senate Judiciary Committee made an informal inquiry, but no subpoena was ever issued, and no investigation or action was ever initiated against the Enron Companies.

                (iv) SENATE COMMITTEE ON ENERGY AND NATURAL RESOURCES. The United States Senate Committee on Energy and Natural Resources made an informal inquiry, but no subpoena was ever issued, and no investigation or action was ever initiated against the Enron Companies.

D. COMMITTEES

        1. CREDITORS' COMMITTEE

                a. APPOINTMENT. On December 12, 2001, the U.S. Trustee appointed the Creditors' Committee pursuant to section 1102 of the Bankruptcy Code.

                b. ORIGINAL COMPOSITION. The original Creditors' Committee was composed of 15 of the largest unsecured creditors holding a variety of claims against the Debtors, including, but not limited to, bank debt, trade debt, and employment-related claims. Initially, the Creditors' Committee included: JP Morgan Chase & Co.; Citigroup/Citibank; ABN AMRO Bank; Credit Lyonnais; CSFB; National City Bank, as Indenture Trustee; Silvercreek Management, Inc.; Oaktree Capital Management, LLC; Wells Fargo, as Indenture Trustee; The Bank of New York, as Indenture Trustee; St. Paul Fire and Marine Insurance Company; National Energy Group, Inc.; Duke Energy Trading and Marketing, LLC; Mr. Michael P. Moran, individually and as representative; and The Williams Companies. At the organizational meeting on December 12, 2002, the Creditors' Committee appointed Wells Fargo and The Williams Companies as co-chairs.

                c. RECONSTITUTION. On December 24, 2001, the U.S. Trustee amended the appointment of the Creditors' Committee, effective as of December 10, 2001, by removing CSFB and adding West LB. On September 9, 2002, the appointment of the Creditors' Committee was again amended, effective as of September 10, 2002. This second amendment reflected (i) the removal of Mr. Michael P. Moran(22), (ii) the resignation of Citigroup/Citibank, and The Williams Companies and (iii) the addition of Reliant Energy. The current co-chairs of the Creditors' Committee are Wells Fargo and Credit Lyonnais. In February 2003, Duke Energy Trading and Marketing, LLC and National City Bank, as Indenture Trustee, resigned from the Creditors' Committee.

                d. REQUESTS FOR ADDITIONAL COMMITTEES. In February 2002, after requests made to the U.S. Trustee were denied, certain creditors of ENA and its subsidiaries engaged in

---------------
(22)   Mr. Moran was appointed to the Employee Committee, effective March 27,
       2002.


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the wholesale energy trading business filed motions and related pleadings before the Bankruptcy Court seeking the appointment of one or more separate creditors' committees. These creditors asserted that separate creditors' committees were warranted on the basis that, among other things, the Creditors' Committee did not adequately represent their interests. The Debtors, the U.S. Trustee, and the Creditors' Committee unanimously opposed these motions. The Bankruptcy Court indicated that it would not rule on such motions until after the ENA Examiner filed the ENA Examiner Interim Report addressing various inter-Debtor issues and potential for conflict from the vantage point of the ENA estate. By order dated June 21, 2002, the Bankruptcy Court denied all motions for separate creditors' committees. In denying these requests, the Bankruptcy Court noted: "[A]dding additional committees would likely intensify conflict and lead to further complication. This Court is disinclined to add committees to satisfy one group of creditors, a group that already has representation on the Creditors' Committee, only to create further discord, litigation and delay." The Bankruptcy Court's order was appealed by one creditor and has been fully argued to the U.S. District Court. No decision has been rendered on this appeal as of the date hereof.

                e. RETENTION OF PROFESSIONALS. As of the date hereof, the Creditors' Committee has retained Milbank, Tweed, Hadley & McCloy LLP as legal counsel and Squire, Sanders & Dempsey L.L.P. as additional special conflicts counsel. The Creditors' Committee has also retained several other professionals including Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as investment bankers; Ernst & Young LLP, as accountants; Ernst & Young Corporate Finance LLC, as restructuring advisors; McKool Smith, P.C. as special Texas litigation counsel; and InteCap, Inc., as damages consultant.

        2. EMPLOYEE COMMITTEE

                a. APPOINTMENT AND SCOPE. On March 27, 2002, the U.S. Trustee appointed the Employee Committee pursuant to sections 1102(a) and 1102(b) of the Bankruptcy Code for the limited purpose of investigating issues relating to (a) continuation of health or other benefits for former employees of the Debtors,
(b) the investigation of claims uniquely held by employees, as such, against the Debtors, (c) the treatment of employees' claims under any plan(s) of reorganization or liquidation, (d) possible WARN Act violations by the Debtors in discharging employees, (e) possible violation by the Debtors of state labor laws and certain provisions of ERISA, and (f) dissemination of non-confidential information relating to items (a) through (e) to employees, former employees, or groups thereof.

                b. ORIGINAL COMPOSITION. The original Employee Committee was composed of 5 members and included: Michael P. Moran, Esq.; Richard D. Rathvon; Diana S. Peters; Christie Patrick, Esq.; and State Street, in its capacity as special fiduciary for certain Enron plans.

                c. RECONSTITUTION. On March 29, 2002, the U.S. Trustee amended the appointment of the Employee Committee, effective as of March 29, 2002, by removing Christie Patrick, Esq. and adding Jess Hyatt.

                d. RETENTION OF PROFESSIONALS. The Employee Committee has retained Kronish Lieb Weiner & Hellman LLP as counsel and McClain, Leppert & Maney, P.C. as



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special litigation counsel. The Employee Committee has also retained Crossroads,
LLC as financial advisors; and Triad Communication, Inc. as communication specialists and consultants.

                e. SEVERANCE SETTLEMENT FUND LITIGATION. Certain claims and causes of action arising from and relating to the payment of stay bonuses to certain of the Debtors' current and former employees were assigned to the Employee Committee and are the subject of litigation styled: (a) Theresa A. Allen, et al. v. Official Employment-Related Issues Committee, Enron Corp., ENA, and Enron Net Works, L.L.C., Adv. No. 03-02084-AJG, currently pending in the Bankruptcy Court; (b) Official Employment-Related Issues Committee of Enron Corp., et al. v. John D. Arnold, et al., Adv. No. 03-3522, currently pending in the United States Bankruptcy Court for the Southern District of Texas; (c) Official Employment-Related Issues Committee of Enron Corp., et al. v. James B. Fallon, et al., Adv. No. 03-3496, currently pending in the United States Bankruptcy Court for the Southern District of Texas; (d) Official Employment-Related Issues Committee of Enron Corp., et al. v. Jeffrey McMahon, Adv. No. 03-3598, currently pending in the United States Bankruptcy Court for the Southern District of Texas; and (e) Official Employment-Related Issues Committee of Enron Corp., et al. v. John J. Lavorato, et al., Adversary No. 03-3721, currently pending in the United States Bankruptcy Court for the Southern District of Texas.

        3. FEE COMMITTEE

                a. APPOINTMENT AND SCOPE. By Order dated January 17, 2002, the Bankruptcy Court established procedures for the payment of interim compensation and the reimbursement of expenses of Chapter 11 Professionals. Subsequently, on April 26, 2002, the Bankruptcy Court entered an order establishing the Fee Committee.

               The Fee Committee is authorized to (a) review and analyze interim and final fee applications filed by Chapter 11 Professionals in accordance with orders of the Bankruptcy Court; (b) monitor whether each Chapter 11 Professional develops agreed budgets with its client; (c) implement reasonable procedures for sufficiently reporting and applying for fees; and (d) file advisory reports with the Bankruptcy Court.

                b. COMPOSITION. The Bankruptcy Court's April 26, 2002 order established the Fee Committee to be comprised of a Chairperson, appointed by the Bankruptcy Court and representatives appointed by each of the Debtors, the Creditors' Committee, the Employee Committee and the U.S. Trustee. At any time and from time to time, with or without notice, the Bankruptcy Court may alter the membership of the Fee Committee. Effective April 3, 2002, the Bankruptcy Court appointed Joseph Patchan to serve as Chairperson of the Fee Committee.

                c. RETENTION OF PROFESSIONALS. The Fee Committee was authorized to employ professionals to assist the Fee Committee in the review and analysis of the fee applications and the budgets and to provide such other services as the Fee Committee, in its sole and absolute discretion, deems appropriate. The Fee Committee has employed one computer anlayst firm and five individuals to assist the Fee Committee.

                d. FEE APPLICATIONS. The Fee Committee has established procedures for the submission and review of fee applications and the preparation of budgets by the Chapter 11



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Professionals. Professional services are to be allocated among the respective
Debtors and detailed by task codes established by the Debtors subject to the Fee Committee's concurrence. As a result of the Fee Committee's efforts, each fee application filed by a Chapter 11 Professional utilizes the same categorization and task codes.

        The Fee Committee analyzes each fee application, emphasizing the reasonableness of fees in light of the tasks performed and the Chapter 11 Professional's and its client's duties and responsibilities. Following a dialogue between the Fee Committee and the Chapter 11 Professional, the Fee Committee prepares an advisory report for the Bankruptcy Court setting forth its issues and recommendations with regard to the fees and expenses set forth in the Chapter 11 Professional's application. The advisory report is not binding upon the Bankruptcy Court or any Chapter 11 Professional. Each Chapter 11 Professional may file with the Bankruptcy Court and submit to the Fee Committee a brief statement of the reason why it believes the Bankruptcy Court should or should not follow the advisory report's recommendation.

        As of April 27, 2003, Chapter 11 Professionals have filed three interim fee applications. The Bankruptcy Court has approved an aggregate of approximately $210 million in fees for Chapter 11 Professionals for the first two interim fee applications. The Fee Committee has not yet completed its advisory reports for all the Chapter 11 professionals for the second interim fee application nor has it filed its advisory reports with respect to the Chapter 11 Professionals' third interim fee applications (covering the period from September 1, 2002 through December 31, 2002).

E. AVOIDANCE ACTIONS

        Pursuant to the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the Bankruptcy Court, certain transfers of the debtor's property, including payments of cash, made while the debtor was insolvent during the 90 days immediately prior to the commencement of the bankruptcy case (or, in the case of a transfer to or on behalf of an "insider," one year prior to the commencement of the bankruptcy case) in respect of antecedent debts to the extent the transferee received more than it would have received on account of such pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. Such transfers include cash payments, pledges of security interests or other transfers of an interest in property. In order to be preferential, such payments must have been made while the debtor was insolvent; debtors are rebuttably presumed to have been insolvent during the 90-day preference period. The Bankruptcy Code's preference statute can be very broad in its application because it allows the debtor to recover payments regardless of whether there was any impropriety in such payments. A debtor must commence avoidance actions within two years of the date it files its bankruptcy petition.

        There are, however, certain defenses to such claims. For example, transfers made in the ordinary course of the debtor's and the transferee's business according to ordinary business terms may not be recoverable. Furthermore, if the transferee extended credit contemporaneously with or subsequent to the transfer, and prior to the commencement of the bankruptcy case, for which the transferee was not repaid, such extension may constitute an offset



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against an otherwise recoverable transfer of property. If a transfer is recovered by a debtor, the transferee has a general unsecured claim against the debtor to the extent of the recovery.

        Under the Bankruptcy Code and under various state laws, a debtor may also recover or set aside certain transfers of property (fraudulent transfers), including the grant of a security interest in property, made while the debtor was insolvent or which rendered the debtor insolvent or undercapitalized to the extent that the debtor received less than reasonably equivalent value for such transfer.

        The Plan provides for all potential preference and fraudulent conveyance actions to be investigated and, to the extent determined to be actionable and material, to be pursued. In that regard, the Debtors have already undertaken a comprehensive and coordinated effort to identify, develop and pursue (if appropriate) avoidance actions in respect of payments, distributions and other transfers made by, or on behalf of, the Debtors up to one year prior to the Petition Date. With the active assistance and participation of bankruptcy counsel and certain of their other restructuring professionals, the Debtors have devoted (and will continue to devote) considerable time and resources to this effort.

        As part of the investigatory process, factual data and information concerning a vast array of transactions, payments and other transfers made, or engaged in, by the Debtors has been collected from a multitude of disparate sources, ranging from bank statements and computer-generated accounts payable detail to loan documentation, employment agreements and third-party invoices. All such data and information is being organized and subsequently analyzed for potential avoidance actions. Payments and other transfers made by the Debtors within 90 days of the Petition Date, for example, have been reviewed and reconciled against bank statements, invoices and other pertinent documentation to determine the existence of potentially preferential transfers under section 548 of the Bankruptcy Code.

        In addition, in connection with the analysis of the Safe-Harbor Agreements, the Debtors conduct an avoidance review of each such agreement. This review is intended to identify potential preferences, fraudulent transfers, or other avoidable transactions related to the agreement. As a general proposition, section 546 of the Bankruptcy Code immunizes from avoidance many transfers related to Safe-Harbor Agreements. However, to the extent avoidable transactions not protected by section 546 are discovered, they are taken into account in reaching a settlement with the counterparty. Refer to Section IV.B.1, "Resolution of the Wholesale Trading Book" for further information.

        In the event the Debtors were to prevail on a significant portion of the potential avoidance actions, substantial funds would be recovered by the Debtors' estates. However, the Debtors' cannot predict the outcome of these avoidance actions, nor the amounts that may be realized therefrom either from recoveries on judgments or settlements.

        Refer to Section IV.C.1.b, "Pending Preference and Avoidance Actions" for information regarding pending avoidance actions.

F. RELATED U.S. BANKRUPTCY PROCEEDINGS

        1. NEW POWER COMPANY

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


                a. NEW POWER COMPANY. On or about March 28, 2002, the Bankruptcy Court entered an order authorizing and approving the settlement of all amounts owed by New Power Holdings, Inc. and NPW to ENE, EESI, ENA, and EPMI pursuant to certain commodities contracts between the parties. The settlement provided that:
(a) the Enron parties would retain the $70 million of the NPW parties' security deposits in their possession; and (b) the NPW parties would issue a $28 million promissory note, payable to the Enron parties for the balance. The NPW parties filed for chapter 11 protection on June 11, 2002, in the Georgia Bankruptcy Court, triggering payment of the promissory note.

               The amounts due and payable pursuant to the promissory note were subject to a cash collateral order dated July 11, 2002, issued by the Georgia Bankruptcy Court. Pursuant to the terms of that cash collateral order, on or about November 4, 2002, the NPW parties paid the Enron parties $28,485,958.30, representing the outstanding principal and interest then due pursuant to the promissory note. On or about January 15, 2003, the NPW parties paid the Enron parties $137,000, representing the expenses payable in connection with the promissory note.

               On or about January 13, 2003, the Georgia Bankruptcy Court appointed the NPW Examiner in the purchasers' bankruptcy cases, and authorized him to investigate, file and take appropriate action with respect to certain issues, including whether the claim of the Enron parties in connection with the settlement should be recharacterized as equity. A recharacterization of the sellers' claim by the NPW Examiner could significantly reduce the amount of such claim. As of the date hereof, the NPW Examiner's review is continuing.

        2. EOTT

               On October 8, 2002, EOTT Energy Finance Corp., EOTT Energy General Partner, LLC, EOTT Energy Operating Limited Partnership, EOTT Energy Canada Limited Partnership, EOTT Energy Pipeline Limited Partnership, EOTT Energy Liquids, L.P. each filed a chapter 11 bankruptcy petition in the Corpus Christi Bankruptcy Court. On October 21, 2002, EOTT Energy Corp. filed its chapter 11 petition in the Corpus Christi Bankruptcy Court. On February 18, 2003, the Corpus Christi Bankruptcy Court confirmed the EOTT Debtors' plan of reorganization, which became effective on March 1, 2003.

               On October 8, 2002, the Debtors entered into a comprehensive settlement agreement effectively divorcing EOTT Energy Corp. and affiliated entities from ENE, ENA, EESI, EGLI, and certain non-Debtors. Bankruptcy Court approval of this settlement was obtained on December 5, 2002 over opposition by certain claimants in the EOTT Debtors' chapter 11 cases. An order approving the settlement agreement had previously been entered by the Corpus Christi Bankruptcy Court on November 22, 2002. Besides saving the Debtors' estates the future costs of claims litigation, the approved settlement agreement included a comprehensive release of current and future claims, indemnification for potential claims related to formerly cooperative pipeline operations, and consideration paid to the Debtors in the form of $1.25 million dollars in cash, the delivery of a $6.2 million dollar promissory note, and cash settlement of certain invoices. Execution of the settlement agreement itself also involved the execution of several related agreements concerning the consensual transition of employees between the parties, the termination of certain operating agreements between the parties, the



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execution of the promissory note, the delivery of letters of credit and the releases of liens. The closing of the settlement agreement occurred on December 31, 2002.

        3. LJM2

               On September 25, 2002, LJM2 filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the LJM2 Bankruptcy Court, thereby commencing case number 02-38335-SAF. On or about December 2, 2002, ENE filed a proof of claim in the LJM2 bankruptcy proceedings, in which ENE asserted, on behalf of itself and ENA, Porcupine I LLC, Fishtail LLC, and Annapurna LLC, a contingent, unliquidated claim against LJM2. The allegations regarding ENE's transactions with LJM2 set forth in the Second ENE Examiner's Report serve as the basis for ENE's claim against LJM2. LJM2 has filed an objection to ENE's proof of claim and discovery is ongoing. The LJM2 Bankruptcy Court has converted the objection to ENE's claim to an adversary proceeding, and ENE must file an amended claim pleadings its asserted damages with particularity by October 17, 2003.

               On or about April 18, 2003, LJM2 filed its Disclosure Statement to Accompany First Amended Liquidating Plan of Reorganization Filed by LJM2 Co-Investment, L.P. On May 15, 2003, the LJM2 Bankruptcy Court approved LJM2's disclosure statement. A hearing on confirmation of LJM2's proposed liquidating plan of reorganization has been scheduled for August 18, 2003. Pursuant to the proposed plan, LJM2 seeks to transfer substantially all of its assets into two trusts, Trust A and Trust B, for the benefit of its creditors. Trust A will consist of most of LJM2's assets, including cash and cash equivalents, investments, insurance policies, insurance claims, avoidance actions (other than those against LJM2's limited partners and special limited partner), and certain rights of action. Trust B will consist of LJM2's rights under its partnership agreement, including the right to seek capital contributions from its limited partners and to bring certain avoidance actions against the limited partners and its special limited partner. If the LJM2 plan is confirmed as currently drafted, ENE would receive a beneficial interest in Trust A to the extent and in the amount of its allowed claim and would be entitled to receive its pro rata share of distributions from Trust A. ENE would not receive any distributions from Trust B.

               Because of the ongoing dispute with respect to ENE's proof of claim in the LJM2 bankruptcy, the uncertainty with respect to the value of the assets to be transferred to Trust A, and the amount of other claims to be satisfied by distributions from Trust A, ENE cannot predict what, if anything, it will receive on account of its claims against LJM2.

               V. CERTAIN INTERNATIONAL SUBSIDIARIES AND RELATED
                            INTERNATIONAL PROCEEDINGS

        CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED HERETO.

A. GENERAL OVERVIEW

               Prior to the Initial Petition Date, the Enron Companies' presence outside of the United States was widespread. ENE, through its various subsidiaries, operated in approximately 70 countries outside of the United States and in many cases incorporated or otherwise formed



                                      257
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entities domiciled in these jurisdictions. As of the Initial Petition Date, approximately 45% of ENE's 2,400 direct and indirect subsidiaries were Foreign Affiliates. A significant portion of these approximately 1,100 Foreign Affiliates were incorporated in the United Kingdom, the Cayman Islands, and the Netherlands.

               Since the Initial Petition Date, the Enron Companies have engaged in a systematic analysis of these Foreign Affiliates that has resulted in many of them having been dissolved, identified for dissolution, or sold. In addition, on November 29, 2001, and on various dates thereafter, certain Foreign Affiliates in England went into administration. Within a short period following the Initial Petition Date, various other Foreign Affiliates had also commenced (either voluntarily or involuntarily) insolvency proceedings in Australia, Singapore, and Japan. Additional filings have continued world-wide and insolvency proceedings for Foreign Affiliates are continuing for various companies registered in Argentina, Belgium, Bermuda, Canada, the Cayman Islands, Denmark, France, Germany, Hong Kong, India, Italy, Mauritius, the Netherlands, Norway, Peru, Spain, Sweden, and Switzerland.

               At present, no worldwide integrated treaty governing cross-border insolvency law exists. Each country normally has its own set of laws dealing with insolvency and restructuring, and a developing set of rules as to each country's approach to the recognition of insolvency regimes from other jurisdictions. Virtually all foreign insolvency proceedings are markedly different from the United States chapter 11 process. In the United States, proof of insolvency is not required to commence a chapter 11 case and an established mechanism exists for financiers to provide debtor-in-possession financing in return for super-priority claim status. Moreover, the Bankruptcy Code provides a chapter 11 debtor and its creditor constituencies with flexibility to negotiate the terms of a chapter 11 plan. In contrast, in most foreign jurisdictions, there is no direct equivalent to chapter 11. Instead, the available insolvency proceedings in most jurisdictions tend to more closely resemble chapter 7 of the Bankruptcy Code. Some of the primary differences between chapter 11 proceedings in the United States and foreign insolvency proceedings include: (a) in many cases, insolvency of the company must be alleged before the foreign proceedings are commenced; (b) it is very uncommon for the debtor to stay in possession or control of the company once a foreign insolvency proceeding has been commenced;
(c) it is very uncommon for a debtor to be able to put in place debtor-in-possession financing overseas, making it harder to inject funds into insolvent companies to preserve and/or maintain the value of the assets; (d) in many European and Latin American jurisdictions, managers and directors of a company may be obliged by local law to petition for insolvency if the company is actually insolvent; and (e) there is much less flexibility in determining the ultimate recovery under a scheme or plan designed to distribute assets and satisfy claims.

               In light of the inherent differences between chapter 11 proceedings and most foreign insolvency proceedings, along with the fact that there is no overriding international treaty to harmonize cross-border insolvencies or restructurings, extensive work with insolvency practitioners and counsel in some foreign jurisdictions has been required in order to coordinate the process.

               Once a Foreign Affiliate is placed into a foreign insolvency proceeding, control of the Foreign Affiliate along with the management and distribution of its assets will generally be transferred to an insolvency practitioner, such as an administrator, receiver, or liquidator.



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Commencement of most foreign proceedings results in a loss of ultimate control by the Debtors over the assets of the Foreign Affiliate. Therefore, communication with foreign insolvency practitioners and foreign counsel is an integral component to ensure that the interests of the estate are protected and to assist the process of reaching overall strategic goals for the Debtors.

               Most foreign proceedings are, for the reasons previously set out, unlikely to realize a great deal of value for creditors. Recoveries to unsecured creditors of 2 or 3% are not uncommon in foreign proceedings and it is unusual to obtain recoveries of over 50%. Active steps have been taken to keep Foreign Affiliates with valuable assets out of foreign proceedings where possible.

               In some cases, joint filings both in the United States and in the foreign jurisdiction have been utilized to protect an entity's assets.

B. SUMMARY OF SUBSIDIARIES AND RELATED PROCEEDINGS IN ENGLAND, THE CAYMAN ISLANDS AND THE NETHERLANDS

               The three most significant jurisdictions outside of the United States in terms of numbers of Enron Companies as of the Initial Petition Date were England, the Cayman Islands, and the Netherlands. A summary of the activity undertaken in those countries along with details of the Foreign Affiliates currently in insolvency proceedings is set out below.

        1. ENGLAND

               England was a key jurisdiction for ENE's activities in Europe. The majority of ENE's investments into Europe were made indirectly through EEL, which was the senior holding company in England. ENE made advances to ENHBV, which lent on these funds to EEL. EEL was placed into administration by the English court on November 29, 2001 and its administrators are partners in the UK firm of PwC UK. ENHBV is owed approximately $1.1 billion by EEL and EEL's administrators are currently estimating a dividend to creditors in the range of
1.8 to 3%. The ENHBV claim has not yet been agreed with EEL's administrators. The companies that are held directly or indirectly by EEL have been outside the control of ENE since November 29, 2001 by virtue of the appointment of PwC UK in respect of EEL and other English entities. As of the Initial Petition Date, there were 188 such entities, of which approximately 30 are currently subject to an insolvency proceeding. ENE's most significant recovery from an English entity is likely to be by virtue of its claim against EMGL, which is also in administration. ENE has a claim of approximately $625 million against EMGL and according to estimates from PwC UK it can expect to recover in the region of $235 million to $330 million.

        2. CAYMAN ISLANDS

               As of the Initial Petition Date, there were 696 Enron Companies incorporated in the Cayman Islands, a significant number of which have now been dissolved or are due to be dissolved. Cayman entities were frequently used as holding companies in projects and other group structures for tax reasons. In almost all cases, a particular entity would only be concerned with a single project. A notable exception is EDF, which provided inter-company funding to group projects as described in more detail below.

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               EDF was incorporated in July 1995 to provide inter-company financing to international projects. EDF is a Debtor and an application has also been made to the Cayman Islands court for EDF to be placed into provisional liquidation in the Cayman Islands. EDF's assets consist primarily of receivables under various promissory notes from consolidated subsidiaries within the Enron Companies of approximately $1.86 billion and investments in consolidated subsidiaries within the Enron Companies of approximately $315 million. EDF has provided financing, either directly or to companies associated with, the Cuiaba Project, Elektro, BLM, and Accroven, which are intended to be transferred to InternationalCo. Refer to Section X, "InternationalCo" for a description of InternationalCo. Under the terms of the Plan, receivables which would otherwise have flowed to EDF from the project financing referred to above will be assigned to InternationalCo for value. EDF's liabilities consist primarily of amounts payable under various promissory notes with a face value of approximately $2.11 billion to consolidated subsidiaries and associated companies within the Enron Companies.

               Along with EDF, both LNG Shipping and India Holdings are in provisional liquidation in Cayman as well as being Debtors.

               The assets of LNG Shipping, consisting of time charters in two vessels, were sold to a third party for $21.5 million and $1.5 million, respectively.

               India Holdings served as one of the entities through which ENE's equity was held in Dabhol Power. Dabhol Power is in receivership and is believed to be insolvent. ENE has signed a letter of intent with certain of the other Dabhol Power shareholders (affiliates of General Electric and Bechtel), as well as the U.S. Government's Overseas Private Investment Corporation, to sell its 65.86% stake, together with other Enron affiliate construction claims relating to Dabhol Power, for approximately $20 million, assuming the government of India consents to this sale. The equity sale described above should not affect ENE's right to pursue claims under certain commercial political risk insurance policies related to the Indian investment, while negotiating a policy rescission and return of premiums paid over time, plus interest.

               Enron Bahamas LNG is in official liquidation and its assets have been sold. The assets, consisting of rights and interests in a proposed LNG project in the Bahamas were sold to a third party. Hawkshill Creek LNG Limited, which is a Bahamian entity, is an indirect subsidiary of Enron Bahamas LNG that held rights and interests related to the LNG project, and the Debtors are owed approximately $5 million as creditors of this company. Creditors of Enron Bahamas LNG and Hawkshill Creek LNG Limited are expected to receive a distribution of approximately 80% of their claim values. However, creditors may be paid in full, and the Debtors may receive up to about $12 million through the equity interest of Global LNG, depending on payment of additional contingent consideration that is payable upon certain project construction milestones being achieved.

        3. THE NETHERLANDS

               As of the Initial Petition Date, approximately 141 of the Enron Companies were incorporated in the Netherlands, many of which have now been dissolved or are due to be dissolved. Dutch entities were frequently used as holding companies in projects and other group structures for tax reasons. In almost all cases, a particular entity would only be concerned with a single project. The most notable exception is ENHBV, which provided inter-company funding to group projects as described in more detail below.

               ENHBV is a wholly-owned subsidiary of ENE. The sole director of ENHBV is Equity Trust, which is a Dutch management trust company. ENHBV was set up to provide financing to various international subsidiaries and projects.

               ENHBV's primary assets comprise amounts receivable under various promissory notes with Enron Companies with a book value of approximately $2 billion as of December 31, 2002. The largest debtor of ENHBV is EEL, which owes ENHBV approximately $1.1 billion. EEL was the principal ENE-related holding company in Europe, and it was through EEL that a significant proportion of ENE's funding and investment in Europe was directed. EEL is in administration in England and partners of PwC UK are acting as the administrators. The ENHBV claim against EEL has not yet been agreed by the administrators. The administrators have estimated that the unsecured creditors of EEL will receive distributions of between 1.8 and 3.0%.

               ENHBV has provided financing either directly or to associated companies of, the Cuiaba Project, Trakya, and GTB, which, under the terms of the Plan, are to be transferred to InternationalCo. Refer to Section X, "InternationalCo" for further information.

               ENHBV's liabilities are comprised of amounts payable under various promissory notes of approximately $1.8 billion (as of December 31, 2002) mainly with Enron affiliates as well as with several third party creditors. ENHBV's major creditor is ENE, which has a claim for approximately $1.1 billion.

               Under the Plan, ownership of ENHBV will be transferred to InternationalCo. The Plan also provides for an assignment of the claims of all ENE- controlled creditors of ENHBV to be made to InternationalCo for value under the Plan. An assignment of the ENE-controlled claims will result in InternationalCo controlling approximately 76-78% of the value of ENHBV's creditor pool. ENE, working together with Equity Trust, is continuing discussions with third-party creditors to settle their claims. It is hoped that the resolution of negotiations with third-party creditors will result in ENE, and ultimately InternationalCo, having control of in excess of 95% of the liabilities of ENHBV.

               If the settlement discussions referred to above are not successful then it may be necessary for ENHBV to seek the protection of the Dutch courts and to enter into a moratorium proceeding with a view to implementing a composition with creditors to effect a reorganization of ENHBV. As currently advised, ENE believes that it controls sufficient votes to pass a composition and to thereby effect a reorganization of ENHBV in this way. If, however, it were unable to do so there is a risk that ENHBV may be placed into liquidation, in which case the trustee in bankruptcy may make a call on funds that have been loaned to companies that are to be transferred to InternationalCo under the Plan. It follows that in such circumstances there is a risk that bankruptcy proceedings in respect of ENHBV may have the effect of reducing the value of the relevant project.

C. SUMMARY OF FOREIGN PROCEEDINGS WHERE A DIRECT RECOVERY IS ANTICIPATED TO BE RECEIVED BY THE DEBTORS

               Set out below is a summary table showing each of the Foreign Affiliates that is currently in an insolvency proceeding where it is anticipated that the Debtors will receive a recovery as a creditor and/or as a shareholder. The recoveries from most of the Foreign Affiliates listed below are expected to be modest for the reasons set forth in Section VI.A, "Compromise and Settlement of Disputes; Substantive Consolidation; Assumption of Obligations Under the Plan." In many cases there remains considerable uncertainty as to the timing and amount of any distribution to creditors and/or shareholders.

======================== ======================================================================
     JURISDICTION                                       COMPANY
======================== ======================================================================
Australia
------------------------ ----------------------------------------------------------------------
                         Enron Australia Finance
------------------------ ----------------------------------------------------------------------
                         Enron Coal Asia
------------------------ ----------------------------------------------------------------------
Bahamas
------------------------ ----------------------------------------------------------------------
                         Hawkshill Creek LNG Limited
------------------------ ----------------------------------------------------------------------
Bermuda
------------------------ ----------------------------------------------------------------------
                         Enron Re
------------------------ ----------------------------------------------------------------------
Canada
------------------------ ----------------------------------------------------------------------
                         EES Canada
------------------------ ----------------------------------------------------------------------
Cayman Islands
------------------------ ----------------------------------------------------------------------
                         EDF
------------------------ ----------------------------------------------------------------------
                         LNG Shipping
------------------------ ----------------------------------------------------------------------
                         Enron Bahamas LNG
------------------------ ----------------------------------------------------------------------
Denmark
------------------------ ----------------------------------------------------------------------
                         EBS Denmark
------------------------ ----------------------------------------------------------------------
England
------------------------ ----------------------------------------------------------------------
                         Enron Broadband Services UK Limited
------------------------ ----------------------------------------------------------------------
                         Enron Broadband Services Marketing Limited
------------------------ ----------------------------------------------------------------------
                         ECTRL
------------------------ ----------------------------------------------------------------------
                         Enron Direct Limited
------------------------ ----------------------------------------------------------------------
                         EEL
------------------------ ----------------------------------------------------------------------
                         Enron Gas & Petrochemicals Trading Limited
------------------------ ----------------------------------------------------------------------
                         EMGL
------------------------ ----------------------------------------------------------------------
                         EMC
------------------------ ----------------------------------------------------------------------
                         Enron Power Operations Limited
------------------------ ----------------------------------------------------------------------
                         NEPCO Europe Limited
------------------------ ----------------------------------------------------------------------
                         TME Engineers Limited
------------------------ ----------------------------------------------------------------------
                         TME Northern Limited
------------------------ ----------------------------------------------------------------------
                         Enron Coal Services Limited
------------------------ ----------------------------------------------------------------------
                         TME Torpy Limited
------------------------ ----------------------------------------------------------------------
                         Energydesk.com Limited
------------------------ ----------------------------------------------------------------------

======================== ======================================================================
     JURISDICTION                                       COMPANY
======================== ======================================================================
                         Enron Credit Limited
------------------------ ----------------------------------------------------------------------
                         Enron Energy Services Engineering UK Limited
------------------------ ----------------------------------------------------------------------
Finland
------------------------ ----------------------------------------------------------------------
                         EFEO (Note that ECTRIC have received a distribution of EUR 931,680)
------------------------ ----------------------------------------------------------------------
France
------------------------ ----------------------------------------------------------------------
                         EBS France
------------------------ ----------------------------------------------------------------------
                         EGLE
------------------------ ----------------------------------------------------------------------
Germany
------------------------ ----------------------------------------------------------------------
                         EES Deutschland
------------------------ ----------------------------------------------------------------------
                         EBS Deutschland
------------------------ ----------------------------------------------------------------------
                         Enron Energie
------------------------ ----------------------------------------------------------------------
                         Enron Direkt
------------------------ ----------------------------------------------------------------------
Hong Kong
------------------------ ----------------------------------------------------------------------
                         Enron (China) Limited
------------------------ ----------------------------------------------------------------------
                         EBS Hong Kong
------------------------ ----------------------------------------------------------------------
India
------------------------ ----------------------------------------------------------------------
                         Dabhol Power
------------------------ ----------------------------------------------------------------------
Italy
------------------------ ----------------------------------------------------------------------
                         Enron LPG Italy
------------------------ ----------------------------------------------------------------------
                         Enron Energia Sud
------------------------ ----------------------------------------------------------------------
Mauritius
------------------------ ----------------------------------------------------------------------
                         Enron Mauritius
------------------------ ----------------------------------------------------------------------
The Netherlands
------------------------ ----------------------------------------------------------------------
                         EES Europe
------------------------ ----------------------------------------------------------------------
                         Enron Power Services BV
------------------------ ----------------------------------------------------------------------
Singapore
------------------------ ----------------------------------------------------------------------
                         ECT Singapore
------------------------ ----------------------------------------------------------------------
                         EIEA
------------------------ ----------------------------------------------------------------------
                         EBS Asia Pacific
------------------------ ----------------------------------------------------------------------

======================== ======================================================================
     JURISDICTION                                       COMPANY
======================== ======================================================================
Spain
------------------------ ----------------------------------------------------------------------
                         Enron Espana
------------------------ ----------------------------------------------------------------------
                         Enron Directo SA(1)
------------------------ ----------------------------------------------------------------------
Sweden
------------------------ ----------------------------------------------------------------------
                         EES Sweden
------------------------ ----------------------------------------------------------------------
                         Enron Broadband Services Sweden AB
------------------------ ----------------------------------------------------------------------

===============================================================================================

(1) This company is in administration in the United Kingdom with partners of PwC appointed as administrators.


D. SUMMARY OF FOREIGN PROCEEDINGS WHERE THE DEBTORS ARE NOT EXPECTED TO RECEIVE ANY DIRECT RECOVERY

               Set out below is a summary table showing each of the Foreign Affiliates that is currently in an insolvency proceeding where it is not expected that the Debtors will make a recovery either as a creditor or as a shareholder.

===============================================================================================
     JURISDICTION                                       COMPANY
===============================================================================================
Argentina
-----------------------------------------------------------------------------------------------
                         Azurix Buenos Aires(1)
-----------------------------------------------------------------------------------------------
                         OBA
-----------------------------------------------------------------------------------------------
Australia
-----------------------------------------------------------------------------------------------
                         Enron Australia Energy
-----------------------------------------------------------------------------------------------
Bahamas
-----------------------------------------------------------------------------------------------
                         Enron Bahamas LNG Holdings Limited
-----------------------------------------------------------------------------------------------
Canada
-----------------------------------------------------------------------------------------------
                         EDCC
-----------------------------------------------------------------------------------------------
Cayman Islands
-----------------------------------------------------------------------------------------------
                         Enron Bahamas Co. Ltd.
-----------------------------------------------------------------------------------------------
                         India Holdings
-----------------------------------------------------------------------------------------------
England
-----------------------------------------------------------------------------------------------
                         Caxios Limited
-----------------------------------------------------------------------------------------------
                         ECT Espana Limited
-----------------------------------------------------------------------------------------------
                         Rassau Power Limited
-----------------------------------------------------------------------------------------------
                         ECT Spain Limited
-----------------------------------------------------------------------------------------------
                         Enron Energy Services Limited
-----------------------------------------------------------------------------------------------
                         Enron Europe Severnside Limited
-----------------------------------------------------------------------------------------------
                         Prime Operative Limited
-----------------------------------------------------------------------------------------------

===============================================================================================
     JURISDICTION                                       COMPANY
===============================================================================================
                         SBI3 Limited
-----------------------------------------------------------------------------------------------
Germany
-----------------------------------------------------------------------------------------------
                         EMGH
-----------------------------------------------------------------------------------------------
Hong Kong
-----------------------------------------------------------------------------------------------
                         Enron (HK) Limited
-----------------------------------------------------------------------------------------------
Italy
-----------------------------------------------------------------------------------------------
                         EES Italy
-----------------------------------------------------------------------------------------------
                         Alfa Investimenti S.r.l.
-----------------------------------------------------------------------------------------------
                         Enron Investimenti S.r.l.
-----------------------------------------------------------------------------------------------
                         Enron Investimenti 3 S.r.l.
-----------------------------------------------------------------------------------------------
The Netherlands
-----------------------------------------------------------------------------------------------
                         Enron Direct Netherlands BV
-----------------------------------------------------------------------------------------------
                         Enron Energy Services Netherlands BV
-----------------------------------------------------------------------------------------------
Peru
-----------------------------------------------------------------------------------------------
                         EMC Peru
-----------------------------------------------------------------------------------------------
Switzerland
-----------------------------------------------------------------------------------------------
                         Enron Energie Schweiz
-----------------------------------------------------------------------------------------------

=============================================================================================-

(1) Azurix Buenos Aires is not an affiliate of the Debtors, but instead a wholly-owned subsidiary of Azurix.

                    VI. SUMMARY OF DEBTORS' CHAPTER 11 PLAN

   CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED
                                    HERETO.

A. COMPROMISE AND SETTLEMENT OF DISPUTES; SUBSTANTIVE CONSOLIDATION; ASSUMPTION OF OBLIGATIONS UNDER THE PLAN

       1. COMPROMISE AND SETTLEMENT

               The Plan incorporates a proposed compromise and settlement of certain issues disputed by the Proponents, the Creditors' Committee, the ENA Examiner and other parties in interest. Refer to Section I.B.2, "Global Compromise Embodied in the Plan" for further information. These issues include whether the estates of each of the Debtors should be treated separately for purposes of making payments to Creditors, whether and to what extent proceeds from the liquidation of assets, including claims and causes of action or from the Sale Transactions should be allocated among the Debtors based upon their respective claims of ownership to such assets, and the amount, allowance and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the treatment of Intercompany Claims, and the treatment of each Class of Claims under the Plan reflect this compromise and settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Entities receiving any payments or other distributions under the Plan. Without limiting the foregoing, the Plan and the definitions of "Distributive Assets", "Enron Guaranty Distributive Assets", "Wind Guaranty Distributive Assets" and "Intercompany Distributive Assets" set forth in Article I of the Plan incorporate the following salient provisions of such compromise and settlement:

               a. SUBSTANTIVE CONSOLIDATION. The Plan Currency to be distributed to each holder of an Allowed General Unsecured Claim against each Debtor shall equal the sum of (i) seventy percent (70%) of the distribution such holder would receive if the Debtors were not substantively consolidated and (ii) thirty percent (30%) of the distribution such holder would receive if all of the Debtors' estates were substantively consolidated.

               b. RELATED ISSUES. The compromise and settlement of the substantive consolidation issue set forth in the Plan encompasses a global settlement of numerous issues related to or impacted by substantive consolidation, including, without limitation, characterization of Intercompany Claims, treatment of Enron Guaranty Claims and Wind Guaranty Claims, transactions involving certain of the Debtors' tax-related structures and ownership of certain claims and causes of action.

               c. INTERCOMPANY CLAIMS. The Plan Currency to be distributed to each holder of an Intercompany Claim against another Debtor shall equal seventy percent (70%) of the distribution such holder would receive if the Debtors were not substantively consolidated.

               d. ENRON GUARANTY CLAIMS/WIND GUARANTY CLAIMS. The Plan Currency to be distributed to each holder of an Allowed Enron Guaranty Claim or an Allowed Wind Guaranty Claim shall equal the sum of (i) seventy percent (70%) of the distribution such holder would receive if the Debtors were not substantively consolidated and (ii) fifteen percent (15%) of the distribution such holder would receive if all of the Debtors' estates were substantively consolidated.

               e. OWNERSHIP OF CERTAIN ASSETS. For purposes of calculating the Distributive Assets of ENE and ENA, the Debtors shall take, or cause to be taken, such action as is appropriate to reflect that: (a) ENA's Assets shall include ENE's preferred stock interests in Enron Canada, either through a capital contribution or otherwise; (b) the preferred stock interests in Enron Canada held by ECPC and the preferred stock interests in ECPC held by Enron Canada shall be deemed cancelled or otherwise returned to their respective issuers; provided, however, that, if such cancellation or return leaves ECPC with insufficient funds to satisfy third-party obligations, Enron Canada shall contribute such monies to ECPC as are necessary as to satisfy such third-party obligations; (c) to the extent that proceeds are received in connection with the sale or contribution of CPS, ENE and ENA Assets shall each include fifty percent (50%) of the proceeds thereof, net of the payment of third-party obligations; and (d) to the extent that proceeds are received in connection with the sale or contribution of CPS, ENA's Assets shall include all the proceeds thereof, net of the payment of third-party obligations.

               f. OWNERSHIP OF CERTAIN LITIGATION CLAIMS. The Litigation Trust Claims and the Special Litigation Trust Claims shall be deemed owned by all of the Debtors and the proceeds therefrom, if any, shall be distributed ratably, on a Consolidated Basis, to holders of Allowed General Unsecured Claims.

               g. PLAN CURRENCY. By virtue of and integral to the compromise and settlement of the substantive consolidation issue set forth in the Plan, except as provided in Section 7.2 of the Plan with respect to ENA and certain of its subsidiaries, each holder of an Allowed General Unsecured Claim against each Debtor shall receive the same Plan Currency regardless of the asset composition of such Debtor's estate on or subsequent to the Effective Date.

               h. INTER-DEBTOR WAIVERS. By virtue of and integral to the compromise and settlement of the substantive consolidation issue set forth in the Plan, on the Effective Date, (i) each Debtor shall waive any defense, including, without limitation, defenses arising under sections 502(d) and 553(a) of the Bankruptcy Code, to Intercompany Claims asserted by another Debtor, (ii) Intercompany Claims between reciprocal Debtors shall be deemed to be mutual claims arising prior to the Initial Petition Date for purposes of setoff and
(iii) each of the Debtors shall waive its right to receive distributions on any claims and causes of action such Debtor may have against another Debtor arising in accordance with sections 509, 544, 547, 548 and 553(b) of the Bankruptcy Code, without waiving or releasing any claims and causes of action against non-Debtor parties.

               i. GOVERNANCE. By virtue of and integral to the compromise and settlement of the substantive consolidation issue set forth in the Plan, the boards of the respective Entities contemplated pursuant to the Plan represent the interests of Creditor constituencies and provide protections to safeguard the interests of such constituencies.

       2. NON-SUBSTANTIVE CONSOLIDATION.

               On the Effective Date, the Debtors' estates shall not be deemed to be substantively consolidated for purposes of the Plan; provided, however, that, as part of the compromise and settlement embodied in the Plan, holders of Allowed Claims and Allowed Equity Interests shall receive a portion of their distributions based upon the hypothetical pooling of the assets and liabilities of the Debtors. Any Claims against one or more of the Debtors based upon a guaranty, indemnity, co-signature, surety or otherwise, of Claims against another Debtor shall be treated as separate and distinct Claims against the estate of the respective Debtors and shall be entitled to distributions under the Plan in accordance with the provisions of the Plan.

       3. ALLOCATION OF EXPENSES.

               On or prior to the Ballot Date, the Debtors shall file a motion with the Bankruptcy Court and, in connection with the entry of the Confirmation Order, the Bankruptcy Court shall enter an order with respect to the allocation of overhead and expenses among the Debtors and the Reorganized Debtors, as the case may be. Without limiting the foregoing, such allocation shall be predicated upon the tasks to be performed by the Debtors and the Reorganized Debtors, as the case may be, from and after the Confirmation Date, including, without limitation, the number of employees required to discharge such duties and obligations. Except as provided therein, all other provisions of the Bankruptcy Court's orders, dated February 25, 2002, November 21, 2002 and November 25, 2002, with respect to the allocation of overhead and expenses shall remain in full force and effect.

B. PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX
   CLAIMS

       1. ADMINISTRATIVE EXPENSE CLAIMS.

               On the later to occur of (a) the Effective Date and (b) the date on which an Administrative Expense Claim shall become an Allowed Claim, the Reorganized Debtors shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed Administrative Expense Claim in accordance with such other terms no more favorable to the claimant than as may be agreed upon by and between the holder thereof and the Debtors or the Reorganized Debtors, as the case may be; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred by the Debtors in Possession during the Chapter 11 Cases, shall be assumed and paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

       2. PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS.

               All Entities awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with sections 328, 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the

Bankruptcy Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order or (b) upon such other terms no more favorable to the Claimant than as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be.

       3. PAYMENT OF PRIORITY TAX CLAIMS.

               Each holder of an Allowed Priority Tax Claim shall be entitled to receive distributions in an amount equal to the full amount of such Allowed Priority Tax Claim. At the option and discretion of the Debtors, with the consent of the Creditors' Committee, which option shall be exercised, in writing, on or prior to the commencement of the Confirmation Hearing, such payment shall be made (a) in full, in Cash, on the Effective Date, (b) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in equal quarterly installments, commencing on the first (1st) Business Day following the Effective Date and ending on the sixth (6th) anniversary of assessment of such Allowed Priority Tax Claim, together with interest accrued thereon at a rate to be determined by the Bankruptcy Court and set forth in the Confirmation Order, or (c) by mutual agreement of the holder of such Allowed Priority Tax Claim and the Debtors, subject to the consent of the Creditors' Committee.

C. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

        Claims and Equity Interests are classified as follows:

        1.   Class 1 - Priority Non-Tax Claims

        2.   Class 2 - Secured Claims

        3. Classes 3 through 176 - General Unsecured Claims (Other than Enron Subordinated Debenture Claims)

        4.   Class 177 - Enron Subordinated Debenture Claims

        5.   Class 178 - Enron Guaranty Claims

        6.   Class 179 - Wind Guaranty Claims

        7.   Class 180 - Intercompany Claims

        8.   Classes 181 through 356 - Convenience Claims

        9.   Classes 357 through 362 - Subordinated Claims

        10.  Class 363 - Enron Preferred Equity Interests

        11.  Class 364 - Enron Common Equity Interests

        12.  Class 365 - Other Equity Interests

D. PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)

       1. PAYMENT OF ALLOWED PRIORITY NON-TAX CLAIMS.

               Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the Reorganized Debtors, each holder of an Allowed Priority Non-Tax Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable.

E. PROVISION FOR TREATMENT OF SECURED CLAIMS (CLASS 2)

       1. TREATMENT OF SECURED CLAIMS.

               On the Effective Date, each holder of an Allowed Secured Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Secured Claim one of the following distributions:
(a) the payment of such holder's Allowed Secured Claim in full, in Cash; (b) the sale or disposition proceeds of the property securing any Allowed Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Secured Claim shall be determined by the Debtors, subject to the consent of the Creditors' Committee and transmitted, in writing, to holder of a Secured Claim on or prior to the commencement of the Confirmation Hearing.

F. PROVISION FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASSES 3-176)

       1. TREATMENT OF GENERAL UNSECURED CLAIMS (CLASSES 3 THROUGH 176).

               Commencing on the Effective Date and subject to the provisions of Sections 7.2 and 7.3 of the Plan, each holder of an Allowed General Unsecured Claim against a Debtor shall be entitled to receive on account of such Allowed General Unsecured Claim distributions (a) in an aggregate amount equal to such holder's Pro Rata Share of the Distributive Assets attributable to such Debtor and (b) equal to such holder's Pro Rata Share of (i) three million (3,000,000) Litigation Trust Interests and (ii) three million (3,000,000) Special Litigation Trust Interests.

       2. ELECTION TO RECEIVE ADDITIONAL CASH DISTRIBUTIONS, IN LIEU OF PARTIAL PLAN SECURITIES.

               Notwithstanding the provisions of Section 7.1 of the Plan, any holder of an Allowed General Unsecured Claim against Enron North America Corp., Enron Power Marketing, Inc., Enron Gas Liquids, Inc., Enron Global Markets LLC, Enron Industrial Markets LLC, Enron Natural Gas Marketing Corp., ENA Upstream Company LLC, Enron Capital & Trade Resources International Corp. and Enron Reserve Acquisition Corp. may elect to receive such holder's Pro Rata Share of One Hundred Twenty-Five Million Dollars ($125,000,000.00) in lieu of all or a portion of the Plan Securities to which such holder is otherwise entitled to receive pursuant to the Plan. In the event that any such holder elects to receive such additional Cash distribution, (a) such holder's distribution of Plan Securities shall be reduced on a dollar-for-dollar basis and (b) distributions of Plan Securities to be made to holders of Allowed General Unsecured Claims against ENE shall be increased on a dollar-for-dollar basis. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

       3. ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM.

               Notwithstanding the provisions of Sections 7.1 and 7.2 of the Plan, any holder of an Allowed General Unsecured Claim whose Allowed General Unsecured Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XII of the Plan. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

       4. LIMITATION ON RECOVERY.

               Notwithstanding anything contained in the Plan to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed General Unsecured Claim in accordance with Sections 7.1 and 7.2 of the Plan, in the event that the sum of (a) the distributions of Cash and Plan Securities in accordance with Sections 7.1 and 7.2 of the Plan and (b) the value of the Litigation Trust Interests and the Special Litigation Trust Interests that would be distributed to such holder are equal to or in excess of one hundred percent (100%) of such holder's Allowed General Unsecured Claim, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims and Allowed Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims and Disputed Equity Interests in accordance with the provisions of the documents, instruments and agreements governing such Claims and Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

       5. SEVERANCE SETTLEMENT FUND LITIGATION PAYMENTS.

               In accordance with Severance Settlement Order and the Severance Settlement Fund Trust Agreement, Severance Settlement Fund Proceeds shall be paid to the Settling Former Employees in full and final satisfaction of all Claims deemed released in accordance with the Severance Settlement Order.

G. PROVISION FOR TREATMENT OF ENRON SUBORDINATED DEBENTURE CLAIMS (CLASS 177)

       1. TREATMENT OF ALLOWED ENRON SUBORDINATED DEBENTURE CLAIMS (CLASS 177).

               Commencing on the Effective Date, each holder of an Allowed Enron Subordinated Debenture Claim shall be entitled to receive on account of such Allowed Enron Subordinated Debenture Claim distributions (a) in an aggregate amount equal to such holder's Pro Rata Share of the Distributive Assets attributable to ENE and (b) equal to such holder's Pro Rata Share of (i) three million (3,000,000) Litigation Trust Interests and (ii) three million (3,000,000) Special Litigation Trust Interests; provided, however, that, notwithstanding the foregoing, the contractual subordination rights of holders of "Senior Indebtedness" or any similar term under the Enron Subordinated Indentures shall be preserved and enforced under the Plan pursuant to section 510(a) of the Bankruptcy Code and, as a result thereof, the aggregate of such distributions shall be distributed to holders of Allowed General Unsecured Claims that constitute "Senior Indebtedness", as identified on Exhibit "G" to the Plan, until such time as such holder's Claims have been satisfied in accordance with the terms and provisions of the Enron Subordinated Indentures.

       2. CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY.

               Notwithstanding anything contained in the Plan to the contrary, in the event that the sum of (a) the distributions of the Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron Subordinated Debenture Claim in accordance with the provisions of Section 7.4 of the Plan and
(b) the sum of the distributions of Cash and Plan Securities and the value of the Litigation Trust Interests and the Special Litigation Trust Interests, if any, distributed to a holder of an Allowed Enron Subordinated Debenture Claim are equal to or in excess of one hundred percent (100%) of such holder's Allowed Enron Subordinated Debenture Claim, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims and Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims and Disputed Equity Interest in accordance with the provisions of the documents, instruments and agreements governing such Claims and Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

H. PROVISIONS FOR TREATMENT OF ENRON GUARANTY CLAIMS (CLASS 178)

       1. TREATMENT OF ENRON GUARANTY CLAIMS (CLASS 178).

               Commencing on the Effective Date and subject to the provisions of
Section 9.2 of the Plan, each holder of an Allowed Enron Guaranty Claim shall be entitled to receive on account of such Allowed Enron Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the Enron Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed Enron Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and IX of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim.

       2. ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM.

               Notwithstanding the provisions of Section 9.1 of the Plan, any holder of an Allowed Enron Guaranty Claim whose Allowed Enron Guaranty Claim is more than Fifty

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Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XII of the Plan. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

I. PROVISIONS FOR TREATMENT OF WIND GUARANTY CLAIMS (CLASS 179)

       1. TREATMENT OF WIND GUARANTY CLAIMS (CLASS 179).

               Commencing on the Effective Date and subject to the provisions of
Section 10.2 of the Plan, each holder of an Allowed Wind Guaranty Claim shall be entitled to receive on account of such Allowed Wind Guaranty Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the Wind Guaranty Distributive Assets; provided, however, that, under no circumstances, shall a holder of an Allowed Wind Guaranty Claim receive aggregate distributions in accordance with the provisions of Articles VII and X of the Plan in excess of one hundred percent (100%) of such holder's corresponding Allowed General Unsecured Claim.

       2. ALLOWED CLAIMS OF FIFTY THOUSAND DOLLARS OR MORE/ELECTION TO BE TREATED AS A CONVENIENCE CLAIM.

               Notwithstanding the provisions of Section 10.1 of the Plan, any holder of an Allowed Wind Guaranty Claim whose Allowed Wind Guaranty Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XII of the Plan. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

J. PROVISIONS FOR TREATMENT OF INTERCOMPANY CLAIMS (CLASS 180)

       1. TREAMENT OF INTERCOMPANY CLAIMS (CLASS 180).

               Commencing on the Effective Date, each Debtor which is a holder of an Allowed Intercompany Claim shall be entitled to receive on account of such Allowed Intercompany Claim distributions in an aggregate amount equal to such holder's Pro Rata Share of the Intercompany Distributive Assets.

K. PROVISIONS FOR TREATMENT OF CONVENIENCE CLAIMS (CLASSES 181-356)

       1. TREATMENT OF CONVENIENCE CLAIMS CORP. (CLASSES 181-356).

               On the Effective Date or as soon as practicable thereafter, and except as provided in Section 12.2 of the Plan, each holder of an Allowed Convenience Claim against a Debtor shall


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receive Cash in an amount equal to the applicable Convenience Claim Distribution
Percentage of such Allowed Convenience Claim.

       2. PLAN CURRENCY OPPORTUNITY.

               Notwithstanding the provisions of Article XII of the Plan any holder of an Allowed Convenience Claim against a Debtor may elect to have such holder's Claim treated as a General Unsecured Claim, an Enron Guaranty Claim or a Wind Guaranty Claim against such Debtor in accordance with the respective provisions of Articles VII, IX and X of the Plan. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstances, may such waiver by the Debtors occur on or after the Effective Date.

L. PROVISION FOR TREATMENT OF SUBORDINATED CLAIMS (CLASSES 357-362)

       1. TREATMENT OF ALLOWED SUBORDINATED CLAIMS (CLASS 357-362).

               Except as otherwise provided in Section 13.2 of the Plan, each holder of an Allowed Subordinated Claim shall receive no distribution for and on account of such Claim.

       2. CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY.

               Notwithstanding anything contained in the Plan to the contrary, in the event that Cash and Plan Securities are deemed redistributed to a holder of an Allowed Subordinated Claim in accordance with the provisions of Sections
7.4 and 8.2 of the Plan, such redistribution shall be made to holders of Allowed Subordinated Claims in the following order of priority, until such Claims are paid, or deemed paid in full, in Cash, or through the value of the Plan Securities so distributed: (a) holders of Allowed Section 510 Enron Senior Notes Claims and Allowed Section 510 Enron Subordinated Debenture Claims; (b) holders of Allowed Penalty Claims and Allowed Other Subordinated Claims; (c) holders of Allowed Section 510 Enron Preferred Equity Interest Claims; (d) holders of Allowed Enron Preferred Equity Interests; and (e) holders of Allowed Section 510 Enron Common Equity Interest Claims and Allowed Enron Common Equity Interests in accordance with the provisions of the documents, instruments and agreements governing such Equity Interests, including, without limitation, the contractual subordination provisions set forth therein and the Bankruptcy Code.

M. PROVISIONS FOR TREATMENT OF ENRON PREFERRED EQUITY INTERESTS (CLASS 363)

       1. TREATMENT OF ALLOWED ENRON PREFERRED EQUITY INTERESTS (CLASS 363).

               Except as otherwise provided in Section 14.2 of the Plan, on the Effective Date, each holder of an Allowed Enron Preferred Equity Interest shall be entitled to receive such holder's Pro Rata Share of the Preferred Equity Trust Interests to be issued pursuant to Article XXII of the Plan.

       2. CONTINGENT DISTRIBUTION/LIMITATION ON RECOVERY.

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               Notwithstanding anything contained in the Plan to the contrary, in the event that (a) Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron Preferred Equity Interest, and, as a result of the issuance and transfer of the Exchanged Enron Preferred Stock, to the Preferred Equity Trustee for and on behalf of the holders of Preferred Equity Trust Interests, in accordance with the provisions of Sections 7.4, 8.2 and 13.2 of the Plan, and (b) the sum of such distributions to such holder are equal or in excess of one hundred percent (100%) of such holder's Allowed Enron Preferred Equity Interests, then, the Cash and Plan Securities remaining to be distributed to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Section 510 Enron Common Equity Interest Claims and Allowed Enron Common Equity Interests in accordance with the provisions of the documents, instruments and agreements governing such Equity Interests, including, without limitation, the contractual subordination provisions set forth therein, and the Bankruptcy Code.

        3. CANCELLATION OF ENRON PREFERRED EQUITY INTERESTS AND EXCHANGED ENRON PREFERRED STOCK.

               On the Effective Date, the Enron Preferred Equity Interests shall be deemed cancelled and of no force and effect and the Exchanged Enron Preferred Stock shall be issued in lieu thereof. On the later to occur of (a) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (b) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXVIII of the Plan, the Exchanged Enron Preferred Stock shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

N. PROVISION FOR TREATMENT OF ENRON COMMON EQUITY INTERESTS (CLASS 364)

       1. TREATMENT OF ALLOWED ENRON COMMON EQUITY INTERESTS (CLASS 364).

               Except as otherwise provided in Section 15.2 of the Plan, on the Effective Date, each holder of an Allowed Enron Common Equity Interest shall be entitled to receive such holder's Pro Rata Share of Common Equity Trust Interests to be issued pursuant to Article XXIII of the Plan.

       2. CONTINGENT DISTRIBUTION TO COMMON EQUITY TRUST.

               Notwithstanding anything contained in the Plan to the contrary, in the event that Cash and Plan Securities are deemed redistributed to a holder of an Allowed Enron Common Equity Interest in accordance with the provisions of Sections 7.4, 8.2, 13.2 and 14.2 of the Plan, as a result of the issuance and transfer of Exchanged Enron Common Stock, all distributions in respect of the Exchanged Enron Common Stock shall be made to the Common Equity Trustee for and on behalf of the holders of Common Equity Trust Interests.

       3. CANCELLATION OF ENRON COMMON EQUITY INTERESTS AND EXCHANGED ENRON COMMON STOCK.

               On the Effective Date, the Enron Common Equity Interests shall be deemed cancelled and of no force and effect and the Exchanged Enron Common Stock shall be issued in lieu thereof. On the later to occur of (a) the entry of a Final Order resolving all Claims in the



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Chapter 11 Cases and (b) the final distribution made to holders of Allowed
Claims and Allowed Equity Interests in accordance with Article XXVIII of the Plan, the Exchanged Enron Common Stock shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

O. PROVISIONS FOR TREATMENT OF OTHER EQUITY INTERESTS (CLASS 365)

       1. CANCELLATION OF OTHER EQUITY INTERESTS (CLASS 365).

               On the latest to occur of (1) the Effective Date, (2) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (3) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXVIII of the Plan, unless otherwise determined by the Debtors and the Creditors' Committee, (a) all Other Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect and
(b) the Reorganized Debtor Plan Administrator shall administer the assets of such Entity in accordance with the provisions of Article XXXII of the Plan; provided, however, that no Other Equity Interests shall be cancelled without the consent of the ENA Examiner if the result of such cancellation shall adversely economically impact the estates of ENA and/or its subsidiaries.

P. PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN

       1. OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS.

               The Reorganized Debtors shall object to the allowance of Claims or Equity Interests filed with the Bankruptcy Court with respect to which they dispute liability, priority or amount, including, without limitation, objections to Claims which have been assigned and the assertion of the doctrine of equitable subordination with respect thereto. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors (within such parameters as may be established by the Board of Directors of the Reorganized Debtors) shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests. Unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtors shall file and serve all objections to Claims as soon as practicable, but in no event later than two hundred forty
(240) days following the Effective Date or such later date as may be approved by the Bankruptcy Court.

       2. ESTIMATION OF CLAIMS.

               The Reorganized Debtors may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent, unliquidated or Disputed Claim pursuant to section 502(C) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the estimated amount shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that if the estimate constitutes the maximum limitation on such Claim, the Debtors or the Reorganized


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Debtors, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

       3. PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS.

        a. DISPUTED CLAIMS RESERVE. From and after the Effective Date, the Disbursing Agent shall reserve and hold in escrow for the benefit of each holder of a Disputed Claim, Cash, Plan Securities, Litigation Trust Interests and Special Litigation Trust Interests and any dividends, gains or income attributable thereto, in an amount equal to the Pro Rata Share of distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the Disputed Claim Amount,
(ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors. Any Cash, Plan Securities, Litigation Trust Interests and Special Litigation Trust Interests reserved and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of computing any additional amounts to be paid in Cash or distributed in Plan Securities in the event the Disputed Claim ultimately becomes an Allowed Claim. Such Cash and any dividends, gains or income paid on account of Plan Securities, Litigation Trust Interests and Special Litigation Trust Interests reserved for the benefit of holders of Disputed Claims shall be either (x) held by the Disbursing Agent, in an interest-bearing account or (y) invested in interest-bearing obligations issued by the United States Government, or by an agency of the United States Government and guaranteed by the United States Government, and having (in either case) a maturity of not more than thirty (30) days, for the benefit of such holders pending determination of their entitlement thereto under the terms of the Plan. No payments or distributions shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof by Final Order.

        b. ALLOWANCE OF DISPUTED CLAIMS. At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan together with any interest which has accrued on the amount of Cash and any dividends attributable to the Plan Securities so reserved (net of any expenses, including any taxes of the escrow, relating thereto), but only to the extent that such interest is attributable to the amount of the Allowed Claim. Such distribution, if any, shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order but in no event more than ninety (90) days thereafter. The balance of any Cash previously reserved shall be included in Creditor Cash and the balance of any Plan Securities previously reserved, shall be included in future calculations of Plan Securities to holders of Allowed Claims.

       4. TAX TREATMENT OF ESCROW.


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               Subject to definitive guidance from the IRS or a court of
competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the escrow as one or more discrete trusts (which may be composed of separate and independent shares) for federal income tax purposes in accordance with the trust provisions of the IRC (Sections 641 et seq.) and (ii) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All holders of Allowed Claims and Allowed Equity Interests shall report, for tax purposes, consistent with the foregoing.

       5. FUNDING OF ESCROW'S TAX OBLIGATION.

               If the reserve created in accordance with Section 17.3 (a) of the Plan has insufficient funds to pay any applicable taxes imposed upon it or its assets, the Reorganized Debtors shall advance to the escrow the funds necessary to pay such taxes (a "Tax Advance"), with such Tax Advances repayable from future amounts otherwise receivable by the escrow pursuant to Section 17.3 of the Plan. If and when a distribution is to be made from the escrow, the distributee will be charged its pro rata portion of any outstanding Tax Advance (including accrued interest). If a cash distribution is to be made to such distributee, the Disbursing Agent shall be entitled to withhold from such distributee's distribution the amount required to pay such portion of the Tax Advance (including accrued interest). If such cash is insufficient to satisfy the respective portion of the Tax Advance and there is also to be made to such distributee a distribution of other Plan Currency or interests in the trusts to be created under the Plan, the distributee shall, as a condition to receiving such other assets, pay in cash to the Disbursing Agent an amount equal to the unsatisfied portion of the Tax Advance (including accrued interest). Failure to make such payment shall entitle the Disbursing Agent to reduce and permanently adjust the amounts that would otherwise be distributed to such distributee to fairly compensate the Disputed Claims reserve created in accordance with Section 17.3(a) of the Plan for the unpaid portion of the Tax Advance (including accrued interest).

Q. PROVISIONS REGARDING DISTRIBUTIONS

       1. TIME AND MANNER OF DISTRIBUTIONS.

               Distributions under the Plan shall be made to each holder of an Allowed Unsecured Claim as follows:

        a. INITIAL DISTRIBUTIONS OF CASH. On or as soon as practicable after the Effective Date, the Disbursing Agent shall distribute, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Enron Guaranty Claim, an Allowed Wind Guaranty Claim, an Allowed Intercompany Claim and an Allowed Convenience Claim, such Creditor's share, if any, of Creditor Cash as determined pursuant to Articles VII, IX, X, XI and XII of the Plan.

        b. SUBSEQUENT DISTRIBUTIONS OF CASH. On the first (1st) Business Day that is after the close of two (2) full calendar quarters following the date of the initial Effective Date


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distributions, and, thereafter, on each first (1st) Business Day following the close of calendar quarters, the Disbursing Agent shall distribute, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Enron Guaranty Claim, an Allowed Wind Guaranty Claim, an Allowed Intercompany Claim, and an Allowed Convenience Claim, an amount equal to such Creditor's share, if any, of Creditor Cash as determined pursuant to Articles VII, IX, X, XI and XII of the Plan, until such time as there are no longer any potential Creditor Cash.

       c. DISTRIBUTIONS OF PLAN SECURITIES. Notwithstanding anything contained in the Plan to the contrary, commencing on or as soon as practicable after the Effective Date, and semi-annually thereafter, the Disbursing Agent shall commence distributions, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Enron Guaranty Claim, an Allowed Wind Guaranty Claim and an Allowed Intercompany Claim, an amount equal to such Creditor's share, if any, of Plan Securities, as determined pursuant to Articles VII, IX, X, and XI of the Plan, until such time as there is no longer any potential Plan Securities to distribute, as follows:

               (i) INTERNATIONALCO. Distribution of InternationalCo Common Stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims shall commence upon
(a) allowance of General Unsecured Claims in an amount which would result in the distribution of thirty percent (30%) of the issued and outstanding shares of InternationalCo Common Stock and (b) obtaining the requisite consents for the transfer of the InternationalCo Assets and the issuance of the InternationalCo Common Stock;

               (ii) CROSSCOUNTRY. Distributions of CrossCountry Common Stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims shall commence upon
(a) allowance of General Unsecured Claims in an amount which would result in the distribution of thirty percent (30%) of the issued and outstanding shares of CrossCountry Common Stock and (b) obtaining the requisite consents for the issuance of the CrossCountry Common Stock; and

               (iii) PGE. Distributions of PGE Common Stock to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims shall commence upon (a) allowance of General Unsecured Claims in an amount which would result in the distribution of thirty percent (30%) of the issued and outstanding shares of PGE Common Stock and (b) obtaining the requisite consents for the issuance of the PGE Common Stock;

provided, however, that, in the event that a Sale Transaction has occurred prior to the Effective Date, the proceeds thereof shall be distributed in accordance with the provisions of Section 28.1(a) of the Plan in lieu of the Plan Securities that would have been distributed pursuant to Section 28.1(c) of the Plan, with the balance of such Plan Securities distributed in accordance with the provisions of Section 28.1(c) of the Plan; and, provided, further, that, if in the joint determination of the Debtors and the Creditors' Committee the InternationalCo Trust Interests,

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CrossCountry Trust Interests and/or PGE Trust Interests are created, on the
Effective Date, such interests shall be allocated to the appropriate holders thereof in accordance with Section 20.12 of the Plan in lieu of the distributions of InternationalCo Common Stock, CrossCountry Common Stock and/or PGE Common Stock, respectively; and, provided, further, that during the period of retention of any such Plan Securities, the Disbursing Agent shall distribute, or cause to be distributed, to the Reorganized Debtor Plan Administrator on behalf of holders of Disputed Claims, and to each holder of an Allowed General Unsecured Claim, an Allowed Enron Guaranty Claim, an Allowed Wind Guaranty Claim and an Allowed Intercompany Claim, an amount equal to such Creditor's share, if any, of dividends declared and distributed with respect to any of the Plan Securities.

       d. RECALCULATION OF DISTRIBUTIVE ASSETS, GUARANTY DISTRIBUTIVE ASSETS AND INTERCOMPANY DISTRIBUTIVE ASSETS. Notwithstanding anything contained in the Plan to the contrary, in connection with each of the quarterly distributions of Creditor Cash and Plan Securities to be made in accordance with Section 28.1 of the Plan, the Disbursing Agent shall calculate, or cause to be calculated, Distributive Assets, Guaranty Distributive Assets and Intercompany Distributive Assets as of the date thereof, taking into account, among other things, (i) sales of Remaining Assets, (ii) proceeds, if any, of Sale Transactions and (iii) the allowance or disallowance of Disputed Claims, as the case may be.

       e. PRIOR AND SUBSEQUENT BANKRUPTCY COURT ORDERS REGARDING NON-CONFORMING DISTRIBUTIONS. For purposes of calculating distributions to be made in accordance with Section 28.1 of the Plan, including, without limitation, the payment of Allowed Claims in full, the Debtors, the Reorganized Debtors, the Disbursing Agent and the Reorganized Debtor Plan Administrator shall take into account those payments made or to be made to holders of Allowed Enron Senior Note Claims and Allowed Enron Subordinated Debenture Claims pursuant to the provisions of prior or subsequent orders of the Bankruptcy Court.

       2. TIMELINESS OF PAYMENTS.

               Any payments or distributions to be made pursuant to the Plan shall be deemed to be timely made if made within twenty (20) days after the dates specified in the Plan. Whenever any distribution to be made under the Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

       3. DISTRIBUTIONS BY THE DISBURSING AGENT.

               All distributions under the Plan shall be made by the Disbursing Agent at the direction of the Reorganized Debtor Plan Administrator. The Disbursing Agent shall be deemed to hold all property to be distributed under the Plan in trust for the Persons entitled to receive the same. The Disbursing Agent shall not hold an economic or beneficial interest in such property.

       4. MANNER OF PAYMENT UNDER THE PLAN.

               Unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made by the Reorganized Debtors shall be made, at the election of the Reorganized Debtors, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided,


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however, that no Cash payments shall be made to a holder of an Allowed Claim or an Allowed Equity Interest until such time as the amount payable thereto is equal to or greater than Ten Dollars ($10.00).

       5. DELIVERY OF DISTRIBUTIONS.

               Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as provided in Section 28.4 of the Plan, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed or if the Debtors has been notified in writing of a change of address. Distributions for the benefit of holders of Enron Senior Notes shall be made to the Enron Senior Notes Indenture Trustee. The Enron Senior Note Indenture Trustee shall in turn administer the distribution to the holders of Allowed Enron Senior Note Claims in accordance with the Plan and the Enron Senior Notes Indenture. The Enron Senior Notes Indenture Trustee shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court.

       6. FRACTIONAL SECURITIES.

               No fractional shares of Plan Securities shall be issued. Fractional shares of Plan Securities shall be rounded to the next greater or next lower number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. The total number of shares or interests of Plan Securities to be distributed to a Class under the Plan shall be adjusted as necessary to account for the rounding provided for in Section 28.6 of the Plan. In the event that, as a result of such rounding, a holder of a Claim would receive no distribution pursuant to the Plan, such holder shall receive Cash in lieu of the fractional shares of Plan Securities to purchase fractional shares such holder was entitled to receive.

       7. UNDELIVERABLE DISTRIBUTIONS.

               a. HOLDING OF UNDELIVERABLE DISTRIBUTIONS. If any distribution to any holder is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such holder unless and until the Reorganized Debtors is notified, in writing, of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable. All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim or an Allowed Equity Interest.

               b. FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS. On or about the second (2nd) anniversary of the Effective Date, the Reorganized Debtors shall file a list with the Bankruptcy Court setting forth the names of those Entities for which distributions have been made under the Plan and have been returned as undeliverable as of the date thereof. Any holder


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of an Allowed Claim or an Allowed Equity Interest that does not assert its rights pursuant to the Plan to receive a distribution within three (3) years from and after the Effective Date shall have its entitlement to such undeliverable distribution discharged and shall be forever barred from asserting any entitlement pursuant to the Plan against the Reorganized Debtors or its property. In such case, any consideration held for distribution on account of such Claim or Equity Interest shall revert to the Reorganized Debtors for redistribution to holders of Allowed Claims and Allowed Equity Interests in accordance with the provisions of Section 28.1 of the Plan.

         8.       COMPLIANCE WITH TAX REQUIREMENTS.

                  The Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

         9.       TIME BAR TO CASH PAYMENTS.

                  Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of (a) the second (2nd) anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final distribution under the Plan on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Reorganized Debtors shall retain all monies related thereto for the sole purpose of adding such monies to Creditor Cash for purposes of redistribution to Creditors in accordance with the terms and provisions of the Plan.

         10.      DISTRIBUTIONS AFTER EFFECTIVE DATE.

                  Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

         11.      SETOFFS.

                  The Reorganized Debtors may, pursuant to applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature the Debtors or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, Debtors in Possession or the Reorganized Debtors of any such claims, rights and causes of action that the Debtors, Debtors in Possession or the Reorganized Debtors may possess against such holder; and, provided, further, that nothing contained in the Plan is intended to limit the rights of any Creditor to rights of setoff prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.


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         12.      ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND
                  INTEREST.

                  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

         13.      CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

                  On the latest to occur of (a) the Effective Date, (b) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (c) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXVIII of the Plan, any document, agreement, or instrument evidencing any Claim shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under such documents, agreements or instruments evidencing such Claims shall be discharged; provided, however, that the Enron Subordinated Indenture, the Enron Senior Notes Indenture and the ETS Indentures shall continue in effect for the purposes of (i) allowing the Enron Subordinated Trustee, the Enron Senior Note Trustee and the ETS Indenture Trustee to make any distributions pursuant to the Plan and to perform such other necessary functions with respect thereto, and (ii) permitting the Enron Senior
Note Indenture Trustee, the Enron Subordinated Note Trustee and the ETS Indenture Trustee to maintain and assert any rights or liens for reasonable fees, costs, and expenses under the Indentures; and, provided, further, that, except as otherwise provided in the Plan, nothing in the Plan shall impair, affect or adversely affect the related transactions and the rights of the parties thereto.

         14.      CERTAIN INDENTURE TRUSTEE FEES AND EXPENSES.

                  The Indenture Trustee Claims through the Effective Date shall be Allowed and shall be paid in full in Cash by the Reorganized Debtors on the Effective Date, without the need for the Indenture Trustees to file applications for allowance with the Bankruptcy Court. Upon payment of the Indenture Trustee Claims through the Effective Date, the Indenture Trustees shall be deemed to have released their respective liens and priority rights for fees and expenses under their respective Indentures solely to the extent of such payment. To the extent the Reorganized Debtors fail to pay any Indenture Trustee Claim in full, such Indenture Trustee shall have the right to assert its lien and priority rights pursuant to the applicable Indenture for payment of any unpaid amount.

         15.      CANCELLATION OF PGE, CROSSCOUNTRY AND INTERNATIONALCO
                  SECURITIES.

                  Upon the issuance of each of the PGE Common Stock, CrossCountry Common Stock and InternationalCo Common Stock to holders of Allowed Claims or the Operating Trusts, the Existing PGE Common Stock, stock of CrossCountry held by ENE and/or any of its subsidiaries, and stock of InternationalCo held by ENE and/or any of its subsidiaries, respectively, shall be cancelled.


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R.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Any executory contracts or unexpired leases not set forth on the Assumption Schedule that have not expired by their own terms on or prior to the Confirmation Date, which have not been assumed and assigned or rejected with the approval of the Bankruptcy Court, or which are not the subject of a motion to assume the same pending as of the Confirmation Date shall be deemed rejected by the Debtors in Possession on the Confirmation Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

         2.       CURE OF DEFAULTS FOR ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED
                  LEASES.

                  Not later than ten (10) days prior to the commencement of the Confirmation Hearing, the Debtors in Possession shall file the Assumption Schedule with the Bankruptcy Court setting forth the list of executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Plan as of the Effective Date, and such executory contracts and unexpired leases shall be deemed assumed as of the Effective Date. The Debtors in Possession, may at any time during the period from the Confirmation Date up to and including the Effective Date, amend the Assumption Schedule to delete any executory contracts or unexpired leases therefrom. In the event that the Debtors in Possession determine to amend the Assumption Schedule, (1) the Debtors in Possession shall file a notice (a "Rejection Notice") of any such amendment with the Bankruptcy Court and serve such Rejection Notice on any affected party and (2) any executory contract or unexpired lease deleted from the Assumption Schedule shall be deemed rejected as of the date of such Rejection Notice. Any monetary amounts required as cure payments on each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or upon such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree. In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption arises, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be subject to the jurisdiction of the Bankruptcy Court and made following the existence of a Final Order resolving such dispute.

         3.       REJECTION OF INTERCOMPANY TRADING CONTRACTS.

                  Notwithstanding anything contained in the Plan to the contrary, all trading contracts between or among two or more Debtors, and no non-Debtor Entities, shall be deemed for all purposes to have been rejected and otherwise terminated as of the Initial Petition Date and the values and damages attributable thereto shall be calculated as of the Initial Petition Date.

         4.       REJECTION DAMAGE CLAIMS.

                  Except with regard to executory contracts governed in accordance with the provisions of Section 30.3 of the Plan, if the rejection of an executory contract or unexpired lease


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by the Debtors in Possession under the Plan results in damages to the other party or parties to such contract or lease, any claim for such damages, if not evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or its properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon attorneys for the Debtors on or before thirty (30) days after the latest to occur of (a) the Confirmation Date, (b) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease and (c) the date of the Rejection Notice with respect to a particular executory contract or unexpired lease.

         5.       INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS.

                  For purposes of the Plan, the obligations of the Debtors to indemnify and reimburse its directors or officers that were directors or officers, respectively, on or prior to the Petition Date shall be treated as
Section 510 Subordinated Claims. Indemnification obligations of the Debtors arising from services as officers and directors during the period from and after the Initial Petition Date shall be Administrative Expense Claims to the extent previously authorized by a Final Order.

S.       MISCELLANEOUS PROVISIONS

         1.       TITLE TO ASSETS.

                  Except as otherwise provided by the Plan, including, without limitation, Section 38.2 of the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Reorganized Debtors free and clear of all Liens and in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors and the Debtors in Possession except as provided in the Plan. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may (a) encumber all of the Debtors' assets for the benefit of Creditors or (b) transfer such assets to another Entity to secure the payment and performance of all obligations provided for in the Plan.

         2.       DISCHARGE OF DEBTORS.

                  Except as otherwise provided in the Plan, on the latest to occur of (a) the Effective Date, (b) the entry of a Final Order resolving all Claims in the Chapter 11 Cases and (c) the final distribution made to holders of Allowed Claims and Allowed Equity Interests in accordance with Article XXVIII of the Plan, all Claims against and Equity Interests in the Debtors and Debtors in Possession, shall be discharged and released in full; provided, however, that, the Bankruptcy Court may, upon request by the Reorganized Debtors, and notice and a hearing, enter an order setting forth that such Claims and Equity Interests shall be deemed discharged and released on such earlier date as determined by the Bankruptcy Court; and, provided, further, that, upon all distributions being made pursuant to the Plan, the Debtors and the Reorganized Debtors, as the case may be, shall be deemed dissolved for all purposes and the Reorganized Debtor Plan Administrator shall cause the Debtors and the Reorganized Debtors, as the case may be, to take such action to effect such dissolution in accordance with applicable state law. All Persons and Entities shall be precluded from asserting against the Debtors, the Debtors in Possession, their


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successors or assigns, including, without limitation, the Reorganized Debtors, the Reorganized Debtors' subsidiaries, the Reorganized Debtor Plan Administrator, their agents and employees, or their respective assets properties or interests in property, any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the facts or legal bases therefor were known or existed prior to the Confirmation Date regardless of whether a proof of Claim or Equity Interest was filed, whether the holder thereof voted to accept or reject the Plan or whether the Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest.

         3.       INJUNCTION.

                  Except as otherwise expressly provided in the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, all Persons or Entities who have held, hold or may hold Claims or other debt or liability that is discharged or Equity Interests or other right of equity interest that is terminated or cancelled pursuant to the Plan are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or other debt or liability or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors' estates or properties or interests in properties of the Debtors or the Reorganized Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors' estates or properties or interests in properties of the Debtors, the Debtors in Possession or the Reorganized Debtors, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, the Debtors in Possession or the Reorganized Debtors or against the property or interests in property of the Debtors, the Debtors in Possession or the Reorganized Debtors, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors, the Debtors in Possession or the Reorganized Debtors or against the property or interests in property of the Debtors, the Debtors in Possession or the Reorganized Debtors, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan; provided, however, that such injunction shall not preclude the United States of America of any of its police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that, except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United States of America or any of its police or regulatory agencies from obtaining any monetary recovery from the Debtors, the Debtors in Possession or the Reorganized Debtors or their respective property or interests in property with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power. Such injunction shall extend to all successors of the Debtors and Debtors in Possession and the Creditors' Committee and its members, and their respective properties and interest in property.



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

         4.       TERM OF EXISTING INJUNCTIONS OR STAYS.

                  Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until entry of an order in accordance with
Section 38.15 of the Plan.

         5.       LIMITED RELEASE OF DIRECTORS, OFFICERS AND EMPLOYEES.

                  No claims of the Debtors' estates against their present and former officers, directors, employees, consultants and agents and arising from or relating to the period prior to the Initial Petition Date are released by the Plan. As of the Effective Date, the Debtors and the Debtors in Possession shall be deemed to have waived and released its present and former directors, officers, employees, consultants and agents who were directors, officers, employees, consultants or agents, respectively, at any time during the Chapter 11 Cases, from any and all claims of the Debtors' estates arising from or relating to the period from and after the Initial Petition Date; provided, however, that this provision shall not operate as a waiver or release of (a) any Person (i) named or subsequently named as a defendant in any of the Class Actions, (ii) named or subsequently named as a defendant in any action commenced by or on behalf of the Debtors in Possession, including any actions prosecuted by the Creditors' Committee, (iii) identified or subsequently identified as a wrongful actor in the "Report of Investigation by the Special Investigative Committee of the Board of Directors of Enron Corp.", dated February 1, 2002,
(iv) identified or subsequently identified in a report by the Enron Examiner or the ENA Examiner as having engaged in acts of dishonesty or willful misconduct detrimental to the interests of the Debtors, and (v) adjudicated or subsequently adjudicated by a court of competent jurisdiction to have engaged in acts of dishonesty or willful misconduct detrimental to the interests of the Debtors or
(b) any claim (i) with respect to any loan, advance or similar payment by the Debtors to any such person, (ii) with respect to any contractual obligation owed by such person to the Debtors, (iii) relating to such person's knowing fraud, or
(iv) to the extent based upon or attributable to such person gaining in fact a personal profit to which such person was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of the Debtors which are recoverable by the Debtors pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended; and, provided, further, that the foregoing is not intended, nor shall it be construed, to release any of the Debtors' claims that may exist against the Debtors' directors and officers liability insurance.

         6.       INJUNCTION REGARDING NON-DEBTORS.

                  Except as provided in the Plan, as of the Effective Date, all non-Debtor entities are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any claim, debt, right or cause of action of the Debtors, the Debtors in Possession or the Reorganized Debtors which the Debtors, the Debtors in Possession or the Reorganized Debtors, as the case may be, retain sole and exclusive authority to pursue in accordance with Section 24.1 of the Plan or which has been released pursuant to the Plan.



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T.       SUMMARY OF OTHER PROVISIONS OF THE PLAN

         1.       PRESERVATION OF RIGHTS OF ACTION.

                  None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Employee Committee, the ENA Examiner (solely in his capacity as facilitator with regard to the negotiation and implementation of the Plan), any indenture trustee responsible for making distributions under the Plan, and any of their respective directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases, the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the provisions of
Section 38.6 of the Plan shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         2.       PAYMENT OF STATUTORY FEES.

                  All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

         3.       RETIREE BENEFITS.

                  From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy
Code), if any, at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, and for the duration of the period during which the Debtors have obligated themselves to provide such benefits; provided, however, that the Debtors or the Reorganized Debtors may modify such benefits to the extent permitted by applicable law.

         4.       POST-EFFECTIVE DATE FEES AND EXPENSES.

                  From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, retain such professionals and pay the reasonable professional fees and expenses incurred by the Reorganized Debtors and the Creditors' Committee related to implementation and consummation of the Plan.

         5.       AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS.

                  The articles of incorporation and by-laws of the Debtors shall be amended as of the Effective Date to provide substantially as set forth in the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws.

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         6.       CORPORATE ACTION.

                  On the Effective Date, the adoption of the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors. The cancellation of all Equity Interests, employment agreements, and other matters provided under the Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred, be authorized, and shall be in effect without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors. Without limiting the foregoing, from and after the Confirmation Date, the Debtors, the Reorganized Debtors and the Reorganized Debtor Plan Administrator may take any and all actions deemed appropriate in order to consummate the transactions contemplated in the Plan and, notwithstanding any provision contained in the Debtors' articles of incorporation and by-laws to the contrary, such Entities shall not require the affirmative vote of holders of Equity Interests in order to take any corporate action including to (i) consummate a Sale Transaction, (ii) compromise and settle claims and causes of action of or against the Debtors and their chapter 11 estates, and (iii) dissolve, merge or consolidate with any other Entity.

         7.       EXCULPATION.

                  None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Employee Committee, the ENA Examiner (solely in his capacity as facilitator with regard to the negotiation and implementation of the Plan), any indenture trustee responsible for making distributions under the Plan, and any of their respective directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases, the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions of Section 38.6 of the Plan shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         8.       MODIFICATION OF PLAN.

                  The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, subject to the consent of the Creditors' Committee and, in the event any amendment or modification would materially adversely affect the substance of the economic and governance provisions set forth in the Plan, including, without limitation, Article II of the Plan, the ENA Examiner as Plan facilitator, to amend or modify the Plan, the Plan Supplement or any exhibits to the Plan at any time prior to the entry of the Confirmation Order. Upon entry of the Confirmation Order, the Debtors may, subject to the consent of the Creditors' Committee, upon


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order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

         9.       REVOCATION OR WITHDRAWAL.

                  A. The Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

                  B. If the Plan is revoked or withdrawn prior to the Confirmation Date, or if the Plan does not become effective for any reason whatsoever, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors.

         10.      CREDITORS' COMMITTEE - TERM AND FEES.

                  From and after the Effective Date, the Creditors' Committee shall be authorized only to perform the following functions:

                  A. to prosecute, or to continue to prosecute, as the case may be, claims on behalf of the Debtors' estates against individual insiders of the Debtors; provided, however, that, if any such claims constitute Special Litigation Trust Claims, such claims and causes of action shall be assigned to the Special Litigation Trust and prosecuted by the Special Litigation Trustee for and on behalf of the Special Litigation Trust and the beneficiaries thereof; and

                  B. to complete litigation, other than such litigation referenced in Section 29.1(a) of the Plan, if any, to which the Creditors' Committee is a party as of the Effective Date.

                  From and after the Effective Date, the Reorganized Debtors shall pay the reasonable fees and expenses of professionals the Creditors' Committee retains or continues the retention of to satisfy the obligations and duties set forth in Section 29.1 of the Plan and shall reimburse the members of the Creditors' Committee for reasonable disbursements incurred. The Creditors' Committee shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations, upon the earlier to occur of (y) resolution of all litigation to which the Creditors' Committee is a party and (z) the entry of a Final Order dissolving the Creditors' Committee.

                  11.      EMPLOYEE COMMITTEE - TERM AND FEES.

                  On the tenth (10th) day following the Confirmation Date, the Employee Committee shall be dissolved and the members thereof and the professionals retained by the Employee Committee in accordance with section 327, 328 or 1102 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations if the same has not


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occurred prior to the Effective Date; provided, however, that, in connection with the Severance Settlement Fund Litigation, counsel to the Employee Committee shall continue to serve as counsel to the Severance Settlement Fund Trustee and be compensated and reimbursed in accordance with the provisions of the Severance Settlement Fund Trust Agreement and the Severance Settlement Fund Order.

                  12.      EXAMINERS - TERMS AND FEES.

                  Except as provided below, on the tenth (10th) day following the Confirmation Date, each of the ENE Examiner and the ENA Examiner shall be released and discharged from their respective obligations outstanding pursuant to the Investigative Orders of the Bankruptcy Court; provided, however, that, notwithstanding the foregoing, during the period from the Confirmation Date up to and including (a) the earlier to occur of (1) the Confirmation Order becoming a Final Order and (2) the Effective Date, and (b) the appointment of the board of directors as described in the last sentence of Section 36.1 of the Plan, the ENA Examiner shall continue its other duties and obligations pursuant to orders of the Bankruptcy Court. On or prior to the thirtieth (30th) day following the Confirmation Date, and except as prohibited by any existing confidentiality order entered by the Bankruptcy Court or other confidentiality agreement executed by the ENE Examiner or the ENA Examiner, as the case may be, each of the ENE Examiner and the ENA Examiner shall deliver to the Reorganized Debtors and the Creditors' Committee (i) one copy of each report filed by such Person in the Chapter 11 Cases, (ii) all material cited in the footnotes of any such report and (iii) any other materials produced, developed or compiled by the ENE Examiner or the ENA Examiner, in each case in connection with the Investigative Orders.

                  13.      FEE COMMITTEE - TERM AND FEES

                  From and after the Confirmation Date, the members of the Fee Committee and the Fee Committee's employees and representatives shall continue to serve and be authorized to perform the following functions:

                  A. to review, analyze and prepare advisory reports with respect to applications for the payment of fees and the reimbursement of expenses of professionals retained in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court during the period up to and including the Confirmation Date; and

                  B. if necessary, appear before the Bankruptcy Court with respect to any such application.

From and after the Confirmation Date, the Reorganized Debtors shall pay the reasonable fees and expenses of the members of the Fee Committee and the Fee Committee's employees and representatives to satisfy the obligations and duties set forth in Section 29.4 of the Plan. Notwithstanding the foregoing, the Fee Committee shall be dissolved and the members thereof and the employees and professionals retained by the Fee Committee shall be released and discharged from their respective obligations upon the earlier to occur of (i) the sixth
(6th) month anniversary of the Confirmation Date and (ii) satisfaction of the obligations and duties set forth in Section 29.4 of the Plan.


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         14.      MEDIATOR - TERM AND FEES

                  From and after the Confirmation Date and until such time as the Mediator terminates all efforts with respect thereto, the Reorganized Debtors shall continue to participate in the mediation required by the Mediation Orders. In accordance with the Mediation Orders, the Reorganized Debtors shall be responsible for their one-third (1/3) share of the Mediator's expenses and such expenses shall be treated as Administrative Expense Claims in accordance with the provisions of the Plan and the Confirmation Order.

                     VII. ESTATE MANAGEMENT AND LIQUIDATION

                CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE
             STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED HERETO.

A.       POST-EFFECTIVE DATE

         1.       ROLE OF THE REORGANIZED DEBTOR PLAN ADMINISTRATOR.


                  On the Effective Date, compliance with the provisions of the Plan will become the general responsibility of the Reorganized Debtor Plan Administrator, an employee of the Reorganized Debtors (subject to the supervision of the Board of Directors of the Reorganized Debtors), pursuant to and in accordance with the provisions of the Plan and the Reorganized Debtor Plan Administration Agreement. The responsibilities of the Reorganized Debtor Plan Administrator shall include (a) facilitating the Reorganized Debtors' prosecution or settlement of objections to and estimations of Claims, (b) prosecution or settlement of claims and causes of action held by the Debtors and Debtors in Possession, (c) assisting the Litigation Trustee and the Special Litigation Trustee in performing their respective duties, (d) calculating and assisting the Disbursing Agent in implementing all distributions in accordance with the Plan, (e) filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtors from funds held by the Reorganized Debtors, (f) periodic reporting to the Bankruptcy Court, of the status of the Claims resolution process, distributions on Allowed Claims and prosecution of causes of action, (g) liquidating the Remaining Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan, and (h) such other responsibilities as may be vested in the Reorganized Debtor Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.


                  Additionally, the Reorganized Debtor Plan Administrator's powers will, without any further Bankruptcy Court approval in each of the following cases, include (a) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtors from funds held by the Reorganized Debtor Plan Administrator and/or the Reorganized Debtors in accordance with the Plan, (b) the power to compromise and settle Claims and causes of action on behalf of or against the Reorganized Debtors other than Litigation Trust Claims, Special Litigation Trust Claims and claims and causes of action which are the subject of the Severance Settlement Fund Litigation, and (c) such other powers as may be vested in or assumed by the Reorganized Debtor Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or as may be deemed necessary and proper


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to carry out the provisions of the Plan. Refer to Sections VI.C.1, Class 1 -
Priority Non-Tax Claims, VI.D.1, Payment of Allowed Priority Non-Tax Claims, and
Exhibit 1: "Chapter 11 Plan" for further information.

         2.       ROLE OF THE REORGANIZED DEBTORS.

                  Pursuant to the Plan, as of the Effective Date, the Reorganized Debtors will assist the Reorganized Debtor Plan Administrator in performing the following activities: (a) holding the Operating Entities for the benefit of Creditors and providing certain transition services to such entities,
(b) liquidating the Remaining Assets, (c) making distributions to Creditors pursuant to the terms of the Plan, (d) prosecuting Claim objections and litigation, (e) winding up the Debtors' business affairs, and (f) otherwise implementing and effectuating the terms and provisions of the Plan.

         3.       OPERATING ENTITIES

                  A.       PGE.

                           (I)      ASSETS. In accordance with the Plan, unless
PGE is sold to a third party, the Reorganized Debtor will hold common stock in PGE until such shares of common stock are cancelled and newly-issued shares of PGE Common Stock are distributed to the Creditors in accordance with the Plan.

                           (II)     AUXILIARY AGREEMENTS. The Reorganized
Debtors anticipate providing transition services to PGE (including administrative services, insurance services, and certain employee benefits, through approximately December 31, 2004) and may enter into other arrangements.

                           (III)    TAX ALLOCATION AGREEMENT. PGE has entered
into a tax sharing arrangement with ENE pursuant to which PGE will be responsible for the amount of income tax that PGE would have paid on a "stand alone" basis and ENE will be obligated to make payments to PGE as compensation for the use of PGE's losses and/or credits to the extent that such losses and/or credits have reduced the consolidated income tax liability. The parties will cause their respective subsidiaries to consent to filing of a consolidated return until such time as ENE, in the exercise of its sole discretion, elects to refrain from filing a consolidated return. ENE will be responsible for, among other things, the preparation and filing of all required consolidated returns on behalf of PGE and its subsidiaries, making elections and adopting accounting methods, filing claims for refunds or credits and managing audits and other administrative proceedings conducted by the taxing authorities. After the Effective Date, ENE and PGE will continue to be parties to this tax sharing agreement, or a new agreement on similar terms, until ENE and PGE no longer file consolidated tax returns. It is intended that ENE and PGE will file consolidated tax returns until ENE no longer owns 20% of the capital stock of PGE, which may occur by a sale of PGE stock to a third party or the cancellation of PGE stock held by ENE to issue new stock to the Creditors.

                  ENE will allocate the consolidated tax liability for each taxable period to PGE and its subsidiaries in accordance with the requirements of the IRC and treasury regulations.


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
                  B.       CROSSCOUNTRY.

                           (I)      ASSETS. Unless CrossCountry is sold to a
third party, the Reorganized Debtors will hold common stock in CrossCountry until (i) such shares are cancelled and shares of CrossCountry Common Stock are issued to the Creditors, or (ii) such shares are assigned to a holding company and the holding company's shares are issued to the Creditors.

                           (II)     AUXILIARY AGREEMENTS. The Reorganized
Debtors anticipate providing transition services, including administrative operation management, through approximately December 31, 2004. Refer to Section IX.E.1, "Formation of CrossCountry" for further information.

                  C.       INTERNATIONALCO.

                           (I)      ASSETS. Unless InternationalCo is sold to a
third party, the Reorganized Debtors will hold common stock in InternationalCo until such shares of Common Stock are cancelled and newly issued shares of InternationalCo Common Stock are distributed to the Creditors in accordance with the Plan.

                           (II)     AUXILIARY AGREEMENTS. The Reorganized
Debtors anticipate providing transition services to InternationalCo (including administrative operation management, through approximately December 31, 2004) and may enter into other arrangements.

                  D.       OPERATING TRUSTS.

                  Notwithstanding the foregoing, upon joint determination of the Debtors and the Creditors' Committee, the shares of PGE Common Stock, CrossCountry Common Stock and InternationalCo Common Stock will be transferred to the holders of certain Allowed Claims, which will be held by the Debtors acting on their behalf. Immediately thereafter, on behalf of the holders of such Allowed Claims, the Debtors shall transfer such assets to the Operating Trusts for the benefit of the holders of such Allowed Claims in accordance with the Plan. Refer to Section VII.C, "The Operating Trusts" for further information.

         4.       BUDGET

                  As of the Effective Date, the Reorganized Debtors expect to have ____ employees and contractors. It is also expected that the Reorganized Debtors will continue to incur professional service fees until the cases are closed. It is anticipated that the Reorganized Debtors will spend approximately $____ over a period of __________.

                  The wind-up of the Debtors' estates remains a complicated process and will therefore require substantial resources. There are a significant number of individual assets that need to be collected, sold or resolved, some of which are currently involved in litigation proceedings (refer to Section IV.C, "Litigation and Government Investigations" for further information) and/or complex cross-ownership structures. Legal and financial due diligence is required for the dissolution of legal entities and the resolution of claims. Refer to Section XIV, "Risk Factors and Other Factors to be Considered" for further information.


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

B.       LIQUIDATION OF REMAINING ASSETS

                  It is anticipated that the Reorganized Debtors will retain all assets that will not be transferred to the Litigation Trust, the Special Litigation Trust, the Severance Settlement Fund Trust, or the Operating Entities. These Remaining Assets may include, but are not limited to, Cash, claims under certain wholesale and retail contracts, claims and certain causes of action against third parties, investments in subsidiaries and otherwise, debt receivables, financial swaps, inventory, real property, and other miscellaneous assets. Refer to Exhibit 1: "Chapter 11 Plan."

                  The Reorganized Debtor Plan Administrator, with assistance from the Reorganized Debtors, will collect and liquidate the Remaining Assets and distribute the proceeds to Creditors pursuant to the terms of the Plan. Poor market conditions, litigation, and complex ownership structures may result in the retention of certain assets for an extended period of time. The Reorganized Debtor and Reorganized Debtor Plan Administrator will continue to manage and operate these assets until a favorable sale or resolution of each of the Remaining Assets is finalized Refer to Section XIV, "Risk Factors and Other Factors to be Considered" for further information about the risks related to the Reorganized Debtors.

                  The Reorganized Debtor Plan Administrator will continue to monitor market conditions and identify when there is sufficient interest in a particular asset to pursue a sale. Priority will be given to the assets with the greatest potential recoverable value; however, many of these sale efforts may be delayed due to regulatory issues, ownership through SPEs, or litigation.

                  Notwithstanding the foregoing, upon joint determination of the Debtors and the Creditors' Committee, the Remaining Assets will be the Remaining Asset Trust. The Remaining Asset Trust Interests will be assigned to the appropriate holders of Allowed Claims and the reserve for Disputed Claims, and the Remaining Assets will be liquidated as contemplated above.

C.       THE OPERATING TRUSTS

         1.       ESTABLISHMENT OF THE TRUSTS.

                  On or after the Confirmation Date, but prior to the Effective Date, and upon the joint determination of the Debtors and the Creditors' Committee, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 177 and 357 through 365 shall execute the respective Operating Trust Agreements and shall take all other steps necessary to establish the respective Operating Trusts. On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 19.4 of the Plan, the Debtors shall transfer to the respective Operating Trusts all of their right, title, and interest in the assets subject to the Operating Trust Agreements.

2.       PURPOSE OF THE OPERATING TRUSTS.

                  The Operating Trusts shall be established for the sole purpose of holding and liquidating the respective assets in the InternationalCo Trust, the CrossCountry Trust and the


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PGE Trust in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Operating Trust Agreements. Without limiting the foregoing, the Operating Trust Agreements shall each provide that the applicable Operating Trust shall not distribute any of the InternationalCo Common Stock, CrossCountry Common Stock or PGE Common Stock, as the case may be, prior to the date referred to in Sections 28.1(C)(i), (ii) and (iii) of the Plan.

         3.       FUNDING EXPENSES OF THE OPERATING TRUSTS.

                  In accordance with the respective Operating Trust Agreements and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Operating Trusts.

         4.       TRANSFER OF ASSETS.

                  A. The transfer of assets to the Operating Trusts shall be made, as provided in the Plan, for the benefit of the holders of Allowed Claims in Classes 3 through 177 and 357 through 365, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 177 and 357 through 365, the assets subject to the respective Operating Trusts shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 177 and 357 through 365, the Debtors shall transfer such assets to the Operating Trusts for the benefit of holders of Allowed Claims in Classes 3 through 177 and 357 through 365, in accordance with the Plan.

                  B. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Operating Trustee and the beneficiaries of the Operating Trusts) shall treat the transfer of assets to the respective Operating Trusts in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 177 and 357 through 365, followed by a transfer by such holders to the respective Operating Trusts and the beneficiaries of the Operating Trusts shall be treated as the grantors and owners thereof.

         5.       VALUATION OF ASSETS.

                  As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the respective Operating Trust Boards shall inform, in writing, the Operating Trustee of the value of the assets transferred to the respective Operating Trusts, based on the good faith determination of the respective Operating Trust Boards, and the Operating Trustee shall apprise, in writing, the beneficiaries of the respective Operating Trusts of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Operating Trustee and the beneficiaries of the Operating Trusts) for all federal income tax purposes.

         6.       INVESTMENT POWERS.

                  The right and power of the Operating Trustee to invest assets transferred to the Operating Trust, the proceeds thereof, or any income earned by the respective Operating Trusts, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section
20.7 of the Plan) in Cash Equivalents; provided, however, that (a) the


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
scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation
Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Operating Trustee may expend the assets of the Operating Trusts (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Operating Trusts during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Operating Trusts or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Operating Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Operating Trust Agreements; and, provided, further, that, under no circumstances, shall the Operating Trusts segregate the assets of the Operating Trusts on the basis of classification of the holders of respective Operating Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions of the Plan.

         7.       ANNUAL DISTRIBUTION; WITHHOLDING.

                  The Operating Trustee shall distribute at least annually to the holders of respective Operating Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Operating Trusts may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Operating Trusts during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Operating Trusts or in respect of the assets of the Operating Trust), and (iii) to satisfy other liabilities incurred or assumed by the Operating Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Operating Trust Agreements. All such distributions shall be pro rata based on the number of Operating Trust Interests held by a holder compared with the aggregate number of Operating Trust Interests outstanding, subject to the terms of the Plan and the respective Operating Trust Agreements. The Operating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Operating Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         8.       REPORTING DUTIES.

                  A. FEDERAL INCOME TAX. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Operating Trustee of a private letter ruling if the Operating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Operating Trustee), the Operating Trustee shall file returns for the Operating Trusts as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Operating Trustee shall also annually send to each holder of a Operating Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.


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
                  B. ALLOCATIONS OF OPERATING TRUSTS TAXABLE INCOME. Allocations of Operating Trusts taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan) if, immediately prior to such deemed distribution, the Operating Trusts had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Operating Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Operating Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Operating Trusts (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Operating Trusts shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of an Operating Trust. The tax book value of the assets of an Operating Trust for this purpose shall equal their fair market value on the date such Operating Trusts were created or, if later, the date such assets were acquired by the Operating Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

                  C. OTHER. The Operating Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Operating Trust that are required by any governmental unit.

         9.       TRUST IMPLEMENTATION..

                  On or after the Confirmation Date, but prior to the Effective Date, the Operating Trusts shall be established and become effective for the benefit of Allowed Claims in Classes 3 through 177 and 357 through 365. The Operating Trust Agreements shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Operating Trusts as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Operating Trustee and holders of Allowed Claims in Classes 3 through 177 and 357 through 365 shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Operating Trusts.

         10.      REGISTRY OF BENEFICIAL INTERESTS.

                  The Operating Trustee shall maintain a registry of the holders of Operating Trust Interests.

         11.      TERMINATION.

                  The Operating Trusts shall terminate no later than the third
(3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Operating Trusts if it is necessary to the liquidation of the assets of Operating Trusts. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term;


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
provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.

         12.      NON-TRANSFERABILITY OR CERTIFICATION ,

                  Upon the creation of each Operating Trust, the beneficial interests in such Operating Trust shall be allocated on the books and records of such Operating Trust to the appropriate holders thereof, but such interests shall not be certificated and shall not be transferable by the holder thereof except through descent or distribution.

D.       THE REMAINING ASSET TRUSTS

         1.       ESTABLISHMENT OF THE TRUSTS.

                  On or after the Confirmation date, but prior to the Effective Date, and upon the joint determination of the Debtors and the Creditors' Committee, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 177 and 357 through 365 shall execute the respective Remaining Asset Trust Agreements and shall take all other steps necessary to establish the respective Remaining Asset Trusts. On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental agency or other consents, and in accordance with and pursuant to the terms of Section 21.4 of the Plan, the Debtors shall transfer to the respective Remaining Asset Trusts all of their right, title, and interest in the Remaining Assets.

         2.       PURPOSE OF THE REMAINING ASSET TRUSTS.

                  The Remaining Asset Trusts shall be established for the sole purpose of holding and liquidating the respective assets in the Remaining Asset Trusts in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Remaining Asset Trust Agreements.

         3.       FUNDING EXPENSES OF THE REMAINING ASSET TRUSTS.

                  In accordance with the respective Remaining Asset Trust Agreements and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Remaining Asset Trusts.

         4.       TRANSFER OF ASSETS.

                  A. The transfer of assets to the Remaining Asset Trusts shall be made, as provided in the Plan, for the benefit of the holders of Allowed Claims in Classes 3 through 177 and 357 through 365, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 177 and 357 through 365, the Remaining Assets shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 177 and 357 through 365, the Debtors shall transfer such assets to the Remaining Asset Trusts for the benefit of holders of Allowed Claims in Classes 3 through 177 and 357 through 365, in accordance with the Plan. Upon the transfer of the Remaining


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
Assets, the Debtors shall have no interest in or with respect to the Remaining Assets or the Remaining Asset Trusts.

                  B. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Remaining Asset Trustee and the beneficiaries of the Remaining Asset Trusts) shall treat the transfer of assets to the respective Remaining Asset Trusts in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 177 and 357 through 365, followed by a transfer by such holders to the Remaining Asset Trust and the beneficiaries of the respective Remaining Asset Trusts shall be treated as the grantors and owners thereof.

         5.       VALUATION OF ASSETS.

                  As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the respective Remaining Asset Trust Boards shall inform, in writing, the Remaining Asset Trustees of the value of the assets transferred to the respective Remaining Asset Trusts, based on the good faith determination of the respective Remaining Asset Trust Boards, and the Remaining Asset Trustees shall apprise, in writing, the beneficiaries of the respective Remaining Asset Trusts of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Remaining Asset Trustees and the beneficiaries of the Remaining Asset Trusts) for all federal income tax purposes.

         6.       INVESTMENT POWERS.

                  The right and power of the Remaining Asset Trustee to invest assets transferred to the Remaining Asset Trusts, the proceeds thereof, or any income earned by the respective Remaining Asset Trusts, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 21.7 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Remaining Asset Trustee may expend the assets of the Remaining Asset Trusts
(i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Remaining Asset Trusts during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Remaining Asset Trusts or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Remaining Asset Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Remaining Asset Trust Agreements; and, provided, further, that, under no circumstances, shall the Remaining Asset Trustee segregate the assets of the Remaining Asset Trust on the basis of classification of the holders of Remaining Asset Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions of the Plan.


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
         7.       ANNUAL DISTRIBUTION; WITHHOLDING.

                  The Remaining Asset Trustee shall distribute at least annually to the holders of Remaining Asset Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Remaining Asset Trusts may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Remaining Asset Trusts during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Remaining Asset Trust or in respect of the assets of the Remaining Asset Trusts), and (iii) to satisfy other liabilities incurred or assumed by the Remaining Asset Trusts (or to which the assets are otherwise subject) in accordance with the Plan or the Remaining Asset Trust Agreements. All such distributions shall be pro rata based on the number of Remaining Asset Trust Interests held by a holder compared with the aggregate number of Remaining Asset Trust Interests outstanding, subject to the terms of the Plan and the Remaining Asset Trust Agreements. The Remaining Asset Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Remaining Asset Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         8.       REPORTING DUTIES.

                  A. FEDERAL INCOME TAX. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Remaining Asset Trustee of a private letter ruling if the Remaining Asset Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Remaining Asset Trustee), the Remaining Asset Trustee shall file returns for the Remaining Asset Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Remaining Asset Trustee shall also annually send to each holder of a Remaining Asset Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

                  B. ALLOCATIONS OF REMAINING ASSET TRUST TAXABLE INCOME. Allocations of Remaining Asset Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan) if, immediately prior to such deemed distribution, the Remaining Asset Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Remaining Asset Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Remaining Asset Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Remaining Asset Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Remaining Asset Trusts shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Remaining Asset Trust Assets. The tax book value of the Remaining Asset Trust Assets for this purpose shall equal their fair market value on the date such Remaining Assets Trusts were created or, if later, the date such assets were acquired by the Remaining Asset Trusts, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.


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
                  C. OTHER. The Remaining Asset Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Remaining Asset Trust that are required by any governmental unit.

         9.       TRUST IMPLEMENTATION.

                  On or after the Confirmation Date, but prior to the Effective Date, the Remaining Asset Trust will be established and become effective for the benefit of Allowed Claims in Classes 3 through 177 and 357 through 365. The Remaining Asset Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Remaining Asset Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Remaining Asset Trustee and holders of Allowed Claims in Classes 3 through 177 and 357 through 365 shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Remaining Asset Trust.

         10.      REGISTRY OF BENEFICIAL INTERESTS.

                  The Remaining Asset Trustee shall maintain a registry of the holders of Remaining Asset Trust Interests.

         11.      TERMINATION.

                  The Remaining Asset Trusts shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Remaining Asset Trusts if it is necessary to the liquidation of the Remaining Asset Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third
(3rd) anniversary of the Confirmation Date.

         12.      NON-TRANSFERABILITY OR CERTIFICATION .

                  Upon the creation of the Remaining Asset Trust, the Remaining Asset Trust Interests shall be allocated on the books and records of the Remaining Asset Trust to the appropriate holders thereof, but the Remaining Asset Trust Interests shall not be certificated and shall not be transferable by the holder thereof except through descent or distribution; provided, however, that the deemed recipient thereof may hold such Remaining Asset Trust Interests through a single wholly owned Entity.


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
E.       OTHER ADMINISTRATION

         1.       CLAIMS PROCESSING.

                  The Reorganized Debtors will be responsible for processing all Claims that have been filed against the Debtors. As of May 31, 2003, there were in excess of [22,000] claims; 34% employee claims, 17% non-trading accounts payable claims, 16% trading - related payables and contract claims, 12% litigation and non-trading contract claims, 11% common and preferred equity claims, 10% other claims.

2.       LEGAL ENTITIES

                  On the Initial Petition Date, the Enron Companies totaled approximately 2,400 legal entities. Approximately 600 entities have been sold, merged or dissolved and approximately 1,800 legal entities remain. As part of the efforts to wind up the Debtors' business affairs, the Reorganized Debtors will be responsible for the dissolution of the legal entities remaining outside of the Operating Entities. By the end of 2004, it is anticipated that all legal entities will be reduced to those necessary for the Operating Entities and the liquidation of assets. At the time that legal entities are sold or dissolved, their associated shares will be sold, surrendered or otherwise disposed of.

         3.       PROSECUTING CLAIM OBJECTIONS AND LITIGATION

                  Except with respect to the Litigation Trust Claims, the Special Litigation Trust Claims and the Severance Settlement Fund Litigation, from and after the Effective Date, the Reorganized Debtors shall, as a representative of the estates of the Debtors, litigate any claims or causes of action that constituted Assets of the Debtors or Debtors in Possession, including, without limitation, any avoidance or recovery actions under sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any
other causes of action, rights to payments of claims that may be pending on the Effective Date or instituted by the Debtors or Debtors in Possession thereafter, to a Final Order, and the Reorganized Debtors may compromise and settle such claims, without approval of the Bankruptcy Court. The net proceeds of any such litigation or settlement (after satisfaction of all costs and expenses incurred in connection therewith) shall be remitted to the Disbursing Agent for (i) allocation to the Debtor which owned such Asset and (ii) distribution in accordance with the Distributive Assets, Enron Guaranty Distributive Assets, or Wind Distributive Assets, as the case may be, attributable to such Debtor.

                    VIII. PORTLAND GENERAL ELECTRIC COMPANY

                  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED HERETO.

A.       BUSINESS

         1.       GENERAL.

                  PGE, incorporated in 1930, is a single, integrated electric utility engaged in the generation, purchase, transmission, distribution, and retail sale of electricity in the State of Oregon. PGE also sells wholesale electric energy to utilities, brokers, and power marketers located throughout the western United States. PGE's service area is located entirely within

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

Oregon and covers 3,150 square miles. It includes 51 incorporated cities, of which Portland and Salem are the largest. PGE estimates that at the end of 2002 its service area population was approximately 1.5 million, comprising about 44% of the state's population. PGE added approximately 7,700 customers during 2002, and at December 31, 2002 served approximately 743,000 retail customers.

                  PGE has approximately 26,085 miles of electric transmission and distribution lines and owns 1,945 MW of generating capacity. PGE also has long-term power purchase contracts for 652 MW from four hydro-electric projects on the mid-Columbia River and power purchase contracts of one to twenty-six years for another 828 MW from BPA, other Pacific Northwest utilities, and the Tribes. At December 31, 2002, PGE's total firm resource capacity, including short-term purchase agreements, was approximately 4,434 MW (net of short-term sales agreements of 3,927 MW). The average annual demand is approximately 2,350 MW with peak demand of approximately 3,800 MW. On July 2, 1997, Portland General Corporation, the former parent of PGE, merged with ENE, with ENE continuing in existence as the surviving corporation, and PGE operating as a wholly-owned subsidiary of ENE. PGE is not a Debtor in the Chapter 11 Cases.

                  As of December 31, 2002, PGE had 2,757 employees. This compares to 2,790 and 2,781 employees at December 31, 2001 and 2000, respectively. A total of 902 employees are covered under agreements with Local Union No. 125 of the International Brotherhood of Electrical Workers. Such agreements cover 885 employees for a two-year period effective from March 1, 2002 through February 29, 2004; negotiations of a new agreement are expected to begin in late 2003. In addition, 17 employees at Coyote Springs are covered under an agreement effective from September 1, 2001 through August 1, 2006.

                  PGE is a reporting company under the Exchange Act and files annual, quarterly and periodic reports with the SEC. Refer to Section VIII.A.9, "Additional Information Filed with the SEC" for further information.

         2.       OPERATING REVENUES.

                  A. RETAIL. PGE's diverse retail customer base has helped mitigate the effects of a significant downturn in Oregon's economy. Residential, the largest customer class, comprises about 88% of PGE's total number of customers, and in 2002 provided 38% of total retail MWh energy sales and 41% of retail tariff revenues. Residential demand is sensitive to the effects of weather, with revenues highest during the winter heating season. Commercial and industrial customers provided about 40% and 19%, respectively, of retail tariff revenues in 2002. While total retail MWh energy sales decreased somewhat from 2001, reflecting the continuing effect of Oregon's slow economy and conservation efforts, revenues increased approximately 35%, reflecting a general rate increase that became effective October 1, 2001.

                  Commercial and industrial customer classes are not dominated by any single industry. While the 20 largest customers constitute about 21% of retail demand, they represent 9 different commercial and industrial groups, including paper manufacturing, high technology, metal fabrication, food merchandising, and health services. No single customer represents more than 3.4% of PGE's total retail load.


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
                  B. WHOLESALE NON-TRADING. Non-trading wholesale electricity sales related to activities to serve retail load requirements comprised about 21% of total operating revenues in 2002, down from about 54% in 2001. The decrease was due to significantly lower wholesale market prices. Most of PGE's non-trading wholesale sales have been to utilities and power marketers and have been predominantly short-term. PGE participates in the wholesale marketplace in order to balance its supply of power to meet the needs of its retail customers, manage risk, and administer its current long-term wholesale contracts. Such participation includes power purchases and sales resulting from daily economic dispatch decisions for its own generation, which allows PGE to secure power for its customers at the lowest cost available.

                  C. OTHER OPERATING REVENUES. Other operating revenues include net gains and losses from PGE's energy trading activities, which seek to take advantage of price movements in electricity, natural gas, and crude oil. Such activities are not reflected in PGE's retail rates. Also included are sales of natural gas in excess of generating plant requirements, and revenues from transmission services, pole contact rentals, and certain other electric services to customers.

                  D. TABLE. The following table summarizes total operating revenues and energy sales for the year ended December 31:

                                                             2002          2001          2000
                                                           --------      --------      --------
Operating Revenues (Millions)

           Residential                                     $    567      $    475      $    448
           Commercial(*)                                        550           424           388
           Industrial                                           269           222           208
                                                           --------      --------      --------
                    Tariff Revenues                           1,386         1,121         1,044
                    Accrued (Collected) Revenues                 82           (31)           14
                                                           --------      --------      --------
           Retail                                             1,468         1,090         1,058
           Wholesale (Non-Trading)                              391         1,313           774
           Other Operating Revenues:
                    Trading Activities-net                       (1)          (11)           30
                    Other                                        (3)           28            25
                                                           --------      --------      --------
           Total Operating Revenues                        $  1,855      $  2,420      $  1,887
                                                           --------      --------      --------


                                                             2002          2001          2000
                                                           --------      --------      --------
Operating Revenues (Millions)

Megawatt-Hours Sold (Thousands)
           Residential                                        7,058         7,080         7,433
           Commercial(*)                                      7,101         7,285         7,527
           Industrial                                         4,612         4,675         4,912
                                                           --------      --------      --------
                    Retail                                   18,771        19,040        19,872
                    Wholesale (Non-Trading)                  12,645         9,764        12,858
                    Trading Activities-net                     --              15           (55)
                                                           --------      --------      --------
           Total MWh Sold                                    31,416        28,819        32,675
                                                           --------      --------      --------

(*) Includes public street lighting


         3.       REGULATORY MATTERS.

                  A. OPUC. PGE is subject to the jurisdiction of the OPUC, comprised of three members appointed by Oregon's governor to serve non-concurrent four-year terms. The OPUC approves PGE's retail rates and establishes conditions of utility service. The OPUC further ensures that prices are fair, equitable, and provides PGE an opportunity to earn a fair return on its investment. In addition, the OPUC regulates the issuance of stock and long-term debt, prescribes the system of accounts to be kept by Oregon utilities, and reviews applications to sell utility assets and engage in transactions with affiliated companies.

                  B. EFSC. Construction of new thermal generating facilities requires a permit from the EFSC.

                  C. FERC. PGE is also subject to the jurisdiction of FERC with regard to the transmission and sale of wholesale electric energy, licensing of hydroelectric projects, and certain other matters. PGE is a "licensee" and a "public utility" as those terms are used in the FPA and is, therefore, also subject to regulation by FERC as to accounting policies and practices, transmission and wholesale electric prices, issuance of short-term debt, and other matters.

                  In 1999, FERC issued Order No. 2000 requiring all owners of electricity transmission facilities to file a proposal to join a RTO or, alternatively, to file an explanation of reasons preventing them from making such filing. In response to this order, BPA and nine western utilities, including PGE, filed an initial proposal with FERC to form RTO West, a regional non-profit transmission organization that would operate the transmission system and manage pricing in the Pacific Northwest, Nevada, and small portions of California and Wyoming. In September 2002, the formation plan of RTO West received preliminary FERC approval.


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
                  Also in September 2002, FERC granted preliminary approval of a proposed rate structure for TransConnect, a new company proposed by PGE and two other regional utilities. As proposed, TransConnect would be an independent, jointly owned, for-profit transmission company that will participate in RTO West and that could own or lease the high-voltage transmission facilities currently held by PGE and its other participants.

                  In July 2002, FERC issued a NOPR on Standard Market Design to standardize the structure and operation of competitive wholesale markets. If the NOPR is implemented as proposed, it will significantly change how wholesale energy and transmission markets operate. Wholesale companies and retail load serving companies would be on a single network transmission tariff, and operational control of the transmission network would be administered by the RTO.

                  Decisions to move forward with the formation of RTO West and TransConnect will ultimately depend on the conditions imposed during the regulatory approval process, as well as economic considerations. Such decisions will be subject to approvals by state and federal agencies and individual company boards of directors.

                  D. NRC. The NRC regulates the licensing and decommissioning of nuclear power plants. In 1993, the NRC issued a possession-only license amendment to PGE's Trojan operating license and in early 1996 approved the Trojan Decommissioning Plan. Approval of the Trojan Decommissioning Plan by the NRC and EFSC has allowed PGE to begin decommissioning activities. In 2001, the NRC approved the LTP. The LTP outlines the process by which PGE will complete the decommissioning of the Trojan site and meet regulatory requirements for decommissioned nuclear facilities. In October 2002, the NRC approved the transfer of spent nuclear fuel from the Trojan spent fuel pool to the ISFSI, using a separately licensed dry cask storage system. Trojan is subject to NRC regulation until it is fully decommissioned, all nuclear fuel is removed from the site, decontamination is completed, and NRC licenses are terminated.

                  E. PUHCA. PGE is a subsidiary of a holding company (ENE) exempt under PUHCA, except for Section 9(a)(2) with respect to the acquisition of the securities of other public utilities. In February 2002, ENE applied to the SEC to continue its exemption, which requires that PGE's utility activities be predominantly intrastate in nature. In February 2003, the SEC Chief Administrative Law Judge issued an initial decision that denied ENE's application for exemption, holding that PGE does not meet the criteria to be predominantly intrastate in character. On February 27, 2003, ENE filed a petition for review with the SEC requesting that the SEC review the Administrative Law Judge's initial decision, reverse such initial decision, and find that ENE is entitled to exemption from PUHCA. On June 11, 2003, the SEC granted the petition, setting down a briefing schedule that calls for final briefs to be submitted by September 3, 2003. The Division of Investment Management of the SEC has requested that the SEC expedite the briefing schedule to allow a final decision to be issued in the proceeding by August 29, 2003. It is unclear whether the SEC will in fact expedite the briefing schedule as required by the Division. The effect of the Administrative Law Judge's initial decision denying the exemption is stayed pending the resolution of the SEC's further review. In the event that the SEC denies ENE application for exemption, ENE would be required to register as a holding company under PUHCA, and PGE would become a subsidiary of a registered holding company.


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

As such, PGE would become subject to additional regulation by the SEC with respect to certain matters, including transactions with ENE and its subsidiaries. Refer to Section XIV.E.2, "PUHCA" for further information.

                  F.       OTHER. The Oregon Department of Energy also monitors
Trojan.

         4.       COMPETITION.

                  A. GENERAL. Restructuring of the electric industry has slowed at both the national level and in the Pacific Northwest. PGE continues to maintain its commitment to service excellence while accommodating the formation of a competitive electricity market in Oregon.

                  B. RETAIL. PGE conducts retail electric operations exclusively in Oregon within a state-approved service area. Competitors within PGE's service territory include the local natural gas company (NW Natural), which competes for the residential and commercial space and water heating market, and fuel oil suppliers that compete primarily for residential space heating customers. In addition, effective March 1, 2002, commercial and industrial customers are allowed direct access to competing electricity service suppliers in accordance with Oregon's electric power restructuring law, related regulations, and PGE's tariff. Although PGE remains obligated to serve all of its customers, under terms of a separate tariff schedule certain non-residential customers may provide PGE notice 12 months prior to the start of a calendar year that they do not want PGE to include their loads in PGE power purchases for the noticed year. Customers providing the notice may either obtain their power supply directly from an electricity service supplier or they may purchase power from PGE at then prevailing market rates (with price terms of one day to one year in length) for delivery in the noticed year. These customers are also required by the tariff to provide a year's advance notice should they choose to return to PGE for cost of service rates for a subsequent calendar year.

                  C. WHOLESALE. Competition has transformed the electric utility industry at the wholesale level. The Energy Policy Act, passed in 1992, opened wholesale competition to energy brokers, independent power producers, and power marketers, and provided a framework for increased competition in the electric industry. In 1996, FERC issued Order 888 requiring non-discriminatory open access transmission by all public utilities that own interstate transmission and requiring investor-owned utilities to allow others access to their transmission systems for wholesale power sales. This access must be provided at the same price and terms the utilities would apply to their own wholesale customers. It also requires reciprocity from municipals, cooperatives, and federal power marketers receiving service under the tariff and allows public utilities to recover stranded costs in accordance with the terms, conditions, and procedures set forth in the order.

                  PGE's transmission system connects winter-peaking utilities in the Northwest and Canada, which have access to lower variable cost hydroelectric generation, with summer-peaking wholesale customers in California and the Southwest, which have higher variable cost fossil fuel generation. PGE uses portions of this system to purchase and sell in both markets depending upon the relative price and availability of power, water conditions, and seasonal demand from each market.


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
                  The amount of surplus electric generating capability in the western United States, the amount of annual snow pack and its impact on hydro generation, the number and credit quality of wholesale marketers and brokers participating in the energy trading markets, the availability and price of natural gas as well as other fuels, and the availability and pricing of electric and gas transmission all contributed to and have an impact on the wholesale price and availability of electricity. PGE will continue its participation in the wholesale energy marketplace in order to manage its power supply risks and acquire the necessary electricity and fuel to meet the needs of its retail customers and administer its current long-term wholesale contracts. In addition, PGE will continue its trading activities to take advantage of price movements in electricity, natural gas, and crude oil.

                  D. PUBLIC OWNERSHIP INITIATIVES. There is the potential for the loss of service territory and assets from the creation of PUDs or municipal utilities in PGE's service territory. Initiative petitions circulated in Multnomah County obtained sufficient signatures to place a measure on an election ballot in the fall of 2003 that, if passed, could result in the formation of a PUD in Multnomah County. If this measure succeeds, the expressed intent of its supporters is to hold additional elections to expand the boundaries of the district to include all of PGE's service territory. If a PUD is formed, it would have the authority to condemn PGE's distribution assets within the boundaries of the district provided that it paid fair value for such assets. Oregon law prohibits the PUD from condemning thermal generation plants. It is uncertain under Oregon law whether the PUD would be able to condemn PGE's hydro-generation plants. Refer to Section VIII.A.4.d, "Public Ownership Initiatives" for further information.

         5.       POWER SUPPLY.

                  A. GENERAL. To meet its customers' energy needs, PGE relies upon its existing base of generating resources, long-term power contracts, and short-term purchases that together provide flexibility to respond to consumption changes and Oregon's electric power restructuring law. Short-term purchases include both spot and firm purchases for periods of less than one year in duration.

                  PGE has filed with the OPUC a new Integrated Resource Plan describing its strategy to meet the electric energy needs of its customers. The Integrated Resource Plan, which considers resource actions over the next two to three years, includes reduced reliance on short-term wholesale power contracts and increased emphasis on longer-term supplies. It also considers future investment in existing and new generating resources, an increase in renewable resources, long-term power purchases, and meeting seasonal peaking requirements through seasonal exchanges, demand-side management, capacity tolling contracts, and combustion turbine development. PGE has issued a RFP to acquire energy and capacity resources. Based upon results of the RFP, PGE will update its action plan with specific resource recommendations and request acknowledgement that PGE's final action plan is consistent with least cost planning principles established by the OPUC. There can be no assurances, however, that PGE will receive the OPUC acknowledgement.

                  B. HYDRO CONDITIONS. Northwest hydro conditions have a significant impact on the region's power supply, with water conditions significantly impacting PGE's cost of power


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
and its ability to economically displace more expensive thermal generation and spot market power purchases. In the last half of 2000 and first half of 2001, both the cost and availability of power were adversely affected by a reduction in the availability of surplus generation and weather conditions in California and the Southwest that resulted in high demand. In addition, higher natural gas prices and very poor Northwest hydro conditions (accentuated by fish protection spill requirements) further resulted in increased costs and reduced supply. From mid-2001 through the first quarter of 2003, however, additional generation from both new plants and from those returning to service, moderating weather conditions, near-average hydro conditions, additional natural gas supplies, federal price mitigation, and a reduction in demand from both a significant downturn in Oregon's economy and conservation efforts have resulted in significantly lower market prices for electricity. These events have affected the balance of market supply and demand, and several independent power producers have delayed or cancelled plans for new generating plants.

                  C. GENERATING CAPABILITY. PGE's existing hydroelectric, coal-fired, and gas-fired plants are important resources for PGE, providing 1,945 MW of generating capability. PGE's lowest-cost producers are its five FERC-licensed hydroelectric projects incorporating eight powerhouses on the Clackamas, Sandy, Deschutes, and Willamette rivers in Oregon. These facilities operate under federal licenses, which will be up for renewal through 2006. Based on a comparison of projected future operating costs to the projected future value of its energy output, PGE has decided not to relicense its Bull Run hydroelectric project.

                  In early 2001, PGE filed a "Notice of Intent" with Oregon's EFSC to build the Port Westward Generating Project, a new 650-MW gas turbine plant adjacent to the Beaver plant site. An air contamination discharge permit application has been approved, with a site certificate issued on November 8, 2002. All other required permits have either been obtained or are anticipated before year end 2003. PGE has not made a decision whether to develop this project at this time. Further decisions regarding the Port Westward project are subject to OPUC acknowledgement of PGE's Integrated Resource Plan and the results of the RFP process.

                  D. PURCHASED POWER. PGE supplements its own generation with long-term and short-term contracts as needed to meet its retail load requirements.

                           (I)      LONG-TERM. PGE has long-term power contracts
with four hydroelectric projects on the mid-Columbia River, which provide approximately 652 MW of firm capacity. PGE also has firm contracts, ranging from one to twenty-six years, to purchase 828 MW of power from BPA, other Pacific Northwest utilities, and the Tribes. In addition, PGE has an exchange contract with a summer-peaking Southwest utility to help meet PGE's winter-peaking requirements, and an exchange contract with a Northwest utility to help meet PGE's summer-peaking requirements. These resources, along with short-term contracts, provide PGE with sufficient firm capacity to serve its peak loads.

                           (II)     SHORT-TERM. PGE relies on wholesale market
purchases within the WECC in conjunction with its base of generating resources to supply its resource needs, including short-term purchases, and maintain system reliability. The WECC is the largest and most diverse of the 10 regional electric reliability councils. It provides coordination for operating and planning a reliable and adequate electric power system for the western continental

United States, Canada, and Mexico. It further supports competitive power markets, helps assure open and non-discriminatory transmission access among members, provides a forum for resolving transmission access disputes, and provides an environment for coordinating the operating and planning activities of its 145 members. The WECC area, which extends from Canada to Mexico and includes 14 western states, has great diversity in climate and peak loads that occur at different times of the year. Energy loads in the Southwest peak in the summer due to air conditioning use, while northern loads peak during winter heating months. According to WECC forecasts, its members, which serve about 71 million people, will have sufficient capacity margin to meet forecast demand and energy requirements through the year 2012, assuming the timely completion of planned new generation.

              [DECEMBER RESERVE MARGIN WECC REGION GRAPHIC OMITTED]

                  PGE's peak load in 2002 was 3,408 MW. Approximately 43% of PGE's 2002 peak load was met with short-term purchases. At December 31, 2002, PGE's total firm resource capacity, including short-term purchase agreements, was approximately 4,434 MW (net of short-term sales agreements of 3,927 MW).

         6.       FUEL SUPPLY.

                  Fuel supply contracts are negotiated to support annual planned plant operations. Flexibility in contract terms allows for the most economic dispatch of PGE's thermal resources in conjunction with the current market price of wholesale power.

                  A.       COAL.

                           (I)      BOARDMAN. PGE negotiates agreements each
year to purchase coal for Boardman in the following calendar year, and currently has agreements that cover the plant's requirements through 2003. Available coal supplies are sufficient to meet future requirements of the plant. The coal, obtained from surface mining operations in Wyoming and Montana and subject to federal, state, and local regulations, is delivered by rail under contracts with the Burlington Northern Santa Fe and Union Pacific Railroads. Coal purchases in 2002, totaling about 2.1 million tons, contained approximately 0.4% of sulfur by weight. Utilizing electrostatic precipitators, the plant emitted less than the EPA-allowed limit of 1.2 pounds of sulfur dioxide per MMBtu.

                           (II)     COLSTRIP. Coal for Colstrip Units 3 and 4,
located in southeastern Montana, is provided under contract with Western Energy Company, a wholly-owned subsidiary of Westmoreland Mining LLC. The contract provides for delivered coal to not exceed a maximum sulfur content of 1.5% by weight. Utilizing wet scrubbers to minimize sulfur dioxide emissions, the plant operated in compliance with EPA's source-performance standards.

                  B. NATURAL GAS. PGE utilizes long-term, short-term, and spot market purchases to secure transportation capacity and gas supplies sufficient to fuel plant operations. PGE re-markets natural gas and transportation capacity in excess of its needs.

                           (I)      BEAVER. PGE owns 79% of the Kelso-Beaver
Pipeline, which directly connects its Beaver generating station to Northwest Pipeline, an interstate gas pipeline operating between New Mexico and British Columbia, Canada. Firm gas supplies for Beaver, based on anticipated operation of the plant, are purchased at fixed prices for up to 24 months in advance. PGE has access to 76,000 Dth/day of firm transportation capacity, sufficient to operate Beaver at a 70% load factor. In addition, PGE has contractual access, through October 2004, to natural gas storage in Mist, Oregon, from which it can draw natural gas in the event the plant's supply is interrupted or if economic factors indicate its use. PGE believes that sufficient market supplies of gas are available to fully meet requirements of the plant in 2003 and beyond.

                           (II)     COYOTE SPRINGS. Coyote Springs utilizes
41,000 Dth/day of firm transportation capacity on three interconnecting pipeline systems accessing gas fields in Alberta, Canada. Firm gas supplies for Coyote Springs, based on anticipated operation of the plant, are purchased at fixed prices for up to 24 months in advance. PGE believes that sufficient market supplies of gas are available to fully meet requirements of the plant in 2003 and beyond.

                  C.       OIL.

                           (I)      BEAVER. Beaver has the capability to operate
at full capacity on No. 2 diesel fuel oil when it is economic or if the plant's natural gas supply is interrupted. To ensure the plant's continued operability under such circumstances, PGE had an approximate 19-day supply of oil at the plant site at December 31, 2002.

                           (II)     COYOTE SPRINGS. Coyote Springs has the
capability to operate on oil if needed, with sufficient fuel maintained on-site to run the plant for 40-50 hours.

         7.       ENVIRONMENTAL MATTERS.

                  PGE operates in a state recognized for environmental leadership. PGE's policy of environmental stewardship emphasizes minimizing both waste and environmental risk in its operations, along with promoting the wise use of energy.

                  A. REGULATION. PGE's operations are subject to a wide range of environmental protection laws covering air and water quality, noise, waste disposal, and other environmental issues. The EPA regulates the proper use, transportation, cleanup and disposal of PCBs. The NRC regulates the storage and disposal of spent nuclear fuel from the Trojan plant. State agencies or departments, which have direct jurisdiction over environmental matters, include the Environmental Quality Commission, the DEQ, the Oregon Office of Energy, and the

EFSC. Environmental matters regulated by these agencies include the siting and operation of generating facilities and the accumulation, cleanup, and disposal of toxic and hazardous wastes.

                  B. THREATENED AND ENDANGERED SPECIES. Populations of many salmon species in the Pacific Northwest have shown significant decline over the last several decades. The listing of various species of fish, wildlife, and plants as threatened or endangered species, has given rise to potentially significant changes to hydroelectric project operations, the impacts of which to date have been minimal. The biggest change has been modifying the timing of releases of water stored behind the dams in the upper part of the Columbia and Snake River basins.

                  PGE continues to evaluate the impact of current and potential ESA listings on the operation of its hydroelectric projects on the Deschutes, Sandy, Clackamas, and Willamette rivers. PGE's hydroelectric relicensing efforts, in combination with endangered species consultations among FERC, NMFS, and the USFWS, address issues associated with the protection of fish runs on those rivers where PGE operates hydroelectric facilities. The agencies have completed an ESA consultation on the Deschutes River, the location of PGE's Pelton Round Butte Project, that will be in effect until a new license is granted by FERC; no significant operational changes to the project have been indicated. PGE awaits conclusion by the federal agencies of consultation with respect to its hydroelectric project on the Sandy River. PGE currently is supporting the federal agencies' ESA consultation activities regarding PGE's projects on the Clackamas and Willamette rivers, with minor operational changes implemented in February 2003 on the Clackamas and planned for 2004 on the Willamette.

                  C. AIR QUALITY. PGE's operations, principally its fossil-fuel electric generation plants, are subject to the federal CAA and other federal regulatory requirements. State governments are also charged with monitoring and administering certain portions of the Act and are required to set guidelines that are at least equal to federal standards; Oregon's air quality standards exceed federal standards. Primary pollutants addressed by the CAA that affect PGE are SO2, NOx, CO, and particulate matter. PGE manages its emissions by the use of low sulfur fuel, emission controls, emission monitoring, and combustion controls.

                  The SO2 emission allowances awarded under the CAA, along with expected future annual allowances, are sufficient to operate Boardman at a 60% to 67% capacity without emissions reductions. In addition, current emission allowances are sufficient to operate Colstrip, which utilizes wet scrubbers. If necessary, PGE intends to acquire sufficient additional allowances in order to meet excess capacity needs. It is not yet known what impacts federal regulations on mercury transport, regional haze, or particulate matter standards may have on future plant operations, operating costs, or generating capacity.

                  Federal operating air permits, issued by DEQ, have been obtained for all of PGE's thermal generating facilities.

                  D. SUPERFUND. A 1997 investigation of a portion of the Willamette River known as the Portland Harbor, conducted by the EPA, revealed significant contamination of sediments within the harbor. Subsequently, the EPA has included Portland Harbor on the federal National Priority list pursuant to CERCLA. In December 2000, PGE, along with 68 other


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
companies on the Portland Harbor Initial General Notice List, received a "Notice of Potential Liability" with respect to the Portland Harbor superfund site. Available information is currently not sufficient to determine either the total cost of investigation and remediation of the Portland Harbor or the potential liability of responsible companies, including PGE. It is believed that PGE's contribution to the sediment contamination, if any, would qualify it as a de minimis potentially responsible party under CERCLA. Refer to Section XIV.G.3.a, "Portland Harbor" for further information about the risks associated with the Portland Harbor superfund site.



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

         8.       PROPERTIES.


                                     [MAP]


                  PGE's principal plants and appurtenant generating facilities and storage reservoirs are situated on land owned by PGE in fee or land under the control of PGE pursuant to existing leases, federal or state licenses, easements, or other agreements. In some cases, meters and transformers are located on customer property. The indenture securing PGE's First Mortgage Bonds constitutes a direct first mortgage lien on substantially all utility property and franchises, other than expressly excepted property. PGE's service territory and generating facilities are indicated on the map above.

                  The following are generating facilities owned by PGE:


                                                                               NET MW
                                                                             CAPABILITY
                                                                            AT DEC. 31,
        FACILITY                LOCATION                  FUEL                2002(*)
------------------------- ---------------------- ----------------------- -------------------

Wholly Owned:
Faraday                   Clackamas River        Hydro                                   48
North Fork                Clackamas River        Hydro                                   58
Oak Grove                 Clackamas River        Hydro                                   44


                                                                               NET MW
                                                                             CAPABILITY
                                                                            AT DEC. 31,
        FACILITY                LOCATION                  FUEL                2002(*)
------------------------- ---------------------- ----------------------- -------------------

River Mill                Clackamas River        Hydro                              25
Bull Run                  Sandy River            Hydro                              22
Sullivan                  Willamette River       Hydro                              16
Beaver                    Clatskanie, OR         Gas/Oil                           529
Coyote Springs            Boardman, OR           Gas/Oil                           245

Jointly Owned:                                                                                  PGE
                                                                                              Interest
Boardman                  Boardman, OR           Coal                              362         65.00%
Colstrip 3 & 4            Colstrip, MT           Coal                              296         20.00%
Pelton                    Deschutes River        Hydro                              73         66.67%

Round Butte               Deschutes River        Hydro                             227         66.67%
                                                                                 -----
Total                                                                            1,945
                                                                                 -----

(*) PGE ownership share.


                  PGE holds licenses under the FPA for its hydroelectric generating plants, as well as licenses from the State of Oregon for all or portions of five of the plants. Licenses for the Sullivan and Bull Run projects expire in 2004 and licenses for all projects on the Clackamas River expire in 2006. The license for the Pelton Round Butte project expired at the end of 2001. In June 2001, PGE and the Tribes jointly filed a 50-year license application for the Pelton Round Butte project, which is pending with FERC.

                  FERC requires that a notice of intent to relicense hydroelectric projects be filed approximately five years prior to license expiration. PGE has filed notice to relicense and is actively pursuing renewal of licenses for all of its hydroelectric generating plants except Bull Run, which will not be relicensed. PGE has determined not to relicense Bull Run based upon a comparison of projected future operating costs, including measures to protect endangered salmon, with the future value of its energy output.

                  On January 1, 2002, PGE sold a 33.33% undivided interest in its Pelton Round Butte hydroelectric project to the Tribes.

                  The rated generating capability at Beaver increased 5 MW based upon revised measurements of the plant's performance in 2002. The generating capability at Faraday increased 4 MW in 2002 due to turbine replacement and rehabilitation.

                  PGE owns transmission lines that deliver electricity from its Oregon plants to its distribution system in its service territory and also to the Northwest grid. PGE also has ownership in, and contractual access to, transmission lines that deliver electricity from the Colstrip plant in Montana to PGE. In addition, PGE owns approximately 16% of the Pacific


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
Northwest Intertie, a 4,800-MW transmission facility between John Day, in northern Oregon, and Malin, in southern Oregon near the California border. This line is used primarily for interstate purchases and sales of electricity among utilities, including PGE.

                  PGE leases its headquarters complex in Portland, Oregon under a 40-year sale-lease back arrangement, ending in September 2018. The lease payments are a fixed amount for the initial term. The lease may be renewed at a predetermined fixed amount for two 10-year and one five-year renewal terms. PGE also leases the coal handling facilities at the Boardman plant under a 27-year leveraged lease financing expiring January 2005. The lease has fixed payments for the initial term and may be renewed for an initial renewal of 5 years at a fixed rent, and thereafter for any length of time at a fair market value, provided the total of all renewal terms may not exceed 20 years.

         9.       ADDITIONAL INFORMATION FILED WITH THE SEC.

                  The Debtors refer to the following reports filed with the SEC by PGE.

                  - PGE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

                  - PGE's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

                  - PGE's Current Reports on Form 8-K dated March 25, April 8, April 29, May 21, June 4 and June 25, 2003.

                  These reports contain information about PGE including, without limitation, information related to the following matters:

                  -        Legal Proceedings;

                  - Management's Discussion and Analysis of Financial Condition and Results of Operations;

                  -        Hedging and Market Risk;

                  -        Directors and Executive Officers;

                  -        Executive Compensation; and

                  -        Certain Relationships and Related Transactions.

                  The Debtors did not prepare such reports, but they are publicly available as information that may be relevant to the Creditors' decision in voting on the Plan.


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
         10. OTHER INFORMATION REGARDING PGE CONTAINED IN THIS DISCLOSURE STATEMENT.

                  Refer to Section XIV.G, "PGE Risks" for further information about certain risks associated with PGE. Refer to Section VIII.C, "Litigation and Government Investigations," for further information about certain legal proceedings involving PGE.

         11.      SEPARATION OF PGE FROM ENE.

                  The Existing PGE Common Stock held by ENE will be cancelled and the PGE Common Stock will be issued and distributed to the creditors of the Debtors, or to an Operating Trust, in accordance with the terms of the Plan. Upon such issuance, the preferred stock of PGE described in Section VIII.E.1, "Capital Stock" will remain outstanding. In connection with the consummation of the Plan, PGE and ENE expect to agree to certain separation agreements that would govern the relationship between ENE and PGE on a transitional basis, including the provision of various corporate and administrative services.

         12.      POTENTIAL SALE OF PGE.

                  Notwithstanding the foregoing, ENE is continuing its previously announced sales process with respect to its interest in PGE and reserves the right, at any time prior to the satisfaction of the conditions for a distribution of the PGE Common Stock to the Creditors under the Plan, as described in Section I "Overview of Chapter 11 Plan," to enter into an agreement to sell such interest. If PGE is sold, ENE's proceeds of such sale (rather than the capital stock of PGE held by ENE) will be distributed to the creditors of the Debtors in accordance with the terms of the Plan.

B.       UNAUDITED SELECTED FINANCIALS.

                  The following selected unaudited consolidated financial information for each of the three years in the period ended December 31, 2002 has been derived from the audited consolidated financial statements of PGE for the respective periods. The Unaudited Selected Financial Information should be read in conjunction with the PGE Annual Report on Form 10-K for the year ended December 31, 2002.

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                               2002                 2001               2000
                                              ------               ------              ------
                                                          (In Millions, except ratios)
Operating Revenues (a)                        $1,855               $2,420              $1,887
Net Operating Income                             135                  134                 206
Net Income                                        66                   34                 141

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                               2002                 2001               2000
                                              ------               ------              ------
                                                          (In Millions, except ratios)
Total Assets                                   3,250                3,474               3,452
Long Term Obligations (b)                      1,046                  972                 880
Other Financial Data:
Ratio of earnings to fixed charges             2.40x                1.41x               3.63x

---------------------
(a) Amounts for 2000 and 2001 have been reclassified from those previously reported, in accordance with requirements of EITF 02-3, Accounting for Contracts Involved in Energy Trading and Risk Management Activities. For further information, refer to Note 1, Summary of Significant Accounting Policies, in the Notes to the Company's financial statements in the Form 10-K.

(b) Includes long-term debt and preferred stock subject to mandatory redemption requirements

C. LITIGATION AND GOVERNMENT INVESTIGATIONS. Refer to Section IV.C, "Litigation and Government Investigations" for further information.

         1. UTILITY REFORM PROJECT, COLLEEN O'NEIL AND LLOYD K. MARBET V. OREGON PUBLIC UTILITIES COMMISSION AND PORTLAND GENERAL ELECTRIC COMPANY. (NO. SC S45653, SUPREME COURT, STATE OF OREGON; NO. 94C-10417, MARION COUNTY CIRCUIT COURT NO. 94C-10417; OPUC UM989). The OPUC approved recovery of $250 million of PGE's investment in Trojan and a return on the investment. Recovery was occurring by amortization through 2011 plus a return on the unamortized balance through that date. Numerous challenges, appeals and requested reviews were filed in Marion County, Oregon Circuit Court, the Oregon Court of Appeals, and the Oregon Supreme Court on the issue of the OPUC's authority under Oregon law to grant recovery of and a return on the Trojan investment. The primary plaintiffs in the litigation were the CUB and the URP. In June 1998, the Oregon Court of Appeals ruled that the OPUC properly granted PGE recovery of its investment in Trojan, but not a return on the investment during the amortization period and remanded the case to the OPUC. PGE's petition for review to the Oregon Supreme Court was granted in April 1999 as was the URP petition for review. While the petitions for review were pending, PGE, CUB, and the staff of the OPUC entered into agreements to settle the litigation. The URP challenged the settlement at the OPUC. The settlement agreement was finally approved by the OPUC in March 2002. The URP has appealed the decision to the Marion County, Oregon Circuit Court. On November 19, 2002 the Oregon Supreme Court dismissed the petitions for review filed by PGE and the URP. As a result, the 1998 Oregon Court of Appeals opinion stands and the matter was remanded to the OPUC. On January 17, 2003, the URP filed a petition with the court of appeals requesting that the matter be remanded to the trial court in Marion County. The court denied the petition.

         2. PORTLAND GENERAL ELECTRIC V. INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, LOCAL NO. 125. (NO. 0205-05132, CIRCUIT COURT, MULTNOMAH COUNTY, OREGON). PGE filed declaratory relief against the International Brotherhood of Electrical Workers Local 125 seeking a declaratory ruling that the four grievances filed by the union seeking recovery of 401(k) plan losses under the collective bargaining agreement are not subject to arbitration. The trial date has been reset for September 8, 2003, and PGE filed a motion for summary judgment on May 28, 2003.


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

         3. PORTLAND GENERAL ELECTRIC, ET AL. V. THE UNITED STATES OF AMERICA, ET AL. (NO. C.A. 1:00-1425, SOUTHERN DISTRICT OF NEW YORK, C.A. NO. 1:98-2552, DISTRICT OF COLUMBIA, "CASE NO. 1425"). This is an action by PGE and other Trojan owners to recover approximately $16 million from the USDOE for assessments not authorized by fixed price contracts for enrichment of nuclear fuel. A companion case filed in the U.S. Court of Claims has been dismissed.

         4. DEPARTMENT OF WATER RESOURCES V. ACN ENERGY, ET AL., INCLUDING PGE, ENRON POWER CORP., PG&E ENERGY SERVICES NKA ENRON ENERGY MARKETING CORP. AND ENRON NORTH AMERICA, INC. (NO. 01 AS05497, SUPERIOR COURT, SACRAMENTO COUNTY, CALIFORNIA). The State of California is seeking declaratory relief to resolve all claims related to the governor's seizure of the block forward contracts for energy delivery in January and February 2001. PGE filed a claim in May 2001 with the California Victims Compensation Board to preserve its right to collect approximately $70 million for energy sales to California. The State refused to toll the statute of limitations on PGE's right to appeal the denial of its claim by the Victims Compensation Board; therefore PGE filed a new lawsuit against the State restating its claim. This suit has been consolidated with the prior suit. On March 28, 2003, the court extended for an additional 90 days the six-month stay that it approved in October 2002.

         5. DREYER, GEARHART AND KAFOURY BROS., LLC V. PORTLAND GENERAL ELECTRIC COMPANY (NO. 03C 10639, CIRCUIT COURT, MARION COUNTY, OREGON) AND MORGAN V. PORTLAND GENERAL ELECTRIC COMPANY (NO. 03C 10639, CIRCUIT COURT, MARION COUNTY, OREGON (IDENTICAL CASES HAVE ALSO BEEN FILED IN THE CIRCUIT COURT OF MULTNOMAH COUNTY OREGON). On January 17, 2003, two class actions suits were filed against PGE on behalf of two classes of electric service customers. The Dreyer case seeks to represent current PGE customers that were customers during the period from April 1, 1995 to October 1, 2001, and the Morgan case seeks to represent PGE customers that were customers during the period from April 1, 1995 to October 1, 2001, but who are no longer customers. The suits seek damages of $190 million for the Dreyer Class and $70 million for the Morgan Class, from the inclusion of a return on investment of Trojan in the rates PGE charges its customers. PGE has filed motions to dismiss both suits in both Circuit Courts.

         6. GORDON V. RELIANT ENERGY, INC., DUKE ENERGY TRADING & MARKETING, ET AL. V. ARIZONA PUBLIC SERVICE COMPANY, ET AL. (IN RE: WHOLESALE ELECTRICITY ANTITRUST CASES I & II) (NO. 02--990,1000, 1001, UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA; NO. 02-57200, UNITED STATES COURT OF APPEALS, NINTH CIRCUIT). In late 2001, numerous individuals, businesses, California cities, counties and other governmental agencies filed class action lawsuits in California state court against various individuals, utilities, generators, traders, and other entities alleging that activities related to the purchase and sale of electricity in California in 2000-2001 violated California anti-trust and unfair competition law. The complaint seeks restitution of all funds acquired by means that violate the law, payment of treble damages and interest and penalties. In late April 2002, the defendant parties filed a cross-complaint against PGE and other utilities, generators, traders, and other entities not named in the cases, alleging that they participated in the purchase and sale of electricity in California during 2000-2001 and seeking a complete indemnification and/or partial equitable indemnity on a comparative fault basis for any liability that the court may impose on the defendant parties. No specific dollar amount is claimed. The cases were removed to federal court. On December 13,

2002 the federal court granted the plaintiffs' motions to remand to state court and to strike and/or sever cross-complaints. The defendant parties appealed the remand to the Ninth Circuit Court of Appeals. The Court of Appeals issued orders stating it had jurisdiction to hear the appeal of the remand order and staying the remand order pending its decision. The parties have agreed to an open extension of time until 30 days after a ruling on jurisdiction is made.

         7. PEOPLE OF THE STATE OF CALIFORNIA, EX REL. BILL LOCKYER, ATTORNEY GENERAL V. PORTLAND GENERAL ELECTRIC COMPANY (NO. C-02-3318, UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF CALIFORNIA). The Attorney General of California filed a complaint alleging that PGE failed to comply with FERC's approval requirements for its market-based sales of power in California. The complaint does not specify damages; however it seeks fines and penalties under the California Business and Professions Code for each sale from 1998 through 2001 above a capped price. In July 2002, PGE removed the case to federal district court and filed a motion to dismiss on preemption grounds. The Attorney General filed a motion with the district court to remand the case to state court. The motion was denied and the Attorney General appealed the denial to the Ninth Circuit and filed a motion to stay the district court. The district court found the appeal frivolous and on March 25, 2003 granted the motion to dismiss on preemption grounds. The Attorney General filed an appeal of the dismissal to the Ninth Circuit.

         8. CYBER-TECH, INC. V. PGE ET AL. (NO. 0305-05257, CIRCUIT COURT, MULTNOMAH COUNTY, OREGON). Cyber-Tech, in the business of designing and supplying industrial control handles and joysticks for commercial and personal use, seeks recovery of approximately $4.3 million for property damage and lost profits resulting from a disruption of power to its facility when PGE's contractor, Henkles & McCoy, allegedly damaged PGE's underground electrical equipment, which in turn caused the disruption of power. Another PGE contractor, Locating Inc., is alleged to have improperly located the underground facilities.

         9. PORT OF SEATTLE V. AVISTA ET AL., INCLUDING PGE (NO. 03-1170, UNITED STATES DISTRICT COURT, WESTERN DISTRICT OF WASHINGTON, SEATTLE DIVISION). On May 21, 2003, the Port of Seattle, Washington filed a complaint against PGE and sixteen other companies alleging violation of both the Sherman Act and RICO, fraud, and, with respect to Puget Energy, Inc. and Puget Sound Energy, Inc., breach of contract. The complaint alleges that the price of electric energy purchased by the Port between November 1997 and June 2001 under a contract with Puget Sound Energy, Inc. was unlawfully fixed and artificially increased through various actions alleged to have been undertaken in the Pacific Northwest power markets among the defendants and ENE, EES, ENA, EPMI, and others. The complaint alleges actual damages of $30.5 million suffered by the Port and seeks recovery of that amount, plus punitive damages and reasonable attorney fees.

         10. REMINGTON ET AL. V. NORTHWESTERN ENERGY, LLC (NO. DV 03-88, 2ND JUDICIAL DISTRICT, SILVER BOW COUNTY, MONTANA). On May 5, 2003, Robert and Julie Remington and forty-eight other individuals, unions, and businesses filed a suit against PGE and the other owners, designers and operators of the Colstrip coal-fired electric generation plants in Montana alleging that holding and settling ponds at the Colstrip Project have leaked and contaminated groundwater. The plaintiffs allege nuisance, trespass, unjust enrichment, fraud, and negligence, and seek a declaratory judgment of nuisance and trespass, an order that the nuisance be abated, and an unspecified amount for damages, disgorgement of profits, and punitive damages.

         11. CALIFORNIA ELECTRICITY REFUND PROCEEDING (FERC DOCKET # EL00-95). In a June 19, 2001 order adopting a price mitigation program for 11 states within the WSCC area, FERC referred the issue of refunds for spot market sales made from October 2, 2000 through June 20, 2001 to a settlement judge. On July 25, 2001, FERC issued an order establishing the scope of and methodology for calculating refunds related to non-federally mandated transactions in the spot markets operated by the ISO and the PX. PGE's potential refund obligation, using FERC methodology, is estimated to be in the range of $20 million to $30 million. On March 26, 2003, FERC issued an order modifying the methodology it had previously ordered for the pricing of natural gas in calculating the amount of potential refunds. Although further proceedings will be necessary to determine exactly how the new methodology will affect the refund liability, PGE now estimates its potential liability to be between $20 million and $50 million. PGE joined a group of utilities in filing a request for rehearing of various aspects of the March 26, 2003 order, including the repricing of the gas cost component of the proxy price from which refunds are to be calculated.

         12. PACIFIC NORTHWEST REFUND PROCEEDING (FERC DOCKET # EL01-10). Refer to Section IV.C.1.e(i)(C)(2), "Puget Sound Energy Inc. v. All Jurisdictional Settlers of Energy et al., including EPMI, as well as PGE. Docket No. EL01-10 et seq., (Pacific Northwest Refund Proceeding)" for further information.

         13. OREGON PUBLIC UTILITY COMMISSION STAFF REPORT ON TRADING ACTIVITIES. On April 29, 2003, the Staff of the OPUC issued a draft report in which it recommended that the OPUC affirm that it will hold harmless the customers of PGE in the event any penalties are imposed by FERC or any other authority investigating PGE's trading activities and that the OPUC open a formal investigation of PGE's trading activity in 2000-01. On June 12, 2003, the OPUC delayed any decision on commencing an investigation of PGE's trading activities until after FERC has substantially completed its inquiry of PGE trading activities.

         14. FERC INVESTIGATION OF TRADING ACTIVITIES. In early May 2002, ENE provided memos to FERC that contained information indicating that Enron, through its subsidiary EPMI, may have engaged in several types of trading strategies that raised questions regarding potential manipulation of electricity and natural gas prices in California in 2000-2001. In August 2002, FERC initiated investigations into instances of possible misconduct by PGE and certain other companies. In Docket No. EL02-114-000, FERC ordered investigation of PGE and EPMI related to possible violations of their codes of conduct, FERC's standards of conduct, and the companies' market-based rate tariffs. In the order, FERC established October 15, 2002 as the "refund effective date." If PGE were to lose its market-based rate authority, purchasers of electric energy from PGE at market-based rates after the refund effective date could be entitled to a refund of the difference between the market-based rates and cost-based rates deemed just and reasonable by FERC. A hearing has been scheduled for October 21, 2003, with the initial decision scheduled on or before December 19, 2003.

         15. CHALLENGE OF THE CALIFORNIA ATTORNEY GENERAL TO MARKET BASED RATES. Refer to Section IV.C.1.e(i)(C)(5), "Challenge of the California Attorney General to Market-Based Rates" for further information.


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
         16. SHOW CAUSE ORDER. On June 25, 2003, FERC voted to require over 50 entities, including PGE, that participated in the western U.S. wholesale power market in 2000 and 2001 to show cause why their participation in specific behaviors and activities during that time period did not constitute gaming in violation of tariffs issued by the ISO and the PX. The ISO was ordered to provide data on each entity's behaviors and activities within 21 days from the date of the order. Within 45 days from the receipt of the data each entity must respond explaining the alleged participation in the identified activities or behaviors. PGE is alleged to have participated in two behaviors or activities. FERC indicated that sanctions will be disgorging unjust profits associated with the violations, and that other non-monetary relief, such as revocation of market based rates, or revisions to codes of conduct will be considered. PGE will assess the data produced by the ISO and make an appropriate response to FERC. Refer to Section IV.C.1.e(i)(A)(4), "American Electric Power Services Corp., et al., Docket No. EL03-137-000" for further information.

         17. PEOPLE OF THE STATE OF MONTANA, EX REL. MIKE MCGRATH, ATTORNEY GENERAL OF THE STATE OF MONTANA, ET AL. V. WILLIAMS ENERGY MARKETING AND TRADING COMPANY, ET AL. INCLUDING EESI, EPMI AND PGE, MONTANA FIRST JUDICIAL DISTRICT, LEWIS AND CLARK COUNTY

                  On June 30, 2003 the Montana Attorney General filed a complaint in Montana state court against PGE and numerous named and unnamed generators, suppliers, traders, and marketers of electricity and natural gas in Montana. The complaint alleges unfair and deceptive trade practices in violation of the Montana Unfair Trade and Practices and Consumer Protection Act, deception, fraud and intentional infliction of harm arising from various actions alleged to have been undertaken in the western wholesale electricity and natural gas markets during 2000 and 2001. The relief sought includes injunctive relief to prohibit the unlawful practices alleged, treble damages, general damages, interest and attorney fees. No monetary amount is specified.

         18. ISO AND PX RECEIVABLE. As of March 31, 2003, PGE was owed approximately $62 million from the ISO and the PX for wholesale electricity sales made from November 2000 through February 2001. PGE estimates that the majority of this amount was for sales by the ISO and PX to Southern California Edison Company and PG&E. On March 9, 2001, PX filed for bankruptcy, and on April 6, 2001, PG&E also filed for bankruptcy relief. PGE is pursuing collection of all past due amounts through the PX and PG&E bankruptcy proceedings, and has filed a proof of claim in each case. PGE is examining its options with regard to collection of any amounts not ultimately received through the bankruptcy process. To the extent that PGE is found liable for refunds in the FERC California Refund proceeding, PGE will be entitled to offset that amount against the $62 million receivable.

D.       PGE BOARD OF DIRECTORS

                  On the Effective Date, PGE's board of directors will consist of individuals designated by the Debtors (after consultation with the Creditors' Committee), all of which shall be disclosed prior to the Confirmation Hearing. Thereafter, the terms and manner of selection of directors of PGE shall be as provided in PGE's certificate of incorporation and bylaws, as the same may be amended.


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

E.       DESCRIPTION OF CAPITAL STOCK AND DIRECTOR AND OFFICER INDEMNIFICATION

                  The information set forth below is summarized from PGE's Articles of Incorporation, as amended. The statements and description hereinafter contained do not purport to be complete and are qualified in their entirety by references to the Articles of Incorporation.

         1.       CAPITAL STOCK

                  A. COMMON STOCK. PGE currently has outstanding 42,758,877 shares of common stock, par value of $3.75 per share, all of which are owned by ENE. Upon satisfaction of the conditions for distribution of PGE Common Stock to the Creditors pursuant to the Plan, as described in Section I, "Overview of Chapter 11 Plan" such existing common stock of PGE held by ENE will be cancelled, and the PGE Common Stock will be issued.

                  B. PREFERRED STOCK. PGE currently has outstanding 279,727 shares of its 7.75% Series Cumulative Preferred Stock, no par value. The outstanding preferred stock has a voluntary and involuntary liquidation preference of $100.00 per share, and pays a dividend of $7.75 per share quarterly on the 15th of January, April, July and October. It is redeemable only by operation of a sinking fund that requires the annual redemption of 15,000 shares at $100 per share, plus all accrued and unpaid dividends, each year commencing on June 15, 2002 for five years, with all remaining shares to be redeemed on June 15, 2007. At its option, PGE may redeem, through the sinking fund, an additional 15,000 shares each year, but such optional redemption is not cumulative and does not reduce any subsequent mandatory redemption. The sinking fund may be satisfied in whole or in part by crediting shares purchased by PGE in the open market or otherwise. The 7.75% Series Cumulative Preferred Stock generally has no voting rights but may, in certain circumstances, vote to elect a limited number of PGE directors. Such preferred stock will remain outstanding upon the issuance of the PGE Common Stock to the Creditors. PGE also has the right, with the approval of its board of directors, to issue additional series of preferred stock. Such preferred stock will remain outstanding upon the issuance of the PGE Common Stock to the Creditors.

                  C. LIMITED VOTING JUNIOR PREFERRED STOCK. On September 30, 2002, a single share of a new class of Limited Voting Junior Preferred Stock was issued by PGE to an independent party. The new class of stock, created by an amendment to PGE's Articles of Incorporation, was issued following approval by the Bankruptcy Court on September 12, 2002, DIP Lenders, the OPUC, and PGE's board of directors.

                  The Limited Voting Junior Preferred Stock has a par value of $1.00, no dividend, a liquidation preference to PGE's common stock as to par value but junior to existing preferred stock, an optional redemption right, and certain restrictions on transfer. The Limited Voting Junior Preferred Stock also has voting rights, which limit, subject to certain exceptions, PGE's right to commence any voluntary bankruptcy, liquidation, receivership, or similar proceedings without the consent of the holder of the share of Limited Voting Junior Preferred Stock. The consent of the holder of the share of Limited Voting Junior Preferred Stock will not be required if the reason for the bankruptcy or similar event is to implement a transaction pursuant to which all of PGE's debt will be paid or assumed without impairment. Such preferred stock will remain outstanding upon the issuance of PGE Common Stock to the Creditors.


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

                  2.       INDEMNIFICATION

                  PGE is organized under the laws of the State of Oregon. Under PGE's Articles of Incorporation, PGE will indemnify directors and officers of PGE to the fullest extent permitted by the Oregon law. Expenses incurred by a director or officer in connection with an indemnifiable claim will be addressed by PGE provided that such director or officer will obligate himself/herself to repay such advance to the extent it is ultimately determined that such director or officer was not entitled to indemnification. PGE is authorized to provide the same indemnification protections to employees and agents.

                  PGE has procured Directors and Officers liability insurance for wrongful acts. This is an indemnity policy for the corporation to protect it against liability assumed or incurred under the above indemnification provisions, including defense provisions, on behalf of the directors and officers. The directors and officers are thus indemnified against loss arising from any civil claim or claims by reason of any wrongful act done or alleged to have been done while acting in their respective capacities as directors or officers. The policy excludes claims brought about or contributed to by dishonest, fraudulent, criminal or malicious acts or omissions by directors or officers. The policy covers the directors and officers of PGE against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by PGE.

                         IX. CROSSCOUNTRY ENERGY CORP.

                  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED HERETO.

A.       BUSINESS

         1.       GENERAL DEVELOPMENT OF BUSINESS

                  On June 24, 2003, ENE, ETS and EOS filed a motion with the Bankruptcy Court for approval of a transaction that would transfer ENE's direct and indirect ownership interests in the Pipeline Businesses and certain service companies to a new holding company called "CrossCountry Energy Corp." Upon receipt of Bankruptcy Court approval of the proposed transaction, the direct and indirect interests in the Pipeline Businesses and related service companies owned by ENE and certain of its affiliates will be exchanged for shares of common stock in CrossCountry pursuant to the terms of a Contribution and Separation Agreement entered into on June 24, 2003. The closing of the transactions contemplated by the Contribution and Separation Agreement is expected to occur in the third quarter of 2003. Refer to IX.E, "Certain Relationships and Related Transactions" for further information.

                  CrossCountry's principal assets will, upon closing of the formation transactions, consist of the following:

                  - A 100% ownership interest in Transwestern, which owns an approximately 2,600-mile interstate natural gas pipeline system that transports natural gas from western Texas, Oklahoma, eastern New Mexico, the San Juan basin in northwestern New Mexico and southern


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                           Colorado to California, Arizona and Texas markets.
                           Transwestern's net income for the year ended December 31, 2002 was $20.7 million.

                  - A 50% ownership interest in Citrus, a holding company that owns, among other businesses, Florida Gas, a company with an approximately 5,000-mile natural gas pipeline system that extends from southeast Texas to Florida. Citrus's net income for the year ended December 31, 2002 was $96.6 million, 50% of which, or $48.3 million, comprised ENE's equity earnings.

                  - A 100% interest in Northern Plains, which directly or through its subsidiaries holds 1.65% out of an aggregate 2% general-partner interest and a 1.06% limited-partner interest in Northern Border Partners, a publicly traded limited partnership (NYSE: NBP), that is a leading transporter of natural gas imported from Canada to the midwestern United States. Pursuant to operating agreements, Northern Plains operates Northern Border Partners' interstate pipeline systems, including Northern Border Pipeline, Midwestern and Viking. Northern Border Partners also has (i) extensive gas gathering operations in the Powder River Basin in Wyoming, (ii) natural gas gathering, processing and fractionation operations in the Williston Basin in Montana and North Dakota, and the western Canadian sedimentary basin in Alberta, Canada, and (iii) ownership of the only coal slurry pipeline in operation in the United States. Northern Border Partners' net income for the year ended December 31, 2002 was $113.7 million, of which $9.1 million comprised ENE's equity earnings.


   CROSSCOUNTRY OWNERSHIP STRUCTURE AFTER CONTRIBUTION OF PIPELINE BUSINESSES


                                    (GRAPH)


                            ------------------------
                                  CrossCountry
                            ------------------------
                                       |
                                  |
      ------------------------------------- ------------------
      |                     |                                |
      |  100%               |    100%                        |     50%
-------------           ----------                   -----------------
 Transwestern            Northern   -----|                Citrus
   Holding                Plains         |
-------------           ----------       |           -----------------
      |                     |            |                   |
      |  100%               |    100%    | GP                |     100%
-------------           ----------       | (1%) ----------------------------
 Transwestern           Pan Border  ---| |      |            |             |
-------------           ----------     | |      |            |             |
                                       | |   -------      --------      --------
                                  GP   | |   Florida       Citrus        Citrus
                                 (65%) | |     Gas         Energy        Trading
                       -------------   | |                Services
                         Northern      | |   -------      --------      --------
                          Border    ---| |
                         Partners   -----|
                       -------------


                  The Pipeline Businesses primarily provide natural gas transportation services to their customers through an extensive North American pipeline infrastructure. The Pipeline


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Businesses own or operate interstate pipelines that have a combined daily throughput capacity of approximately 8.5 TBtu/d (8.6 TBtu/d after completion of Florida Gas Phase VI Expansion described below) spanning approximately 9,900 miles and accessing many of the major gas supply and market growth-oriented regions in North America.

                  The interstate Pipeline Businesses provide firm and interruptible transportation services to third-party shippers, as well as hub services, which allow customers the ability to park or borrow volumes of gas on a pipeline. Firm shippers that contract for the stated transportation rate are obligated to pay a monthly demand charge, regardless of the amount of natural gas they actually transport, for the term of their contracts. Interruptible transportation service is transportation of natural gas in circumstances where capacity is available after satisfying firm service demands. If weather, maintenance schedules and other conditions allow, the interstate Pipeline Businesses provide interruptible transportation service. The interstate Pipeline Businesses do not own the gas that they transport and therefore do not assume natural gas commodity price risk for quantities transported. The Pipeline Businesses, however, assume limited price risk for volumes provided by customers as fuel reimbursement pursuant to FERC tariffs.

                  Following the closing of the formation transactions, CrossCountry will reflect its investments in Citrus and Northern Border Partners under the equity method of accounting. Accordingly, CrossCountry will report its share of Citrus' and Northern Border Partners' earnings as "Equity in Earnings" in its Consolidated Statement of Operations in the period in which such earnings are reported by Citrus and Northern Border Partners.

                  The following map shows facilities to be owned or operated by CrossCountry after the contribution of the Pipeline Businesses.

                        [CROSS COUNTRY ENERGY CORP. MAP]

                  CrossCountry's executive offices are located at 1400 Smith Street, Houston, TX 77002 and its telephone number is 713-853-6161.


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

                  A. BUSINESS STRATEGY. CrossCountry's business strategy will be comprised of two major components. First, CrossCountry plans to seek out new pipeline gathering, processing or storage projects to match its customers' future needs and to provide supply optionality. CrossCountry will undertake such expansion projects when they are adequately backed by capacity contract commitments that result in reasonable returns being earned. Second, CrossCountry plans to seek out acquisitions that are immediately accretive to both cash flow and income. In executing its business strategy, CrossCountry plans to operate its pipeline, gathering and processing businesses in compliance with all applicable regulations to assure the safe operations of its pipeline systems, and will aim to provide reliable services at a reasonable cost.

                  CrossCountry should be well-positioned to implement its planned strategy, but will face risks both specific to its assets and general to the markets and geographic regions in which it will operate. In addition to Bankruptcy Court approval, the transfer of the Pipeline Businesses and distribution of CrossCountry Common Stock to Creditors may require consent of other parties. Refer to Section XIV.H, "CrossCountry" for further information on risk factors that should be carefully considered.

                  Expansions. The interstate Pipeline Businesses to be contributed to CrossCountry in the formation transactions have a history of expanding their pipeline systems to meet growth in market demand and to increase customers' access to additional natural gas supplies. These expansions not only provide the individual interstate Pipeline Businesses with additional net income and cash flow, but also are important factors in maintaining and enhancing their market positions. Historically, the interstate Pipeline Businesses have undertaken expansions when they are backed by long-term firm contract commitments. Refer to Section XIV.H.1.a "Inability to Execute Growth Strategy" for further information.

                  Since 1992, Transwestern has added and expanded various pipeline segments, including the construction of a 520 BBtu/d San Juan lateral and the expansion of its mainline capacity at a cost of $270 million. In addition, Transwestern added: (i) 330 BBtu/d of capacity off the eastern portion of its system at a cost of $10.1 million; (ii) 420 BBtu/d of capacity from Blanco to Thoreau at a cost of $26.0 million; (iii) 200 BBtu/d of capacity from Ignacio (a point in Colorado) to Blanco (a point in New Mexico) at a cost of $7.3 million; and (iv) 120 BBtu/d of capacity on its mainline west segment (Arizona and California delivery) at a cost of $69.7 million.

                  Since 1995, Florida Gas has completed, or is in the process of completing, four major expansion projects. These expansion projects, which have cost $1.8 billion, have increased delivery capacity to the Florida market by approximately 1.3 TBtu/d.

                  Since 1992, Northern Border Pipeline completed three expansion projects at a cost of $1.1 billion, which extended its system from Ventura, Iowa into Illinois and Indiana and added 1.6 TBtu/d of capacity to various parts of its system.

                  CrossCountry anticipates that it will undertake future strategic expansions of the interstate Pipeline Businesses' pipeline systems to maintain and enhance its market position. Refer to Sections IX.A.2.a, "Transwestern" and IX.A.2.b, "Citrus" for further information.


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

                  Acquisitions. As a result of favorable tax advantages afforded master limited partnerships and the incentive distribution provisions of Northern Border Partners' partnership agreement, CrossCountry anticipates that Northern Border Partners will serve as one of CrossCountry's principal vehicles for the future acquisition of energy assets. Refer to Section XIV.H.1.a "Inability to Execute Growth Strategy" for further information.

                  Under the incentive distribution provisions of the Northern Border Partners partnership agreement, the general partners are entitled to incentive distributions if the amount distributed in any quarter exceeds $0.605 per common unit ($2.42 per common unit annualized). The general partners are entitled to 15% of amounts distributed in excess of $0.605 per common unit, 25% of amounts distributed in excess of $0.715 per common unit ($2.86 per common unit annualized) and 50% of amounts distributed in excess of $0.935 per common unit ($3.74 per common unit annualized). Thus, acquisitions that meet the investment criteria of Northern Border Partners and are accretive to Northern Border Partners' cash flows could offer CrossCountry attractive yields if these acquisitions enable Northern Border Partners to increase its quarterly distributions.

                  Over the past three years Northern Border Partners has increased its quarterly distribution per common unit by 23% from $0.65 per common unit to $0.80 per common unit. Over the same time period, Northern Border Partners has made acquisitions totaling $920 million. These acquisitions include 100% of the stock of Midwestern and Viking including a one-third interest in Guardian and extensive gathering and processing facilities in the Rocky Mountain area.

                  Transwestern and Florida Gas have historically made acquisitions to meet market growth and gain access to gas supplies. Since 1995, Transwestern acquired the Ignacio to La Plata pipeline capacity for $20.6 million and Florida Gas acquired supply line facilities in the Mobile Bay area for $49.4 million.

                  B. EMPLOYEES AND PIPELINE SERVICES. As of June 15, 2003, the proposed consolidated subsidiaries of CrossCountry (Transwestern, Northern Plains, CGNN, and NBP Services) had 782 full-time employees, none of whom were represented by unions or covered by collective bargaining agreements. In addition, Citrus and certain subsidiaries of Northern Border Partners have their own employees.

                  It is anticipated that CrossCountry and ENE will enter into a Transition Services Agreement in connection with the formation of CrossCountry pursuant to which ENE will provide to CrossCountry, on an interim, transitional basis, certain administrative, technology and other services. Refer to Section IX.E, "Certain Relationships and Related Transactions" for further information.

                  CGNN provides certain administrative and operating services to the Pipeline Businesses. These services include environmental, right-of-way, safety, information technology, accounting, planning, finance, procurement, accounts payable, human resources and legal services. Each of the Pipeline Businesses reimburses CGNN for its costs for rendering these services, depending on the service provided to such pipeline. Costs may be billed based upon


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
dedicated headcount, time spent providing the service, miles of pipeline, payroll, assets, margins and/or overall headcount.

                  EOS provides services to Citrus and its subsidiaries under an operating agreement originally entered into between an ENE affiliate and Citrus. The primary term of the operating agreement expired on June 30, 2001; however, services continue to be provided pursuant to the terms of the operating agreement. Under this arrangement, Citrus reimburses the service provider for costs attributable to the operations of Citrus and its subsidiaries. There can be no assurance that the parties will continue to perform under this arrangement.

                  Northern Plains provides operating services to the Northern Border Partners pipeline system pursuant to operating agreements entered into with Northern Border Pipeline, Midwestern and Viking. Under these agreements, Northern Plains manages the day-to-day operations of Northern Border Pipeline, Midwestern and Viking, and is compensated for the salaries, benefits and other expenses it incurs. Northern Plains also utilizes ENE affiliates for administrative and operating services related to Northern Border Pipeline, Midwestern and Viking.

                  NBP Services provides certain administrative and operating services for Northern Border Partners and its gas gathering and processing and coal slurry businesses. NBP Services is reimbursed for its direct and indirect costs and expenses pursuant to an administrative services agreement with Northern Border Partners. NBP Services also utilizes ENE affiliates to provide these services.

         2.       NARRATIVE DESCRIPTION OF BUSINESS

                  A. TRANSWESTERN. Transwestern owns and operates an approximately 2,600-mile interstate natural gas pipeline system with diameters ranging from twelve inches to thirty inches, and approximately 350 miles of small diameter branchlines. The Transwestern pipeline system transports natural gas from western Texas, Oklahoma, eastern New Mexico, the San Juan basin in northwestern New Mexico and southern Colorado primarily to California and southwest markets, and to markets off the east end of its system. The Transwestern pipeline system consists of mainlines that stretch from west Texas and Oklahoma to the California border. In addition, Transwestern has a major supply lateral from its mainline facilities at Thoreau, New Mexico into the San Juan basin. The Transwestern pipeline system has bi-directional flow capability from the San Juan basin eastward to interconnects with interstate pipelines serving the mid-continent markets and Texas intrastate pipelines. The Transwestern pipeline system has approximately 360 receipt and delivery points in California, Arizona, Colorado, New Mexico, Oklahoma and Texas. It also has 29 mainline and lateral compressor stations. The maximum allowable operating pressure of the mainline ranges from 1,000 to 1,200 psig.

                  In 2003, Transwestern's total revenues are projected to be 85% from fixed sources (i.e., demand charges, which are fixed charges for transportation services that are paid even if no service is taken by the customer) and 15% from variable sources of revenues (including operational gas sales and transportation commodity charges, which are charges assessed on each unit of transportation provided).


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

                  Transwestern's business plan contemplates managing the quantity of line pack gas to maintain safe and efficient operations. "Line pack gas" refers to the volume of gas in a pipeline system used to maintain pressure and effect uninterrupted flow of gas to customers. Transwestern makes operational gas available for sale when reduced line pack is appropriate for system operations. A primary source of the operational gas available for sale is gas provided to Transwestern by its shippers as reimbursement for compressor fuel usage. When, due to throughput conditions, flow direction or operating efficiencies, Transwestern is able to consume less fuel than retained, such gas remains in the line pack and, if not needed for operations, becomes available for sale. Transwestern's FERC approved tariff specifies the fuel quantity for each segment of the system as a fixed percentage of a shipper's transportation quantities. Operational sales comprised approximately 18% of revenues in 2001 and 14% of revenues in 2002 and are projected to constitute approximately 10% of revenues in 2003.

                           (I)      EXPANSIONS. Transwestern placed its Red Rock
expansion, serving markets in California and Arizona, in-service as of June 15, 2002. Transwestern's pipeline capacity (including both eastward and westward flow) after the completion of the Red Rock expansion is approximately 2 TBtu/d, and the total horsepower from all compressor stations is approximately 330,500 hp.

                  In August 2001, Transwestern conducted an open season to solicit interest in a project to construct a lateral line extending from the Transwestern mainline 176 miles south to serve growing gas markets in the Phoenix, Arizona area. The original project also contemplated San Juan and mainline expansions. Transwestern received non-binding bids for over 440 BBtu/d for the Phoenix lateral pipeline. Many of the potential bidders are parties to an ongoing FERC allocation dispute on El Paso Natural Gas's pipeline system in Docket No. RP00-336. Due to delays in this proceeding, several of the bidders have been unable to finalize their firm bids for a Transwestern Phoenix lateral pipeline. Transwestern continues to believe that such a proposed expansion project is important and economically viable to be placed into service in 2007; however, no assurances can be given that the project will be completed.

                  In March 2003, Transwestern conducted an open season to solicit interest in the expansion of the San Juan lateral pipeline from the Blanco Hub to the mainline from its current capacity of approximately 860 BBtu/d. Transwestern received non-binding bids requesting approximately 750 BBtu/d of capacity. Based on the bids received, Transwestern is preparing a project plan and cost estimate that will be shared with bidders and will begin the process of negotiating binding expansion agreements. Current project plans call for the completion of agreements during the second half of 2003, filing of a FERC certificate by year-end, construction in the second half of 2004, and a projected in-service date in the second quarter of 2005. The 600 BBtu/d expansion will include looping of existing pipeline segments and additional horsepower at existing compressor stations.

                           (II)     CUSTOMERS. Transwestern's pipeline capacity
is currently held by producers (46%), local distribution companies (32%), marketing companies (19%) and end-users (3%). Currently, Transwestern's pipeline capacity for both west and east flow is subscribed under a combination of short and long-term contracts. Historically, approximately 90% of the volumes scheduled on the Transwestern pipeline system has been on a firm transportation basis.


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

                  Transwestern's largest customers in 2002 were Southern California Gas Company, PG&E and BP Energy Company. Southern California Gas Company accounted for 29.4% of Transwestern's transportation revenues under transportation agreements with terms that extend through October 31, 2005. PG&E accounted for 9.7% of Transwestern's transportation revenues, and BP Energy Company accounted for 9.0% of Transwestern's transportation revenues. Refer to
Section XIV.H.1.e, "Concentrated Gas Transportation Revenues" for further information.

                  Transwestern's capacity is subscribed at a high level through October 31, 2005, with significant contract expirations timed to coincide at or near Transwestern's next rate case in 2006. Transwestern's mainline west segment accounts for approximately 70% of Transwestern's firm transportation revenues. Currently, approximately 93% of Transwestern's firm capacity for its mainline west segment is under contract through July 1, 2003, 91% through January 1, 2004, 88% through January 1, 2005, 40% through January 1, 2006 and 40% through the end of 2006. Transwestern's San Juan lateral segments account for approximately 22% of Transwestern's firm transportation revenue. Currently, approximately 100% of Transwestern's firm capacity for its San Juan lateral segments is under contract through July 1, 2003, 98% through January 1, 2004, 95% through January 1, 2005, 56% through January 1, 2006 and 32% through the end of 2006. In addition, Transwestern has significant firm contracts for eastward flow to markets in Texas and Oklahoma, but historically these contracts have not been on a long-term basis. Approximately 94% of eastward flow firm capacity is under contract through 2004. Refer to Section XIV.H.1.d, "Maintenance and Expiration of Transportation Service Agreements" for further information.

                  In 2001, the California power market was significantly impacted by the increase in wholesale prices. On April 6, 2001, PG&E filed for bankruptcy protection under chapter 11 of the Bankruptcy Code. This event had no material impact on the financial position or results of operations of Transwestern for the year ended December 31, 2002. Transwestern continues to provide transportation services to PG&E on a prepayment basis. CrossCountry cannot predict the final outcome of this situation or the uncertainties surrounding the California power situation. However, CrossCountry does not anticipate that these matters will have a material adverse impact on Transwestern's financial position or results of operations.

                           (III)    SUPPLY. The Transwestern pipeline system has
access to three significant supply basins for its gas supply: (1) the San Juan basin in northwestern New Mexico and southern Colorado, (2) the Permian basin in western Texas and eastern New Mexico, and (3) the Anadarko basin in the Texas and Oklahoma Panhandles. Additionally, the Transwestern pipeline system can access gas from the Rocky Mountain basin through its pipeline interconnections.

                  Through its San Juan lateral pipeline, the Transwestern pipeline system is capable of delivering gas from the San Juan basin to California, Arizona, New Mexico and southern Nevada markets, as well as to markets off the east end of its system. This bi-directional flow capability was added in 1996 to increase system flexibility and utilization. New in-fill drilling programs approved by the New Mexico Oil Conservation Division for San Juan and new Rockies production are also expected to increase Transwestern's San Juan lateral utilization. The Transwestern pipeline system can also supplement the San Juan basin production with gas


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
supply from the Rocky Mountain basin via its interconnects with Northwest Pipeline Corporation, which is owned by The Williams Companies, and the TransColorado Gas Transmission Company, which is owned by Kinder Morgan, Inc. These two interconnects combine to provide the Transwestern pipeline system with approximately 500 BBtu/d of access to Rocky Mountain supplies. Since 2000, Transwestern has added five (5) new receipt interconnects in its East of Thoreau area: (1) an approximately 80 BBtu/d interconnect with Natural Gas Pipeline Company; (2) an approximately 20 BBtu/d interconnect with EOG Resources; (3) an approximately 40 BBtu/d interconnect with El Paso Field Services; (4) an approximately 120 BBtu/d interconnect with Agave Energy Company; and (5) an approximately 150 BBtu/d interconnect with NNG. In addition, a new approximately 50 BBtu/d interconnect, as well as an approximately 100 BBtu/d expansion of an existing interconnect, with Red Cedar Gathering, were completed in the San Juan basin area in 2001.

                  In June 2003, the bi-directional Rio Puerco interconnect with Public Service Company of New Mexico was expanded by approximately 50 BBtu/d. This dual purpose point allows Transwestern to receive more supply from Public Service Company of New Mexico in the summer and increase deliveries to it during peak winter months.

                  In July 2003, Transwestern plans to complete the facilities necessary to provide shippers direct access to underground storage capacity. This 2 TBtu storage facility, owned by UnoCal Keystone Gas Storage, LLC, will have the ability to deliver to Transwestern or receive from Transwestern up to 100 BBtu/d.

                  B. CITRUS. Citrus serves as the holding company for Florida Gas, Citrus Trading and Citrus Energy Services. The Florida Gas pipeline system currently extends for approximately 5,000 miles from southeast Texas through the Gulf Coast region of the United States to southeastern Florida, with a pipeline also extending to the west coast of Florida, including the Tampa, St. Petersburg and Ft. Myers areas. The Florida Gas pipeline system includes 29 mainline and field compressor stations with approximately 487,980 hp of compression (approximately 507,000 hp of compression upon the completion of the Phase VI Expansion scheduled to be fully in-service in November 2003). Florida Gas's pipeline system is designed to transport approximately 2.1 TBtu/d of natural gas to the State of Florida during periods of peak demand.

                  Florida Gas has two marketing regions: the Western Division, representing Texas, Louisiana, Mississippi and Alabama, and the Market Area, representing Florida. Western Division transport charges are mileage-based rates. Market Area division transport charges are postage stamp rates, meaning the customer can transport on Florida Gas's pipeline system at a fixed rate regardless of receipt point or delivery point into Florida.

                  Citrus Trading purchases and sells natural gas to end users in Florida. It currently has contracts to purchase and sell approximately 42 BBtu/d of natural gas. Citrus Trading's gas purchase contract with Duke Energy LNG is the subject of a dispute, and each party has provided notice of termination of the contract. Refer to Section IX.C, "Legal Proceedings" for further information. Citrus Trading sells gas to Auburndale Power Partners, LP and Progress Energy Florida, Inc., and buys gas through El Paso Merchant Energy, an affiliate of Southern


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Natural Gas. Refer to Section XIV.H.3.a, "Citrus Trading Contract Risk" for
further information.

                  Citrus Trading makes sales pursuant to a blanket marketing certificate issued by FERC. The prices charged by Citrus Trading are not currently regulated by FERC. There is a pending FERC proceeding in which FERC has threatened to revoke Citrus Trading's blanket certificate, which would prevent Citrus Trading from making sales for resale in interstate commerce at market rates, as opposed to cost-based rates (although Citrus Trading could make direct sales to end-users at market rates). By order dated June 25, 2003, FERC dismissed Citrus Trading from the proceeding, taking no action against it.

                  Citrus Energy Services is primarily in the business of providing operations and maintenance services to customers of Florida Gas and Citrus Trading. Due to increased insurance costs and pipeline integrity legislation that affects operators, Citrus Energy Services is in the process of exiting this business. The majority of the personnel operating Citrus Energy Services are direct employees of Florida Gas and to a lesser extent Citrus. Certain ENE entities provide management and support services to Citrus and its subsidiaries through an operating agreement that expired on June 30, 2001. Refer to Section IX.A.1.b, "Employees and Pipeline Services" for further information. Refer to Section XIV.H, "CrossCountry" for further information about Citrus and its subsidiaries.

                           (I)      EXPANSIONS.

                                    (A)      PHASE V EXPANSION. In April 2003,
Florida Gas completed its Phase V Expansion, which added approximately 167 miles of pipeline and approximately 133,000 hp of additional compression. The Phase V Expansion increased the Florida Gas pipeline system's capacity by approximately 428 BBtu/d. The cost of this project was approximately $430 million, and is supported by incremental long-term firm transportation service agreements for substantially all incremental peak period capacity. As part of Florida Gas's Phase V Expansion, it acquired an undivided interest in Gulf South Pipeline Company's Mobile Bay lateral pipeline. This undivided interest gives the Florida Gas pipeline system approximately 300 BBtu/d of firm receipt capacity on the Mobile Bay lateral pipeline. This purchase was closed in March 2002, to coincide with the in-service date of the first stage of the Phase V Expansion, which occurred in April, 2002. Additionally, Florida Gas constructed the necessary facilities to connect this lateral pipeline to its mainline in Mobile County, Alabama.

                                    (B)      PHASE VI EXPANSION. Florida Gas is
in the process of constructing approximately 33 miles of pipeline and approximately 18,600 hp of additional compression at existing compression stations, which will increase its summer capacity by approximately 121 BBtu/d. This expansion is estimated to cost approximately $105 million upon completion and is supported by incremental long-term firm transportation service agreements for substantially all incremental peak period capacity. FERC issued a preliminary determination approving all non-environmental matters on February 28, 2002, and Florida Gas received a final certificate approving the Phase VI Expansion on June 13, 2002. The initial stage of its Phase VI Expansion was placed in-service in June 2003, and the entire project is expected to be completed by November 1, 2003.


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

                                    (C)      (C)FUTURE EXPANSIONS. Due to
increasing demand for natural gas in Florida, Florida Gas continues to pursue opportunities to expand its pipeline system to meet the growing market requirements. Florida Gas is currently evaluating future system enhancements and expansions.

                           (II)     CUSTOMERS. As of December 31, 2002, the
Florida Gas pipeline system's peak period capacity was fully subscribed under firm transportation services agreements with 140 customers. Florida Gas's pipeline system also has direct physical connections with Florida Gas's customers' local distribution systems and gas-fired electric generation facilities. Florida Gas predominantly serves two types of customers in Florida: electric generation and gas distribution. The electric generation customers, which account for approximately 80% of the total annual throughput on Florida Gas's pipeline system, have a seasonal load pattern characterized by higher summer demands, due to their air-conditioning load requirements. The gas distribution customers have a seasonal load pattern characterized by higher demands during the winter, due to the heating requirements of their residential and small commercial customers. Florida Gas also serves industrial customers in Florida that take gas at a fairly constant rate during the year, as well as industrial customers that take gas on a seasonal basis.

                  Florida Gas's largest customers for 2002 were Florida Power and Light Company, which contracted for approximately 45% of revenues, and TECO Energy Inc. and its affiliates, which contracted for approximately 11% of revenues. Certain of Florida Gas's contracts have contingent termination or volume reduction rights. Although CrossCountry can not assure that these rights will not be exercised, it does not anticipate that the exercise of these rights will have a material adverse impact on the financial condition of CrossCountry. Refer to Section XIV.H.1.d, "Maintenance and Expiration of Transportation Service Agreements" for further information.

                  Approximately 94% of Florida Gas's revenues for 2002 were derived from the reservation revenues that the customer must pay regardless of volumes shipped. The reservation revenues are based on contracted-for transport volumes priced at the reservation tariff rate, subject to certain rate caps. The remaining 6% of revenues were usage revenues that Florida Gas's customers paid based on the volumes that were scheduled. After giving effect to the Phase VI Expansion, Florida Gas's pipeline system will have a summer-time peak load capacity of approximately 2.1 BBtu/d, with an historical average annual throughput load factor of over 85%.

                  Florida Gas's firm capacity is contracted at a high level through 2006. Many of Florida Gas's firm contracts have a "seasonal tilt," meaning that customers contract for a larger transportation quantity during their peak usage months than during off-peak months. Thus, Florida Gas has a larger percentage of its firm capacity under contract during the summer than during the winter. Florida Gas has approximately 97% of its available summer capacity under firm contract, on average, through 2006.

                           (III)    SUPPLY. Florida Gas's pipeline system
primarily receives natural gas from natural gas producing basins in the Louisiana and Texas Gulf Coast, Mobile Bay and offshore Gulf of Mexico. In addition, Florida Gas's pipeline system operates and maintains more than 40 interconnects with major interstate and intrastate natural gas pipelines, which


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provide Florida Gas's customers access to most major natural gas producing regions in the contiguous 48 states of the United States and in Canada.

                           (IV)     CITRUS GOVERNANCE. ENE and Southern Natural
Gas, a subsidiary of El Paso, each currently owns 50% of the outstanding shares of Citrus. Following the contribution of ENE's interest in Citrus to CrossCountry, Citrus will be owned equally by CrossCountry and Southern Natural Gas and will be governed by a six person board of directors, three of whom will be elected by CrossCountry and three of whom will be elected by Southern Natural Gas. Significant corporate governance, administration, transactions, policy and operational decisions that affect Citrus and its subsidiaries must be approved by the Citrus board of directors, as required under the by-laws of Citrus and its subsidiaries. EOS, as operator, is responsible under the operating agreement for the day-to-day management of Citrus and the Florida Gas pipeline system. Refer to Section IX.A.1.b, "Employees and Pipeline Services" for further information.

                  ENE and El Paso's subsidiary, Southern Natural Gas, are parties to a Capital Stock Agreement which governs ownership and disposition of the shares of Citrus. Upon the contribution by ENE of its equity interest in Citrus to CrossCountry, it is expected that CrossCountry will agree to be bound by the provisions of the Capital Stock Agreement applicable to ENE so long as such agreement remains in effect.

                  The Capital Stock Agreement contains restrictions on the transfer of Citrus's stock. For example, ENE may only transfer its Citrus stock to a "Subsidiary," which is defined as an entity in which ENE, either directly or indirectly, holds 100% of the capital stock entitled to vote in the election of directors. In the event that a Subsidiary of ENE that owns Citrus stock ceases to be a Subsidiary of ENE, such Citrus stock must be transferred back to ENE.

                  In addition, the Capital Stock Agreement contains certain rights of first refusal, which provide that, subject to limited exceptions, if either of the Citrus shareholders desires to sell its shares of Citrus stock to a non-affiliate for cash, such shares must first be offered to the other shareholder, in accordance with the conditions and procedures outlined in the agreement.

                  The Capital Stock Agreement also provides that if either of the Citrus shareholders experience a change of control, the other shareholder, known under the agreement as the electing principal, will have the option:

                  - to purchase for cash all of the Citrus stock owned by the shareholder to which the change of control relates, known under the agreement as the non-electing principal; or

                  - to require the non-electing principal to purchase for cash all of the electing principal's Citrus stock.

                  In either case, the Citrus stock must be purchased or sold for a purchase price determined in accordance with the Capital Stock Agreement.

                  C. NORTHERN PLAINS. CrossCountry will hold its interest in Northern Border Partners through Northern Plains. Northern Plains, directly and through its subsidiary, Pan



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Border, holds a general-partner interest of approximately 1.65%, and a limited-partner interest of approximately 1.06%, in Northern Border Partners.


                  NORTHERN BORDER PARTNERS OWNERSHIP STRUCTURE

                           BORDER PARTNERS STRUCTURE


                   -------------------           -------------------
                       TransCanada                   CrossCountry
                    PipeLines Limited
                   -------------------           -------------------
                                 |                    |
                                 |                    |
                                 | 100%               |    100%
                         -------------------------------------------------------
                           Northwest          Northern             Pan Border
                            Border         Plains Natural   100%      Gas
                           Pipeline         Gas Company   _______   Company
                            Company          1.0% G.P.             0.65% G.P.
                           0.35% G.P.        1.06% L.P.
                         ------------------------------------------------------
                                                  |
                                                  |
                                                  |
----------------------      --------------------------------
TC PipeLines, L.P.(1)        Northern Border Partners, L.P.        ------------
                                                             _____    Public
     TC PipeLines            Northern Border Intermediate           Unitholders
     Intermediate                 Limited Partnership              ------------
 Limited Partnership
----------------------      --------------------------------
  |                                       |
  |                                       |
  |                                       |
  |     -----------------------------------------------------------------
  |     |       |           |          |          |          |          |
  | 30% | 70%   | 100%      | 100%     | 100%     | 100%     | 100%     | 100%
  |     |       |           |          |          |          |          |
----------  ---------  ----------  ---------  ---------  ---------  ---------
Northwest    Viking    Midwestern  Crestone   Bear Paw    Border      Black
 Border       Gas         Gas       Energy     Energy    Midstream    Mesa
Pipeline     Trans-     Trans-     Ventures,   L.L.C.    Services,  Holdings,
Company     mission    mission      L.L.C.                 Ltd.        Inc.
            Company    Company
----------  ---------  ----------  ---------  ---------  ---------  ---------

-----------------
(1) TC PipeLines Intermediate Limited Partnership is a subsidiary of TC PipeLines, LP. TC PipeLines, LP is a publicly traded partnership whose general partner, TC PipeLines GP, Inc., is a wholly-owned subsidiary of TransCanada PipeLines Limited.

                  In addition to the distributions received by Northern Plains on its limited-partner interests, Northern Plains also receives an incentive distribution from Northern Border Partners as a result of its ownership of general-partner interests in Northern Border Partners. Under the incentive distribution provisions of the Northern Border Partners partnership agreement, the general partners are entitled to incentive distributions if the amount distributed in any quarter exceeds $0.605 per common unit ($2.42 per common unit annualized). The general partners are entitled to 15% of amounts distributed in excess of $0.605 per common unit, 25% of amounts distributed in excess of $0.715 per common unit ($2.86 per common unit annualized) and 50% of amounts distributed in excess of $0.935 per common unit ($3.74 per common unit annualized). The amounts that trigger incentive distributions at various levels are subject to adjustment in certain events, as described in the Northern Border Partners partnership agreement. The actual level of distributions Northern Plains will receive in the future will vary with the level


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
of distributable cash determined in accordance with the Northern Border Partners partnership agreement.

                  Northern Plains and Pan Border control 82.5% of the voting power on the Northern Border Partners partnership policy committee, which directs the activities of Northern Border Partners. The remaining 17.5% voting power on the Northern Border Partners partnership policy committee is held by Northwest Border Pipeline Company, a subsidiary of TransCanada PipeLines Limited. Pursuant to services and operating agreements, Northern Plains and NBP Services provide operating and administrative services to Northern Border Partners.

                  Northern Border Partners owns a 70% general-partner interest in Northern Border Pipeline. The remaining 30% general partner interest in Northern Border Pipeline is owned by TC Pipelines Intermediate Limited Partnership, a subsidiary of TC Pipelines, LP, a publicly-traded partnership. Northern Border Pipeline owns and manages a 1,249-mile natural gas pipeline system. The Northern Border Pipeline system consists of 822 miles of 42-inch diameter pipe from the Canadian border to Ventura, Iowa, capable of transporting a total of approximately 2.4 TBtu/d; 30-inch diameter pipe and 36-inch diameter pipe, each approximately 147 miles in length, capable of transporting approximately 1.5 TBtu/d in total from Ventura, Iowa to Harper, Iowa; 226 miles of 36-inch diameter pipe and 19 miles of 30-inch diameter pipe capable of transporting approximately 844 BBtu/d from Harper, Iowa to Manhattan, Illinois (Chicago area); and 35 miles of 30-inch diameter pipe capable of transporting approximately 545 BBtu/d from Manhattan, Illinois to a terminus near North Hayden, Indiana.

                  Along the Northern Border Pipeline system there are 16 compressor stations with a total of 499,000 hp and measurement facilities to support the receipt and delivery of gas at various points. Other facilities include four field offices and a microwave communication system with 51 tower sites. In the year ended December 31, 2002, Northern Border Partners estimated that Northern Border Pipeline transported approximately 20% of the total amount of natural gas imported from Canada to the United States.

                  The Northern Border Pipeline system serves more than 50 firm transportation shippers with diverse operating and financial profiles. Based upon shippers' contractual obligations, as of December 31, 2002, 91% of the firm capacity was contracted by producers and marketers. The remaining firm capacity was contracted to local distribution companies (6%), interstate pipelines (2%) and end-users (1%). Assuming no extensions of existing contracts or execution of new contracts, approximately 89% of Northern Border Pipeline's capacity is under contract through November 1, 2003, 64% through January 1, 2004, 85% through January 1, 2005 and 62% through January 1, 2006.

                  Midwestern, a subsidiary of Northern Border Partners, owns a 350-mile pipeline system extending from an interconnection with Tennessee Gas Transmission near Portland, Tennessee to a point of interconnection with several interstate pipeline systems near Joliet, Illinois. Midwestern's pipeline system serves markets in Chicago, Kentucky, southern Illinois and Indiana. Midwestern's pipeline system consists of 350 miles of 30-inch diameter pipe with a capacity of approximately 650 BBtu/d for volumes transported from Portland, Tennessee to the north. There are seven compressor stations with a total of 69,070 hp.



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

                  Effective January 17, 2003, Northern Border Partners acquired Viking, including a one-third interest in Guardian Pipeline L.L.C. from Xcel Energy Inc. The Viking pipeline system extends from an interconnection with TransCanada near Emerson, Manitoba to an interconnection with ANR Pipeline Company near Marshfield, Wisconsin. Viking also has interconnections with NNG and Great Lakes Gas Transmission to serve markets in Minnesota, Wisconsin and North Dakota. The Viking pipeline system consists of 499-miles of 24-inch diameter mainline pipeline with a design capacity of approximately 500 BBtu/d at the origin near Emerson, Manitoba and 300 BBtu/d at the terminus near Marshfield, Wisconsin, 95 miles of 24-inch mainline looping and 79 miles of smaller diameter lateral pipelines. There are eight compressor stations with a total of 68,650 hp. Based upon shipper contractual obligations as of December 31, 2002, approximately 72% of the firm transportation capacity is contracted by local distribution companies, 24% by marketers and 4% by end-users. Viking's source of gas supply is the western Canadian sedimentary basin.

                  Through its ownership of Bear Paw Energy, LLC and Crestone Energy Ventures, Northern Border Partners has ownership interests in gathering systems in the Powder River, Wind River and Williston basins and processing plants in the Wind River and Williston basins in the United States. Northern Border Partners also owns an interest in gathering pipelines in Alberta, Canada, through its subsidiary Border Midstream Services, Ltd. Northern Border Partners' subsidiary Black Mesa owns a 273-mile coal slurry pipeline and transports coal-water slurry via a pipeline in the Southwestern United States. Northern Border Partners' gas gathering and processing segment provides services for the gathering, treating, processing and compression of natural gas and the fractionation of NGLs for third parties and related field services. Northern Border Partners does not explore for, or produce, crude oil or natural gas, and does not own crude oil or natural gas reserves. Refer to Section XIV.H.1.f, "Expansion of Northern Border Partners' Midstream Gas Gathering Business" for further information.

                  Additional information concerning the business of Northern Border Partners is contained in Northern Border Partners' 2002 annual report on Form 10-K, quarterly report for the first quarter 2003 on Form 10-Q, current reports on Form 8-K, and the Form 424B filed with the SEC on May 21, 2003, which are available in the "Related Documents" section at http://www.enron.com/corp/por/. For financial information on Northern Border Partners, refer to the consolidated financial statements of Northern Border Partners and related Management's Discussion and Analysis of Financial Condition and Results of Operations included in Northern Border Partners' annual report on Form 10-K. The Debtors did not prepare these reports, but they contain information which may be relevant to the Creditors' decision to approve the Plan.

         3.       COMPETITION.

                  The interstate Pipeline Businesses compete with other pipeline companies for transportation customers on the basis of transportation rates, access to competitively priced supplies of natural gas in markets served by the pipelines, and the quality and reliability of transportation services. The competitiveness of transportation services on a given pipeline to any market is generally determined by the total delivered natural gas price from a particular supply basin to the market served by the pipeline. The cost of transportation on the pipeline is only one component of the total delivered cost.


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

                  Overall, the interstate Pipeline Businesses' transportation volumes are also affected by factors such as the availability and economic attractiveness of other energy sources. Hydroelectric generation, for example, may become available based on ample snowfall and displace demand for natural gas as a fuel for electric generation. In providing interruptible and short-term transportation service, the interstate Pipeline Businesses also compete with released capacity offered by shippers holding firm contract capacity on their pipelines.

                  A. TRANSWESTERN. Transwestern competes with several interstate pipelines to serve the California market. These major competitors are Pacific Gas and Electric-Gas Transmission Northwest Corporation, Kern River, El Paso Natural Gas and Southern Trails Pipeline Company. Pacific Gas and Electric-Gas Transmission Northwest Corporation transports western Canadian supplies and Kern River transports Rocky Mountain supplies to the California markets. Like Transwestern, El Paso Natural Gas transports southwest United States supplies from the San Juan, Permian and Anadarko basins to the California border. Southern Trails Pipeline Company carries approximately 80 BBtu/d from the San Juan area to the California border. Transwestern's pipeline capacity currently represents approximately 15% of the available pipeline capacity to the California markets. Transwestern and El Paso Natural Gas are the only interstate pipelines that currently serve the Arizona and New Mexico markets.

                  Kern River has completed an expansion that increased its capacity capable of reaching the California border by approximately 900 BBtu/d. The Kern River expansion was placed in-service May 1, 2003. El Paso Natural Gas received FERC approval to complete its "Power Up" Project adding additional transportation capacity of 320 BBtu/d to the California border by April 1, 2005. When the primary term of Transwestern's firm contracts expire, competition from Kern River and El Paso Natural Gas may have a material adverse effect on Transwestern's ability to extend its contracts at maximum tariff rates. Refer to
Section XIV.H.1.d, "Maintenance and Expiration of Transportation Service Agreements" for further information.

                  B. CITRUS. Historically, the Florida Gas pipeline system has been the only interstate natural gas pipeline system serving peninsular Florida. This changed on May 28, 2002 when Phase I of the Gulfstream expansion was placed into service. Gulfstream is sponsored by a joint venture of Duke Energy Corporation and The Williams Companies. According to Gulfstream's press releases, Phase I of the Gulfstream project consists of a 581-mile pipeline system that originates near Pascagoula, Mississippi and Mobile, Alabama and traverses the Gulf of Mexico to Florida, coming onshore near Tampa in Manatee County, Florida. Gulfstream's filings with FERC report that Gulfstream has firm contracts for over approximately 300 BBtu/d on a pipeline with a certificated capacity of approximately 1 TBtu/d. CrossCountry understands that Gulfstream has direct connections with six of Florida Gas's customers.

                  Gulfstream has interconnects with Florida Gas's pipeline system in Hardee and Osceola Counties, Florida. Gulfstream has proposed a Phase II expansion across central Florida, which would ultimately extend its pipeline system to Palm Beach County. Gulfstream's Phase II expansion was originally scheduled to be placed into service on or about June 1, 2003, but Gulfstream has delayed the Phase II expansion in-service date.


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
                  In a May 30, 2003 press release, Gulfstream announced the execution of a 23-year firm transportation agreement with Florida Power & Light Company in which Gulfstream will provide up to 350 BBtu/d of firm gas transportation service for their planned Martin and Manatee repowering projects in mid-2005.

                  Gulfstream's primary future target markets are expected to be gas-fired electric generation projects that are anticipated to be developed over the next 10 years. Gulfstream's proposed tariff rates after the completion of its Phase II expansion are expected to be comparable to Florida Gas's incrementally priced firm transportation service rate schedule (FTS-2). Gulfstream may directly compete with Florida Gas to serve several customers. This would not affect the collection of the reservation revenues on Florida Gas's current contracts, but it could impact the usage of Florida Gas's facilities. CrossCountry believes that Florida Gas's contracts expiring prior to 2015 (FTS-1 contracts) will not be materially impacted by Gulfstream, as the reservation rates under these contracts are lower than Gulfstream's current tariff. However, when the primary terms of the first FTS-2 contracts expire in 2015, competition from Gulfstream may have a material adverse effect on Florida Gas's ability to extend such contracts at maximum tariff rates. Refer to Section XIV.H.1.d, "Maintenance and Expiration of Transportation Service Agreements" for further information.

                  Florida Gas also serves the Florida panhandle, where it competes with Gulf South Pipeline Company and the natural gas transportation business of the South Georgia system, which is owned by Southern Natural Gas. Florida Gas faces additional competition to a lesser degree, from alternate fuels, including residual fuel oil, in the Florida market, as well as from proposed LNG facilities.

                  C. NORTHERN PLAINS. Northern Border Pipeline and Viking compete with other pipeline companies that transport natural gas from the western Canadian sedimentary basin or that transport natural gas to end-use markets in the midwest United States. Their competitive positions are affected by the availability of Canadian natural gas for export, the availability of other sources of natural gas and demand for natural gas in the United States. Demand for transportation services on these pipeline systems is affected by natural gas prices, the relationship between export capacity and production in the western Canadian sedimentary basin, and natural gas shipped from producing areas in the United States. Shippers of natural gas produced in the western Canadian sedimentary basin also have other options to transport Canadian natural gas to the United States; including transportation on the Alliance Pipeline and TransCanada's pipeline system, through various interconnects with U.S. interstate pipelines or to markets on the west coast of the United States.

                  Midwestern can receive and deliver gas at either end of its pipeline system, which makes it a header pipeline system. Consequently, Midwestern faces competition from multiple supply sources and interstate pipelines. In the Chicago market, Midwestern competes with pipelines transporting gas from the Gulf Coast and the mid-continent and gas sourced from Canada. In the Indiana and Western Kentucky markets, Midwestern competes primarily against pipelines transporting gas from the Gulf Coast and mid-continent into these markets.



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

         4.       DEMAND FOR NATURAL GAS PIPELINE TRANSPORTATION CAPACITY

                  The long-term financial condition of the Pipeline Businesses is dependent on the continued availability of economic natural gas supplies. Natural gas reserves may require significant capital expenditures by others for exploration and development drilling and the installation of production, gathering, storage, transportation and other facilities that permit natural gas to be produced and delivered to pipelines that interconnect with the Pipeline Businesses' pipeline systems. Low prices for natural gas, regulatory limitations or the lack of available capital for these projects could adversely affect the development of additional reserves and the production, gathering, storage and pipeline transmission of natural gas supplies.

                  Each of the interstate Pipeline Businesses also depends on the level of demand for natural gas in the markets the interstate Pipeline Businesses serve. The volumes of natural gas delivered to these markets from other sources affect the demand for both the natural gas supplies and the use of the pipeline systems. Demand for natural gas to serve other markets also influences the ability and willingness of shippers to use the interstate Pipeline Businesses' systems to meet demand in the markets that the interstate Pipeline Businesses serve.

                  A variety of factors could affect the demand for natural gas pipeline capacity in the markets that the interstate Pipeline Businesses serve. These factors include:

         -        economic conditions;

         -        fuel conservation measures;

         -        alternative energy availability and prices;

         -        gas storage inventory levels;

         -        climatic conditions;

         -        government regulation; and

         - technological advances in fuel economy and energy generation devices.

                  The interstate Pipeline Businesses' primary exposure to market risk occurs at the time existing transportation contracts expire and are subject to renegotiation. A key determinant of the value that customers can realize from firm transportation on a pipeline is the basis differential or market price spread between two points on the pipeline and/or competition from other pipelines or other fuels. The difference in natural gas prices between the points along the pipeline where gas enters and where gas is delivered represents the gross margin that a customer can expect to achieve from holding transportation capacity at any point in time. This margin and its variability become important factors in determining the rates customers are willing to pay when they renegotiate their transportation contracts. The basis differential between markets can be affected by trends in production, available capacity, storage inventories, weather and general market demand in the respective areas.

                  CrossCountry cannot predict whether these or other factors will have an adverse effect on demand for use of the interstate Pipeline Businesses to be contributed to CrossCountry


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or how significant that adverse effect could be. Refer to Section XIV.H.1.i,
"Significant Decrease in Demand for Natural Gas" for further information.

         5.       SEASONALITY

                  Transwestern's demand is not distinguished by strong seasonal patterns. Demand for delivery capacity to the western market is impacted by natural gas requirements for electric generation in the Southwest region, which can be significantly impacted by high/low hydro-electric power generation levels available from the Pacific Northwest. Management of storage fields in California allow utilities to levelize peak demand for natural gas. Demand for delivery capacity to the eastern market can be impacted by electric generation gas requirements in the Texas intrastate markets for summer air conditioning loads and by demand for winter heating gas requirements in the Midwestern markets. With minor exceptions, Transwestern's long-term transportation agreements are not subject to seasonal fluctuations in demand revenues.

                  Florida Gas has experienced significant fluctuation in seasonal demand for natural gas transportation into Florida, with historically the highest throughput occurring from May through September. Florida Gas's contracted for base capacity peaks in the summer to coincide with the electric load needed to provide air conditioning in the Florida market. In spite of seasonal fluctuations, Florida Gas's pipeline system has consistently exceeded an annual pipeline throughput load factor of over 85%. However, because of the straight-fixed variable (SFV) rate design implemented in 1993, these seasonal fluctuations have not had a material impact on Florida Gas's revenues or net income. For the last several years, the higher cost of competing fuel to Florida Gas's customers has created additional demand for natural gas, and the pipeline throughput has remained at high levels effectively year round; however, price differentials between competing fuels and natural gas fluctuate on a periodic basis. CrossCountry cannot predict whether or to what extent these conditions will continue.

                  Throughput on Northern Border Partners' pipelines may experience seasonal fluctuations depending upon the level of winter heating load demand or summer electric generation usage in the markets served by the pipeline systems. However, since approximately 98% of the agreed upon cost of service for these pipelines is attributable to demand charges, Northern Border Partners' revenues are not impacted materially by such seasonal throughput variations.

         6.       REGULATORY ENVIRONMENT

                  The interstate Pipeline Businesses to be contributed to CrossCountry pursuant to the formation transactions are regulated by FERC under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978. Generally, FERC's authority extends to:

         -        transportation of natural gas;

         -        rates and charges;

         -        certification and construction or acquisition of facilities;

         -        abandonment of facilities;


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

         -        initiation and discontinuation of service;

         -        maintenance of accounts and records;

         - relationships between pipelines and their marketing affiliates;

         -        terms and conditions of service; and

         -        depreciation and amortization policies.

                  FERC regulates the rates and charges for transportation in interstate commerce. Natural gas companies may not charge rates exceeding rates determined to be just and reasonable by FERC. Generally, rates for interstate pipelines are based on the applicable pipeline's cost of service, including recovery of, and a return on, the pipeline's actual historical net investment. In addition, FERC prohibits natural gas companies from unduly preferential or discriminatory treatment of any person with respect to pipeline rates or terms and conditions of service. Some types of rates may be discounted without further FERC authorization and rates may be negotiated subject to FERC approval. The rates and terms and conditions for service are found in FERC approved tariffs. Under its tariff, an interstate pipeline is allowed to charge for its services on the basis of stated transportation rates. Transportation rates are established periodically in FERC proceedings known as rate cases. The tariff also allows the interstate pipeline to provide services under negotiated and discounted rates.

                  The fees or rates established under the interstate Pipeline Businesses' tariffs are a function of their costs of providing services to their customers, including a reasonable return on invested capital; consequently, their financial results have historically been relatively stable. However, these results can be subject to volatility due to factors such as weather, changes in natural gas prices and market conditions, regulatory actions, competition and the creditworthiness of customers. From time to time, the interstate Pipeline Businesses file to make changes to their tariffs to clarify provisions, to reflect current industry practices and to reflect recent FERC changes in regulations and other rulings. Refer to Section XIV.H.1.c, "FERC Imposed Tariff Adjustments" for further information.

                  FERC Order No. 636 required interstate natural gas pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services. In addition Order No. 636 required pipelines to provide comparable transportation and storage services with respect to all natural gas supplies, whether such natural gas is purchased from the pipeline or from other merchants such as marketers or producers. Each interstate natural gas pipeline is required to separately state the applicable rates for each unbundled service. Except for certain marketing subsidiaries, the Pipeline Businesses proposed to be contributed to CrossCountry pursuant to the formation transactions do not provide merchant services, except for Transwestern, which provides sales service to certain small customers.

                  On February 9, 2000, FERC issued Order No. 637, which amended specified regulations governing interstate natural gas transmission companies in response to the development of more competitive markets for natural gas and the transportation of natural gas.


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
Among other things, FERC Order No. 637 revised FERC pricing policy by waiving price ceilings for short-term released interstate pipeline transportation capacity for a two-year period (which expired on September 30, 2002), and effected changes in FERC regulations relating to interstate transportation scheduling procedures, capacity segmentation, pipeline penalties, rights of first refusal and information reporting. Most major aspects of Order No. 637 are pending judicial review. It is uncertain whether and to what extent FERC's market reforms will survive judicial review and, if so, whether FERC's actions will achieve the goal of further increasing competition in natural gas markets. The final rule also required the posting of corporate and pipeline organizational charts, names, and job descriptions. The reporting requirements became effective September 1, 2000.

                  The interstate Pipeline Businesses are also subject to the requirements of FERC Order Nos. 497 and 566, which prohibit preferential treatment by an interstate natural gas pipeline of its marketing affiliates and govern the information an interstate natural gas pipeline can provide to its marketing affiliates. On September 27, 2001, FERC issued a NOPR in Docket No. RM01-10 in which it proposed new standards of conduct that would apply uniformly to natural gas pipelines and public utilities transmitting electricity. FERC is proposing one set of standards to govern relationships between such regulated natural gas and electric transmission providers and all energy affiliates. Should a final rule be issued in this proceeding, the interstate Pipeline Businesses to be contributed to CrossCountry pursuant to the formation transactions may be subject to standards that could result in additional costs and separation of functions and staffing with its affiliates. In May 2002, FERC held a technical conference on the proposed rulemaking. To date, FERC has not acted on the proposal.

                  On July 17, 2002, FERC issued a Notice of Inquiry Concerning Natural Gas Pipeline Negotiated Rate Policies and Practices. FERC is currently evaluating its negotiated rate program, including whether or not a pipeline's recourse rate (a cost-of-service based rate) continues to safeguard against a pipeline exercising market power, as well as other issues related to negotiated rate programs. The outcome of this inquiry may change the existing FERC policy concerning the types of negotiated rates that it allows and may have an undetermined impact on the pricing practices for a pipeline's transportation services.

                  Recent FERC orders in proceedings involving other natural gas pipelines have addressed certain aspects of the pipelines' creditworthiness provisions set forth in their tariffs. In addition, industry groups such as the Northern American Energy Standards Board are studying creditworthiness standards and may recommend that FERC promulgate changes in such standards on an industry-wide basis. The enactment of some of these recommendations may have the effect of easing certain creditworthiness standards and parameters currently reflected in the interstate Pipeline Businesses' tariffs. Recent FERC orders have indicated, however, that pipelines are free to negotiate credit terms relative to the construction of new facilities by a pipeline, which are then effective for the term of the contract and are not superceded by tariff provisions once the facilities are completed. At this stage of the rulemaking proceedings, however, CrossCountry cannot predict what changes may be required, if any, or the ultimate impact, if any, such changes would have on the Pipeline Businesses.

                  On August 1, 2002, FERC issued a NOPR regarding the regulation of cash management and is proposing to establish limits on the amount of funds that can be transferred


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from a regulated subsidiary to its non-regulated parent. The proposed rules would require that all cash management or money pool arrangements between a FERC-regulated subsidiary and a non-FERC-regulated parent be in writing, and set forth: (1) the duties and responsibilities of cash management participants and administrators; (2) the methods of calculating interest and for allocating interest income and expenses; and (3) the restrictions on deposits or borrowings by money pool members. The proposed regulations would also require specified documentation for all deposits into, borrowings from, interest income from, and interest expenses related to, these arrangements. Finally, the NOPR proposed that, as a condition of participating in a cash management or money pool arrangement, a FERC-regulated entity must maintain a minimum proprietary capital balance of 30%, and a FERC-regulated entity and its parent must maintain investment grade credit ratings. FERC held a public conference on September 25, 2002 to discuss the issues raised in the comments. Representatives of companies from the gas and electric industries participated on a panel and uniformly agreed that the proposed regulations should be revised substantially and that the proposed capital balance and investment grade credit rating requirements would be excessive. At this time, CrossCountry cannot predict the outcome of this rulemaking proceeding.

                  Also on August 1, 2002, FERC's Chief Accountant issued an Accounting Release providing guidance on how companies should account for money pool arrangements and the types of documentation that should be maintained for these arrangements. However, the Accounting Release did not address the proposed requirement that a FERC-regulated entity maintain a minimum proprietary capital balance of 30% and that the entity and its parent have investment-grade credit ratings. Requests for rehearing were filed on August 30, 2002. FERC has not yet acted on the rehearing requests. Although it cannot predict the outcome of the rehearing, CrossCountry does not expect that FERC's proposed accounting rules/guidance will have a material adverse impact on the interstate Pipeline Businesses' cash management practices.

                  The Pipeline Safety Improvement Act of 2002, Public Law 107-355, was signed into law on December 17, 2002, providing guidelines in the areas of risk analysis and integrity management, public education programs, verification of operator qualification programs and filings with the National Pipeline Mapping System. The Pipeline Safety Improvement Act of 2002 requires pipeline companies to perform integrity assessments on pipeline segments that exist in high population density areas or near specifically identified sites that are designated as high consequence areas. Pipeline companies are required to perform the integrity assessments within ten years of the date of enactment and must perform subsequent integrity assessments on a seven-year cycle. At least 50% of the highest risk segments must be assessed within five years of the enactment date. The risk ratings are based on numerous factors, including the population density in the geographic regions traversed by a particular pipeline, as well as other factors related to the condition of the pipeline and its protective coating and the pipeline segment's susceptibility or vulnerability to various other integrity threats, such as third-party damage. Assessments will consist of hydrostatic testing, internal electronic testing, or direct assessment of the piping. In addition, within one year of the law's enactment, the Pipeline Businesses' operator qualification programs, in force since the mandatory compliance date of October 2002, must also conform to standards the DOT is responsible for providing. The regulations implementing the Pipeline Safety Improvement Act of 2002 are not yet final. Rules on integrity management, direct assessment usage, and the operator qualification standards are mandated by the Pipeline Safety Improvement Act of 2002 to be completed by December 17, 2003. CrossCountry cannot


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predict the outcome or impact of these rules and regulations. The interstate
Pipeline Businesses have made the required filings with the national Pipeline Mapping System, and have reviewed and revised their Public Education Program, both as required by the Pipeline Safety Improvement Act of 2002.

                  Additional proposals that might affect the natural gas pipeline industry are considered from time to time by Congress, FERC, the DOT, other Federal agencies, state regulatory bodies and the courts. CrossCountry cannot predict when or if any new proposals might be implemented or, if so, how CrossCountry's Pipeline Businesses might be impacted.

                  A. TRANSWESTERN. In January 2002, FERC initiated an audit of Transwestern's compliance with FERC's accounting and reporting requirements and regulations, including requirements and regulations relating to cash management practices. It is currently not known what further information, if any, will be requested in connection with such audit or what the ultimate conclusions or results of such audit will be.

                  On July 27, 1995 and on October 16, 1996, respectively, FERC approved Transwestern's 1995 Global Settlement and 1996 Mini-Settlement (Docket Nos. RP95-271, et al.) resolving all issues related to Southern California Gas's turnback of capacity, all outstanding issues in the Transwestern's Order 636 restructuring proceeding, its pending certificate proceedings relating to the abandonment of gathering facilities and other rate proceedings. The Global and Mini-Settlements established rates applicable to seven shippers (or their successors) specified as Current Firm Customers in Transwestern's tariff. The rates applicable to the Current Firm Customers were originally lower than the maximum tariff rates applicable to other customers, but escalate each year based on inflation, with a minimum annual increase of 2% and a maximum annual increase of 5%. The Global Settlement also provided that, effective November 1, 2001, Transwestern would be at risk for recovery of all costs assigned to unsubscribed capacity.

                  Transwestern has completed its transition under Order No. 636, unbundling its transportation services and eliminating its sales service obligation as required by Order 636. Transwestern's tariff formula was designed to recover a cost of service that would reflect an 11.50% return on equity with a pre-tax return of 14.65%. These returns were part of Transwestern's 1994 rate case settlement.

                  In Order No. 637, FERC made changes to its current regulatory model to enhance the effectiveness and efficiency of gas markets as they have evolved since Order No. 636. On August 17, 2000, and again on December 21, 2002, Transwestern filed changes to its tariff to comply with Order No. 637. In an order issued October 10, 2002, FERC found that Transwestern had generally complied with Order No. 637 and required Transwestern to file tariff sheets in compliance with the October 10, 2002 Order. On November 12, 2002, Transwestern made its filing in compliance with the October 10, 2002 Order. The compliance filing was accepted by a FERC order issued on December 30, 2002 with tariff sheets effective January 1, 2003.

                  In February 2001, Transwestern filed negotiated rate transactions in Docket Nos. RP97-288-009, 010, 011 and 012 with Sempra Energy Trading and Richardson Products


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Company containing index based rates. On March 2, 2001, FERC issued an order accepting Transwestern's negotiated rates transactions in the above-referenced proceedings, subject to refund and subject to a further FERC order on the merits. On July 26, 2001, FERC issued an order setting these proceedings for an expedited hearing, which was held on August 29, 2001. Based on the testimony and other evidence presented at the hearing, the presiding administrative law judge issued findings of fact and law favorable to Transwestern. Subsequent to the filing of these negotiated rate transactions, Transwestern filed additional negotiated rate transactions in other dockets. FERC also accepted those transactions, subject to refund and subject to the outcome of the proceedings in Docket Nos. RP97-288-009, 010, 011 and 012. On July 17, 2002, FERC issued an order that rejected the findings of the administrative law judge and that required Transwestern to refund the amounts by which the negotiated rate transactions with Sempra Energy Trading and Richardson Products Company exceeded Transwestern's applicable maximum tariff rates. In the order, FERC states that Transwestern violated the terms of its FERC gas tariff and its website. The focus of the order was Transwestern's pricing of transportation service based on differentials in commodity price indices. FERC precluded Transwestern from entering into new contracts priced on that basis for a one-year period (this period expires on July 17, 2003). Transwestern subsequently negotiated with its customers a settlement of all pending negotiated rate proceedings with the exception of the rate proceedings in connection with the Red Rock expansion project. This settlement has been approved by FERC and Transwestern made the refunds of approximately $9.9 million (including interest of $1.1 million), required by the settlement on March 14, 2003.

                  The Red Rock expansion contracts provide for a one part fixed demand rate that is not tied to differentials in commodity price indices. Although the Red Rock expansion contracts do not involve index-based pricing, they do provide for pricing in excess of Transwestern's maximum rates. If FERC changes its current policy permitting such pricing, Transwestern may be required to modify the rates payable under those agreements and make refunds of amounts already collected in excess of maximum tariff rates.

                  On March 29, 2001, Transwestern filed with FERC a Section 7(b)/7(c) application for Transwestern's Red Rock expansion requesting permission and approval to: (1) abandon in-place existing units totaling 49,500 hp at Transwestern's pipeline Stations 1, 2, 3, and 4, and (2) install a 41,500 hp unit at each station, resulting in approximately 150,000 MMBtu/d of incremental firm capacity from Thoreau, New Mexico to the California border. Transwestern received a FERC order dated July 16, 2001 approving its application request, and commenced construction on December 26, 2001. On November 26, 2001, Transwestern filed a request with FERC to extend the construction completion date for Station 4 to July 16, 2003. Transwestern does not anticipate that it will place Station 4 in-service under this authorization. The Red Rock expansion was placed in-service on June 15, 2002.

                  On August 1, 2002, FERC issued an Order to Respond in Docket No. IN02-6-000. The August 1, 2002 Order required Transwestern to provide, within 30 days of the date of the August 1, 2002 Order, written responses stating why FERC should not find that Transwestern: (1) violated FERC's Uniform System of Accounts by failing to maintain written cash management agreements with their parent company; (2) acted imprudently in entering into certain secured loan arrangements; and (3) should be prohibited from passing costs arising from such loans and arrangements on to ratepayers in future rate proceedings before FERC. On


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
September 3, 2002, Transwestern filed a written response with FERC. On October 31, 2002, FERC issued an Order Approving Stipulation and Consent Agreement approving a Stipulation and Consent Agreement between FERC's Chief Accountant, Division of Enforcement and Investigations, Office of Market Oversight and Investigations, and Transwestern. The stipulation provides, among other things, that: (a) Transwestern will comply with the final rule regarding written cash management practices resulting from FERC's NOPR, Regulation of Cash Management Practices, in Docket No. RM02-14-000 issued August 1, 2002; (b) Transwestern will not include the costs associated with the $550 million loan entered into by Transwestern on November 13, 2001 in any future rate proceedings before FERC; and (c) FERC reserves the right to determine, in any future proceeding under
Section 4 of the Natural Gas Act, whether the costs associated with any future refinancing of the $550 million loan entered into by Transwestern on November 13, 2001 are just and reasonable.

                  On November 21, 2002, the "Indicated Shippers" filed a request for clarification and/or rehearing of the October 31, 2002 Order. The Indicated Shippers contend that language in the October 31, 2002 Order is inconsistent with the terms of the stipulation. Specifically, the Indicated Shippers argue that certain language in the October 31, 2002 Order would preclude Transwestern from passing through to its rate payers the costs of any refinancing or replacement of the original $550 million loan, while the stipulation itself contains no such prohibition. On December 2, 2002, Transwestern filed a response to the Indicated Shippers' pleading, which sets forth Transwestern's arguments that there is no such inconsistency, and, alternatively, if such an inconsistency does exist, it must be resolved in favor of the language in the stipulation. FERC has not yet acted on either the Indicated Shippers' request for clarification and/or rehearing or Transwestern's response to such request.

                  Transwestern has entered into compression services agreements with ECS, a non-Debtor ENE affiliate, and continues to perform under the terms of such agreements. The agreements require Transwestern to pay ECS a compression service charge in cash and in volumes of natural gas to provide electric horsepower capacity and related horsepower hours to be used to operate the Bisti, Bloomfield and Gallup electric compressor stations located in New Mexico. ECS is required to pay Transwestern a monthly operating and maintenance fee to operate and maintain the facilities. On March 26, 2003, FERC issued a show cause order to ECS that requires ECS to demonstrate why it did not violate the terms of its blanket natural gas marketing authorization from FERC when ECS allegedly engaged in certain transactions on the EnronOnline(R) electronic trading platform. If ECS fails to demonstrate that it did not violate the terms of such authorization, this could have a material impact on ECS's ability to perform under its compression services agreements with Transwestern, since a significant portion of the consideration that Transwestern pays to ECS under such agreements is in the form of natural gas that is delivered to ECS and that ECS resells to third parties under such FERC authorization. On June 25, 2003, FERC issued an order that revoked ECS's blanket authorization. However, this order also provided ECS limited authorization for the sole use of marketing gas entitlements accrued under ECS's existing compression services agreements, which include the agreements ECS has entered into with Transwestern.

                  Under the terms of Transwestern's 1995 Global Settlement and 1996 Mini-Settlement discussed above, Transwestern is required to file a rate case with FERC to become


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effective no later than November 2006. Refer to Section XIV.H.1.c, "FERC Imposed
Tariff Adjustments" for further information about the risks inherent in FERC rate reviews.

                  B. CITRUS. In a series of orders issued in 1993, FERC approved Florida Gas's FERC Gas Tariff, Third Revised Volume No. 1, pursuant to which Florida Gas implemented the provisions of FERC Order No. 636 on November 1, 1993. The Order No. 636 tariff provided for unbundled firm and interruptible transportation services in Florida Gas's Western Division (Texas, Louisiana, Mississippi and Alabama) and Florida Gas's Market Area (Florida) and implemented the SFV rate design required by Order 636.

                  Florida Gas is currently subject to an audit by FERC of Florida Gas's compliance with FERC's accounting and reporting requirements and regulations, including, without limitation, requirements and regulations relating to cash management practices. FERC has submitted numerous data requests as part of that audit, and Florida Gas has responded to each of those data requests. It is currently not known whether the audit has been completed or what further information, if any, may be requested in connection with such audit or what the ultimate conclusions or results of such audit will be.

                  On March 1, 1995, Florida Gas placed into service its Phase III Expansion, which increased Florida Gas's market area capacity by approximately 530 BBtu/d to a total of approximately 1.4 TBtu/d. Because the cost of the much needed expansion, if rolled into existing rates, would have resulted in a rate increase to existing customers disproportionate to benefits they received, firm market area transportation service through the additional capacity is provided pursuant to an incrementally priced rate schedule, FTS-2. Florida Gas maintains separate accounting records and establishes separate maximum tariff rates for service through the capacity existing prior to the Phase III Expansion and for service through the capacity created by the Phase III Expansion and subsequent expansions.

                  Florida Gas currently offers firm and interruptible transportation service in its Western Division under Rate Schedules FTS-WD and ITS-WD, respectively. Florida Gas offers firm transportation service into its Market Area under Existing System Rate Schedules SFTS (for certain small customers) and FTS-1, and under Incremental System Rate Schedule FTS-2. In addition, Florida Gas offers market area interruptible transportation under Rate
Schedule ITS-1. Florida Gas also offers a system-wide balancing service, when operating conditions permit, under Rate Schedule PNR.

                  Florida Gas's currently effective maximum tariff rates were established pursuant to the settlement of Florida Gas's Natural Gas Act Section 4 rate case filed in Docket No. RP96-366. Customers receiving service under Rate Schedule FTS-2, however, are being charged rates that currently are less than the maximum tariff rates applicable to Rate Schedule FTS-2 as a result of a discount agreed to in the settlement reached in Florida Gas's Phase IV Expansion proceeding and provisions in FERC orders in subsequent expansion proceedings. Pursuant to the rate case settlement and the Phase IV Settlement, Florida Gas must file a Natural Gas Act Section 4 rate case on or before October 1, 2003.

                  On December 1, 1998, Florida Gas filed a Natural Gas Act
Section 7 certificate application with FERC in Docket No. CP99-94-000 to construct 205 miles of pipeline in order to


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extend the pipeline to Ft. Myers, Florida and to expand capacity by approximately 272,000 MMBtu/d (Phase IV Expansion). Expansion costs were estimated at $351 million. Florida Gas requested that expansion costs be rolled into the rates applicable to FTS-2 (Incremental Expansion) service. On June 2, 1999, Florida Gas filed a Stipulation and Agreement (Phase IV Settlement) which resolved all non-environmental issues raised in the certificate proceeding and modified the Rate Case Settlement to provide that Florida Gas cannot file a general rate case to increase its base tariff rates prior to October 1, 2001 (except in certain limited circumstances), and must file no later than October 1, 2003. The Phase IV Settlement was approved by FERC by order issued July 30, 1999, and became effective thirty days after the date that Florida Gas accepted an order issued by FERC approving the Phase IV Expansion project.

                  On August 23, 1999, Florida Gas amended its application on file with FERC to eliminate a portion of the proposed facilities (that would be delayed until the Phase V Expansion). The amended application reflected the construction of 139.5 miles of pipeline and an expansion of capacity in order to provide incremental firm service of approximately 196,405 MMBtu on an average annual day, with estimated project costs of $262 million. The Phase IV Expansion was approved by a FERC order issued February 28, 2000, and accepted by Florida Gas on March 29, 2000. The Phase IV Expansion was placed in service on May 1, 2001. Total costs through December 31, 2002 were $244 million.

                  On December 1, 1999 Florida Gas filed a Natural Gas Act
Section 7 certificate application with FERC in Docket No. CP00-40-000 to construct 215 miles of pipeline and 90,000 hp of compression and to acquire an undivided interest in the existing Mobile Bay Lateral owned by Koch Gateway Pipeline Company (now Gulf South Pipeline Company, LP), in order to expand the system capacity to provide incremental firm service to several new and existing customers of approximately 270,000 MMBtu on an average annual day (Phase V Expansion). Expansion and acquisition costs were estimated at $437 million. Florida Gas requested that expansion costs be rolled into the rates applicable to FTS-2 (Incremental Expansion) service. On August 1, 2000, and September 29, 2000, Florida Gas amended its application on file with FERC to reflect the withdrawal of two customers, the addition of a new customer and to modify the facilities to be constructed. The amended application reflected the construction of 167 miles of pipeline and 133,000 hp of compression to create additional capacity to provide approximately 306 MMBtu/d of incremental firm service. The estimated cost of the revised project was $462 million. The Phase V Expansion was approved by FERC order issued July 27, 2001, and accepted by Florida Gas on August 7, 2001. Portions of the project were placed in service from December 2001 through December 2002, with the remainder of the Phase V Expansion placed in service in April 2003. Total costs through May 2003 were $408 million.

                  On November 15, 2001, Florida Gas filed a Natural Gas Act
Section 7 certificate application with FERC in Docket No. CP02-27-000 to construct 33 miles of pipeline and 18,600 hp of compression in order to expand the system to provide incremental firm service to several new and existing customers of approximately 85,000 MMBtu on an average annual day. Expansion costs are estimated at $105 million. Florida Gas requested the expansion costs be rolled into rates applicable to FTS-2 service. The application was approved by FERC order issued on June 13, 2002, and accepted by Florida Gas on July 19, 2002. Clarification was granted and a rehearing request of a landowner was denied by FERC Order of September 3, 2002. Construction is underway, and the first phase of the Phase VI Expansion was placed in-


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service on June 1, 2003. The remainder of the Phase VI Expansion is anticipated to be placed fully in service on schedule by November 2003.

                  By order on rehearing issued February 26, 2003, in Florida Gas's Order No. 637 compliance, FERC determined that Florida Gas must revise its tariff to afford within-the-path alternate nominations (which provides shippers the option to ship their gas to a more distant point at no incremental charge) a higher scheduling priority, but allowed Florida Gas to delay such filing until its Natural Gas Act Section 4 Rate Case, which must be filed on or before October 1, 2003. The February 26 Order also required Florida Gas to file tariff revisions within fifteen days to permit shippers to release capacity outside of the shippers' primary capacity paths.

                  On March 6, 2003, Florida Gas filed a Motion for Extension of Time requesting that Florida Gas be allowed to delay the tariff filing until its next Natural Gas Act Section 4 rate case so that these changes, as well as the within-the-path scheduling priorities, could be considered in the overall context of cost allocation and rate design. FERC granted the request on March 18, 2003. Rehearing of the February 26 Order was sought on one issue and is pending. Florida Gas and several customers have filed petitions with the D.C. Circuit Court for review of these Order No. 637 compliance orders, docketed as City of Tallahassee, et al. v. FERC, No. 03-1116, et al. In addition, clarification of such order was also requested by a Florida Gas customer, and such request is pending.

                  On March 26, 2003, FERC issued an order in Docket No. RP03-311, requiring Citrus Trading to show cause as to why its blanket sales certificate should not be revoked, referring vaguely to price manipulation allegations (relating to 2000-2001 California market transactions and certain trading activities on July 19, 2001 which occurred on EnronOnline(R), as contained in a FERC staff report that does not mention Citrus Trading). Citrus Trading filed its response on April 16, 2003, and, among other things, argued that the FERC order violates due process, because no specific allegations are made against Citrus Trading, and since Citrus Trading has never sold gas into the California market nor has it ever made trades on EnronOnline(R). Citrus Trading has requested that it be dismissed from the show cause proceeding. By order issued June 25, 2003, FERC dismissed Citrus Trading from the proceeding, taking no action against it. Refer to Section IX.C, "Legal Proceedings" for further information. Florida Gas is required under prior settlements to file a rate case with FERC to become effective no later than October 2003. Refer to
Section XIV.H.1.c, "FERC Imposed Tariff Adjustments" for further information about the risks inherent in FERC rate reviews.

                  C. NORTHERN PLAINS. Approximately 98% of the agreed upon cost of service for Northern Border Partners' interstate pipelines is attributed to demand charges. The remaining 2% is attributed to commodity charges based on the volumes of gas actually transported. Under the terms of settlement in Northern Border Pipeline's 1999 rate case, neither Northern Border Pipeline nor its existing shippers can seek rate changes until November 1, 2005, at which time Northern Border Pipeline must file a new rate case. Midwestern and Viking are under no obligation to file new rate cases, but may do so at their discretion if they decide to seek a rate increase. Prior to a future rate case, Northern Border Partners' pipelines will not be permitted to increase rates if costs increase, nor will they be required to reduce rates based on cost savings. As a result, these businesses' earnings and cash flow will depend on future costs,


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contracted capacity, the volumes of gas transported and their ability to recontract capacity at acceptable rates.

                  Until new transportation rates are approved by FERC, Northern Border Partners' pipelines continue to depreciate their transmission plants at FERC-approved depreciation rates. For Northern Border Partners' pipelines, the annual depreciation rates on transmission plants in service are 2.25% for Northern Border Pipeline, 1.9% for Midwestern and 2.0% for Viking. In order to avoid a decline in the transportation rates established in future rate cases as a result of accumulated depreciation, the interstate pipeline must maintain or increase its rate base by acquiring or constructing assets that replace or add to existing pipeline facilities or by adding new facilities.

                  In Northern Border Pipeline's 1995 rate case, FERC addressed the issue of whether the federal income tax allowance included in Northern Border Pipeline's proposed cost of service was reasonable in light of previous FERC rulings. In those rulings, FERC held that an interstate pipeline is not entitled to a tax allowance for income attributable to limited partnership interests held by individuals. The settlement of Northern Border Pipeline's 1995 rate case provided that, until at least December 2005, Northern Border Pipeline could continue to calculate the allowance for income taxes in the manner it had historically used. In addition, a settlement adjustment mechanism was implemented, which effectively reduces the return on rate base. These provisions of the 1995 rate case were maintained in the settlement of Northern Border Pipeline's 1999 rate case.

                  Northern Border Partners' pipelines also provide interruptible transportation service. The maximum rate that may be charged to interruptible shippers is calculated as the sum of the firm transportation maximum reservation charge and commodity rate. Under its tariff, Northern Border Pipeline shares net interruptible transportation service revenue and any new services revenue on an equal basis with its firm shippers through October 31, 2003. However, Northern Border Pipeline is permitted to retain revenue from interruptible transportation service to offset any decontracted firm capacity. Neither Midwestern nor Viking share revenue from interruptible transportation service with firm shippers.

                  From time to time, Northern Border Partners' pipelines file to make changes to their respective tariffs to clarify provisions, to reflect current industry practices and to reflect recent FERC rulings. In February 2003, Northern Border Pipeline filed to amend the definition of company use gas, which is gas supplied by its shippers for its operations, to clarify the language by adding detail to the broad categories that comprise company use gas. Relying upon the currently effective version of the tariff, Northern Border Pipeline included in its collection of company use gas quantities that were equivalent to the cost of electric power at its electric-driven compressor stations during the period of June 2001 through January 2003. On March 27, 2003, FERC issued an order rejecting Northern Border Pipeline's proposed tariff revision and requiring refunds with interest within 90 days of the order. The refund with interest of approximately $10.3 million was made in May 2003.

                  Northern Border Pipeline is required to file a rate case with the FERC to be effective no later than May 2006. Refer to Section XIV.H.1.c, "FERC Imposed Tariff Adjustments" for further information.


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         7.       ENVIRONMENTAL REGULATION

                  The operations of the Pipeline Businesses are subject to complex federal, state and local laws and regulations relating to the protection of health and the environment, including laws and regulations that govern the handling and release of natural gas and liquid hydrocarbon materials. As with the petroleum and natural gas industry in general, complying with current and anticipated environmental laws and regulations increases the Pipeline Businesses' overall cost of doing business, including the Pipeline Businesses' capital costs to construct, maintain, and upgrade equipment and facilities. While these laws and regulations affect the Pipeline Businesses' maintenance capital expenditures and net income, CrossCountry believes that they do not affect the Pipeline Businesses' competitive position since the operations of their competitors are similarly impacted.

                  Violations of environmental laws or regulations can result in additional costs arising from correcting non-complying conditions or the imposition of significant administrative, civil or criminal fines or penalties and, in some instances, injunctions banning or delaying certain activities. The Pipeline Businesses have ongoing programs designed to keep their facilities in compliance with pipeline safety and environmental requirements. Although CrossCountry believes that the Pipeline Businesses' operations and facilities are in general compliance in all material respects with applicable environmental and safety regulations, risks of substantial costs and liabilities are inherent in pipeline and gas processing operations, and CrossCountry cannot provide any assurances that they will not incur such costs and liabilities. Moreover, it is possible that other developments, such as increasingly strict environmental and safety laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the Pipeline Businesses' operations, could result in substantial costs and liabilities. If the Pipeline Businesses are unable to recover such resulting costs, earnings and cash distributions could be adversely affected.

                  There are also risks of accidental releases into the environment associated with the Pipeline Businesses' operations, such as leaks of natural gas from the pipelines. Such accidental releases by the pipelines could, to the extent not insured, subject CrossCountry or the Pipeline Businesses to potential liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners or other third parties for personal injury or property damage, and fines or penalties for any related violations of environmental laws or regulations.

                  In addition, processing plants and gathering facilities owned by Northern Border Partners are subject to Canadian national, provincial and local laws and regulations relating to safety and the protection of the environment, which include the following Alberta laws: the Energy Resources Conservation Act, the Oil and Gas Conservation Act, the Pipeline Act, and the Environmental Protection and Enhancement Act.

                  Transwestern incurred, and continues to incur, certain costs related to PCBs including costs related to migration of PCBs into certain customers' facilities. These PCBs were originally introduced into the Transwestern system through use of a PCB-based lubricant in the late 1960s and early 1970s. Costs of these remedial activities for 2002 and 2001 were $2.8 million and $0.5 million, respectively. Costs are estimated to be $1.0 million in 2003. Costs for


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managing PCBs on the Transwestern system for the same periods are generally less than $0.1 million annually.

                  The State of New Mexico Environment Department on June 12, 2001 issued an Administrative Compliance Order Assessing a Civil Penalty (Action No. AQCA-01-20) with a proposed penalty to Transwestern in the amount of $160,000 for alleged violations of New Mexico air quality regulations associated with an alleged turbine change without a permit modification at the Transwestern Pipeline P-1 compressor station in Roosevelt County, New Mexico. Transwestern is contesting the matter and a hearing is set for August 11, 2003.

         8.       LITIGATION, REGULATORY PROCEEDINGS AND INVESTIGATIONS

                  Current and future litigation, regulatory proceedings and governmental audits and investigations could, individually or in the aggregate, have a material and adverse impact on CrossCountry. Refer to Sections IV.C, "Litigation and Government Investigations," IX.A.6, "Regulatory Environment," and IX.C, "Legal Proceedings" for further information on current litigation, regulatory proceedings and governmental investigations that involve or may involve CrossCountry and its subsidiaries and affiliates.

B.       PROPERTIES

         1.       GENERAL

                  CrossCountry will lease office space for its executive offices in Houston, Texas from ENE. CrossCountry is currently looking at alternate locations in Houston in the event ENE's lease at 1400 Smith Street is not renewed.

                  The real property of the Transwestern, Florida Gas and Northern Border Partners pipeline systems fall into two basic categories: (a) parcels which are owned in fee, such as sites for compressor stations, meter stations, pipeline field offices, and communication towers; and (b) parcels where the interest derives from leases, easements, rights-of-way, permits or licenses from landowners or governmental authorities permitting the use of such land for the construction and operation of the pipeline systems. The majority of the property rights are classified in the latter category. The rights to construct and operate the pipeline systems across certain properties were obtained through exercise of the power of eminent domain. Transwestern's, Florida Gas's and Northern Border Partners' interstate pipeline systems continue to have the power of eminent domain in each of the states in which they operate. However, a portion of their pipelines and associated facilities are located on Native American lands held in trust by the DOI and administered by the Bureau of Indian Affairs. The Pipeline Businesses may not have the power of eminent domain with respect to Native American tribal lands. CrossCountry cannot assure that it will continue to have access to rights-of-way on tribal lands upon expiration of existing right-of-way grants or that it will be able to obtain new rights-of-way on tribal lands upon the expiration of such grants. Refer to Section XIV.H.1.h, "Continued Access to Tribal Lands" for further information.

                  CrossCountry believes that the Pipeline Businesses have satisfactory title to or the right to use all of the assets needed to operate their pipeline systems. Although title or other rights to certain properties are subject to encumbrances in some cases, such as customary


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
interests generally retained in connection with acquisition of real property, liens that can be imposed in some jurisdictions for government-initiated action to clean up environmental contamination, liens for current taxes and other burdens, and easements, restrictions and other encumbrances to which the underlying properties were subject at the time of contribution to CrossCountry, CrossCountry believes that none of these burdens should materially detract from the value of the Pipeline Businesses or from its interest in them, and none should materially interfere with its use in the operation of the Pipeline Businesses.

         2.       TRANSWESTERN

                  Transwestern holds the right, title and interest to its pipeline system. Approximately 958 acres of Transwestern's property is held in fee, which consists of compressor stations, meter stations, radio towers, warehouses and pipeline fee strips granted in lieu of rights-of-way. The majority of Transwestern's pipeline system is constructed on rights-of-way granted by the apparent record owners of the property or leases or permits from governmental authorities such as the Bureau of Land Management, the National Forest Service and the State of Arizona. Several rights-of-way for Transwestern's pipelines and other real property assets are shared with other pipelines and other assets owned by third-parties. The owners of the other pipelines may not have commenced or concluded eminent domain proceedings for some rights-of-way. In some instances, lands over which rights-of-way have been obtained are subject to prior liens which have not been subordinated to the right-of-way grants. Transwestern has obtained permits from public authorities to cross over or under, or to lay facilities in or along, water courses, county roads, municipal streets and state highways, and in some instances, these permits are revocable at the election of the grantor. Transwestern has also obtained permits from railroad companies to cross-over or under lands or rights-of-way, many of which are also revocable at the grantor's election. Transwestern has the right of eminent domain to acquire the rights-of-way and lands necessary for Transwestern's pipeline system and has used this power in order to acquire certain of the real property interests necessary for its pipeline system.

                  On November 13, 2001, Transwestern entered into a credit agreement with Citicorp North America, Inc., as Paying Agent, and Citicorp North America, Inc. and JPMCB, as Co-Administrative Agents, pursuant to which Transwestern granted a first-priority security interest in all of the property of Transwestern to the paying agent.

                  A portion of the Transwestern pipeline system and related facilities are located on Native American lands, including on those of the Navajo Nation, Pueblo of Laguna, Southern Ute Indian Tribe and Fort Mojave Indian Reservations. Tribal lands are lands held in trust by the United States for the benefit of a specific Indian tribe. Allotted lands are lands held in trust by the United States for individual Native Americans or their heirs. Transwestern has the right of eminent domain with respect to allotted lands. In 1959, Transwestern was granted two compressor station leases on Navajo Nation tribal lands by the DOI. These leases, which had primary terms of 25 years and optional additional 25-year terms, will expire in 2009. In 2001 Transwestern was granted an extension for various right-of-way grants by the DOI for approximately 347 miles of pipeline on Navajo tribal lands. This extension expires in 2009. Transwestern has filed an application for the renewal of a grant of right-of-way for 20 years of approximately 44 miles across allotted lands on the Navajo Nation. The current right-of-way grants on allotted lands will expire on December 31, 2003 or April 14, 2009.

                  In 2001, Transwestern was granted a renewal of a right-of-way for a compressor station and approximately 31 miles of Pueblo of Laguna tribal lands by the DOI. This renewal will expire in 2022. Transwestern is in the process of negotiating a renewal of approximately one mile of pipeline right-of-way across Pueblo of Laguna allotted lands which expired on December 29, 2002.

                  In 1999, Transwestern was granted a renewal of a right-of-way for approximately three miles of tribal lands on the Fort Mojave reservation by the DOI. This renewal will expire in 2019.

                  In 1990, a predecessor in interest to Transwestern, Northwest, was granted a right-of-way across approximately seven miles of Southern Ute tribal lands by the DOI. This right-of-way expires in September, 2005. By letter dated May 27, 2003, representatives for the Southern Ute tribe notified Transwestern that the Southern Ute's Tribe's 1996 resolution had been revoked in a May 19, 2003 resolution. The 1996 resolution approved partial assignment of Northwest's interest in the grant of right-of-way. An application by Transwestern for approval of the assignment of this interest from Northwest has been in the possession of the DOI since 1999 with no action taken. Neither the 1990 grant of right-of-way nor the 1990 tribal resolution that reflected tribal consent for the 1990 grant of right-of-way provide that consent of the Southern Ute's Tribe or the DOI is required for an assignment of an interest in the 1990 grant or right-of-way. Further, the 1948 General Right-of-Way Act, which authorized the 1990 grant of right-of-way, and the DOI regulations issued under that Act, do not require tribal or DOI consent or approval of assignments of rights-of-way. Refer to Section XIV, "Risk Factors and Other Factors to be Considered" for further information.

                  CrossCountry cannot assure that it will continue to have access to rights-of-way on tribal lands upon expiration of existing right-of-way grants or that it will be able to obtain new rights-of-way on tribal lands upon the expiration of such grants. Refer to Section XIV.H.1.h, "Continued Access to Tribal Lands" for further information.

         3.       CITRUS

                  None of Citrus, Citrus Trading or Citrus Energy Services have any significant tangible properties.

                  Florida Gas holds the right, title, and interest to its pipeline system. Approximately 948 acres of Florida Gas's property is held in fee which consists of compressor stations, meter stations, radio towers, warehouses, and fee strips granted in lieu of rights-of-way. Substantially all of Florida Gas's pipeline system is constructed on rights-of-way granted by the apparent record owners of the property or leases or permits from governmental authorities such as the Texas General Land Office, the United States Forest Service, and the Mineral Management Services. Several rights-of-way for Florida Gas's pipeline system and other real property assets are shared with other pipelines and other assets owned by third-parties. The owners of the other pipelines may not have commenced or concluded eminent domain proceedings for some rights-of-way. In some instances, lands over which rights-of-way have been obtained are subject to prior liens that have not been subordinated to the right-of-way grants. Florida Gas has obtained permits from public authorities to cross over or under, or to lay facilities in or along, water courses, county roads, municipal streets and state highways, and in some instances, these permits are revocable at the election of the grantor. Florida Gas has also obtained permits from railroad companies to cross-over or under lands or rights-of-way, many of which are also revocable at the grantor's election. In some cases, property for pipeline purposes was purchased in fee. Florida Gas has the right of eminent domain to acquire the rights-of-way and lands necessary for its pipelines and has used this power in order to acquire certain of the real property interests it owns.

                  The FTA is planning for several turnpike widening projects, which may over the next ten years impact one or more of Florida Gas's mainlines co-located in the FTA's right-of-way. The most immediate projects are five Sunshine State Parkway projects, which are proposed to overlap Florida Gas's pipelines, for a total of approximately 25 miles. Under certain conditions, the existing agreement between Florida Gas and the FTA calls for the FTA to pay for any new right-of-way needed for the relocation projects and for Florida Gas to pay for construction costs. The actual amount of miles of pipe to be impacted ultimately, and the relocation cost and/or right-of-way cost, recoverable through rates, is undefined at this time due to the preliminary stage of FTA's planning process.

         4.       NORTHERN PLAINS

                  Northern Plains does not hold the right, title, and interest in any tangible properties.

                  Northern Border Pipeline, Midwestern and Viking hold the right, title and interest in their pipeline systems. Approximately 90 miles of Northern Border Pipeline's pipeline system are located on fee, allotted, and tribal lands within the exterior boundaries of the Fort Peck Indian Reservation in Montana. Tribal lands are lands owned in trust by the United States for the Fort Peck Tribes and allotted lands are lands owned in trust by the United States for an individual Indian or Indians. Northern Border Pipeline has the right of eminent domain with respect to allotted lands.

                  In 1980, Northern Border Pipeline entered into a pipeline right-of-way lease with the Fort Peck Tribal Executive Board, for and on behalf of the Assiniboine and Sioux Tribes of the Fort Peck Indian Reservation. This pipeline right-of-way lease, which was approved by the DOI in 1981, granted to Northern Border Pipeline the right and privilege to construct and operate its pipeline on certain tribal lands. This pipeline right-of-way lease expires in 2011. Northern Border Pipeline also obtained a right-of-way across allotted lands located within the reservation boundaries. Most of the allotted lands are subject to a perpetual easement either granted by the Bureau of Indian Affairs for and on behalf of individual Indian owners or obtained through condemnation. Several tracts are subject to a right-of-way grant that has a term of fifteen years, expiring in 2015.

                  Bear Paw Energy LLC, Border Midstream Services Ltd., and Crestone Energy Ventures, through its membership interest in Bighorn Gas Gathering, LLC, Lost Creek Gathering Company, LLC and Fort Union Gas Gathering, LLC hold the right, title and interest in their gathering and processing facilities, which consist of low and high pressure gas gathering lines, compression and measurement installations and treating, processing and fractionation facilities.


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
The real property rights for these facilities are derived through fee ownership, leases, easements, rights-of-way and permits.

                  Black Mesa holds title to its pipeline and pump stations. The real property rights for Black Mesa facilities are derived through fee ownership, leases, easements, rights-of-way and permits. Black Mesa holds rights-of-way grants from private landowners as well as the Navajo Nation and the Hopi Tribe. These rights-of-way grants extend for terms at least through December 31, 2005, the date that Black Mesa's transportation contract with Peabody Western Coal is presently scheduled to end.

C.       LEGAL PROCEEDINGS

                  In addition to the matters described below, from time to time the Pipeline Businesses to be contributed to CrossCountry pursuant to the formation transactions are subject to other claims and litigation arising in the ordinary course of business. Although the final outcome of any legal proceeding cannot be predicted with certainty, CrossCountry does not expect disposition of these matters to have a materially adverse effect on its financial position, results of operation or cash flows.

                  Transwestern, Northern Border Pipeline, Citrus, Florida Gas and certain of their affiliates are defendants in In re Natural Gas Royalties Qui Tam Litigation, MDL Docket No. 1293 (D. Wy.), previously Civil Action Nos. 97-D-1421 (D. Colo.) and 97-2087 (E.D. La.) and other consolidated cases. This proceeding was initiated by a private person on behalf of the United States of America under the FCA. The relator, as the plaintiff is called in FCA actions, alleges that the defendants mismeasured the volume and heating content of natural gas produced from federal and Indian leases. The relator further alleges that, as a result, the defendants caused others to underpay the royalties that were due to the United States government. The Pipeline Businesses believe that their measurement practices conformed to the terms of their FERC Gas Tariffs, which are filed with and approved by FERC. As a result, the Pipeline Businesses believe that they have meritorious defenses (including FERC-related affirmative defenses, such as the filed rate/tariff doctrine, the primary/exclusive jurisdiction of FERC, and that the Pipeline Businesses complied with the terms of their tariffs) to the lawsuit, which they are defending vigorously.

                  Transwestern and Florida Gas are parties to Will Price, et al.
v. Gas Pipelines, et al. 26th Judicial District Court of Stevens County, Kansas (Case No. 99 CV-30). This proceeding is a putative class action brought on behalf of gas producers, working interest owners, royalty owners and overriding royalty owners. The plaintiffs allege that the defendants mismeasured the volume and heating content of natural gas. The plaintiffs further allege that the defendants, acting alone or in conspiracy with each other, underpaid the gas producers for the production of natural gas and caused others to underpay royalty owners. The Pipeline Businesses believe that their measurement practices conformed to the terms of their FERC gas tariffs, which are filed with and approved by FERC. As a result, the Pipeline Businesses believe that they have meritorious defenses (including FERC-related affirmative defenses, such as the filed rate/tariff doctrine, the primary/exclusive jurisdiction of FERC, and that the pipelines complied with the terms of their tariffs) to the complaint and are defending the suit vigorously. On April 10, 2003, the judge declined to certify the class. On May 12, 2003, the plaintiff filed a


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
motion for leave to file an amended petition. This would be the fourth amended petition and only includes defendants who were not part of the motion to dismiss for lack of personal jurisdiction. Since Transwestern and Florida Gas have contested personal jurisdiction, the amended petition should not name Transwestern or Florida Gas; however, no assurances can be given that Transwestern and Florida Gas will be eliminated from the litigation.

                  On March 7, 2003, Citrus Trading filed a declaratory order action, involving a contract between it and Duke Energy LNG in the District Court of Harris County, Texas, (Case No. 2003-12166). Citrus Trading requested that the court declare that Duke Energy LNG breached the parties' natural gas purchase contract by failing to provide sufficient volumes of gas to Citrus Trading. The suit seeks damages and a judicial determination that Duke Energy LNG has not suffered a "loss of supply" under the parties' gas purchase contract, which would have given rise to the right of Duke Energy LNG to terminate the contract. On April 14, 2003, Duke Energy LNG sent Citrus Trading a notice that the contract was terminated effective as of April 16, 2003. Duke Energy LNG has continued to refuse to perform under the contract. Duke has answered and filed a counterclaim, arguing that Citrus Trading has breached the "use restriction" (requiring that certain volumes purchased be sold by Duke Energy LNG to the electric generation market in the State of Florida) and that Citrus Trading failed to timely increase the amount of a letter of credit. Citrus Trading disputes that it has breached the agreement, or that any event has given rise to a right to terminate by Duke Energy LNG. On April 29, 2003, Duke Energy LNG filed to remove the case to federal court. On May 28, 2003, Citrus Trading filed a motion to remand the case to state court. On June 2, 2003, Citrus Trading notified Duke Energy LNG that because Duke Energy LNG had not cured its default, Citrus Trading terminated the agreement effective as of June 5, 2003.

                  On August 1, 2002, FERC issued to Transwestern an order to respond. The order required Transwestern to provide written responses stating why FERC should not find that: (1) Transwestern violated FERC's accounting regulations by failing to maintain written cash management agreements with ENE; and (2) the secured loan transactions entered into by Transwestern in November 2001 were imprudently incurred and why the costs arising from such transactions should be passed on to ratepayers. Transwestern filed a response to the order and subsequently entered into a settlement with FERC staff that resolved the issues raised by the order. FERC has approved this settlement; however, a group of Transwestern's customers has filed a request for clarification and/or rehearing of FERC order approving the settlement. This customer group claims that there is an inconsistency between the language of the settlement agreement and the language of the FERC order approving the settlement. This alleged inconsistency relates to Transwestern's ability to pass on to its ratepayers the costs of any replacement or refinancing of the secured loan transactions entered into by Transwestern in November 2001. Transwestern has filed a response to the customer group's request for rehearing and/or clarification and this matter is currently awaiting FERC action.

                  Florida Gas is a defendant in Eugene Lavender, et al. v. Florida Gas Transmission Company, et al., U.S. District. Court, Southern District of Alabama (Case No. CV-02-0361-JG-L). The proceeding is associated with the construction and operation of Florida Gas Compressor Station Number 44, which was built as part of the Phase V Expansion. The plaintiffs allege negligence, wantonness, nuisance, strict liability, personal injury, loss of wages, and inverse condemnation. This suit is the consolidation of 13 different lawsuits filed in Mobile

County Circuit Court that were removed to federal court. There are 25 individual plaintiffs owning 13 different tracts of land in the vicinity of Compressor Station Number 44. Jury selection will begin on September 3, 2003 with the trial to be held not later than September 30, 2003. For purposes of mediation, the plaintiffs have agreed to settle all claims on an individual basis for a total of $2,555,000. In the event that mediation results in an impasse, the plaintiffs' claim at trial will be $4,295,000.

                  Florida Gas is a party to Florida Gas Transmission Co. v. Wright, et al., 20th Judicial Circuit Court, Charlotte County, Florida (Case No. 00-1902-CA). This proceeding relates to a condemnation by Florida Gas for the acquisition of a right-of-way by Florida Gas during its Phase IV Expansion. An Easement Agreement between Florida Gas and the owner of the property was executed but the owner threatened to commence a post-pipeline construction lawsuit for damages. The owner agreed to stipulate to taking of the right-of-way by Florida Gas for the agreed upon price but is contesting the route and the amount of the damages to the land. Florida Gas has filed a motion to dismiss, and there is a hearing set for July 28, 2003. The owner's demand for damages is $1,872,500 excluding fees and costs.

                  Florida Gas is a party to Florida Gas Transmission Co. v. Battista, et al., 20th Judicial Circuit Court, Charlotte County, Florida (Case No. 00-319-CA). This proceeding, which relates to a condemnation by Florida Gas for the acquisition of a right-of-way by Florida Gas during its Phase IV Expansion, involves a claim by the owner of the land for possible sod crop damage due to drainage obstruction by Florida Gas. Florida Gas has filed a motion to dismiss, and there is a hearing set for July 28, 2003. The owner's demand is $1,469,000 excluding fees and costs.

                  Florida Gas is a defendant in Moye v. Exxon Corp., et al., 35th Judicial Circuit Court, Monroe County, Alabama (Case No. CV-98-20). In this proceeding, a mineral owner seeks class action certification against defendants ExxonMobil, et al., alleging it had the duty to measure properly under contracts with royalty owners. The pipelines, including Florida Gas, were subsequent measurers and are alleged to have measured gas incorrectly. Damages for underpayment of royalties are unspecified. The mineral owner was granted class certification as to ExxonMobil only; Florida Gas was not included in the class certification order.

                  Florida Gas is a party to Air Liquide American Corp., et al.
v. United States Army Corps of Engineers, et al., U.S. District Court, Southern District of Texas, Houston Division (Case No. H-98-3982). Florida Gas is among sixteen plaintiffs seeking reimbursement from the Port Authority of Houston for the cost of moving their pipelines in the Houston Ship Channel. In January 2002, the court ordered the Port Authority of Houston to pay the cost of moving the pipelines. The Port Authority has appealed and oral arguments have not been scheduled. The potential recovery for Florida Gas is approximately $1 million.

                  Northern Border Pipeline is the defendant in Assiniboine & Sioux Tribes of the Fort Peck Indian Reservation v. Northern Border Pipeline Co., Tribal Court (No. 01-7-243). On July 31, 2001, the Assiniboine and Sioux Tribes of the Fort Peck Indian Reservation filed suit in Tribal Court against Northern Border Pipeline to collect more than $3 million in back taxes, with interest and penalties relating to a utilities tax on certain of Northern Border Pipeline rights-of-way within the Fort Peck Reservation. During mediation the parties agreed in principle to a


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

settlement on pipeline right-of-way lease and taxation issues, subject to final documentation and necessary governmental approvals.

D.       DIRECTORS

                  The following sets forth certain information with respect to the persons who are the current members of the Board of Directors of CrossCountry. Except as noted below, each director will serve until a successor is elected and qualified or until his earlier resignation or removal. Each director has held his position at CrossCountry since CrossCountry's formation or shortly thereafter. Currently there is an interim management team in place for CrossCountry.

                  Raymond S. Troubh, 77

                  Mr. Troubh is a financial consultant. He has been an ENE director since November 27, 2001 and Chairman of the Board of ENE since November 14, 2002. He is also a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling, Inc., General American Investors Company, Gentiva Health Services, Inc., Hercules, Inc., Petrie Stores Liquidating Trust (Trustee), Triarc Companies, Inc. and WHX Corporation. He formerly was a partner of Lazard Freres and Co. and previously served on the boards of several public companies such as Time Warner, Starwood Hotels, and America West Airlines, among others.

                  Corbin A. McNeill, Jr., 63

                  Mr. McNeill is the retired chairman and CEO of Exelon Corporation, which was formed in October 2000 by the merger of PECO Energy Company and Unicom Corporation. Prior to the merger, he was chairman, president and CEO of PECO Energy. Mr. McNeill completed a 20 year career with the U.S. Navy in 1981 and then joined the New York Power Authority as resident manager of the James A. Fitzpatrick nuclear power plant. He also worked at Public Service Electric and Gas Company prior to joining PECO in 1988 as executive vice president, nuclear. Mr. McNeill has been a director of ENE since May 30, 2002. He also serves on the boards of the Electric Power Research Institute and Associated Electric & Gas Services Limited.

                  On the Effective Date, CrossCountry's board of directors will consist of individuals that will be disclosed prior to the Confirmation Hearing. Thereafter, the terms and manner of selection of directors of CrossCountry will be as provided in CrossCountry's certificate of incorporation and by-laws, as the same may be amended.

E.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         1.       FORMATION OF CROSSCOUNTRY

                  CrossCountry was incorporated in the State of Delaware on May 22, 2003 for the purpose of acquiring the CrossCountry Equity Interests. The contribution of the CrossCountry Equity Interests will be effected pursuant to a Contribution and Separation Agreement entered into by CrossCountry and each of ENE, ETS, Enron Operations, L.P. and EOSC (the "Enron Parties") on June 24, 2003. In connection with the Contribution and Separation Agreement, CrossCountry and the Enron Parties will enter into certain ancillary agreements, including the

Transition Services Agreement, the Tax Allocation Agreement, the Ardmore Agreement and the Cross License Agreement, as more fully described below.

                  The ancillary agreements, together with the Contribution and Separation Agreement, will govern the relationship between the Enron Parties and CrossCountry subsequent to the contribution of the CrossCountry Equity Interests and provide for the allocation of tax, the performance of certain interim services, and the definition of other rights and obligations until the distribution of shares of capital stock of CrossCountry pursuant to the Plan. In addition, the Contribution and Separation Agreement sets forth certain shareholder protection provisions with respect to CrossCountry and indemnification obligations of the Enron Parties and CrossCountry, as more fully described below.

                  A. CONTRIBUTION AND SEPARATION AGREEMENT. The Enron Parties, pursuant to the Contribution and Separation Agreement, will contribute the CrossCountry Equity Interests to CrossCountry in exchange for shares of CrossCountry common stock commensurate with the value of the CrossCountry Equity Interests contributed. In addition, certain of the Enron Parties will contribute information technology and other assets to be used by each of the Pipeline Businesses.

                  Under CrossCountry's certificate of incorporation, CrossCountry is authorized to issue two classes of common stock - Class A common stock and Class B common stock. Together, the classes are known as CrossCountry common stock. The rights of, and the limitations and restrictions on, shares of Class A common stock and shares of Class B common stock are identical in all respects except that holders of the Class B common stock are not entitled to vote in the election of directors. The Class B common stock will automatically convert into Class A common stock upon the earlier of:

                  - the distribution or other transfer of 100% of the capital stock of ETS and NBP Services to ENE or a wholly owned subsidiary of ENE, pursuant to a dissolution, liquidation or otherwise, and

                  - the distribution of CrossCountry common stock to creditors pursuant to the Plan.

                  The shares of CrossCountry common stock to be issued in connection with the Contribution and Separation Agreement are set forth below:



                                                                          Shares of CrossCountry
                                                                          Common Stock To Be Issued in Exchange for
Equity Interest/Asset                    Contributed By                   Equity Interest
---------------------------------------- -------------------------------- --------------------------------------------

      500 shares of Class B common             ENE                        2,400 shares of Class A Common Stock
      stock, par value $1.00 per
      share, of Citrus
      400 shares of common stock, par          ENE                        644 shares of Class A Common Stock
      value $1.00 per share, of
      Northern Plains


                                                                          Shares of CrossCountry
                                                                          Common Stock To Be Issued in Exchange for
Equity Interest/Asset                    Contributed By                   Equity Interest
---------------------------------------- -------------------------------- --------------------------------------------

      800 shares of common stock, par          ETS                        2,182 shares of Class B Common Stock
      value $0.01 per share, of
      Transwestern Holding, and the
      voting trust certificate for two
      hundred (200) shares of common
      stock, par value $0.01 per
      share, of Transwestern Holding
      1,000 shares of common stock,            ETS                        32 shares of Class B Common Stock
      par value $0.01 per share, of
      CGNN
      Transfer of certain shared               ETS                        7 shares of Class B Common Stock
      services assets
      1,000 shares of common stock,            Enron Operations, L.P.     1 share of Class B Common Stock
      par value $1.00 per share, of
      NBP Services
      Transfer of certain shared               EOSC                       9 shares of Class B Common Stock
      services assets


                  The Contribution and Separation Agreement contemplates the eventual distribution to creditors of shares of CrossCountry common stock under the Plan, or the capital stock of such other company designated under the Plan to distribute shares of capital stock representing CrossCountry's interest in the Pipeline Companies (CrossCountry or such company being a "Distributing Company"), and the following actions to be taken by CrossCountry and the Enron Parties to effectuate that distribution:

                  - each Enron Party and CrossCountry will take necessary actions to conform the organizational documents and capital structure of the Distributing Company as necessary to effectuate the distribution;

                  - CrossCountry will and, if applicable, the Enron Parties will cause the Distributing Company to prepare, file, and use commercially reasonable efforts to have declared effective a registration statement on Form 10 by the SEC and use its reasonable best efforts to have approved an application for listing of its capital stock on a national securities exchange or quoted in one of the Nasdaq markets;

                  - to the extent provided in the Plan, on the date of the initial distribution of capital stock of the Distributing Company, the shares of CrossCountry common stock held by the Enron Parties will be cancelled or assigned to a Distributing Company, if applicable;

                  - CrossCountry will and, if applicable, the Enron Parties will cause the Distributing Company to issue the number of shares of its capital stock required by the Plan (with such shares not immediately distributed to creditors being held in a disputed claims reserve), and take all actions necessary to ensure that those shares are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights;

                  - subject to certain exceptions in the Contribution and Separation Agreement, CrossCountry will bear the expenses incurred in connection with a distribution of its shares;

                  - ENE intends to obtain such consents as are necessary to effect the distribution of capital stock of the Distributing Company pursuant to the Plan. Refer to
                           Section XIV.A.4, "Delayed Distribution or
                           Non-Distribution of Plan Securities" for further information; and

                  - with respect to any claims relating to pre-contribution obligations (including intercompany notes or receivables) owed by ENE and its affiliates (other than CrossCountry and its subsidiaries) to CrossCountry or any of its subsidiaries, CrossCountry agrees to, and to cause its subsidiaries to, and to cause any assignee or successor in interest to such obligations to agree to, submit a Ballot voting in favor of the Plan, to the extent such claims entitle the holder thereof to vote on the Plan.

                           (I)      INDEMNIFICATION

                                    (A)      TAX INDEMNIFICATION. ENE has agreed
to indemnify the CrossCountry Indemnified Parties against any taxes, or liabilities incurred in connection with taxes, of any subsidiary of CrossCountry that are imposed upon such subsidiary by reason of its being severally liable for any taxes of ENE and its subsidiaries (other than CrossCountry and its subsidiaries) pursuant to Treasury Regulation ss.1.1502-6(a) or any analogous state, local or foreign law. This obligation to indemnify terminates upon the closing of the Chapter 11 Cases.

                                    (B)      EMPLOYEE BENEFITS INDEMNIFICATION.
ENE has agreed to indemnify the CrossCountry Indemnified Parties against any liabilities arising out of any employee benefit plan sponsored by ENE that are imposed upon any CrossCountry subsidiary (i) under Title IV of ERISA or (ii) due to participating employer status in the Enron Corp. Savings Plan. This obligation to indemnify terminates upon the closing of the ENE bankruptcy cases.

                                    (C)      (C)TGS RELATED INDEMNIFICATION. In
connection with ENE's investment in TGS, ENE included Transwestern as a member of the "economic group" of ENE-controlled companies, and Transwestern agreed to provide ongoing technical support to the ENE affiliate, EPCA, serving as the Technical Operator for the TGS pipeline. Refer to Section IX.E.2.a, "TGS" for further information. CrossCountry has agreed to provide ENE with written notice of any communication from TGS, EPCA, any direct or indirect stakeholder in TGS (if such communication relates to TGS) or the Argentine government. Regardless of whether ENE has received such notice, ENE may request in writing that CrossCountry cause Transwestern


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Pipeline Company to perform certain services or take certain actions with respect to existing obligations relating to TGS or EPCA. CrossCountry has agreed to cause Transwestern to perform such services or take such actions promptly upon the receipt of such notice, and shall cause Transwestern to perform in a reasonably prudent manner and in accordance with natural gas pipeline industry standards in the United States.

                  Under the Contribution and Separation Agreement, ENE has agreed to indemnify the CrossCountry Indemnified Parties against any liabilities incurred by CrossCountry in connection with third party claims arising from ENE's investment in TGS, including potential liabilities that may result from Transwestern's ceasing to be a member of ENE's economic group. However, ENE will have no obligation to indemnify CrossCountry for any such liabilities if (i) CrossCountry fails to provide ENE with a notice of certain communications relating to TGS when required to do so or (ii) such liabilities arise from any action or inaction by Transwestern that is not in accordance with the performance standards or requested by ENE.

                  CrossCountry has agreed to indemnify the Enron Indemnified Parties against any liabilities incurred by an Enron Indemnified Party as a result of (w) CrossCountry's failure to provide ENE with notice when required to do so, (x) Transwestern's refusal or failure to promptly perform services or actions set forth in a notice from ENE requesting such performance, (y) performance pursuant to such notice which is not in accordance with the performance standard set forth in the Contribution and Separation Agreement or
(z) Transwestern's election to perform services or take any action in the absence of a notice requesting performance from ENE, or to perform services or take actions in addition to those specified in any such notice. The obligations to indemnify with respect to TGS-related matters terminate upon the closing of the ENE bankruptcy cases.

                           (D)      GENERAL INDEMNIFICATION. In addition to the
indemnification obligations described above, CrossCountry and ENE have agreed to indemnify the Enron Indemnified Parties and the CrossCountry Indemnified Parties, respectively, against any liabilities resulting from third party claims caused by a material breach by such party of the Contribution and Separation Agreement. In addition, CrossCountry has agreed to indemnify the Enron Indemnified Parties against any liabilities arising out of any guaranty (existing on or prior to closing) of any obligation of CrossCountry or its subsidiaries by ENE or any affiliate of ENE (other than CrossCountry and its subsidiaries). Each party's obligation to indemnify pursuant to the general indemnification will terminate upon the initial distribution to creditors of CrossCountry common stock pursuant to the terms of the Plan except for the obligation to indemnify against liabilities arising out of a material breach of covenants in the Contribution and Separation Agreement that by their terms contemplate performance after such date which shall survive for the applicable period of time set forth in such covenant.

                           (E)      LIMITATIONS ON INDEMNIFICATION. The Enron
Parties, on the one hand, and CrossCountry, on the other hand, shall not be required to indemnify the CrossCountry Indemnified Parties and the Enron Indemnified Parties, respectively, for any liabilities resulting from third party claims caused by a material breach by such party of the Contribution and Separation Agreement or liabilities arising under the Transition Services Agreement, exceeding $125 million in the aggregate.


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                           (II)     TERMINATION. ENE may unilaterally terminate
the Contribution and Separation Agreement at any time in its discretion, subject to the consent of the Creditors' Committee.

                  Upon the occurrence of an event that is materially adverse to the business, financial condition or assets of CrossCountry and its subsidiaries prior to the closing date, ETS may terminate the Contribution and Separation Agreement if the board of directors of ETS determines in good faith that the exercise of its fiduciary duties requires that ETS terminate the Contribution and Separation Agreement.

                           (III)    CERTAIN GOVERNANCE PROVISIONS. From the
closing date until the initial distribution of CrossCountry common stock pursuant to the terms of the Plan, CrossCountry has agreed that it will not take the following actions without the approval of a majority of CrossCountry's stockholders:

                  - disposing of any capital stock held directly or indirectly by CrossCountry in certain pipeline and service companies or selling any significant portion of the assets of CrossCountry or such companies;

                  - entering into any new lines of business or changing the fiscal year;

                  - establishing or modifying significant accounting methods, practices or policies or significant tax policies;

                  - registering securities of CrossCountry or certain subsidiaries of CrossCountry for issuance under federal or state securities laws;

                  - issuing any capital stock of CrossCountry or certain subsidiaries of CrossCountry, or any securities convertible into, or exercisable or exchangeable for, capital stock of CrossCountry or certain subsidiaries of CrossCountry;

                  - creating or assuming any indebtedness for borrowed money in excess of $40,000,000 in the aggregate for CrossCountry and certain of its subsidiaries, except for renewals, roll-overs or refinancings of existing indebtedness;

                  - adopting or materially amending any equity-based bonus or employee benefit plan or program;

                  - incurring (x) any non-maintenance capital expenditures, or commitments to make non-maintenance capital expenditures, in excess of $15,000,000 in the aggregate per CrossCountry fiscal year and/or per project or group of related projects or (y) annual maintenance capital expenditures, or commitments to make annual maintenance capital expenditures, in excess of $50,000,000 in the aggregate, in each case, by CrossCountry and certain of its subsidiaries;


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

                  - compromising or settling litigation in excess of $2,000,000; or

                  - entering into any joint venture, partnership, merger or other business combination transaction.

                  Until the distribution of CrossCountry common stock to creditors pursuant to the Plan, CrossCountry has agreed that it will cause its controlled subsidiaries not to, and will use commercially reasonable efforts, subject to any applicable fiduciary and/or contractual obligations, to cause its non-controlled subsidiaries not to, engage in the above actions. CrossCountry has also agreed to cause its subsidiaries to include these provisions in their respective certificates of incorporation. Refer to Section XIV.A.4, "Delayed Distribution or Non-Distribution of Plan Securities" for further information.

                  At the closing, CrossCountry will file an amended and restated certificate of incorporation setting forth the same shareholder protection provisions. ENE has agreed that it will request that the CrossCountry Approval Order provide that CrossCountry may not amend the provisions of its amended and restated certificate of incorporation without first obtaining an order of the Bankruptcy Court permitting such amendment.

                  Upon the written request (if any) of ENE to CrossCountry, at any time prior to the initial distribution of capital stock of the Distributing Company, the board of directors of CrossCountry will commence an auction process for the sale of certain of its businesses or assets, subject to CrossCountry stockholder approval of the terms and conditions of such sale. ENE has agreed that the CrossCountry Approval Order will provide that CrossCountry must first obtain an order of the Bankruptcy Court authorizing such stockholder approval.

                           (IV)     TRANSFER OF SHARED SERVICES ASSETS. Prior to
the closing, EOSC and ETS will assign to CrossCountry or a designated subsidiary of CrossCountry certain assets, including certain information technology and the Ardmore Data Center in Houston, Texas, on an "as-is," "where-is" basis. The Ardmore Data Center is the primary internet/telecommunications center for ENE and its affiliates, including the Pipeline Businesses. The servers, storage area network equipment, and phone switch equipment for ENE and its affiliates, including the Pipeline Businesses, are located at Ardmore. Under the Transition Services Agreement described below, CrossCountry agrees to provide support services to ENE relating to the Ardmore Data Center.

                           (V)      CONDITIONS TO CLOSING. In addition to
customary conditions to the obligations of the parties, including the absence of material breaches of the Contribution and Separation Agreement, performance of all covenants and agreements and the delivery of all closing documentation, the obligation of the parties under the Contribution and Separation Agreement is conditioned upon (i) obtaining the CrossCountry Approval Order, (ii) the release of all liens on the CrossCountry Equity Interests imposed in connection with ENE's Amended DIP Credit Agreement, (iii) obtaining the necessary consents under the Transwestern's credit facility, and (iv) obtaining consent from the FCC.

                  B. TRANSITION SERVICES AGREEMENT. At the closing of the transactions contemplated by the Contribution and Separation Agreement, CrossCountry and ENE will enter


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
into a Transition Services Agreement pursuant to which ENE will provide to CrossCountry, on an interim, transitional basis, various services, including, but not limited to, the following categories of services: (i) office space and related services, (ii) information technology services, (iii) SAP accounting system usage rights and administrative support, (iv) tax services, (v) cash management services, (vi) insurance services, (vii) contract management and purchasing support services, (viii) corporate legal services, (ix) corporate secretary services, (x) off-site and on-site storage, (xi) payroll, employee benefits and administration services and (xii) services from RAC on a defined project basis. CrossCountry will provide to ENE, on an interim, transitional basis, various services, including, but not limited to, the following categories of services: (i) floor space for servers and other information technology equipment, (ii) technical expertise and assistance, including, without limitation, pipeline integrity, safety, environmental and compliance, (iii) accounts payable support, and (iv) accounting services relating to businesses owned directly or indirectly by ETS immediately prior to closing.

                  The parties are expected to enter into a Supplemental Agreement to the Transition Services Agreement at the closing of the Contribution and Separation Agreement. Subject to the consent of the Creditors' Committee, the Supplemental Agreement will more fully delineate the services provided within each category set forth in the Transition Services Agreement. The charges for such transition services will be fixed in the Supplemental Agreement. The services will be provided on a cost basis.

                  Provision of the transition services will commence on the effective date of the Transition Services Agreement and terminate on December 31, 2004, unless otherwise agreed in writing by the parties. However, except as otherwise provided in the Supplemental Agreement, ENE may terminate any transition service upon ninety days' prior written notice to CrossCountry.

                  C. CROSS LICENSE AGREEMENT. At the closing of the transactions contemplated by the Contribution and Separation Agreement, ENE and certain of its subsidiaries and affiliated companies will enter into a Cross License Agreement pursuant to which each of the companies that are a party to the Cross License Agreement will grant, without warranty of any kind, each and every other party and their respective subsidiaries, all of the intellectual property rights of the party granting the license in and to certain software programs, documentation and patents described in the Cross License, a non-exclusive, royalty free, sublicensable license, with fully alienable rights, to (i) use, copy, and modify the licensed programs and documentation; (ii) use, make, have made, distribute and sell any and all products and services of the party receiving the license as well as such party's subsidiaries and sublicensees (if any); and (iii) engage in the business of such party receiving the license and business of its subsidiaries and sublicensees (if any) prior to, on, and after the closing date.

                  In general, the Cross License Agreement will become effective on the closing date and the licenses granted will continue in perpetuity unless licenses granted to a breaching party are terminated by any affected non-breaching party in the event such breaching party fails to cure a material breach of the Cross License Agreement within thirty days after delivery of written notice of the breach.



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

                  D. TAX ALLOCATION AGREEMENT. At the closing of the transactions contemplated by the Contribution and Separation Agreement, CrossCountry, Northern Plains, Pan Border, NBP Services, Transwestern Holding, Transwestern, and CGNN will enter into a Tax Allocation Agreement with ENE. The Tax Allocation Agreement will set forth the respective rights and responsibilities of the parties to the Tax Allocation Agreement with respect to taxes. The parties will continue their current practice and cause their respective subsidiaries to consent, to the extent necessary, to the filing of consolidated returns by ENE, including consolidated returns for the tax year ended December 31, 2003, and for each year thereafter that they are eligible to file consolidated returns, until such time as ENE, in the exercise of its sole discretion, elects to refrain from filing consolidated tax returns. ENE will be responsible for, among other things, the preparation and filing of all required consolidated returns on behalf of the companies and their subsidiaries, making elections and adopting accounting methods, filing claims for refund or credit and managing audits and other administrative proceedings conducted by the IRS.

                  The determination of earnings and profits for federal income tax purposes will be allocated to each of the companies severally. ENE will allocate the consolidated tax liability for each taxable period to each of the parties and their subsidiaries, now or in the future, and compensate each of the parties and their respective subsidiaries for the use of their net operating losses and/or tax credits to the extent utilized in the ENE consolidated return.

                  Prior to a subsidiary of ENE that is a party to the Tax Allocation Agreement ceasing to be a member of the ENE consolidated tax group, all intercompany payable accounts and intercompany receivable accounts of such subsidiary will be offset and netted against each other. If the resulting net balance is a payable from such subsidiary to ENE, then such subsidiary will pay the amount due to ENE. If the resulting net balance is a receivable from ENE to such subsidiary (other than Transwestern), then such subsidiary will assign and transfer its interest in the receivable to ENE. If the resulting net balance is a receivable from ENE to Transwestern, ENE and Transwestern will determine how such receivable will be settled.

                  In general, the Tax Allocation Agreement will become effective on the closing date and will continue for "open years" under IRC section 6501 and the applicable state and local provisions for purposes of federal income taxes, state taxes, and any other taxes, including taxes paid during the year ended December 31, 2003.

                  E. THE ARDMORE AGREEMENT. Prior to the Closing, ENE and CrossCountry will enter into a license or lease agreement under which CrossCountry will lease to ENE adequate floor space in the Ardmore Data Center for servers and other information technology equipment owned by the Enron Parties. The space will be provided on a cost-basis for a term to be specified in the Ardmore Agreement.

         2.       CERTAIN BUSINESS RELATIONSHIPS

                  A. TGS. In 1992, Argentina granted TGS a 35-year license to operate Argentina's main natural gas pipeline. Following a competitive bid process, the Argentine government awarded the bid to own and operate the TGS pipeline to a consortium that included ENE. As part of the bid application, Transwestern agreed to provide ongoing technical support


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to the ENE affiliate, EPCA, serving as the Technical Operator for the TGS pipeline. In addition, Transwestern guaranteed the performance of Enron Pipeline Company of Argentina's obligations under certain shareholder and other agreements with its joint venture partner. The surviving performance obligations under these agreements primarily involve corporate governance issues and shareholder rights.

                  B. ENE. The businesses that will be contributed to CrossCountry upon closing of the formation transactions have in place a number of arrangements with ENE, its subsidiaries and affiliates for certain general corporate services, including, but not limited to, information technology related matters, benefits plans or benefits related matters and tax sharing arrangements. Upon closing of the formation transactions, these services will be provided pursuant to the agreements described herein. In addition, various agreements exist that are associated with the services provided by the business to the subsidiaries and affiliates of ENE such as natural gas transportation agreements and agreements that relate to the operation of the businesses such as compression services agreements.

                  Contemporaneous with the initiation of the Chapter 11 Cases, ENE and a number of its subsidiaries and affiliates that are the subject of Chapter 11 Cases ceased performance of their respective obligations under a number of such agreements with one or more of the CrossCountry companies or third parties. Those agreements (as well as any other agreements entered into by one of CrossCountry's businesses with a Debtor) have been, or are subject to being, rejected, at the option of the Debtor, as executory contracts. ENE and those of its subsidiaries and affiliates involved in the Chapter 11 Cases have not yet identified the agreements that will be rejected as executory contracts. CrossCountry may assume certain obligations to pay prepetition amounts due under certain contracts that CrossCountry elects to be assigned to it by Debtor entities. CrossCountry is not able to currently quantify the amount of such costs.

                  Transwestern and Florida Gas have entered into compression services agreements with ECS, a ENE affiliate that continues to perform under the terms of such agreements.

                  Transwestern and Citrus have entered into hedging and transportation arrangements and intercompany loans with ENE and/or its subsidiaries or affiliates. Resolution of any claims by or against Transwestern and Citrus relating to such transactions will be addressed in the Plan.

                  ENE and El Paso's subsidiary, Southern Natural Gas, are parties to a Capital Stock Agreement which governs ownership and disposition of the shares of Citrus. Upon the contribution by ENE of its equity interest in Citrus to CrossCountry, it is expected that CrossCountry will agree to be bound by the provisions of the Capital Stock Agreement applicable to ENE so long as such agreement remains in effect. Refer to Section XIV.H.3.a, "Citrus Trading Contract Risk" for further information.

                  Northern Border Partners and its subsidiaries have entered into various agreements with ENE and certain affiliates that are subject to the bankruptcy proceedings that are described in Northern Border Partners' annual report on Form 10-K for the year ended


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
December 31, 2002, which report was not prepared by the Debtors but may contain information relevant to the Creditors' decision to approve the Plan.

F.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  CrossCountry's certificate of incorporation provides that CrossCountry will indemnify directors and officers of CrossCountry to the fullest extent permitted by the Delaware General Corporation Law for actions taken in their capacity as directors and officers of CrossCountry. Expenses incurred by a director or officer in connection with an indemnifiable claim will be addressed by CrossCountry provided that such director or officer will be obligated to repay such advance to the extent it is ultimately determined that such director or officer was not entitled to indemnification. CrossCountry is authorized, in its discretion, to provide the same indemnification protections to employees and agents.

                  Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of CrossCountry and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to CrossCountry.

                               X. INTERNATIONALCO

                  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED HERETO.


A.       BUSINESS

         1.       GENERAL

                  InternationalCo is a Cayman Islands company formed to own and, in certain circumstances, operate many of ENE's international energy infrastructure businesses. No businesses or assets have been transferred to InternationalCo at this time; however, in connection with the Plan, the Debtors intend to transfer the businesses described in this section of the Disclosure Statement to InternationalCo, subject to obtaining requisite consents. The Debtors are actively pursuing a strategy to obtain the requisite consents in order to transfer such businesses; however, there can be no assurance as to which businesses and assets ultimately will comprise InternationalCo. InternationalCo will be engaged in the generation and distribution of electricity, the transportation and distribution of natural gas and LPG and the processing of NGLs. If all businesses are transferred to InternationalCo as contemplated, InternationalCo will own interests in businesses whose assets will:


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                  -        include over 9,600 miles of natural gas transmission
                           and distribution pipelines;

                  - include over 56,000 miles of electric transmission and distribution lines;

                  - include over 2,100 MW of electric generating capacity;

                  -        serve 6.5 million LPG, gas and electricity customers;

                  -        be located in 14 countries; and

                  -        employ over 9,000 people.

                  InternationalCo will be an energy infrastructure company providing energy generation, transportation, processing, and distribution services in a safe and reliable manner. By concentrating on its core competencies of owning and operating energy infrastructure assets in diverse international locations, InternationalCo intends to focus on being a low-cost, efficient operator in the markets it serves. InternationalCo's anticipated objective is to generate stable cash flow, earnings per share, and dividends, and to grow each of these through growth projected within the existing portfolio of businesses. InternationalCo will operate through three business segments - Natural Gas Services, Power Distribution and Power Generation. InternationalCo should be well-positioned to implement its planned strategy, but it will face risks both specific to its assets and general to the markets and countries in which it will operate. In addition to Bankruptcy Court approval, the transfer of the businesses described in this Disclosure Statement to InternationalCo will require the consent of other parties, including, but not limited to, governmental authorities in various jurisdictions. If any such consents are not obtained, then at the discretion of ENE, with the consent of the Creditors' Committee, as contemplated in the Plan, one or more of these businesses may not be transferred to InternationalCo, but instead will remain directly or indirectly with ENE. Refer to Section X.A.2, "Risk Factors" for further information.

                  A. NATURAL GAS SERVICES. Natural Gas Services is expected to serve its customers through natural gas and liquids pipelines, natural gas and LPG distribution systems, LPG import terminals and natural gas processing facilities. Generally, the assets planned to be a part of Natural Gas Services are either subject to firm contracts for their capacity (i.e., long-term transportation or processing contracts designed to provide a fixed customer fee regardless of the level of actual throughput) or are regulated and have historically provided a stable, predictable stream of cash flows. Refer to
Section X.A.2, "Risk Factors" for further information on conditions and developments that could upset this stability. By utilizing and building on its initial infrastructure, Natural Gas Services will strive to capture additional throughput volumes or connect to incremental customers and, therefore, generate additional cash flows.

                  Specifically, Natural Gas Services is expected to consist of ownership interests in:

                  - nine city gas distribution companies located in South Korea providing service to over two million customers;


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

                  - LPG distribution businesses located in Venezuela and South Korea providing service, directly or through distributors, to over 2.2 million customers;

                  - six separate transportation businesses located in South America with a daily throughput capacity of approximately 3.2 billion cubic feet per day of natural gas spanning more than 6,000 miles; and

                  - NGL extraction, fractionation, refrigeration and storage facilities located in Venezuela.

                  B. POWER DISTRIBUTION. It is anticipated that Power Distribution will provide retail electricity delivery to 1.8 million customers in the States of Sao Paulo and Mato Grosso do Sul, Brazil, through subsidiary Elektro, a Brazilian local electricity distribution company. InternationalCo is expected to own 99.62% of Elektro.

                  Elektro's concession area covers 223 municipalities in Sao Paulo and five municipalities in Mato Grosso do Sul, encompassing approximately 56,000 miles of distribution and transmission lines. A 30-year renewable concession contract, the first term of which expires in 2028, provides exclusive distribution rights within the concession area. Elektro is a business that provides a stable, predictable local currency cash flow stream with moderate growth potential.

                  Sao Paulo, located in the southeastern region of the country, is the most highly urbanized and industrialized state in Brazil. Its economy accounts for 37% of Brazilian GDP and 33% of national electricity consumption. Elektro is the third-largest local electricity distribution company in Sao Paulo and the seventh-largest in Brazil.

                  In the period from 1990 to 2000, the overall electricity consumption in Brazil increased by a 4.4% CAGR. During the same period the electricity consumption in Elektro's concession area grew at a CAGR of 5.1%, exceeding average consumption in the southeastern region.

                  C. POWER GENERATION. Power Generation is expected to consist of ownership interests in ten power plants. These power plants:

                  - have a total generating capacity of approximately 2,100 MW, with InternationalCo's ownership percentage representing generating capacity of approximately 1,180 MW;

                  - are located in Argentina, Brazil, the Dominican Republic, Guam, Guatemala, Nicaragua, Panama, the Philippines, Poland and Turkey; and

                  - utilize natural gas as the primary fuel in four plants, and liquid fuel in the remainder.

                  It is anticipated that Power Generation will generate stable cash flows as most of the electrical capacity and energy of the power plants has been pre-sold on a long-term basis to


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cover all fixed and variable costs of operations, fuel costs and debt service and a return on equity capital. To the extent any generating capacity remains uncommitted, InternationalCo is expected to market such excess generation into available markets. Approximately 85% to 90% of the expected generating capacity of InternationalCo in 2003 and over the succeeding three years is fully contracted.

         2.       RISK FACTORS

                  Refer to Section XIV, "Risk Factors and Other Factors to be Considered" for further information related to the risks applicable to InternationalCo. The risks described therein are not the only ones facing InternationalCo. Additional risks are also described in the individual descriptions of the businesses expected to be a part of InternationalCo. Other risks may not presently be known to ENE or ENE may have deemed them to be immaterial at this time. InternationalCo's businesses, financial condition, and results of operations could be materially adversely affected by any of these risks.

                  InternationalCo has been formed but presently owns no material assets. The Debtors and InternationalCo are currently seeking numerous approvals, consents, and waivers from lenders, partners, governmental authorities and other parties to allow the businesses described in this Disclosure Statement to be transferred to InternationalCo in connection with the Plan. There can be no assurance that all or any of such approvals or consents can be obtained. Certain of the approvals and consents are required pursuant to applicable agreements or law to be obtained prior to the initial transfer of the businesses to InternationalCo and others will be triggered upon the distribution of shares of InternationalCo's capital stock pursuant to the Plan. Nevertheless, the Debtors and InternationalCo intend to obtain consents for both the initial transfer and the subsequent distribution of shares to the creditors prior to the initial transfer of each business to InternationalCo. The required consents and approvals generally fall into the following categories:

                  - Lenders. The many credit facilities and other debt instruments to which the businesses to be transferred to InternationalCo are parties often require ENE to directly or indirectly hold specified percentages of the equity interests in the business, or provide that a change of control of the business is an event of default. The lenders, including various multilateral agencies, under these credit facilities and other debt instruments must therefore consent to ENE no longer being in the chain of ownership of the transferred businesses.

                  - Governmental Authorities. Many of the businesses to be transferred to InternationalCo are regulated by local energy regulatory authorities, operate pursuant to concessions granted by governmental authorities or are party to agreements with governmental authorities. These regulatory and other governmental authorities often must consent to the transfer of the businesses to InternationalCo. Additionally, certain of the proposed transfers to InternationalCo are subject to review by antitrust agencies, which either must approve the transfer in advance or have the authority to impose conditions on InternationalCo's business following the transfer.


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

                  - Partners. Because ENE and its subsidiaries generally own less than 100% of the businesses to be transferred to InternationalCo, they are sometimes party to shareholder agreements that, among other things, require the shareholders to consent to certain transfers by a shareholder of its equity interest in the business to a third party or give the shareholders preferential purchase rights in connection with certain transfers of equity interests in the business. The preferential rights often include (1) rights of first refusal that require a party to offer to sell its equity interests to the other shareholders on the same terms on which it would be willing to sell its equity to a third party and (2) change of control purchase rights that require a shareholder that has experienced a direct or indirect change of control to offer to sell its equity interest in the business to the other shareholders. To the extent that these purchase rights are applicable to the transfer of businesses to InternationalCo or the subsequent distribution of shares of InternationalCo's capital stock, ENE expects to either offer these purchase rights to the other shareholders or ask the shareholders to waive their rights prior to the transfer to InternationalCo.

                  - Debtors' Financing Structures. Whitewing LP and Ponderosa, which are financing structures formed by ENE and its subsidiaries prior to the Initial Petition Date, have certain interests in Elektro, Centragas, Trakya, ENS and SPC, which are expected to be transferred to InternationalCo. The transfer of these interests to InternationalCo is generally subject to the consent of the holders of the debt and equity interests in these financing structures, which may be granted in connection with an overall settlement of the various rights and obligations between ENE and each financing structure.

                  If any required approval, consent or waiver relating to the transfer of a particular business or the subsequent distribution of shares to the creditors cannot be obtained prior to the transfer of the assets to InternationalCo, then at the discretion of ENE, with the consent of the Creditors' Committee, as contemplated in the Plan, such business may not be transferred to InternationalCo and, instead, would remain, directly or indirectly, with ENE. Refer to Section X.A.3, "Transferred Businesses" for further information about businesses that would remain with ENE. As a result, it is possible that InternationalCo's businesses may not include all of the transferred businesses described in this Disclosure Statement. In addition, it is possible that any consents or approvals that are given could contain conditions or limitations that could adversely affect InternationalCo's ability to operate and manage its business, or adversely affect its financial results.

         3.       TRANSFERRED BUSINESSES

                  A. WORLDWIDE ASSET BASE. All of the businesses that are expected to be a part of InternationalCo are located outside the United States, except for one business located in the U.S. territory of Guam. InternationalCo will face different political, economic, and regulatory challenges in each of the 14 countries in which it will operate. While operating in several countries will bring many challenges, it should also help InternationalCo to diversify its


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

risks and create additional expansion opportunities. Refer to Section XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information.

                  B. CONTRIBUTION OF TRANSFERRED BUSINESSES AND OTHER RIGHTS TO INTERNATIONALCO. ENE and InternationalCo expect that in connection with the Plan the Debtors will contribute equity interests in the identified businesses, intercompany loans to the businesses held by affiliates of ENE, and contractual rights held by affiliates of ENE to InternationalCo pursuant to the terms of a Contribution and Separation Agreement to be entered into by the parties. In connection with the Contribution and Separation Agreement, the parties will enter into certain ancillary agreements, including a Transition Services Agreement. Pursuant to the Transition Services Agreement, on an interim, transitional basis, ENE will provide to InternationalCo various corporate and administrative services, and a wholly-owned subsidiary of InternationalCo that will be the employer to the individuals that manage and operate InternationalCo's businesses, will provide various services to ENE and its affiliates. The ancillary agreements, together with the Contribution and Separation Agreement, will govern the relationship between InternationalCo and the Debtors that contribute assets to InternationalCo following the contribution of the assets and will provide for the allocation of interim services and other obligations between such parties until the distribution of the shares of capital stock of InternationalCo pursuant to the Plan or the sale of such stock to a third party.

                  C. NATURAL GAS SERVICES. The tables below identify the non-pipeline and pipeline businesses included in the Natural Gas Services segment and several of their key features.


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
                  NATURAL GAS SERVICES NON-PIPELINE BUSINESSES


                                                                                                       SCHEDULED
                                            ANTICIPATED                                  DATE          TERMINATION
                                          INTERNATIONALCO                             COMMERCIAL       DATE OF KEY
                                             OWNERSHIP                               OPERATION WAS       PROJECT
       BUSINESS            LOCATION          INTEREST             BUSINESS             INITIATED        AGREEMENT
       --------            --------          --------             --------             ---------        ---------
  SK-Enron             South Korea       50.0%              Holding company for    July 1978 to       Not applicable
                                                            equity interests in    February 1990
                                                            nine CGCs, one LPG     (depending on
                                                            import and marketing   business)
                                                            company and one
                                                            cogeneration company

  Cuiaba - TBS         Bolivia and       50.0%*             Purchase and sale of   May 2002           May 4, 2019
                       Argentina                            natural gas for
                                                            Cuiaba-EPE

  Vengas               Venezuela         97.0%              Propane transporter    1953               Not applicable
                                                            and distributor

  Accroven             Venezuela         49.25%             NGL extraction,        July 10, 2001      July 9, 2021
                                                            fractionation,
                                                            refrigeration and
                                                            storage facilities


-------------------------------------------

* Upon the closing of the Shell Settlement. Refer to Section X.A.3.e(i), "Cuiaba Integrated Project" for further information.


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
                         NATURAL GAS SERVICES PIPELINES


                                                                                                              SCHEDULED
                                    ANTICIPATED                                              DATE          TERMINATION DATE
                                  INTERNATIONAL CO         ROUTE                           COMMERCIAL        OF PRINCIPAL
                                     OWNERSHIP       LENGTH AND TRANSPORT                   OPERATION       TRANSPORTATION
         BUSINESS       LOCATION      INTEREST           CAPACITY             BUSINESS     WAS INITIATED      AGREEMENTS
         --------       --------      --------       --------------------     --------     -------------   -----------------

      Cuiaba - GasBol     Bolivia    50.0%            Bolivian portion of      Natural gas  May 2002          November 24, 2024
                                                      the BBPL to              pipeline
                                                      Bolivia-Brazil border
                                                      at San Matias, 226
                                                      miles, current
                                                      capacity of 95 MMcf/d
      Cuiaba - GasMat     Brazil     50.0%*           Bolivia-Brazil border    Natural      May 2002          June 4, 2024
                                                      at San Matias to EPE     gas
                                                      power plant, 175         pipeline
                                                      miles, current
                                                      capacity of 95 MMcf/d
      Transredes          Bolivia    25.0%            A network of pipelines   Natural      May 1997          2003 to 2019
                                                      in Bolivia with          gas and      (formation)
                                                      connections to Brazil,   liquids
                                                      Argentina and Chile,     pipeline
                                                      approximately 1,800      network
                                                      miles of gas pipeline,
                                                      1,700 miles of liquids
                                                      pipeline
      BBPL - GTB          Bolivia    17.0% and        Rio Grande to Mutun,     Natural      July 1999         TCQ 2021
                                     12.75% through   approximately 350        gas                            TCX 2021
                                     its partial      miles, current           pipeline                       TCO 2041
                                     ownership of     capacity of
                                     Transredes       approximately 1.1 Bcf/d
      BBPL - TBG          Brazil     4.0% and 3%      Corumba to Porto         Natural      July 1999         TCQ 2021
                                     through its      Alegre,                  gas                            TCX 2021
                                     partial          approximately 1,600      pipeline                       TCO 2041
                                     ownership of     miles, nominal
                                     Transredes       capacity of 24 MMcm/d
                                                      (expected to increase
                                                      to 30 MMcm/d by late
                                                      2003) of gas
      Centragas           Colombia   50.0%            Ballena to               Natural      February 24,      February 24, 2011
                                                      Barrancabermeja,         gas          1996
                                                      359 miles,               pipeline
                                                      maximum capacity of
                                                      200 MMcf/d

-------------------------

* Upon the closing of the Shell Settlement. Refer to Section X.A.3.e(i), "Cuiaba Integrated Project" for further information.


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
                  As indicated above, each of the Natural Gas Services businesses that is expected to be included in InternationalCo has been completed and has initiated commercial operations.

                           (I)      SK-ENRON CO., LTD. (SK-ENRON). ENE
indirectly owns 50% of the outstanding shares of SK-Enron. The other 50% of SK-Enron's outstanding shares are owned by SK, which in 2002 was the third-largest business group, or chaebol, in South Korea. SK-Enron is a holding company for 100% of the outstanding shares of seven privately held CGCs and a cogeneration company in South Korea, as well as leading or controlling stakes in two publicly-traded CGCs and an LPG importing and marketing company in South Korea. Under its holding company structure, SK-Enron conducts substantially all of its LPG and natural gas delivery operations through its subsidiaries and controlled affiliates and provides primarily shared support services through the holding company.

                  SK-Enron's affiliates operate in three businesses: (1) city gas distribution, which represented 52% of SK-Enron's 2002 revenues under Korean GAAP accounting (which consolidates the revenues of all subsidiaries in which the parent company has at least a 30% ownership interest); (2) LPG import and marketing, which represented 47% of SK-Enron's 2002 revenues under Korean GAAP accounting; and (3) cogeneration.

                  City Gas. Each of SK-Enron's nine CGCs is a publicly-regulated utility with an exclusive franchise to engage in the distribution of natural gas (or in one case, a mixture of LPG and air) to retail, commercial, and industrial customers in its respective franchise area, with certain limited exceptions. To this end, each of SK-Enron's CGCs owns distribution pipelines for transporting natural gas from the national trunk pipeline transmission system owned by KOGAS, the national monopoly natural gas wholesaling company, to the CGC's customers. Under the South Korean regulatory structure, CGCs operate on a regulated rate of return basis. The prices at which CGCs purchase gas are set by KOGAS and approved by the South Korean Ministry of Commerce, Industry and Energy, while local regulatory authorities set the tariffs for retail gas distribution. Regulated retail tariffs are designed to include full pass-throughs of fuel, operating, and capital costs plus a regulated rate of return on investment.

                  LPG. SK-Enron's subsidiary, SK Gas, is one of the two leading LPG importing and marketing companies operating in South Korea and supplied approximately 25% of domestic LPG consumption by volume in 2001. Approximately 57% of SK Gas's 2002 revenue was generated through the retail sale of LPG to refineries, industrial customers, and petrochemical companies and through wholesale sales to CGCs and other retailers. The balance of its revenue was generated through LPG trading activities. SK Gas owns and operates two large LPG receiving terminals and one of the world's largest single underground storage rock caverns.

                  Cogeneration. Iksan Energy is a 20-MW coal-fired cogeneration facility which serves 32 steam offtakers and supplies power to Korea Electric Power Company, the national power company of South Korea.

                  City Gas Distribution. South Korea currently has a total of 32 CGCs. SK-Enron is the largest gas distribution business in South Korea. The nine CGCs affiliated with SK-Enron supplied approximately 25% of total domestic city gas demand in 2002, providing service to over two million customers. The SK-Enron CGCs provide service to all or a portion of three of the four largest cities in South Korea. The customer mix is split among residential, industrial, and commercial and varies among the individual CGCs. Historically, however, the higher margin residential segment has comprised approximately 50% of total volume. The SK-Enron CGCs purchase all of their supplies of gas from KOGAS as regassified LNG for delivery by pipeline pursuant to long-term contracts. The SK-Enron CGCs sell gas on a "non-firm" basis.

                  Industry Overview. South Korean natural gas demand is split between the electricity sector (33% of total volume in 2002) and the city gas sector (67% of total volume in 2002). South Korea currently relies on imported LNG to meet its entire demand for natural gas. Residential customers are the largest consumers of CGC-delivered natural gas, comprising approximately 60% of total volume in 2002. Due to higher gross tariffs applied to residential customers based on a uniform cost of gas, residential customers provide higher profit margins than industrial, commercial, or other customers. The total number of households supplied with natural gas by CGCs has increased from 6.5 million households in 1998 to 8.6 million in 2001 and is forecasted by the Korean City Gas Association to increase to almost 10.6 million by 2004. LPG consumption in 2001 was divided among household and commercial activities (34%), petrochemical and industrial activities (19%), transportation fuels (45%), and city gas (2%). LPG is growing in importance in South Korea as a transportation fuel, the largest sector usage.

                  Shareholder Arrangements. When SK-Enron was formed in 1999, SK and Enron Korea entered into a Shareholders Agreement that defines, among other things, certain rights of first refusal, buy-sell rights, and consent rights to transfer by each shareholder, which by their terms do not apply in connection with upstream transfers such as the transfer of ENE's interests to InternationalCo. The Shareholders Agreement provides, among other things, that the Board of Directors is split equally between SK and Enron Korea nominees, certain executive positions rotate periodically between SK and Enron Korea nominees, and certain SK-Enron actions require prior Board approval. The Shareholders Agreement governs the treatment of certain business activities and opportunities and provides, subject to certain exceptions, that neither shareholder nor its affiliates may pursue any of SK-Enron's primary business activities outside of SK-Enron without the other shareholder's consent. Restrictions also apply to certain other business opportunities.

                  Dividends. Although its organizational documents do not prohibit dividends, SK-Enron's Shareholders Agreement expresses a preference to minimize dividends unless the parties otherwise agree. Historically SK-Enron has reinvested its earnings, and its Board of Directors has not declared any dividends.

                  Shareholder Disputes. In connection with a dispute between SK and Enron Korea over certain matters, including alleged activities resulting in the failure of a proposed sale by Enron Korea of its interests in SK-Enron to close in 2002 and the subsequent abandonment of the transaction by the potential buyer, Enron Korea sent a pre-arbitration notice to SK under the Shareholders Agreement. SK and Enron Korea have not proceeded further with the arbitration process. SK previously obtained an order from a South Korean court permitting SK to place a "preliminary attachment" lien on Enron Korea's shares in SK-Enron to secure certain claims, and although the period for enforcement of the lien has lapsed, there can be no assurance that SK will not again seek to place a lien on Enron Korea's shares in SK-Enron. Refer to Section XIV.I.1.f, "Difficulty Enforcing and Defending Contractual and Legal Rights" for further information. In any event, a lien on Enron Korea's shares of SK-Enron would not affect ENE's ability to transfer its interest in SK-Enron to InternationalCo.

                  SK Issues. One of SK's affiliates, SK Global, which engages in worldwide trading operations on behalf of members of the SK group, announced in March 2003 that certain accounting irregularities had occurred in its business. As a result of this disclosure, certain business activities of SK Global are under investigation by South Korean authorities, and SK Global has been placed under a bank-supervised workout program. SK Global's main creditor banks have requested that the stronger units of the SK group, including SK, provide financial support to SK Global. Because SK is dependent on these banks for trade financing, it might be unable to fully distance itself from a bank-led reorganization of SK Global and so may be required to contribute such financial support. This situation has been further exacerbated by reductions in bank lines of credit to SK group companies by banks and investment trust companies. These events led to a decision by S&P Rating Services to lower its long-term credit rating on SK, and there can be no assurance that SK will not suffer further deteriorations in its credit rating. In addition, news articles have indicated that SK Shipping, another affiliate of SK, may also face financial difficulties due to alleged accounting irregularities. None of the ongoing investigations involve SK-Enron, and SK-Enron and its operations have not been significantly affected by these events to date. However, no assurances can be given that the issues surrounding SK will not adversely affect SK-Enron in the future.

                  Associated Debt. SK-Enron has financed, and currently expects to continue to finance, its and its subsidiaries' ongoing operations and any subsequent acquisitions primarily from cash flows. SK Gas incurred a substantial amount of secured term debt in connection with the construction of certain storage and processing facilities, with liens securing that debt equal to approximately 48% of the total book value of the underlying SK Gas assets as of December 31, 2002.

                  Property, Plant and Equipment. Each of the SK-Enron CGCs owns a network of lateral pipelines connecting to KOGAS transmission lines, distribution pipelines, and related facilities for distributing gas to its customers. The SK-Enron CGCs own altogether a total of approximately 5,600 kilometers of pipe. SK Gas owns two LPG receiving terminals that serve as domestic import and distribution hubs and as loading facilities for transferring cargos from large ocean-going ships to smaller coastal trading ships. Iksan Energy owns a coal-fired cogeneration facility, which serves 32 steam offtakers and supplies power to Korea Electric Power Company. SK-Enron and its subsidiaries also own or lease offices for their operations for varying periods.

                  Competition. Although the geographic franchise grants to CGCs are exclusive, some competition exists in certain CGC territories from government-supported local district heating companies. Service areas in which local district heating companies operate are significantly less profitable for SK-Enron CGCs. CGCs provide gas solely for cooking in such areas instead of gas for cooking and heating, but with similar capital investment in distribution. In areas being served by local district heating companies, informal political pressure has occasionally been brought to bear on SK-Enron CGCs to provide cooking gas service at a loss. Although SK-Enron CGCs historically have been able to avoid being required to provide services under these circumstances, no assurance can be given that they will be able to continue to do so. SK-Enron CGCs might therefore be compelled to provide cooking gas services in the future at a loss, which could be material. Refer to Section XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information.

                  LPG is more expensive than natural gas on an equivalent BTU basis in locations served by natural gas, but serves as an alternative to natural gas in rural and suburban areas where natural gas is unavailable or portability of product is required. Historically, the expansion of natural gas into traditional LPG markets has been inhibited by the capital costs required to expand pipeline and retail distribution systems. The LPG import, distribution, and marketing sector has significant barriers to entry, due primarily to the cost of investment in storage.

                  Regulation. South Korea currently relies on imported LNG to meet its entire demand for natural gas. At present, KOGAS controls all importation of LNG. As a general matter, domestic prices for wholesale gas sales to CGCs are set by KOGAS on a quarterly basis subject to review and approval by the South Korean Ministry of Commerce, Industry and Energy. Those CGCs that are not connected to the national trunk pipeline system rely on LPG supplied by SK Gas and other LPG wholesalers, which is then vaporized, mixed with air, and delivered to customers. The South Korean Ministry of Commerce, Industry and Energy announced a gas industry restructuring plan in 1999 that is designed to result in wholesale and retail market competition, open access distribution systems, and customer choice of gas supplier. Although gas industry restructuring has been delayed, and certain early deadlines have already been missed, this proposal remains the current government plan for gas industry restructuring in South Korea. Transportation of gas is expected to remain a regulated "natural monopoly."

                  The South Korean Ministry of Commerce, Industry and Energy regulates the CGCs by regulating the operating costs that are recoverable from their customers and by providing guidelines for "proper margins" between wholesale and retail. These regulations are interpreted and implemented by the respective provincial tariff-setting authorities, which conduct annual tariff reviews for each CGC. The CGCs are generally permitted to pass-through KOGAS charges, which are the largest component of the tariff. Historically, a lack of specificity in the national regulations concerning tariff calculation methodologies has left considerable room for negotiation of rates with the provincial regulatory authorities, and many of these determinations are very political and heavily negotiated. Refer to Section XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information.

                  In 2001, South Korea deregulated the LPG marketing and import business. SK Gas operates in the unregulated wholesale LPG market and is not subject to regulated tariffs. SK Gas supplied about 29% of total LPG demand in South Korea in 2001. Iksan Energy sells steam under contract to its offtakers, but electricity sales to Korea Electric Power Company are at the regulated market clearing price.

                  Relations with Affiliates. SK Gas sells a substantial amount of LPG to SK, and SK Gas has historically carried an outstanding receivable of approximately $30 million from SK. In addition, SK Gas has contracted with SK Shipping, an SK affiliate that reportedly may face financial difficulties, to supply substantially all of SK Gas's long-term LPG shipping capacity needs. If SK Shipping is unable to provide transport services for SK Gas, SK Gas would be required to replace such capacity with shipping contracts with third parties. There can be no assurance that SK Gas would be able to replace any or all of such capacity in a timely manner at rates and on other terms as favorable to SK Gas as its current contracts with SK Shipping.

                  Holding Company Status & Taxation of Dividends. SK-Enron is structured as a holding company to take advantage of recent changes in South Korean law that facilitate the ability of members of a corporate group to pay dividends within the group. Prior to the enactment of these laws, the chaebols avoided holding company structures and dividends to move cash between group companies, loaning cash to related parties instead. However, the specified proportions of dividends received from subsidiaries of a company are now permitted to be excluded from the receiving company's income, subject to certain limitations. Due to certain cross-holdings among its subsidiaries and certain outstanding debt obligations of SK-Enron incurred in connection with acquisition of some of its subsidiaries, SK-Enron currently loses approximately 8-10% of the available dividend exclusion.

                       (ii) TRANSBORDER GAS SERVICES, LTD. (CUIABA - TBS). Refer to X.A.3.e(i), "Cuiaba Integrated Project" for further information.

                       (iii) VENGAS, S.A. (VENGAS). Vengas is the largest distributor of LPG in Venezuela and has been in operation since 1953. Vengas has approximately 2,000 full-time employees, a substantial majority of whom are unionized, and serves an estimated 41% of the Venezuelan LPG market by volume, 38% through distribution of Vengas brand LPG directly to approximately 2.2 million customers and through 85 sub-distributors and the remaining 3% through sales of non-Vengas brand LPG through other channels. Vengas's direct customers include a network of approximately 7,500 "rack dealers" that sell LPG in small cylinders to an even greater number of individual customers.

                  Vengas's sole supplier of LPG is PdVSA at rates that are regulated by the Ministry of Energy and Mines. PdVSA is Venezuela's sole producer of LPG. Sales by Vengas to its residential customers, which represent approximately 90% of its sales, are also regulated by the Ministry of Energy and Mines. Vengas's costs and sales revenues are all in Venezuelan bolivars. Vengas has no long-term debt.

                  Vengas also owns a 99.19% interest in CALIFE, a Venezuelan utility. CALIFE distributes electric power to approximately 50,000 customers in the Venezuelan municipalities of Puerto Cabello and Moron and surrounding areas, with total electricity sales of 336 GWh in 2002. Vengas is seeking an orderly exit from CALIFE and the electricity distribution business because it is non-core to Vengas's LPG business and has historically suffered losses.

                  Vengas is 97% owned by ENE through its indirect subsidiary V. Holdings. The remaining 3% of the outstanding shares have been publicly held and traded on the Caracas Stock Exchange since 1993. ENE, through V. Holdings, controls the Board of Directors of Vengas. Dividends are approved by Vengas's shareholders on a yearly basis after receipt of audited financial statements prepared in accordance with Venezuelan GAAP. Since Vengas is listed on the Caracas Stock Exchange, it is required by Venezuelan law to declare at least 50% of its net earnings after income taxes and legal reserves as dividends and to pay at least 25% of this amount in cash. V. Holdings also owns 100% interests in Java and Finven. Finven was created to hold 35% of ENE's 85% indirect interest in SECLP.

                  Venezuelan capital markets laws may require a tender offer to be made prior to any change in control of Vengas. Vengas expects to consult with the Venezuelan National Securities Commission within the next few months as to the applicability of and alternatives to the tender requirement.

                  Industry Overview. LPG is the main source of heating and cooking fuel in Venezuela. Electric energy and natural gas are potential competitors, but electricity has been more expensive and the natural gas infrastructure is insufficiently developed. These alternatives therefore have not posed a competitive threat to LPG sales. The Venezuelan LPG market is divided into the regulated residential and unregulated commercial and industrial sectors. The LPG market is mature, and LPG consumption has generally correlated with population and economic growth in Venezuela. The LPG market had total sales declines of 0.2% and 3.2% in 2001 and 2002, respectively, which are generally attributable to deteriorating economic and political conditions in Venezuela and PdVSA supply disruptions that began in December 2002 and continued through the first quarter of 2003, resulting from national strikes.

                  The LPG market in Venezuela has four primary sectors--supply, transport, filling and distribution. The LPG supply chain begins at one of eight PdVSA-owned supply plants located throughout Venezuela. The LPG is transported from these facilities in specially designed heavy-duty vehicles to the filling plants, where it is stored and distributed to various LPG companies for distribution to end users. The filling plant sector stores LPG received from the PdVSA-owned supply plants and distributes the LPG to the distribution companies that operate in different localities or regions. At present, there are 29 companies, including Vengas, that operate the 74 filling plants throughout the country. The distribution sector transports LPG from the filling plants to the end user. There are 280 distribution companies. In 2002, Vengas distributed approximately 41% of all LPG in Venezuela. Digas-Tropiven S.A., the second largest Venezuelan LPG distributor, distributed approximately 18% of the LPG sold in the country. Vengas and Digas-Tropiven S.A. are the only distributors that operate on a national basis. The remainder of the market is highly fragmented and commonly served by small to medium-sized family-owned businesses that limit distribution to a specific region or city.

                  Property, Plant and Equipment. Vengas transports LPG from PdVSA's eight LPG processing and refinery plants located throughout Venezuela to Vengas's 25 filling plants using its fleet of 82 hauling trucks. Vengas owns its head offices in Guarenas and 24 out of its 25 filling plants. At the filling plants, Vengas fills its 3.5 million cylinders and its 52 bulk distribution trucks. Full cylinders are loaded onto Vengas's fleet of approximately 460 cylinder distribution trucks for delivery directly to customers, or for the smaller 10 kilogram cylinders, to a network of approximately 7,500 rack dealers. Vengas's bulk distribution trucks are used to transport LPG to fill bulk tanks installed at customer locations. In addition, Vengas owns approximately 9,600 storage tanks. Vengas leases 26 of its 38 branch offices and all of its sales offices.

                  Until March 2003, Vengas manufactured and repaired all of its cylinders at its cylinder factory. Vengas typically manufactured in excess of 200,000 new cylinders and repaired more than 300,000 cylinders per year. The factory was shut down, however, after Vengas determined that it would be more cost-effective, at least in the short term, to buy rather than manufacture cylinders and to outsource repairs of cylinders. As a result, Vengas is currently purchasing its cylinders and obtaining repair services from a third party that supplies the entire Venezuelan market. If the supplier does not deliver an adequate number or quality of cylinders, Vengas's operations could be adversely affected. Vengas is maintaining its cylinder factory and may reopen it if economic conditions or reliability concerns make it desirable to do so.

                  Customers. Vengas's overall sales by volume declined by 2% in 2001 and by 5.8% in 2002, principally due to deteriorating economic and political conditions in Venezuela and PdVSA supply disruptions that began in December 2002 and continued through the first quarter of 2003. Refer to Section XIV.I.1.c, "Political Instability, Civil Unrest, and Regime Change" for further information on the risks related to political instability, civil unrest and regime change. Those events had a greater effect on commercial and industrial demand, which fell more than residential demand. Approximately 77% of Vengas's 2001 total sales and 80% of Vengas's 2002 total sales of LPG by volume were of Vengas brand LPG to residential customers at regulated rates. Approximately 13% of Vengas's 2001 total sales and 12% of Vengas's 2002 total sales of LPG by volume were of Vengas brand LPG to commercial and industrial bulk customers at non-regulated rates. The remaining 10% of Vengas's 2001 sales and 8% of Vengas's 2002 sales of LPG by volume were attributable to the sale and distribution of non-Vengas brand LPG.

                  Supplier. Vengas purchases LPG on an as-needed basis from PdVSA at the tariff set by the Ministry of Energy and Mines. Vengas does not have any long-term LPG supply agreements with PdVSA. If PdVSA were to fail to supply LPG to Vengas, the only alternative would be to import LPG because PdVSA is the sole supplier of LPG in Venezuela. Vengas would be required to seek the requisite permits to import LPG for distribution. Refer to Section XIV.I.2.c, "Concentration of Customers and Suppliers" for a discussion of the risks created by reliance on a limited number of suppliers.

                  Because of the importance of PdVSA to the total Venezuelan economy, and because it is state owned, it is highly impacted by political events. In December 2002, opponents of President Chavez organized a nationwide strike to call for an early referendum on the President's rule. The strikers nearly shut down the country's oil industry, drastically reducing the production of Venezuelan oil and its delivery to internal and external markets. Supply of LPG to Vengas was reduced to less than half. President Chavez declared the strikers' demands unconstitutional and enlisted the help of the military to maintain production. Since coming into office, President Chavez has severed or replaced approximately 17,000 employees, mostly management, of PdVSA's approximately 40,000 total employees. Refer to Section XIV.I.1.c, "Political Instability, Civil Unrest, and Regime Change" for a discussion of the risks presented by political instability, civil unrest and regime change.

                  Regulatory Environment. On October 1, 2000, the Ministry of Energy and Mines issued three permits to Vengas that authorize Vengas to transport and distribute LPG and manufacture, repair, and maintain LPG cylinders and tanks. These permits were granted with a term of 35 years, renewable for an additional 30 years, but may be revoked under certain extenuating circumstances, including upon the transfer of a permit without proper authorization from the Ministry of Energy and Mines or non-compliance with applicable provisions of law or the terms of the permit itself.


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
                  Tariffs. The Ministry of Energy and Mines sets both the prices at which PdVSA sells LPG to distributors and the prices at which distributors sell LPG to residential consumers. Prices are not regulated for sales to the commercial and industrial sectors. The Venezuelan government heavily subsidizes the residential sector, often using PdVSA as a vehicle, because LPG represents a basic utility to a large percentage of the Venezuelan population. If this subsidy is discontinued, demand for LPG will likely decrease. The Ministry of Energy and Mines is required by regulation to set tariffs on a quarterly basis to achieve a target gross margin based on the operating costs of the "average" LPG distribution company. Despite this requirement, tariffs were increased by 15% in April 2002 for the first time in approximately 18 months. In December 2002, tariffs at which Vengas sells LPG were increased by an additional 22%, and tariffs at which Vengas buys LPG from PdVSA were increased by 2%. Neither of the most recent increases, however, fully reflected accumulated inflation. Due to inflation, Vengas and the national LPG trade association are required frequently to petition the Ministry of Energy and Mines for tariff rate increases. At the same time, the Venezuelan government is under considerable political pressure from low income constituents not to increase the price of any basic commodity, including LPG, and could likely continue to resist tariff increases. The Venezuelan government could potentially take other measures, such as establishing LPG cooperatives to compete with private LPG distributors or deregulating LPG tariffs. Because the regulatory mechanism has been inconsistently applied, Vengas is subject to price risk and no assurance can be given that the Ministry of Energy and Mines will provide for adequate margins. Refer to Sections XIV.I.1.a, "International Economic Slowdown," and XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information about the risks related to political and regulatory pressures on energy costs and tariffs.

                  New Foreign Exchange Control Regime. In February 2003, the Venezuelan government announced the enactment of a foreign exchange control regime that restricts the convertibility and repatriation of foreign exchange and sets specified bolivar/dollar exchange rates. The specified exchange rates can be changed by the agency in charge of the regime and were changed in June 2003. All sales and purchases of foreign currency are required to be made through the Venezuelan central bank or a pre-approved commercial bank. In addition, private parties are required to sell any foreign currency they hold in certain cases. Vengas does not believe it fits into any of the categories that would require it to sell any foreign exchange it holds. While the framework of the new regime has been created, the government has not issued regulations required to implement the new laws. As a result, only a limited amount of currency has been exchanged under the new regime. Vengas is currently in the process of registering to enable it to apply for currency exchanges. The conversion of any dividend distribution by Vengas may be hindered or delayed if implementing rules are not adopted or Vengas's conversion is not approved. Additionally, if the specified exchange rate is further changed or if the exchange rate is allowed to float, Vengas may suffer exchange rate losses if it is unable to convert any excess bolivars it holds for some period and the bolivar devalues against the U.S. dollar during the period of inconvertibility. Refer to Sections XIV.I.1.c, "Political Instability, Civil Unrest, and Regime Change" for further information about the risks related to currency devaluations and exchange controls.

                  Inflation and Devaluation Impacts on Venezuelan Tax Liability. Vengas's accounts are required to be adjusted for inflation under Venezuelan GAAP and Venezuelan tax laws. These adjustments and revaluations have a direct impact on the amount of Venezuelan


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

income taxes paid. In general, the values of Vengas's non-monetary assets (i.e., physical plant and equipment), liabilities and equity accounts are adjusted on its balance sheet by the rate of inflation and the resulting increase or decrease is required to be reflected as income or loss, respectively, on Vengas's income statement. Both of these impacts can cause sizeable variations in the reported Venezuelan GAAP results on a year-to-year basis, the amount of Venezuelan taxes owed and dividends even while cash flow to the company remains stable.

                       (iv) ACCROVEN, S.R.L. (ACCROVEN). ENE owns an indirect 49.25% equity interest in Accroven, a Barbados company. Through its Venezuelan branch, Accroven owns and operates a fee-based NGL extraction, fractionation, storage, and refrigeration project. The other owners of Accroven are Williams International Venezuela Limited with a 49.25% interest and Tecnoconsult S.A. with a 1.5% interest.

                  The project commenced commercial operations in July 2001 and consists of facilities located in San Joaquin, Santa Barbara, and Jose, Venezuela. The San Joaquin and Santa Barbara facilities are NGL extraction plants with a combined total processing capacity of 800 MMcf/d (representing approximately 20% of Venezuela's total gas processing capacity). The Jose facilities consist of one NGL fractionation plant with a total processing capacity of 50 MBbl per day (representing approximately 23% of Venezuela's total NGL processing capacity), one propane compression refrigeration facility, two refrigerated storage tanks, and one pressurized storage sphere. The facilities are located on property owned by PdVSA Gas and leased to Accroven pursuant to servitude agreements that terminate in July 2021.

                  Members Agreement. Accroven is governed by a board of up to six managers. Each of Accroven's members is a party to a Members Agreement under which EIV, an affiliate of ENE, and Williams International Venezuela Limited each appoints three managers.

                  The Members Agreement contains preferential purchase rights, change-of-control provisions and certain limitations on a member's transfer of its interest in Accroven. The Members Agreement provides for dividend distributions on a quarterly basis or as frequently as possible (if less than quarterly) of all funds other than any legal solvency requirements, reserves required by Accroven's creditors, or reserves determined as reasonably necessary by its managers.

                  Customer. Accroven's sole customer is PdVSA Gas, which purchases extraction and fractionation services and storage and refrigeration services from Accroven under two 20-year services agreements terminating in July 2021 and governed by Venezuelan law. PdVSA Gas's obligations under the services agreements are guaranteed by PdVSA. All hydrocarbons processed by Accroven pursuant to the services agreements are supplied by and belong exclusively to PdVSA Gas. Refer to Section XIV.I.1.c, "Political Instability, Civil Unrest, and Regime Change" and XIV.I.2.c, "Concentration of Customers and Suppliers" for further information about the risks related to reliance on a limited number of customers.

                  The tariffs under the services agreements are primarily denominated and paid in U.S. dollars. They are intended to allow recovery of and to provide a return on Accroven's capital cost investment and to cover O&M expenses incurred. PdVSA Gas is obligated to make tariff payments under the services agreements as long as the relevant facilities are available


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

unless there is a force majeure event. PdVSA Gas had been current in all payments under the services agreements until December 2002, when almost 17,000 of the 40,000 employees at PdVSA and PdVSA Gas were severed when they went on strike to protest policies of the Venezuelan government. On other occasions since the strike, PdVSA Gas has been delinquent in its payments for short periods of time because of administrative problems. Presently, PdVSA Gas is current in its payments. Refer to Section XIV.I.1.c. "Political Instability, Civil Unrest, and Regime Change" for further information.

                  Under the services agreements, PdVSA Gas is further obligated to supply fuel and other standard utilities, such as water and electricity, to Accroven. PdVSA Gas automatically deducts the charge for electricity from its monthly payments to Accroven. Since November 2001, Accroven has disputed the amount and method by which PdVSA Gas has calculated the electricity charge. Accroven is working to resolve this issue with PdVSA Gas. A failure to reach a resolution could have a material adverse effect on Accroven.

                  As required by the services agreements, ENE has posted bonds in favor of PdVSA in the aggregate amount of $32.5 million. InternationalCo may be required to replace these bonds, which may need to be cash collateralized.

                  The services agreements may be terminated due to an event of default or a force majeure event. Depending upon the cause of termination, PdVSA Gas may acquire the project facilities or all of the equity interest in Accroven or Accroven may decommission the facilities or sell them to PdVSA Gas. The amount that would be received in payment for any such sale would vary depending on the cause of termination.

                  Associated Debt. The total cost of the project was $438.8 million and was financed by $200 million in loans from OPIC, which mature in May 2016, $132.3 million in loans from Eximbank, which mature in June 2013, and member equity contributions totaling $106.5 million. The OPIC facility is divided into two tranches and has been fully drawn. Tranche 1 was drawn for $90 million with a fixed interest rate of 8.60% and Tranche 2 was drawn for $110 million with a fixed interest rate of 8.99%. As of December 31, 2002, approximately $181.5 million remained outstanding. Only $132.3 million of the $134,885,288 Eximbank facility was drawn. The Eximbank facility carries a fixed interest rate of 7.22%. As of June 2003, approximately $122.5 million in principal was outstanding.

                  The OPIC and Eximbank credit facilities are secured by a lien, governed by New York law, on Accroven's contracts and accounts, a mortgage, governed by Venezuelan law, on the project facilities, and a pledge of the quotas in Accroven held by its members. The credit facilities impose a number of contractual restrictions, including, among others, restrictions on transfers of interest in Accroven and the payment of dividends.

                  ENE's bankruptcy and the failure by the ENE-affiliated contractors to achieve completion of the project under the loan documents led to defaults under the OPIC and Eximbank credit facilities. In June 2003, Accroven executed agreements with its lenders to obtain waivers of such defaults and to specify revised criteria that must be satisfied to achieve completion of the project (as defined in the loan documents), an event that must occur before dividends can be paid.


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

                  In February 2003, the Venezuelan government announced the enactment of a foreign exchange control regime that restricts the convertibility and repatriation of foreign exchange and sets specified bolivar/dollar exchange rates. Because Accroven is a Barbados company whose revenues are primarily in dollars paid to its accounts in New York, Accroven does not expect to be significantly affected by the new foreign exchange control regime.

                       (v) GASORIENTE BOLIVIANO LTDA. (CUIABA - GASBOL). Refer to Section X.A.3.e(i), "Cuiaba Integrated Project" for further information.

                       (vi) GASOCIDENTE DO MATO GRASSO LTDA. (CUIABA - GASMAT). Refer to Section X.A.3.e(i), "Cuiaba Integrated Project" for further information.

                       (vii) TRANSREDES - TRANSPORTE DE HIDROCARBUROS S.A.
(TRSA) AND THE BOLIVIA-TO-BRAZIL PIPELINE (BBPL). TRSA provides domestic and export hydrocarbons transport and associated activities in Bolivia through its ownership and operation of approximately 1,800 miles of gas pipelines and approximately 1,700 miles of liquids (crude oil, LPG, NGLs, and diesel) pipelines. ENE owns an indirect 25% equity interest in TRSA through ownership of a 50% equity interest in TRH. TRSA owns 51% of GTB, which owns the Bolivian portion of the BBPL, and performs site operations and various other contracted services to GTB. TRSA owns 12% of TBG, which owns the Brazilian portion of the BBPL.

                  TRSA holds four 40-year concessions granted by the Bolivian government that permit TRSA to provide non-exclusive hydrocarbons transportation services for the domestic and export natural gas and liquids markets. TRSA has firm and interruptible transport contracts for service on each of the four concessions. The firm contracts all provide for ship-or-pay charges equal to approximately 97% of the total charge. The charges for the regulated interruptible tariff are the same as those for the firm tariff, but the interruptible tariff is paid on a usage basis.

                  TRH was created by ENE and Shell to acquire a 50% interest in TRSA in May 1997 in a closed-bid auction held by YPFB, the Bolivian state-owned oil and gas company. The winning bid, representing an investment commitment of $263.5 million, gave TRH a 50% ownership interest in TRSA, together with management control. Of the remaining 50% equity interest in TRSA, approximately 34% is held almost equally between two Bolivian pension funds, 9.66% is held by an affiliate of GECC and the balance is held by other investors. TRH nominates four of TRSA's seven board seats. The Bolivian pension funds currently nominate three seats between them. TRSA is listed on the Bolivian Stock Exchange under the symbol TRD1U.

                  Industry Overview. Much of Bolivia's major natural gas discoveries have come since 1998; however, only a small portion of these discoveries have been developed due to limited markets. Brazil is Bolivia's only current major export market, but even in Brazil export growth has slowed because of economic and other conditions in Brazil affecting the development and dispatch of thermoelectric power generation plants.

                  In the spring of 2003, a consortium led by Petrobras completed construction of the Transierra, a natural gas pipeline that extends from the gas fields in southern Bolivia to


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
Rio Grande. This line parallels a pipeline owned by TRSA. At the present time the combination of the two pipelines provides the industry with a surplus of capacity. Petrobras has recently requested the Gas Supply Agreement between Petrobras and YPFB be renegotiated in an effort to reduce the price and the quantities of gas Petrobras must purchase. If Petrobras is successful in reducing the quantities of gas it must purchase, there will be an imbalance between the transportation capacity purchased by the producers and the amount of gas purchased under the Gas Supply Agreement. Although TRSA has firm, long-term contracts with its customers, the excess contracted capacity may result in efforts by some or all of the producers to reduce their capacity on either TRSA's pipelines or the Transierra pipeline. Other than the TRSA pipelines and the Transierra line, there are no other significant pipeline systems in Bolivia.

                  A Shareholder Agreement between affiliates of ENE and Shell governs the ownership and control of TRH. Under the Shareholder Agreement the parties agree that all actions of TRH shall be made by mutual consent of such affiliates of ENE and Shell. Additionally, each shareholder is granted a right of first refusal to acquire the other shareholder's ownership interest in TRH if said party or its affiliate seeks to sell or otherwise transfer its interest in TRH to a third party. Each shareholder also has a right of first refusal to purchase the ownership interest held by the other shareholder if such shareholder or its affiliate experiences a change of control. Further, if either party seeks to acquire an additional ownership interest in the BBPL, such party must offer to the other party the right to purchase 50% of such interest. Refer to Section XIV.I.3.c, "Transfer Restrictions" for further information.

                  With respect to TRSA, in general, all decisions involving commitments in excess of $250,000 are reviewed by ENE and Shell and both parties must agree on the guidance that they will give the senior management team of TRSA with respect to feasibility and desirability of the recommendation. ENE has the contractual right to appoint the President of TRSA, and Shell has the right to appoint the Chief Financial Officer. Other officers are appointed as mutually agreed by ENE and Shell.

                  Associated Debt. As part of the acquisition from YPFB of the 50% interest in TRSA, TRSA was required to assume outstanding indebtedness owed by YPFB. As of December 31, 2002, this debt totaled approximately $111.3 million in eight different tranches with varying payment schedules and maturities ranging from December 31, 2004 to June 30, 2032. In June and September 2001, TRSA issued bonds in an aggregate principal amount of $155 million. $20 million of the bonds mature on each of July 3, 2004, June 8, 2005, June 3, 2006, and May 29, 2007, and $75 million mature on August 6, 2009.

                  TRSA is seeking to obtain financing in 2003 from various third-party lenders. If obtained, this financing is intended to be used to fund capital expenditures. TRSA's failure to obtain this financing could result in delays of planned capital expenditures or limit TRSA's ability to pay dividends for the foreseeable future.

                  Customers. TRSA's gas pipeline network has a total capacity of approximately 690 MMcf/d. For 2003, TRSA has firm contracts totaling 639 MMcf/d. TRSA's transportation of liquids is largely associated with the production of natural gas and the customer base is very similar. The chart below lists TRSA's gas transportation customers and firm gas contract volumes from 2002 through 2007.


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
                    FIRM GAS CONTRACT VOLUMES AS OF JULY 2002

                                     MMcm/d

               (TO OBTAIN MMcf/d MULTIPLY FIGURES BELOW BY 35.315)

                                     2002      2003      2004      2005     2006       2007
                                     ----      ----      ----      ----      ----      ----
Gas Firm Contract by Customer

Chaco                                 3.1       3.1       3.1       3.1       3.1       3.1
                                     ----      ----      ----      ----      ----      ----
Andina Maxus                          3.6       3.9       3.0       3.0       3.0       3.0
                                     ----      ----      ----      ----      ----      ----
Pecom                                 1.0       1.1       1.1       1.2       1.2       1.2
                                     ----      ----      ----      ----      ----      ----
BG                                    3.5       2.1       2.1       1.5       1.5       1.5
                                     ----      ----      ----      ----      ----      ----
Vintage                               0.6       0.8       0.4       0.0       0.0       0.0
                                     ----      ----      ----      ----      ----      ----
TBS                                   1.1       1.1       1.1       1.1       1.1       1.1
                                     ----      ----      ----      ----      ----      ----
Petrobras                             3.0       6.0       6.0       6.0       6.0       6.0
                                     ====      ====      ====      ====      ====      ====
Total Gas System                     15.9      18.1      16.8      15.9      15.9      15.4
                                     ====      ====      ====      ====      ====      ====

                  An important source of revenue for TRSA results from the obligation of Petrobras to pay TRSA Bolivian government mandated surcharges for volumes contracted by Petrobras with YPFB for shipment through its Transierra pipeline. These revenues are projected by TRSA to be approximately $9.9 million in 2003, $15.5 million in 2004 and $20.6 million in each of the years 2005-2021. These revenues may not be realized if Petrobras refuses to pay the surcharge or may only be partly realized if Petrobras pays the surcharge on through-put volumes rather than volumes as contracted.

                  Regulatory Environment. TRSA's gas and liquids transportation businesses are regulated public services in Bolivia and are governed by a number of laws, regulations, and administrative resolutions. Among these regulations are the 1996 Hydrocarbons Law No. 1689, Bolivia's Sector Regulation System Law No. 1600 and the Transportation Regulations for the Transportation of Hydrocarbons via Pipelines, Supreme Decree No. 26116. The administration of these laws and regulations is the responsibility of the Government and the Superintendent of Hydrocarbons of Bolivia's Sector Regulation System, who must approve the terms and conditions of any transportation agreements between TRSA and the producers/shippers.

                  Under the terms and conditions of the capitalization agreements under which TRSA obtained the pipeline system from YPFB, the Bolivian government required that the cost of transportation services during a four-year transition period from 1997 to 2001 be held at an artificially low level. The purpose of this subsidized, postage rate tariff (that is, a tariff independent of the distance the product is transported) was to encourage gas exploration and production and to allow participants in the energy markets in Bolivia to gradually make adjustments in anticipation of an economically based tariff.

                  TRSA was permitted to recognize as an asset, earning interest at 7% per annum in a "deferred account" an amount of deferred revenues resulting from the difference between the four-year transition period tariffs and the return permitted under the Transportation Regulations. The transition period ended May 16, 2001, and thereafter TRSA was allowed to capitalize the accumulated balance in the deferred account as a normal return-generating asset, and annually


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

expense as amortization a portion of that amount through the post-transition period tariffs. As of December 31, 2002, the deferred account balance was $141.9 million. The deferred account surcharge is applied to all volumes, export and domestic, including volumes shipped by third parties.

                  TRSA receives domestic surcharges on all export shipments of gas transported in Bolivia regardless of whether the gas is transported on TRSA's system or by third parties. Changes in Bolivian law are currently under consideration. A new regulation would be required to extend the domestic surcharge beyond the date in 2006 when it is scheduled to expire. Failure to extend the subsidy would adversely affect TRSA's revenues by approximately $16 million per year and would impact the ability of TRSA to arrange needed financing and to pay dividends.

                  Tariffs. The 1996 Hydrocarbons Law requires that all tariffs provide the lowest transportation cost to the shippers while providing the transporter with a reasonable rate of return on equity. The price of transportation services in Bolivia for each of the four concessions is calculated using a "cash flow" methodology. Rate cases occur every four years under Bolivian law, and the next rate case filing for TRSA will be in May 2005. Agreement on a tariff requires agreement on anticipated future returns. Under this structure, TRSA recovers its capital expenditures, its cost of capital, the amortization of the deferred account, operating costs and a reasonable rate of return (currently targeted at 12.5%) plus inflation (U.S.) on equity, which totals approximately 14.9% currently. The regulations, however, provide for a deemed 60/40 debt-to-equity structure for the purposes of calculating the return on equity. TRSA's debt-to-equity as of year end 2002 is approximately 42/58 and, thus, TRSA prefers to fund future capital expenditures with debt.

                  The 1996 Hydrocarbons Law and related Supreme Decree No. 26116 also provide for a re-adjustment to the tariffs if (i) at any time actual volumes are 8% lower or higher (cumulatively) than projected rate case volumes;
(ii) there is any change in tax legislation or (iii) there is a significant change, in either direction, in the investment made by TRSA. Refer to XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information about the risks related to tariff-setting.

                  Environmental Matters. TRSA signed an agreement with the government to reach compliance with Bolivian government environmental manifestos by May 2004. TRSA agreed to meet 189 specific environmental requirements and as of June 2003 TRSA had completed 159. Twenty of the outstanding requirements arose before the pipeline assets were transferred to TRSA and are subject to a specific agreement with the government signed on July 10, 2001.

                  TRSA prepares an environmental impact assessment study and approval from the government, which is required for any new infrastructure project, including expansions. TRSA has completed and has received environmental licenses for 27 projects since 1997.

                  The hydrocarbon transport industry has inherent risks of leaks and spills. In January 2000 a TRSA pipeline suffered a major oil spill that resulted in approximately $50 million of clean-up and remediation costs to TRSA. TRSA has filed claims with its insurers to recover its losses from the oil spill.


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
                  Gas Transboliviano S.A. (GTB). GTB owns and operates the approximately 350-mile Bolivian portion of the BBPL, which is a regulated pipeline that transports natural gas from Rio Grande, Bolivia, to Mutun, Bolivia, at the Brazilian border, where it interconnects to TBG, the Brazilian portion of the BBPL. GTB relies on a single customer, YPFB, as the source of nearly all of its revenues under its current long-term contracts for firm capacity and gas transportation services. The YPFB contracts account for 1.062 Bcf/d of the approximately 1.1 Bcf/d of capacity currently available on the GTB pipeline. Refer to Section XIV.I.2.c, "Concentration of Customers and Suppliers" for further information. All tariff charges associated with the gas shipped by GTB under its transportation agreements with YPFB are paid for directly by Petrobras, the Brazilian state-owned oil and gas company, under direct payment agreements with GTB. GTB's contracts with Petrobras and YPFB are "ship-or-pay" contracts that require Petrobras to pay substantially all of the amounts due under the contracts as capacity payments regardless of whether YPFB and Petrobras actually ship gas through the pipeline. Petrobras and YPFB have preferred treatment on the GTB pipeline relative to other shippers. GTB's pipeline presently is flowing at approximately 50% of capacity.

                  Excluding its 12.75% indirect interest owned through TRSA, ENE owns a 17% equity interest in GTB. TRSA owns 51% of GTB's equity and provides operation, maintenance, and administrative services to GTB under a 20-year agreement. Of the remaining equity, an affiliate of Shell owns a 17% interest, an affiliate of Petrobras owns an 11% interest, an affiliate of British Gas owns a 2% interest and an affiliate of El Paso owns a 2% interest. GTB is managed by a board of directors consisting of five members, comprised of two TRSA nominees, one ENE nominee, one Shell nominee, and one director nominated by majority vote of Petrobras and the other shareholders. Certain major decisions, including the incurrence of debt in excess of $10 million, changes to the dividend or tax policy, and amendments to the bylaws, require the approval of shareholders holding 86% of the shares of GTB, thus giving Petrobras and the other shareholders voting together a veto over such decisions.

                  Affiliates of ENE and Shell and TRSA are parties to a Joint Venture and Shareholders' Agreement under which the parties agree, among other things, to vote their interests in GTB and TBG jointly, as determined by majority vote. Under the terms of the Shell Settlement, ENE and Shell agreed to endeavor to enter into a new voting agreement with TRSA that would require a unanimous vote. Certain matters with a value greater than $250,000 must be reviewed by and agreed to by such parties. In addition, under the Shell Settlement, ENE will have the right to designate the chief executive officer of GTB, and Shell will have the right to designate the chief financial officer of GTB. Refer to Refer to Section X.A.3.e(i), "Cuiaba Integrated Project" for further information about the Shell Settlement

                  As of March 1, 2003, GTB's pipeline and compression facilities cost approximately $600 million to construct. GTB financed this construction with funds from Petrobras, GTB's shareholders, third parties, and cash from operations. Petrobras provided the majority of the funds used to construct the GTB pipeline system by making advances in exchange for the reservation of firm capacity in the pipeline and has a lien on certain GTB pipeline assets as security for the advances. As of December 31, 2002, GTB's total outstanding indebtedness was approximately $570 million. Historically, GTB has not paid dividends to its shareholders. Any future dividends are subject to restrictive covenants in GTB's mezzanine financing; in addition, dividends cannot be paid until outstanding development cost advances of approximately $20 million have been repaid to GTB's shareholders.

                  Petrobras has claims of approximately $17 million against GTB relating to alleged shortfalls in gas tendered by GTB, non-compliance with provisions in the gas transportation agreements and related matters. These claims are the subject of ongoing negotiation between GTB and Petrobras and as of December 31, 2002, GTB had reserved $5.8 million for these claims.

                  GTB and Petrobras entered into an agreement in September 2001 under which Petrobras agreed to repay GTB for costs incurred by GTB for installing 35,000 Hp of additional compression on the GTB pipeline. As of March 1, 2003, approximately $34 million was payable to GTB under that agreement, which is scheduled to be repaid monthly with interest over a period of 10 years. In addition, as of May 2006, another approximately $22 million is anticipated to become due and payable to GTB under that agreement, which would be repaid monthly by Petrobras to GTB with interest over a period of 10 years.

                  Transportadora Brasileira Gasoduto Bolivia-Brasil S.A. (TBG). TBG owns and operates the approximately 1,600-mile Brazilian portion of the BBPL, which is a regulated pipeline that transports natural gas from an interconnection with the GTB pipeline at the Bolivian border to southeastern Brazil. As of the first quarter of 2003, Petrobras accounted for over 98% of TBG's volume and British Gas accounted for the remaining 2% of TBG's volume. TBG's contracts with Petrobras are U.S. dollar based "ship-or-pay" contracts that require Petrobras to pay substantially all of the amounts due under the contracts as capacity payments regardless of whether Petrobras actually ships any amounts of gas through TBG's pipeline. Because TBG's contracts are denominated in U.S. dollars but payable in Brazilian reais, significant devaluation of the Brazilian real against the U.S. dollar in 1999 and 2002 has made it more expensive for Petrobras to use TBG's transportation capacity.

                  Excluding its indirect 3% interest owned through TRSA, ENE owns a 4% equity interest in TBG. Petrobras indirectly owns 51% of TBG's equity and the balance of the equity is held by affiliates of TRSA (12%) and Shell (4%) and by a joint venture between TotalFina, British Gas, and El Paso (29%). Petrobras's position as both the controlling shareholder and the most significant customer of TBG creates an inherent conflict that may disadvantage TBG and its other shareholders. Petrobras and the joint venture owned by TotalFina, British Gas, and El Paso have the ability to direct the management of TBG, to control the election of a majority of its directors, and to determine the outcome of any matter put to a vote of TBG shareholders that does not require supermajority approval. TBG is managed by a board of directors consisting of six members, five of whom are to be nominated by a majority vote of such parties, and the remaining director is to be nominated by a majority vote of ENE, Shell, and TRSA. Pursuant to a shareholders' agreement, each shareholder has a right of first refusal if any shareholder decides to sell some or all of its TBG shares to a third party.

                  (viii) CENTRAGAS - TRANSPORTADORA DE GAS DE LA REGION CENTRAL DE ENRON DEVELOPMENT & CIA., S.C.A. (CENTRAGAS). ENE, together with Ponderosa, indirectly owns a 50% equity interest in Centragas. Tomen Corporation and Promigas each owns a 25% equity interest in Centragas. EDC, an affiliate of ENE, is the general partner of Centragas. At this time, ENE contemplates that the reorganized EDC will continue in its role as general partner. Centragas owns and operates the 359-mile Ballena - Barrancabermeja natural gas pipeline in Colombia pursuant to a Transportation Services Contract that expires in February 2011. Centragas originally entered into the Transportation Services Contract with Ecopetrol, the state-owned oil company of Colombia. In 1998, Ecopetrol assigned the contract to Ecogas, a state-owned gas transportation company, but Ecopetrol has not been released by Centragas from its obligations under the contract. Under the Transportation Services Contract, Centragas transports gas exclusively for Ecogas. Centragas does not sell or market natural gas, and tariffs under the Transportation Services Contract are not subject to governmental regulations relating to the transportation of natural gas. Upon the expiration of the Transportation Services Contract in February 2011, Ecogas will have the option to purchase the pipeline from Centragas for approximately $2.2 million. The pipeline is operated by Promigas, and EIDS, an affiliate of ENE, has a Technical Services Agreement with Centragas that matches the term of the Transportation Services Contract.

                  The project was financed by a private placement of $172 million of 10.65% Senior Secured Notes Due 2010 issued by Centragas pursuant to an indenture and equity contributions by ENE affiliate partners of $45 million. Following a March 1, 2003 payment, the outstanding principal balance on the notes was $100,917,852. The notes are secured by the pipeline and substantially all of Centragas's assets related to the pipeline. The indenture limits the ability of Centragas to make any distributions or loans to its partners. Because of an existing dividend escrow arrangement designed to ensure repayment of loans that Centragas made to ENE affiliates (of which $39,462,208 remained outstanding as of March 31, 2003), it is not anticipated that InternationalCo will actually receive any cash dividends until 2012, when the project is expected to be liquidated. Until InternationalCo is able to meet the requirements to obtain partner loans from Centragas, the only source of cash to InternationalCo from the project prior to liquidation will be the fees under the Technical Services Agreement.

                  d. POWER DISTRIBUTION.

                       (i) ELEKTRO ELETRICIDADE E SERVICOS S.A. (ELEKTRO). Elektro is a Brazilian LDC operating in the states of Sao Paulo and Mato Grosso do Sul, Brazil. Elektro's concession area covers 223 municipalities in the state of Sao Paulo, and 5 municipalities in the state of Mato Grosso do Sul, encompassing approximately 56,000 miles of distribution and transmission lines. As of May 31, 2003, Elektro had approximately 2,200 employees.

                  Pursuant to a national power sector privatization program, Elektro was created by a spin-off of the Companhia Energetica de Sao Paulo power distribution division in January 1998. Companhia Energetica de Sao Paulo was previously a state-owned integrated energy company providing power generation, transmission, and distribution in Sao Paulo. In a series of transactions in 1998 and 1999, ENE and its affiliates acquired a 99.62% economic interest and a 99.96% voting interest in Elektro. Three Brazilian limited liability companies, EPC Ltda., EIE, and ETB, which are indirectly controlled by ENE and its affiliates, including Whitewing LP, hold 99.62% of Elektro's capital stock. There is no shareholders' agreement among these parties. The remaining 0.38% of the capital stock is publicly held.

                  It is anticipated that Elektro will continue its primary strategy of cost leadership and the strengthening of its brand with a focus on customer service and high standards in power dependability and quality. Furthermore, Elektro's management team has taken a leadership role in industry discussions with governmental authorities regarding the development of the Brazilian energy regulatory framework.

                  Industry Overview. Despite the economic difficulties facing the country since the early 1980s, according to the Brazilian Ministry of Mines and Energy, overall electricity consumption in Brazil grew from 151 TWh in 1985 to 226 TWh in 1994, equivalent to a 4.6% CAGR. In the period following the real stabilization plan (1994 - 2000), electric consumption grew at a 5.3% CAGR, reaching 307 TWh in 2000. During this period, the fastest growing market segments in Brazil were the residential segment with a CAGR of 6.9% and the commercial segment with a CAGR of 8.7% according to the Ministry of Mines and Energy.

                  Privatization efforts in the Brazilian power industry began in the distribution sector. Currently, approximately 75% of the total energy market and approximately two-thirds of the 70 distribution companies in Brazil are owned by private investors. Privatization auctions occurred between 1995 and 2000, and a total of $27 billion was invested in the distribution sector by major players including ENE and AES; EDP - Electricidade de Portugal, Endesa, and Iberdrola (Spain); EDF - Electricite de France; and VBC (Brazil).

                  Hydroelectric power constitutes approximately 90% of Brazil's total installed capacity. Abnormally low rainfall, lack of investments in generation, and depletion of water reserves led the Brazilian government to impose a severe energy rationing program from June 2001 through February 2002. Brazil's electricity consumption was reduced by 16.6% during this period. This shortage in supply led to increased efforts to develop thermal energy plants, although such development slowed in 2003 as hydroelectric resources returned to more normal levels. Even after the removal of rationing restrictions, consumption, according to the Ministry of Mines and Energy, grew only 2.5% in 2002 compared to an average of 5.3% over the prior six years. According to the Ministry of Mines and Energy, the growth in electric consumption in Brazil over the next five years is expected to be approximately 6% per year and in the southeastern region 5.6% per year.

                  Since 2001 several LDCs have faced severe losses and deteriorating financial conditions as a result of the rationing impacts, reduced electrical consumption, delay of uncontrollable costs tariff pass-through, and foreign exchange devaluation impacts related to U.S. dollar denominated debt. The Brazilian government's electricity rationing program implemented from June 2001 to February 2002 negatively impacted Elektro's revenues by R$219.2 million ($92.7 million). Furthermore, the delay of the pass-through of 2001 uncontrollable costs to Elektro tariffs caused Elektro additional losses of R$58.9 million ($24.8 million). Another prolonged electrical energy crisis could trigger another federal rationing plan, have adverse effects on the Brazilian economy, and lead to a downturn in the level of economic activity, all of which could adversely affect Elektro's operating results and financial condition.

                  Concession Agreement. Elektro holds a 30-year renewable Concession Agreement, the first term of which expires in 2028, which provides exclusive distribution rights within the concession area. Elektro may seek an extension of the Concession Agreement for an equal term of 30 years by submitting a written request accompanied by proof of compliance with various fiscal and social obligations required by law. Extension of the Concession Agreement by ANEEL is discretionary and based on technical reports by the agency regarding the dependability and quality of service rendered by Elektro in the primary term of the concession. Elektro's Concession Agreement and federal law allow for termination of the concession in the following situations: (i) expiration of the contractual term; (ii) expropriation for the public good (which requires payment to Elektro by the Brazilian federal government); (iii) forfeiture (by failure of concessionaire to honor concession obligations); (iv) recision by concessionaire (in event that the federal government does not honor its obligations); (v) annulment arising from irregularity associated with granting of the concession; and (vi) bankruptcy or dissolution of Elektro. The federal government also has the authority to intervene in the administration of the concession if Elektro fails to comply with its obligations under the concession.

                  As part of the approval by ANEEL of a restructuring in December 1998 of ENE's interests in Elektro through a reverse merger transaction, the Concession Agreement was amended pursuant to the First Amendment to the Concession Agreement to include an annual capitalization test to measure the impact of the merger on Elektro. The financial impact of the merger is computed based on the inflows (tax and dividend savings) and outflows (interest and principal paid) generated by the merger. If the net result is positive, the balance is carried forward to the next year. If it is negative, Elektro's controlling shareholder EPC Ltda. has to recapitalize Elektro in an amount equivalent to the negative balance computed. $295 million of Elektro's intercompany debt due in December 2008 has to be considered in the financial flow computation of the capitalization test as interest and principal are paid. Depending on the results of the annual capitalization test, Elektro may have an impaired ability to pay interest and principal on its inter-company loans.

                  Share Redemption Transaction. On January 3, 2001, Elektro's shareholders approved a share redemption transaction pursuant to which the shareholders would receive payments of R$676 million in quarterly installments from 2001 to 2005. As of December 31, 2002, payments to shareholders totaled $72 million (R$158 million) with an outstanding balance of $147 million (R$519 million). ANEEL notified Elektro on February 3, 2003 that the share redemption transaction should have been pre-approved by the agency and ruled that (1) the transaction should be reversed and (2) the shareholders should reimburse Elektro for the $72 million already received. On February 18, 2003, Elektro filed an appeal, which is still pending. If Elektro's majority shareholders are ultimately required to reimburse Elektro, they would have to seek the necessary funding from InternationalCo or otherwise adequately recapitalize Elektro.

                  On March 14, 2003, Elektro submitted a proposal to ANEEL to amend the original share redemption transaction to (1) maintain the original payment schedule (R$1.4 million outstanding) to the minority shareholders; (2) to include the past and future payments to controlling shareholders of $218 million (R$673.7 million) in the capitalization test computation set forth in the First Amendment to the Concession Agreement; and (3) to limit the future payments to the controlling shareholders by the positive balance of the capitalization test financial flow. If ANEEL accepts Elektro's proposal, Elektro currently believes that its financial flow balance would be enough to offset the reimbursement of the payments already made to the controlling shareholders through September 2001. Elektro's estimates indicate that if ANEEL accepts the proposal the remaining payments to the controlling shareholders would occur from

2005 through 2012. To date, ANEEL has neither responded to Elektro's proposal, nor confirmed its request to reverse the transaction.

                  In addition, on March 14, 2003, the Comissao de Valores Mobiliarios, the Brazilian securities commission, sent a notification to Elektro, challenging the legal grounds for the share redemption transaction. Elektro filed a response to the commission on March 27, 2003. To date, the commission has not raised additional issues or answered Elektro's response.

                  Regulatory Environment. The Brazilian electricity sector is subject to regulation by ANEEL. ANEEL is an independent agency funded through contributions in the tariffs with its board of directors elected by the Brazilian Congress.

                  As a Brazilian publicly-held company with stock registered on the Sao Paulo Stock Exchange, Elektro also has to comply with disclosure requirements of the Comissao de Valores Mobiliarios, including filing quarterly and annual financial statements and forms describing the company's corporate governance.

                  In December 2001, Brazilian governmental authorities and the LDCs agreed to an extraordinary tariff increase of approximately 5% to recover the rationing impacts on revenues and the delay of the pass-through of 2001 uncontrollable costs (Parcel A) to tariffs. To provide near-term relief, it was agreed that Brazilian National Bank for Economic and Social Development would finance 90% of such losses.

                  ANEEL adopted resolutions in November 2000 providing that the LDCs are responsible for expanding and improving the transmission grid of Companhia de Transmissaode Energia Eletrica Paulista S.A., the stated-owned transmission company of Sao Paulo. Controversies have arisen as to whether the LDCs should pay connection charges to fund the transmission company, which would be passed through to tariffs, or invest directly in the transmission grid with their own resources. If Elektro is required to invest directly, such investment may exceed $50 million from 2003 to 2007 and reimbursement of such amount is contingent on the investment being deemed a reimbursable expense in Elektro's next annual tariff review and subsequent tariff adjustments.

                  Tariffs. Tariffs for distribution companies are periodically reset and reviewed by ANEEL. Elektro's tariffs will be reset in August 2003, the fifth anniversary of the Concession Agreement, and will be reset every four years thereafter. ANEEL's proposed tariff review methodology includes in the rate base all of Elektro's assets at market replacement cost and adopts a model distribution company as the benchmark for operational costs. Members of the industry are still discussing with ANEEL the model company concept and its adverse affects on operational cost, labor relations, and financial obligations. Any asset base evaluations (provided by ANEEL-certified consultants) used in the tariff review methodology are subject to subsequent ANEEL audit and revision. If the outcome of the tariff review is not favorable, Elektro might need to restructure terms of its intercompany loans by (i) rescheduling maturity dates of interest and principal, (ii) reducing the coupon rate, or (iii) converting debt into equity.

                  Under Elektro's Concession Agreement, tariffs are adjusted on August 27 of each year based on Elektro's unit cost per kWh at the time of the last adjustment based on actual increases in Elektro's non-controllable costs per unit and for inflation commensurate with its controllable costs per unit since that time. Effective with the next adjustment, an "X" factor will reduce the inflation adjustment every year between reset dates to share productivity gains with customers. Such non-controllable costs are monitored throughout the year through a tracking account and include, among others, power purchase costs (with foreign exchange adjustments in respect of the Itaipu contract discussed below), RGR (a reserve fund created by the Brazilian government to compensate companies for certain assets if the concession has been revoked), CCC (a fuel cost surcharge levied on all consumers), and certain sales taxes. In August 2002, Elektro received a tariff increase of 14.21%, which was consistent with Elektro's expectations and with increases received by other LDCs in the sector. In addition to these specific adjustments, Elektro's tariffs may be reviewed at any time to restore the "financial and economic equilibrium" of the Concession Agreement. Refer to
Section XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information about the risks of regulatory intervention.

                  Market. The majority of Elektro's regulated customer base is comprised of commercial and small and mid-sized industrial customers and higher-margin residential customers. Based on 2002 revenues, Elektro's regulated customers were 36% industrial, 35% residential, 14% commercial, 10% public/government and 5% rural. Over the past six years Elektro has experienced a 4.4% average annual growth rate in its customer base. Additionally, energy sales grew between 4.9% and 6.4% in each of the past six years with the exception of 2001 when the energy rationing program was in place. The rationing program from June 2001 to February 2002 reduced energy consumption by 20.8% in the Elektro concession area compared to the June 2000 to February 2001 period. Elektro's operating results fluctuate based on the overall level of economic activity in Brazil and the disposable income level of consumers. Elektro has electricity sales contracts with each of its large customers with terms ranging from two to five years.

                  Customers in Elektro's service territory with demand higher than 3 MW have the option, after the expiration of their current contracts, to buy power from other LDCs, directly from a generator, or from an energy marketing company. The distribution service and the connection to the LDC system will continue to be contracted with the LDC, which would charge a regulated distribution tariff. However, there can be no assurance that ANEEL will set this tariff at a level that is satisfactory to Elektro. To mitigate the risk of Elektro's customers choosing to purchase power from other suppliers, Elektro's shareholders have established a marketing company that can enter into pure commodity contracts with these customers. There can be no assurances that the marketing company will be successful in capturing all profitable commodity customers that elect to unbundle their energy purchases, and Elektro's operating results may be negatively impacted accordingly.

                  Brazilian Wholesale Market. The Brazilian Wholesale Market, which represented approximately 5% of Elektro's revenues during 2001 and 2002, is responsible for settling the contractual differences in the Brazilian power market. Due to the lack of clear regulations and a series of injunctions filed by several market agents, no payments were made from September 2000 to December 2002. Fifty percent of the outstanding receivables were scheduled for payment in January 2003 and Elektro collected $15.5 million (R$54.9 million) of the $19.4 million (R$68.6 million) allocated to it. Receipt of $1.4 million (R$5.0 million) has been blocked by an injunction. After the conclusion of an independent federal audit of the accounting, calculation process and amounts involved, the remaining 50% of such receivables valued at $19.4 million (R$68.6 million) is expected to be settled in July 2003. There is no assurance that the second payment will be paid on time, or that it will be paid in full.

                  Power Supply. Currently, almost 100% of Elektro's energy requirements are supplied by long-term contracts. Twenty-one percent is purchased from the large Itaipu hydroelectric generation facility, and most of the remainder is purchased under Initial Contracts with affiliates of each of Companhia Energetica de Sao Paulo, Duke and AES. Under the Initial Contracts, Elektro is required to buy a take-or-pay volume of approximately 80% of forecasted demand in 2002. The take-or-pay volume declines 25% per year beginning in January 2003 and the contracts terminate at the end of 2005. The Initial Contracts are currently priced at $16/MWh (R$56/MWh) on average. Prices are denominated in local currency and adjusted annually by inflation.

                  Itaipu's tariff is priced on demand, indexed to the U.S. dollar, and tied to the capital and operating costs of Itaipu. After prolonged negotiations with ANEEL, the foreign exchange risk inherent in this contract is now mitigated because the power purchase costs paid to Itaipu are passed through to the customers through a tracking account mechanism. Although the tracking mechanism mitigates foreign exchange risk of the dollar denominated contract, it does not provide full risk coverage, as the tracking account is computed on a monthly basis, but is only applied once a year in the yearly tariff adjustment. Therefore, a significant devaluation of the real might increase working capital requirements between two consecutive annual tariff adjustments dates. Refer to
Section XIV.I.1.d, "Devaluations of Foreign Currencies" for further information about the risks of currency devaluations. In 2002 Elektro contracted 434 MW of capacity with Itaipu at a rate of $20.1988/kW-month. For 2003 the rate is $17.55/kW-month, equivalent to $30/MWh (R$106/MWh).

                  Since January 2003 LDCs have been required to contract at least 95% of their power needs through long-term contracts (more than 6 months) and buy their power needs through ANEEL-regulated auctions. Elektro's current estimates indicate that Elektro is fully contracted for 2003 and will need to enter into contracts through such auctions for 300 MW for 2004 and 800 MW for 2005. Although Elektro will seek to obtain full pass-through to tariffs of the energy costs purchased at auction, it cannot be certain that ANEEL will allow it to implement such recovery. In addition, ANEEL may not include the auction contracts in the tracking account mechanism, which would not allow Elektro to recover eventual intra-year cost increases originated by such contracts and would negatively affect its operating results.

                  Dividends Policy. Elektro's Bylaws provide for yearly payment of a minimum dividend equal to 25% of its net profit, which is the minimum annual dividend a corporation is obligated to pay under the Brazilian corporate law. The last year for which Elektro had a net profit under Brazilian GAAP and was able to pay dividends was 1998.

                  Debt Overview. Elektro's consolidated indebtedness as of December 31, 2002 totaled $815 million, of which 58% was composed of U.S.-dollar-denominated intercompany obligations. Seventy-four percent of Elektro's third-party debt is U.S.-dollar-denominated and must be repaid from 2007 through 2012. Elektro expects its subsidiary Terraco Investment Ltd.

to extend the maturity of its $179 million non-interest bearing loan payable to EDF that currently matures in 2004. As the bulk of Elektro's foreign exchange exposure is not hedged and Elektro's revenues are real-based, devaluation of the real and continued currency volatility would negatively impact Elektro's future earnings and cash flow, and could also hurt its ability to meet foreign currency interest and principal debt obligations. The following table shows consolidated debt as of December 31, 2002 for Elektro, Terraco Investment Ltd., EPC Ltda., EIE and ETB.

                                                    US GAAP CONSOLIDATED DEBT STRUCTURE

                   AS OF DECEMBER 31, 2002 (PRINCIPAL PLUS ACCRUED INTEREST TO DATE)                $ MILLION - FX RATE @ 3.5333
---------------------------------------------------------------------------------------------------------------------------------
                                                                                     INTEREST         SHORT    LONG
                            MATURITY           INTEREST RATE      PRINCIPAL           PAYMENT         TERM     TERM     TOTAL
---------------------
Third Party Debt
Debt in R$
BNDES Capex             Jun 2003 to Nov 2006   TJLP+3.2% ~ 3.85%    Monthly          Monthly (1)       1.2      15.2     16.5

Eletrobras Financing    Mar 2007 to Oct 2007   RGR+5%               Monthly          Monthly           0.1       1.7      1.7

Debenture               May 2005               IGPDI+11.4%          Bullet           Annually          0.4       5.2      5.6

Working Capital         Jun 2003               CDI+3.5%             Monthly          Monthly (1)       7.8       -        7.8

BNDES Rationing/
Parcel A Financing      Jan 2007               SELIC+1.0%           Monthly          Monthly          12.8      41.9     54.6

Shares Redemption
(minority
shareholders)           June 2005              -                    Quarterly        None              -         0.4      0.4

Debt in $
ETB / BCI (3)           Dec 2012               4.15%                Semi-annual(4)   Semi-annual       -       252.4    252.4

Sub-total                                                                                            22.3      316.8    339.1


Intercompany Debt

Debt in $
EBPH-IV                 Dec 2008               15%                  Bullet           Quarterly         -       295.3    295.3

EDF                     Dec 2004                0%                  Quarterly        None              -       179.1      179

Other                   -                      -                    -                -                 -         1.6      1.6

Sub-total                                                                                              -       475.9    475.9

Total                                                                                                22.3      792.7    815.0

(1)  Quarterly during grace period.
(2) On February 12, 2003, Elektro used its excess cash to prepay the working capital loan of $6.4 million, which was the most costly debt outstanding.

(3) On December 31, 2002, Elektro, ETB and ENE Enron concluded negotiations with BCI to restructure this fixed rate note issued by ETB. The restructuring reduced interest expenses by $51 million on a present value basis and extended final maturity from December 2007 to December 2012. Under US GAAP, the resulting effective interest rate is 4.15%
(4)  Starting in December 2007.


TJLP:   Long term interest rate     RGR:    Correction index defined by Eletrobras.    It has been kept flat since 1999.
IGPDI:  Inflation rate              SELIC:  Basic interest rate                        CDI:  Interbank interest rate


                  Under Elektro's $32 million Brazilian National Bank for Economic and Social Development credit facility used to fund its capital expenditures, it must maintain a capitalization ratio (shareholders' equity to total assets) above 40% during the amortization period of the loan. Because estimates indicate that Elektro will not be in compliance with this financial covenant, Elektro is attempting to renegotiate this covenant and is also seeking to resume drawdowns that were suspended following the filing of ENE's Chapter 11 Case. As a result of ENE's chapter 11 filing, Elektro had to cancel an $80 million local debenture placement in 2001, and all commercial banks called back any unused credit facilities ($37 million). The lack of a clear regulatory framework in Brazil, including the absence of an agreed methodology for the required periodic tariff review, the recent drop in electrical energy demand caused by the rationing program in 2001, and the high volatility and 52% foreign exchange devaluation recorded in 2002 have caused the financial markets to delay or reduce financings to most LDCs. Despite Elektro's current efforts to restore its credit facilities, there can be no assurances that Elektro will be able to raise new funding or refinance its current debt.

                  e. POWER GENERATION. The table below identifies the power plants included in Power Generation and several of their key features.

                          POWER GENERATION POWER PLANTS

                                                                                                        PERCENT GENERATING
                                          EXPECTED                                      DATE         CAPACITY CONTRACTED AND
                                       INTERNATIONALCO                               COMMERCIAL       SCHEDULED TERMINATION
                                          OWNERSHIP        GENERATING      FUEL     OPERATION WAS      DATE UNDER PRINCIPAL
           BUSINESS         LOCATION      INTEREST          CAPACITY       TYPE       INITIATED      POWER PURCHASE AGREEMENTS

         Cuiaba - EPE       Brazil         50.0%*            480 MW       Natural     May 2002        100% until May 2019
                                                                          Gas

         Trakya             Turkey         50.0%             478 MW       Natural     June 1999       100% until June 2019
                                                                          Gas

         PQP                Guatemala      37.5%             234 MW       Fuel Oil    February 1993   47% until February 2013
                                                                                      (110 MW)
                                                                                      July 2000
                                                                                      (124 MW)

         BLM                Panama         51.0%             280 MW       Fuel Oil    1967 (40 MW)    Elektra - 30% until
                                                                                      1971 (40 MW)    December 2003
                                                                                      1973 (40 MW)    Edemet - 48% until
                                                                                      2000            December 2004
                                                                                      (160 MW         Elektra - 29% from
                                                                                      combined        January 2005 until
                                                                                      cycle)          December 2008

                                                                                                        PERCENT GENERATING
                                          EXPECTED                                      DATE         CAPACITY CONTRACTED AND
                                       INTERNATIONALCO                               COMMERCIAL       SCHEDULED TERMINATION
                                          OWNERSHIP        GENERATING      FUEL     OPERATION WAS      DATE UNDER PRINCIPAL
           BUSINESS         LOCATION      INTEREST          CAPACITY       TYPE       INITIATED      POWER PURCHASE AGREEMENTS

         SPC                Philippines    50.0%             116 MW       Fuel Oil    February 1994   100% until February 2009

         ENS                Poland         100.0%            116 MW       Natural     June 2000       100% electrical until
                                                             electrical   Gas                         June 2020
                                                             70 MW                                    85% to 90% thermal until
                                                             thermal                                  June 2020

         SECLP              Dominican      85.0%             184 MW       Fuel Oil    August 1994     92% until January 2015
                            Republic

         EEC                Nicaragua      35.0%             70.5 MW      Fuel Oil    September 1999  71% until September 2014

         GMSA               Argentina      100.0%            70 MW        Natural     March 1995      9% until July 2004 (six
                                                                          Gas and                     power purchase
                                                                          Diesel                      agreements)
                                                                          Fuel

         MEC                Guam           50.0%             88 MW        Fuel Oil    January 1999    100% until January 2019


* Upon the closing of the Shell Settlement.


                  As indicated in the table above, each of the plants that InternationalCo expects to be a part of its business has been completed and has initiated commercial operations. Refer to the project-specific sections below for more detailed descriptions of each of the Cuiaba Project, Trakya, PQP, BLM, SPC and the Other Power Generation Businesses.

                       (i) CUIABA INTEGRATED PROJECT. The Cuiaba Project consists of four companies that on an integrated basis operate a power plant in Brazil and purchase natural gas in Bolivia or Argentina and transport it to Brazil for use as fuel in the generation of electrical energy at the power plant. EPE is a power generation company that operates an approximately 480-MW gas-fired, combined-cycle power plant located in Cuiaba, Mato Grosso, Brazil. GasBol is a gas transportation company that operates an approximately 226-mile 18-inch gas pipeline in Bolivia to transport natural gas from the Bolivian portion of the BBPL to the pipeline interconnection at the Bolivia-Brazil border. GasMat is a gas transportation company that operates an approximately 175-mile 18-inch gas pipeline in Brazil, which is interconnected to the GasBol pipeline at the Bolivia-Brazil border, to transport natural gas from the border to the EPE power plant. TBS is a gas supply company that purchases natural gas from Bolivian or Argentinean sources, arranges for transportation of the gas, including through GasBol and GasMat, and sells the gas to EPE. The Cuiaba Project sells all of the capacity of and energy produced by EPE to Furnas, one of Brazil's federally-owned electricity generation companies.

                  Shell Settlement Agreements. Shell currently owns, through its affiliates, a minority interest in EPE, GasMat and TBS and a 50% interest in GasBol. Several disputes arose between ENE and Shell relating to the development, construction, and operation of the Cuiaba Project and the management and governance of EPE, GasMat, GasBol, and TBS. Affiliates of ENE and Shell entered into a Definitive Agreement in June 2003 to resolve these disputes. ENE filed a motion on June 30, 2003 seeking the Bankruptcy Court's approval of the Shell Settlement. The parties expect to close the transactions contemplated by the Shell Settlement in September 2003.

                  The original projected aggregate capital cost of the Cuiaba Project was approximately $505 million. As a result of significant delays and cost overruns incurred by the construction contractor, an affiliate of ENE, the actual aggregate capital cost of the Cuiaba Project was approximately $740 million. To settle disputes related to these cost overruns, which were funded in part by Shell, various ENE affiliates will transfer equity interests in each of EPE, GasMat, and TBS to affiliates of Shell in accordance with the terms and conditions of the Shell Settlement. Following these transfers, each of ENE and Shell will hold a 50% indirect equity interest in each of EPE, GasMat, GasBol, and TBS.

                  In connection with the Shell Settlement, certain affiliates of Shell and certain affiliates of ENE will enter into a Master Voting Agreement to address the management and governance of the Cuiaba Project as well as ENE's and Shell's respective ownership interests in the BBPL and TRSA. The parties agreed to vote their respective equity interests together through the implementation of a supervisory board whose affirmative vote is necessary to approve certain substantial transactions of any Cuiaba Project company, including (i) certain expenditures in excess of $250,000, (ii) a transfer of all or a substantial part of the assets of any Cuiaba Project company, (iii) any amendment to the organizational documents of any Cuiaba Project company, (iv) any decision to incur indebtedness (except if for less than $250,000 in the aggregate), (v) the appointment, removal, elimination, creation or modification of all senior managers' positions, (vi) any decision appointing or removing the auditors of any Cuiaba Project company, and (vii) any other material transaction relating to the Cuiaba Project companies. The failure of the parties to agree on actions required for the operation of the Cuiaba Project could result in a deadlock that could have a material impact on the revenues and expenses of the Cuiaba Project.

                  Pursuant to the terms and conditions of the Shell Settlement, the revised organizational documents of each of the Cuiaba Project companies will contain standard provisions relating to purchase rights triggered by a prospective change of control. In addition, the Shell Settlement contemplates that the revised organizational documents will provide for certain rights of first refusal and drag along rights. For as long as a direct or indirect controlling equity holder of a Cuiaba Project company is not creditworthy, each other equity holder will have drag along rights with respect to the equity of a Cuiaba Project company held by the non-creditworthy equity holder. However, the exercise of such drag along rights by a selling equity holder will trigger the non-creditworthy equity holder's right of first refusal with respect to the equity of a Cuiaba Project company held by the selling equity holder. If an equity holder is required to sell its equity in a Cuiaba Project company, whether pursuant to a drag along right or right of first refusal, then any debt associated with the selling equity holder's interests will also be required to be transferred to the purchaser of the equity to the extent that the selling equity holder controls the holder of the associated debt.


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                  In accordance with the terms and conditions of the Shell
Settlement, Shell will transfer to affiliates of ENE an aggregate amount equal to $15.5 million of which approximately $8 million is earmarked as a mezzanine loan to GTB. In connection with the Shell Settlement, certain affiliates of ENE and Shell will release and discharge each other and each of the Cuiaba Project companies, and each of their respective agents and affiliates, from all claims with respect to the Cuiaba Project, subject to a limited indemnity, that arise out of acts or omissions occurring on or prior to the closing date of the Shell Settlement, including unasserted claims, with certain exceptions.

                  Intercompany Debt. The Cuiaba Project does not have any third-party financing. However, EPE, GasMat, and GasBol borrowed an aggregate of approximately $475 million from affiliates of ENE and Shell during the period from October 1998 to October 2001 to finance construction. Pursuant to credit restructuring agreements among each of EPE, GasMat, and GasBol, on the one hand, and their respective ENE and Shell affiliate lenders, on the other hand, which will be entered into upon the closing of the Shell Settlement, each borrower will only be obligated to make payments on its loans from its cash flow that would otherwise be available after expenses, taxes, and reserves are paid. EPE is exposed to market risks, including changes in currency exchange rates between the Brazilian real and the U.S. dollar. EPE attempts to mitigate some of the negative impact of changes in exchange rates through various hedging mechanisms and treasury policies.

                  Dividend and Distribution Policy. Except for TBS, none of the Cuiaba Project companies have distributed dividends and no distribution of dividends by EPE, GasMat, or GasBol is expected in the foreseeable future. Available cash is expected to be used solely for the repayment of ENE and Shell affiliate loans after certain reserves are funded. TBS distributed dividends from its 2001 and 2002 earnings and expects to distribute to its shareholders future available cash after reserve accounts are funded.

                  ENE expects to transfer its equity interests in its affiliates that made loans to EPE, GasMat, and GasBol to InternationalCo. However, the loans to EPE and GasMat were made by ENHBV, and there is a risk that ENE will not be able to transfer ENHBV to InternationalCo. Refer to Section X.A.2, "Risk Factors" for further information. If ENHBV is not transferred to InternationalCo, InternationalCo will not benefit from approximately $271 million in loans payable by EPE and GasMat.

                  Plant and Equipment. EPE employees operate the power plant and provide operation and routine maintenance services. The combustion turbine generators used in the plant were two of the first model V84.3A turbines produced by Siemens. The Siemens turbines have experienced significant problems, including mechanical and technological problems with tiles in the combustion chamber and with premature failure of critical parts. Refer to Section XIV.I.2.a, "Uninsured Plant and Equipment Failures" for further information about the risks related to equipment failures.

                  The turbines were initially commissioned on diesel fuel prior to the completion of the two gas pipelines that transport natural gas to EPE. In connection with the changeover of the power plant to natural gas, one of EPE's two combustion turbines suffered a catastrophic failure and had to be repaired at a cost of approximately $22 million. EPE's insurers have resisted



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payment of EPE's claim for this loss. EPE does not have a long-term contract for major maintenance and periodic overhauls of its combustion and steam turbine generators; instead, the Cuiaba Project currently contracts for major maintenance services on a per-overhaul basis. EPE is negotiating a long-term major maintenance service agreement with Siemens, but if an agreement is not reached, EPE may not be able to obtain major maintenance services at the necessary times or for appropriate prices, and in either case the Cuiaba Project's profitability may be negatively impacted.

                  The catastrophic failure of EPE's Siemens turbine in August 2001 has impacted EPE's ability to secure adequate, affordable insurance coverage. EPE's insurance premiums have increased significantly since mid-2001, and the deductible amount under EPE's policies for property damage has increased significantly.

                  GasMat's and GasBol's pipelines each run through environmentally sensitive parts of Brazil and Bolivia. Several environmental groups and non-governmental organizations carefully watch the Cuiaba Project's pipeline operations, and have in the past alleged violations of environmental, health and safety laws and policies, and GasMat and GasBol must respond to these allegations. In addition, affiliates of ENE and Shell have agreed to contribute up to $20 million over a 15-year period to the Chiquitano Forest Conservation Project in Bolivia. Pursuant to the terms of the Shell Settlement, TBS will provide the funds to pay the Chiquitano Project obligations of both the ENE and Shell affiliates.

                  Furnas PPA. EPE relies on a single customer, Furnas, to purchase all of the capacity and associated energy of the power plant. The PPA between Furnas and EPE has a 21-year term ending in 2019 and provides the sole source of revenues for the Cuiaba Project. The obligations of Furnas under the PPA are guaranteed by Eletrobras, the Brazilian state-owned electric company. If Furnas fails to fulfill its contractual obligations, the Cuiaba Project's financial results will be materially adversely affected, as the Cuiaba Project would likely be unable to find another customer for EPE with similar pricing. Refer to Section XIV.I.2.c, "Concentration of Customers and Suppliers" for further information about the risks of relying on a limited number of customers.

                  Pursuant to the PPA, EPE has committed to sell its entire capacity and associated energy to Furnas in exchange for a monthly payment in reais from Furnas based on the guaranteed available capacity and the delivered energy. If Furnas requests that EPE be dispatched above the guaranteed capacity, Furnas must pay an increased capacity component. The PPA provides for three tariff adjustment mechanisms: (1) an annual adjustment to the tariff for Brazilian inflation, (2) an adjustment for the gas-related components of the tariff if there is a cumulative devaluation or appreciation of the Brazilian real against the U.S. dollar of five percent or more, and (3) an adjustment to the tariffs based on an economic-financial disequilibrium of the PPA. In accordance with the tariff adjustment provisions, EPE has made five requests to Furnas since May 2001 to adjust the power sales price for economic-financial disequilibrium, but Furnas has failed to respond to EPE's requests. Additionally, EPE and Furnas have not agreed on the basis for the inflation adjustment to the tariff. However, the gas-related component of the tariff adjustment is working according to the terms of the PPA. If Furnas continues to refuse to fully adjust the price of capacity and power sales under the PPA, EPE may have to pursue arbitration proceedings to enforce its contractual rights.


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         Rationing and conservation programs in Brazil during 2001 and 2002 resulted in significant reductions in electricity demand. High rainfall levels during the 2002 rainy season led to the end of mandatory rationing in February 2002, and there is still a current surplus of electric capacity in Brazil. Because the PPA has a significant U.S. dollar basis and is designed to allow a return on a U.S. dollar investment, the substantial devaluation of the Brazilian real against the U.S. dollar in 1999 and 2002 increased the cost of the Cuiaba Project's electric power to Furnas relative to Furnas's other contracts or sources that are not U.S. dollar-based. Furnas must generally pay capacity payments under the PPA whether or not the power plant is dispatched. These capacity payments comprise approximately 96% of the revenues under the PPA. The combination of these factors may create an incentive for Furnas to seek to renegotiate or otherwise not perform its payment obligations under the agreement. In a speech in March 2003, the president of Eletrobras criticized the role of free markets in the Brazilian power sector and stated that most power contracts would remain unchanged, except for extreme cases in which Eletrobras will pursue renegotiations. If EPE were forced to renegotiate a new contract to sell its power in the current market, the sales price would likely be significantly lower than the current contractual price. Refer to Section XIV.I.1.c, "Political Instability, Civil Unrest, and Regime Change" for further information.

                  Furnas has the contractual right to terminate the PPA for various reasons, including default, bankruptcy of EPE, dissolution of Furnas, or a force majeure event that lasts for more than 12 consecutive months. Upon a termination of the agreement, Furnas has certain rights and obligations to purchase EPE and the associated electric transmission systems up to the delivery points. At the end of the term of the PPA, Furnas has the right to purchase the EPE facilities at a nominal purchase price calculated based on the tariff in effect during the final year of the PPA term. The parties may adjust the purchase price for additional capital improvements to the plant and related depreciation. If Furnas terminates the PPA due to a default by EPE, Furnas has the right to purchase the EPE facilities for an amount equal to the lesser of
(i) a price based on 80% of the present value of the guaranteed capacity payments remaining in the term of the agreement and (ii) the determined market value of the EPE facilities. If EPE terminates the PPA due to a default by Furnas or Eletrobras, EPE has the right to require Furnas to purchase the EPE facilities for an amount equal to the greater of (i) a price based on 100% of the present value of the guaranteed capacity payments remaining in the term of the agreement and (ii) the determined market value of the EPE facilities.

                       (ii) TRAKYA ELEKTRIK URETIM VE TICARET ANONIM SIRKETI (TRAKYA). ENE, together with Whitewing LP, owns an indirect 50% equity interest in Trakya. Trakya owns and operates a combined cycle gas turbine power plant with a nominal capacity of 478 MW located on the northern coast of the Sea of Marmara near Istanbul, Turkey. The other equity participants in the project are Midlands with a 31% interest, Wing International, Ltd. with a 9% interest and Gama with an aggregate 10% interest. Trakya sells all of the plant's capacity and energy to the state-owned TETAS under an Energy Sales Agreement.

                  The plant consists of two combustion turbine generators designed to run on natural gas or distillate fuel oil, two heat recovery system generators and one steam turbine generator. The plant commenced commercial operations in June 1999. During 2002, the plant suffered a three-month outage to allow for repairs to the steam turbine rotor, which had been


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damaged due to excessive vibration. Refer to Section XIV.I.2.a, "Uninsured Plant and Equipment Failures" for further information about the risks related to equipment failures.

                  The plant was built and is owned and operated pursuant to an Implementation Contract between Trakya and the Ministry of Energy. The Implementation Contract has an initial term ending in June 2019, which may be extended if certain conditions are satisfied. There is no guarantee that the conditions for extension will be satisfied or that the contract will be extended. Upon expiration of the Implementation Contract, the plant will be transferred to the Turkish Ministry of Energy free of charge.

                  Turkey adopted the 2001 Electricity Market Law, which was intended to introduce a free market for the generation, transmission, trading and distribution of electricity in Turkey. The law also created an independent regulatory body, the Energy Market Regulation Agency, to oversee the energy and natural gas markets in Turkey. In August 2002, the Energy Market Regulation Agency issued a regulation that requires private power generators, including Trakya, to apply for a generation license by June 2003 and to pay an annual license fee. Trakya has applied for this license, but there is no assurance that the license applied for will be granted. While the new regulation does not specifically reject or amend existing private power generation contracts, including the Implementation Contract and the Energy Sales Agreement, it also does not explicitly grant an exemption to existing operators or provide that existing contractual rights prevail in the event of any conflict. Further, the Energy Market Regulation Agency has expressed a desire to renegotiate the terms of existing agreements. Refer to XIV.I.1.b, "Regulatory Intervention and Political Pressure" for further information about the risks related to regulatory intervention. Trakya sought to have the Turkish administration court set aside the regulation on the basis that it does not protect the vested rights of Trakya by filing a request for injunctive relief. Trakya has been advised that the request has been denied and is awaiting the official order. Trakya intends to appeal this interim decision.

                  Shareholder Arrangements. Trakya's board of directors consists of seven interested members, of which the ENE shareholder appoints three and the other shareholders appoint four. In addition, two independent members are selected by all of the shareholders. Transfers of shares of Trakya are subject to shareholder approval under Trakya's articles of association and shareholder agreement. Further, ENE, Midlands Electricity Plc, The Wing Group, Ltd. and Gama have entered into a Sponsors' Agreement that includes minimum ownership requirements applicable to ENE, Midlands Electricity Plc and The Wing Group, Ltd. Profits available for distribution to shareholders must first be used to pay corporate taxes and to meet Trakya's obligations and the minimum applicable reserve requirements under Turkish law and the Trakya senior loan agreements.

                  Customer. All of the capacity and energy produced by the plant is sold to TETAS under the Energy Sales Agreement that is governed by Turkish law. TETAS's payment obligations under the agreement are guaranteed by the Republic of Turkey. Refer to Section XIV.I.2.c, "Concentration of Customers and Suppliers" for further information about the risks related to reliance on a limited number of customers.

                  The Energy Sales Agreement provides for a tariff primarily expressed and paid in U.S. dollars based on a take-or-pay structure with fixed and variable capacity and energy


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components. The tariff was originally intended to allow for the recovery of fixed capital costs, servicing of debt, payment of operation and maintenance costs, a pass-through of fuel costs, and a return on investment. The Energy Sales Agreement has an initial 20-year term, expiring in June 2019, which may be extended on the same terms as the Implementation Contract. As with the Implementation Contract, there is no guarantee that the conditions for extension will be satisfied or that the agreement will be extended.

                  In 2000 and 2001, Trakya did not receive timely payments under the Energy Sales Agreement and faced a dispute over what exchange rate to apply to overdue payments. Trakya's position prevailed, and TETAS has paid all disputed amounts with the exception of certain delay interest which is still outstanding. No assurance can be given, however, that future payment problems and related disputes, which could be triggered or exacerbated by further devaluation of the Turkish lira, will not adversely affect Trakya's results of operations. Refer to Section XIV.I.1.d, "Devaluations of Foreign Currencies" for further information about the risks related to currency devaluations.

                  Supplier. Natural gas is the plant's primary fuel source and is provided by BOTAS under a take-or-pay Gas Sales Agreement governed by Turkish law with an initial term ending in October 2014. The take-or-pay obligation under the Gas Sales Agreement is based on an approximate level of gas consumption that would be required for Trakya to meet most of its annual net generation requirements under the Energy Sales Agreement. The natural gas purchased under the agreement is priced according to a U.S. dollar-based formula, but payments are made in Turkish lira. BOTAS's payment obligations under the agreement are guaranteed by the Republic of Turkey. Refer to Section XIV.I.2.c, "Concentration of Customers and Suppliers" for further information about the risks related to reliance on a limited number of suppliers.

                  Associated Debt. The total cost of the plant was approximately $556.5 million and was funded with $417.3 million in senior secured loans set to mature in September 2008, $23.8 million in subordinated shareholder loans set to mature in September 2005, and $115.4 million in equity.

                  The senior secured loans consist of (1) a $225.1 million loan from Eximbank at a fixed interest rate of 7.95%, (2) an $84.0 million loan from OPIC at a fixed interest rate of 9.803% and (3) a $108.2 million loan from BLB with a floating interest rate that was fixed at 7.8963% by a swap agreement. As of March 31, 2003, the outstanding balances on the Eximbank, OPIC and BLB loans were approximately $137.5 million, $51.3 million and $66.1 million, respectively.

                  The senior debt is secured by Trakya's assets and shares and requires Trakya to establish debt service and other cash reserves currently totaling nearly $100 million. The senior loan agreements also place restrictions on shareholder distributions, payments on subordinated indebtedness, and transfers of shares in Trakya.

                  Approximately $17.8 million in subordinated shareholder loans remained outstanding as of March 31, 2003. The subordinated loans accrue interest at the rate of 13% per year.


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                  O&M Agreement. O&M services for the plant are provided under a long-term O&M Agreement by an operator consortium composed of two ENE affiliates. Trakya pays an annual fee equal to $500,000 in 1998 dollars indexed to the U.S. Consumer Price Index. The obligations of the consortium are guaranteed by ACFI up to a cap of $1.25 million in 1998 dollars indexed to the U.S. Consumer Price Index and further supported by a letter of credit in the amount of the guarantee cap. A bankruptcy of ACFI will result in a default under the senior debt and could result in the termination of the O&M Agreement absent a waiver by Trakya and the lenders. It is contemplated that, subject to receiving the requisite consents, the operator consortium will be transferred to InternationalCo and InternationalCo will provide replacement credit support for the operator consortium's obligations.

                       (iii) PUERTO QUETZAL POWER LLC (PQP). ENE owns an indirect 37.5% equity interest in PQP, a Delaware limited liability company that owns 234 MW of effective generation capacity in two facilities located on the Pacific Coast at Puerto Quetzal, Guatemala, 75 kilometers south of Guatemala City. The combined 234 MW output provided about 21% of Guatemala's electricity generation in 2002. The other equity participants in the project are Centrans Energy Services, Inc. with a 37.5% interest, and CDC Holdings (Barbados) Ltd. with a 25% interest. Under PQP's operating agreement, most decisions of the members are made by majority vote, while certain extraordinary decisions require unanimous consent. Deadlocks may be resolved by a buy/sell process, and certain transfers of interests trigger a right of first refusal. PQP owns 100% of Poliwatt, its power marketing arm, and Pacific Energy Financing Ltd.

                  The PQP facilities are sited, and obtain certain services, pursuant to a Contract for Harbor Services and Leasing of Areas with Empresa Portuaria Quetzal. Enron Servicios Guatemala Ltda., a Guatemala-based company, operates and maintains the PQP facilities pursuant to two O&M agreements and provides marketing support to PQP and to Poliwatt pursuant to two administrative and commercial support agreements. Enron Servicios Guatemala Ltda. is a wholly-owned affiliate of ENE and ENE expects to transfer it to InternationalCo. Glencore AG provides fuel for the facilities pursuant to a fuel supply agreement expiring in February 2013.

                  Plant and Equipment. PQP's first plant, commissioned in February 1993, consists of 20 Wartsila 18V32D heavy fuel oil-fired generator sets with an effective capacity of 110 MW mounted on two barges (Enron I and Enron II), and related onshore facilities. The second plant, located next to the first and commissioned in July 2000, consists of 7 heavy fuel oil-fired MAN B&W 18V48/60 generator sets with an effective capacity of 124 MW mounted on one barge (Esperanza), and related onshore facilities. A generator in the first plant experienced an electrical failure in December 2002 and was replaced. The nine other plant generators made by the same manufacturer are undergoing inspection and will likely require repairs. The second plant, which represents a new MAN design, has experienced engine problems for which solutions have been implemented. However, the long-term effectiveness of these solutions cannot be guaranteed.

                  Market and PPA. PQP has been supplying power since 1993 to EEGSA under a PPA for 110 MW of capacity and a 50% take-or-pay energy obligation. The 20-year term of the PPA ends in February 2013. The original PPA was physical and required that the capacity and


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
energy be delivered from PQP's installations (Enron I and Enron II). In September 2001, the parties modified the agreement by converting it to a financial instrument through which PQP complies with its supply obligations from its installations, contracts with third parties, or the spot market. As of December 2002, the PPA accounted for approximately 61% of PQP's gross margin. EEGSA has complied with its payment obligations under the agreement. However, PQP understands that EEGSA has been experiencing liquidity problems and has been unable to pay certain suppliers in a timely fashion. The failure of EEGSA to make full and timely payments to PQP would adversely impact PQP cash flow and could result in PQP defaults on its contractual payment obligations to third parties and under its loan agreements.

                  PQP has also been supplying power in the Guatemala and El Salvador markets, under short- and medium-term sales agreements (which generate 29% of PQP's gross margin) and spot market sales (which generate 10% of PQP's gross margin), made directly or through Poliwatt. Poliwatt's market also includes wholesale customers such as local distribution companies, marketers, and generators, and large end-users that do not use an intermediary to buy their energy. Poliwatt does not operate as a separate profit center, but passes through to PQP all revenues received from its power marketing activities, net of costs.

                  A portion of PQP's output is exposed to merchant market risk. In the absence of contracted sales, in a market in which margins on spot power sales may be volatile as driven not only by basic supply and demand, but also by fuel prices and hydrological conditions, PQP may not be able to sell its merchant power output at prices that provide sufficient revenues to generate any profit margin.

                  Associated Debt. In December 2000, PQP closed a $123 million senior secured debt refinancing with OPIC and MARAD, which provided funding for the Esperanza plant and paid off the outstanding amount of the initial International Finance Corporation funding for the Enron I and II plants. The term of the debt is 12 years and the principal amortizes in 23 equal installments commencing in June 2001. The debt is secured by all PQP project assets and revenues, by a pledge of all of the member interests in PQP, by cash collateral in several reserve accounts, and by various ENE and Poliwatt guarantees. ENE's support includes capped guarantees of principal and interest payment shortfalls. The principal component of this support was structured to cover the period between the expiration of the original EEGSA PPA and the OPIC and MARAD loan maturities.

                  ENE's bankruptcy caused a default under the loan documents. Pending the conclusion of negotiations among the lenders, PQP and the sponsors regarding the provision of substitute security to replace the ENE support, the lenders have exercised their rights to trap distributions from PQP and have withheld certain payments from PQP to member affiliates. Although the lenders have not expressed a desire to exercise remedies, they have the right to accelerate payment of the outstanding debt and foreclose on the PQP assets, including applying reserves and trapped cash to the paydown of outstanding loans. In addition, due largely to changes in the insurance market, PQP has been unable to procure on commercially reasonable terms the insurance coverages required by the senior lenders. If OPIC or MARAD refuses to grant a waiver of PQP's failure to obtain such coverages, either lender may assert a default under the loan agreements. OPIC has already requested that PQP fund a $1.5 million insurance reserve


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out of project cash flow to cover exposure to increased deductibles. There can be no assurances that PQP will be able to cure these defaults.

                  Regulatory Environment. In Guatemala and El Salvador, generators sell electricity through (1) contracts with distributors, large consumers, generators and marketers or (2) the spot market (domestic or regional). In both countries, in order to participate in the spot market, the participants have to submit sufficient guarantees to cover their performance and payment obligations; however, the market is open to competition. The spot market in Guatemala will dispatch the generation company with the most efficient costs of operation based on weekly-declared costs. The spot market in El Salvador bases its dispatch order on the generators' daily-price bids. Neither Guatemala nor El Salvador has a spot market for capacity, in the sense that generators do not receive a capacity payment from the wholesale market. However, because the Salvadorian spot market is based on price declarations, the capacity payment is included implicitly in the price. In Guatemala, distribution companies are required to contract 100% of their demand and will recover generation costs based on the average of the previous quarter purchasing prices. In El Salvador, distribution companies are not required to contract their demand and are entitled to recover generation costs equivalent to the spot market price.

                  Due to the merit order dispatch method employed in the Guatemala and El Salvador power markets, the introduction of newer or more cost efficient power plants (including those which can operate on lower cost fuels) could reduce power sales opportunities and margins for PQP. At least one competitor is investigating utilizing a lower cost fuel, the feasibility of which remains to be proven, at a 100MW+ power generation facility located in the region.

                  Deterioration in Guatemala's political and general business environment in 2002 has increased political instability and financial burdens for the government, which may seek to lower electricity costs by renegotiating private sector PPAs. However, any government-imposed or mandated modification to the PPA would constitute a drastic change in the legal framework governing the electricity sector and therefore would be subject to political and constitutional challenges.

                  Initiatives have been undertaken to expand the membership of the market regulator (Comision Nacional de Energia Eletrica), which could result in the increased politicization of that important regulatory body.

                  Tax Matters. The fuels utilized by PQP for power generation are exempt from distribution and import taxes. From time to time, the government has initiated efforts to repeal these exemptions, in particular the distribution tax. Losing the distribution tax exemption would result in a significant increase in annual bunker fuel costs. Although PQP may recover a portion of these cost increases from EEGSA or pursuant to the spot market rules, there is no guarantee that PQP would be able to do so. The remainder of the cost increases would have to be passed on to other PQP customers.

                       (iv) BAHIA LAS MINAS CORP. (BLM). ENE (through EIPSA and EC III) owns approximately an indirect 51% equity interest in BLM. BLM owns and operates a power generation complex with an aggregate installed capacity of 280 MW. The power generation complex is located on the Caribbean coast, in Cativa, Province of Colon, Panama.


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The Government of Panama owns approximately a 48.5% interest in BLM and former and present employees hold the remaining interests as common stock or preferred stock.

                  The first plant, commissioned in phases between 1967 and 1973, consists of a power block comprised of three heavy fuel oil-fired boilers that power three steam turbine generators with a total installed capacity of 120 MW and related facilities. The second plant, commissioned in two phases in 1988 and 2000, consists of a combined-cycle power block comprised of three marine diesel fuel oil-fired combustion turbine generator sets and one steam turbine generator set, with a combined installed capacity of 160 MW. In 2002, BLM provided approximately 20% of the electricity generation (and approximately 58% of all thermally-generated energy) in Panama. BLM operates the plants under a 40-year generation license granted on December 14, 1998.

                  BLM has been supplying power since October 1998 to two distribution companies in Panama under PPAs for 83 MW and 135 MW, respectively, of capacity and associated energy. As of December 2002, these agreements collectively accounted for approximately 95% of BLM's revenue. The 83-MW agreement terminates in December 2003 and the 135-MW agreement terminates in December 2004. In 2002, BLM was awarded a new 80-MW PPA with a four-year term commencing in January 2005. BLM has also been supplying power in the spot market which, as of December 2002, represented approximately 2% of BLM's revenue. In December 2004, if no new replacement contracts are executed, BLM will have only 80 MW, or approximately 29%, of its installed capacity under contract. The pricing terms under the two original contracts, which will expire in 2003 and 2004, are more favorable to BLM than those available under current market conditions, and any replacement contracts could have terms and conditions that are less favorable to BLM. If BLM is not able to enter into replacement contracts, it would sell most of its energy in the spot market, and because it is not always the lowest-marginal cost thermal producer, it may not have sufficient margin to meet its financial and operational obligations.

                  The BLM facilities are located on land owned by BLM near the city of Colon on the Caribbean side of Panama. EPMS provides administration and management oversight services to BLM under a contract that expires in 2019. Fuel requirements are fulfilled through spot market purchases, resulting in market risk exposure to fuel price risks.

                  As of December 31, 2002, BLM had approximately $60.2 million in long-term third-party debt outstanding, all of which is unsecured, with approximately $12.6 million due at maturity or upon scheduled amortization within the following 12 months. BLM will be required to pay penalties if it fails to repay or refinance certain of its long-term debt obligations by January 2004. Pursuant to its revolving credit facility, BLM may not declare or distribute any dividends except under limited circumstances until the facility is repaid. Further, BLM is required to reduce the revolving line of credit from $15.0 million to $13.5 million on September 17, 2003 and to $12.0 million on December 15, 2003 and is currently negotiating with the lender to restructure these obligations.

                  BLM is facing a severe short-term liquidity crisis. BLM's revenues have decreased significantly as a result of certain regulatory decisions. BLM has challenged the fairness of these decisions and claimed that it is owed additional revenues in excess of $10


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
million. The outcome of these claims is uncertain. If BLM fails to recover the lost revenues resulting from the regulatory decisions or fails to win an increase in contract revenues, then BLM may not have sufficient cash to make future payments due under its loan agreements. This liquidity risk is compounded by the possibility of BLM having to rely increasingly on revenues from merchant power sales. In addition, it is expected that BLM will be required to post bonds when it bids for new power sales agreements, and unless revenues increase, BLM may not have sufficient working capital to post bid bonds, which would have the effect of shutting BLM out of the market for contracted power sales and further increase its liquidity risk.

                       (v) SUBIC POWER CORP. (SPC). ENE, together with Ponderosa, owns an indirect 50% interest in SPC. Various entities of the Yuchengco Group of Companies, a diversified business group headquartered in the Philippines, own in the aggregate the remaining 50% of the interests in SPC. SPC owns and operates the Subic Project, a 116 MW diesel power generating facility located at the Subic Bay Freeport Zone, Olongapo City, on Luzon Islands, the Philippines.

                  The Subic Project commenced commercial operations in February 1994. SPC operates and sells the capacity and energy from the Subic Project under a Build-Operate-Transfer Agreement with the National Power Corporation of the Philippines. The operating parameters under the agreement call for the Subic Project to be utilized as a baseload plant. Under the terms of the Build-Operate-Transfer Agreement, the National Power Corporation supplies at its cost all fuel required for the generation of electricity by the Subic Project and assumes the risk associated with fuel pricing and delivery. The Republic of the Philippines has provided a Performance Undertaking to SPC affirming and guaranteeing the National Power Corporation's obligations under the agreement.

                  Upon expiration of the 15-year term of the Build-Operate-Transfer Agreement in February 2009, the Subic Project is to be turned over to the National Power Corporation free-of-charge. If certain events occur before the scheduled transfer date, the National Power Corporation will be required to buy out the Subic Project at a price set forth in the agreement.

                  Substantially all of SPC's revenue is derived from selling the entire capacity and generated electricity output of the Subic Project to the National Power Corporation. The tariff under the Build-Operate-Transfer Agreement is computed from a formula that contains capacity, fixed O&M and energy components. The tariff is intended to allow for the recovery of fixed capital costs and O&M costs, and a profit margin. The tariff also contains bonus and penalty provisions relating to the Subic Project's heat rate.

                  The site for the Subic Project is owned by the Subic Bay Metropolitan Authority, which leases it to the National Power Corporation. The National Power Corporation subleases the site to SPC for a term that coincides with the Build-Operate-Transfer Agreement. The Subic Project is operated and maintained by SPC personnel with technical supervision services provided by Enron Subic Power Corp. and advisory services provided by Enron Power Philippines Operating Corp., both of which are expected to be transferred to InternationalCo.

                  The total cost of developing and constructing the Subic Project was approximately $132 million, not including capitalized financing costs. The corporate shareholders of SPC made shareholder advances and equity contributions in proportion to their shareholding in a total amount equal to approximately $27 million. SPC issued Senior Secured Notes in an amount equal to $105 million to finance the remainder of the cost of the Subic Project. The notes are non-recourse to the shareholders, bear interest at 9 1/2% per annum and are payable in semi-annual installments of principal and interest through December 2008. The outstanding balance of the notes as of December 31, 2002 was approximately $43 million. The noteholders have the right to sell their notes to SPC if ENE ceases to beneficially own at least 25% of the voting stock of SPC or if anyone other than ENE or an affiliate of ENE becomes responsible for the obligations of the operators under their respective operations and maintenance agreements. As of December 31, 2002, SPC also owed approximately $3.9 million to Enron Power Operating Company under an unsecured subordinated note for a performance bonus owed to Enron Power Operating Company for construction of the Subic Project.

                  The Philippine Bureau of Internal Revenue made income tax assessments on SPC for the years 1994, 1996, and 1997, which SPC has contested in the Philippine court of tax appeals. The amounts of these assessments were approximately PhP 70 million (for 1994), PhP 40 million (for 1996) and PhP 10 million (for 1997). In May 2003, the court of tax appeals ruled in favor of the Philippine Bureau of Internal Revenue with respect to the 1994 assessment and found SPC liable for approximately PhP 120 million (approximately $2.3 million) in unpaid taxes plus delinquency interest. SPC has filed a motion for reconsideration of the ruling, but there is no assurance that SPC will prevail in such motion or on the 1996 and 1997 assessments, or that the Philippine Bureau of Internal Revenue will not make additional income tax assessments for other years.

                  SPC is currently in discussions with the National Power Corporation and the Philippine government's Power Sector Assets and Liabilities Management Corporation regarding the possible early termination of the Build-Operate-Transfer Agreement and transfer of the Subic Project to the National Power Corporation/Power Sector Assets and Liabilities Management Corporation in return for a lump sum payment to SPC of approximately $103 million (assuming a December 3, 2003 closing based on the buy-out formula negotiated by the parties). However, no agreements have as yet been signed for such early transfer and there is no assurance that such discussions will result in an early buy-out of the Subic Project.

                       (vi) OTHER POWER GENERATION BUSINESSES. ENE's remaining power generation businesses are:

                  o ENS, which owns a gas-fired cogeneration plant located in Poland with 116 MW of electric capacity and 70 MW of thermal capacity, and sells power to Polskie Sieci Electroenergetczne, the state-owned grid company, and steam primarily to Zaklady Chemiczne Organika - Sarzyna, a neighboring chemicals production facility;

                  o SECLP, which owns a 184 MW fuel oil-fired, barge-mounted power plant located in the Dominican Republic and sells power to Corporacion Dominicana de Electricidad;


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
                  o EEC, which owns a 70.5 MW fuel oil-fired power generation facility located in Nicaragua and sells power to Disnorte and Dissur, distribution companies owned by the Spanish group Union Fenosa;

                  o GMSA, which owns a 70 MW gas and diesel-fired combined cycle power plant located in Argentina and sells power primarily in the spot market; and

                  o MEC, which owns an 88 MW slow-speed diesel-fired power generating facility located in Guam and sells power to the Guam Power Authority.

                  The table below summarizes the outstanding indebtedness of ENS, SECLP, EEC and MEC. Each of the loans, other than ENS's subordinated loans, are secured by the assets of the respective company.

                                                 ORIGINAL PRINCIPAL    OUTSTANDING BALANCE AS
  BUSINESS                DEBT FACILITY              AMOUNT ($)        OF MARCH 31, 2003 ($)       MATURITY DATE(s)
  --------                -------------          ------------------    ----------------------      ----------------
ENS                  Senior secured term loans     118.5 million          108.48 million            2015
                     split into 2 tranches
                     Subordinated term loans       12.75 million          5.79 million              Open
SECLP                Term loans split into 10      153.25 million         53.5 million              Between 2004
                     tranches                                                                       and 2008
EEC                  Title XI bonds                50 million             39.442 million            2010
MEC                  Term loans split into 2       135.4 million          126.7 million             2014 and 2017
                     tranches


                  ENS is in technical default under its senior secured debt facility due to a delay in reaching final plant completion until May 2003. ENS is seeking a waiver of this default. SECLP has received a notice of default under its debt facility because it has historically been unable to service its debt on a timely basis due to operating and design problems and substantial payment delinquencies by the off-taker under the PPA. SECLP's problems with its off-taker appear to be symptomatic of larger liquidity issues facing the off-taker, and the problems have forced the SECLP facility to cease operations on a number of occasions since 1999. EEC and MEC have received notices of default under their respective debt facilities because of ENE's bankruptcy. Defaults under each of these debt facilities give the project lenders the right to prohibit dividend payments, accelerate payment of the outstanding debt and foreclose on the project assets.

                  The termination dates for the principal PPAs executed by ENS, SECLP, EEC and MEC range from 2014 to 2020. The ENS PPA is at risk for an early termination, however, because the Polish government is contemplating a restructuring of the electricity sector to facilitate competition, which may lead to the termination of all long-term PPAs between generators and Polskie Sieci Electroenergetczne.

                  The prices for electricity or steam sold under the principal off-take agreements executed by ENS, SECLP, EEC and MEC are contractually established in the agreements. However, the Polish regulator imposed specified prices for electricity sold by ENS from June


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
2000 until July 2001 and continues to regulate prices for steam sold by ENS. Furthermore, not all off-takers consistently meet their payment obligations. As discussed above, SECLP's off-taker has been delinquent in making payments under its PPA. In addition, two local utilities that have entered into a PPA with EEC and from which EEC derives approximately 86% of its revenues have recently failed to make payments to EEC and other suppliers in a timely manner.

                  GMSA was financed entirely with equity capital contributed by ENE. Approximately 90% of GMSA's revenue is derived from sales of capacity and spot electricity in the wholesale electricity market, while approximately 10% of its revenue is derived from six PPAs set to expire in July 2004. GMSA obtains its fuel requirements under a semi-firm gas supply agreement set to expire in December 2004.

                  MEC's generation facility was developed on a build, own, operate and transfer basis under a 20-year Energy Conversion Agreement that expires in January 2019. MEC must therefore transfer its facility to the Guam Power Authority free-of-charge at the expiration of the 20-year period.

B.       LEGAL PROCEEDINGS

                  Certain of the businesses to be transferred to InternationalCo are currently involved either as plaintiffs or defendants in pending arbitrations or civil litigations. Those arbitrations or civil litigations that may be material to the businesses are identified below. In addition to these arbitrations or civil litigations, certain of the businesses are involved in regulatory or administrative proceedings. Refer to Section X.A "Business" for further information about regulatory or administrative proceedings that may be material.

         1.       ACCROVEN

                  Tecnoconsult Constructor Barcelona S.A. (Tecnoconsult) v. Accroven (No. 27436, Caracas 10th Commercial & Civil Court of the Judicial Circuit of the Metropolitan Area). In May 2002, Tecnoconsult, a subcontractor to Consorcio Tecron, sued Accroven on its own behalf and as an assignee of another subcontractor Moinfra S.A. for approximately $1.8 million in alleged unpaid costs and fees for the construction of the Accroven facilities. Accroven maintains that it is not liable for the claims because it was never in privity with Tecnoconsult or Moinfra. No trial date has been set. Consorcio Tecron and nine other subcontractors have also asserted that Accroven owes them unpaid costs and fees. In June 2003, Accroven settled with the nine subcontractors for approximately $2.1 million.

         2.       TRANSREDES

                  CNA Insurance Company (Europe) Ltd. and LaBoliviana Cuacruz de Seguros y Reasseguros v. Transredes (London Commercial Court). Transredes's pipeline suffered an abrasion in January 2000, which caused an estimated 29,000 barrels of oil to be spilled into the Desaguadero River near the village of Calacoto. Transredes presented a claim for approximately $50 million in clean-up and third-party liability costs that it incurred, paid and recorded in its financials to its insurer, LaBoliviana. In March 2000, CNA, a reinsurer to LaBoliviana, filed an action in London Commercial Court to void the reinsurance policy and to otherwise disclaim any obligation to indemnify LaBoliviana. The parties have been ordered to mediate by the court.

                  Carolina Ortiz Paz v. Transredes S.A. (Santa Cruz 6th Civil Court, Bolivia). In December 2002, Carolina Ortiz Paz filed a civil action for $10 million in damages against Transredes claiming diminution of property value and lost opportunity to develop her real estate project because the ONSZ-2 Transredes line crosses her property. Transredes is vigorously defending the suit and has joined state-owned YPFB to the action, which Transredes argues is liable for any failure to obtain and present titles of easement to the disputed property.

         3.       CENTRAGAS

                  Centragas v. Ecogas and Ecopetrol (ICC Arbitration, Paris, France). In July 2001, Centragas initiated an ICC arbitration against Ecogas and Ecopetrol, Colombian government entities. Centragas seeks to recover proceeds from Ecogas and/or Ecopetrol in an unspecified amount resulting from a change in Colombian tax laws that limits the tariffs that Centragas can charge to Ecopetrol or Ecogas. Centragas also seeks to clarify disputes over the quality of the gas transported through Centragas' pipeline and an agreement to filter the gas. The Arbitral Tribunal recently issued an interim finding holding that it has jurisdiction over the dispute. An evidentiary hearing on the merits has not yet been scheduled.

         4.       ELEKTRO

                  Elektro v. Federal Tax Authority (13th Federal Court Sao Paulo). Elektro has filed an action seeking to enjoin the Brazilian Federal Tax Authority from increasing the tax basis for Elektro's social security contribution and social integration taxes. The lower court granted a preliminary, and then a permanent, injunction to Elektro. An appeal is pending. If Elektro does not prevail, it will be required to pay additional social security contribution and social integration taxes of over approximately $13 million (as of December 31, 2002).

                  Elektro v. National Electricity Regulator (ANEEL) (XXI Federal Court, Brasilia Circuit). Elektro has filed an action seeking to enjoin ANEEL from requiring Elektro to pay its quota under the Energy Development Act on the basis that payment of the fee would affect the economic and financial balance under the Concession Agreement. The approximately $2 million in dispute relates to the two-month period prior to ANEEL's institution of a compensation program designed to limit the burden of the quota on energy companies. The case is pending a decision by the lower court.

                  Criminal Investigations. The Brazilian Penal Code requires a criminal investigation upon an occurrence alleged to cause physical damage, death or environmental damage in the concession area. Once completed, the investigating body submits a report to the Criminal Court for review by a Public Attorney who may (i) request a criminal proceeding; (ii) request further investigation; or (iii) recommend that the matter be closed. There are currently 48 such investigations underway relating to accidents that occurred in the Elektro concession area. Additionally, one investigation is pending regarding a controversy in calculation of payment of ICMS, a state tax collected by the LDC's from their consumers. In the four years since the concession was granted, no investigation has resulted in a formal criminal charge or prosecution.

         5.       CUIABA

                  Empresa Produtora de Energia Ltda. (EPE) v. AGF Brazil Seguros S.A. (AGF) (Sao Paulo Civil Court). In August 2002, EPE filed suit against AGF, a Brazilian insurance company, to recover approximately $30 million in insurance proceeds for contingent business interruption and material damages resulting from a turbine failure at its power plant in Cuiaba. AGF has denied coverage on the basis that EPE failed to disclose material defects in the blades that led to the failure. EPE denies this contention and intends to vigorously pursue its rights against AGF.

                  Gasocidente do Mato Grosso Ltda. (GasMat) v. AGF Brazil Seguros S.A. (AGF) (Sao Paulo Civil Court). In August 2002, GasMat filed suit against AGF to recover approximately $4 million in insurance proceeds for contingent business interruption resulting from the turbine failure at the EPE power plant in Cuiaba. AGF has denied coverage. GasMat intends to vigorously pursue its rights against AGF.

         6.       BLM

                  As a result of the enactment by the Ente Regulador Servicios Publicos of Panama of Resolution JD-1700, which effectively reduced the volume of energy that distribution companies were obligated to purchase under BLM's existing PPAs, BLM experienced a decrease in revenues. As a result, BLM has initiated several arbitral and judicial proceedings in Panama against Ente Regulador, the Government of Panama, and one of BLM's power purchasers, in an effort to obtain restitution of lost revenues totaling in excess of $8.5 million. These cases are still pending.

                  In other proceedings, BLM has filed claims challenging the Ente Regulador's implementation of Resolutions JD-3797 and JD-3920, which require BLM to reissue invoices under its PPAs utilizing a new pricing parity index for fuel established by the Panama Ministry of Commerce & Industry. This action by Ente Regulador had the effect of adjusting downward the fuel component of the price of energy under BLM's PPAs for a five-month period. The amount currently in dispute is approximately $1.7 million.

                  Bahia Las Minas Corp., Aseguradora Mundial, S.A. v. Cox Insurance Holdings, PLC, et al. (No. 6-02-453, U.S. District Court, Southern District of Texas, Houston Division). BLM filed suit in 2002 in the U.S. District Court for the Southern District of Texas in Galveston against a consortium of re-insurers led by Cox Ins. Holdings to recover approximately $5 million in damages and insurance proceeds for property damage and interruption of service, resulting from a lightning strike. The suit was transferred to Houston. The parties have agreed to mediate in July 2003.

         7.       ENS

                  Polskie Gornictwo Naftowe i Gazownictwo, S. A. (PGNiG) v. Elektrocieplownia Nowa Sarzyna Sp. Z o. o. (ENS) (No. VI Gco 56/03, Circuit Court, 6th Commercial Division, Rzwszow, Poland). In March 2003, PGNiG filed an application for injunction against ENS to secure approximately $9 million in claims under the long-term gas supply contracts between the parties. The underlying disputes, which are subject to arbitration, began in mid-2000 when the Polish government instituted a new regulatory scheme for gas prices. ENS contends that the


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
prices PGNiG can charge it for gas supplies cannot exceed the prices found in PGNiG's approved tariff. PGNiG, on the other hand, claims it is entitled to charge ENS the higher prices under the gas supply agreements. The parties have entered into a preliminary, non-binding settlement agreement. Revisions to ENS's agreements with PSE and Organika must be agreed to before the Settlement Agreement with PGNiG can be finalized. Accordingly, the injunction hearing has been postponed until September 9, 2003.

         8.       SECLP

                  SECLP is a defendant in several legal proceedings in the Dominican Republic, including:

                  o Five lawsuits brought between 2000-2003 by approximately 200 residents and businesses against SECLP and Smith Cogeneration International, Inc., alleging that the operation of the Puerto Plata power plant damaged property values in their community of Costambar. Damages are unspecified and no trial date has been set.

                  o An arbitration proceeding brought by an operator of a hotel alleging SECLP breached a settlement agreement arising from a nuisance dispute related to operation of the Puerto Plata power plant. The plaintiff obtained an award of DOP187,000,000 (approximately $6 million) plus interest. SECLP has appealed the award on several grounds, including that the arbitration panel did not proceed properly.

                  o A lawsuit filed in 2001 against CDC, CDCB, SECLP and five other defendants in which the plaintiff seeks to recover approximately DOP500,000,000 (approximately $15.6 million) from CDC that it claims CDC wrongfully dispersed to SECLP and the other defendants. SECLP is not a party to the agreement between CDC and the plaintiff that is the subject of the lawsuit, and has filed a motion to be dismissed from the case.

                  o Several lawsuits filed by Montecristi Corp. in 1998 against SECLP, Smith Cogeneration Management, and Smith Cogeneration International, and Don Smith claiming breach of an alleged joint venture agreement related to the plaintiff's participation in the Puerto Plata power plant project. At the time the suits were filed, plaintiff sought approximately $15 million in damages, the enforcement of the alleged joint venture agreement and the appointment of a judicial administrator to operate the power plant until the matter was resolved. Based on a prior settlement and release, a court in New York enjoined the plaintiff from prosecuting the action against the defendants in the Dominican Republic. To date, the Dominican courts have declined to recognize the injunction or to halt the cases pending in the Dominican Republic, and Smith Cogeneration International has appealed to the Dominican Supreme Court.


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
C.       DIRECTORS

                  On the Effective Date, InternationalCo's board of directors will consist of individuals designated by the Debtors (after consultation with the Creditors' Committee), all of which shall be disclosed prior to the Confirmation Hearing. Thereafter, the terms and manner of selection of directors of InternationalCo shall be as provided in InternationalCo's organizational documents, as the same may be amended. Each director will serve until a successor is elected and qualified or until his or her earlier resignation or removal. Set forth below is biographical information for two individuals who are expected to become members of InternationalCo's board of directors prior to the Effective Date.

                  Ron W. Haddock, age 62, was appointed to the ENE Board in July 2002, is a director of InternationalCo, and is expected to become Executive Chairman of InternationalCo prior to the Effective Date. Mr. Haddock was president and Chief Executive Officer of FINA, Inc. from 1989 until his retirement in 2000. He joined FINA in 1986 as Executive Vice President and Chief Operating Officer and was elected to FINA's board in 1987. Prior to joining FINA, he held various executive and managerial positions with Exxon Corporation, including assistant to the Chairman, Vice President of Esso Eastern and Vice President for Exxon USA refining. He currently also serves on the boards of Southwest Securities, Inc., SepraDyne, Alon Energy, USA, Townsend Tarnell, Probex Corp., The Adea Group, and Elektro. Mr. Haddock has a bachelor's degree in mechanical engineering from Purdue University.

                  John W. Ballantine, age 57, was appointed to the ENE Board in May 2002, and is a Director of InternationalCo. Mr. Ballantine has been a private investor since 1998, when he left First Chicago NBD Corporation/The First National Bank of Chicago as its Chief Risk Management Officer and Executive Vice President. During his 28-year career with First Chicago, Ballantine held senior positions, including head of international banking, head of North American banking, and Chief Credit and Market Risk Officer. He currently also serves on the boards of Scudder Funds, First Oak Brook Bancshares, the Oak Brook Bank and Tokheim Corporation. Mr. Ballantine has a bachelor's degree from Washington and Lee University and an MBA from the University of Michigan, Ann Arbor.

             XI. THE LITIGATION TRUST AND SPECIAL LITIGATION TRUST

           CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT
          ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON
                     DISCLOSURE STATEMENT" ATTACHED HERETO.

A.       THE LITIGATION TRUST

         1.       ESTABLISHMENT OF THE TRUST.

                  On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 176 shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust. On the Effective Date, and in accordance with and pursuant to the terms of Section 18.4 of the Plan, the Debtors shall transfer to the Litigation Trust all of their right, title, and interest in the Litigation Trust Claims. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) shall be transferred to the Litigation Trust and shall vest in the Litigation Trustee and its representatives, and the Debtors, the Debtors in Possession and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

         2.       PURPOSE OF THE LITIGATION TRUST.

                  The Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

         3.       FUNDING EXPENSES OF THE LITIGATION TRUST.

                  In accordance with the Litigation Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall transfer such amounts of Cash as jointly determined by the Debtors and the Creditors' Committee as necessary to fund the operations of the Litigation Trust. The Debtors and the Reorganized Debtors shall have no further obligation to provide any funding with respect to the Litigation Trust.

         4.       TRANSFER OF ASSETS.

                  a. The transfer of the Litigation Trust Claims to the Litigation Trust shall be made, as provided in the Plan, for the benefit of the holders of Allowed Claims in Classes 3 through 176, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 176, the Litigation Trust Claims shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 176, the Debtors shall transfer such Litigation Trust Claims to the Litigation Trust in exchange for Litigation Trust Interests for the benefit of holders of Allowed Claims in Classes 3 through 176, in accordance with the Plan. Upon the transfer of the Litigation Trust Claims, the Debtors shall have no interest in or with respect to the Litigation Trust Claims or the Litigation Trust.

                  b. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Litigation Trustee and the beneficiaries of the Litigation Trust) shall treat the transfer of assets to the Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 176, followed by a transfer by such holders to the Litigation Trust and the beneficiaries of the Litigation Trust shall be treated as the grantors and owners thereof.

         5.       VALUATION OF ASSETS.

                  As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Litigation Trust Board shall inform, in writing, the Litigation Trustee of the value of the assets transferred to the Litigation Trust, based on the good faith determination of the Litigation Trust Board, and the Litigation Trustee shall apprise, in writing, the beneficiaries of the Litigation Trust of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Litigation Trustee and the beneficiaries of the Litigation Trust) for all federal income tax purposes.


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
         6.       LITIGATION; RESPONSIBILITIES OF LITIGATION TRUSTEE.

                  a. The Litigation Trustee, upon direction by the Litigation Trust Board and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Litigation Trust, make timely distributions and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Litigation Trustee, upon direction by the Litigation Trust Board, shall have the absolute right to pursue or not to pursue any and all Litigation Trust Claims as it determines is in the best interests of the beneficiaries of the Litigation Trust, and consistent with the purposes of the Litigation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash and shall be reimbursed in accordance with the provisions of the Litigation Trust Agreement.

                  b. The Litigation Trustee shall be named in the Confirmation Order or in the Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Litigation Trust all claims, rights and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted in the Plan or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Litigation Trust.

         7.       INVESTMENT POWERS.

                  The right and power of the Litigation Trustee to invest assets transferred to the Litigation Trust, the proceeds thereof, or any income earned by the Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 18.8 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Litigation Trustee may expend the assets of the Litigation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement; and, provided, further, that, under no circumstances, shall the Litigation Trust segregate the assets of the Litigation Trust on the basis of classification of the holders of Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions of the Plan.

         8.       ANNUAL DISTRIBUTION; WITHHOLDING.

                  The Litigation Trustee shall distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation,
(ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust), and
(iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Litigation Trust Interests held by a holder compared with the aggregate number of Litigation Trust Interests outstanding, subject to the terms of the Plan and the Litigation Trust Agreement. The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         9.       REPORTING DUTIES.

                  a. FEDERAL INCOME TAX. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Litigation Trustee shall also annually send to each holder of a Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns.

                  b. ALLOCATIONS OF LITIGATION TRUST TAXABLE INCOME. Allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Litigation Trust Interests, taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Litigation Trust Claims. The tax book value of the Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

                  c. OTHER. The Litigation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Litigation Trust that are required by any governmental unit.

         10.      TRUST IMPLEMENTATION.

                  On the Effective Date, the Litigation Trust shall be established and become effective for the benefit of Allowed Claims in Classes 3 through 176. The Litigation Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Litigation Trustee and holders of Allowed Claims in Classes 3 through 176 shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Litigation Trust.

         11.      REGISTRY OF BENEFICIAL INTERESTS.

                  The Litigation Trustee shall maintain a registry of the holders of Litigation Trust Interests.

         12.      TERMINATION.

                  The Litigation Trust shall terminate no later than the fifth
(5th) anniversary of the Effective Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term.

         13.      NET LITIGATION TRUST RECOVERY/ASSIGNMENT OF CLAIMS.

                  a. NET JUDGMENT. Notwithstanding anything contained in the Plan to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (i) is required by a Final Order to make payment to the Litigation Trust (the "Judgment Amount"), and (ii) is permitted by a Final Order to assert a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a "Valid Setoff"), (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (z) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.

                  b. ASSIGNMENT. Notwithstanding anything contained in the Plan to the contrary, in the event that a compromise and settlement of a Litigation Trust Claim or a Final Order with respect to a Litigation Trust Claim provides for a waiver, subordination or disallowance of a defendant's Claim or Claims against one or more of the Debtors, for purposes of computing amounts of distributions, (i) such defendant shall be deemed to have assigned such Claim or Claims and right to receive distributions in accordance with the Plan to the Litigation Trust, (ii) the Disbursing Agent shall make distributions with respect to such Allowed Claims to the Litigation Trust and (iii) such defendant shall not be entitled to receive distributions from the Litigation Trust on account thereof.

B.       THE SPECIAL LITIGATION TRUST

         1.       ESTABLISHMENT OF THE TRUST.

                  On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Claims in Classes 3 through 176 shall execute the Special Litigation Trust Agreement and shall take all other steps necessary to establish the Special Litigation Trust. On the Effective Date, and in accordance with and pursuant to the terms of Section 19.4 of the Plan, the Debtors shall transfer to the Special Litigation Trust all of their right, title, and interest in the Special Litigation Trust Claims. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Special Litigation Trust shall vest in the Special Litigation Trustee and its representatives, and the Debtors and the Special Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

         2.       PURPOSE OF THE SPECIAL LITIGATION TRUST.

                  The Special Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation
Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

         3.       FUNDING EXPENSES OF THE SPECIAL LITIGATION TRUST.

                  In accordance with the Special Litigation Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall transfer such amounts of Cash as jointly determined by the Debtors and the Creditors' Committee as necessary to fund the operations of the Special Litigation Trust. The Debtors and the Reorganized Debtors shall have no further obligation to provide any funding with respect to the Special Litigation Trust.

         4.       TRANSFER OF ASSETS.

                  a. The transfer of the Special Litigation Trust Claims to the Special Litigation Trust shall be made, as provided in the Plan, for the benefit of the holders of Allowed Claims in Classes 3 through 176, only to the extent such holders in such Classes are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Classes 3 through 176, the Special Litigation Trust Claims shall be transferred to such holders of Allowed Claims, to be held by the Debtors on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Classes 3 through 176, the Debtors shall transfer such Special Litigation Trust Claims to the Special Litigation Trust in exchange for Special Litigation Trust Interests for the benefit of holders of Allowed Claims in Classes 3 through 176, in accordance with the Plan. Upon the transfer of the Special Litigation Trust Claims, the Debtors shall have no interest in or with respect to the Special Litigation Trust Claims or the Special Litigation Trust.

                  b. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Special Litigation Trustee and the beneficiaries of the Special Litigation Trust) shall treat the transfer of assets to the Special Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Classes 3 through 176, followed by a transfer by such holders to the Special Litigation Trust and the beneficiaries of the Special Litigation Trust shall be treated as the grantors and owners thereof.

         5.       VALUATION OF ASSETS.

                  As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Special Litigation Trust Board shall inform, in writing, the Special Litigation Trustee of the value of the assets transferred to the Special Litigation Trust, based on the good faith determination of the Special Litigation Trust Board, and the Special Litigation Trustee shall apprise, in writing, the beneficiaries of the Special Litigation Trust of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Special Litigation Trustee and the beneficiaries of the Special Litigation Trust) for all federal income tax purposes.

         6.       LITIGATION OF ASSETS; RESPONSIBILITIES OF SPECIAL LITIGATION
                  TRUSTEE.

                  a. The Special Litigation Trustee, upon direction by the Special Litigation Trust Board and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Special Litigation Trust, make timely distributions and not unduly prolong the duration of the Special Litigation Trust. The liquidation of the Special Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Special Litigation Trustee, upon direction by the Special Litigation Trust Board, shall have the absolute right to pursue or not to pursue any and all claims, rights, or causes of action, as it determines is in the best interests of the beneficiaries of the Special Litigation Trust, and consistent with the purposes of the Special Litigation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. The Special Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash.

                  b. The Special Litigation Trustee shall be named in the Confirmation Order or in the Special Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Special Litigation Trust all claims, rights and causes of action transferred to the Special Litigation Trust (whether such suits are brought in the name of the Special Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Special Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Special Litigation Trust.

         7.       INVESTMENT POWERS.

                  The right and power of the Special Litigation Trustee to invest assets transferred to the Special Litigation Trust, the proceeds thereof, or any income earned by the Special Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 19.8 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Special Litigation Trustee may expend the assets of the Special Litigation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Special Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Special Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Special Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Special Litigation Trust Agreement; and, provided, further, that, under no circumstances, shall the Special Litigation Trust segregate the assets of the Special Litigation Trust on the basis of classification of the holders of Special Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions of the Plan.

         8.       ANNUAL DISTRIBUTION; WITHHOLDING.

                  The Special Litigation Trustee shall distribute at least annually to the holders of Special Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Special Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Special Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Special Litigation Trust or in respect of the assets of the Special Litigation Trust), and (iii) to satisfy other liabilities incurred or assumed by the Special Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Special Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Special Litigation Trust Interests held by a holder compared with the aggregate number of Special Litigation Trust Interests outstanding, subject to the terms of the Plan and the Special Litigation Trust Agreement. The Special Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Special Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         9.       REPORTING DUTIES.

                  a. FEDERAL INCOME TAX. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Special Litigation Trustee of a private letter ruling if the Special Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Special Litigation Trustee), the Special Litigation Trustee shall file returns for the Special Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Special Litigation Trustee shall also annually send to each holder of a Special Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

                  b. ALLOCATIONS OF SPECIAL LITIGATION TRUST TAXABLE INCOME. Allocations of Special Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Special Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Special Litigation Trust Interests, taking into account all prior and concurrent distributions from the Special Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Special Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Special Litigation Trust Claims. The tax book value of the Special Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Special Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

                  c. OTHER. The Special Litigation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Special Litigation Trust that are required by any governmental unit.

         10.      TRUST IMPLEMENTATION.

                  On the Effective Date, the Special Litigation Trust shall be established and become effective for the benefit of Allowed Claims in Classes 3 through 176. The Special Litigation Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Special Litigation Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Special Litigation Trustee and holders of Allowed Claims in Classes 3 through 176 shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Special Litigation Trust.

         11.      REGISTRY OF BENEFICIAL INTERESTS.

                  The Special Litigation Trustee shall maintain a registry of the holders of Special Litigation Trust Interests.

         12.      TERMINATION.

                  The Special Litigation Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Special Litigation Trust if it is necessary to the liquidation of the Special Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term.

         13.      NET SPECIAL LITIGATION TRUST RECOVERY/ASSIGNMENT OF CLAIMS.

                  a. NET JUDGMENT. Notwithstanding anything contained in the Plan to the contrary, in the event that a defendant in a litigation brought by the Special Litigation Trustee for and on behalf of the Special Litigation Trust
(i) is required by a Final Order to pay a Judgment Amount to the Special Litigation Trust and (ii) is permitted by a Final Order to assert a Valid Setoff, (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (z) none of the Special Litigation Trust, the holders or beneficiaries of the Special Litigation Trust Interests shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.

                  b. ASSIGNMENT. Notwithstanding anything contained herein to the contrary, in the event that a compromise and settlement of a Special Litigation Trust Claim or a Final Order with respect to a Special Litigation Trust Claim provides for a waiver, subordination or disallowance of a defendant's Claim or Claims against one or more of the Debtors, for purposes of computing amounts of distributions, (i) such defendant shall be deemed to have assigned such Claim or Claims and right to receive distributions in accordance with the Plan to the Special Litigation Trust, (ii) the Disbursing Agent shall make distributions with respect to such Allowed Claims to the Special Litigation Trust and (iii) such defendant shall not be entitled to receive distributions from the Special Litigation Trust on account thereof.

                               XII. EQUITY TRUSTS

A.       PREFERRED EQUITY TRUST

         1.       ESTABLISHMENT OF THE TRUST.

                  On or after the Confirmation Date, but prior to the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Equity Interests in Class 363 shall execute the Preferred Equity Trust Agreement and shall take all other steps necessary to establish the Preferred Equity Trust. On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 22.4 of the Plan, the Debtors shall transfer to the Preferred Equity Trust all of their right, title, and interest in the Exchanged Enron Preferred Stock subject to the Preferred Equity Trust Agreement.

         2.       PURPOSE OF THE PREFERRED EQUITY TRUST.

                  The Preferred Equity Trust shall be established for the sole purpose of holding the Exchanged Enron Preferred Stock in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Preferred Equity Trust Agreement. Without limiting the foregoing, the Preferred Equity Trust Agreement shall provide that, to the extent that the Preferred Equity Trust receives Cash distributions under this Plan, it will redistribute such Cash to the holders of the Preferred Equity Trust Interests, but in no event will any holder of Preferred Equity Trust Interests receive a distribution of Exchanged Enron Preferred Stock.

         3.       FUNDING EXPENSES OF THE PREFERRED EQUITY TRUST.

                        In accordance with the Preferred Equity Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Preferred Equity Trust.

            4.          TRANSFER OF PREFERRED STOCK.

                        A. The transfer of the Exchanged Enron Preferred Stock to the Preferred Equity Trust shall be made, as provided in the Plan, for the benefit of the holders of Allowed Enron Preferred Equity Interests in Class 363.

                        B. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Preferred Equity Trustee and the beneficiaries of the Preferred Equity Trust) shall treat the transfer of the Exchanged Enron Preferred Stock to the respective Preferred Equity Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Enron Preferred Equity Interests in Class 363, followed by a transfer by such holders to the Preferred Equity Trust and the beneficiaries of the Preferred Equity Trust shall be treated as the grantors and owners thereof.

            5.          INVESTMENT POWERS.

                        The right and power of the Preferred Equity Trustee to invest assets transferred to the Preferred Equity Trust, the proceeds thereof, or any income earned by the Preferred Equity Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 22.6 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Preferred Equity Trustee may expend the assets of the Preferred Equity Trust
(i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Preferred Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Preferred Equity Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Preferred Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Preferred Equity Trust Agreement; and, provided, further, that, under no circumstances, shall the Preferred Equity Trust segregate the assets of the Preferred Equity Trust on the basis of classification of the holders of Preferred Equity Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

            6.          ANNUAL DISTRIBUTION; WITHHOLDING.

                        The Preferred Equity Trustee shall distribute at least annually to the holders of Preferred Equity Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Preferred Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Preferred Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Preferred Equity Trust or in respect of the assets of the Preferred Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Preferred Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Preferred Equity Trust Agreement. All such distributions shall be pro rata based on the number of Preferred Equity Trust Interests held by a holder compared with the aggregate number of Preferred Equity Trust Interests outstanding, subject to the terms of the Plan and the respective Preferred Equity Trust Agreement. The Preferred Equity Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Preferred Equity Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

            7.          REPORTING DUTIES.

                        A. Federal Income Tax. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Preferred Equity Trustee of a private letter ruling if the Preferred Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Preferred Equity Trustee), the Preferred Equity Trustee shall file returns for the Preferred Equity Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Preferred Equity Trustee shall also annually send to each holder of a Preferred Equity Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

                        B. Allocations of Preferred Equity Trust Taxable Income. Allocations of Preferred Equity Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Preferred Equity Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Preferred Equity Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Preferred Equity Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Preferred Equity Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Preferred Equity Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Preferred Equity Trust. The tax book value of the assets of the Preferred Equity Trust for this purpose shall equal their fair market value on the date the Preferred Equity Trust was created or, if later, the date such assets were acquired by the Preferred Equity Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

                        C. Other. The Preferred Equity Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Preferred Equity Trust that are required by any governmental unit.

            8.          TRUST IMPLEMENTATION.

                        On the Effective Date, the Preferred Equity Trust shall be established and become effective for the benefit of Allowed Enron Preferred Equity Interests in Class 363. The Preferred Equity Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Preferred Equity Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Preferred Equity Trustee and holders of Allowed Enron Preferred Equity Interests in Class 363 shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Preferred Equity Trust.

            9.          REGISTRY OF BENEFICIAL INTERESTS.

                        The Preferred Equity Trustee shall maintain a registry of the holders of Preferred Equity Trust Interests.

            10.         TERMINATION.

                        The Preferred Equity Trust shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Preferred Equity Trust if it is necessary to the liquidation of the assets of Preferred Equity Trust. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.

            11.         NON-TRANSFERABILITY OR CERTIFICATION.

                        Upon the creation of the Preferred Equity Trust, the Preferred Equity Trust Interests shall be allocated on the books and records of the Preferred Equity Trust to the appropriate holders thereof, but the Preferred Equity Trust Interests shall not be certificated and shall not be transferable by the holder thereof except through descent or distribution.

B.          COMMON EQUITY TRUST

            1. ESTABLISHMENT OF THE TRUSTS. On or after the Confirmation Date, but prior to the Effective Date the Debtors, on their own behalf and on behalf of holders of Allowed Enron Common Equity Interests in Class 364 shall execute the Common Equity Trust Agreement and shall take all other steps necessary to establish the respective Common Equity Trust. On such date, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, and in accordance with and pursuant to the terms of Section 23.4 of the Plan, the Debtors shall transfer to the Common Equity Trust all of their right, title, and interest in the Exchanged Enron Common Stock subject to the Common Equity Trust Agreement.

            2. PURPOSE OF THE COMMON EQUITY TRUST. The Common Equity Trust shall be established for the sole purpose of holding the Reorganized Debtors Common Stock in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the

Common Equity Trust Agreement. Without limiting the foregoing, the Common Equity Trust Agreement shall provide that, to the extent that the Common Equity Trust receives Cash distributions under the Plan, it will redistribute such Cash to the holders to the Common Equity Trust Interests, but in no event will any holder of Common Equity Trust Interests receive a distribution of Exchanged Enron Common Stock.

            3. FUNDING EXPENSES OF THE COMMON EQUITY TRUST. In accordance with the Common Equity Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtors shall have no obligation to provide any funding with respect to any of the Common Equity Trust.

            4.          TRANSFER OF COMMON STOCK.

                        A. The transfer of the Exchanged Enron Common Stock to the Common Equity Trust shall be made, as provided in the Plan, for the benefit of the holders of Allowed Enron Common Equity Interests in Class 364.

                        B. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Common Equity Trustee and the beneficiaries of the Common Equity Trust) shall treat the transfer of the Exchanged Enron Common Stock to the respective Common Equity Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Enron Common Equity Interests in Class 364, followed by a transfer by such holders to the Common Equity Trust and the beneficiaries of the Common Equity Trust shall be treated as the grantors and owners thereof.

            5. INVESTMENT POWERS. The right and power of the Common Equity Trustee to invest assets transferred to the Common Equity Trust, the proceeds thereof, or any income earned by the Common Equity Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 23.6 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Common Equity Trustee may expend the assets of the Common Equity Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Common Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Common Equity Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Common Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Common Equity Trust Agreement; and, provided, further, that, under no circumstances, shall the Common Equity Trust segregate the assets of the Common Equity Trust on the basis of classification of the holders of Common Equity Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions of the Plan.

            6. ANNUAL DISTRIBUTION; WITHHOLDING. The Common Equity Trustee shall distribute at least annually to the holders of Common Equity Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Common Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Common Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Common Equity Trust or in respect of the assets of the Common Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Common Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Common Equity Trust Agreement. All such distributions shall be pro rata based on the number of Common Equity Trust Interests held by a holder compared with the aggregate number of Common Equity Trust Interests outstanding, subject to the terms of the Plan and the respective Common Equity Trust Agreement. The Common Equity Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Common Equity Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

            7.          REPORTING DUTIES.

                        A. Federal Income Tax. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Common Equity Trustee of a private letter ruling if the Common Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Common Equity Trustee), the Common Equity Trustee shall file returns for the Common Equity Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Common Equity Trustee shall also annually send to each holder of a Common Equity Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and shall instruct all such holders to report such items on their federal income tax returns.

                        B. Allocations of Common Equity Trust Taxable Income. Allocations of Common Equity Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan) if, immediately prior to such deemed distribution, the Common Equity Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Common Equity Trust Interests (treating any holder of a Disputed Claim, for this purpose, as a current holder of a Common Equity Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Common Equity Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Common Equity Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Common Equity Trust. The tax book value of the assets of the Common Equity Trust for this purpose shall equal their fair market value on the date the Common Equity Trust was created or, if later, the date such assets were acquired by the Common Equity Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

                        C. Other. The Common Equity Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Common Equity Trust that are required by any governmental unit.

            8. TRUST IMPLEMENTATION. On the Effective Date, the Common Equity Trust shall be established and become effective for the benefit of Allowed Enron Common Equity Interests in Class 364. The Common Equity Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Common Equity Trust as a grantor trust for federal income tax purposes. All parties (including the Debtors, the Common Equity Trustee and holders of Allowed Enron Common Equity Interests in Class 364 shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Common Equity Trust.

            9. REGISTRY OF BENEFICIAL INTERESTS. The Common Equity Trustee shall maintain a registry of the holders of Common Equity Trust Interests.

            10. TERMINATION. The Common Equity Trust shall terminate no later than the third (3rd) anniversary of the Confirmation Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Common Equity Trust if it is necessary to the liquidation of the assets of Common Equity Trust. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years from and after the third (3rd) anniversary of the Confirmation Date.

            11. NON-TRANSFERABILITY OR CERTIFICATION. Upon the creation of the Common Equity Trust, the Common Equity Trust Interests shall be allocated on the books and records of the Common Equity Trust to the appropriate holders thereof, but the Common Equity Trust Interests shall not be certificated and shall not be transferable by the holder thereof except through descent or distribution.

                          XIII. SECURITIES LAWS MATTERS

   CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN
       APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT"
                                ATTACHED HERETO.

                        Holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims will receive shares of InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock to the extent not sold in a Sale Transaction, and the holders of Allowed Claims in Classes 3 through 176 will receive Litigation Trust Interests and Special Litigation Trust Interests, pursuant, and subject, to the Plan. The issuance of InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock may not occur for an indeterminate number of months after the Effective Date of the Plan because such issuance will be subject to the following conditions with respect to each issuer of such securities: (i) General Unsecured Claims shall have been allowed in an amount that would result in the distribution of 30% of the common stock of such issuer, (ii) the necessary consents shall have been obtained with regard to the assets of such issuer to make such issuance. Section 1145 of the Bankruptcy Code provides certain exemptions from the securities registration requirements of federal and state securities laws with respect to the distribution of securities under a plan of reorganization.

A. ISSUANCE AND RESALE OF INTERNATIONALCO COMMON STOCK, CROSSCOUNTRY COMMON STOCK, PGE COMMON STOCK, LITIGATION TRUST INTERESTS AND SPECIAL LITIGATION TRUST INTERESTS UNDER THE PLAN

                        In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock to the holders of the Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims, and the issuance of the Litigation Trust Interests and Special Litigation Trust Interests to the holders of Allowed Claims in Classes 3 through 176 will be exempt from the registration requirements of the Securities Act and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from these registration requirements the issuance of securities if the following conditions are satisfied: (i) the securities are issued or sold under a chapter 11 plan by (A) a debtor, (B) one of its affiliates participating in a joint plan with the debtor, or (C) a successor to a debtor under the plan; and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property. The Debtors believe that the exchange of the Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims, and of the Claims in Classes 3 through 176 under the circumstances described in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

                        The InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests and Special Litigation Trust Interests will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code. In addition, the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests and Special Litigation Trust Interests generally may be resold by the holders thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, holders of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests and Special Litigation Trust Interests are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

                        Section 1145(b)(i) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act.

                        An entity is not an "underwriter" under section 2(11) of the Securities Act with regard to securities received under Section 1145(a)(1), in "ordinary trading transactions" made on a national securities exchange or a Nasdaq market. However, there can be no assurances that such securities will be listed on an exchange or Nasdaq market. What constitutes "ordinary trading transactions" within the meaning of Section 1145 of the Bankruptcy Code is the subject of interpretive letters by the staff of the SEC. Generally, ordinary trading transactions are those that do not involve (i) concerted activity by recipients of securities under a plan of reorganization, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the SEC under the Exchange Act, or (iii) payment of special compensation to brokers or dealers in connection with the sale.

                        With respect to clause (d) in the third paragraph of this Section A above, an "issuer" of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock,, Litigation Trust Interests or Special Litigation Trust Interests includes any person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, an issuer of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests or Special Litigation Trust Interests. "Control" (as defined in Rule 405 under the Securities Act) means the possession, whether directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer, director or trustee (if applicable) of an issuer of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests may be deemed to be a "control" person of an issuer of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer. Additionally, the legislative history of section 1145 of the Bankruptcy Code has stated that a creditor that is distributed at least ten percent (10%) of the voting securities of an issuer under a plan of reorganization will be presumed to be an statutory underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.

                        Resales of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests by persons deemed to be statutory underwriters will not be exempt from the registration requirements under the Securities Act or other applicable law by virtue of section 1145 of the Bankruptcy Code. Because the issuers of the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests and Special Litigation Trust Interests do not propose to register any of the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests and Special Litigation Trust Interests under the Securities Act, persons deemed to be statutory underwriters must either have the InternationalCo

Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests, as the case may be, held by them registered for resale with the SEC or use an available exemption from registration.

                        Under certain circumstances, persons who are deemed to be statutory underwriters by virtue of being in a control relationship with the applicable issuer of the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three month period, the requirement that the securities be sold in a "brokers transaction" or in a transaction directly with a "market maker" and that notice of the resale be filed with the SEC. The Debtors cannot assure, however, that adequate current public information will exist with respect to any issuer of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests and, therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available.

                        Pursuant to the Plan, certificates evidencing InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests received by any person whom the issuer of the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests determines to be a person deemed to be a statutory underwriter will bear a legend substantially in the form below:

                        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE [COMPANY] [TRUSTEE] RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

                        Any Person entitled to receive InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests whom the issuer of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests determines to be a person deemed to be a statutory underwriter may instead receive certificates evidencing InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests without such legend if, prior to the distribution of such securities, such Person delivers to such issuer (i) an opinion of counsel reasonably satisfactory to such issuer to the effect that the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special

Litigation Trust Interests to be received by such Person are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

                        Any holder of a certificate evidencing InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, Litigation Trust Interests or Special Litigation Trust Interests bearing such legend may present such certificate to the transfer agent for such securities for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) the applicable securities are sold pursuant to an effective registration statement under the Securities Act, (ii) such holder delivers to the issuer of the applicable securities an opinion of counsel reasonably satisfactory to such issuer to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code, or (iii) such holder delivers to the issuer of the applicable securities an opinion of counsel reasonably satisfactory to such issuer to the effect that such securities are no longer subject to such restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

                        IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF INTERNATIONALCO COMMON STOCK, CROSSCOUNTRY COMMON STOCK, PGE COMMON STOCK, LITIGATION TRUST INTERESTS OR SPECIAL LITIGATION TRUST INTERESTS MAY BE AN UNDERWRITER OR AN AFFILIATE OF AN ISSUER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF INTERNATIONALCO COMMON STOCK, CROSSCOUNTRY COMMON STOCK, PGE COMMON STOCK, LITIGATION TRUST INTERESTS AND SPECIAL LITIGATION TRUST INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH INTERNATIONALCO COMMON STOCK, CROSSCOUNTRY COMMON STOCK, PGE COMMON STOCK, LITIGATION TRUST INTERESTS OR SPECIAL LITIGATION TRUST INTERESTS.

B. REMAINING ASSET TRUST, PREFERRED EQUITY TRUST, COMMON EQUITY TRUST AND OPERATING TRUSTS

                        The interests in the Remaining Asset Trust, Preferred Equity Trust and Common Equity Trust and, if created, the Operating Trusts, will be allocated on the Effective Date to the applicable holders. Such interests will not be certificated or transferable, except through descent or distribution. Distributions, if any, to holders of the interests in the Remaining Asset Trust, Preferred Equity Trust and Common Equity Trust will be limited to cash.

              XIV. RISK FACTORS AND OTHER FACTORS TO BE CONSIDERED

   CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN
       APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT"
                                ATTACHED HERETO.

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER EACH OF THE FACTORS SET FORTH BELOW, AS WELL AS OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.          BANKRUPTCY RISKS

            1.          RISK OF NON-CONFIRMATION OF THE PLAN

                        Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications will not necessitate the re-solicitation of votes. In particular, the Plan embodies various settlements and compromises and there can be no assurance that the Bankruptcy Court will approve such settlements and compromises as part of the confirmation of the Plan.

            2.          NON-CONSENSUAL CONFIRMATION

                        In the event any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may nevertheless confirm the Plan at the Debtors' request if at least one impaired Class has accepted the Plan (such acceptance being determined without including the vote of any "insider" in such Class), and as to each impaired Class that has not accepted the Plan, if the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. Refer to Section XIX. Confirmation Of The PLAN" for further information. The Debtors believe that the Plan satisfies these requirements.

            3.          RISK OF NON-OCCURRENCE OR DELAYED OCCURRENCE OF THE
                        EFFECTIVE DATE

                        Although the Debtors believe that the Effective Date will occur after the Confirmation Date following satisfaction of any applicable conditions precedent, there can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in the Plan have not occurred or been waived by the Debtors, then the Confirmation Order will be vacated, in which event no distributions would be made under the Plan, the Debtors and all holders of Claims and Equity Interests would be restored to the status quo ante as of the day immediately preceding the Confirmation Date, and the Debtors' obligations with respect to Claims and Equity Interests would remain unchanged. Furthermore, the Effective Date may be delayed for several months pending the fulfillment of such conditions.

            4.          DELAYED DISTRIBUTION OR NON-DISTRIBUTION OF PLAN
                        SECURITIES.

                        The InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock will not be distributed to the holders of the Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims until sufficient General Unsecured Claims have been allowed to permit a distribution of 30% of such securities and any necessary consents have been obtained for the change of ownership or control of the assets of such issuer. Refer to Section XIII. Securities Laws
MATTERS" for further information. Furthermore, the InternationalCo Common Stock, CrossCountry Common Stock or PGE Common Stock will never be distributed if a Sale Transaction with regard to 100% of the equity, or all or substantially all of the assets of, InternationalCo, CrossCountry or PGE, as the case may be, has occurred prior to distribution, but the net proceeds from such sale will be included in the Creditor Cash available for distribution pursuant to the terms of the Plan. There can be no assurance of when sufficient Claims will be allowed for the distribution of 30% of the InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock and as to when or if any of the necessary consents can be obtained to prevent the exercise of any rights upon a change of ownership or control of InternationalCo, CrossCountry or PGE. Accordingly, there can be no assurances as to when, or if, InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock will ever be distributed to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims, and Allowed Intercompany Claims.

B.          NEGATIVE IMPACT OF PREPETITION ACTIVITIES

            1.          INABILITY TO RELY ON FINANCIAL STATEMENTS.

                        As discussed in Section II.B, REPRESENTATIONS," ENE has publicly stated that its financial statements filed with the SEC for the fiscal years ended 1997 through 2000, and for the first three quarters of 2001, should not be relied upon. In addition, since the bankruptcy, ENE has not engaged an independent auditor and has not published ENE financial statements. The inability to rely on past financial statements, the lack of an ENE auditor and the resignation or termination of numerous Enron Companies' employees have and may continue to have a negative impact on the Enron Companies, including the Operating Entities, and adversely affect the value recovered on other assets.

            2.          GOVERNMENT INVESTIGATIONS AND LITIGATION.

                        The existence of ongoing litigation and governmental investigations regarding prepetition activities have and may continue to have a negative impact on the Enron Companies, including the Operating Entities, or the value of the recovery on any other assets. The Enron Companies have been the subject of numerous lawsuits, including class actions, derivative lawsuits, and arbitration proceedings in the United States, and in various jurisdictions around the world. ENE and certain of its current and former employees are also the subject of a number of governmental investigations, including by the U.S. Congress, DOJ, SEC, OPUC, EPA and

FERC. It is impossible to predict or determine the final outcome or resolution of any of the unresolved proceedings. However, such investigations may result in, among other things, assessment of fines and penalties and/or criminal charges against all or some of the Enron Companies and their current or former employees. In addition, the DOJ could declare certain or all of the assets of the Enron Companies subject to criminal forfeiture by the federal government. Refer to Sections IV.C.1, "Pending Litigation," IV.C.2, "Government Investigations" and IX.C, "Legal Proceedings" for further information.

            3. FINANCING TRANSACTIONS.

                        As part of their business, the Enron Companies utilized a number of on- and off-balance sheet financing structures. As part of a number of these transactions, certain assets may have been transferred to or otherwise become subject to restrictions associated with the financing structures. It is important to note that there is no guarantee that any value from these assets will inure to the benefit of the Debtors' estates. Additionally, there are significant liabilities associated with the financing transactions and several billion dollars in claims have been filed against Debtors in connection with these transactions. Refer to Section III.F, "Debtors' Financing Transactions" for further information.

C. VARIANCE FROM VALUATIONS, PROJECTIONS AND ESTIMATED RECOVERIES

                        The valuations and projections that form the basis for the estimated recoveries set forth in this Disclosure Statement are very preliminary and are based upon information available to the Debtors as of June 1, 2003. The actual distributions under the Plan may be substantially higher or lower than the estimates set forth in this Disclosure Statement. For a more detailed description of the distributions under the Plan, refer to Sections II.B, "Representations," VI, "Summary of Debtors' Chapter 11 Plan," and Appendix
C: "Estimated Assets, Claims and Distributions."

            1. ESTIMATED ASSET VALUES.

                        If the estimated value of assets (including estimates of available Creditor Cash and the valuation of the stock in PGE, CrossCountry and InternationalCo to be distributed to Creditors) relied upon to calculate the estimated recoveries ultimately varies significantly from the actual realization on such assets, then actual creditor recoveries will vary significantly as well. As the estimated value of assets are forward-looking statements based upon information available to the Debtors as of June 1, 2003, the actual results may vary significantly.

                        In particular, with respect to the assets of the Reorganized Debtors, the estimated recoveries, valuations and projections are based, in part, on estimated proceeds generated by a sale of substantially all of the Reorganized Debtors' assets. Many of these assets have been on the market or the subject of inquiries since the Initial Petition Date, but have not been sold for a variety of reasons, including, but not limited to, poor market conditions and the need to resolve complex ownership issues, pending litigation or government investigations, tax issues, and consent issues. Due to the inherent uncertainties associated with selling these assets as a result of the issues identified above, there is no guarantee that these assets will be sold at presently estimated prices or at presently estimated times, if at all. Similarly, the recoveries of the Debtors

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(or the Reorganized Debtors, as the case may be) against counterparties on trading contracts are dependent on the creditworthiness and ability to pay of the counterparties. The inability to sell or otherwise convert these assets to cash may materially impact, among other things, the value of the Plan Currency. As a result of the foregoing, the Creditor Cash available for distribution as a result of liquidation of these assets may be impacted.

           2.           ESTIMATED CLAIM AMOUNTS.

                        If the estimated amount of Allowed Claims relied upon to calculate the estimated recoveries ultimately varies significantly from the actual amount of Allowed Claims, then actual creditor recoveries will vary significantly as well. As the estimated amount of Allowed Claims are forward-looking statements based upon information available to the Debtors as of June 1, 2003, the actual results may vary significantly.

                        Over 22,000 proofs of claim have been filed in these Chapter 11 Cases. The aggregate amount of Claims filed and scheduled exceeds $310 billion, including duplication, but excluding any estimated amounts for the approximately 5,000 filed unliquidated Claims. These unliquidated Claims currently render it impossible for the Debtors to determine the maximum amount of their potential liability. In addition, the priority of claims and assertions by certain parties as to their entitlement to liens and/or constructive trusts may change the value available to satisfy Allowed General Unsecured Claims.

D.          CONTROL GROUP RISKS.

           1.           ENE CASH BALANCE PLAN.

                        As of December 31, 2002 (the most recent date for which information is available), the assets of the ENE Cash Balance Plan were less than the present value of accrued benefits by approximately $182 million on a plan termination basis. PBGC filed unliquidated claims in the ENE bankruptcy case for PBGC insurance premiums, unpaid minimum funding contributions, and unfunded benefit liabilities under the ENE Cash Balance Plan and defined benefit plans of other ENE related companies (including PGE). PBGC asserts an unfunded benefit liability claim of approximately $305 million, in the aggregate, and an unfunded benefit liability claim in respect of the ENE Cash Balance Plan of approximately $271 million. PBGC has informally alleged that the ENE Cash Balance Plan unfunded benefit liability could increase by as much as 100%.

                        Upon termination of an underfunded pension plan, which could be initiated by PBGC or ENE, all of the members of the ERISA controlled group of the plan sponsor become jointly and severally liable for the plan's underfunding. If PBGC makes a demand for payment against one or more members of the controlled group and the payment is not made, a lien in favor of PBGC automatically arises against all of the assets of that member of the controlled group. The amount of the lien is equal to the lesser of the underfunding or 30% of the aggregate net worth of all of the members of the controlled group. CrossCountry and PGE are members of the ENE ERISA controlled group of corporations as long as ENE, or any of its controlled group members, holds at least 80% of the outstanding stock of CrossCountry or PGE. Subject to certain limitations, however, ENE has agreed, pursuant to the terms of the Contribution and

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Separation Agreement, to indemnify CrossCountry for any liabilities arising out of any employee benefit plan sponsored by ENE that are imposed upon or assessed against CrossCountry or any Pipeline Group Company or the assets thereof under Title IV of ERISA. ENE expects to provide similar indemnification to PGE pursuant to separation agreements to be negotiated.

                        ENE intends to seek the approval of the Bankruptcy Court to fund certain benefits under the ENE Cash Balance Plan and to terminate the plan in a manner that should eliminate PBGC's claims. There can be no assurance that the funding and termination of the ENE Cash Balance Plan will be approved, or that upon approval ENE will have the ability to obtain funding for accrued benefits on acceptable terms. The value of the Operating Entities and the Remaining Assets may be adversely affected if the ENE Cash Balance Plan is not fully funded and terminated.

           2.           ENE TAX GROUP LIABILITY.

                        Under regulations issued by the U.S. Treasury Department, each corporation that joins in the filing of a consolidated federal income tax return for all or part of a taxable year, is severally liable for the entire tax liability in respect of the income (for the entire taxable year) of all the corporations whose income is required to be included in such return. By reason of this rule, PGE and CrossCountry (and certain of their subsidiaries) may be liable for unpaid federal income taxes (and interest and penalties thereon) of the ENE Tax Group for applicable periods. Similar liability may also arise for state and local income under analogous statutory or regulatory rules. However, ENE believes that it will fully satisfy all liability for income taxes of the ENE Tax Group (and comparable state and/or local groups) for all relevant periods.

                        Subject to certain limitations, however, ENE has agreed to indemnify CrossCountry for any taxes, and liabilities incurred in connection with such taxes, imposed on any Pipeline Group Company by reason of such Pipeline Group Company being severally liable for any taxes of any member of the ENE consolidated tax group pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous state, local, or foreign law.

            E. RISKS COMMON TO REORGANIZED DEBTORS, OPERATING ENTITIES AND LITIGATION TRUSTS

                        The following risks are applicable to two or more of the Reorganized Debtors, PGE, CrossCountry, InternationalCo, the Litigation Trust and/or the Special Litigation Trust.

            1.          CHANGES IN THE REGULATORY ENVIRONMENT

                        The Operating Entities are, depending on where their operations are located, subject to numerous domestic and international regulations and regulatory agencies including, but not limited to FERC, NRC, EPA, OPUC, SEC, DOT, and others. Changes in the regulatory environment have a direct impact on the Operating Entities' operations and may materially impact the Operating Entities' profitability. Refer to Sections IX.A.6, "Regulatory Environment," IX.A.3, "Competition," and VIII.A.3, "Regulatory Matters" for further information.


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            2. PUHCA

                        ENE is a holding company under PUHCA that is exempt from all the provisions thereunder, except Section 9(a)(2), which is applicable to the acquisition of affiliate interests in public utility companies. ENE is a holding company because it owns all the common stock of PGE. ENE's PUHCA exemption was obtained by the filing of applications for exemption with the SEC under Sections 3(a)(1), 3(a)(3) and 3(a)(5) of PUHCA. An applicant is exempt upon the filing of an application in good faith until the SEC grants or denies the application. By order dated October 7, 2002, the SEC scheduled a hearing on the applications. After a hearing held on December 5, 2002, SEC Chief Administrative Law Judge Brenda Murray issued an initial decision denying the applications on February 6, 2003. ENE and certain other participants in the proceeding petitioned the SEC to review the decision of the Administrative Law Judge and, on June 11, 2003, the SEC granted the petition setting down a briefing schedule that calls for final briefs to be submitted by September 3, 2003. The Division of Investment Management of the SEC has requested that the SEC expedite the briefing schedule to allow a final decision to be issued in the proceeding by August 29, 2003. It is unclear whether the SEC will in fact expedite the briefing schedule as requested by the Division. Judge Murray's decision denying the exemptions is stayed pending the resolution of the SEC's further review.

                        After briefing, the SEC may grant or deny one or more of the exemption applications. If the SEC finds that ENE does not qualify as an exempt holding company under PUHCA, ENE would be required to register under PUHCA. PUHCA imposes a number of restrictions on the operations of a registered holding company and its subsidiaries, including SEC approval of acquisitions of interests in utility and non-utility businesses, and transactions between companies in the holding company system such as service transactions and tax consolidation agreements. PUHCA may restrict the ability of ENE and its subsidiaries, including the Operating Entities, to borrow money and finance new or existing businesses, to issue dividends out of capital or unearned surplus, and to reorganize businesses. In addition, if ENE is required to register under PUHCA, such registration could lead to a delay in Plan implementation and, possibly, substantive revisions to the Plan.

                        The Debtors are currently simplifying the complex corporate structure of InternationalCo to, among other things, qualify InternationalCo's businesses as exempt foreign utility companies (FUCOs) under PUHCA. It is contemplated that FUCO status would exempt most transactions relating to these foreign projects, such as dividends, reorganizations, financings and investments, from regulation under PUHCA if ENE ultimately is required to register as a holding company. Some of the companies related to the Debtors' foreign projects, however, may not qualify for FUCO status and will require special relief under PUHCA, for example, to continue to finance certain foreign operations (or to alter the terms of existing financings). The Debtors would apply for authorizations necessary to continue ongoing business operations and to implement the Plan, although there can be no assurance that such authorizations would be granted.

            3. ENVIRONMENTAL LAWS AND REGULATIONS AFFECTING OPERATIONS

                        Controlling environmental laws and regulations generally require the Operating Entities to obtain and comply with a wide variety of environmental registrations, licenses,

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permits, inspections and, approvals. Environmental laws and regulations can also require the Operating Entities to perform environmental remediations. There is no assurance that existing environmental laws or regulations will not be revised or that new laws or regulations seeking to protect the environment will not be adopted or become applicable to the Operating Entities or that the Operating Entities will not identify in the future conditions that will result in obligations or liabilities under existing environmental laws and regulations. Revised or additional laws or regulations that result in increased compliance costs or additional operating restrictions, or currently unanticipated costs or restrictions under existing laws or regulations could have a material adverse effect on Operating Entities' results of operations. Refer to Sections IX.A.7, "Environmental Regulation," X.A.3, "Transferred Businesses" and XI.A.7, "Investment Powers" for further information.

            4. COMPETITION

                        Many of the businesses owned by the Operating Entities currently face competition in their respective markets. For example, PGE faces competition from electricity service suppliers, energy brokers, independent power producers, and power marketers as a result of the restructuring of the Oregon electric industry. The pipeline businesses to be owned by CrossCountry and to be owned by InternationalCo face competition from other pipeline companies in their respective transportation services markets. For example, Transwestern faces competition resulting from the recent expansion of Kern River's pipeline and from a proposed expansion of El Paso Natural Gas's system. In addition, Florida Gas faces competition from Gulfstream's proposed expansion on the east coast of Florida. If existing competitors expand their capacities or new competitors enter the markets, competition will intensify. Furthermore, the availability and cost of the type of fuel used or transported by many of the businesses owned by the Operating Entities affect the competitive position of those businesses. For example, the availability and cost of coal affect the competitive position of PGE's coal-fired generating plants, the availability and cost of natural gas affect the competitive position of the Pipeline Businesses, and the availability and cost of fuel oil affect the competitive position of Florida Gas and of many of the electrical power plants to be owned by InternationalCo. If another type of fuel becomes more available or economically attractive than the type of fuel used or transported by a business, that business will face greater competition. Increased competition may result in a loss of market share and could have a material adverse effect on the Operating Entities' businesses, results of operations, and financial conditions or on the net sales proceeds received by the Reorganized Debtors in a sale of any of the Operating Entities.

            5. OPERATIONAL HAZARDS

                        The Operating Entities are subject to the inherent risks associated with the operation of complex utility companies, such as operational hazards and unforeseen interruptions caused by events beyond the Operating Entities' control. These events include, but are not limited to: (a) adverse weather conditions; (b) accidents and damage caused by third parties; (c) the breakdown or failure of equipment or processes; (d) the performance of the facilities below expected levels of capacity and efficiency; (e) release of toxic substances; and (f) catastrophic events such as explosions, fires, earthquakes, hurricanes, lightning, floods, landslides, or other similar events beyond the Operating Entities and Reorganized Debtors' control.


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            6. LACK OF TRADING MARKET

                        At the time of, or after, the distribution of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests and the Special Litigation Trust Interests to the creditors, the conditions of which are described in the Plan, the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests and Special Litigation Trust Interests may not satisfy the requirements to be listed on a national securities exchange or a NASDAQ market which include, among other things, registration under the appropriate provision of Section 12 of the Exchange Act and market value requirements. If the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests and Special Litigation Trust Interests satisfy such requirements, the respective issuers may list such securities, but (except with regard to CrossCountry, which has certain requirements to seek a listing under its Contribution and Separation Agreement, refer to Section IX.E.1.a, "Contribution and Separation Agreement" for further information) such issuers are under no obligation to do so and there can be no assurances that such listing will be made. Instead, the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests and Special Litigation Trust Interests may trade in the over-the-counter market (commonly referred to as the "pink sheets"), but there can be no assurance that an active trading market will develop. Accordingly, no assurance can be given that a holder of InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests and Special Litigation Trust Interests will be able to sell such securities in the future or as to the price at which any sale may occur. If a trading market does exist, the InternationalCo Common Stock, CrossCountry Common Stock, PGE Common Stock, the Litigation Trust Interests, and Special Litigation Trust Interests could trade at prices higher or lower than the value ascribed to such securities herein depending upon many factors, including the prevailing interest rates, markets for similar securities, general economic and industry conditions, and the performance of, and investor expectations for, the issuer thereof.

            7. LACK OF REPORTED INFORMATION

                        While PGE is currently obligated to, file annual, quarterly, or periodic financial reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act on Forms 10-Q and 10-K or 8-K, CrossCountry, InternationalCo, the Litigation Trust, and the Special Litigation Trust currently do not, and are not required to make such filings. Absent another requirement, none of CrossCountry, InternationalCo, the Litigation Trust, nor the Special Litigation Trust will be required to make such filings until it registers its Plan Securities, Litigation Trust Interest, or Special Litigation Trust Interests (if they are "equity securities" under the Exchange Act), as the case may be, under Section 12 of the Exchange Act, which CrossCountry is obligated to do pursuant to its Contribution and Separation Agreement. Refer to
Section IX.E.1.a, "Contribution and Separation Agreement" for further information. While InternationalCo, the Litigation Trust, and the Special Litigation Trust may make such registration earlier, none will be required to make such registration until its equity securities are held by 500 or more holders of record and it has at least $10 million in assets, both at the end of its fiscal year.

            8. LACK OF INDEPENDENT OPERATING HISTORY


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                        While PGE does have an independent operating history,
InternationalCo and CrossCountry will not have had an independent operating history. Most of the personnel responsible for managing and operating the transferred businesses prior to the formation of InternationalCo and CrossCountry, and the current personnel of PGE, are expected to continue to be responsible for managing and operating such businesses going forward. However, InternationalCo and CrossCountry resources and, in many cases, bargaining power will be limited relative to the resources and bargaining power of ENE prior to its filing for bankruptcy. Accordingly, InternationalCo and CrossCountry may enter into agreements with lenders, partners and other counterparties on terms that are less favorable than those that ENE was able to negotiate prior to filing for bankruptcy.

            9. NEGATIVE PUBLICITY

                        Adverse publicity and news coverage relating to the Enron Companies prior to the Initial Petition Date may negatively impact PGE, CrossCountry, and InternationalCo's business operations and relations with partners, regulators, lenders and other third parties. The Reorganized Debtors' liquidation efforts may be similarly negatively impacted.

            10. FERC

                        On June 25, 2003, FERC issued certain orders relating to the Enron Companies' activities in the Western U.S. energy market. Refer to
Section XIV.G.1.d, "Litigation, Regulatory Proceedings and Investigations" for further information.

            11. TAXES

                        There are a number of material income tax considerations, risks, and uncertainties associated with consummation of the Plan. The Debtors believe that the implementation of the Plan should not cause them to incur a material amount of federal income tax so long as they have disposed of substantially all of their assets on or prior to the earlier of (a) the earliest date on which an "ownership change" (within the meaning of Section 382 of the IRC) occurs or (b) the last day of the taxable year which includes the earliest date on which they are treated, for federal income tax purposes, as having a discharge of a material amount of indebtedness. The Debtors' objective is to implement the Plan in such manner as will cause them to have disposed of substantially all of their assets on or prior to the earlier of these dates; however, there can be no assurance that the Debtors will achieve this objective because (i) there is a lack of direct authoritative guidance as to when these dates occur and (ii) certain of the Debtors' assets are subject to transfer restrictions (including the possible requirement for third party governmental or private consents) that may prevent their timely disposition by the Debtors. Refer to Section XV, "Certain Material Federal Income Tax Consequences of the Plan" for a discussion of certain material federal income tax consequences, of the transactions contemplated under the Plan to both the Debtors and the holders of Allowed Claims.

F.          REORGANIZED DEBTORS RISKS

                        Refer to additional risk factors enumerated above.


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            1. FERC MARKET PRICING INVESTIGATION

                        On February 12, 2002, FERC began a fact-finding investigation of potential manipulation of short-term electric and natural gas prices in the western United States. An adverse decision by FERC could result in the repricing of certain trading contracts and may have an adverse affect on the value of ENE's electric and natural gas trading contracts in the western United States, including the accounts receivable associated with such contracts. Refer to Section XIV.F.1, "FERC Market Pricing Investigation" for further information.

            2. FERC INVESTIGATION REGARDING QUALIFYING FACILITY STATUS.

                        FERC has filed two separate proceedings regarding five qualifying facilities in which ENE has or had an indirect ownership interest. The allegation is that ENE's ownership interest in and/or agreements with these qualifying facilities caused electric utility ownership in these projects to increase above the amount permitted to maintain qualifying facility status. In addition, on July 8, 2003, FERC trial staff filed a motion to join into the two above-mentioned proceedings, 17 additional challenges to qualifying facility status (known as dockets), one for each of 14 additional qualifying facilities in which ENE has or has had an indirect ownership interest, and 3 qualifying facilities with which ENE affiliates have had certain contractual relationships. An adverse decision by FERC could negatively effect the relevant Enron Company's equity interests in and/or contractual relationships with these qualifying facilities. Refer to Section IV.C, "Litigation and Government Investigations" for further information.

            3. GREATER THAN BUDGETED LIQUIDATION COSTS

                        The liquidation of the Debtors' estates is a very complicated process and will require extensive resources. Prolonged governmental investigations, litigation, complex legal issues, complicated sale processes, changes in market conditions, and additional costs associated with the liquidation of assets that are not transferred to the Operating Entities may result in greater than expected liquidation costs. The ENE bankruptcy has incurred significant costs to date for personnel and professional services; due to the uncertainty as to the effort, cost, and time necessary, the future expenditures may be materially different than anticipated and may impact the value of the estate.

G. PGE RISKS

                        Refer to additional risk factors enumerated above.

            1. ECONOMIC, POLITICAL, REGULATORY AND LEGAL RISKS

                        A. INABILITY TO PAY DIVIDENDS. Historically PGE paid quarterly cash dividends to ENE. During the first two quarters of 2001, PGE paid an aggregate of $40 million in cash dividends to ENE. PGE has not paid any cash dividends to ENE since June 2001. However, in July 2002, PGE made a $27 million non-cash dividend to ENE. Pursuant to OPUC Order No. 97-196, dated June 4, 1997, which approved PGE's sale to ENE, ENE and PGE agreed to certain restrictions on PGE's ability to pay dividends to ENE. These restrictions include (i) not paying common stock dividends in an amount that would reduce the common stock equity capital portion of PGE's total capital to less than 48% without OPUC's approval


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and (ii) notifying OPUC either 30 days or 60 days in advance of certain dividends. As of March 31, 2003, PGE's common equity ratio was 52%. In connection with PGE's current 364-day credit facility due May 27, 2004, PGE agreed that it would not declare or pay any common stock dividends until the facility is terminated. In addition, under PGE's mortgage bonds, so long as any bonds of any series are outstanding, PGE may not declare or pay dividends (other than dividends in capital stock of PGE) on common stock of PGE or purchase or otherwise retire for a consideration (other than in exchange for or from the proceeds of other shares of capital stock of PGE) any shares of capital stock of PGE of any class, if the aggregate amount so expended after December 31, 1944 would exceed the aggregate amount of PGE`s net income available for dividends on its common stock accumulated after December 31, 1944. At December 31, 2002 approximately $838 million of accumulated net income was available for payment of dividends under this provision.

                        There can be no assurance that PGE will be permitted under these or other contractual or regulatory restrictions to pay dividends to its common stockholders in the future.

                        B. CONDEMNATION. In August 2002, the City Council of Portland, Oregon authorized expenditures for professional advice regarding potential acquisition of PGE, including acquiring PGE's assets by condemnation. In addition, initiative petitions circulated in Multnomah County obtained sufficient signatures to place a referendum on the election ballot in the Fall of 2003 that, if passed, could result in the formation of a PUD in Multnomah County. If this measure succeeds, the expressed intent of its supporters is to hold additional elections to expand the boundaries of the PUD to include all of PGE's service territory. If a PUD is formed, it would have the authority to condemn PGE's distribution assets located within the boundaries of the PUD, provided that it paid fair value for such assets. Oregon law prohibits the PUD from condemning thermal generation plants. It is uncertain under Oregon law whether the PUD would be able to condemn PGE's hydro-generation plants. At this time, PGE cannot assess the potential impact such condemnation would have on PGE. The mortgage indenture requires PGE to deposit the proceeds of any condemnation with the mortgage indenture trustee where they may be applied to redeem first mortgage bonds at PGE's option. There can be no assurance in such event that the proceeds will be sufficient to pay principal and or interest on the bonds or that any amount would be available for distribution to shareholders.

                        C. MEMBERSHIP IN ENE'S CONSOLIDATED TAX GROUP. PGE was a member of ENE's consolidated tax group from July 2, 1997 through May 7, 2001, and from December 24, 2002 through present. On December 31, 2002, in connection with being re-consolidated with the ENE Tax Group, PGE entered into a tax allocation agreement with ENE pursuant to which PGE agreed to make payments to ENE for income taxes that PGE would incur if it were not a member of ENE's consolidated tax group. Because PGE is treated as included in the ENE tax group, PGE does not pay income taxes to the IRS but, instead, it makes payments to ENE pursuant to the tax allocation agreement. As of April 30, 2003, PGE paid $21 million to ENE under the tax allocation agreement. The determination of whether PGE did, in fact, become a member of ENE tax group on December 24, 2002 is fact intensive, and there can be no assurance that the IRS will agree with ENE's assessment. In connection with the implementation of the Plan, the Debtors intend to seek a determination from the IRS confirming that PGE did in fact become a member of ENE tax group on December 24, 2002. However, there is no assurance, that a determination, even though requested, will be obtained. If the IRS does not agree that

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PGE became a member of the ENE tax group on December 24, 2002, and the matter is not resolved by the Bankruptcy Court or otherwise, PGE may be required to pay additional amounts to the IRS (and, possibly, to certain state and/or local taxing authorities as well). However, ENE believes that all of the requirements for PGE's re-consolidation with the ENE gas group have been satisfied.

                        D. LITIGATION, REGULATORY PROCEEDINGS AND
INVESTIGATIONS. Current and future litigation, regulatory proceedings and governmental audits and investigations could, individually or in the aggregate, have a material and adverse impact on PGE.

      2. OPERATIONAL RISKS

                        A. FLUCTUATIONS IN WHOLESALE POWER COSTS. PGE's owned generation capacity is not sufficient to meet its retail load requirements. To supplement its own generation, PGE purchases power through both long-term power purchase contracts and short-term, including spot, purchases in the wholesale market as needed. The availability and price of power PGE purchases is significantly affected by the amount of surplus generating capability in the western United States, the number and credit quality of wholesale marketers and brokers participating in the energy trading markets, the cost of fuels, price caps set by FERC, and hydro conditions. Northwest hydro conditions, such as a severe or sustained drought, have a significant impact on the supply and cost of power in the region, and on PGE's ability to economically displace its more expensive thermal generation. The availability and price of purchased power are also affected by weather conditions in the Northwest during winter months and in California and the Southwest during summer months. Although there are regulatory procedures for PGE to seek recovery of any additional power costs through its rates, there can be no assurance that PGE would be allowed such recovery.

                        B. FUEL COSTS AND RELATED HEDGING ACTIVITIES. PGE's primary business is to provide electricity to its retail customers. PGE uses both long-and short-term purchased power contracts to supplement its thermal and hydroelectric generation to meet its load, as well as to respond to seasonal fluctuations in the demand for electricity and variability in generating plant operations. In meeting these needs, PGE is exposed to market risk arising from the need to purchase power and to purchase fuel for its natural gas and coal-fired generating units. To lower its financial exposure related to commodity price fluctuations and manage its portfolio of resources, PGE routinely enters into contracts to hedge purchase and sale commitments, fuel requirements, weather conditions, inventories of natural gas, coal and other commodities. As part of its strategy, PGE routinely utilizes fixed-price forward physical purchase and sales contracts, financial swaps, options, and futures contracts. As a result of marketplace illiquidity and other factors, PGE's power operations may, at times, be unable to fully hedge the portfolio for market risks. PGE may, at times, have an open position in the market, within established guidelines, resulting from the management of its portfolio. To the extent open positions exist, fluctuating commodity prices can impact financial results and financial position, either favorably or unfavorably. In addition, the risk management procedures PGE has in place may not always work as planned.

                        In connection with its hedging activities, PGE manages the risk of counterparty default by performing financial credit reviews and setting limits and monitoring exposures,

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requiring collateral when needed and using standardized enabling agreements that allow for the netting of positive and negative exposures associated with a counterparty. Despite such mitigation efforts, defaults by counterparties may periodically occur.

                        Even though PGE attempts to hedge some portion of its fuel requirements, PGE still may face the risk of supply interruptions and fuel price volatility. The price PGE can obtain for the sale of energy may not compensate it for its increased fuel costs, which may have an adverse effect on financial performance.

                        As a result of these and other factors, PGE cannot predict with precision the impact that its risk management decisions may have on its business, operating results, or financial position.

                        C. DECREASE IN ELECTRICITY DEMAND. A sustained decrease in demand for electricity in PGE's service territory would significantly reduce revenues and, as a result, adversely impact the financial condition of PGE. Factors that could lead to a decrease in demand include, among others, a recession or other adverse economic condition in the territory, particularly any economic slowdown in the manufacturing and technology sectors, and weather conditions that result in lower consumption by consumers.

      3. ENVIRONMENTAL RISKS

                        A. PORTLAND HARBOR. A 1997 investigation of a portion of the Willamette River known as the Portland Harbor, conducted by the EPA, revealed significant contamination of sediments within the harbor. Subsequently, the EPA included Portland Harbor on the federal National Priority list pursuant to CERCLA. PGE, together with a large number of other parties, received notice from the EPA of PGE's potential liability with respect to the Portland Harbor contamination. PGE's investigations to date have shown no significant soil or groundwater contaminations with a pathway to the Willamette River sediments from its Harborton substation facility. It is believed that PGE's contribution to the sediment contamination, if any, could qualify it as a de minimis potential responsible party under CERCLA. There can be no assurance, however, that PGE will not incur significant liability with respect to the cost of investigation and remediation of the Portland Harbor, which may materially adversely impact PGE's financial condition or results of operations. Refer to Section VIII.A.7, "Environmental Matters" for further information.

H.          CROSSCOUNTRY

                        Refer to additional risk factors enumerated above.

      1. ECONOMIC, POLITICAL, REGULATORY AND LEGAL RISKS

                        A. INABILITY TO EXECUTE GROWTH STRATEGY. CrossCountry's current strategy contemplates growth through both the acquisition of other energy assets and the expansion of the Pipeline Businesses' existing systems. Any limitations on the access of CrossCountry or its subsidiaries and affiliates to debt or equity capital may impair CrossCountry's ability to execute its growth strategy. CrossCountry's ability to access reasonably priced debt capital is dependent in part on its ability, and the ability of its subsidiaries, to maintain favorable credit ratings.


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                  In addition, there are numerous risks involved in
CrossCountry's growth strategy through acquisitions, including, among others, that CrossCountry may: (i) not be able to identify suitable acquisition candidates; (ii) not be able to make acquisitions on economically acceptable terms, or if made, assure that the acquisitions will be successful; (iii) encounter material costs in seeking to make acquisitions or not be able to complete any potential acquisitions it has pursued; (iv) encounter difficulties in integrating operations and systems following acquisitions; or (v) encounter difficulties or delays in obtaining regulatory approvals, which, in each case, could have an adverse impact on CrossCountry's financial condition.

                  The failure of CrossCountry or the Pipeline Businesses to generate sufficient funds in the future from the Pipeline Businesses' operations or other financing sources may also cause the delay or abandonment of the Pipeline Businesses' expansion plans and thus, adversely impact CrossCountry's earnings and financial condition. Transwestern's planned San Juan expansion is dependent on Transwestern's ability to extend or replace its existing credit facility on acceptable terms and upon Transwestern's ability to secure additional financing to cover the capital cost of that project. Also, a proposed expansion may cost more than planned to complete, and such excess costs, if found imprudent by FERC, may not be recoverable. The inability to recover any such costs or expenditures may adversely impact CrossCountry's financial condition.

                  In addition, the Pipeline Businesses' ability to engage in any expansion project will be subject to numerous factors beyond CrossCountry's control, including, among others, the following: (i) customers may be unwilling to sign long-term contracts for service that would make use of a planned expansion; (ii) CrossCountry's competitors may provide transportation services to the area to which CrossCountry is expanding; (iii) competing entities may construct new competing pipelines, and those new or expanded pipelines may offer transportation services that are more desirable to customers because of costs, location, supply options, facilities, or other factors; and (iv) the necessity of obtaining shareholder approvals may delay or interfere with completion of acquisitions or expansions in certain cases, including the approval of ENE prior to the distribution to creditors of CrossCountry common stock pursuant to the Plan.

                  There can be no assurance that any future expansion or extension project will be undertaken or, if undertaken, will be successful.

                  B. FERC PROCEEDINGS REGARDING FINANCING AND CASH MANAGEMENT PRACTICES. CrossCountry's interstate Pipeline Businesses are subject to extensive regulation by FERC. A FERC proceeding is currently underway that relates to certain past financing and cash management activities of Transwestern. That proceeding questioned Transwestern's entering into a $550 million loan prior to ENE's bankruptcy and its loan of the proceeds of that borrowing to ENE. The proceeding resulted in a settlement between FERC's staff and Transwestern but the settlement was challenged by a Transwestern customer and is now awaiting final action by FERC. If accepted by FERC, the protesting customer's position could result in disallowance of Transwestern's ability to recover costs associated with the loan. Proceedings are also ongoing with respect to industry-wide cash management practices and intracompany transactions, as well as FERC audits of such practices, among ENE-affiliated pipelines. CrossCountry does not expect any of these proceedings to have a material adverse impact on its financial position but no

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assurance can be given as to their final outcome. Refer to Section IX.A.6,
"Regulatory Environment" for further information.

                  C. FERC IMPOSED TARIFF ADJUSTMENTS. Because CrossCountry's businesses are primarily interstate natural gas pipelines subject to regulation as natural gas companies under the Natural Gas Act of 1938, as amended, the rates the interstate Pipeline Businesses can charge their customers and other terms and conditions of service are subject to approval by FERC.

                  Under the terms of the interstate Pipeline Businesses' transportation service contracts and in accordance with FERC's rate making principles, the interstate Pipeline Businesses' current maximum tariff rates are designed to recover costs included in their pipeline systems' regulatory cost of service that are associated with the construction and operation of the pipeline systems that are reasonably and prudently incurred, including a reasonable return on invested capital. CrossCountry's interstate Pipeline Businesses' tariffs also permit them to charge negotiated rates for transportation services to certain shippers, subject to the availability of base tariff rates, or recourse rates, calculated on a traditional cost-of-service basis and provided that non-rate terms and conditions in any agreement do not deviate in any material aspect from those set forth in the tariff or applicable form of service agreement contained in the tariff.

                  No assurance can be given that FERC will not alter or refine its preferred methodology for establishing pipeline rates and tariff structures. Nor can any assurance be given that all costs incurred, including a reasonable return on capital, will be recoverable through rates. Failure by the interstate Pipeline Businesses to recover material costs would adversely impact CrossCountry's financial condition. Additionally, other aspects of the interstate Pipeline Businesses' rate and services structures, such as the mechanism for recovery of compressor fuel from customers, may be modified by FERC during rate review proceedings and such modification of rate and service structures may have an adverse impact on CrossCountry's financial condition. Specifically, Transwestern's current authorization to collect physical volumes of natural gas from its customers to compensate Transwestern for natural gas burned as fuel in its compressors could be modified in a way that reduces the amount of natural gas Transwestern has available to sell for its own account.

                  In addition, regulators and shippers on the pipelines have rights to challenge the rates the pipelines charge and the pipelines' tariffs may be modified in periodic rate proceedings, or at any time in response to a complaint proceeding initiated by a customer of the pipeline, or by FERC itself. While there are currently no material proceedings challenging the rates of any of the interstate Pipeline Businesses, CrossCountry cannot predict what challenges the interstate Pipeline Businesses may have to their rates in the future.

                  Florida Gas, Northern Border Pipeline, and Transwestern are required under previous settlement agreements with FERC to file new rate cases to be effective no later than October 2003, May 2006, and November 2006, respectively. While CrossCountry does not expect those rate proceedings to adversely impact its financial position, no assurance can be given as to the final outcome.

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                  D. MAINTENANCE AND EXPIRATION OF TRANSPORTATION SERVICE
AGREEMENTS. CrossCountry's financial condition and results of operations are dependent on the interstate Pipeline Businesses' ability to maintain long-term transportation service agreements with their largest customers at favorable transportation rates. Upon expiration, existing customers may not extend their contracts at rates favorable to the interstate Pipeline Businesses on a long-term basis, or at all. The interstate Pipeline Businesses may also be unable to obtain favorable replacement agreements as existing contracts expire. The extension or replacement of the existing contracts with their customers depends on a number of factors beyond the interstate Pipeline Businesses' control, including but not limited to: (i) availability of economically deliverable supplies of natural gas for transport through their pipeline systems; (ii) demand for natural gas in the interstate Pipeline Businesses' market areas; (iii) the relative price of natural gas compared to competing fuels; (iv) the basis differential between receipt and delivery points on the pipeline systems; (v) competition to deliver natural gas to the interstate Pipeline Businesses' major marketplaces from alternative sources; (vi) whether transportation of natural gas pursuant to contracts continues to be market practice; and (vii) whether the interstate Pipeline Businesses' strategies, including their expansion strategies, continue to be successful.

                  Certain firm transportation contracts of Northern Border Pipeline will expire prior to November 1, 2003. Those contracts represent approximately 36% of Northern Border Pipeline's system capacity. Transwestern and Florida Gas also have significant amounts of their capacity subject to contracts that expire over the next four years. Additionally, certain of Florida Gas's contracts are subject to early termination in the event of deregulation of the Florida electric market or upon the occurrence of other triggering events. Any failure to extend or replace these contracts may have an adverse impact on CrossCountry's financial condition.

                  In addition, competition from other interstate natural gas pipelines may adversely impact the ability of the interstate Pipeline Businesses to re-contract for expiring transportation capacity and could lead to lower levels of profitability. Transwestern faces competition resulting from the recent expansion of Kern River's pipeline and from a proposed expansion of El Paso Natural Gas's system. In addition, Florida Gas faces competition from Gulfstream's proposed expansion on the East coast of Florida.

                  E. CONCENTRATED GAS TRANSPORTATION REVENUES. Certain of CrossCountry's Pipeline Businesses are dependent on a relatively small number of customers for a significant portion of their revenues. As a result, failure of one or more of the Pipeline Businesses' most significant customers to pay for contracted pipeline capacity reservation charges, for reasons related to financial distress or otherwise, could reduce CrossCountry's revenues materially if alternate arrangements were not made, such as adequate replacement contracts. Accordingly, the loss of one of these customers or a decline in its credit-worthiness could adversely impact the results of operations, financial condition, and cash-flow of CrossCountry and its Pipeline Businesses.

                  F. EXPANSION OF NORTHERN BORDER PARTNERS' MIDSTREAM GAS GATHERING BUSINESS. Northern Border Partners' ability to expand its midstream gas gathering business will depend in large part on the pace of drilling and production activity in the Powder River, Wind River, and Williston Basins. Drilling and production activity will be impacted by a number of factors beyond Northern Border Partners' control, including demand for and prices of natural

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gas, producer response to the recently issued Record of Decision for the Wyoming
Environmental Impact Statement and outcome of pending lawsuits challenging the Record of Decision, the ability of producers to obtain necessary permits, and capacity constraints on natural gas transmission pipelines that transport gas from the producing areas.

                  G. OPERATING INCOME FROM THE PURCHASE AND SALE OF NATURAL GAS AND NATURAL GAS LIQUIDS. Certain of CrossCountry's subsidiaries or affiliates derive a portion of their operating income from the purchase and sale of natural gas and NGLS. Citrus Trading derives substantially all of its operating margin from the purchase and sale of natural gas, and marks-to-market its portfolio of contracts, the longest of which extends to 2013. Under Transwestern's tariff, Transwestern's customers provide Transwestern with more natural gas than is necessary to fuel Transwestern's pipeline system's compressors. The amount of surplus fuel is dependent on system throughput in each of Transwestern's pipeline segments. This surplus gas is available for Transwestern to resell to third parties for Transwestern's own account. Additionally, a Northern Border Partners affiliate, Bear Paw Energy, has gathering and processing contracts associated with its midstream gas gathering business in the Williston Basin that require its customers to pay for the service they receive from Bear Paw Energy with physical quantities of natural gas and liquids. The amount of natural gas and NGLS received is dependent on total system throughput and the composition of the untreated gas stream.

                  Citrus Trading is naturally hedged on approximately half of its portfolio due to purchases and sales being on substantially the same terms, with the remainder of the portfolio purchased on a floating price basis and sold at a fixed price. In addition, Transwestern and Northern Border Partners' midstream gathering business in the Williston Basin have contracted to hedge the value of their assets and operations, and are substantially hedged through 2003 and 2004. However, these businesses do not cover the entire exposure of their assets or their positions to market price volatility and the coverage will vary over time. To the extent these businesses have unhedged positions or their hedging procedures are not as successful as planned, fluctuating commodity prices may adversely impact CrossCountry's financial condition.

                  H. CONTINUED ACCESS TO TRIBAL LANDS. The Pipeline Businesses' ability to operate their pipelines on certain tribal lands will depend on their success in maintaining existing rights-of-way and obtaining new rights-of-way on those tribal lands. Transwestern recently extended the term of its right-of-way grant with several tribes including the Navajo Nation. The extended right-of-way grant with the Navajo Nation expires in 2009. Additionally, securing rights-of-way is critical to Transwestern's ability to construct its proposed San Juan expansion project and other expansion projects. CrossCountry cannot assure that it will be able to acquire new rights-of-way on tribal lands or maintain access to existing rights-of-way upon the expiration of current grants. Accordingly, CrossCountry's financial position could be adversely affected if the costs of new or extended right-of-way grants are not allowed to be recovered in the Pipeline Businesses' rates.

                  I. SIGNIFICANT DECREASE IN DEMAND FOR NATURAL GAS. A sustained decrease in demand for natural gas in the markets served by the Pipeline Businesses' systems would significantly reduce the revenues of the Pipeline Businesses and, consequently, adversely impact the financial condition of CrossCountry. Factors that could lead to a decrease in market demand include, among others, the following: (a) a recession or other adverse economic condition that

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results in lower spending by consumers on natural gas; (b) an increase in the market price of natural gas; (c) higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of natural gas or that limit the use of natural gas; and (d) a shift by consumers to more fuel-efficient or alternative fuel machinery or an improvement in fuel economy, whether as a result of technological advances by manufacturers, pending legislation proposing to mandate higher fuel economy, or otherwise.

                  J. LITIGATION, REGULATORY PROCEEDINGS AND INVESTIGATIONS. Current and future litigation, regulatory proceedings, and governmental audits and investigations could, individually or in the aggregate, have a material adverse impact on CrossCountry. For a description of current litigation, regulatory proceedings and governmental investigations that involve or may involve CrossCountry and its subsidiaries and affiliates, refer to Section IX.A.6, "Regulatory Environment," and IX.C, "Legal Proceedings."

         2.       STRUCTURAL RISKS

                  A. DEPENDENCE ON EARNINGS AND DISTRIBUTIONS OF NORTHERN BORDER PARTNERS AND CITRUS. CrossCountry will derive a significant portion of its cash flow from its general and limited partner interests in Northern Border Partners and from its interest in Citrus. A significant decline in Northern Border Partners' or Citrus's earnings and/or cash distributions would have a corresponding negative impact on CrossCountry. For further information on the earnings and cash distributions of Northern Border Partners, refer to Section IX.A.3.c, "Northern Plains" or Northern Border Partners' 2002 Annual Report on Form 10-K available for free in the "Related Documents" section at http://www.enron.com/corp/por/.

                  B. CONTROL OVER PIPELINE BUSINESSES. Prior to the distribution of CrossCountry's common stock pursuant to the Plan, ENE's consent will be required for CrossCountry to take certain corporate actions. These actions include, among others, entering into certain joint ventures, mergers or other business combinations, undertaking certain capital expenditures or expansions, or incurring certain indebtedness. Refer to Section IX.E.1.a, "Contribution and Separation Agreement" for further information.

                  CrossCountry will have varying degrees of management control over the operation of its Pipeline Businesses that are not wholly-owned subsidiaries. With respect to these entities, certain significant actions will require the consent of other joint venture parties or equity holders or their representatives, and CrossCountry will not be in a position to direct the outcome of all matters related to the underlying businesses. For example, Citrus's organizational documents and Florida Gas's organizational documents require that "important matters" be approved by both shareholders of Citrus. Important matters include the declaration of dividends and similar payments, the approval of operating budgets, the incurrence of indebtedness and the consummation of a number of significant transactions. There is a risk that Citrus, with 50/50 joint ownership between CrossCountry and Southern Natural Gas, will reach a deadlock in the decision-making process, which could adversely affect the operation of this business, possibly for an extended period. The Citrus governance documents do not provide a specific mechanism for resolving such a deadlock. Accordingly, any disagreement that arises between the owners of Citrus could prevent approval of actions requiring an affirmative vote of the Citrus Board of Directors or require litigation to resolve.

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                  Likewise, certain decisions by Northern Border Partners and its subsidiary Northern Border Pipeline require concurrence by entities not controlled by CrossCountry. Accordingly, significant expansions and acquisitions would require consent by entities not controlled by CrossCountry. CrossCountry may be unable to unilaterally compel outcomes that are in CrossCountry's best interest as to those non-controlled subsidiaries.

         3.       OTHER RISKS.

                  A. CITRUS TRADING CONTRACT RISK. Citrus Trading is a party to a long term commodity sale contract with Auburndale Power Partners that is substantially out-of-the-money. This out-of-the-money position was historically offset by gas supply arrangements, one of which was recently terminated. That termination leaves the Auburndale contract 50% unhedged. Citrus Trading's out-of-the-money position with Auburndale is no longer fully offset by in the money supply contracts. Citrus Trading is currently performing under the Auburndale contract, but there can be no assurance that it will be able to continue performing or continue as a going concern.

I.       INTERNATIONALCO RISKS

                  Refer to additional risk factors enumerated above.

         1.       ECONOMIC, POLITICAL, REGULATORY AND LEGAL RISKS

                  A. INTERNATIONAL ECONOMIC SLOWDOWN. The current worldwide economic slowdown has increased political and regulatory pressure to lower energy costs in many countries in which InternationalCo operates. The delivery of energy products and services is an inherently political business because it ultimately involves the delivery of a basic necessity to a large group of consumers. When economies are growing, governments tend to focus on the development of energy infrastructure projects. When economies slow, political pressures shift to emphasize the lowering of energy costs. Economic downturns have also historically led to governments coming into power that are interested in playing a more active role in regulating energy prices. The regulatory systems in many of the countries in which the transferred businesses conduct operations are not immune from, and at times are highly susceptible to, such political pressures. Political pressure may cause regulators in the countries in which the transferred businesses conduct operations to enact new regulations or to modify or repeal existing regulations that could adversely affect the transferred businesses. There can also be no assurances that political pressures will not result in the expropriation of assets or businesses by the countries in which the transferred businesses operate.

                  B. REGULATORY INTERVENTION AND POLITICAL PRESSURE. Past and potential regulatory intervention and political pressures may lead to tariffs that are not compensatory or otherwise undermine the value of the long-term contracts entered into by the transferred businesses. The revenues of some of the key businesses expected to be a part of InternationalCo, including SK-Enron, Elektro, and Vengas, are dependent on tariffs or other regulatory structures that allow regulatory authorities to periodically review the prices such businesses charge customers and the other terms and conditions under which services and products are offered. Other key businesses expected to be a part of InternationalCo, such as Accroven, Cuiaba, and

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Trakya, rely on long-term contracts with governmental or quasi-governmental entities for all or substantially all of their revenues. Because of political or other pressures, including those discussed above, regulatory authorities may set rates that do not provide a meaningful rate of return on amounts invested or allow for a sufficient recovery of operating costs or may otherwise not respect the contractual frameworks upon which some of the transferred business were developed and are currently operated. For example, Elektro's concession agreement provides that its terms can be changed by the government in certain cases to re-establish "financial and economic equilibrium." However, neither the standards nor the mechanics for this process are clearly specified and any such change could be effected in a manner adverse to Elektro's interest. In addition, in Brazil, certain government-appointed officials have questioned certain contractually fixed terms of the Cuiaba project's power sales agreement with a government-controlled entity. In 2001 and 2002 in Turkey, a New Energy Market Law and related regulations were adopted and a new regulatory body created to liberalize the electricity market. The new law and regulations do not exempt existing generators from its requirements and the new regulator has been confrontational with the Trakya project, expressing its intention to abrogate or renegotiate existing contracts in favor of the new regulatory regime.

                  C. POLITICAL INSTABILITY, CIVIL UNREST, AND REGIME CHANGE. InternationalCo may suffer losses as a result of political instability, civil unrest, and regime change. The political and social conditions in many of the countries where the transferred businesses are located present many risks, such as civil strife, guerrilla activities, insurrection, border disputes, leadership succession turmoil, war, expropriation, and nationalization, that are generally greater than risks in the United States. For example, the revelations of nuclear weapons capabilities in North Korea has increased regional tensions and harmed the investment environment in South Korea and may harm the financial results of SK-Enron. Also, general strikes in Venezuela in late 2002 left Vengas with a drastically reduced supply of LPG for almost a month and caused PdVSA to be delinquent in payments to Accroven. Continuing political turmoil in Venezuela and in other countries may continue to harm the financial results of the transferred businesses.

                  Changes in governments, even through democratic elections, have caused, and may in the future cause, losses for some of the transferred businesses as a result of the uncertainty they create. Changes in governments in foreign countries frequently result in greater regulatory changes than do changes in administrations in the United States.

                  D. DEVALUATIONS OF FOREIGN CURRENCIES. InternationalCo may suffer losses as a result of devaluations in the currencies of the countries in which it is expected to operate. The revenues of some of the key businesses expected to be a part of InternationalCo, including SK-Enron, Elektro, and Vengas, are collected substantially or exclusively in the relevant local currency. In such cases, a strengthening of the U.S. dollar relative to such local currency will reduce the amount of cash flow and net income of such business in U.S. dollar terms. Such devaluations will also diminish the asset base in U.S. dollar terms on which businesses subject to rate of return tariff regulation, such as SK-Enron and Elektro, are allowed to earn a regulated return. Certain countries where InternationalCo will derive significant revenue and be exposed to these risks, including Brazil and Venezuela, have experienced moderate to severe devaluations of the local currency in recent years. The results of Elektro and Vengas have been materially reduced in U.S. dollar terms as a result and will continue to be reduced to the extent the relevant local currency continues to decline in value relative to the U.S. dollar.

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                  Currency devaluation risk is further exacerbated when a
business has borrowed funds or has significant payment obligations in one type of currency but receives revenue in another. This is the case with Elektro, which has dollar-denominated loans and dollar-denominated payment obligations under a long-term PPA. In such cases, an adverse change in exchange rates will erode the capital of such business and reduce its ability to meet debt service or other payment obligations or to obtain dollar-denominated goods and services.

                  In some cases the contractual agreements that are the sources of revenue of the transferred businesses provide for payments to be made in, or indexed to, U.S. dollars or a currency freely convertible into U.S. dollars. No assurance can be given, however, that these structures will continue to be effective in all cases or that any given counterparty will be able to obtain acceptable currency to meet its obligations or that these structures will not adversely affect the credit risk of any given counterparty. Other than these contractual arrangements, it is not anticipated that InternationalCo will be able to hedge against devaluation risks in a cost-effective matter.

                  E. INABILITY TO REMIT OR CONVERT PROFITS. InternationalCo may not receive dividends or other distributions from the transferred businesses because of exchange controls or similar government regulations restricting currency conversion or repatriation of profits. Economic and monetary policies and conditions in a given country and other factors could affect InternationalCo or its businesses' ability to convert local currency into U.S. dollars or to remit funds out of the foreign country. Furthermore, the central banks of most foreign countries have the ability to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve the remittance of currency into or out of the country. In several of the countries where InternationalCo is expected to operate, such controls and restrictions have historically been imposed and in others are currently being imposed. For example, Brazil imposed remittance restrictions for six months from late 1989 to early 1990, and Venezuela adopted a currency exchange regime in February 2003 that has yet to be fully implemented, but requires that all exchanges be made through the central bank at a set rate. As with devaluation risk discussed above, these risks can be mitigated only to a limited extent through contractual arrangements. Refer to Section X.A.3.c(iii), "Vengas, S.A. (Vengas)" for further information on the currency exchange regime in place in Venezuela.

                  F. DIFFICULTY ENFORCING AND DEFENDING CONTRACTUAL AND LEGAL RIGHTS. Certain countries in which InternationalCo is expected to operate do not have well-developed legal or judicial systems and lack a well-developed, consolidated body of laws governing infrastructure businesses and foreign investment enterprises. In many jurisdictions in which InternationalCo is expected to operate, there is little if any precedent relating to the structures for such businesses. In addition, the administration of laws and regulations by government agencies in such countries may be subject to considerable discretion. As a result, InternationalCo and the businesses expected to be a part of InternationalCo may be unable to enforce their rights under material agreements and governmental rules and regulations.

                  While most of the transferred businesses have entered into agreements that require dispute resolution by international arbitration, such provisions may be difficult to enforce and may not provide the anticipated benefits, and awards resulting from such arbitration may be difficult or impossible to collect. Parties to agreements may try to use local courts to stay or

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otherwise frustrate arbitration proceedings. For example, despite contractual clauses requiring international arbitration, ENE's 50% partner in SK-Enron recently petitioned a local court and was successful in obtaining the court's permission to place a "preliminary attachment" lien, which was ultimately not enforced, on ENE's ownership interest in the business in an effort to obtain an advantage in resolving a shareholder disagreement.

                  Any awards obtained in arbitration are often difficult to enforce, both because of procedural difficulties and because it is often difficult to find assets that can be levied against in jurisdictions where such an award will be enforced by local courts. In addition, many of the transferred businesses' contracts have counterparties that are sovereigns or other governmental entities, the assets of which are sometimes deemed to be immune from execution. International arbitration or litigation in foreign countries can be a very costly and lengthy process. Even if a transferred business receives an arbitral award or judgment in its favor, it may be unable to collect on such award or judgment to recoup its losses.

                  G. LITIGATION, REGULATORY PROCEEDINGS AND INVESTIGATIONS. Current and future litigation, regulatory proceedings, and governmental audits and investigations could, individually or in the aggregate, have a material and adverse impact on InternationalCo. For a description of current litigation, regulatory proceedings and governmental investigations that involve or may involve InternationalCo and its subsidiaries and affiliates, refer to Section IX.A.6, "Regulatory Environment," and Section X.B, "Legal Proceedings" for further information.

         2.       OPERATIONAL RISKS.

                  A. UNINSURED PLANT AND EQUIPMENT FAILURES. The power generation businesses that are expected to be a part of InternationalCo use complex technologies in their operations. A number of these businesses may experience plant and equipment failures that last for extended periods of time. For example, excessive vibration at the Trakya power plant led to an unscheduled outage lasting 92 days beginning in January 2002 and the catastrophic failure of a combustion turbine at the Cuiaba power plant led to a partial unscheduled outage lasting 204 days beginning in August 2001. While it is expected that InternationalCo will maintain insurance to cover most equipment failures, it will not be able to cover every potential risk and loss. In addition, the deductible waiting period under business interruption policies requires a set period of days to pass prior to receiving benefits from the policies. InternationalCo may suffer material losses if an equipment failure occurs that is incapable of repair or remedy for an extended period of time, or if that equipment or failure is uninsurable.

                  B. DIFFICULTIES OBTAINING INSURANCE. InternationalCo may not be able to obtain all customary, desirable, or required insurance on reasonable terms or at all. The market for insurance has changed dramatically in recent years, as a result of the events of September 11, 2001, recent political upheavals, the rise of terrorism, and the armed conflicts in Afghanistan and Iraq. Costs for many types of insurance, such as terrorism insurance, business interruption insurance, and other disaster-based coverage, have risen significantly. Many of the businesses expected to be a part of InternationalCo have seen their insurance premiums and deductible amounts increase dramatically since 2001. In the future, InternationalCo may have to spend even greater amounts for insurance premiums, possibly for less coverage. In some cases, such

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insurance may not be available on commercially reasonable terms for certain businesses, which could have an adverse effect on InternationalCo's financial condition in the event of an uninsured casualty. Further, many of InternationalCo's project financings require specific levels of certain insurance. A failure to obtain the required insurance has put, and could in the future put additional, financings in default.

                  C. CONCENTRATION OF CUSTOMERS AND SUPPLIERS. Certain of the transferred businesses rely upon one or a limited number of customers that provide all or substantially all of the business' revenue and/or a limited number of suppliers to provide LPG, natural gas, liquid fuel of various types, and other services required for the operation of the business. InternationalCo's customers, in turn, are also dependent on transmission and delivery systems to deliver the product to the end-users. The failure of these systems may make InternationalCo's customers less willing or able to make required payments to InternationalCo.

                  In certain cases there are long-term purchase or supply agreements and the financial performance of a particular business is dependent upon the continued performance by a customer or supplier of its obligations under such long-term agreement. As a result of the failure of a major customer or supplier to meet its contractual obligations, the affected business may be in default under loan or other agreements, and such business may be unable to meet current debt service obligations or operating expenses and financial results could be materially adversely affected. Any such circumstance that became chronic or prolonged could result in the loss of all economic value from such business for InternationalCo.

                  In a number of cases, a transferred business's sole supplier or customer is a government-owned entity. In such cases contractual dealings can be more difficult and could become politicized. The government-owned entity may act in accordance with political objectives and not on commercially reasonable terms. For example, the government-owned entity may use its position to force the renegotiation of long-term purchase or supply agreements when market forces cause the underlying economics of an agreement to no longer favor the government-owned entity. Such renegotiation would result in a loss of value from such contracts for the transferred business.

         3.       STRUCTURAL RISKS

                  A. INABILITY TO CONTROL TRANSFERRED BUSINESSES. InternationalCo will own interests in and manage its businesses exclusively through subsidiaries. InternationalCo will have varying degrees of management control over the operation of its businesses because InternationalCo's ownership may vary anywhere from 100% to significantly less than 50%. Refer to the ownership charts in X.A.3, "Transferred Businesses" for further information about each business segment. In some joint venture subsidiaries, InternationalCo is able to exert a significant degree of influence with respect to the management and operation of the business through contractual agreements granting operating authority to InternationalCo or its wholly owned subsidiaries, the right through shareholder or other governance agreements to appoint the officers of the joint venture and the right to fill positions on boards of directors or management committees. In certain other joint venture subsidiaries, InternationalCo's ability to exert influence is more limited. Even in subsidiaries where InternationalCo has significant rights, actions with respect to many significant matters require the consent of other joint venture parties

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or equity holders or their representatives and InternationalCo is not in a position to direct the outcome of many matters related to the underlying businesses. Where InternationalCo can nominate or appoint officers or directors of a given legal entity, such persons may owe a fiduciary duty to all stakeholders of such entity and will not be able to act solely in the interest and at the direction of InternationalCo. To the extent the interests of such entity, its other shareholders or its lenders are inconsistent with those of InternationalCo, the actions of such officers and directors in fulfilling their fiduciary duties may adversely affect the value of InternationalCo's equity interests in the entity.

                  Although InternationalCo will seek to establish centralized internal controls and procedures, including standards of internal accounting control, for each business in which it owns an interest, because of its limited control over certain businesses, these efforts may not always be successful. InternationalCo may not be able to ensure that internal accounting controls are adequate in businesses that it does not control. In addition, varying business cultures and practices in the 14 countries in which InternationalCo expects to own interests may make it difficult to implement and monitor adequate internal controls regardless of InternationalCo's ownership in or control over any business.

                  There is a danger that transferred businesses with divided ownership, such as SK-Enron and the expected 50/50 joint venture between InternationalCo and Shell with respect to Cuiaba, will reach a deadlock in the decision-making process, which could adversely affect the operation of those businesses, possibly for an extended period. The resolution of such a deadlock in some of InternationalCo's businesses requires the operation of buy-sell procedures, which allow one owner to set a price at which the other owner is required either to sell its interest or buy the other owner's interest. In any such case, there is a risk that such a deadlock could arise at a time when InternationalCo does not have sufficient funds available to buy out another partner and therefore would be required to sell its interest even if it believed that the price specified was not representative of the value of the interest InternationalCo held. In addition, any such forced transfer could have significant negative tax or accounting implications for InternationalCo.

                  B. RELIANCE ON SUBSIDIARIES FOR DIVIDENDS AND DISTRIBUTIONS. Substantially all of InternationalCo's cash flow will be dependent upon the receipt of cash dividends and distributions or other transfers from its subsidiaries. InternationalCo's subsidiaries will be separate and distinct legal entities that in certain instances have no obligation, contingent or otherwise, to make any funds available to InternationalCo, whether by dividends, loans or other payments. For example, SK-Enron has historically reinvested its earnings and not paid dividends pursuant to the terms of a shareholders agreement that obligates the parties to minimize dividends. In addition, Cuiaba uses a substantial portion of all available earnings to pay loans to ENHBV, an ENE affiliate that may not be transferred to InternationalCo. Accroven has not been able to pay dividends because it has not achieved project completion (as defined in its financing documents). InternationalCo will be unable to unilaterally cause dividends or distributions to be made from many of the transferred businesses in which it owns less than a 100% interest. In addition, each subsidiary's ability to pay dividends to InternationalCo depends on any statutory or contractual restrictions that may be applicable to such subsidiary, which may include requirements to maintain minimum levels of working capital and other assets. Included in such contractual restrictions are the debt agreements of certain subsidiaries that restrict their

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
ability to pay dividends, make distributions, or otherwise transfer funds to InternationalCo. In addition, a substantial amount of the assets of certain of InternationalCo's subsidiaries have been pledged as collateral under such debt agreements. To the extent InternationalCo's subsidiaries do not have funds available or are otherwise restricted from paying dividends to InternationalCo, its ability to pay dividends on its common stock will be adversely affected. Dividend policies may also be impacted by withholding taxes and other tax treatment that may make it disadvantageous to pay dividends.

                  C. TRANSFER RESTRICTIONS. Most of the transferred businesses are subject to transfer restrictions running in favor of co-sponsors, financing parties, governmental agencies issuing required approvals, off-takers, and others. While InternationalCo is expected to own and operate or otherwise participate in the management of all of the businesses initially contributed to InternationalCo, should it desire to sell any in the future, it may need to obtain a consent or waiver of any such restrictions applicable to the business to be sold. The existence of such transfer restrictions may make it more difficult for InternationalCo to sell its interests and may adversely affect the price at which it may be able to sell its interests.

                  D. CONCENTRATION OF REVENUES. InternationalCo's results will be disproportionately affected by the results of a few of its largest businesses. It is estimated that SK-Enron and Elektro will represent a material portion of InternationalCo's revenues, which leaves it disproportionably vulnerable to any negative developments that may arise with respect to those businesses or in South Korea or Brazil.

         4.       TAX RISKS

                  A. TAX TREATIES.

                  InternationalCo's ability to repatriate the maximum amount of earnings from the various foreign jurisdictions in which its projects conduct activities may be affected by whether income tax treaty benefits are available. The Cayman Islands does not have an income tax treaty network with other countries.

                  B. PASSIVE FOREIGN INVESTMENT COMPANY.

                  For U.S. federal income tax purposes, InternationalCo is a "foreign corporation." A foreign corporation is classified as a PFIC for federal income tax purposes in any taxable year in which, after taking into account its pro-rata share of the gross income and assets of any company, U.S. or foreign, in which such foreign corporation is considered to own 25% or more of the shares by value, either (i) 75% or more of its gross income in the taxable year is passive income, or (ii) 50% or more of its assets (averaged over the year and ordinarily determined based on fair market value) are held for the production of, or produce, passive income.

                  The Debtors do not anticipate that InternationalCo will be a PFIC for its first taxable year and, based on InternationalCo's current business plan, do not anticipate that InternationalCo will become a PFIC. However, because the Debtors' expectations are based, in part, on interpretations of existing law as to which there is no specific guidance, and because the tests for PFIC status are applied annually, there can be no assurance that InternationalCo will not be treated as a PFIC. If InternationalCo is, or becomes, a PFIC, certain holders thereof may be subject to adverse U.S. federal income tax consequences upon receipt of distributions from InternationalCo or upon realizing a gain on the disposition of shares of InternationalCo Common Stock, including taxation of such amounts as ordinary income (which does not qualify for the reduced 15% tax rate applicable to certain "qualified dividend income") and the imposition of an interest charge on the resulting tax liability as if such ordinary income accrued over such shareholders' holding period for the InternationalCo Common Stock.

                  Holders Claims who may receive InternationalCo Common Stock under the Plan are urged to consult their own tax advisers regarding income derived from holding or disposing of InternationalCo Common Stock.

                  C. TAX DETERMINATIONS.

                  The businesses to be transferred to InternationalCo have taken tax positions on many issues and with respect to each of the various jurisdictions in which they may be subject to taxation. Although such transferred businesses believe that such positions are correct, no assurance can be given that taxing authorities will not take a contrary view on any of a number of issues that could have a material adverse effect on the results of InternationalCo.

         5.       OTHER RISKS.

                  A. CONTRACTUAL AND REGULATORY DISPUTES. Certain of InternationalCo's subsidiaries are currently involved in material disputes with regulatory authorities, partners or contractual counterparties and have taken tax positions that may be subject to dispute. The outcome of these disputes could have a material adverse impact on InternationalCo's financial condition and on the operation of InternationalCo's business. Refer to Sections X.A.3, "Transferred Businesses," and X.B, Legal Proceedings for further information on such disputes.

                  B. THIRD-PARTY CONSENT TO TRANSFER OF BUSINESSES. At the current time, InternationalCo owns no material assets. Various approvals and consents of third parties (including governmental authorities) will be needed before the businesses described in this Disclosure Statement can be transferred to InternationalCo as contemplated by the Plan. There can be no assurance that all or any of such approvals or consents can be obtained. If any required approval or consent cannot be obtained, then at the discretion of ENE, subject to the consent of the Creditors' Committee as contemplated in the Plan, such business will not be transferred to the ownership of InternationalCo and, instead, will remain, directly or indirectly, with ENE. As a result, it is possible that InternationalCo's businesses may not include all of the transferred businesses described in this Disclosure Statement. In addition, it is possible that any consents or approvals that are given could contain conditions or limitations that could adversely affect InternationalCo's ability to operate and manage its business, or adversely affect its financial results.

                  C. INVESTMENT COMPANY ACT OF 1940. The Investment Company Act requires the registration of, and imposes various substantive restrictions on, certain companies that engage primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, or that fail certain tests regarding the composition of assets and sources of income and are not primarily engaged in businesses other than investing, holding, owning, or

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
trading securities. Based on a preliminary analysis, which assumed that all of the businesses to be transferred to InternationalCo as described in this Disclosure Statement are in fact transferred, InternationalCo believes that it will not be required to register as an "investment company" under the Investment Company Act. There can be no assurance, however, that (i) a change in the mix of businesses to be transferred to InternationalCo or any subsequent information will not change this analysis, or (ii) the SEC will not otherwise determine that InternationalCo is an "investment company" required to register under the Investment Company Act. If InternationalCo were required to register as an investment company under the Investment Company Act, it would become subject to substantial regulations with respect to its capital structure, management, operations, transactions with affiliates, and other matters. Registration as an investment company under the Investment Company Act would have a material adverse effect on InternationalCo.

J.       LITIGATION TRUST RISKS

                  Refer to additional risk factors enumerated above.

         1.       NONOCCURRENCE OF DISTRIBUTIONS

                  Distributions from the Litigation Trust and the Special Litigation Trust will be dependent upon the success of the Litigation Trust Claims and Special Litigation Trust Claims and the proceeds of such Litigation Trust Claims and Special Litigation Trust Claims being in excess of the liabilities, obligations, and expenses of the Litigation Trust and Special Litigation Trust, as the case may be. The Debtors can make no assurances that there will be any distributions from the Litigation Trust or the Special Litigation Trust.

                  XV. CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE
PLAN

CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED HERETO.

                  The following discussion summarizes certain material federal income tax consequences of the implementation of the Plan to the Debtors and to certain holders of Allowed Claims. This summary does not address the federal income tax consequences to holders of Claims who are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Code (i.e., holders of Enron Preferred Equity Interests, Enron Common Equity Interests, Enron Subordinated Debenture Claims and Subordinated Claims) or holders whose Claims are entitled to payment in full in Cash or are otherwise unimpaired under the Plan (i.e., holders of Allowed Administrative Expense Claims, Allowed Priority Claims and Allowed Secured Claims). Additionally, this summary does not address the federal income tax consequences to holders of Allowed Intercompany Claims or to Settling Former Employees.

                  This summary is based on the IRC, existing and proposed Treasury Regulations, judicial decisions, and published administrative rules and pronouncements of the IRS as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such change could significantly affect the federal income tax consequences described below.

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
                  The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested an opinion of counsel with respect to any of the tax aspects of the Plan. While the Debtors intend to seek a ruling from the IRS concerning certain, but not all, of the federal income tax consequences of the Plan, there is no assurance that a favorable ruling will be obtained, and the consummation of the Plan is not conditioned upon the issuance of such a ruling.

                  This summary does not address state, local or foreign income or other tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as non-U.S. persons, broker-dealers, banks, mutual funds, insurance companies, financial institutions, thrifts, small business investment companies, regulated investment companies, tax-exempt organizations, persons holding Common Stock of any of the Operating Entities as part of a hedging, straddle, conversion or constructive sale transaction or other integrated investments, traders in securities that elect to use a mark-to-market method of accounting for their security holding, certain expatriates, or former long term residents of the United States, persons who receive Common Stock of any of the Operating Entities as compensation, holders of 10% or more of the voting power (directly, indirectly or constructively) of InternationalCo, or pass-through entities or investors in pass-through entities).

                  ACCORDINGLY, THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. EACH HOLDER OF A CLAIM IS URGED TO CONSULT ITS OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES APPLICABLE TO IT UNDER THE PLAN.

         A.       CONSEQUENCES TO THE DEBTORS.

                  For federal income tax purposes, ENE is the parent of an affiliated group of corporations that includes certain of the Debtors and certain of their corporate subsidiaries that join in the filing of a consolidated federal income tax return. This group of corporations, the ENE Tax Group, has reported substantial consolidated NOL carryforwards for federal income tax purposes as of December 31, 2001. In addition, the Debtors expect that the ENE Tax Group will report additional losses for the taxable year ended December 31, 2002 and will incur additional losses during the taxable year ending December 31, 2003, which the Debtors expect will generate additional NOL carryforwards for the ENE Tax Group as of December 31, 2003. The amount of such NOLs and NOL carryforwards remains subject to review and adjustment by the IRS and to the application of Sections 108 and 382 of the IRC.

                  If the Debtors remain in existence following the Effective Date, the sole purpose of their remaining in existence will be the winding-up of their affairs. Accordingly, the Debtors intend to treat the Plan as a plan of liquidation for federal income tax purposes. As discussed below, due to the lack of direct authoritative guidance as to the survival and utilization of NOL carryforwards and the timing of recognition of cancellation of indebtedness in the context of a plan of liquidation there is a risk that certain of the Debtors' favorable tax attributes (such as any losses incurred through the end of the taxable year in which the Plan becomes effective, NOL carryforwards, and tax basis) may be substantially reduced, eliminated, or subjected to significant limitations as the result of implementation of the Plan. The Debtors believe that, notwithstanding the potential for attribute reduction, elimination or limitation, implementation of the Plan should not cause them to incur a material amount of federal income tax so long as they have disposed of substantially all of their assets on or prior to the earlier of (a) the earliest date on which an "ownership change" (within the meaning of Section 382 of the IRC, as discussed below) occurs or (b) the last day of the taxable year that includes the earliest date on which they are treated, for federal income tax purposes, as having a discharge of a material amount of indebtedness (as discussed below). The Debtors' objective is to implement the Plan in a manner that will cause them to have disposed of substantially all of their assets on or prior to the earlier of these dates; however, there can be no assurance that the Debtors will achieve this objective because (i) there is a lack of direct authoritative guidance as to when these dates occur and (ii) certain of the Debtors' assets are subject to transfer restrictions (including the possible requirement for governmental or third-party private consents) that may prevent their timely disposition by the Debtors.

                  1.       CANCELLATION OF DEBT.

                  The IRC provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOL carryforwards, current year NOLs, tax credits, and tax basis in assets - by the amount of any COD that arises by reason of the discharge of the debtor's indebtedness. (It is unclear whether the reduction in certain tax attributes (such as NOL carryforwards) occurs on a separate company or consolidated basis where, as in the case of the Debtors who are members of the ENE Tax Group, a consolidated federal income tax return is filed, although under pending legislation the consolidated approach would be required.) COD is the amount by which the adjusted issue price of indebtedness discharged exceeds the amount of cash, the issue price of any debt instrument and the fair market value of any other property given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction).

                  If the amount of such a debtor's COD is sufficiently large, it can eliminate these favorable tax attributes; to the extent the amount of COD exceeds the amount of such tax attributes, the excess COD has no adverse federal income tax consequence. Any reduction in tax attributes under these rules does not occur until the end of the taxable year after such attributes have been applied to determine the tax in the year of discharge or, in the case of asset basis reduction, the first day of the taxable year following the taxable year in which the COD occurs.

                  The Debtors believe that the implementation of the Plan should not cause them to incur a material amount of federal income tax by reason of COD so long as they have disposed of substantially all of their assets on or prior to the last day of the taxable year that includes the earliest date on which they are treated, for federal income tax purposes, as recognizing a material amount of COD. The Debtors' objective is to implement the Plan in a manner that will cause them to have disposed of substantially all of their assets on or prior to such date; however, there can be no assurance that the Debtors will achieve this objective because (i) there is a lack of direct authoritative guidance as to when such date occurs and (ii) certain of the Debtors' assets

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
are subject to transfer restrictions (including the possible requirement for governmental or third-party private consents) that may prevent their timely disposition by the Debtors.

         2.       LIMITATIONS ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES.

                  A. SECTION 382 LIMITATIONS - GENERAL. Under Section 382 of the IRC, if a corporation (or consolidated group) undergoes an "ownership change," the amount of its pre-change losses (including NOL carryforwards from periods before the ownership change and certain losses or deductions which are "built-in," (i.e., economically accrued but unrecognized), as of the date of the ownership change) that may be utilized to offset future taxable income generally is subject to an annual limitation.

                  Subject to the business continuation requirement discussed below, the amount of this Annual Limitation is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate," which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the ownership change occurs. For a corporation (or consolidated group) in bankruptcy that undergoes the ownership change pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change by taking into account the surrender or cancellation of creditors' claims, also with certain adjustments. The Annual Limitation can potentially be increased by the amount of certain recognized built-in gains.

                  Notwithstanding the foregoing general rule, however, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for two years after the ownership change, the Annual Limitation resulting from the ownership change is zero (potentially increased by certain recognized built-in gains).

                  As indicated above, the Annual Limitation does not only limit the amount of NOL carryforward that can be utilized after an ownership change occurs, it can also operate to limit the deductibility of built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of "built-in" income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and similarly will be subject to the Annual Limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the Annual Limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether

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the consolidated group has a net unrealized built-in gain. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

                  B. SECTION 382 LIMITATIONS - POSSIBLE APPLICATION TO THE ENE TAX GROUP. In light of the foregoing, the ENE Tax Group's ability to utilize certain NOLs (and carryforwards thereof) and certain other tax attributes would be potentially subject to limitation if ENE were to undergo an "ownership change" within the meaning of Section 382 of the IRC by reason of the implementation of the Plan (or otherwise). Although there is a lack of direct authoritative guidance on this point, the Debtors intend to take the position that because the Plan is a plan of liquidation for federal income tax purposes, neither its confirmation nor consummation will cause the holders of Claims to be deemed to have acquired stock, or the shareholders to be deemed to have surrendered stock so that there will not have been an ownership change for purposes of Section 382 of the IRC. If, notwithstanding this position, an ownership change were to occur, the Debtors could incur a material amount of federal income tax in connection with the implementation of the Plan unless (1) the Debtors' assets are distributed pursuant to the Plan on or before the date of such ownership change or (2) the amount of the Annual Limitation (taking into account the increase therein for certain recognized built-in gains) is large enough to permit the ENE Tax Group to utilize an amount of NOL carryforwards (and other attributes) sufficient to offset such income tax.

                  The Debtors believe that the implementation of the Plan should not cause them to incur a material amount of federal income tax by reason of the application of Section 382 of the IRC so long as they have disposed of substantially all of their assets on or prior to the earliest date on which an "ownership change" (within the meaning of Section 382 of the IRC) occurs. The Debtors' objective is to implement the Plan in a manner that will cause them to have disposed of substantially all of their assets on or prior to such date; however, there can be no assurance that the Debtors will achieve this objective because (i) there is a lack of direct authoritative guidance as to when such date occurs and (ii) certain of the Debtors' assets are subject to transfer restrictions (including the possible requirement for governmental or third party private consents) that may prevent their timely disposition by the Debtors.

         3.       ALTERNATIVE MINIMUM TAX.

                  In general, a federal alternative minimum tax is imposed on a corporation's alternative minimum taxable income at a 20% tax rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for alternative minimum tax purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for federal alternative minimum tax purposes by available NOL carryforwards.

                  In addition, if a corporation (or consolidated group) undergoes an "ownership change" within the meaning of Section 382 of the IRC and is in a net unrealized built-in loss position (as determined for federal alternative minimum tax purposes) on the date of the ownership change, the corporation's (or consolidated group's) aggregate tax basis in its assets would be reduced for certain federal alternative minimum tax purposes to reflect the fair market value of such assets as of the change date.

                  Any federal alternative minimum tax that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years to the extent the corporation is no longer subject to federal alternative minimum tax.

                  The Debtors believe that the implementation of the Plan should not cause them to incur a material amount of federal alternative minimum tax so long as they have disposed of substantially all of their assets on or prior to the earlier of (a) the earliest date on which an "ownership change" (within the meaning of Section 382 of the IRC, as discussed below) occurs or (b) the last day of the taxable year that includes the earliest date on which they are treated, for federal income tax purposes, as having a discharge of a material amount of indebtedness (as discussed below). The Debtors' objective is to implement the Plan in a manner that will cause them to have disposed of substantially all of their assets on or prior to the earlier of these dates; however, there can be no assurance that the Debtors will achieve this objective because (i) there is a lack of direct authoritative guidance as to when these dates occur and (ii) certain of the Debtors' assets are subject to transfer restriction (including the possible requirement for governmental or third party private consents) that may prevent their timely disposition by the Debtors.

         B.       CONSEQUENCES TO THE HOLDERS OF CERTAIN CLAIMS

                  1.       CONSEQUENCES TO HOLDERS OF CONVENIENCE CLAIMS.

                  Pursuant to the Plan, holders of Allowed Convenience Claims will receive Cash in satisfaction and discharge of their Claims. Refer to
Section XIV.B.2, "Consequences to Holders of General Unsecured Claims, Enron Guaranty Claims and Wind Guaranty Claims" for information relevant to holders of Allowed Convenience Claims that elect to have such Claims treated as General Unsecured Claims.

                  In general, each holder of an Allowed Convenience Claim will recognize gain or loss in an amount equal to the difference between (i) the amount of Cash received by such holder in satisfaction of its Claim (other than any Claim for accrued but unpaid interest) and (ii) the holder's adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). Refer to Section XIV.B.3., "Distributions in Discharge of Accrued But Unpaid Interest," for a discussion of the tax consequences of any Claims for accrued interest.

                  Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder previously had claimed a bad debt deduction.

                  A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the IRC. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to

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any market discount instrument, any gain recognized on the exchange of such
Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

                  Each holder of an Allowed Convenience Claim should consult its own tax advisor to determine the character of any gain or loss recognized by it in connection with the implementation of the Plan.

                  2. CONSEQUENCES TO HOLDERS OF GENERAL UNSECURED CLAIMS, ENRON GUARANTY CLAIMS, AND WIND GUARANTY CLAIMS.

                  A. GAIN OR LOSS - GENERALLY. In general, holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims will recognize gain or loss in an amount equal to the difference between (i) such holder's "amount realized" in respect of its Claim, which is, the amount of cash and the fair market value of any property (including, as discussed below, such holder's undivided interest in the assets transferred to the Litigation Trust, the Special Litigation Trust, the Operating Trusts (to the extent such trusts are established) and the Remaining Assets Trust (to the extent such trust is established) received by the holder in satisfaction of its Claim (other than amounts that are in respect of any Claim for accrued but unpaid interest, and amounts required to be treated as imputed interest (refer to Section XIV.B.2.b, "Gain or Loss - Imputed Interest") and (ii) the holder's adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). Refer to Section XIV.B.3, "Distributions in Discharge of Accrued But Unpaid Interest" for a discussion of the federal income tax consequences of any Claim for accrued interest.

                  As discussed below, each of the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and the Remaining Assets Trust has been structured with the intention of qualifying as a "grantor trust" for federal income tax purposes. Accordingly, the Debtors will treat each holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim that receives an interest in one of the above-referenced trusts for federal income tax purposes as directly receiving, and as a direct owner of, its allocable percentage of the assets of the applicable trust. Refer to Section XIV.B.4., "Tax Treatment of the Trusts and Holders of Beneficial Interests." Pursuant to the Plan, a good faith valuation of the assets of each trust as of the date of distribution of interests in such trust will be made, and the Debtors and the trustees of the trusts will use such valuations in filing any required reports or returns with the IRS. All holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims will be informed of such determination and are required by the Plan to use such valuations on tax returns and reports filed with the IRS.

                  Any amount that such a holder receives as a distribution from the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and/or the Remaining Assets trust in respect of its beneficial interests in the trust (other than as a result of a subsequent distribution from the Disputed Claim Reserve) should not be included, for federal income tax purposes, in such holder's amount realized in respect of its Claim but should be separately treated as a distribution received in respect of such holder's beneficial (ownership) interests in the applicable trust. Refer to Section XIV.B.4, "Tax Treatment of the Trusts and Holders of Beneficial Interests."

                  B. GAIN OR LOSS - IMPUTED INTEREST. If distributions are made to a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim by the Debtors (and/or the Disputed Claims Reserve) subsequent to the Effective Date or on multiple dates, the imputed interest provisions of the IRC may apply to treat a portion of such distributions as interest for federal income tax purposes. Holders of such claims are urged to consult their tax advisors regarding the possible application of these imputed interest rules.

                  C. GAIN OR LOSS - EFFECT OF POTENTIAL FUTURE DISTRIBUTIONS. The possibility that a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim will receive distributions after the Effective Date can have tax consequences to such holders.

                    (I) All distributions (whether or not received on the Effective Date) to a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim (including distributions from the Disputed Claims Reserve (other than amounts attributable to earnings)) should be taxable to such holder in accordance with the principles discussed above in "Gain or Loss - Generally." As noted in "Gain or Loss - Imputed Interest" above, the imputed interest provisions of the IRC may apply to treat a portion of any subsequent distribution as imputed interest.

                    (II) It is possible that recognition of any loss realized by a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim may be deferred until such holder can no longer receive future distributions under the Plan from the Disputed Claims Reserve and/or the Debtors.

                    (III) It is possible that any gain realized by a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim in respect of distributions from the Debtors and/or the Disputed Claims Reserve may be deferred under the "installment method" of reporting. Such deferral of gain recognition may not be advantageous to a particular holder and, accordingly, holders of such claims should consider the desirability of making an election to forego the application of the installment method.

                    (IV) Holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims are urged to consult their tax advisors regarding the possibility for such deferral of recognition of gains and losses and the possibility of electing out of the installment method of reporting any gain realized in respect of their Claims.

                  D. GAIN OR LOSS - CHARACTER. Where gain or loss is recognized by a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction. A holder of such a claim that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the IRC. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange. Holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims are urged to consult their tax advisors to determine the character of any gain or loss recognized in connection with the implementation of the Plan.

                  E. PROPERTY RECEIVED - TAX BASIS. In general, a holder's tax basis in any property received (including the holder's undivided interest in the assets of the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and/or the Remaining Assets Trust) will equal the fair market value of such property on the date of distribution, and the holding period for such property generally will begin the day following the date of distribution.

                  F. GAIN OR LOSS - CERTAIN HOLDERS WHOSE CLAIMS CONSTITUTE STOCK OR SECURITIES. If (1) a holder's Claim constitutes either "stock" or a "security" for federal income tax purposes, (2) the obligor under the Claim (x) is treated as a corporation for federal income tax purposes and (y) is one of the entities that is treated, for federal income tax purposes, as transferring assets to InternationalCo or CrossCountry on or prior to the Effective Date, and
(3) the assets so transferred by such corporation constitute "substantially all" of the assets of such corporation for federal income tax purposes, then such holder's federal income tax treatment may differ from the treatment described above. For such Holder, the formation of InternationalCo or CrossCountry may be treated as a tax-free reorganization for federal income tax purposes that would prevent such a holder from recognizing a loss in respect of the implementation of the Plan; such loss would instead be reflected in a higher than fair market value basis in the InternationalCo Common Stock and/or CrossCountry Common Stock received by such holder. For such a holder that would otherwise recognize a gain in respect of the implementation of the Plan, it is possible that tax-free reorganization treatment could defer a portion of such gain; such deferred gain would be reflected in a lower than fair market value basis in the InternationalCo Common Stock and/or CrossCountry Common Stock received by such holder. It is possible that this alternative tax treatment (and consequent deferral of loss recognition and possible deferral of gain recognition) could also apply to a holder of a Claim against ENE that constitutes either "stock" or a "security" for federal income tax purposes (even if the formation of CrossCountry did not cause such treatment, as discussed above), if ENE were to transfer the Existing PGE Common Stock or the PGE Common Stock to a holding company (which, subject to regulatory considerations, ENE has the right to do.)

                  Whether a Claim constitutes either "stock" or a "security" for federal income tax purposes depends on the facts and circumstances surrounding the origin and nature of the Claim. Prominent factors that courts have relied upon in determining whether an obligation or other instrument constitutes either "stock" or a "security" include: (a) the term of the instrument, (b) whether the instrument is secured, (c) the degree of subordination of the instrument, (d) the ratio of debt to equity of the issuer, (e) the riskiness of the issuer's business, and (f) the negotiability of the instrument. Holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, or Allowed Wind Guaranty Claims should consult their tax advisors to determine whether their Claims constitute either "stock" or "securities" for federal income tax purposes and whether this alternative federal income tax treatment may be applicable to them.

                  G. ASSETS OWNED BY OPERATING SUBSIDIARIES - TAX BASIS. The Debtors believe that certain of the Operating Entities and certain of their subsidiaries have a tax basis in their respective assets that is substantially lower than the fair market value of such assets. The Debtors may seek to implement the Plan in a manner that would increase the tax basis of certain such assets to their respective fair market value. However, there is no assurance that the Debtors will be able to achieve this objective.

                  H. INTERNATIONALCO - CERTAIN PFIC CONSIDERATIONS. Pursuant to the Plan, holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims will receive, among other things, InternationalCo Common Stock. For U.S. federal income tax purposes, InternationalCo is a "foreign corporation." A foreign corporation is classified as a PFIC for federal income tax purposes in any taxable year in which, after taking into account its pro-rata share of the gross income and assets of any company, U.S. or foreign, in which such foreign corporation is considered to own 25% or more of the shares by value, either (i) 75% or more of its gross income in the taxable year is passive income, or (ii) 50% or more of its assets (averaged over the year and ordinarily determined based on fair market value) are held for the production of, or produce, passive income.

                  The Debtors do not anticipate that InternationalCo will be a PFIC for its first taxable year and, based on InternationalCo's current business plan, do not anticipate that InternationalCo will become a PFIC. However, because the Debtors' expectations are based, in part, on interpretations of existing law as to which there is no specific guidance, and because the tests for PFIC status are applied annually, there can be no assurance that InternationalCo will not be treated as a PFIC. If InternationalCo is, or becomes, a PFIC, certain shareholders thereof may be subject to adverse U.S. federal income tax consequences upon receipt of distributions from InternationalCo or upon realizing a gain on the disposition of shares of InternationalCo Common Stock, including taxation of such amounts as ordinary income (which does not qualify for the reduced 15% tax rate applicable to certain "qualified dividend income") and the imposition of an interest charge on the resulting tax liability as if such ordinary income accrued over such shareholder's holding period for InternationalCo Common Stock.

                  Holders of Claims who may receive InternationalCo Common Stock under the Plan are urged to consult their own tax advisers regarding income derived from holding or disposing of InternationalCo Common Stock.

         3.       Distributions in Discharge of Accrued But Unpaid Interest.

                  In general, to the extent that property received by a holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, such a holder generally recognizes a deductible loss to the extent any accrued interest claimed or amortized OID was previously included in its gross income and is not paid in full. It is unclear whether a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss rather than an ordinary loss. Holders of claims for accrued interest including amortized OID should consult their own tax advisors.

                  Pursuant to the Plan, all distributions in respect of any Claim will be allocated first to the principal amount of such Claim, and thereafter, to accrued but unpaid interest, if any. However, there is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

                  Each holder of an Allowed General Unsecured Claim, Allowed Enron Guaranty Claim, or Allowed Wind Guaranty Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of previously included unpaid interest and OID for tax purposes.

         4.       Tax Treatment of the Trusts and Holders of Beneficial
                  Interests.

                  As discussed above, holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims may receive interests in one or more of the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and/or the Remaining Assets Trust in connection with the implementation of the Plan.

                  A. CLASSIFICATION OF THE TRUSTS. Each such trust is intended to qualify as "grantor trust" for federal income tax purposes. In general, a "grantor trust" is not a separate taxable entity. As such, assuming each trust is classified as a grantor trust the assets transferred to such trusts will be deemed for federal income tax purposes to have been transferred by Debtors to the appropriate holders of Allowed Claims pursuant to the Plan and such assets will be treated as being owned at all times thereafter by such holders of Allowed Claims. The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Litigation Trust, the Special Litigation Trust, the Operating Trusts, and the Remaining Assets Trust have been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtors, the trustees of the trusts and the appropriate holders of Allowed Claims) are required to treat the trusts, for federal income tax purposes, as grantor trusts of which the appropriate holders of Allowed Claims are the owners and grantors. The following discussion assumes that the trusts will be respected as grantor trusts for federal income tax purposes. The Creditors' Committee intends to request a ruling from the IRS to that effect; however, there is no assurance that such ruling will be obtained. Additionally, no opinion of counsel has been requested concerning the tax status of the trusts as grantor trusts. As a result, there can be no assurance that the IRS will treat the trusts as grantor trusts. If the IRS were to challenge successfully such classification, the federal income tax consequences to the trusts, the holders of Allowed Claims, and the Debtors could vary from those discussed herein (including the potential for an entity level tax on any income of the trusts).

                  B. GENERAL TAX REPORTING BY THE TRUSTS AND BENEFICIARIES. For all federal income tax purposes, the Plan requires all parties (including the Debtors, the trustees of the Litigation Trust, the Special Litigation Trust, the Operating Trusts and the Remaining Assets Trust, and the appropriate holders of Allowed Claims) to treat the transfer of assets by the

Debtors to the trusts, for federal income tax purposes, as a transfer of such assets directly to the appropriate holders of Allowed Claims, followed by the transfer of such assets by such holders of Allowed Claims to the Trust. Consistent therewith, the Plan requires all parties to treat the trusts as grantor trusts of which such holders of Allowed Claims are the owners and grantors. Thus, such holders of Allowed Claims (and any subsequent transferees of interests in one of the applicable trusts) will be treated as the direct owners of a specified undivided interest in the assets of the applicable trust for all federal income tax purposes (which assets will have a tax basis equal to their fair market value on the date transferred to the trust). The Plan requires the trustee of each of the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and the Remaining Assets Trust to determine the fair market value of the assets of the trust as of the date the assets are transferred to the trust and, further requires all parties, including the beneficiaries of such trusts, to consistently use such valuations in filing any required returns and reports with the IRS.

                  Accordingly, except as discussed below (in connection with the Disputed Claims Reserve), the Plan requires each holder of an Allowed Claim that is a beneficiary of such trusts to report on its federal income tax return its allocable share of any income, gain, loss, deduction, or credit recognized or incurred by each trust, in accordance with its relative beneficial interest. The character of items of income, deduction, and credit to any beneficiary and the ability of such beneficiary to benefit from any deduction or losses will depend on the particular situation of such beneficiary. The Disputed Claims Reserve will hold the beneficial interests in the trusts not owned by the beneficiaries and will report on its federal income tax return the portion of each trust's income, gain, loss, deduction, or credit attributable to the beneficial interest in the trust that it holds.

                  The federal income tax reporting obligation of a trust beneficiary is not dependent upon a trust distributing any cash or other proceeds. Therefore, a beneficiary may incur a federal income tax liability with respect to its allocable share of the income of a trust whether or not the trust has made any concurrent distribution to the beneficiary. In general, other than in respect of distributions attributable to a reduction in the Disputed Claims Reserve's interest in the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and the Remaining Assets Trust and the forfeiture of unclaimed distributions, a distribution by a trust to an appropriate holder of an Allowed Claim will not be taxable to such beneficiary since the beneficiaries are already regarded for federal income tax purposes as owning the underlying assets. Beneficiaries are urged to consult their tax advisors regarding the appropriate federal income tax treatment of distributions from the Trusts. Refer to Section XIV.B.5, "Tax Treatment of Disputed Claims Reserve" for additional information.

                  The trustee of each of the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and the Remaining Assets Trust will file with the IRS returns for the trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and will also send to each applicable beneficiary of such trusts, a separate statement setting forth such beneficiary's share of items of income, gain, loss, deduction, or credit and will instruct the beneficiary to report such items on its federal income tax return.

         5.       Treatment of Disputed Claims Reserve.

                  From and after the Effective Date, and until such time as all of the Debtors' assets (and the proceeds thereof) can be distributed to the holders of Allowed Claims in accordance with the terms of the Plan, the Disputed Claims Reserve will own a portion of the Plan Currency and interests in the trusts.

                  Distributions from the Disputed Claims Reserve will be made to holders of Disputed Claims when such Claims are subsequently Allowed and to holders of Allowed Claims (whether such Claims were Allowed on or after the Effective Date) when any Disputed Claims are subsequently disallowed. In addition, to the extent that it is necessary for assets to be held in the Disputed Claims Reserve pending the sale of Remaining Assets (in order to determine which holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims are entitled to receive distributions thereof under the terms of the Plan), distributions from the Disputed Claims Reserve will also be made to such holders when sales of (or certain other circumstances in respect of) such Remaining Assets occur. Such distributions (other than amounts attributable to earnings) should be taxable to the recipient in accordance with the principles discussed above in "Gain or Loss
- Generally."

                  A. DISPUTED CLAIM RESERVE - FEDERAL INCOME TAX - GENERAL. Under Section 468B(g) of the IRC, amounts earned by an escrow account, settlement fund, or similar fund are subject to current tax. Although certain Treasury Regulations have been issued under this section, no final Treasury Regulations have as yet been promulgated to address the tax treatment of such accounts in a bankruptcy setting. Thus, depending on the facts of a particular situation, such an account could be treated as a separately taxable trust, as a grantor trust treated as owned by the holders of Disputed Claims or by the Debtors (or, if applicable, any of its successors), or otherwise. On February 1, 1999, the IRS issued proposed Treasury Regulations that, if finalized in their current form, would specify the tax treatment of escrows of the type here involved that are established after the date such Treasury Regulations become final. In general, such Treasury Regulations would tax such an escrow in a manner similar to a corporation. As to previously established escrows, such Treasury Regulations would provide that the IRS would not challenge any reasonably and consistently applied method of taxation for income earned by the escrow, and any reasonably and consistently applied method for reporting such income.

                  B. DISPUTED CLAIM RESERVE - FEDERAL INCOME TAX - INTENDED TREATMENT BY DEBTORS. Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable final Treasury Regulations, the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the Disputed Claims Reserve as one or more discrete trusts (which may consist of separate and independent shares) for federal income tax purposes in accordance with the trust provisions of the IRC (sections 641 et seq.), and (ii) to the extent permitted by applicable law, report consistently for state and local income tax purposes. The Plan requires all parties to consistently follow such treatment in filing any returns and reports with the IRS.

                  Accordingly, subject to issuance of definitive guidance, the Disbursing Agent will report as subject to a separate entity level tax any amounts earned by the Disputed Claims Reserve including any taxable income of the Litigation Trust, the Special Litigation Trust, the

Operating Trusts, and the Remaining Assets Trust allocable to the Disputed Claims Reserve, except to the extent such earnings or income are distributed by the Disbursing Agent during the same taxable year. In such event, the amount of earnings or income that is so distributed to an Allowed Claim holder during the same taxable year will be includible in such holder's gross income.

                  C. DISPUTED CLAIM RESERVE - FINANCING OF TAX OBLIGATIONS. If the Disputed Claims Reserve has insufficient funds to pay any applicable taxes imposed upon it or its assets, the Reorganized Debtors will make a Tax Advance to the Disputed Claims Reserve. Any such Tax Advance will be repayable from future amounts otherwise receivable by the Disputed Claims Reserve.

                  If and when a distribution is to be made from the Disputed Claims Reserve, the distributee will be charged its pro rata portion of any outstanding Tax Advance (including accrued interest). If a cash distribution is to be made to such distributee, the Disbursing Agent shall be entitled to withhold from such distributee's distribution the amount required to pay such portion of the Tax Advance (including accrued interest). If such cash is insufficient to satisfy the respective portion of the Tax Advance and there is also to be made to such distributee a distribution of other Plan Currency or Trust interests, the distributee shall as a condition to receiving such other assets pay in cash to the Disbursing Agent an amount equal to the unsatisfied portion of the Tax Advance (including accrued interest). Failure to make such payment shall entitle the Disbursing Agent to reduce and permanently adjust the amounts that would otherwise be distributed to such distributee to fairly compensate the Disputed Claims Reserve for the unpaid portion of the Tax Advance (including accrued interest).

                  In light of the foregoing, each holder of an Allowed Claim is urged to consult its tax advisors regarding the potential tax treatment of the Disputed Claim Reserve, distributions therefrom, and any tax consequences to such holder relating thereto.

         6.       WITHHOLDING AND CERTAIN INFORMATION REPORTING.

                  All distributions to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims under the Plan are subject to any applicable tax withholding, including employment tax withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable withholding rate (currently 28%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

                  Recently effective Treasury Regulations generally require disclosure by a taxpayer on its federal income tax return of certain types of transactions in which the taxpayer participated on or after January 1, 2003, including, among other types of transactions, the following (1) a transaction offered under "conditions of confidentiality"; (2) a transaction where the taxpayer was provided contractual protection for a refund of fees if the intended tax consequences of the transaction are not sustained; (3) certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds; and (4) a transaction in which the taxpayer's federal income tax treatment differs by more than a specified threshold in any tax year from its treatment for financial reporting purposes. These categories are very broad; however, there are numerous exceptions. Holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders' tax returns.

            THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

           XVI. CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN

  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED
                                     HERETO.

A.    CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN

            The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

      1.    ENTRY OF THE CONFIRMATION ORDER.

            The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee and the effectiveness of which shall not have been stayed ten (10) days following the entry thereof.

      2.    EXECUTION OF DOCUMENTS; OTHER ACTIONS.

            All other actions and documents necessary to implement the Plan shall have been effected or executed.

      3.    INTERNATIONALCO CONSENTS OBTAINED.

            The requisite consents to the transfer of the InternationalCo Assets and the issuance of the InternationalCo Common Stock have been obtained.

      4.    CROSSCOUNTRY CONSENTS OBTAINED.

            The requisite consents to the issuance of the CrossCountry Common Stock have been obtained.

      5.    PGE APPROVAL.

            The requisite consents for the issuance of the PGE Common Stock have been obtained.

      6.    WAIVER OF CONDITIONS PRECEDENT.

            To the extent practicable or legally permissible, each of the conditions precedent in Section 33.1 of the Plan, may be waived, in whole or in part, by the Debtors with the consent of the Creditors' Committee. Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court.

      7.    ALTERNATIVE STRUCTURES.

            Notwithstanding anything contained in the Plan to the contrary, the Debtors, if jointly determined after consultation with the Creditors' Committee, may, after obtaining the requisite approvals, including, without limitation, in the event the substance of the economic and governance provisions contained in the Plan are materially adversely affected, the approval of the ENA Examiner as Plan facilitator, (a) form one (1) or more holding companies to hold the common stock of the Entities to be issued under the Plan and issue the equity interest therein in lieu of the common stock to be issued under the Plan and (b) form one
(1) or more limited liability companies in lieu of the Entities to be created under the Plan and issue the membership interests therein in lieu of the common stock to be issued under the Plan.

B.    ALTERNATIVE PLAN(S) OF REORGANIZATION.

            The Debtors have evaluated numerous reorganization alternatives to the Plan. After evaluating these alternatives, the Debtors have concluded that the Plan, assuming confirmation and successful implementation, is the best alternative and will maximize recoveries by holders of Claims. If the Plan is not confirmed, then the Debtors could remain in chapter 11. Should this occur, then the Debtors could continue to operate their businesses and manage their properties as debtors in possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. Moreover, the Debtors (whether individually or collectively) or, subject to further determination by the Bankruptcy Court as to extensions of exclusivity under the Bankruptcy Code, any other party in interest could attempt to formulate and propose a different plan or plans. This would take time and result in an increase in the operating and other administrative expenses of these Chapter 11 Cases. The Debtors believe that the Plan, as described herein, enables holders of Claims to realize the greatest recovery under the circumstances.

            Notwithstanding anything contained in the Plan to the contrary, the Debtors, if jointly determined after consultation with the Creditors' Committee, may, after obtaining the requisite approvals, (a) form one (1) or more holding companies to hold the common stock of the Entities to be created hereunder and issue the equity interest therein in lieu of the common stock to be issued hereunder and (b) form one (1) or more limited liability corporations in lieu of the Entities to be created in accordance with the Plan and issue the membership interests therein in lieu of the common stock to be issued in accordance with the Plan.

C.    LIQUIDATION UNDER CHAPTER 7

            If no chapter 11 plan can be confirmed, then the Debtors' cases may be converted to cases under chapter 7 of the Bankruptcy Code, whereby a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to the holders of Claims in accordance with the strict priority scheme established by the Bankruptcy Code.

            Under chapter 7, the cash amount that would be available for the satisfaction of Unsecured Claims and Equity Interests of the Debtors would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtors, augmented by the unencumbered cash held by the Debtors at the time of the commencement of the liquidation cases. Such cash amount would be reduced by the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtors' businesses and the use of chapter 7 for the purposes of liquidation.

            The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those payable to attorneys, investment bankers, and other professionals that a trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases, such as compensation for attorneys, financial advisors, accountants, and costs and expenses of members of any official committees that are allowed in the chapter 7 cases. In addition, Claims could arise by reason of the breach or rejection of obligations incurred and executory contracts entered into or assumed by the Debtors during the pendency of the Chapter 11 Cases.

            The foregoing types of Claims and such other claims that may arise in the liquidation cases or result from the pending Chapter 11 Cases would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

            In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 Unsecured Claims that have the same rights upon liquidation would be treated as one class for the purposes of determining the potential distribution of the liquidation proceeds resulting from the Debtors' chapter 7 cases. The distributions from the liquidation proceeds would be calculated on a pro rata basis according to the amount of the Claim held by each Creditor. Therefore, creditors who claim to be third-party beneficiaries of any contractual subordination provisions might have to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. The Debtors believe that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under this rule, no junior creditor receives any distribution until all senior creditors are paid in full with interest and no stockholder receives any distribution until all Creditors are paid in full with postpetition interest. Consequently, the Debtors believe that pursuant to chapter 7 of the Bankruptcy Code, holders of Enron Subordinated Debenture Claims, Enron Preferred Equity Interests, Statutorily Subordinated Claims, Enron Common Equity Interests and Other Equity Interests would receive no distributions.

            After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors in the Chapter 11 Cases, including:

(a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; (b) the substantial erosion in value of assets in a chapter 7 case in the context of the "forced sale" atmosphere that would prevail; (c) the adverse effects on the salability of business segments as a result of the departure of key employees, the loss of customers and suppliers; and (d) the substantial increases in claims that would be satisfied on a priority basis or on a parity with Creditors in the Chapter 11 Cases, the Debtors believe that confirmation of the Plan will provide each holder of an Allowed Claim or Allowed Equity Interest with not less than the amount it would receive pursuant to a liquidation of the Debtors' assets under chapter 7 of the Bankruptcy Code.

            The Debtors also believe that the value of any distributions from the liquidation proceeds to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the liquidation proceeds could be delayed for several years after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation were necessary to resolve claims asserted in the chapter 7 cases, the delay could be prolonged.

            The Debtors have considered liquidation in the context of a chapter 7 Case and their liquidation analysis is attached hereto as Exhibit 3:
"Liquidation Analysis." In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, the extent to which such assets are subject to liens and security interests, and the substantial increase in administrative expense claims as a result of the appointment of trustees and the retention of professionals by such trustees. In this analysis, it is apparent that a chapter 7 liquidation would result in substantially less value for distribution to Creditors than that recoverable under the Plan.

         XVII. CLAIMS ALLOWANCE, OBJECTION AND ESTIMATION PROCEDURES

  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED
                                     HERETO.

A.    SCHEDULES OF ASSETS AND LIABILITIES AND STATEMENTS OF FINANCIAL AFFAIRS

            Under Bankruptcy Rule 1007(C), the Debtors are required to file their Schedules within 15 days of the filing of the bankruptcy petition. On April 12, 2002, the Bankruptcy Court entered an order granting the Debtors, including any Debtors filing petitions subsequent to that date, an extension of 120 days from their respective Petition Dates to file their Schedules. Refer to Appendix D: "Filing of Schedules and Statements" for a list of Debtors and the dates on which they filed their Schedules.

B.    CLAIMS BAR DATE AND NOTICE OF THE BAR DATE

            By order dated August 1, 2002, the Bankruptcy Court set the Claims Bar Date, depending on when each Debtor filed its Schedules. Refer to Appendix
D: "Filing of Schedules and Statements" for further information about the Claims Bar Date for each Debtor.

            In accordance with that order, notices informing Creditors of the last date to timely file proofs of claims were and will be mailed at least 45 days prior to the Claims Bar Date relating to each respective Debtor, along with a customized proof of claim form. In addition, consistent with that order, the Debtors caused and will continue to cause to be published in the Houston Chronicle, the national editions of The Wall Street Journal and New York Times, and the Financial Times, a notice of each Claims Bar Date listed above. In addition, notice of the October 15, 2002 Claims Bar Date was published in the Los Angeles Times, The Oregonian, and the Omaha World-Herald. Notice of the October 31, 2002 Claims Bar Date was also published in the Seattle Times Post-Intelligencer and El Nuevo Dia. Additionally, the Debtors published notice of the December 2, 2002 Claims Bar Date in the Los Angeles Times, the Seattle Times Post-Intelligencer, and El Nuevo Dia.

            Debenture holders and stockholders did not need to file a proof of claim or proof of interest to preserve their debenture claims or stock interests. The records of the indenture trustees will be relied on as evidence of the debenture claims, and the records of the stock transfer agent will be relied on as evidence of the stock interests.

C.    ALLOWANCE AND IMPAIRMENT OF CLAIMS

            To be entitled to receive a distribution under the Plan, a Creditor must have an Allowed Claim. To be entitled to vote on the Plan, however, a Creditor must have an Allowed Claim that is also impaired. If a Claim is not Allowed, the Creditor will not be entitled to vote on the Plan or to receive a distribution. Any Class as to which no distribution will be made under the Plan under any circumstances does not vote on the Plan and is deemed not to have accepted it. Any Class that is not impaired will be deemed to have accepted the Plan.

      1.    ALLOWANCE OF CLAIMS

            A Claim is automatically Allowed if (i) a proof of claim has been filed and no objections to the Claim are asserted, or (ii) the Claim is listed in the Debtors' Schedules and is not listed as disputed, contingent, or unliquidated.

            If a proof of claim is filed and an objection to that Claim is asserted, the objection must be resolved before the Claim will be Allowed. If a Claim is scheduled on the Debtors' Schedules as disputed, contingent, or unliquidated, the Claim is not Allowed unless (i) a proof of claim is filed on or before the Claims Bar Date, and (ii) objections to the proof of claim are resolved by a Final Order of the Bankruptcy Court. The Debtors' Schedules are too voluminous to reproduce in this Disclosure Statement, but have been filed with the Bankruptcy Court and may be reviewed there by Creditors.

      2.    IMPAIRMENT OF CLAIMS

            Under section 1124 of the Bankruptcy Code, a class of claims is impaired under a plan unless, with respect to each claim of such class, (i) it is paid in full on the effective date of the plan; (ii) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim; or
(iii) all defaults are cured, the original maturity of the claim is reinstated, and the claim is otherwise treated as provided in clause (ii).

D.    OBJECTIONS TO CLAIMS

      1.    GENERAL

            In excess of 22,000 proofs of claim asserting Claims against the Debtors have been filed with the Bankruptcy Court. The aggregate amount of Claims filed and scheduled exceeds $310 billion, including duplication, but excluding any estimated amounts for unliquidated Claims. From March 7, 2003 through June 24, 2003, the Debtors filed one objection to an individual claim and eight omnibus objections to proofs of claim, which resulted in the subsequent disallowance and expungement of over 1,500 proofs of claim totaling over $101 billion. As of June 24, 2003, the Debtors have filed pending objections covering over 1,300 claims for a total of over $37 billion, which are set for hearing from July 3, 2003 to July 31, 2003. In addition, the Bankruptcy Court has approved stipulations disallowing or reducing the claimed amounts by more than $3 billion.

            The Debtors are in the process of evaluating the proofs of claim to determine whether additional objections seeking the disallowance of some asserted Claims should be filed. The Debtors are reconciling the scheduled Claims with the Claims asserted in proofs of claim and are continuing to eliminate duplication and other inaccuracies to ensure that only valid claims are allowed by the Bankruptcy Court. The Debtors anticipate filing additional objections addressing a substantial portion of the remaining filed proofs of claim. The disallowed amount will continue to increase as the Debtors file more objections to the asserted Claims for amounts that the Debtors believe are invalid. The Debtors and Reorganized Debtors reserve their rights to object to assigned claims and seek their equitable subordination if such claims could have been subordinated in the hands of the assignors. The Plan provides that the Reorganized Debtors shall file and serve all objections to Claims by 240 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

                            XVIII. VOTING PROCEDURES

  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED
                                     HERETO.

            Classes 1 and 2 of the Plan are unimpaired. As a result, holders of Claims in those Classes are conclusively presumed to have accepted the Plan and are not entitled to vote.

            Classes 3 through 176, 178, 179 and 181 through 356 of the Plan are impaired and, to the extent Claims in such Classes are Allowed Claims, the holders of such Claims will receive distributions under the Plan. As a result, holders of Claims in those Classes are entitled to vote to accept or reject the Plan.

            Class 180 of the Plan, consisting of Intercompany Claims, is presumed to have accepted the Plan and all holders of such Claims are proponents of the Plan. As a result, holders of Claims in Class 180 are not entitled to vote.

            Classes 177 and 357 through 365 of the Plan, consisting of certain holders of Claims and all holders of Equity Interests, will not receive any distributions under the Plan. As a result, holders of Claims and Equity Interests in Classes 177 and 357 through 365 are conclusively presumed to have rejected the Plan and are not entitled to vote.

                          XIX. CONFIRMATION OF THE PLAN

  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED
                                     HERETO.

            The Plan will not constitute a valid, binding contract between the Debtors and their creditors until the Bankruptcy Court has entered a Final Order confirming the Plan. The Bankruptcy Court must hold a confirmation hearing before deciding whether to confirm the Plan.

A.    CONFIRMATION HEARING

            The Bankruptcy Court has ordered that the hearing on confirmation of the Plan will begin on [_____________, 2003] at [__:__ _.m. New York City Time], in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York and will continue thereafter until concluded. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any subsequent adjournment of that hearing.

B.    REQUIREMENTS FOR CONFIRMATION OF THE PLAN

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements for confirmation listed in section 1129 of the Bankruptcy Code. If the Bankruptcy Court determines that those requirements are satisfied, it will enter an order confirming the Plan. As set forth in section 1129 of the Bankruptcy Code, the requirements for confirmation are as follows:

            1. The plan complies with the applicable provisions of the Bankruptcy Code.

            2. The proponent of the plan complies with the applicable provisions of the Bankruptcy Code.

            3. The plan has been proposed in good faith and not by any means forbidden by law.

            4. Any payment made or promised by the proponent of the plan, by the debtor, or by a person issuing securities or acquiring property under the plan, for services or for costs and expenses in, or in connection with, the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

            5.    a.    The proponent of the plan has disclosed:

                        (1) the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or a successor to the debtor under the plan; and

                        (2) the appointment to, or continuance in, the office of the individual, is consistent with the interests of creditors and equity security holders and with public policy.

                  b. The proponent of the plan has disclosed the identity of any insider that will be employed or retained by the reorganized debtor, and the nature of any compensation for the insider.

            6. Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or the rate change is expressly conditioned on such approval.

            7.    With respect to each impaired class of claims or interests:

                  a.    Each holder of a claim or interest of the class has

                            (1) accepted the plan; or

                        (2) will receive or retain under the plan on account of the claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that the holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on that date; or

                  b. If section 1111(b)(2) of the Bankruptcy Code applies to the claims of the class, the holder of the claim of the class will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value of the holder's interest in the estate's interest in the property that secures the claim.

            8.    With respect to each class of claims or interests:

                  a.    The class has accepted the plan; or

                  b.    The class is not impaired under the plan.

            9. Except to the extent that the holder of a particular claim has agreed to a different treatment of the claim, the plan provides that:

                  a. With respect to a claim of a kind specified in section 507(a)(1) or 507(a)(2) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of the claim cash equal to the allowed amount of the claim;

                  b. With respect to a class of claims of a kind specified in section 507(a)(3), 507(a)(4), 507(a)(5), or 507(a)(6) of the Bankruptcy Code,
each holder of a claim of the class will receive:

                        (1) if the class has accepted the plan, deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amount of the claim; or

                        (2) if the class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of the claim; and

                  c. With respect to a claim of a kind specified in section 507(a)(7) of the Bankruptcy Code, the holder of a claim will receive on account of the claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

            10. If a class of claims is impaired under the plan, at least one class of claims that is impaired has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim of the class.

            11. Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

            12. All fees payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

            13. The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide the benefits.

            The Debtors believe that the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code, that the Debtors have complied or will have complied with all of the requirements of chapter 11, and that the Plan is proposed in good faith.

            The Debtors believe that holders of all Allowed Claims impaired under the Plan will receive payments under the Plan having a present value as of the Effective Date not less than the amounts they would likely receive if the Debtors were liquidated in a case under chapter 7 of the Bankruptcy Code. At the Confirmation Hearing, the Bankruptcy Court will determine whether holders of Allowed Claims would receive greater distributions under the Plan than they would have received in a liquidation under chapter 7 of the Bankruptcy Code.

      1.    ACCEPTANCE

            Claims in Classes 1 and 2 are unimpaired by the Plan, and the holders thereof are conclusively presumed to have accepted the Plan.

            Claims in Classes 3 through 176, 178, 179 and 181 through 356 are impaired under, and the holders of such Claims are entitled to vote on the Plan and, therefore, must accept the Plan in order for it to be confirmed without application of the "fair and equitable test" described below, to such Classes. A Class of Claims is deemed to have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

            Claims in Class 180 are held by the Debtors who are the proponents of the Plan. The Debtors are presumed to have accepted the Plan.

            Claims and Equity Interests in Classes 177 and 357 through 365 are impaired; however, holders of such Claims or Interests will not receive or retain property under the Plan and, therefore, such classes are deemed not to have accepted the Plan. Accordingly, confirmation of the Plan will require application of the "fair and equitable test" described below to such Classes.

      2.    "CRAMDOWN" UNDER THE FAIR AND EQUITABLE TEST

            The Debtors will seek to confirm the Plan notwithstanding the nonacceptance or deemed nonacceptance of the Plan by any impaired Class of Claims or Equity Interests. To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such dissenting impaired Classes. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or equity interests. The Debtors believe that the Plan satisfies this requirement.

            The Bankruptcy Code establishes different "fair and equitable" tests for secured claims, unsecured claims and equity interests, and a "cramdown" of the Plan, as follows:

            A. SECURED CLAIMS. Either the plan must provide (i) that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and each holder of a claim receives deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder's interest in the estate's interest in such property; (ii) for the sale of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale; or (iii) for the realization by such holders of the indubitable equivalent of such claims.

            B. UNSECURED CLAIMS. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

            C. EQUITY INTERESTS. Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (x) the fixed liquidation preference or redemption price, if any, of such stock or
(y) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive any property under the plan.

            D. "CRAMDOWN" OF THE PLAN. Classes 357 through 365 are deemed to reject the Plan. Notwithstanding the deemed rejection of such classes, the Bankruptcy Court may still confirm the Plan if, as to each impaired class that has not accepted the Plan, the Plan does not discriminate unfairly and is fair and equitable. In the event that one or more classes of impaired Claims rejects the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable with respect to, and does not discriminate unfairly against, any rejecting impaired class of Claims.

            THE DEBTORS BELIEVE THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS SO LONG AS AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN. ACCORDINGLY, THE DEBTORS WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

      3.    FEASIBILITY

            The Bankruptcy Code permits a chapter 11 plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization, other than as provided in the Plan. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. The Debtors believe that they will be able to make all payments required pursuant to the Plan and that the confirmation of the Plan is not likely to be followed by additional liquidation or the need for further reorganization.

      4.    "BEST INTERESTS" TEST

            With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each such holder either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

            This analysis requires the Bankruptcy Court to determine what the holders of Allowed Claims and Allowed Equity Interests in each impaired Class would receive from the liquidation of the Debtors' assets and properties in the context of chapter 7 liquidation cases. Refer to Section XVI.C, "Liquidation Under Chapter 7" for further information.

            To determine if the Plan is in the best interests of each impaired Class, the value of the distributions from the proceeds of the liquidation of the Debtors' assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such Classes of Claims and Equity Interests under the Plan.

            In applying the "best interests" test, it is possible that the Claims and Equity Interests in chapter 7 cases may not be classified according to the seniority of such Claims and Equity Interests, but instead be subjected to contractual or equitable subordination.

C.    OBJECTIONS TO CONFIRMATION OF THE PLAN

            The Bankruptcy Court has ordered that all objections to confirmation of the Plan must be filed with the Bankruptcy Court and served by [__:__ _.m. New York City Time] on [_________, 2003]. Objections must be written in the English language, must specifically detail the reasons for the objection to confirmation of the Plan, and must be served on the following:

            Enron Corp.
            1400 Smith Street
            Houston, Texas 77002
            Attention:  General Counsel

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York 10153
            Attention:  Martin J. Bienenstock, Esq.
                        Brian S. Rosen, Esq.

            Milbank, Tweed, Hadley & McCloy LLP
            One Chase Manhattan Plaza
            New York, New York 10005
            Attention:  Luc A. Despins, Esq.
                        Susheel Kirpalani, Esq.

            The Office of the United States Trustee
            33 Whitehall Street, 21st Floor
            New York, New York 10004
            Attention:  Mary Elizabeth Tom, Esq.

            Davis, Polk & Wardwell
            450 Lexington Avenue
            New York, New York 10017
            Attention:  Donald S. Bernstein, Esq.

            Shearman & Sterling
            599 Lexington Avenue
            New York, New York 10022
            Attention:  Fredric Sosnick, Esq.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION OF THE PLAN IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                 XX. CONCLUSION

  CAPITALIZED TERMS USED THROUGHOUT THIS DISCLOSURE STATEMENT ARE DEFINED IN APPENDIX A: "MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT" ATTACHED
                                     HERETO.

            All holders of Claims against the Debtors are urged to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received by ___________________, 2003.

Dated: July 11, 2003
       Houston, Texas

                                    Respectfully submitted,


                                    ENRON CORP., et al.,
                                    Debtors-in-Possession



                                    By:/s/ Stephen F. Cooper
                                       -----------------------------------------
                                       Stephen F. Cooper
                                       Acting President, Acting Chief
                                       Executive Officer, and Chief
                                       Restructuring Officer
                                       Enron Corp.
                                       1400 Smith Street
                                       Houston, Texas 77002
                                       (713) 853-6161
OF COUNSEL:

Martin J. Bienenstock
Brian S. Rosen
Martin A. Sosland
Melanie Gray
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

APPENDIX A:  MATERIAL DEFINED TERMS FOR ENRON DISCLOSURE STATEMENT

            ABN means ABN Amro Bank N.V.

            Accroven means Accroven S.R.L.

            ACFI means Atlantic Commercial Finance, Inc., a Debtor.

            Ada Cogen means Ada Cogeneration Limited Partnership.

            Administrative Expense Claim means any Claim constituting a cost or expense of administration of the Chapter 11 Cases asserted or authorized to be asserted in accordance with sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, any costs and expenses of the Debtors in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtors and for distributions under the Plan, any Claims for reclamation in accordance with section 546(c)(2) of the Bankruptcy Code allowed pursuant to Final Order, any Claims for compensation and reimbursement of expenses arising during the period from and after the respective Petition Dates and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with sections 328, 330 or 331 of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, and any fees or charges assessed against the Debtors' estates pursuant to section 1930, chapter 123, Title 28, United States Code.

            Aeneas means Aeneas LLC.

            AEP means American Electric Power Company, Inc.

            AEP Holding means AEP Energy Services Gas Holding Company.

            AES means Allegheny Energy Supply Co., LLC.

            Affiliate means any Entity that is an "affiliate" of any of the Debtors within the meaning of section 101(2) of the Bankruptcy Code.

            Agave means Agave VPP, LLC.

            AGF means AGF Brazil Seguros S.A.

            AIGE means AIG Energy Trading, Inc.

            Alligator Alley means Enron Alligator Alley Pipeline Company, a Debtor.

            Allocation Formula means the methodology set forth in the Overhead Allocation Formula Order for allocating shared overhead and other expenses among the Debtors and their material non-Debtor affiliates.

            Allowed Administrative Expense Claim means an Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

            Allowed Claim/Allowed Equity Interest means any Claim against or Equity Interest in any of the Debtors or the Debtors' estates, (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing such proof of claim against or equity interest in any such Debtor or such Debtor's estate or (ii) if no proof of Claim or Equity Interest has been timely filed, which has been or hereafter is listed by such Debtor in their Schedules as liquidated in amount and not disputed or contingent or (iii) any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the Record Date in each such case in clauses (i), (ii) and
(iii) above, a Claim or Equity Interest as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in party by a Final Order. For purposes of determining the amount of an "Allowed Claim," there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable non-bankruptcy law. Without in any way limiting the foregoing, "Allowed Claim" shall include any Claim arising from the recovery of property in accordance with sections 550 and 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, any Claim allowed under or pursuant to the terms of the Plan, including, without limitation, any Allowed Enron Senior Note Claim or Allowed Enron Subordinated Debenture Claim to the extent set forth on Exhibit "A" to the Plan, or any Claim to the extent that it has been allowed pursuant to a Final Order; provided, however, that (i) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder unless otherwise specified herein or by order of the Bankruptcy Court, (ii) for any purpose under the Plan, "Allowed Claim" shall not include interest, penalties, or late charges arising from or relating to the period from and after the Petition Date, and (iii) "Allowed Claim" shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.

            Allowed Convenience Claim means a Convenience Claim, to the extent it is or has become an Allowed Claim.

            Allowed Enron Common Equity Interest means an Enron Common Equity Interest, to the extent it is or has become an Allowed Equity Interest.

            Allowed Enron Guaranty Claim means an Enron Guaranty Claim, to the extent it is or has become an Allowed Claim.

            Allowed Enron Preferred Equity Interest means an Enron Preferred Equity Interest, to the extent it is or has become an Allowed Equity Interest.

            Allowed Enron Senior Note Claim means an Enron Senior Note Claim, to the extent it is or has become an Allowed Claim.

            Allowed Enron Subordinated Debenture Claim means an Enron Subordinated Debenture Claim, to the extent it is or has become an Allowed Claim.

            Allowed General Unsecured Claim means a General Unsecured Claim, to the extent it is or has become an Allowed Claim.

            Allowed Intercompany Claim means an Intercompany Claim, to the extent it is or has become an Allowed Claim.

            Allowed Other Subordinated Claim means an Other Subordinated Claim, to the extent it is or has become an Allowed Claim.

            Allowed Priority Claim means a Priority Claim, to the extent it is or has become an Allowed Claim.

            Allowed Priority Non-Tax Claim means a Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

            Allowed Priority Tax Claim means a Priority Tax Claim, to the extent it is or has become an Allowed Claim.

            Allowed Section 510 Enron Common Equity Interest Claim means a
Section 510 Enron Common Equity Interest Claim, to the extent it is or has become an Allowed Claim.

            Allowed Section 510 Enron Preferred Equity Interest Claim means a
Section 510 Enron Preferred Equity Interest Claim, to the extent it is or has become an Allowed Claim.

            Allowed Section 510 Enron Senior Notes Claim means a Section 510 Enron Senior Notes Claim, to the extent it is or has become an Allowed Claim.

            Allowed Section 510 Enron Subordinated Debenture Claim means a
Section 510 Enron Subordinated Debenture Claim, to the extent it is or has become an Allowed Claim.

            Allowed Secured Claim means a Secured Claim, to the extent it is or has become an Allowed Claim.

            Allowed Wind Guaranty Claim means a Wind Guaranty Claim, to the extent it is or has become an Allowed Claim.

            Amended Cash Management Order means the Amended Order Authorizing Continued Use of Existing Bank Accounts, Cash Management System, Checks and Business Forms, and Granting Inter-Company Superpriority Claims, Pursuant to 11 U.S.C. Sections 361, 363(e), 364 and 507(b), as Adequate Protection
(Docket #1666).

            Amended DIP Credit Agreement means that certain Amended and Restated Revolving Credit and Guaranty Agreement dated as of June 14, 2002, by and among ENE, as borrower, each of the direct or indirect subsidiaries of ENE as party thereto, as guarantors, the

DIP Lenders, JPMCB and Citicorp, as co-administrative agents, Citicorp, as paying agent, and JPMCB, as collateral agent.

            ANEEL means Agencia Nacional de Energia Eletrica.

            Annual Limitation means the amount of pre-change losses (including NOL carryforwards from periods before the ownership change and certain losses or deductions which are "built-in," (i.e., economically accrued but unrecognized), as of the date of the ownership change) that may be utilized, pursuant to
Section 382 of the IRC, by a corporation (or consolidated group) that undergoes an "ownership change" to offset future taxable income.

            APACHI means Enron Asia Pacific/Africa/China LCC, a Debtor.

            April 8th Order means the Bankruptcy Court's April 8, 2002 order authorizing and directing the appointment of an examiner for ENE pursuant to section 1104(C) (Docket #2838).

            Arcos Project Company means Enron Espana Generacion, S.L. Sociedad Unipersonal.

            Ardmore Data Center means the primary internet/telecommunications center for ENE and its Affiliates, including the Pipeline Businesses.

            Artemis means Artemis Associates, LLC, a Debtor.

            Arthur Andersen means Arthur Andersen LLP.

            Asset Holdings means HPL Holdings, L.P.

            Assets means all "property" of a Debtor's estate, as defined in section 541 of the Bankruptcy Code, including such property as is reflected on such Debtor's books and records as of the date of the Disclosure Statement Order; provided, however that "Assets" shall not include Litigation Trust Claims, Special Litigation Trust Claims, claims and causes of action which are the subject of the Severance Settlement Fund Litigation or such other property otherwise provided for in the Plan or by a Final Order.

            Assumption Schedule means the list of executory contracts and unexpired leases to be assumed in accordance with section 365 of the Bankruptcy Code and Article XXX of the Plan and filed with the Bankruptcy Court pursuant to the provisions of Article XXX of the Plan.

            Atlantic means Atlantic Water Trust.

            Avista means Avista Corporation.

            Azurix means Azurix Corp.

            Azurix Buenos Aires means Azurix Buenos Aires S.A.

            Azurix Europe means Azurix Europe Ltd.

            Azurix Europe Deed means that certain Credit Facility by and between Azurix Europe and Bristol Water Trust, dated July 19, 2001, as amended.

            Backbone 1 means Backbone Trust I.

            Backbone 2 means Backbone Trust II.

            Bahiagas means Compania de Gas de Bahia.

            Ballot means the form distributed to each holder of a Claim or Equity Interest on which is to be indicated the acceptance or rejection of the Plan.

            Ballot Date means the date established by the Bankruptcy Court and set forth in the Disclosure Statement Order for the submission of Ballots and the election of alternative treatments pursuant to the terms and provisions of the Plan.

            BAM means BAM Lease Company, a Debtor.

            Banca Nazionale means Banca Nazionale del Lavoro S.p.A.

            Bankruptcy Code means The Bankruptcy Reform Act of 1978, as amended, to the extent codified in Title 11, United States Code, as applicable to the Chapter 11 Cases.

            Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or such other court having jurisdiction over the Chapter 11 Cases.

            Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of Title 28 of the United States Code, and any local rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases.

            Barclays means Barclays Bank PLC.

            Bayerische means Bayerische Hypo-Vereinsbank Ag.

            BBPL means the Bolivia-to-Brazil pipeline.

            BBtu/d means billion British thermal units per day.

            Bcf means billion cubic feet.

            Bcf/d means billion cubic feet per day.

            BCI means IntesaBci, S.p.A., formerly known as Banca Commerciale Italiana, S.p.A.

            Beaver means Beaver Combustion Turbine Plant.

            Belden Agreement means the plea agreement between Timothy Belden and the DOJ, through the United States Attorney's Office for the Northern District of California, and the Enron Task Force that was entered in the United States District Court for the Northern District of California.

            BEPC means Brazos Electric Power Cooperative.

            BGT means Bammel Gas Trust.

            Black Mesa means Black Mesa Pipeline, Inc.

            Blackstone means The Blackstone Group, L.P.

            Blackstone Model means a complex computer program developed by The Blackstone Group L.P. The model tracks the assets and liabilities for each of the Debtors and most of the other Enron Companies. Taking into consideration, among other things, the value of all of the assets held by Debtors and non-Debtors and the web of intercompany claims and equity interests between the Enron Companies, the model determines how the assets held by ENE and its subsidiaries are allocated among the Creditors under a variety of scenarios, including the global compromise embodied in the Plan. The Blackstone Model forms the basis for determining the recoveries and calculating the distributions to Creditors in accordance with the terms of the Plan.

            BLB means Bayerische Landesbank Girozentrale.

            BLM means Bahia Las Minas Corp.

            BNDES means the Brazilian National Bank for Economic and Social Development.

            BoA means Bank of America, N.A.

            Board means the Board of Directors of ENE.

            Boardman means Boardman Coal Plant.

            BOTAS means BOTAS Petroleum Pipeline Corporation, (Boru Hatlari le Petrol Tasima A.S.), the state-owned natural gas monopoly in Turkey.

            BPA means Bonneville Power Administration.

            BPDT means Brazilian Development Power Trust.

            Brazos means Brazos Office Holdings, L.P.

            Brazos LP means Brazos VPP Limited Partnership.

            Brazos Synthetic Lease

            Brazos Trust means Brazos VPP Trust.

            Bridgeline means Bridgeline Holdings, L.P., Bridgeline Storage and Bridgeline Distribution, collectively.

            Bridgeline Distribution means Bridgeline Gas Distribution, LLC.

            Bridgeline Holdings means Bridgeline Holdings, L.P.

            Bridgeline Storage means Bridgeline Storage Company, LLC.

            Bristol means Bristol Water Trust.

            British Energy means British Energy plc.

            British Energy Group means British Energy and certain of its subsidiaries, including without limitation British Energy Generation Limited.

            Broadband Services means the Enron Companies' broadband services business unit.

            BT means Bankers Trust (now part of Deutsche Bank).

            BTRC means the Bankruptcy Transaction Review Committee.

            BTU means British thermal unit.

            Business Day means a day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

            BWT means Bob West Treasure L.L.C.

            BWT Forward Contract means the Natural Gas Inventory Forward Sale Contract, as amended, between BWT and EEX E&P.

            BWT Gas Index Price means the price at which EEX E&P would deliver gas proceeds to BWT on a monthly basis. The agreed price was equal to the applicable NYMEX price minus a pre-determined basis differential.

            BWT Swap means that certain ISDA Master Agreement between BWT and ENA, and all related amendments, schedules, exhibits and confirmations.

            CAA means the Air Pollution Prevention and Control Act, 42 U.S.C.
Section 7401 et. seq., also known as the Clean Air Act

            CAByL means Constructores Akal B y L, S. de R.L.

            CALIFE means Compania Anonima Luz y Fuerza Electrica de Puerto Cabello.

            CAGR means cumulative annual growth rate.

            Calcasieu means Calcasieu Development Company, L.L.C., a Debtor.

            Calvert City Power means Calvert City Power I, L.L.C., a Debtor.

            Calypso means Calypso Pipeline, LLC, a Debtor.

            CAO means Chief Accounting Officer.

            Case Management Order means the Bankruptcy Court order, dated February 20, 2002, as amended on February 26, 2002 and December 17, 2002.

            Cash means lawful currency of the United States of America.

            CashCo 5 means Enron Cash Company No. 5.

            CashCo 6 means Enron Cash Company No. 6 LLC.

            Cash Equivalents means Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000.00), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

            Cash Sweeps means the transfer or "sweep" of revenues on a daily basis from the Debtors' bank accounts into an ENE concentration account.

            Cash V Trust means Contractual Asset Securitization Holding Trust
V.

            Cash VI Trust means Contractual Asset Securitization Holding
Trust VI.

            CDC means Commonwealth Development Corporation.

            CEMS means Clinton Energy Management Services, Inc., a Debtor.

            Centragas means Centragas-Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A.

            Central Maine means Central Maine Power Company.

            CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq.

            CFTC means the United States Commodity Futures Trading Commission.

                  CGC means City Gas Company.

                  CGNN means CGNN Holding Company, Inc., a non-Debtor affiliate of ENE.

                  Chapter 11 Cases means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on or after the Initial Petition Date styled In re Enron Corp., et al., Chapter 11 Case No. 01-16034 (AJG), Jointly Administered, currently pending before the Bankruptcy Court.

                  Chapter 11 Professionals means any and all professionals whose retention has been approved by the Bankruptcy Court pursuant to sections 327, 328 and 363 of the Bankruptcy Code.

                  Cherokee means Cherokee Finance VOF.

                  Cheyenne means Cheyenne Finance S.A.R.L.

                  Choctaw means Choctaw Investors B.V.

                  CIBC means CIBC, Inc.

                  CILCO means Central Illinois Light Company.

                  Citibank means Citibank, N.A.

                  Citicorp means Citicorp USA, Inc.

                  Citicorp Leasing means Citicorp Leasing, Inc.

                  Citrus means Citrus Corp.

                  Citrus Energy Services means Citrus Energy Services, Inc.

                  Citrus Trading means Citrus Trading Corp.

                  Claim means any right to payment from the Debtors or from property of the Debtors or their estates, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or asserted; or any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtors or from property of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  Claims Bar Date means the date set by the Bankruptcy Court as the last day for filing proofs of claim against a Debtor.

                  Class means a category of holders of Claims or Equity Interests set forth in Article IV of the Plan.

                  Class Actions means the litigations styled (1) In re Enron Corporation Securities, Derivative and "ERISA" Litigation, Case No. MDL 1446,
(2) Newby, et al. v. Enron Corporation, et al., Civil Action No. H-01-3624, (3) Tittle, et al. v. Enron Corp., et al., Civil Action No. H-01-3913, (4) American National Insurance Company, et al. v. Arthur Andersen, LLP, et al., Civil Action No. G-02585, (5) American National Insurance Company, et al. v. Citigroup, Inc., et al., Civil Action No. G-02-723, (6) Blaz, et al. v. Robert A. Belfer, et al., Civil Action No. H-02-1150, (7) Pearson, et al. v. Fastow, et al., Civil Action No. H-02-3786, (8) Rosen, et al. v. Fastow, et al., Civil Action No. H-02-3787,
(9) Ahlich, et al. v. Arthur Andersen LLP, et al., Civil Action No. H-02-3794,
(10) Official Committee of Unsecured Creditors of Enron Corp. v. Fastow, et al., Civil Action No. H-02-3939, (11) Silvercreek Management, Inc., et al. v. Salomon Smith Barney, Inc., et al., Civil Action No. H-02-3185, and (12) such other actions which may be pending and become consolidated for administrative purposes in the United States District Court for the Southern District of Texas, Houston Division.

                  CLN Trust means the Enron Credit Linked Notes Trust.

                  CLN Trust II means the Enron Credit Linked Notes Trust II.

                  CO means carbon monoxide.

                  COD means cancellation of debt.

                  CoalCo means ECT Coal Company No. 1.

                  COBRA means Consolidated Omnibus Budget Reconciliation Act, Pub. L. No. 99-272, 100 Stat. 82 (1986).

                  Collateral means any property or interest in property of the estates of any of the Debtors that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

                  Colstrip means Colstrip Units 3 and 4 Coal Plant.

                  Common Equity Interest means a common Equity Interest.

                  Common Equity Trust means the Entity to be created on or prior to the Effective Date to hold the Exchanged Enron Common Stock for the benefit of holders of Enron Common Equity Trust Interests.

                  Common Equity Trust Agreement means the trust agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement.

                  Common Equity Trust Board means the group of five (5) Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Common Equity Trust Agreement.

                  Common Equity Trust Interests means the three million (3,000,000) beneficial interests in the Common Equity Trust, in a number equal to the outstanding shares of Exchanged Enron Common Stock, to be distributed to holders of Allowed Enron Common Equity Interests.

                  Common Equity Trustee means Stephen Forbes Cooper, LLC, or such other Entity appointed by the Bankruptcy Court to administer the Common Equity Trust in accordance with the terms and provisions of Article XXIII of the Plan and the Common Equity Trust Agreement.

                  Communications Leasing means Enron Communications Leasing Corp., a Debtor.

                  ConEd means Consolidated Edison.

                  Condor means the Condor Share Trust.

                  Conectiv means Conectiv Energy Supply, Inc.

                  Confirmation Date means the date the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases.

                  Confirmation Hearing means the hearing to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  Confirmation Order means the order of the Bankruptcy Court confirming the Plan.

                  Considar means Considar Metal Marketing, Inc.

                  Consolidated Basis means with respect to any Claims (a) asserted by an Entity against two or more Debtors and (b) arising from or related to the same liability, or on the basis of secondary liability, co-liability or joint liability, for certain purposes of the Plan, such Claims shall be deemed to be treated as a single Claim of such Entity against the Debtors as if the Debtors' estates were substantively consolidated.

                  Consorcio Enron means Empresa Brasileira Distribuidora Ltda. (f/k/a Consorcio Enron Energia Mercosul)

                  Constellation means Constellation New Energy, Inc. (f/k/a AES New Energy Inc.).

                  Contract Lift Stay Motions means motions filed by counterparties seeking relief from the automatic stay to cancel various contracts.

                  Contribution and Separation Agreement means the Contribution and Separation Agreement, dated as of June 24, 2003, by and among ENE, ETS, EDSC, Enron Operations, L.P. and CrossCountry.

                  Convenience Claim means, except as provided in Section 12.2 of the Plan, any Claim equal to or less than Fifty Thousand Dollars ($50,000.00) or greater than Fifty Thousand Dollars ($50,000.00) but with respect to which the holder thereof voluntarily reduces the Claim to Fifty Thousand Dollars ($50,000.00).

                  Convenience Claim Distribution Percentage means with respect to a Convenience Claim against an individual Debtor, the amount set forth opposite the appropriate Class listed on Exhibit "E" to the Plan, representing ninety percent (90%) of the estimated recovery of Distributive Assets that would be distributed in accordance with the provisions of the Plan on account of an Allowed General Unsecured Claim against such Debtor, all as set forth in the Disclosure Statement.

                  Corpus Christi Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, with jurisdiction over the EOTT chapter 11 bankruptcy case.

                  Coyote Springs means Coyote Springs Generation Plant.

                  CP Notes means the notes issued by Enron Funding pursuant to the CP Program.

                  CP Program means the commercial paper program administered by CSFB and Salomon Smith Barney pursuant to which Enron Funding issued up to $350 million in CP Notes in the commercial paper market to qualified institutional buyers and accredited investors.

                  CPS means Compagnie Papiers Stadacona.

                  Credit Lyonnais means Credit Lyonnais New York Branch.

                  Creditor means any Person or Entity holding a Claim against the Debtors' estates or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Debtors that arose or is deemed to have arisen on or prior to the Petition Date, including, without limitation, a Claim against any of the Debtors or Debtors in Possession of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  Creditor Cash means at any time, the excess, if any, of (a) all Cash and Cash Equivalents in the Disbursement Account(s) over (b) such amounts of Cash (i) reasonably determined by the Disbursing Agent as necessary to satisfy, in accordance with the terms and conditions of the Plan, Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Convenience Claims and Secured Claims, (ii) necessary to fund the Litigation Trust and the Special Litigation Trust in accordance with Articles XVIII and XIX of the Plan, respectively, (iii) necessary to make pro rata distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims and (iv) such other amounts reasonably determined by the Reorganized Debtors or the Remaining Asset Trusts, as the case may be, as necessary to fund the ongoing operations of the Reorganized Debtors during the period from the Effective Date up to and including such later date as the Reorganized Debtor Plan Administrator shall reasonably determine; provided, however, that, on the Effective Date, Creditor Cash shall be equal to or greater than the amount of Creditor Cash projected in the Disclosure Statement to be available as of the Effective Date; and, provided, further, that such projected amount of Creditor

Cash shall be reduced, on a dollar-for-dollar basis, to the extent of any distributions of Cash made by the Debtors, pursuant to a Final Order during the period from the Confirmation Date up to and including the Effective Date.

                  Creditors' Committee means the statutory committee of creditors holding unsecured claims appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, as amended from time to time.

                  Credit Rating means the senior unsecured long-term debt rating of ENE by Fitch, Moody's, or S&P.

                  CrossCountry means CrossCountry Energy Corp., a Delaware corporation, formed on or prior to the Effective Date, the assets of which shall consist primarily of (a) eight hundred (800) shares of common stock of Transwestern Holding, having a par value of $0.01 per share, (b) five hundred
(500) shares of Class B common stock of Citrus, having a par value of $1.00 per share, (c) four hundred (400) shares of common stock of Northern Plains, having a par value of $1.00 per share, (d) one thousand (1000) shares of common stock of CGNN having a par value of $0.01 per share, (e) one thousand (1000) shares of common stock of NBP Services, having a par value of $1.00 per share, and (f) such other assets as the Debtors, with the consent of the Creditors' Committee, determine on or prior to the Effective Date to include in CrossCountry.

                  CrossCountry Approval Order means the Order of the Bankruptcy Court approving the Contribution and Separation Agreement, including the transfer of the CrossCountry Equity Interests, and the other transactions contemplated thereby.

                  CrossCountry By-laws means the by-laws of CrossCountry, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

                  CrossCountry Certificate of Incorporation means the Certificate of Incorporation of CrossCountry, which certificate of incorporation shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

                  CrossCountry Common Stock means the shares of CrossCountry Common Stock authorized and to be issued pursuant to the Plan, which shares shall have a par value of $0.01 per share, of which twenty million (20,000,000) shares shall be authorized and of which fifteen million (15,000,000) shares shall be issued pursuant to the Plan, and such other rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the CrossCountry Certificate of Incorporation and the CrossCountry By-laws.

                  CrossCountry Equity Interests means the equity interests held by ENE and its Affiliates in Citrus, Transwestern Holding, Northern Plains, NBP Services, and CGNN.

                  CrossCountry Indemnified Parties means CrossCountry, each controlled subsidiary (which does not include Citrus or Northern Border Partners) of CrossCountry and their respective directors, officers, employees, agents, representatives, successors, and assigns.

                  CrossCountry Trust means the Entity, if jointly determined by the Debtors' and the Creditors' Committee, to be created on or subsequent to the Confirmation Date, but prior to the Effective Date, in addition to the creation of CrossCountry, and to which Entity shall be conveyed one hundred percent (100%) of the CrossCountry Common Stock.

                  CrossCountry Trust Agreement means, in the event the CrossCountry Trust is created, the CrossCountry Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form included in the Plan Supplement, pursuant to which the CrossCountry Trust Board and the CrossCountry Trustee shall manage, administer, operate and liquidate the assets contained in the CrossCountry Trust and distribute the proceeds thereof or the CrossCountry Common Stock.

                  CrossCountry Trust Board means, in the event the CrossCountry Trust is created, the group of five (5) Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the CrossCountry Trust Agreement.

                  CrossCountry Trust Interests means, in the event the CrossCountry Trust is created, the fifteen million (15,000,000) beneficial interests in CrossCountry to be distributed to holders of Allowed Claims.

                  CrossCountry Trustee means, in the event the CrossCountry Trust is created, Stephen Forbes Cooper, LLC, or such other Entity appointed by the CrossCountry Trust Board and approved by the Bankruptcy Court to administer the CrossCountry Trust in accordance with the provisions of Article XX of the Plan and the CrossCountry Trust Agreement.

                  CRRA means Connecticut Resources Recovery Authority.

                  CSFB means Credit Suisse First Boston.

                  CUB means Citizens' Utility Board.

                  Cuiaba Project means the combination of EPE, GasMat, GasBol, and TBS.

                  Dabhol Power means Dabhol Power Company.

                  DB means Deutsche Bank.

                  Debtors means Enron Metals & Commodity Corp., Enron Corp., Enron North America Corp., Enron Power Marketing, Inc., PBOG Corp., Smith Street Land Company, Enron Broadband Services, Inc., Enron Energy Services Operations, Inc., Enron Energy Marketing Corp., Enron Energy Services, Inc., Enron Energy Services, LLC, Enron Transportation Services Company, BAM Lease Company (incorrectly filed as BAM Leasing Company), ENA Asset Holdings, L.P., Enron Gas Liquids, Inc., Enron Global Markets LLC, Enron Net Works L.L.C., Enron Industrial Markets LLC, Operational Energy Corp., Enron Engineering & Construction Company, Enron Engineering & Operational Services Company, Garden State Paper Company, LLC, Palm Beach Development Company, L.L.C., Tenant Services, Inc., Enron Energy Information Solutions, Inc., EESO Merchant Investments, Inc., Enron Federal Solutions, Inc.,

Enron Freight Markets Corp., Enron Broadband Services, L.P., Enron Energy Services North America, Inc., Enron LNG Marketing LLC, Calypso Pipeline, LLC, Enron Global LNG LLC, Enron International Fuel Management Company, Enron Natural Gas Marketing Corp., ENA Upstream Company LLC, Enron Liquid Fuels, Inc., Enron LNG Shipping Company, Enron Property & Services Corp., Enron Capital & Trade Resources International Corp., Enron Communications Leasing Corp., Enron Wind Systems, LLC f/k/a EREC Subsidiary I, LLC (successor to Enron Wind Systems, Inc.), Enron Wind Constructors LLC f/k/a EREC Subsidiary II, LLC (successor to Enron Wind Constructors Corp.), Enron Wind Energy Systems LLC f/k/a EREC Subsidiary III, LLC (successor to Enron Wind Energy Systems Corp.), Enron Wind Maintenance LLC f/k/a EREC Subsidiary IV, LLC (successor to Enron Wind Maintenance Corp.), Enron Wind LLC f/k/a EREC Subsidiary V, LLC (successor to Enron Wind Corp.), Intratex Gas Company, Enron Processing Properties, Inc., Enron Methanol Company, Enron Ventures Corp., Enron Mauritius Company, Enron India Holdings Ltd., Offshore Power Production C.V., The New Energy Trading Company, EES Service Holdings, Inc., Enron Wind Development LLC, ZWHC LLC, Zond Pacific, LLC, Enron Reserve Acquisition Corp., EPC Estates Services, Inc., f/k/a National Energy Production Corporation, Enron Power & Industrial Construction Company, EPC Estates Services, Inc. f/k/a NEPCO Power Procurement Company, NEPCO Services International, Inc., San Juan Gas Company, Inc., EBF LLC, Zond Minnesota Construction Company LLC, Enron Fuels International, Inc., E Power Holdings Corp., EFS Construction Management Services, Inc., Enron Management, Inc., Enron Expat Services, Inc., Artemis Associates, LLC, Clinton Energy Management Services, Inc., LINGTEC Constructors L.P., EGS New Ventures Corp., Louisiana Gas Marketing Company, Louisiana Resources Company, LGMI, Inc., LRCI, Inc., Enron Communications Group, Inc., EnRock Management, LLC, ECI-Texas, L.P., EnRock, L.P., ECI-Nevada Corp., Enron Alligator Alley Pipeline Company, Enron Wind Storm Lake I LLC, ECT Merchant Investments Corp., Enron Online, LLC, St. Charles Development Company, L.L.C., Calcasieu Development Company, L.L.C., Calvert City Power I, L.L.C., Enron ACS, Inc., LOA, Inc., Enron India LLC, Enron International Inc., Enron International Holdings Corp., Enron Middle East LLC, Enron WarpSpeed Services, Inc., Modulus Technologies, Inc., Enron Telecommunications, Inc., DataSystems Group, Inc. Risk Management & Trading Corp., Omicron Enterprises, Inc., EFS I, Inc., EFS II, Inc., EFS III, Inc., EFS V, EFS VI, LP, EFS VII INC, EFS IX, Inc., EFS X, INC, EFS XI INC, EFS XII INC, EFS XV INC, EFS XVII, Inc., Jovinole Associates, EFS Holdings, Inc., Enron Operations Services Corp., Green Power Partners I LLC, TLS Investors, L.L.C., ECT Securities Limited Partnership, ECT Securities LP Corp., ECT Securities GP Corp., KUCC Cleburne, LLC, Enron International Asset Management Corp., Enron Brazil Power Holdings XI Ltd., Enron Holding Company L.L.C., Enron Development Management Ltd., Enron International Korea Holdings Corp., Enron Caribe VI Holdings Corp., Enron International Asia Corp., Enron Brazil Power Investments XI Ltd., Paulista Electrical Distribution, L.L.C., Enron Pipeline Construction Services Company, Enron Pipeline Services Company, Enron Trailblazer Pipeline Company, Enron Liquid Services Corp., Enron Machine and Mechanical Services, Inc., Enron Commercial Finance Ltd., Enron Permian Gathering Inc., Transwestern Gathering Company, Enron Gathering Company, EGP Fuels Company, Enron Asset Management Resources, Inc., Enron Brazil Power Holdings I Ltd., Enron do Brazil Holdings Ltd., Enron Wind Storm Lake II LLC, Enron Renewable Energy Corp., Enron Acquisition III Corp., Enron Wind Lake Benton LLC, Superior Construction Company; EFS IV. Inc., EFS VIII, Inc., EFS XIII, Inc., Enron Credit, Inc., Enron Power Corp., Richmond Power Enterprise, L.P., ECT Strategic Value Corp., Enron

Development Funding Ltd., Atlantic Commercial Finance, Inc., The Protane Corporation, Enron Asia Pacific/Africa/China LLC, Enron Development Corp., ET Power 3 LLC, Nowa Sarzyna Holding B.V., Enron South America LLC, Enron Global Power & Pipelines LLC, Portland General Holdings, Inc., and Portland Transition Company, Inc.

                  Debtors in Possession means the Debtors as debtors in possession pursuant to sections 1101(1) and 1107(a) of the Bankruptcy Code.

                  Delta means Delta Energy Corporation.

                  De Minimis Asset Sale Order means Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Approving Procedures for the Sale of Certain Surplus Assets with De Minimis Value Free and Clear of Liens, Claim, Interests, and Encumbrances (Docket #2536), as clarified by the Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Clarifying Procedures for the Sale of Assets with De Minimis Value Free and Clear of Liens, Claims, Interests, and Encumbrances (Docket #4130).

                  DEQ means Oregon Department of Environmental Quality.

                  DHC means Desarrollos Hidraulicos de Cancun.

                  DIP Credit Agreement means that certain Revolving Credit and Guaranty Agreement, dated as of December 3, 2001, by and among ENE and ENA, as borrowers, each of the direct or indirect Debtor subsidiaries of ENE and ENA party thereto, as guarantors, JPMCB and Citicorp, as co-administrative agents, Citicorp, as paying agent, JPMCB, as collateral agent, and the lenders party thereto, as lenders.

                  DIP Lenders means the lenders under the DIP Credit Agreement.

                  DIP Objectants means those parties that interposed objections to the entry of a final order approving postpetition financing for the Debtors.

                  DIP Objections means the objections filed by the DIP
Objectants.

                  Disbursement Account(s) means the account(s) to be established by the Reorganized Debtors on the Effective Date in accordance with Section 27.1 of the Plan, together with any interest earned thereon.

                  Disbursing Agent means solely in its capacity as agent of the Debtors to effectuate distributions pursuant to the Plan, the Reorganized Debtors, the Reorganized Debtor Plan Administrator or such other Entity as may be designated by the Debtors, with the consent of the Creditors' Committee, and appointed by the Bankruptcy Court and set forth in the Confirmation Order.

                  Disclosure Statement means the Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for Enron Corp. and its Affiliated Debtors, filed by the Debtors in connection with the Plan.

                  Disclosure Statement Order means the Final Order of the Bankruptcy Court, dated [________, 2003] (Docket #____) approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code.

                  Disputed Claim; Disputed Equity Interest means any Claim against or Equity Interest in the Debtors, to the extent the allowance of such Claim or Equity Interest is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

                  Disputed Claim Amount means the lesser of (a) the liquidated amount set forth in the proof of claim filed with the Bankruptcy Court relating to a Disputed Claim, (b) if the Bankruptcy Court has estimated such Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, the amount of a Disputed Claim as estimated by the Bankruptcy Court, and (c) the amount of such Disputed Claim allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Court, or zero, if such Disputed Claim is disallowed in its entirety by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order; provided, however, that, in the event that such Claim has been disallowed, but the order of disallowance has not yet become a Final Order, the Bankruptcy Court may require the Disbursing Agent to reserve and hold in trust for the benefit of each holder of such Claim, Cash and Plan Securities in an amount equal to the Pro Rata Share that would be attributed to such Claim if it were an Allowed Claim, or a lesser amount, to the extent that the Bankruptcy Court, in its sole and absolute discretion, determines such reserve is necessary to protect the rights of such holder under all of the facts and circumstances relating to the order of disallowance and the appeal of such holder from such order.

                  Disputed Claims Reserve means the escrow that will own a portion of the Plan Currency and interests in the Litigation Trust, the Special Litigation Trust, the Operating Trusts, and the Remaining Assets Trust prior to, on, or after the Effective Date, as applicable, and until such time as all of the Debtors' assets (and the proceeds thereof) can be distributed to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, and Allowed Wind Guaranty Claims in accordance with the terms of the Plan.

                  Distributive Assets means the Plan Currency to be made available to holders of Allowed General Unsecured Claims of a Debtor in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times
(ii) the lesser of (a) the sum of such Debtor's General Unsecured Claims and (b) the Value of such Debtor's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of such Debtor's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to the product of such Debtor's Convenience Claim Distribution Percentage times such Convenience Claims times (iii) a fraction, the numerator of which is equal to the amount of such Debtor's General Unsecured Claims and the denominator of which is equal to the sum of such Debtor's (1) General Unsecured Claims, (2) Enron Guaranty Claims,
(3) Wind Guaranty Claims, and (4) Intercompany Claims plus (B) the product of
(i) thirty percent (30%) times (ii) the Value of all of the Debtors' Assets minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims, and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of all Debtors' Convenience Claims times its Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to the amount of such Debtor's General Unsecured Claims calculated on a Consolidated Basis, and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis, and (z) fifty percent (50%) of all Enron Guaranty Claims and Wind Guaranty Claims.

                  DLJ means DLJ Capital Funding, Inc.

                  DOI means the United States Department of the Interior.

                  DOJ means the United States Department of Justice.

                  DOT means United States Department of Transportation.

                  DPC means Delta Power Company, LLC.

                  DPC Ponderosa means DPC Ponderosa, LLC.

                  DPC White Pine means DPC White Pine, LLC.

                  DPLP means Destec Properties, LP.

                  DPLP Trust means DPLP Asset Monetization Trust I.

                  DSG means DataSystems Group, Inc., a Debtor.

                  Dth means decatherm = 10 therms = 1,000 cubic feet of natural gas.

                  Duke Energy LNG means Duke Energy LNG Sales, Inc.

                  Dynegy means Dynegy, Inc.

                  Dynegy Holdings means Dynegy Holdings, Inc.

                  EA III means Enron Acquisition III Corp., a Debtor.

                  EAH means Enron Asset Holdings, L.L.C.

                  EAMR means Enron Asset Management Resources, Inc., a Debtor.

                  East Coast Power means East Coast Power LLC.

                  EBHL means Enron do Brazil Holdings Ltd., a Debtor.

                  EBPHI means Enron Brazil Power Holdings I Ltd., a Debtor.

                  EBP-IV means Enron Brazil Power Holdings IV Ltd.

                  EBPHXI means Enron Brazil Power Holdings XI Ltd., a Debtor.

                  EBPIXI means Enron Brazil Power Investments XI Ltd., a Debtor.

                  EBS means Enron Broadband Services, Inc., a Debtor.

                  EBS Asia Pacific means Enron Broadband Services Asia Pacific Pte Limited.

                  EBS Denmark means Enron Broadband Services Denmark Aps.

                  EBS Deutschland means Enron Broadband Services Deutschland
GmbH.

                  EBS France means Enron Broadband Services France SAS.

                  EBS Hong Kong means Enron Broadband Services Hong Kong Ltd.

                  EBS LP means Enron Broadband Services, L.P., a Debtor.

                  EBS Sweden means Enron Broadband Services Sweden AB.

                  ECB means Enron Caribbean Basin LLC.

                  ECC LLC means ECS Compression Company, L.L.C.

                  ECFL means Enron Commercial Finance Ltd., a Debtor.

                  ECG means Enron Communications Group, Inc., a Debtor.

                  ECH means Enron Caribbean Holdings, Ltd.

                  Echo means EMP Echo, L.L.C.

                  ECHVI means Enron Caribe VI Holdings Ltd., a Debtor.

                  ECI means Enron Credit, Inc., a Debtor

                  ECI Nevada means ECI-Nevada Corp., a Debtor.

                  ECI Texas means ECI-Texas, L.P., a Debtor.

                  EC III means Enron Caribe III Ltd.

                  Eco-Electrica means EcoElectric, L.P.

                  EcoGas means Empresa Columbiana De Gas

                  Ecopetrol means Empresa Columbiana De Petroleos

                  ECPC means Enron Canada Power Corp.

                  ECS means Enron Compression Services Company.

                  ECT means Enron Capital & Trade Resources Corp., predecessor-in-interest to ENA.

                  ECT Europe means ECT Europe, Inc.

                  ECT Europe Finance means ECT Europe Finance, Inc.

                  ECT Securities Corp. means ECT Securities LP Corp., a Debtor

                  ECT Securities GP means ECT Securities GP Corp., a Debtor

                  ECT Securities LP means ECT Securities LP Corp., a Debtor

                  ECT Securities Limited Partnership means ECT Securities Limited Partnership, a Debtor.

                  ECT Singapore means Enron Capital & Trade Resources Singapore Pte Limited.

                  ECTEF means Enron Capital & Trade Europe Finance LLC.

                  ECTMI means ECT Merchant Investments Corp., a Debtor.

                  ECTRIC means Enron Capital & Trade Resources International Corp., a Debtor.

                  ECTRL means Enron Capital & Trade Resources Limited.

                  ECTSVC means ECT Strategic Value Corp., a Debtor

                  EDC means Enron Development Corp., a Debtor.

                  EDCC means Enron Direct Canada Corp.

                  EDEMET means Empresa de Distribucion Electrica Metro-Oeste.

                  EDF means Enron Development Funding Ltd., a Debtor.

                  EDH means Enron Dutch Holdings, B.V.

                  EDM means Enron Development Management Ltd., a Debtor.

                  EEC means Empresa Energetica de Corinto, Ltd.

                  EECC means Enron Engineering & Construction Company, a Debtor.

                  EEGSA means Empresa Electrica de Guatemala, S.A.

                  EEIS means Enron Energy Information Solutions, Inc., a Debtor.

                  EEL means Enron Europe Limited.

                  EEMC means Enron Energy Marketing Corp., a Debtor.

                  EEOSC means Enron Engineering & Operational Services Company, a Debtor.

                  EEP1 means Enron Europe Power 1 Limited.

                  EEP3 means Enron Europe Power 3 Limited.

                  EEP5 means Enron Europe Power 5 Limited.

                  EEP6 means Enron Europe Power 6 Limited.

                  EEPC means Enron Equipment Procurement Company.

                  EES means Enron Energy Services, LLC, a Debtor.

                  EES Canada means Enron Energy Services Canada Corp.

                  EES Deutschland means Enron Energy Services Deutschland GmbH.

                  EES Europe means Enron Energy Services Europe B.V.

                  EESI means Enron Energy Services, Inc., a Debtor.

                  EES Italy means Enron Energy Services Italy S.r.l.

                  EESNA means Enron Energy Services North America, Inc., a
Debtor.

                  EESO means Enron Energy Services Operations, Inc., a Debtor.

                  EESOMI means EESO Merchant Investments, Inc., a Debtor.

                  EESSH means EES Service Holdings, Inc., a Debtor.

                  EES Sweden means Enron Energy Services Sweden AB.

                  EEX Capital means EEX Capital, Inc. a subsidiary of EEX Corporation.

                  EEX E&P means EEX E&P Company, L.P.

                  EEX Reserves means EEX Reserves Funding LLC.

                  EFEO means Enron Finland Energy Oy.

                  Effective Date means the earlier to occur of (a) the first
(1st) Business Day following the Confirmation Date that (i) the conditions to effectiveness of the Plan set forth in Section 33.1 of the Plan have been satisfied or otherwise waived in accordance with Section 33.2 of the Plan, but in no event earlier than December 31, 2004, and (ii) the effectiveness of the Confirmation Order shall not be stayed and (b) such other date following the Confirmation Date that the Debtors and the Creditors' Committee, in their joint and absolute discretion, designate.

                  EFHC means Enron Finance Holdings Corp.

                  EFII means Enron Fuels International, Inc., a Debtor.

                  EFM means Enron Freight Markets Corp., a Debtor.

                  EFP means Enron Finance Partners, L.L.C.

                  EFR means European Finance Reinsurance Company Ltd.

                  EFS I means EFS I, Inc., a Debtor.

                  EFS II means EFS II, Inc., a Debtor.

                  EFS III means EFS III, Inc., a Debtor.

                  EFS IV means EFS IV, Inc., a Debtor.

                  EFS V means EFS V, Inc., a Debtor.

                  EFS VI means EFS VI, Inc., a Debtor.

                  EFS VII means EFS VII, Inc., a Debtor.

                  EFS VIII means EFS VIII, Inc., a Debtor.

                  EFS IX means EFS IX, Inc., a Debtor.

                  EFS X means EFS X, Inc., a Debtor.

                  EFS XI means EFS XI, Inc., a Debtor.

                  EFS XII means EFS XII, Inc., a Debtor.

                  EFS XIII means EFS XIII, Inc., a Debtor.

                  EFS XV means EFS XV, Inc., a Debtor.

                  EFS XVII means EFS XVII, Inc., a Debtor.

                  EFSC means Energy Facility Siting Council.

                  EFS-CMS means EFS Construction Management Services, Inc., a Debtor.

                  EFS Holdings means EFS Holdings, Inc., a Debtor

                  EFS Plan means the EFS Pension Plan.

                  EFSI means Enron Federal Solutions, Inc., a Debtor.

                  EGLE means Enron Gas Liquids Europe SARL.

                  EGLI means Enron Gas Liquids, Inc., a Debtor.

                  EGM means Enron Global Markets, LLC, a Debtor.

                  EGP means EGP Fuels Company, a Debtor.

                  EGPP means Enron Global Power & Pipelines LLC, a Debtor.

                  EGSNVC means EGS New Ventures Corp., a Debtor.

                  Egret means Egret I LLC.

                  EHC means Enron Holding Company L.L.C., a Debtor.

                  EI means Enron International, Inc., a Debtor.

                  EIAC means Enron International Asia Corp., a Debtor.

                  EIAM means Enron International Asset Management Corp., a
Debtor.

                  EIDS means Enron International Development Services, Inc.

                  EIE means Enron Investimentos Energeticos Ltda.

                  EIEA means Enron International Energy (Asia) Pte, Ltd.

                  EIFM means Enron International Fuel Management Company, a Debtor.

                  8.25% Subordinated Debentures means those certain debentures issued in the assigned aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) in accordance with the terms and conditions of the Enron Subordinated Indenture.

                  EIH means Enron Intermediate Holdings, L.L.C.

                  EIKH means Enron International Korea Holdings Corp., a Debtor.

                  EIM means Enron Industrial Markets, LLC, a Debtor.

                  EIN means the Enron Intelligent Network.

                  EINT means Enron International Holdings Corp., a Debtor.

                  EIPSA means Enron Internacional Panama, S.A.

                  EITF means Emerging Issues Task Force of the FASB.

                  EIV means Enron Industrial de Venezuela Ltd.

                  Elektra means Empresa de Distribucion Electrica Elektra Noreste, S.A.

                  Elektro means Elektro Eletricidade e Servicos, S.A.

                  Eletrobolt means a 379 MW power plant in the State of Rio de Janeiro, Brazil.

                  ELFI means Enron Liquid Fuels, Inc., a Debtor.

                  ELP means Enron Leasing Partners, L.P.

                  El Paso means El Paso Corporacion.

                  El Paso Natural Gas means El Paso Natural Gas Company.

                  ELSC means Enron Liquid Services Corp., a Debtor.

                  EMC means Enron Metals & Commodity, Ltd.

                  EMCC means Enron Metals and Commodity Corp., a Debtor.

                  EMC Peru means Enron Metals & Commodity (Peru) S.A.C.

                  EMDE means Enron Middle East LLC, a Debtor.

                  EMGH means Enron Metals German Holdings GmbH.

                  EMGL means Enron Metals Group Limited.

                  EMI means Enron Management, Inc., a Debtor.

                  EMMS means Enron Machine and Mechanical Services, Inc., a Debtor.

                  Employee Plans means the three employee benefit plans that are at issue in the Pamela M. Tittle v. Enron Corp., et al. litigation.

                  Employee Committee means the statutory committee appointed in the Chapter 11 Cases pursuant to section 1102(a)(2) of the Bankruptcy Code, as reconstituted from time to time, to advise and represent the interests of former and current employees with respect to employee related issues to the extent provided in the Bankruptcy Court's order, dated July 19, 2002, as such order may be amended or modified.

                  ENA means Enron North America Corp., a Debtor.

                  ENA Asset Holdings means ENA Asset Holdings, L.P., a Debtor, formerly known as HPL Asset Holdings, L.P.

                  ENA Examiner means Harrison J. Goldin, appointed as examiner of ENA pursuant to the Bankruptcy Court's order, dated March 12, 2002.

                  ENA Examiner Interim Report means the interim cash management report filed by the ENA Examiner on April 9, 2002 (Docket #2867).

                  ENA Upstream means ENA Upstream LLC, a Debtor.

                  ENE means Enron Corp., incorporated in Oregon in 1996, successor by merger to Enron Corp., incorporated in Delaware in 1930, a Debtor.

                  ENE Affiliate means any of the Debtors and any other direct or indirect subsidiary of ENE.

                  ENE Cash Balance Plan means the Enron Corp. Cash Balance pension plan.

                  ENE Examination means the examination of the affairs of the Debtors (and certain non-Debtor affiliates) pursuant to the terms of that certain order of the Bankruptcy Court dated April 8, 2002, as supplemented and amended, authorizing and directing the appointment of an examiner with respect to the Chapter 11 Cases and matters relating to certain non-Debtor affiliates.

                  ENE Examiner means Neal A. Batson, appointed as examiner of ENE pursuant to the Bankruptcy Court's order, dated May 24, 2002.

                  ENE Examiner's Professionals means the professional retained by the ENE Examiner to discharge his duties in connection with the ENE Examination, including, but not limited to Alston & Bird LLP, Plante & Moran, LLP and their respective partners, associates, counsel, members, agents, representatives, and employees, and Professors George Bentson and Al Hartgraves.

                  ENE Tax Group means, for a given taxable year, ENE and any direct or indirect subsidiary of ENE, whether or not such subsidiary is a debtor under the Bankruptcy Code or under any insolvency or restructuring laws of any relevant jurisdiction, that joins in the filing of a consolidated federal income tax return for all or part of such given taxable year.

                  E-Next means E-Next Generation LLC.

                  E-Next Projects means the various gas-fired electric generating projects, in whole or in part, located throughout the United States.

                  ENGMC means Enron Natural Gas Marketing Corp., a Debtor.

                  ENHBV means Enron Netherlands Holding B.V.

                  ENIL means Enron India LLC, a Debtor.

                  EnRock means EnRock, L.P., a Debtor.

                  EnRock Management means EnRock Management, LLC, a Debtor.

                  Enron ACS means Enron ACS, Inc., a Debtor.

                  Enron Affiliate means any of the Debtors and any other direct or indirect subsidiary of Enron.

                  Enron Australia Energy means Enron Australia Energy Pty
Limited.

                  Enron Australia Finance means Enron Australia Finance Pty Limited.

                  Enron Bahamas LNG means Enron Bahamas LNG Limited.

                  Enron Building means the office tower and related real property located at 1400 Smith Street, Houston, Texas.

                  Enron Canada means Enron Canada Corp.

                  Enron Center South means the office tower and related real property located at 1500 Louisiana Street, Houston, Texas.

                  Enron Child Care Center means the building and real property located at 1505 Louisiana Street, Houston, Texas.

                  Enron Coal Asia means Enron Coal Asia Pacific Pty Limited.

                  Enron Common Equity Interest means an Equity Interest represented by one of the one billion two hundred million (1,200,000,000) authorized shares of common stock of ENE as of the Petition Date or any interest or right to convert into such an equity interest or acquire any equity interest of the Debtors which was in existence immediately prior to or on the Petition Date.

                  Enron Companies means ENE and all of its direct and indirect subsidiaries, whether or not such subsidiaries are debtors under the Bankruptcy Code or under any insolvency or restructuring laws of any relevant jurisdiction.

                  Enron Direkt means Enron Direkt GmbH.

                  Enron Energia Sud means Enron Energia Sud S.r.l.

                  Enron Energie means Enron Energie GmbH.

                  Enron Energie Schweiz means Enron Energie (Schweiz) GmbH.

                  Enron Equity means Enron Equity Corp.

                  Enron Espana means Enron Espana Energia SL.

                  Enron Europe means Enron Europe LLC.

                  Enron Funding means Enron Funding Corp.

                  Enron Gathering means Enron Gathering Company, a Debtor

                  Enron Guaranty Claim means any Unsecured Claim, other than an Intercompany Claim, against ENE arising from or relating to an agreement by ENE to guarantee or otherwise satisfy the obligations of another Debtor.

                  Enron Guaranty Distributive Assets means the Plan Currency to be made available to holders of Allowed Enron Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) time (ii) the lesser of the sum of ENE's Enron Guaranty Claims and (b) the Value of ENE's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of ENE's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to the product of ENE's Convenience Claim Distribution Percentage times ENE's Convenience Claims times (iii) a fraction, the numerator of which is equal to the amount of ENE's Enron Guaranty Claims and the denominator of which is equal to the sum of ENE's (1) General Unsecured Claims, (2) Enron Guaranty Claims and (3) Intercompany Claims plus (B) the product of (i) fifteen percent (15%) times (ii) the Value of all of the Debtors' Assets minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtors' Convenience Claims times its respective Convenience Claim Distribution Percentage time (iii) a fraction, the numerator of which is equal to the amount of Enron Guaranty Claims and the denominator of which is equal to the sum of the amount of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis and (z) fifty percent (50%) of all Enron Guaranty Claims and Wind Guaranty Claims.

                  Enron Indemnified Parties means ENE, its affiliates (other than CrossCountry and its subsidiaries) and their respective directors, officers, employees, affiliates, agents, representatives, successors, and assigns.

                  Enron Korea means Enron International Korea LLC.

                  Enron LPG Italy means Enron LPG Italy S.r.l.

                  Enron Mauritius means Enron Mauritius Company, a Debtor.

                  Enron Preferred Equity Interest means an Equity Interest represented by an issued and outstanding share of preferred stock of ENE as of the Petition Date, including, without limitation, that certain (a) Second Preferred Stock, Cumulative and (b) Mandatorily Convertible Junior Preferred Stock, Series B, or any other interest or right to convert into such a preferred equity interest or acquire any preferred equity interest of the Debtors which was in existence immediately prior to the Petition Date.

                  Enron Re means Enron Re Limited.

                  Enron St. Lucia means Enron (St. Lucia) International Business Corporation.

                  Enron Senior Notes means the promissory notes and debentures issued and delivered by ENE in accordance with the terms and conditions of the Enron Senior Notes Indentures and set forth on Exhibit "B" to the Plan.

                  Enron Senior Notes Claim means any General Unsecured Claim arising from or relating to the Enron Senior Notes Indentures.

                  Enron Senior Notes Indentures means that certain (a) Indenture, dated as of November 1, 1985, as supplemented on December 1, 1995, May 8, 1997, September 1, 1997 and August 17, 1999, between ENE, as Issuer, and the Bank of New York, as Indenture Trustee, (b) Indenture, dated as of October 15, 1985, as supplement, between ENE as Issuer, and Wells Fargo Bank Minnesota, as Indenture Trustee, (c) Indenture, dated as of April 8, 1999, as supplemented, between ENE, as Issuer, and Wells Fargo Bank Minnesota, as Indenture Trustee, and (d) Indenture, dated as of February 7, 2001, as supplement, between ENE as Issuer, and Wells Fargo Bank Minnesota, as Indenture Trustee.

                  Enron Senior Notes Indenture Trustee means The Bank of New York, solely in its capacity as successor in interest to Harris Trust and Savings Bank, as indenture trustee under the Enron Senior Notes Indenture, or its duly appointed successor.

                  Enron South America means Enron South America LLC, a Debtor.

                  Enron Subordinated Debentures means the 8.25% Subordinated Debentures and the 6.75% Subordinated Debentures.

                  Enron Subordinated Debenture Claim means any General Unsecured Claim arising from or relating to the Enron Subordinated Debentures.

                  Enron Subordinated Indenture means that certain Indenture, dated February 1, 1987, between ENE, as Issuer, and the Enron Subordinated Indenture Trustee, as Indenture Trustee.

                  Enron Subordinated Indenture Trustee means The Bank of New York, solely in its capacity as successor in interest to InterFirst Bank Houston, N.A., as indenture trustee under the Enron Subordinated Indenture, or its duly appointed successor.

                  Enron Wind Storm Lake I means Enron Wind Storm Lake I LLC, a Debtor.

                  Enron Wind Storm Lake II means Enron Wind Storm Lake II LLC, a Debtor.

                  ENE Tax Group means, for a given taxable year, ENE and any direct or indirect subsidiary of ENE, whether or not such subsidiary is a debtor under the Bankruptcy Code or under any insolvency or restructuring laws of any relevant jurisdiction, that joins in the filing of a consolidated federal income tax return for all or part of such given taxable year.

                  ENS means Elektrocieplownia Nowa Sarzyna Sp.z.o.o.

                  Entity means a Person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a governmental unit or any subdivision thereof, including, without limitation, the Office of the United States Trustee, or any other entity.

                  ENW means Enron Net Works L.L.C., a Debtor.

                  EOG means Enron Oil & Gas Company.

                  EOGIL means Enron Oil and Gas India, Ltd.

                  EOG Resources means EOG Resources, Inc.

                  EOS means Enron Operations Services Corp., a Debtor.

                  EOTT means EOTT Energy Partners, L.P.

                  EOTT Debtors means EOTT, EOTT Energy Finance Corp., EOTT Energy General Partner, LLC, EOTT Energy Operating Limited Partnership, EOTT Energy Canada Limited Partnership, EOTT Energy Pipeline Limited Partnership, EOTT Energy Liquids, L.P., and EOTT Energy Corp., each of which filed a chapter 11 bankruptcy petition in the Corpus Christi Bankruptcy Court.

                  EPA means Environmental Protection Agency.

                  EPC means Enron Power Corp., a Debtor.

                  EPCA means Enron Pipeline Company of Argentina.

                  EPCC means Enron Power Construction Company.

                  EPCL means European Power Company Ltd.

                  EPC Ltda. means EPC - Empresa Paranaense Comercializadora
Ltda.

                  EPCSC means Enron Pipeline Construction Services Company, a Debtor.

                  EPE means EPE-Empresa Produtora de Energia Ltda.

                  EPF means Enron Preferred Funding, L.P.

                  EPF II means Enron Preferred Funding II, L.P.

                  EPGI means Enron Permian Gathering, Inc., a Debtor.

                  EPICC means Enron Power & Industrial Construction Company, a Debtor.

                  EPMI means Enron Power Marketing, Inc., a Debtor.

                  EPMS means Enron Panama Management Services, LLC.

                  E Power Holdings means E Power Holdings Corp., a Debtor.

                  EPPI means Enron Processing Properties, Inc., a Debtor.

                  EPSC means Enron Property & Services Corp., a Debtor.

                  Equity Interest means any equity interest in any of the Debtors represented by duly authorized, validly issued and outstanding shares of preferred stock or common stock or any interest or right to convert into such an equity interest or acquire any equity interest of the Debtors which was in existence immediately prior to or on the Petition Date.

                  Equity Interest Holder means any Person or Entity holding an Equity Interest.

                  Equity Trust means Equity Trust Co. N.V.

                  ERAC means Enron Reserve Acquisition Corp., a Debtor.

                  ERCOT means Electric Reliability Council of Texas, Inc.

                  EREC means Enron Renewable Energy Corp., a Debtor.

                  EREC I means Enron Wind Systems, LLC f/k/a EREC Subsidiary I, LLC, successor to Enron Wind Systems, Inc., a Debtor.

                  EREC II means Enron Wind Constructors LLC f/k/a EREC Subsidiary II, LLC, successor to Enron Wind Constructors Corp., a Debtor.

                  EREC III means Enron Wind Energy Systems LLC f/k/a EREC Subsidiary III, LLC, successor to Enron Wind Energy Systems Corp., a Debtor.

                  EREC IV means Enron Wind Maintenance LLC f/k/a EREC Subsidiary IV, LLC, successor to Enron Wind Maintenance Corp., a Debtor.

                  EREC V means Enron Wind LLC f/k/a EREC Subsidiary V, LLC, successor to Enron Wind Corp., a Debtor.

                  ERISA means Employee Retirement Income Security Act, 29 U.S.C. Section 1001, et seq.

                  ESA means Endangered Species Act.

                  ESBFL means Enron Sutton Bridge Funding Limited, a company incorporated under the laws of England and Wales.

                  ESOP means Employee Stock Ownership Plan.

                  ETB means ETB-Energia Total do Brasil Ltda.

                  ETB Note means the $213,090,185.24 note with a 12% coupon, payable semi-annually issued by ETB to EDF.

                  ETI means Enron Telecommunications, Inc., a Debtor.

                  ETP means ET Power 3 LLC, a Debtor.

                  ETPC means Enron Trailblazer Pipeline Company, a Debtor.

                  ETS means Enron Transportation Services Company, a Debtor.

                  ETS Indenture Trustee means National City Bank, solely in its capacity as successor in interest to The Chase Manhattan Bank, as indenture trustee under the ETS Indentures, or its duly appointed successor.

                  ETS Indentures means that certain (1) Indenture, dated as of November 21, 1996, by and among Enron Pipeline Company, now known as ETS, as Issuer, ENE, as Guarantor, and The Chase Manhattan Bank, as Indenture Trustee, and (2) Indenture, dated as of January 16, 1997, between Enron Pipeline Company, now known as ETS, as Issuer, ENE, as Guarantor, and The Chase Manhattan Bank, as Indenture Trustee.

                  Euro CLN Trust means the Enron Euro Credit Linked Notes Trust.

                  EWDC means Enron Wind Development Corp.

                  EWLB means Enron Wind Lake Benton LLC, a Debtor.

                  Exchange Act means the Securities Exchange Act of 1934.

                  Exchanged Enron Common Stock means the common stock of Reorganized ENE authorized and to be issued pursuant to the Plan, a par value of $0.01 per share, of which the same number of shares of outstanding Enron Common Equity Interests shall be authorized and issued pursuant to the Plan with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, each Enron Common Equity Interest and transferred to the Common Equity Trust with the same economic interests and rights to receive distributions from ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Common Equity Interest.

                  Exchanged Enron Preferred Stock means the preferred stock of Reorganized ENE authorized and to be issued pursuant to the Plan, having a par value of $0.01 per share, of which the same number of share of outstanding Enron Preferred Equity Interests shall be authorized and issued pursuant to the Plan with such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, and which are being issued in exchange for, and on account of, each Enron Preferred Equity Interest and transferred to the Preferred Equity Trust with the same economic interests and rights to received distributions from

ENE or Reorganized ENE, after all Claims have been satisfied, in full, as such Enron Preferred Equity Interest.

                  Eximbank means the U.S. Export-Import Bank.

                  Exclusive Filing Period means the period specified in section 1121(b) of the Bankruptcy Code and any enlargement of such period as may be ordered by the Bankruptcy Court.

                  Exclusive Plan Solicitation Period means the period specified in section 1121(C)(3) of the Bankruptcy Code and any enlargement of such period as may be ordered by the Bankruptcy Court.

                  Exclusive Periods means the Exclusive Filing Period and the Exclusive Plan Solicitation Period.

                  Existing PGE Common Stock means the issued and outstanding shares of PGE common stock, having a par value of $3.75 per share, held by ENE as of the date of the Plan.

                  Expanded Duties Order means the May 8, 2002 order expanding the duties of the ENA Examiner (Docket #3599).

                  Expat Services means Enron Expat Services, Inc., a Debtor.

                  FASB means Financial Accounting Standards Board.

                  FASIT means Financial Asset Securitization Investment Trust formed pursuant to section 860L of the Internal Revenue Code.

                  FBI means the United States Federal Bureau of Investigation.

                  FCA means the False Claims Act, 31 U.S.C. Section 3729.

                  FCC means United States Federal Communications Commission.

                  Fee Committee means the committee appointed by the Bankruptcy Court pursuant to an order, dated April 26, 2002, to, among other things, review the amounts and propriety of the fees and expenses incurred by professionals retained in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court.

                  FERC means the Federal Energy Regulatory Commission.

                  FieldCentrix means FieldCentrix, Inc.

                  Final Order means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

                  Finven means Finven Financial Institution Limited.

                  Fitch means Fitch, Inc.

                  Fleet means Fleet National Bank.

                  Florida Gas means Florida Gas Transmission Company.

                  Foreign Affiliates means the Enron Companies' subsidiaries incorporated outside of the United States.

                  FPA means the Federal Power Act, 16 U.S.C. Section 791a.

                  Frontera means Frontera Generation Limited Partnership.

                  FTA means the Florida Turnpike Authority.

                  FTS-1 Contracts means Florida Gas's contracts expiring prior to 2015.

                  FTS-2 means Florida Gas's incrementally priced firm transportation service rate schedules.

                  FUCO means foreign utility company.

                  Fuji means Fuji Bank, Limited.

                  Furnas means Furnas Centrais Eletricas S.A.

                  GAAP means generally accepted accounting principles.

                  GAIL means Gas Authority of India Limited.

                  Gama means Gama Pazarlama A.S. and Gama Endustri Tesisleri Imalat ve Montaj A.S., collectively.

                  GAO means the General Accounting Office.

                  Garden State means Garden State Paper Company, LLC, a Debtor.

                  GasBol means Gasoriente Boliviano Ltda.

                  GasCo means a service company formed to provide management and administrative services for the Enron Companies' international investments and operations.

                  GasMat means Gasocidente do Mato Grosso Ltda.

                  GasPart means Gasparticipacoes Ltda.

                  GDP means gross domestic product.

                  GECC means General Electric Capital Corporation.

                  General Unsecured Claims means an Unsecured Claim, other than an Enron Guaranty Claim, a Wind Guaranty Claim, or an Intercompany Claim.

                  Georgia Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Georgia.

                  GEPS means General Electric Power Systems.

                  Global Assets means the Enron Companies' global services business unit.

                  Global LNG means Enron Global LNG LLC, a Debtor.

                  GMSA means Generacion Mediterranea S.A.

                  GPU means GPU Service, Inc.

                  Great Lakes means Great Lakes Dredge & Dock Company.

                  Green Power means Green Power Partners I LLC, a Debtor.

                  GTB means Gas TransBoliviano S.A.

                  GTC means General Terms and Conditions.

                  Guaranty Distributive Assets means the Plan Currency to be made available to holders of Allowed Enron Guaranty Claims in an amount equal to the product of (a) seventy percent (70%) times (b) the difference between the value of Enron's assets minus an amount equal to the sum of (i) one hundred percent (100%) of Enron's Allowed Administrative Expense Claims, Disputed Administrative Expense Claims, Allowed Priority Claims and Disputed Priority Claims plus (ii) an amount equal to seventeen and one-half percent (17.5%) of Enron's Allowed Convenience Claims and Disputed Convenience Claims times (c) a fraction, the numerator of which is equal to the amount of Enron's Allowed General Unsecured Claims and Disputed General Unsecured Claims and the denominator of which is equal to the sum of the amount of Enron's Allowed General Unsecured Claims, Disputed General Unsecured Claims, Allowed Enron Guaranty Claims, Disputed Enron Guaranty Claims, Allowed Intercompany Claims and Disputed Intercompany Claims.

                  Guardian means Guardian Pipeline, L.L.C.

            Gulfstream means Gulfstream Natural Gas System, LLC.

            GWh means gigawatt hours.

            Hansen means Hansen Investments Co.

            Hawaii I means Hawaii I 125-0 Trust.

            Hawaii II means Hawaii II 125-0 Trust.

            HL&P means Houston Lighting and Power Company, now known as Reliant Energy.

            HP means horsepower.

            HPL means Houston Pipeline Company.

            HPLR means HPL Resources Company.

            HSE means Houston Street Exchange.

            Iberdrola means Iberdrola Generacion, S.A.U.

            IBM means International Business Machines Corporation.

            ICC means International Chamber of Commerce.

            IGL means Industrial Gases Limited.

            Iksan Energy means Iksan Energy Co., Ltd.

            IMC means Canada Ltd.

            Indentures means the Enron Senior Notes Indenture, the Enron Subordinated Indenture and the ETS Indentures.

            Indenture Trustees means the Enron Senior Note Indenture Trustee, the Enron Subordinated Indenture Trustee and the ETS Indenture Trustees.

            Indenture Trustee Claims means the Claims of the Enron Senior Notes Indenture Trustees, the Enron Subordinated Indenture Trustee and the ETS Indenture Trustee pursuant to the Enron Senior Notes Indenture and the Enron Subordinated Indenture, respectively, for reasonable fees and expenses, including, without limitation, reasonable attorney fees and expenses and indemnification.

            India Holdings means Enron India Holdings Ltd., a Debtor.

            Indicated Shippers means that certain group of Transwestern's customers that, on November 21, 2002, filed a request for clarification and/or rehearing of FERC's October 31, 2002 Order Approving Stipulation and Consent Agreement in Docket No. IN02-6000.

            Initial Petition Date means December 2, 2001, the date on which ENE and thirteen of its direct and indirect subsidiaries filed their voluntary petitions for relief commencing the Chapter 11 Cases.

            Intercompany Claim means any Unsecured Claim held by any Debtor against any other Debtor.

            Intercompany Distributive Assets means the Plan Currency to be made available to holders of Allowed Intercompany Claims of an individual Debtor in an amount equal to the product of (i) seventy percent (70%) times (ii) the Value of such Debtor's Assets minus an amount equal to the sum of (1) one hundred percent (100%) o such Debtor's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to such Debtor's Convenience Claim Distribution Percentage times such Debtor's Convenience Claims times (iii) a fraction, the numerator of which is equal to the amount of such Debtor's Intercompany Claims and the denominator of which is equal to the sum of such Debtor's (1) General Unsecured Claims, (2) Enron Guaranty Claims, (3) Wind Guaranty Claims and (4) Intercompany Claims.

            Interim DIP Order means the Bankruptcy Court order (Docket #63) approving the DIP Credit Agreement on an interim basis.

            InternationalCo means a Cayman Islands company, to be called Prisma Energy International Inc., the assets of which shall consist of the InternationalCo Assets.

            InternationalCo Articles of Association means the articles of association of InternationalCo, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

            InternationalCo Assets means the assets to be contributed into or transferred to InternationalCo, including, without limitation, (a) those assets set forth on Exhibit "C" to the Plan; provided, however, that in the event that, during the period from the date of the Disclosure Statement Order up to and including the Effective Date, the Debtors, with the consent of the Creditors' Committee, determine not to include in InternationalCo a particular asset set forth on Exhibit "C" to the Plan, the Debtors shall file a notice thereof with the Bankruptcy Court and the Value of the InternationalCo Common Stock shall be reduced by the Value attributable to such asset, as set forth in the Disclosure Statement or determined by the Bankruptcy Court at the Confirmation Hearing, and
(b) such other assets as the Debtors, with the consent of the Creditors' Committee, determine on or prior to the Effective Date to include in InternationalCo.

            InternationalCo Common Stock means the shares of InternationalCo Common Stock authorized and to be issued pursuant to the Plan, which shares shall have a par value of $0.01 per share, of which twenty million (20,000,000) shares shall be authorized and of which fifteen million (15,000,000) shares shall be issued pursuant to the Plan, and such other rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the InternationalCo Certificate of Incorporation and the InternationalCo By-Laws.

            InternationalCo Memorandum of Association means the memorandum of association of InternationalCo, which memorandum of association shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

            InternationalCo Trust means the Entity, if jointly determined by the Debtors and the Creditors' Committee, to be created on or subsequent to the Confirmation Date, but prior to the Effective Date, in addition to the creation of InternationalCo, and to which Entity shall be conveyed one hundred percent (100%) of the InternationalCo Common Stock.

            InternationalCo Trust Agreement means, in the event that the InternationalCo Trust is created, the InternationalCo Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form included in the Plan Supplement, pursuant to which the InternationalCo Trust Board and the InternationalCo Trustee shall manage, administer, operate and liquidate the assets contained in the InternationalCo Trust and distribute the proceeds thereof or the InternationalCo Common Stock.

            InternationalCo Trust Board means, in the event that the InternationalCo Trust is created, the group of five (5) Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provision of the InternationalCo Trust Agreement.

            InternationalCo Trust Interests means, in the event that the InternationalCo Trust is created, the fifteen million (15,000,000) beneficial interests in the InternationalCo Trust to be distributed to holders of Allowed Claims in accordance with the provisions of Article XXVIII of the Plan.

            InternationalCo Trustee means, in the event that the InternationalCo Trust is created, Stephen Forbes Cooper, LLC or such other Entity appointed by the InternationalCo Trust Board and approved by the Bankruptcy Court to administer the InternationalCo Trust in accordance with the provisions of
Article XX of the Plan and the InternationalCo Trust Agreement.

            Intratex means Intratex Gas Company, a Debtor.

            Investigative Orders means the orders, dated April 8, 2002, February 4, 2003, June 2, 2003, and June 11, 2003, authorizing and directing the ENE Examiner and the ENA Examiner to conduct certain investigations of the Debtors' pre-Petition Date transactions.

            Investing Partners means ECT Investing Partners, L.P.

            IRC means the Internal Revenue Code of 1986, as amended from time to time.

            IRS means the Internal Revenue Service, an agency of the United States Department of Treasury.

            IRU means indefeasible right of use.

            ISFS means Trojan Independent Spent Fuel Storage Installation.

            ISO means independent system operator.

            Java means Java Investments Ltd.

            JEDI II means Joint Energy Development Investments II Limited Partnership.

            Joint Energy means the Joint Energy Development Investments Limited Partnership.

            Jovinole means Jovinole Associates, a Debtor.

            JPMCB means JP Morgan Chase Bank successor by merger to the interests of The Chase Manhattan Bank, N.A.

            JT Holdings means J.T. Holdings, Inc.

            Junior Lien shall have the meaning set forth in Section IV.A.3.

            Junior Reimbursement Claim shall have the meaning set forth in
Section IV.A.3.

            KBC means KBC Bank, N.V.

            Kern River means Kern River Gas Transmission Co.

            KERP I means the Enron Corp. Key Employee Retention, Liquidation Incentive and Severance Plan, retroactively effective as of March 1, 2002, as approved by the Bankruptcy Court on May 8, 2002, and as amended by Bankruptcy Court order dated October 31, 2002.

            KERP II means the Enron Corp. Key Employee Retention and Severance Plan II, which became effective on March 1, 2003.

            KOGAS means Korean Gas Company.

            Kopper Agreement means the cooperation agreement signed between Michael Kopper and the DOJ and filed in the United States District Court for the Southern District of Texas on August 21, 2002.

            KStar LP means KStar VPP LP.

            KStar Trust means KStar VPP Trust.

            KUCC Cleburne means KUCC Cleburne, LLC, a Debtor.

            Kh means Kilowatt hour.

            Lawyer Agreement means the plea agreement between Lawrence M. Lawyer and the DOJ, by the United States Attorney's Office for the Southern District of Texas. The agreement was filed in the United States District Court for the Southern District of Texas on January 7, 2003.

            LDC means local electricity distribution company.

            Lehman Brothers means Lehman Brothers Finance S.A.

            LGMC means Louisiana Gas Marketing Company, a Debtor.

            LGMI means LGMI, Inc., a Debtor.

            Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

            Limbach means Limbach Facility Services, Inc.

            LINGTEC means LINGTEC Constructors, L.P., a Debtor.

            LIP Collection Milestone means each actual collection of $500 million from sales of covered assets under the Liquidation Incentive Pool in connection with KERP I.

            LIP Participant means an employee selected for participation in the Liquidation Incentive Pool in connection with KERP I.

            Litigation Lift Stay Motions means motions seeking relief from the automatic stay to continue prosecution of prepetition litigation against the Debtors.

            Litigation Trust means the trust to be created on the Effective Date in accordance with the provisions of Article XVIII of the Plan and the Litigation Trust Agreement for the benefit of holders of Allowed General Unsecured Claims in accordance with the terms and provisions of Article XVIII of the Plan.

            Litigation Trust Agreement means the Trust Agreement, substantially in the form contained in the Plan Supplement, pursuant to which the Litigation Trust shall pursue the Litigation Trust Claims, if applicable, and distribute the proceeds thereof, if any.

            Litigation Trust Board means the group of five (5) Persons selected by the Debtors, after consultation with (a) the Creditors' Committee with respect to four (4) of the Debtors' selections and (b) the ENA Examiner with respect to one (1) of the Debtors' selections, and appointed prior to the Effective Date by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Litigation Trust Agreement, who shall determine in accordance with the Litigation Trust Agreement whether to prosecute, compromise or discontinue any Litigation Trust Claims.

            Litigation Trust Claims means those claims and causes of action of the estates of the Debtors, if any, that are not included in the Assets of any Debtor, including, without limitation, such claims and causes of action against financial institutions, law firms, accountants and accounting firms, certain of the Debtors' other professionals and such other Entities as may be described in the Litigation Trust Agreement or be subject to the Mediation Orders and which are specified in the Plan Supplement; provided, however, that, under no circumstances, shall such claims and causes of action include (a) Special Litigation Trust Claims to be prosecuted by the Litigation Trustee and the Special Litigation Trustee pursuant to Article XIX of the Plan and (b) and claims and causes of action of the estates of the Debtors waived and released in accordance with the provision of
Section 38.5 of the Plan.

            Litigation Trust Interests means the three million (3,000,000) beneficial interests in the Litigation Trust to be deemed to be distributed to holders of Allowed General Unsecured Claims pursuant to the terms and conditions of Article XVIII of the Plan.

            Litigation Trustee means Stephen Forbes Cooper, LLC, or such other Entity appointed by the Litigation Trust Board and approved by the Bankruptcy Court to administer the Litigation Trust in accordance with the terms and provisions of Article XVIII of the Plan and the Litigation Trust

Agreement.

            LJM1 means LJM Cayman, L.P.

            LJM2 means LJM Co-Investment L.P.

            LJM-B2 means LJM-Backbone II, LLC.

            LJM2 Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas.

            LJM2-Margaux means LJM-2 Margaux, LLC.

            LJM Norman means LJM2 Norman Funding LLC.

            LNG means liquefied natural gas.

            LNG Marketing means Enron LNG Marketing LLC, a Debtor.

            LNG Shipping means Enron LNG Shipping Company, a Debtor.

            LOA means LOA, Inc., a Debtor.

            LPG means liquefied petroleum gas.

            LRC means Louisiana Resources Company, a Debtor.

            LRCI means LRCI, Inc., a Debtor.

            LTP means PGE's License Termination Plan.

            Macromedia means Macromedia Incorporated.

            Maguey means Maguey VPP, LLC.

            Maliseet means Maliseet Properties, Inc.

            MAOP means maximum allowable operating pressure.

            MARAD means the U.S. Maritime Administration.

            Mariner means Mariner Energy, Inc.

            Marlin means the Marlin Water Trust.

            Marlin I Notes means the 7.09% Senior Secured Notes in aggregate principal amount of $1,024,000,000, issued under the Indenture, dated December 17, 1998, among Marlin I, as issuer, Marlin Water Capital Corp. I, as co-issuer, and Bankers Trust Company, as indenture trustee and securities intermediary.

            Marlin II Notes means (i) $475.0 million aggregate principal amount of the 6.31% Senior Secured Notes due 2003 and (ii) E15.0 million aggregate principal amount of the 6.19% Senior Secured Notes due 2003 issued by Marlin Water Trust and Marlin Water Capital Corp., pursuant to the Supplemental Indenture, dated as of July 19, 2001, among Marlin Water Trust and Marlin Water Capital Corp., as Issuers, United States Trust Company of New York, as predecessor Indenture Trustee, and Deutsche Bank AG London, as account bank.

            Marlin Supplemental Indenture means that certain Supplemental Indenture, dated July 19, 2001, among Marlin Water Trust, Marlin Water Capital Corp., United States Trust Company of New York, as Indenture Trustee and Securities Intermediary, and Deutsche Bank AG London, as Account Bank.

            MBbl means one thousand barrels.

            MCTJ means MCTJ Holding Co. LLC.

            MEC means Marianas Energy Company LLC.

            Medianews means Medianews Group, Inc.

            Mediation Orders means the orders, dated May 28, 2003, June 4, 2003, and June 16, 2003, of the United States District Court for the Southern District of Texas and the Bankruptcy Court referring certain parties to mediation to facilitate the resolution of the Class Actions and claims arising from or related to the Chapter 11 Cases.

            Mediator means The Honorable William C. Conner, Senior United States District Judge, as mediator in accordance with the Mediation Orders.

            Merger Agreement means the prepetition agreement and plan of merger between ENE and Dynegy.

            Mescalito means Mescalito Ltd.

            Methanol means Enron Methanol Company, a Debtor.

            MHI means Mitsubishi Heavy Industries, Ltd.

            Midlands means Midlands Generations Overseas Ltd.

            Midwestern means Midwestern Gas Transmission Company.

            MIPS means Monthly Income Preferred Shares.

            Mizuho means Mizuho Corporate Bank, Ltd.

            MMBtu means million British thermal units.

            MMcf/d means million cubic feet per day.

            MMcm/d means million cubic meters per day.

            MMscf/d means million standard cubic feet per day.

            Modulus means Modulus Technologies, Inc., a Debtor.

            Moody's means Moody's Investors Service, Inc.

            MPLP means Michigan Power Limited Partnership.

            MW means megawatt.

            MWh means megawatt hour.

            NASDAQ means National Association of Securities Dealers Automated Quotation.

            NBP Services means NBP Services Corporation.

            NEPCO means EPC Estates Services, Inc. f/k/a National Energy Production Corporation, a Debtor.

            NEPCO Debtors means NEPCO, NEPCO Power Procurement, and NEPCO Services International, collectively.

            NEPCO Power Procurement means NEPCO Power Procurement Company, a Debtor.

            NEPCO Services International means NEPCO Services International, Inc., a Debtor.

            NETCO means The New Energy Trading Company, a Debtor.

            Newby Action means the securities class action styled, C.A. No. 01-CV-3624 (Consolidated); Newby, et al. v. Enron Corporation, et al., in the United States District Court for the Southern District of Texas, Houston Division.


            New Interests means InternationalCo Common Stock, CrossCountry Common Stock and PGE Common Stock or PGE Tracking Interests, as the case may be.

            NGL means natural gas liquids.

            Nikita means Nikita, L.L.C.

            NMFS means National Marine Fisheries Service.

            NNG means Northern Natural Gas Company.

            Noble means Noble Gas Marketing, Inc.

            NOL means net operating loss.

            NOPR means a Notice of Proposal Rule Making.

            Northern Border Partners means Northern Border Partners, L.P.

            Northern Border Pipeline means Northern Border Pipeline Company.

            Northern Plains means Northern Plains Natural Gas Company.

            Northwest means Northwest Pipeline Company.

            NOx means nitrogen oxide.

            NPC means Nevada Power Company.

            NPW means New Power Company.

            NPW Examiner means the examiner appointed in the chapter 11 bankruptcy case of NPW, which is currently pending in the Georgia Bankruptcy Court.

            NRC means Nuclear Regulatory Commission.

            NSH means Nowa Sarzyna Holding B.V., a Debtor.

            NW Natural means Northwest Natural Gas Company.

            NYMEX means New York Mercantile Exchange.

            O&M means operation and maintenance.

            OBA means Operadora de Buenos Aires S.R.L.

            Odebrecht means Odebrecht Oil and Gas Limited.

            OEC means Operational Energy Corp., a Debtor.

            OID means original issue discount.

            Ojibway means Ojibway, Inc.

            Old Dominion means Old Dominion Electric Cooperative.

            Omaha Property means a parcel of land and the building and improvements thereon located at 1111 South 103rd Street in Omaha, Nebraska.

            Omicron means Omicron Enterprises, Inc., a Debtor.

            Operating Entities means CrossCountry, PGE, and InternationalCo, together the operating subsidiaries of the Reorganized Debtors.

            Operating Trusts means The InternationalCo Trust, the CrossCountry Trust and the PGE Trust.

            Operating Trustee means Stephen Forbes Cooper, LLC, or such other Entity appointed by the Operating Trust Board to administer the respective Operating Trusts in accordance with the terms and provisions of Article XX of the Plan and the respective Operating Trust Agreements.

            Operating Trust Agreements means the InternationalCo Trust Agreement, the CrossCountry Trust Agreement and the PGE
Trust Agreement.

            Operating Trusts means means the InternationalCo Trust, the CrossCountry Trust and the PGE Trust.

            OPI means Organizational Partner, Inc., a subsidiary of ENE and the principal corporate partner of ELP.

            OPIC means the U.S. Overseas Private Investment Corporation.

            OPP means Offshore Power Production C.V., a Debtor.

            Opt-Out Claimants means former employees who elected not to participate in the Severance Settlement.

            OPUC means the Public Utility Commission of Oregon.

            Osprey means the Osprey Trust.

            Osprey Certificates means Osprey's certificates of beneficial ownership interest issued on September 24, 1999, July 12, 2000 and October 5, 2000.

            Osprey Notes means Osprey's senior secured notes issued on September 24, 1999 and October 5, 2000 under an indenture dated as of September 24, 1999, as supplemented by a supplemental indenture dated as of July 12, 2000, and a second supplemental indenture dated as of October 5, 2000.

            Other Equity Interest means any Common Equity Interests in any of the Debtors, other than an Enron Common Equity Interest.

            Other Subordinated Claim means any Claim subject to subordination in accordance with section 510(C) of the Bankruptcy Code under the principles of equitable subordination or otherwise.

            Overhead Allocation Formula Order means the Order Approving and Authorizing Debtors' Allocation Formula for Shared Overhead Expenses (Docket #8005).

            Palm Beach means Palm Beach Development Company, L.L.C., a Debtor.

            Pan Border means Pan Border Gas Company.

            Paulista means Paulista Electrical Distribution, L.L.C., a Debtor.

            PBGC means the Pension Benefit Guaranty Corporation.

            PBOG means PBOG Corp., a Debtor.

            PCB means polychlorinated biphenyl.

            PdVSA means Petruleos de Venezuela S.A.

            PdVSA Gas means PdVSA Gas, S.A., a subsidiary of PdVSA.

            Penalty Claim means any Claim for a fine, penalty, forfeiture, multiple, exemplary or punitive damages or otherwise not predicated upon compensatory damages and that would be subject to subordination in accordance with section 726(a)(4) of the Bankruptcy Code.

            Pension Plans means the Enron Cash Balance Plan, the EFS Plan, the Garden State Plan, the San Juan Plan, and the Portland General Plan.

            Person means a "person" as defined in section 101(41) of the Bankruptcy Code.

            Petition Date means the Initial Petition Date; provided, however, that, with respect to those Debtors which commenced their Chapter 11 Cases subsequent to December 2, 2001, "Petition Date" shall refer to the respective dates on which such Chapter 11 Cases were commenced.

            Petrobas means Petroleo Brasileiro S.A.

            PFIC means passive foreign investment company.

            PG&E means Pacific Gas & Electric Company.

            PGE means Portland General Electric Company, an Oregon corporation.

            PGE By-laws means the by-laws of PGE, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

            PGE Certificate of Incorporation means the certificate of incorporation of PGE, which certificate of incorporation shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement. PGE Common Stock means the shares of PGE Common Stock authorized and to be issued pursuant to the Plan, which shares shall have a par value of $0.01 per share, of which twenty million (20,000,000) shares shall be authorized and of which fifteen million (15,000,000) shares shall be issued pursuant to the Plan, and such other rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or the PGE Certificate of Incorporation and the PGE By-laws.

            PGE Trust means the Entity, if jointly determined by the Debtors and the Creditors' Committee, to be created on or subsequent to the Confirmation Date, but prior to the Effective Date to hold the Existing PGE Common Stock or the PGE Common Stock in lieu thereof.

            PGE Trust Agreement means, in the event the PGE Trust is created, the PGE Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form included in the Plan Supplement, pursuant to which the PGE Trustee shall manage, administer, operate and liquidate the assets contained in the PGE Trust and distribute the proceeds thereof or the Existing PGE Common Stock or the PGE Common Stock, as the case may be.

            PGE Trust Board means, in the event the PGE Trust is created, the group of five (5) Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the PGE Trust Agreement.

            PGE Trust Interests means the fifteen million (15,000,000) beneficial interests in the PGE Trust to be distributed to holders of Allowed Claims in the event that Enron transfers the Existing PGE Common Stock, or the PGE Common Stock, as the case may be, to the PGE Trust.

            PGE Trustee means, in the event the PGE Trust is created, Stephen Forbes Cooper, LLC or such other Entity appointed by the PGE Trust Board and approved by the Bankruptcy Court to administer the PGE Trust in accordance with the provisions of Article XX of the Plan and the PGE Trust Agreement.

            PGNiG means Polskie Gornictwo Naftowei Gazownictwo. S.A.

            PGS means Portland General Holdings, Inc., a Debtor.

            Pipeline Businesses means those pipeline businesses or other energy related businesses associated with the pipeline businesses which are owned or operated by ENE, ETS and Enron Operations, L.P. that are anticipated to be contributed for shares of CrossCountry common stock pursuant to the Contribution and Separation Agreement.

            Pipeline Group Company means each of Citrus, Florida Gas, Citrus Trading, Citrus Energy Services, Northern Plains, Pan Border, Northern Border Pipeline, Northern Border Partners, Northern Border Intermediate Limited Partnership, Transwestern, Transwestern Holding, NBP Services, CGNN Pipeline and their respective subsidiaries. For the purposes of the definition of Pipeline Grup Company, subsidiary means, with respect to any person, any corporation, limited liability company, joint venture or partnership of which such person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

            Pipeline Services means Enron Pipeline Services Company, a Debtor.

            Plan means the Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, including, without limitation, the Plan Supplement and the exhibits and schedules thereto, as the same is amended, modified or supplemented from time to time in accordance with the terms and provisions thereof.

            Plan Currency means the mixture of Cash, InternationalCo Common Stock, CrossCountry Common Stock, and PGE Common Stock to be distributed to holders of Allowed General Unsecured Claims, Allowed Enron Guaranty Claims, Allowed Wind Guaranty Claims and Allowed Intercompany Claims pursuant to the Plan; provided, however, that, if jointly determined by the Debtors and the Creditors' Committee, "Plan Currency" may include InternationalCo Trust Interests, CrossCountry Trust Interests, PGE Trust Interests and the Remaining Asset Trust Interests.

            Plan Securities means InternationalCo Common Stock, CrossCountry Common Stock, and PGE Common Stock; provided, however, that if jointly determined by the Debtors and the Creditors' Committee, "Plan Securities" may include InternationalCo Trust Interests, CrossCountry Trust Interests, PGE Trust Interests and the Remaining Asset Trust Interests.

            Plan Supplement means a separate volume, to be filed with the Clerk of the Bankruptcy Court, including, among other documents, forms of the Litigation Trust Agreement, the Special Litigation Trust Agreement, the InternationalCo Trust Agreement, the CrossCountry Trust Agreement, the PGE
Trust Agreement, the Remaining Asset Trust Agreement(s), the Common Equity Trust Agreement, the Preferred Equity Trust Agreement, the InternationalCo Articles of Association, the InternationalCo Memorandum of Association, the CrossCountry By-Laws, the CrossCountry Certificate of Incorporation, the PGE By-Laws, the PGE Certificate of Incorporation, the Reorganized Debtor Plan Administration Agreement, the Reorganized Debtors

By-laws, the Reorganized Debtors Certificate of Incorporation, the Severance Settlement Fund Trust Agreement and a schedule or description of Litigation Trust Claims, in each case, consistent with the substance of the economic and governance provisions contained in the Plan, (a) in form and substance satisfactory to the Creditors' Committee and (b) in substance satisfactory to the ENA Examiner. The Plan Supplement (containing drafts or final versions of the foregoing documents) is to be filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than ten (10) days) prior to the Ballot Date, or on such other date as the Bankruptcy Court approves.

            Poliwatt means Poliwatt Limitada.

            Ponderosa means Ponderosa Assets, LP.

            Ponderosa Ltd. means Ponderosa Pine Energy Partners, Ltd.

            Portland General Plan means the Pension Plan for Employees of Portland General Electric.

            Powers Committee means the special investigative committee of the Board, chaired by William K. Powers, Jr., that was appointed on October 28, 2001.

            Powers Report means that certain report, dated February 1, 2002, issued by the Powers Committee.

            PPA means power purchase agreement.

            PPE means Ponderosa Pine Energy, LLC.

            PQP means Puerto Quetzal Power LLC.

            Preferred Equity Trust means the Entity to be created on the Effective Date to hold the Exchanged Enron Preferred Stock for the benefit of holders of Preferred Equity Trust Interests.

            Preferred Equity Trust Agreement means the trust agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Preferred Equity Trustee shall manage, administer, operate and liquidate the assets contained in the Preferred Equity Trust and distribute the proceeds thereof.

            Preferred Equity Trust Board means the group of five (5) Persons selected by the Debtors, after consultation with the Creditors' Committee, and appointed by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the Preferred Equity Trust Agreement.

            Preferred Equity Trust Interests means the beneficial interests in the Preferred Equity Trust, in a number of equal to the outstanding shares of Exchanged Enron Preferred Stock, to be distribute dto holders of Allowed Enron Preferred Equity Interests.

            Preferred Equity Trustee means Stephen Forbes Cooper, LLC, or such other Entity appointed by the Bankruptcy Court to administer the Preferred Equity Trust in accordance with the terms and provision of Article XXII of the Plan and the Preferred Equity Trust Agreement.

            Prime Lease means the May 31, 2001 agreement through which HPL's lease rights were transferred to BAM for an extended term through July 31, 2001.

            Prime Lease Assets means the pipeline segments and storage facilities that were part of the Asset Holdings transaction in the Bammel/Triple Lutz financing structure.

            Priority Claim means a Priority Non-Tax Claim or a Priority Tax Claim, as the case may be.

                  Priority Non-Tax Claim means any Claim against the Debtors, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment in accordance with sections 507(a), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code, but only to the extent entitled to such priority.

            Priority Tax Claim means any Claim of a governmental unit against the Debtors entitled to priority in payment under sections 502 (i) and 507(a)(8) of the Bankruptcy Code.

            PRM means Price Risk Management Assets.


            Pro Rata Share means with respect to Claims or Equity Interests (a) within the same Class or sub-Class, the proportion that a Claim or Equity Interest bears to the sum of all Claims and/or Equity Interests, as the case may be, within such Class or sub-Class, and (b) among all Classes, the proportion that a Class of Claims or Equity Interests bears to the sum of all Claims and/or Equity Interests, as the case may be; provided, however, that, notwithstanding the foregoing, for purposes of distributing Litigation Trust Interest and Special Litigation Trust Interests, (1) "Pro Rata Share" shall not include Enron Guaranty Claims, Wind Guaranty Claims and Intercompany Claims and (2) all General Unsecured Claims shall be deemed to be treated as one Class, calculated on a Consolidated Basis.

            Promigas means Promotora de la Interconexion de Los Gasoductos de la Costa Atlantica S.A. E.S.P.

            psig means pounds per square inch gauge.

            Psyche means Psyche, L.L.C.

            PTC means Portand General Transition Company, a Debtor.

            PUC means Public Utility Commission.

            PUD means People's Utility District.

            PUHCA means the Public Utility Holding Company Act of 1935, as amended, 14 U.S.C. Section 79, et seq.

            Pulp & Paper means Pulp & Paper Risk Management Consulting, L.P.

            PwC UK means Pricewaterhouse Coopers LLP, a limited liability partnership registered in England with registered number OC303525.

            PWC US means PricewaterhouseCoopers.

            PX means the California Power Exchange.

            Pyramid I means Pyramid I Asset, L.L.C.

            Qwest means Qwest Communications Corporation.

            Rabobank means Coopertieve Centrale Raiffeisen-Boerenleenbank B.A.

            RAC means the Risk Assessment and Control Group.

            Raptors means the Raptor I-IV SPEs, collectively.

            Rawhide means Rawhide Investors LLC.

            RBC means the Royal Bank of Canada.

            RBSF means RBS Financial Trading Company Limited.

            Record Date means the date or dates established by the Bankruptcy Court in the Confirmation Order for the purpose of determining the holders of Allowed Claims and Allowed Equity Interests entitled to receive distributions pursuant to the Plan.

            REIT means a Real Estate Investment Trust under section 856 of the Internal Revenue Code.

            Reliant means Reliant Energy Services, Inc.

            Remaining Asset Trust Agreements means the Remaining Asset Trust Agreement(s), in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Remaining Asset Trustee shall manage, administer and operate the Remaining Assets and distribute the proceeds thereof, if any.

            Remaining Asset Trust Board means the group of five (5) Persons selected by the Debtors, after consultation with (a) the Creditors' Committee with respect to four (4) of the Debtors' selections and (b) the ENA Examiner with respect to one (1) of the Debtors' selections, and appointed prior to the Effective Date by the Bankruptcy Court, or any replacements thereafter selected in accordance with the provisions of the respective Remaining Asset Trust(s) Agreement(s).

            Remaining Asset Trust Interests means the three million (3,000,000) beneficial interests in the Remaining Asset Trust(s) to be deemed to be distributed to holders of Allowed Claims pursuant to the terms and conditions of
Article XXI of the Plan.

            Remaining Asset Trustee means Stephen Forbes Cooper, LLC, or such other Entity appointed by the Remaining Asset Trust Board to administer the Remaining Asset Trust(s) in accordance with the terms and provisions of Article XXI of the Plan and the respective Remaining Asset Trust Agreements.

            Remaining Asset Trusts means the trust(s), if jointly determined by the Debtors and the Creditors' Committee, to be created on or prior to the Effective Date in accordance with the provisions of Article XXI of the Plan and the Remaining Asset Trust Agreement(s) for the benefit of holders of Allowed General Unsecured Claims and such other Allowed Claims and Allowed Equity Interests in accordance with the terms and provisions of the Plan.

            Remaining Assets means from and after the Effective Date, all Assets of the Reorganized Debtors, other than (a) Creditor Cash on the Effective Date,
(b) the Litigation Trust Claims, (c) the Special Litigation Trust Claims, (d) claims and causes of action subject to the Severance Settlement Fund Litigation, and (e) to the extent not sold pursuant to a Sale Transaction, (i) InternationalCo Common Stock, (ii) CrossCountry Common Stock, and (iii) Existing PGE Common Stock or PGE Common Stock, as the case may be.

            REMIC means a Real Estate Mortgage Investment Conduit under section 860D of the Internal Revenue Code.

            Reorganized Debtor Plan Administration Agreement means the agreement prescribing the powers, duties and rights of the Reorganized Debtor Plan Administrator in administering the Plan, which agreement shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

            Reorganized Debtor Plan Administrator means Stephen Forbes Cooper, LLC, retained, as of the Effective Date, by the Reorganized Debtors as the employee responsible for, among other things, the matters described in Section
32.2 of the Plan.

            Reorganized Debtors means the Debtors, from and after the Effective Date.

            Reorganized Debtors By-laws means the by-laws of the Reorganized Debtors, including Reorganized ENE, which by-laws shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

            Reorganized Debtors Certificate of Incorporation means the Certificate of Incorporation of the Reorganized Debtors, which certificate of incorporation shall be in form and substance satisfactory to the Creditors' Committee and in substantially the form included in the Plan Supplement.

            Reorganized Debtors Subsidiaries means InternationalCo, CrossCountry, PGE and such other subsidiaries of the Debtors which remain in existence from and after the Effective Date.

            Reorganized ENE means ENE, from and after the Effective Date.

            Retail Contracts means contracts relating to the supply of natural gas or electricity to commercial or industrial end-users.

            Retail Protocol means the Protocol For Settlements Under Retail Customer Contracts, which was approved by the Bankruptcy Court on October 7, 2002 (Docket #6968).

            Retail Services means the Enron Companies' retail business unit.

            RFP means Request for Proposals.

            Rheingold means Rheingold, GmbH.

            Richmond Power means Richard Power Enterprise, L.P., a Debtor.

            Richter Agreement means the plea agreement, dated February 4, 2003, between Jeffrey S. Richter and the United States Department of Justice, by the United States Attorney's Office for the Northern District of California and the Enron Task Force. The agreement was filed with the United States District Court for the Northern District of California on February 4, 2003.

            RICO means Racketeer Influenced Corrupt Organizations Act, 18 U.S.C.Section 1961, et seq.

            RMTC means Risk Management and Trading Corp., a Debtor.

            RTO means Regional Transmission Organization.

            S&P means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            Safe-Harbor Agreements means those forward contracts, swap contracts and other agreements that fall within the safe-harbor provisions of sections 555, 556, 559 or 560 of the Bankruptcy Code.

            Sale Transaction means one or more transactions jointly determined by the Reorganized Debtors and the Creditors' Committee, in their sole and absolute discretion, to sell all or a portion of the issued and outstanding InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock or any of the assets of InternationalCo, CrossCountry or PGE, which transaction or transactions, if determined to be made, shall be consummated on or prior to the Effective Date.

            San Juan Gas means San Juan Gas Company, Inc., a Debtor.

            San Juan Plan means the San Juan Gas Pension Plan.

            Saras means Sara S.p.A. Raffinene Sarde (Italy).

            SCB means Standard Chartered Bank.

            SCC means Superior Construction Company, a Debtor.

            Schedules means the respective schedules of assets and liabilities, the list of Equity Interests, and the statements of financial affairs filed by the Debtors in accordance with section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended on or prior to the Effective Date.

            SE Acquisition means SE Acquisition, L.P.

            SEC means the United States Securities and Exchange Commission.

            SECLP means Smith/Enron Cogeneration Limited Partnership.

            Second Amended DIP Credit Agreement means the Second Amended and Restated Revolving Credit and Guaranty Agreement dated as of May 9, 2003, by and among ENE, as borrower, each of the direct or indirect subsidiaries of ENE party thereto, as guarantors, the DIP Lenders, JPMCB and Citicorp, as co-administrative agents, Citicorp, as paying agent, and JPMCB, as collateral agent.

            Section 510 Enron Common Equity Interest means any Claim of a holder or former holder of an Enron Common Equity Interest for rescission of or damages arising from or relating to the purchase or sale of an Enron Common Equity Interest, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

            Section 510 Enron Preferred Equity Interest means any Claim of a holder or former holder of an Enron Preferred Equity Interest for rescission of or damages arising from or relating to the purchase or sale of an Enron Preferred Equity Interest, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

            Section 510 Enron Senior Notes Claim means any Claim of a holder or former holder of an Enron Senior Notes Claim for rescission of or damages arising from or relating to the purchase or sale of an Enron Senior Note, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

            Section 510 Enron Subordinated Debenture Claim means any Claim of a holder or former holder of an Enron Subordinated Debenture Claim for rescission of or damages arising from or relating to the purchase or sale of an Enron Subordinated Debenture, subject to subordination in accordance with section 510(b) of the Bankruptcy Code.

            Secured Claim means a Claim against the estates of the Debtors (a) secured by a Lien on Collateral or (b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code or as otherwise agreed to, in writing, by the (1) Debtors and the holder of such Claim, subject to the consent of the Creditors' Committee, or (2) the Reorganized Debtors and the holder of such Claim, as the case may be; provided, however, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim unless, in any such case, the Class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent allowed.

            Securities Act means Securities Act of 1933.

            Select means Select Energy, Inc.

            Sequoia means Sequoia Financial Assets, L.L.C.

            ServiceCo means ServiceCo Holdings, Inc.

            SE Thunderbird means SE Thunderbird LP.

            Setoff Lift Stay Motions means motions seeking relief from the automatic stay filed by parties seeking to effect setoffs of mutual debts owed as between the Debtors and third parties.

            Settling Former Employees means former employees of any Enron Affiliate entitled to receive distributions of Severance Settlement Fund Proceeds in accordance with the terms and conditions of the Severance Settlement Order and the Severance Settlement Fund Trust Agreement.

            Severance Settlement means the Stipulation of Settlement of Severance Claims of Similarly-Situated Claimants and Authorizing the Official Employment Related Issues Committee to Commence Certain Avoidance Actions on Behalf of the Estate, dated August 28, 2002.

            Severance Settlement Fund Litigation means those claims and causes of action arising from and relating to the payment of stay bonuses to certain of the Debtors' former employees which were assigned to the Employee Committee pursuant to the Severance Settlement Order, including, without limitation, the claims and causes of action which are the subject of litigation styled (a) Thresa A. Allen et al. v. Official Employment-Related Issues Committee; Enron Corp.; Enron North America Corp.; Enron Net Works, L.L.C., Adversary Proceeding No. 03-02084-AJG, currently pending in the Bankruptcy Court, (b) Official Employment-Related Issues Committee of Enron Corp., et al. v. John D. Arnold, et al., Adversary Proceeding No. 03-3522, currently pending in the United States Bankruptcy Court for the Southern District of Texas, (c) Official Employment-Related Issues Committee of Enron Corp., et al. v. James B. Fallon, et al., Adversary Proceeding No. 03-3496, currently pending in the United States Bankruptcy Court for the Southern District of Texas, (d) Official Employment-Related Issues Committee of Enron Corp., et al. v. Jeffrey McMahon, Adversary Proceeding No. 03-3598, currently pending in the United States Bankruptcy Court for the Southern District of Texas, and (e) Official Employment-Related Issues Committee of Enron Corp. v. John J. Lavorato, et al., Adversary No. 03-3721, currently pending in the United States Bankruptcy Court for the Southern District of Texas.

            Severance Settlement Fund Proceeds means the net proceeds, if any, to be realized from the Severance Settlement Fund Litigation, which proceeds shall be distributed to

Settling Former Employees in accordance with the terms and conditions of the Severance Settlement Fund Trust Agreement.

            Severance Settlement Fund Trust means the trust to be created on or prior to the Effective Date, to be funded from the proceeds, if any, realized from the Severance Settlement Fund Litigation, in accordance with the Severance Settlement Fund Trust Agreement for the benefit of Settling Former Employees.

            Severance Settlement Fund Trust Agreement means the trust agreement, substantially in the form contained in the Plan Supplement, pursuant to which the Severance Settlement Fund Trustee shall pursue the Severance Settlement Fund Litigation and distribute the Severance Settlement Fund Proceeds.

            Severance Settlement Fund Trustee means the Entity appointed by the Employee Committee to administer the Severance Settlement Fund Trust, and to be compensated from the proceeds, if any, realized from the Severance Settlement Fund Litigation, in accordance with the terms and provisions of the Severance Settlement Fund Trust Agreement.

            Severance Settlement Order means the order, dated August 28, 2002, of the Bankruptcy Court approving, among other things, a compromise and settlement of severance claims of similarly-situated claimants and authorizing the Employee Committee to commence certain avoidance actions on behalf of the Debtors and their chapter 11 estates.

            SFV means straight-fixed variable.

            Shell means The Royal Dutch/Shell Group.

            Shell Settlement means the Definitive Agreement entered into between Affiliates of ENE and Shell relating to disputes over the Cuiaba Project.

            Sideriver means Sideriver Investments Limited.

            SIPP means Sithe/Independence Power Partners, LP.

            6.75% Subordinated Debentures means those certain debentures issued in the original aggregate principal amount of Two Hundred Million Dollars ($200,000,000.00) in accordance with the terms and conditions of the 6.75% Subordinated Indenture.

            SK means SK Corporation.

            SK-Enron means SK-Enron Co., Ltd.

            SK Gas means SK Gas Co., Ltd.

            SK Global means SK Global Co. Ltd.

            SK Shipping means SK Shipping Co., Ltd.

            Smith Street Equity means capital contributions made by the limited partners of Brazos in the original amount of $8,535,000 made pursuant to that certain First Amended and Restated Agreement of Limited Partnership of Brazos Office Buildings, L.P., dated as of April 4, 1997.

            Smith Street Loan means the loan in the original principal amount of $275,965,000 made pursuant to that certain Credit Agreement, dated April 14, 1997, among Brazos, as borrower, and a syndicate of banks with JPMCB as the agent.

            Smurfit means Smurfit-Stone Container Corporation.

            Snohomish means Public Utility District No. 1 of Snohomish County.

            SO2 means sulfur dioxide.

            Solicitation Agent means

            Southern Natural Gas means Southern Natural Gas Company, a subsidiary of El Paso.

            Special Litigation Trust means the trust to be created on the Effective Date in accordance with the provisions of Article XIX of the Plan and the Special Litigation Trust Agreement for the benefit of holders of Allowed General Unsecured Claims in accordance with the terms and provisions of Article XIX of the Plan.

            Special Litigation Trust Agreement means the Special Litigation Trust Agreement, which agreement shall be in form and substance satisfactory to the Creditors' Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Special Litigation Trust shall pursue the Special Litigation Trust Claims, if applicable, and distribute the proceeds thereof, if any.

            Special Litigation Trust Board means the group of up to five (5) Persons appointed prior to the Effective Date by the Bankruptcy Court, all of whom shall be nominated by the Creditors' Committee, or any replacements thereafter selected in accordance with the provisions of the Special Litigation Trust Agreement, who shall determine in accordance with the Special Litigation Trust Agreement whether to prosecute, compromise or discontinue any Special Litigation Trust Claims.

            Special Litigation Trust Claims means those claims and causes of action of the Debtors or Debtors in Possession, if any, that are not included in the Assets of any Debtor, including, without limitation, such causes of action against the Debtors' former insiders and such other Entities as may be described in the Special Litigation Trust Agreement or be subject to the Mediation Orders and which are specified in the Plan Supplement; provided, however, that, under no circumstances, shall such claims and causes of action include (a) Litigation Trust Claims to be prosecuted by the Litigation Trust and (b) any claims and causes of action waived and released in accordance with Section 36.5 of the Plan.

            Special Litigation Trust Interests means the three million (3,000,000) beneficial interests in the Special Litigation Trust to be deemed to be distributed to holders of Allowed General Unsecured Claims pursuant to
Article XIX of the Plan.

            Special Litigation Trustee means Stephen Forbes Cooper, LLC or such other Entity appointed by the Special Litigation Trust Board and approved by the Bankruptcy Court to administer the Special Litigation Trust in accordance with the terms and provisions of Article XIX of the Plan and the Special Litigation Trust Agreement.

            SPEs means special purpose entities.

            SPG means Simon Property Group, LP.

            Spokane means Spokane Energy, LLC.

            Spokane Trust means the Spokane Energy Funding Trust.

            SPPC means Sierra Pacific Power Company.

            SSLC means Smith Street Land Company, a Debtor.

            State Street means State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

            State Street (MA) means State Street Bank and Trust Company, a Massachusetts corporation.

            Statutorily Subordinated Claim means any Claim that is subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, (i) any and all Claims for fines, penalties, forfeitures, or other non-pecuniary, direct or non-proximate damages and (ii) any and all Claims of a holder or former holder of an Equity Interest for rescission of or damages arising from or relating to the purchase or sale of an Equity Interest.

            St. Charles Development means St. Charles Development Company, L.L.C., a Debtor.

            Sterling CLN Trust means the Enron Sterling Credit Linked Notes
Trust.

            Stock Plans means the four fixed Stock Plans under which options for shares of ENE common stock have been or could have been granted to officers, employees and non-employee members of the Board.

            Storage Gas means 55 bcf of "cushion gas," and 25 bcf of "working gas" that was part of Project Triple Lutz in the Bammel/Triple Lutz financing structure.

            Subordinated Claim means a Section 510 Enron Senior Notes Claim, a
Section 510 Enron Subordinated Debenture Claim, a Section 510 Enron Preferred Equity Interest Claim, a Section 510 Enron Common Equity Interest Claim, a Penalty Claim, or an Other Subordinated Claim.

            Sundance means Sundance Assets, LP.

            Swiss Re means Swiss Reinsurance Company.

            Tax Advance means the amount the Debtors or Reorganized Debtors will advance to the Disputed Claims Reserve if the Disputed Claims Reserve has insufficient funds to pay any applicable taxes imposed upon it or its assets.

            TBG means Transportadora Brasileira Gasoduto Bolivia - Brasil, S.A.

            TBS means Transborder Gas Services Ltd.

            TBtu/d means trillion British thermal units per day.

            TEPI means Texaco Exploration and Production, Inc.

            TETAS means Turkiye Elektrik Ticaret ve Taahut A.S., the state-owned Turkish electricity contracting and trading company.

            Texaco means Texaco, Inc.

            TGS means Transportadora de Gas del Sur S.A.

            The Williams Companies means The Williams Companies, Inc.

            Timber means Timber I, LLC.

            Tittle Action means the ERISA-related class action syled, C.A. No. H-01-3913 (Consolidated); Pamela M. Tittle, et al. v. Enron Corp., et al.; In the United States District Court for the Southern District of Texas, Houston Division.

            TLS means TLS Investors, L.L.C., a Debtor.

            TOH2L means Teeside Operations Holdings 2 Limited.

            TOH4L means Teeside Operations Holdings 4 Limited.

            TOPrS means Trust Originated Preferred Securities.

            TPC means The Protane Corporation, a Debtor.

            TPFL means Teeside Power Financing Limited.

            TPHL means Teeside Power Holdings Limited.

            TPL means Teeside Power Limited.

            TPS Dell means TPS Dell, L.L.C.

            Trakya means Trakya Elektrik Uretim ve Ticaret A.S.

            TransCanada means TransCanada PipeLines Limited.

            Transwestern means Transwestern Pipeline Company.

            Transwestern Gathering means Transwestern Gathering Company, a
Debtor.

            Transwestern Holding means Transwestern Holding Company, Inc.

            Travelers means Travelers Casualty and Surety Company of America.

            Treasury Regulations means regulations promulgated by the U.S. Department of Treasury pursuant to the IRC.

            TRH means T. R. Holdings Ltda.

            Tribes means the Confederated Tribes of the Warm Springs Reservation of Oregon.

            Tribune means Tribune Company.

            Trojan means the Trojan Nuclear Plant.

            Trojan Decommissioning Plan means the Trojan Nuclear Plant Decommissioning Plan (PGE-1061) which incorporates the Post-Shutdown Decommissioning Activities Report and the License Termination Plan required by 10 CFR 50.82, the Oregon Office of Energy in Oregon Administrative Rule (OAR) 345-026-0370 and 10 CFR 50.54(bb).

            TRSA or Transredes means Transredes-Transporte de Hidrocarburos,
S.A.

            Trust I means Enron Capital Trust I.

            Trust II means Enron Capital Trust II.

            Trust Beneficiaries means the holders of the Allowed General Unsecured Claims, Allowed Enron Guaranty Claims and Allowed Intercompany Claims.

            Trusts means certain liquidating trusts created pursuant to the Plan to hold the stock of [_______] for the benefit of the Trust Beneficiaries.

            TSI means Tenant Services, Inc., a Debtor.

            TWh means terawatt hours.

            UBS means UBS AG.

            Unsecured Claim means any Claim against the Debtors, other than an Administrative Expense Claim, a Secured Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Subordinated Claim, or a Convenience Claim.

            URP means Utility Reform Project.


            USDOE means the United States Department of Energy.

            USFWS means the United States Fish and Wildlife Service.


            U.S. Trustee means the Office of the United States Trustee for the Southern District of New York.


            Valhalla means Valhalla, GmbH.

            Valkyrie means Enron Valkyrie, L.L.C.

            Value means the Cash realized, at any time, from the disposition of all or any portion of the Assets; provided, however, that, with respect to the InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock and PGE Common Stock, as the case may be, the "Value" thereof as determined by the Bankruptcy Court as of the Confirmation Date; and, provided, further, that, to the extent that all of the InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, is converted into Cash, one or more promissory notes, equity interests of the purchase thereof or such other form of consideration prior to the later to occur of (1) the commencement of distributions with respect thereto and (2) the Effective Date, the "Value" of such amount realized in Cash or the then-fair market value of the consideration received as determined by the Bankruptcy Court; and, provided, further, that to the extent that a portion, but not all, of the InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, is converted into Cash, one or more promissory notes, equity interests of the purchaser thereof or such other form of consideration prior to the later to occur of (1) the commencement of distributions with respect thereto and (2) the Effective Date, the "Value" of such InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, shall be equal to the sum of (i) the Cash or then-fair market value of such consideration as determined by the Bankruptcy Court realized from such disposition plus (ii) the product of (y) such consideration realized per share upon such disposition of InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, as the case may be, times
(z) the number of share of InternationalCo Common Stock, CrossCountry Common Stock, Existing PGE Common Stock or PGE Common Stock, respectively, remaining with the Debtors immediately following such disposition.

            VEA means Valley Electric Association, Inc.


            VEBA means Voluntary Employee Benefit Association.

            Vengas means Vengas, S.A.

            Ventures means Enron Ventures Corp., a Debtor.


            Venue Movants means Dynegy, Inc. (and its affiliates), Statex Petroleum, Packaged Ice, Inc. (and its affiliates), EC Power, Petro-Hunt, L.L.C., Tenaska Marketing Ventures, Pioneer Resources USA, Inc., Pure Resources, Inc., Spinnaker Exploration Company, Equiva Trading Company, Shell Chemical Risk Management Company, Shell Chemical L.P., Dunhill Resources I, LLC, Pamela M. Tittle, Thomas O. Padgett, Gary S. Dreadin, and Southern Ute Indian Tribe d/b/a Red Willow Production Company. Joinders in the transfer motions were filed by Reliant Energy Services, Inc., Anning-Johnson Company, Contour Energy Co., PDM Strocal, Phillips Petroleum Company, El Paso Merchant Energy L.P., the Texas Comptroller of Public Accounts, the Texas Workforce Commission, the Texas General Land Office, the Texas Natural Resource Conservation Commission, the Florida Board of Administration and Exco Resources.

            VEPCO means Virginia Electric and Power Company.


            V. Holdings means V. Holdings Industries, S.A.


            Viking means Viking Gas Transmission Company.


            VPP means volumetric production payment.

            Wabash means Wabash Valley Power Association.


            WarpSpeed means Enron WarpSpeed Services, Inc., a Debtor.

            WECC means Western Electricity Coordinating Council.


            Wells Fargo means Wells Fargo Bank Minnesota, N.A.

            Wessex means Wessex Water Ltd.


            West LB means Westdeutsche Landesbank Girozentrale.


            WGM means Weil, Gotshal & Manges LLP.

            Whitewing LLC means Whitewing Management LLC.

            Whitewing LP means Whitewing Associates, L.P.

            Wholesale Contracts means physical and financial contracts relating to numerous commodities, including, but not limited to, power, natural gas, interest rates and currencies, crude oil, liquid fuels, coal, pulp and paper, steel, metals, freight, lumber, and weather.

            Wholesale Protocol means the protocol for the efficient processing of settlements concerning terminated Safe-Harbor Agreements, dated _____ that was approved by the Bankruptcy Court on ______ (Docket #___).

            Wholesale Services means the Enron Companies' wholesale business unit.

            Wilmington means Wilmington Trust Company.


            Wiltshire means Wiltshire Financial Asset, LLC.

            Wind Development means Enron Wind Development LLC, a Debtor.


            Wind Guaranty Claim means any Unsecured Claim, other than an Intercompany Claim, against Wind arising from or relating to an agreement by Wind to guarantee or otherwise satisfy the obligations of another Debtor.

            Wind Guaranty Distributive Assets means the Plan Currency to be made available to holders of Allowed Wind Guaranty Claims in an amount equal to the sum of (A) the product of (i) seventy percent (70%) times (ii) the lesser of (a) the sum of the Wind Guaranty Claims and (b) the Value of Wind's Assets minus an amount equal to the sum of (1) one hundred percent (100%) of Wind's Administrative Expense Claims, Secured Claims and Priority Claims plus (2) an amount equal to the product of Wind's Convenience Claim Distribution Percentage time Wind's Convenience Claims times (iii) a fraction, the numerator of which is equal to the amount of the Wind Guaranty Claims and the denominator of which is equal to the sum of Wind's (1) General Unsecured Claims, (2) Wind Guaranty Claims and the Intercompany Claims plus (B) the product of (i) fifteen percent (15%) times (ii) the Value of all of the Debtors' Assets minus an amount equal to the sum of (1) one hundred percent (100%) of all Debtors' Administrative Expense Claims, Secured Claims and Priority Claims, calculated on a Consolidated Basis, plus (2) the sum of the products of each Debtors' Convenience Claims times its respective Convenience Claim Distribution Percentage times (iii) a fraction, the numerator of which is equal to the amount of Wind Guaranty Claims and the denominator of which is equal to the sum of (y) all Debtors' General Unsecured Claims, calculated on a Consolidated Basis and (z) fifty percent (50%) of all Enron Guaranty Claims and Wind Guaranty Claims.

            Winterthur means Winterthur International Insurance Company Ltd.


            WPE means White Pine Energy, LLC.

            WSCC means Western System Coordinating Council.


            WWP means The Washington Water Power Company, predecessor to Avista.

            YGC means Yuchengco Group of Companies.

            Yosemite I means Yosemite Securities Trust I.


            Yosemite Securities means Yosemite Securities Company Ltd.


            YPEB means Yacimientos Petroliferos Fiscales Bolivianos.


            Zephyrus means Zephyrus Investments L.L.C.


            Zond Minnesota means Zond Minnesota Construction Company, LLC, a Debtor.

            Zond Pacific means Zond Pacific, LLC, a Debtor.

            ZWHC means ZWHC LLC, a Debtor.

APPENDIX B: LIST OF DEBTORS, TAX ID NUMBERS, CASE NUMBERS, AND PETITION DATES

                                                                              TAX /
                                                                             FEDERAL               CASE          DATE AND TIME
                 ENTITY                                                     ID NUMBER             NUMBER         PETITION FILED
                 ------                                                     ---------             ------         --------------


 1       Enron Metals & Commodity Corp.                                     13-3910153           01-16033       12/2/01 4:28 am


 2       Enron Corp.                                                        47-0255140           01-16034       12/2/01 4:56 am


 3       Enron North America Corp.                                          76-0318139           01-16035       12/2/01 5:07 am


 4       Enron Power Marketing, Inc.                                        76-0413675           01-16036       12/2/01 5:22 am
 5       PBOG Corp.                                                         76-0698198           01-16037       12/2/01 5:32 am
 6       Smith Street Land Company                                          76-0348670           01-16038       12/2/01 5:40 am
 7       Enron Broadband Services, Inc.                                     93-1205987           01-16039       12/2/01 5:51 am
 8       Enron Energy Services Operations, Inc.                             76-0551327           01-16040       12/2/01 6:02 am
 9       Enron Energy Marketing Corp.                                       94-3240290           01-16041       12/2/01 6:14 am
10       Enron Energy Services, Inc.                                        76-0551325           01-16042       12/2/01 6:23 am
11       Enron Energy Services, LLC                                         52-2074178           01-16043       12/2/01 6:40 am
12       Enron Transportation Services Company                              76-0323922           01-16044       12/2/01 6:50 am
13       BAM Leasing Company (correct legal entity BAM Lease Company)       76-0673771           01-16045       12/2/01 7:03 am
14       ENA Asset Holdings L.P.                                            76-0629563           01-16046       12/2/01 7:13 am
15       Enron Gas Liquids, Inc.                                            76-0193183           01-16048       12/3/01 4:08 am
16       Enron Global Markets LLC                                           47-0255140(23)       01-16076       12/4/01 11:00 pm
17       Enron Net Works LLC                                                76-0255140(24)       01-16078       12/4/01 11:21 pm
18       Enron Industrial Markets LLC                                       76-0255140(25)       01-16080       12/4/01 11:33 pm
19       Operational Energy Corp.                                           95-4168461           01-16109       12/6/01 11:19 pm
20       Enron Engineering & Construction Company                           76-0172740           01-16110       12/6/01 11:26 pm
21       Enron Engineering & Operational Services Company                   52-2328736           01-16111       12/6/01 11:32 pm
22       Garden State Paper Company, LLC                                    76-0684706(26)       01-16280       12/17/01 4:08 pm
23       Palm Beach Development Company, L.L.C.                             76-0318139(27)       01-16319       12/18/01 7:18 pm
24       Tenant Services, Inc.                                              52-2205414           01-16428       12/20/01 11:43 pm
25       Enron Energy Information Solutions, Inc.                           25-1642266           01-16429       12/21/01 12:19 am
26       EESO Merchant Investments, Inc.                                    52-2310215           01-16430       12/21/01 12:50 am
27       Enron Federal Solutions, Inc.                                      76-0571895           01-16431       12/21/01 1:04 am
28       Enron Freight Markets Corp.                                        36-4308789           01-16467       12/21/01 11:13 pm


(23) Enron Corp.'s ID - treated as a division of its single member owner for FIT purposes

(24) Enron Corp.'s ID - treated as a division of its single member owner for FIT purposes

(25) Enron Corp.'s ID - treated as a division of its single member owner for FIT purposes

(26) Sundance Industrial Partners, L.P.'s ID - Treated as a division of its single member owner for FIT purposes

(27)  ENA's I.D. - treated as a division for FIT purposes


                                                                                    TAX /
                                                                                   FEDERAL             CASE          DATE AND TIME
                 ENTITY                                                           ID NUMBER            NUMBER       PETITION FILED
                 ------                                                           ---------            ------       --------------


29     Enron Broadband Services, L.P.                                             93-1311605          01-16483     12/24/01 2:16 pm


30     Enron Energy Services North America, Inc.                                  94-2331224          02-10007     01/02/02 6.45 pm
31     Enron LNG Marketing LLC                                                    51-0406201(28)      02-10038     01/04/02 6:36 pm
32     Calypso Pipeline, LLC                                                      76--0486649(29)     02-10059     01/07/02 9:07 pm
33     Enron Global LNG LLC                                                       76--0486649(30)     02-10060     01/07/02 9:09 pm
34     Enron International Fuel Management Company                                76-0616051          02-10061     01/07/02 9:16 pm
35     Enron Natural Gas Marketing Corp.                                          76-0481290          02-10132     01/11/02 9:31 pm
36     ENA Upstream Company LLC                                                   76-0318139(31)      02-10232     01/17/02 4:28 pm
37     Enron Liquid Fuels, Inc.                                                   76-0387023          02-10252     01/18/02 7:30 pm
38     Enron LNG Shipping Company                                                 none(32)            02-10346     01/24/02 8:52 pm
39     Enron Property & Services Corp.                                            76-0487744          02-10464     02/01/02 2:34 pm
40     Enron Capital & Trade Resources International Corp.                        76-0482792          02-10613     02/11/02 7:34 pm
41     Enron Communications Leasing Corp.                                         76-0611232          02-10632     02/12/02 5:31 pm
42     Enron Wind Corp.                                                           77-0085374          02-10743     02/20/02 7:32 am
43     Enron Wind Systems, Inc.                                                   95-3595766          02-10747     02/20/02 8:08 am
44     Enron Wind Energy Systems Corp.                                            77-0086291          02-10748     02/20/02 8:40 am
45     Enron Wind Maintenance Corp.                                               77-0397106          02-10751     02/20/02 9:21 am
46     Enron Wind Constructors Corp.                                              77-0102514          02-10755     02/20/02 9:54 am
47     EREC Subsidiary I, LLC (Enron Wind Systems, LLC as of 4/19/02)             76-0514761(33)      02-10757     02/20/02 11:11 am
48     EREC Subsidiary II, LLC (Enron Wind Constructors LLC as of 4/19/02)        76-0514761(11)      02-10760     02/20/02 12:21 pm
49     EREC Subsidiary III, LLC (Enron Wind Energy Systems LLC as of 4/19/02)     76-0514761(11)      02-10761     02/20/02 1:26 pm
50     EREC Subsidiary IV, LLC (Enron Wind Maintenance LLC as of 4/19/02)         76-0514761(11)      02-10764     02/20/02 2:00 pm
51     EREC Subsidiary V, LLC (Enron Wind LLC as of 4/19/02)                      76-0514761(11)      02-10766     02/20/02 2:38 pm
52     Intratex Gas Company                                                       74-1652491          02-10939     03/01/02 5:02 pm
53     Enron Processing Properties, Inc.                                          76-0531858          02-11123     03/12/02 6:08 pm
54     Enron Methanol Company                                                     76-0266729          02-11239     03/18/02 4:18 pm
55     Enron Ventures Corp.                                                       76-0525820          02-11242     03/18/02 4:47 pm
56     Enron Mauritius Company                                                    none(34)            02-11267     03/19/02 6:00 pm
57     Enron India Holdings Ltd.                                                  none(34)            02-11268     03/19/02 6:18 pm


(28)  Treated as a partnership for tax purposes

(29)  same as parent Atlantic Commercial Finance Inc

(30)  same as parent Atlantic Commercial Finance Inc

(31)  ENA's ID - treated as a division for FIT purposes

(32)  This entity is a Cayman Islands company, and therefor, has no tax ID.

(33) EREC's ID-treated as a division of its single member owner for FIT purposes.


                                                               TAX /
                                                              FEDERAL             CASE         DATE AND TIME
                 ENTITY                                      ID NUMBER           NUMBER        PETITION FILED
                 ------                                      ---------           ------        --------------


58     Offshore Power Production C.V.                         none(36)           02-11272     03/20/02 12:00 pm
59     The New Energy Trading Company                         76-0696361         02-11824     04/16/02 8:19 pm
60     EES Service Holdings, Inc.                             52-2343627         02-11884     04/18/02 5:54 pm
61     Enron Wind Development LLC                             76-0514751(11)     02-12104     05/01/02 7:15 pm
62     ZWHC LLC                                               76-0514751(11)     02-12105     05/01/02 7:47 pm
63     Zond Pacific, LLC                                      76-0514751(11)     02-12106     05/01/02 8:25 pm
64     Enron Reserve Acquisition Corp.                        76-0323755         02-12347     05/16/02 6:01 pm
65     National Energy Production Corporation (EPC Estate
       Services, Inc. as of 9/18/02)                          76-0540797         02-12398     05/20/02 1:35 pm
66     Enron Power & Industrial Construction Company          52-2267528         02-12400     05/20/02 1:49 pm
67     NEPCO Power Procurement Company                        52-2310299         02-12402     05/20/02 2:00 pm
68     NEPCO Services International, Inc.                     52-2084929         02-12403     05/20/02 2:11 pm
69     San Juan Gas Company, Inc.                             76-0318139(37)     02-12902     06/12/02 0:58 am
70     EBF LLC                                                76-0683335(38)     02-13702     07/31/02 5:50 pm
71     Zond Minnesota Construction Company LLC                52-2061866         02-13723     08/01/02 6:09 pm
72     Enron Fuels International, Inc.                        76-0400036         02-14046     08/19/02 6:44 pm
73     E Power Holdings Corp.                                 52-2209612         02-14632     09/20/02 7:37 pm
74     EFS Construction Management Services, Inc.             52-2329005         02-14885     10/02/02 2:34 pm
75     Enron Management, Inc.                                 76-0388554         02-14977     10/07/02 6:33 pm
76     Enron Expat Services, Inc.                             76-0324317         02-15716     11/14/02 4:41 pm
77     Artemis Associates, LLC                                76-0567413         02-16441     12/23/02 6:05 pm
78     Clinton Energy Management Services, Inc.               31-1162118         02-16492     12/26/02 2:46 pm
79     LINGTEC Constructors L.P.                              98-0203303         03-10106     01/09/03 3:27 pm
80     EGS New Ventures Corp.                                 76-0397088         03-10673     02/05/03 1:58 pm
81     Louisiana Gas Marketing Company                        73-1099802         03-10676     02/05/03 2:57 pm
82     Louisiana Resources Company                            73-0966930         03-10678     02/05/03 3:46 pm
83     LGMI, Inc.                                             73-1422277         03-10681     02/05/03 4:28 pm
84     LRCI, Inc.                                             73-1422279         03-10682     02/05/03 5:09 pm
85     Enron Communications Group, Inc.                       91-1799114         03-11364     03/10/03 4:15 pm
86     EnRock Management, LLC                                 91-1952830         03-11369     03/10/03 5:25 pm
87     ECI-Texas, L.P.                                        91-1952832         03-11371     03/10/03 6:03 pm
88     EnRock, L.P.                                           91-1952833         03-11373     03/10/03 6:41 pm
89     ECI-Nevada Corp.                                       93-1262453         03-11374     03/10/03 7:05 pm
90     Enron Alligator Alley Pipeline Company                 76-0651700         03-12088     04/04/03 3:51 pm
91     Enron Wind Storm Lake I LLC                            76-0514751(11)     03-13151     05/16/03 4:17 pm
92     ECT Merchant Investments Corp.                         76-0599617         03-13154     05/16/03 4:41 pm

(34)  This entity is a Mauritius company, and therefor, has no tax ID.

(35)  This entity is a Cayman Islands company, and therefor, has no tax ID.

(36)  This entity is a Netherlands partnership, and therefor, has no tax ID

(37)  Puerto Rico Tax ID number

(38)  ENA's I.D. - treated as a division for FIT purposes.


                                                          TAX /
                                                         FEDERAL            CASE         DATE AND TIME
                 ENTITY                                 ID NUMBER          NUMBER       PETITION FILED
                 ------                                 ---------          ------       --------------

 93     EnronOnline, LLC                               76-0255140(3)      03-13155     05/16/03 5:02 pm
 94     St. Charles Development Company, L.L.C.        76-0318139(16)     03-13156     05/16/03 5:20 pm
 95     Calcasieu Development Company, L.L.C.          76-0318139(16)     03-13157     05/16/03 5:35 pm
 96     Calvert City Power I, L.L.C.                   76-0318139(16)     03-13158     05/16/03 6:17 pm
 97     Enron ACS, Inc.                                76-0158608         03-13159     05/16/03 6:42 pm
 98     LOA, Inc.                                      76-0158609         03-13160     05/16/03 7:01 pm
 99     Enron India LLC                                none               03-13234     05/19/03 7:40 pm
100     Enron International Inc.                       76-486649(39)      03-13235     05/19/03 8:03 pm
101     Enron International Holdings Corp.             76-0395191         03-13236     05/19/03 8:12 pm
102     Enron Middle East LLC                          76-0486649(17)     03-13237     05/19/03 8:31 pm
103     Enron WarpSpeed Services, Inc.                 68-0378827         03-13238     05/19/03 8:43 pm
104     Modulus Technologies, Inc.                     76-0376050         03-13239     05/19/03 8:53 pm
105     Enron Telecommunications, Inc.                 93-1287862         03-13240     05/19/03 9:05 pm
106     DataSystems Group, Inc.                        76-0308086         03-13241     05/19/03 9:20 pm
107     Risk Management & Trading Corp.                76-0539176         03-13259     05/20/03 12:57 pm
108     Omicron Enterprises, Inc.                      76-0567108         03-13446     05/29/03 3:49 pm
109     EFS I, Inc.                                    25-1754253         03-13447     05/29/03 4:10 pm
110     EFS II, Inc.                                   23-2116617         03-13451     05/29/03 4:42 pm
111     EFS III, Inc.                                  22-3095720         03-13453     05/29/03 5:00 pm
112     EFS V, Inc.                                    51-0363392         03-13454     05/29/03 5:19 pm
113     EFS VI, Inc.                                   22-3310495         03-13457     05/29/03 5:39 pm
114     EFS VII, Inc.                                  51-0363386         03-13459     05/29/03 5:55 pm
115     EFS IX, Inc.                                   51-0363385         03-13460     05/29/03 6:41 pm
116     EFS X, Inc.                                    54-1692585         03-13461     05/29/03 6:59 pm
117     EFS XI, Inc.                                   54-1579059         03-13462     05/29/03 7:31 pm
118     EFS XII, Inc.                                  54-1868064         03-13463     05/29/03 7:47 pm
119     EFS XV, Inc.                                   25-1644666         03-13465     05/29/03 8:00 pm
120     EFS XVII, Inc.                                 51-0363387         03-13467     05/29/03 8:17 pm
121     Jovinole Associates                            25-1478670         03-13468     05/29/03 8:47 pm
122     EFS Holdings, Inc.                             25-1541640         03-13469     05/29/03 8:56 pm
123     Enron Operations Services Corp.                76-0402581         03-13489     05/30/03 1:17 pm
124     Green Power Partners I LLC                     76-0514751(11)     03-13500     05/30/03 3:12 pm
125     TLS Investors, L.L.C.                          76-0599617(40)     03-13502     05/30/03 3:39 pm
126     ECT Securities Limited Partnership             76-0577980         03-13644     06/05/03 6:52 pm
127     ECT Securities LP Corp.                        84-1470756         03-13647     06/05/03 7:05 pm
128     ECT Securities GP Corp.                        76-0577979         03-13649     06/05/03 7:21 pm
129     KUCC Cleburne, LLC                             76-0318139(16)     03-13862     06/13/03 4:51 pm
130     Enron International Asset Management Corp.     76-0515860         03-13877     06/13/03 8:00 pm
131     Enron Brazil Power Holdings XI Ltd.            98-0214759         03-13878     06/13/03 8:22 pm

(39) ACFI's ID - treated as a division of its single member owner for FIT purposes.

(40)  ECTMI's ID - treated as a division for FIT purposes.


                                                            TAX /
                                                           FEDERAL         CASE        DATE AND TIME
                 ENTITY                                   ID NUMBER       NUMBER       PETITION FILED
                 ------                                   ---------       ------       --------------

132      Enron Holding Company L.L.C.                     76-0456367     03-13879     06/13/03 8:32 pm
133      Enron Development Management Ltd.                none           03-13880     06/13/03 8:44 pm
134      Enron International Korea Holdings Corp.         76-0602854     03-13881     06/13/03 8:54 pm
135      Enron Caribe VI Holdings Ltd.                    98-0197192     03-13882     06/13/03 9:42 pm
136      Enron International Asia Corp.                   76-0493058     03-13883     06/13/03 9:52 pm
137      Enron Brazil Power Investments XI Ltd.           98-0214761     03-13884     06/13/03 10:04 pm
138      Paulista Electrical Distribution, L.L.C.         52-2158993     03-13885     06/13/03 10:14 pm
139      Enron Pipeline Construction Services Company     47-0624174     03-13915     06/16/03 4:48 pm
140      Enron Pipeline Services Company                  76-0656639     03-13918     06/16/03 5:07 pm
141      Enron Trailblazer Pipeline Company               47-0624170     03-13919     06/16/03 5:22 pm
142      Enron Liquid Services Corp.                      76-0474342     03-13920     06/16/03 5:34 pm
143      Enron Machine and Mechanical Services, Inc.      76-0588663     03-13926     06/16/03 5:49 pm
144      Enron Commercial Finance Ltd.                    none           03-13930     06/16/03 6:11 pm
145      Enron Permian Gathering Inc.                     76-0449256     03-13949     06/17/03 3:10 pm
146      Transwestern Gathering Company                   76-0452510     03-13950     06/17/03 3:25 pm
147      Enron Gathering Company                          76-0452510     03-13952     06/17/03 3:39 pm
148      EGP Fuels Company                                76-0387024     03-13953     06/17/03 3:56 pm
149      Enron Asset Management Resources, Inc.           76-0659667     03-13957     06/17/03 4:18 pm
150      Enron Brazil Power Holdings I Ltd.               98-0171153     3-14053      06/20/03 3:57 pm
151      Enron do Brazil Holdings Ltd.                    98-0202613     03-14054     06/20/03 4:12 pm
152      Enron Wind Storm Lake II LLC                     77-0397105     03-14065     06/20/03 6:45 pm
153      Enron Renewable Energy Corp.                     76-0514751     03-14067     06/20/03 7:00 pm
154      Enron Acquisition III Corp.                      76-0545239     03-14068     06/20/03 7:14 pm
155      Enron Wind Lake Benton LLC                       95-4654975     03-14069     06/20/03 7:29 pm
156      Superior Construction Company                    52-2086470     03-14070     06/20/03 7:41 pm
157      EFS IV, Inc.                                     22-3091119     03-14126     06/20/03 4:57 pm
158      EFS VIII, Inc.                                   25-1013720     03-14130     06/23/03 5:29 pm
159      EFS XIII, Inc.                                   59-0711627     03-14131     06/23/03 6:14 pm
160      Enron Credit Inc.                                51-0407930     03-14175     06/25/03 7:38 pm
161      Enron Power Corp.                                76-0275808     03-14176     06/25/03 7:58 pm
162      Richmond Power Enterprise, L.P.                  76-0545245     03-14177     06/25/03 8:06 pm
163      ECT Strategic Value Corp.                        47-0681394     03-14178     06/25/03 8:18 pm
164      Enron Development Funding Ltd.                   none           03-14185     06/26/03 1:42 pm
165      Atlantic Commercial Finance Inc.                 76-0486649     03-14223     06/27/03 7:08 pm
166      The Protane Corporation                          34-0791662     03-14224     06/27/03 7:20 pm
167      Enron Asia Pacific / Africa / China LLC          none           03-14225     06/27/03 7:33 pm
168      Enron Development Corp.                          76-0366259     03-14226     06/27/03 7:44 pm
169      ET Power 3 LLC                                   none           03-14227     06/27/03 7:55 pm
170      Nowa Sarzyna Holding B.V.                        98-0218799     03-14228     06/27/03 8:11 pm
171      Enron South America LLC                          none           03-14229     06/27/03 8:21 pm
172      Enron Global Power & Pipelines LLC               76-0456366     03-14230     06/27/03 8:32 pm
173      Portland General Holdings, Inc.                  93-0925597     03-14231     06/27/03 8:45 pm
174      Portland Transition Company, Inc.                91-1824218     03-14232     06/27/03 9:12 pm

APPENDIX C:  ESTIMATED ASSETS, CLAIMS AND DISTRIBUTIONS
      [TO BE INSERTED]

APPENDIX D:  FILING OF SCHEDULES AND STATEMENTS

                                                                              DATE
                                                                          SCHEDULES AND
                         ENTITY                            CASE NUMBER   STATEMENT FILED         CLAIMS BAR DATE
                         ------                            -----------   ---------------         ---------------
  1     Enron Metals & Commodity Corp.                       01-16033     June 17, 2002          October 15, 2002
  2     Enron Corp.                                          01-16034     June 17, 2002          October 15, 2002
  3     Enron North America Corp.                            01-16035     June 17, 2002          October 15, 2002
  4     Enron Power Marketing, Inc.                          01-16036     June 17, 2002          October 15, 2002
  5     PBOG Corp.                                           01-16037     June 17, 2002          October 15, 2002
  6     Smith Street Land Company                            01-16038     June 17, 2002          October 15, 2002
  7     Enron Broadband Services, Inc.                       01-16039     June 17, 2002          October 15, 2002
  8     Enron Energy Services Operations, Inc.               01-16040     June 17, 2002          October 15, 2002
  9     Enron Energy Marketing Corp.                         01-16041     June 17, 2002          October 15, 2002
 10     Enron Energy Services, Inc.                          01-16042     June 17, 2002          October 15, 2002
 11     Enron Energy Services, LLC                           01-16043     June 17, 2002          October 15, 2002
 12     Enron Transportation Services Company                01-16044     June 17, 2002          October 15, 2002
 13     BAM Leasing Company (correct legal entity BAM
        Lease Company)                                       01-16045     June 17, 2002          October 15, 2002
 14     ENA Asset Holdings L.P.                              01-16046     June 17, 2002          October 15, 2002
 15     Enron Gas Liquids, Inc.                              01-16048     June 17, 2002          October 15, 2002
 16     Enron Global Markets LLC                             01-16076     June 17, 2002          October 15, 2002
 17     Enron Net Works LLC                                  01-16078     June 17, 2002          October 15, 2002
 18     Enron Industrial Markets LLC                         01-16080     June 17, 2002          October 15, 2002
 19     Operational Energy Corp.                             01-16109     June 17, 2002          October 15, 2002
 20     Enron Engineering & Construction Company             01-16110     June 17, 2002          October 15, 2002
 21     Enron Engineering & Operational Services Company     01-16111     June 17, 2002          October 15, 2002
 22     Garden State Paper Company, LLC                      01-16280     June 17, 2002          October 15, 2002
 23     Palm Beach Development Company, L.L.C.               01-16319     June 17, 2002          October 15, 2002
 24     Tenant Services, Inc.                                01-16428     June 17, 2002          October 15, 2002
 25     Enron Energy Information Solutions, Inc.             01-16429     June 17, 2002          October 15, 2002
 26     EESO Merchant Investments, Inc.                      01-16430     June 17, 2002          October 15, 2002
 27     Enron Federal Solutions, Inc.                        01-16431     June 17, 2002          October 15, 2002
 28     Enron Freight Markets Corp.                          01-16467     June 17, 2002          October 15, 2002
 29     Enron Broadband Services, L.P.                       01-16483     June 17, 2002          October 15, 2002
 30     Enron Energy Services North America, Inc.            02-10007     June 17, 2002          October 15, 2002
 31     Enron LNG Marketing LLC                              02-10038     June 17, 2002          October 15, 2002
 32     Calypso Pipeline, LLC                                02-10059     June 17, 2002          October 15, 2002
 33     Enron Global LNG LLC                                 02-10060     June 17, 2002          October 15, 2002
 34     Enron International Fuel Management Company          02-10061     June 17, 2002          October 15, 2002
 35     Enron Natural Gas Marketing Corp.                    02-10132     June 17, 2002          October 15, 2002
 36     ENA Upstream Company LLC                             02-10232     June 17, 2002          October 15, 2002
 37     Enron Liquid Fuels, Inc.                             02-10252     June 17, 2002          October 15, 2002
 38     Enron LNG Shipping Company                           02-10346     June 17, 2002          October 15, 2002
 39     Enron Property & Services Corp.                      02-10464     June 17, 2002          October 15, 2002
 40     Enron Capital & Trade Resources International
        Corp                                                 02-10613     June 17, 2002          October 15, 2002
 41     Enron Communications Leasing Corp.                   02-10632     June 17, 2002          October 15, 2002
 42     Enron Wind Corp.                                     02-10743     June 17, 2002          October 15, 2002
 43     Enron Wind Systems, Inc.                             02-10747     June 17, 2002          October 15, 2002
 44     Enron Wind Energy Systems Corp.                      02-10748     June 17, 2002          October 15, 2002
 45     Enron Wind Maintenance Corp.                         02-10751     June 17, 2002          October 15, 2002
 46     Enron Wind Constructors Corp.                        02-10755     June 17, 2002          October 15, 2002
 47     EREC Subsidiary I, LLC (Enron Wind Systems, LLC
        as of 4/19/02)                                       02-10757     June 17, 2002          October 15, 2002
 48     EREC Subsidiary II, LLC (Enron Wind Constructors
        LLC as of 4/19/02)                                   02-10760     June 17, 2002          October 15, 2002
 49     EREC Subsidiary III, LLC (Enron Wind Energy
        Systems LLC as of 4/19/02)                           02-10761     June 17, 2002          October 15, 2002
 50     EREC Subsidiary IV, LLC (Enron Wind Maintenance
        LLC as of 4/19/02)                                   02-10764     June 17, 2002          October 15, 2002
 51     EREC Subsidiary V, LLC (Enron Wind LLC as of
        4/19/02)                                             02-10766     June 17, 2002          October 15, 2002
 52     Intratex Gas Company                                 02-10939     July 16, 2002          October 15, 2002
 53     Enron Processing Properties, Inc.                    02-11123     July 25, 2002          October 15, 2002
 54     Enron Methanol Company                               02-11239     July 30, 2002          October 15, 2002
 55     Enron Ventures Corp.                                 02-11242     July 30, 2002          October 15, 2002


                                                                              DATE
                                                                          SCHEDULES AND
                         ENTITY                            CASE NUMBER   STATEMENT FILED         CLAIMS BAR DATE
                         ------                            -----------   ---------------         ---------------
 56     Enron Mauritius Company                              02-11267     July 30, 2002          October 15, 2002
 57     Enron India Holdings Ltd.                            02-11268     July 30, 2002          October 15, 2002
 58     Offshore Power Production C.V.                       02-11272     July 30, 2002          October 15, 2002
 59     The New Energy Trading Company                       02-11824     August 28, 2002        October 31, 2002
 60     EES Service Holdings, Inc.                           02-11884     August 28, 2002        October 31, 2002
 61     Enron Wind Development LLC                           02-12104     September 13, 2002     December 2, 2002
 62     ZWHC LLC                                             02-12105     September 13, 2002     December 2, 2002
 63     Zond Pacific, LLC                                    02-12106     September 13, 2002     December 2, 2002
 64     Enron Reserve Acquisition Corp.                      02-12347     September 30, 2002     December 2, 2002
 65     National Energy Production Corporation (EPC
        Estate Services, Inc. as of 9/18/02)                 02-12398     September 30, 2002     December 2, 2002
 66     Enron Power & Industrial Construction Company        02-12400     September 30, 2002     December 2, 2002
 67     NEPCO Power Procurement Company                      02-12402     September 30, 2002     December 2, 2002
 68     NEPCO Services International, Inc.                   02-12403     September 30, 2002     December 2, 2002
 69     San Juan Gas Company, Inc.                           02-12902     September 30, 2002     December 2, 2002
 70     EBF LLC                                              02-13702     September 30, 2002     December 2, 2002
 71     Zond Minnesota Construction Company LLC              02-13723     September 13, 2002     December 2, 2002
 72     Enron Fuels International, Inc.                      02-14046     December 18, 2002      February 28, 2003
 73     E Power Holdings Corp.                               02-14632     December 18, 2002      February 28, 2002
 74     EFS Construction Management Services, Inc.           02-14885     February 13, 2003      April 30, 2003
 75     Enron Management, Inc.                               02-14977     February 13, 2003      April 30, 2003
 76     Enron Expat Services, Inc.                           02-15716     March 28, 2003         May 30, 2003
 77     Artemis Associates, LLC                              02-16441     March 28, 2003         May 30, 2003
 78     Clinton Energy Management Services, Inc.             02-16492     March 28, 2003         May 30, 2003
 79     LINGTEC Constructors L.P.                            03-10106     March 28, 2003         May 30, 2003
 80     EGS New Ventures Corp.                               03-10673     April 23, 2003         June 30, 2003
 81     Louisiana Gas Marketing Company                      03-10676     April 23, 2003         June 30, 2003
 82     Louisiana Resources Company                          03-10678     April 23, 2003         June 30, 2003
 83     LGMI, Inc.                                           03-10681     April 23, 2003         June 30, 2003
 84     LRCI, Inc.                                           03-10682     April 23, 2003         June 30, 2003
 85     Enron Communications Group, Inc.                     03-11364     April 24, 2003         June 30, 2003
 86     EnRock Management, LLC                               03-11369     April 24, 2003         June 30, 2003
 87     ECI-Texas, L.P.                                      03-11371     April 24, 2003         June 30, 2003
 88     EnRock, L.P.                                         03-11373     April 24, 2003         June 30, 2003
 89     ECI-Nevada Corp.                                     03-11374     April 24, 2003         June 30, 2003
 90     Enron Alligator Alley Pipeline Company               03-12088     June 12, 2003          August 29, 2003
 91     Enron Wind Storm Lake I LLC                          03-13151     June 30, 2003          August 29, 2003
 92     ECT Merchant Investments Corp.                       03-13154     June 6, 2003           August 29, 2003
 93     EnronOnline, LLC                                     03-13155     June 27, 2003          August 29, 2003
 94     St. Charles Development Company, L.L.C.              03-13156     June 13, 2003          August 29, 2003
 95     Calcasieu Development Company, L.L.C.                03-13157     June 13, 2003          August 29, 2003
 96     Calvert City Power I, L.L.C.                         03-13158     June 13, 2003          August 29, 2003
 97     Enron ACS, Inc.                                      03-13159     June 30, 2003          August 29, 2003
 98     LOA, Inc.                                            03-13160     June 23, 2003          August 29, 2003
 99     Enron India LLC                                      03-13234     June 12, 2003          August 29, 2003
100     Enron International Inc.                             03-13235     June 12, 2003          August 29, 2003
101     Enron International Holdings Corp.                   03-13236     June 12, 2003          August 29, 2003
102     Enron Middle East LLC                                03-13237     June 12, 2003          August 29, 2003
103     Enron WarpSpeed Services, Inc.                       03-13238     June 12, 2003          August 29, 2003
104     Modulus Technologies, Inc.                           03-13239     June 12, 2003          August 29, 2003
105     Enron Telecommunications, Inc.                       03-13240     June 12, 2003          August 29, 2003
106     DataSystems Group, Inc.                              03-13241     June 12, 2003          August 29, 2003
107     Risk Management & Trading Corp.                      03-13259     June 30, 2003          August 29, 2003
108     Omicron Enterprises, Inc.                            03-13446     June 23, 2003          August 29, 2003
109     EFS I, Inc.                                          03-13446     June 23, 2003          August 29, 2003
110     EFS II, Inc.                                         03-13451     June 23, 2003          August 29, 2003
111     EFS III, Inc.                                        03-13453     June 23, 2003          August 29, 2003
112     EFS V, Inc.                                          03-13454     June 23, 2003          August 29, 2003
113     EFS VI, L.P.                                         03-13457     June 23, 2003          August 29, 2003
114     EFS VII, Inc.                                        03-13459     June 23, 2003          August 29, 2003
115     EFS IX, Inc.                                         03-13460     June 23, 2003          August 29, 2003
116     EFS X, Inc.                                          03-13461     June 30, 2003          August 29, 2003
117     EFS XI, Inc.                                         03-13462     June 30, 2003          August 29, 2003
118     EFS XII, Inc.                                        03-13463     June 30, 2003          August 29, 2003



                                                                              DATE
                                                                          SCHEDULES AND
                         ENTITY                            CASE NUMBER   STATEMENT FILED         CLAIMS BAR DATE
                         ------                            -----------   ---------------         ---------------
119     EFS XV, Inc.                                         03-13465     June 30, 2003          August 29, 2003
120     EFS XVII, Inc.                                       03-13467     June 23, 2003          August 29, 2003
121     Jovinole Associates                                  03-13468     June 23, 2003          August 29, 2003
122     EFS Holdings, Inc.                                   03-13469     June 23, 2003          August 29, 2003
123     Enron Operations Services Corp.                      03-13489     June 30, 2003          August 29, 2003
124     Green Power Partners I LLC                           03-13500     June 30, 2003          August 29, 2003
125     TLS Investors, L.L.C.                                03-13502     June 30, 2003          August 29, 2003
126     ECT Securities Limited Partnership                   03-13644     June 27, 2003          August 29, 2003
127     ECT Securities LP Corp.                              03-13647     June 23, 2003          August 29, 2003
128     ECT Securities GP Corp.                              03-13649     June 23, 2003          August 29, 2003
129     KUCC Cleburne, LLC                                   03-13862     June 27, 2003          August 29, 2003
130     Enron International Asset Management Corp.           03-13877     June 26, 2003          August 29, 2003
131     Enron Brazil Power Holdings XI Ltd.                  03-13878     June 26, 2003          August 29, 2003
132     Enron Holding Company L.L.C.                         03-13879     June 23, 2003          August 29, 2003
133     Enron Development Management Ltd.                    03-13880     June 23, 2003          August 29, 2003
134     Enron International Korea Holdings Corp.             03-13881     June 23, 2003          August 29, 2003
135     Enron Caribe VI Holdings Ltd.                        03-13882     June 23, 2003          August 29, 2003
136     Enron International Asia Corp.                       03-13883     June 23, 2003          August 29, 2003
137     Enron Brazil Power Investments XI Ltd.               03-13884     June 23, 2003          August 29, 2003
138     Paulista Electrical Distribution, L.L.C.             03-13885     June 26, 2003          August 29, 2003
139     Enron Pipeline Construction Services Company         03-13915     June 30, 2003          August 29, 2003
140     Enron Pipeline Services Company                      03-13918     June 30, 2003          August 29, 2003
141     Enron Trailblazer Pipeline Company                   03-13919     June 30, 2003          August 29, 2003
142     Enron Liquid Services Corp.                          03-13920     June 30, 2003          August 29, 2003
143     Enron Machine and Mechanical Services, Inc.          03-13926     June 30, 2003          August 29, 2003
144     Enron Commercial Finance Ltd.                        03-13930     June 30, 2003          August 29, 2003
145     Enron Permian Gathering Inc.                         03-13949     June 30, 2003          August 29, 2003
146     Transwestern Gathering Company                       03-13950     June 30, 2003          August 29, 2003
147     Enron Gathering Company                              03-13952     June 30, 2003          August 29, 2003
148     EGP Fuels Company                                    03-13953     June 30, 2003          August 29, 2003
149     Enron Asset Management Resources, Inc.               03-13957     June 30, 2003          August 29, 2003
150     Enron Brazil Power Holdings I Ltd.                   03-14053     June 30, 2003          August 29, 2003
151     Enron do Brazil Holdings Ltd/                        03-14054     June 30, 2003          August 29, 2003
152     Enron Wind Storm Lake II LLC                         03-14065     June 30, 2003          August 29, 2003
153     Enron Renewable Energy Corp.                         03-14067     June 30, 2003          August 29, 2003
154     Enron Acquisition III Corp.                          03-14068     June 30, 2003          August 29, 2003
155     Enron Wind Lake Benton LLC                           03-14069     June 30, 2003          August 29, 2003
156     Superior Construction Company                        03-14070     June 30, 2003          August 29, 2003
157     EFS IV, Inc.                                         03-14126     June 30, 2003          August 29, 2003
158     EFS VIII, Inc.                                       03-14130     June 30, 2003          August 29, 2003
159     EFS XIII, Inc.                                       03-14131     June 30, 2003          August 29, 2003
160     Enron Credit Inc.                                    03-14175     June 30, 2003          August 29, 2003
161     Enron Power Corp.                                    03-14176     June 30, 2003          August 29, 2003
162     Richmond Power Enterprise, L.P.                      03-14177     June 30, 2003          August 29, 2003
163     ECT Strategic Value Corp.                            03-14178     June 30, 2003          August 29, 2003
164     Enron Development Funding Ltd.                       03-14185     June 30, 2003          August 29, 2003
165     Atlantic Commercial Finance Inc.                     03-14223     June 30, 2003          August 29, 2003
166     The Protane Corporation                              03-14224     June 30, 2003          August 29, 2003
167     Enron Asia Pacific / Africa / China LLC              03-14225     June 30, 2003          August 29, 2003
168     Enron Development Corp.                              03-14226     June 30, 2003          August 29, 2003
169     ET Power 3 LLC                                       03-14227     June 30, 2003          August 29, 2003
170     Nowa Sarzyna Holding B.V.                            03-14228     June 30, 2003          August 29, 2003
171     Enron South America LLC                              03-14229     June 30, 2003          August 29, 2003
172     Enron Global Power & Pipelines LLC                   03-14230     June 30, 2003          August 29, 2003
173     Portland General Holdings, Inc.                      03-14231     June 30, 2003          August 29, 2003
174     Portland Transition Company, Inc.                    03-14232     June 30, 2003          August 29, 2003


APPENDIX E:  CASES CONSOLIDATED INTO NEWBY ACTION
Cases consolidated into:

 CAUSE NO. H-01-3624; MARK NEWBY V. ENRON CORPORATION, ET AL.; IN THE SOUTHERN
                           DISTRICT OF TEXAS-HOUSTON

                                                                                                                           DATE
                                     STYLE                                         CAUSE NO.        ORIGINATING COURT   CONSOLIDATED

Seth Abrams and Steven Frank, individually, et al. v. Enron Corp., et al           H-01-3630         SD/TX-Houston       12/12/2001
[Newby0017]

Robert J. Casey, II and Ruth I. Horton, Individually, et al. v. Enron Corp.,       H-01-3647         SD/TX-Houston       12/12/2001
et al. [Newby0017]
Frank Wilson, on behalf of himself, et al. v. Enron Corporation, et al             H-01-3652         SD/TX-Houston       12/12/2001
[Newby0017]

J. Michael Gottesman, Individually, et al. v. Enron Corp., et al. [Newby0017]      H-0l-3660         SD/TX-Houston       12/12/2001
Avigayil Greenberg, Individually, et al. v. Enron Corp., et al. [Newby0017]        H-01-3670         SD/TX-Houston       12/12/2001
Robert Christianson, Individually, et al. v. Enron Corp., et al. [Newby0017]       H-01-3671         SD/TX-Houston       12/12/2001
Ernest Gottdiener, Individually, et al, v. Enron Corp., et al. [Newby0017]         H-01-3681         SD/TX-Houston       12/12/2001
John P. McCarthy Money Purchase Plan, Individually, et al. v. Enron Corp., et      H-01-3686         SD/TX-Houston       12/12/2001
al. [Newby0017]
Michael Koroluk, Individually, et al. v. Enron Corp., et al. [Newby0017]           H-01-3733         SD/TX-Houston       12/12/2001
James Brill On Behalf of Himself, et al. v. Enron Corp., et al. [Newby0017]        H-01-3734         SD/TX-Houston       12/12/2001
Elmar A. Busch, Individually, et al. v. Enron Corp., et al. [Newby0017]            H-01-3735         SD/TX-Houston       12/12/2001
Warren Pinchuck, Individually, et al. v. Enron Corp., et al. [Newby0017]           H-01-3736         SD/TX-Houston       12/12/2001
Mahin S. Mashayekh, Individually, et al. v. Enron Corp., et al. [Newby0017]        H-01-3737         SD/TX-Houston       12/12/2001
Muriel P. Kaufman IRA, Individually, et al. v. Enron Corp., et al. [Newby0017]     H-01-3682         SD/TX-Houston       12/12/2001
Henry H. Steiner, Individually, et al, v. Enron Corp., et al. [Newby0017]          H-01-3717         SD/TX-Houston       12/12/2001
Barbara D. Lee, Individually, et al. v. Enron Corp., et al. [Newby0017]]           H-01-3789         SD/TX-Houston       12/12/2001
Patricia D. Parsons v. Enron Corporation, et al. [Newby0017]                       H-01-3903         SD/TX-Houston       12/12/2001
Pulsier & Associates v. Kenneth L. Lay, et al. [Newby0085]                         H-01-4356         SD/TX-Houston       12/26/2001
Naomi Raphael, Individually, et al. v. Enron Corp., et al. [Newby0017]             H-01-3839         SD/TX-Houston       12/12/2001
Danielle M. Karcich, UGMA with Andrew J. Karcich Parent and Natural Guardian,      H-01-3838         SD/TX-Houston       12/12/2001
on Behalf of Itself, et al. v. Enron Corp., et al. [Newby0017]
John & Peggy Odam, et al. v. Enron Corporation, et al. [Newby0017]                 H-01-3914         SD/TX-Houston       12/12/2001
David R. Wortham, Individually, et al. v. Enron Corp., et al. [Newby0017]          H-02-1831         SD/TX-Houston       6/7/2002
Frank Anthony Cammarata, III, Individually, et al. v. Enron Corp., et              H-01-3993         SD/TX-Houston       12/12/2001
al.[Newby0017]

George Nicoud, on behalf of himself, et al. v. Enron Corp., et al. [Newby0017]     H-01-4009         SD/TX-Houston       12/12/2001
Archdiocese of Milwaukee Supporting Fund, Inc., Individually, et al. v. Enron      H-01-4071         SD/TX-Houston       12/12/2001
Corp., et al. [Newby0017]
Victor Ronald Frangione v. Enron Corp., et al. [Newby0017]                         H-01-3889         SD/TX-Houston       12/12/2001
Amalgamated Bank, as Trustee for the Longview Collective Investment Fund, et       H-01-4198         SD/TX-Houston       12/12/2001
al. v. Kenneth Lay, et al. [Newby0017]
Kenneth Franklin, et al. v. Enron Corp., et al. [Newby0017]                        H-01-4106         SD/TX-Houston       12/12/2001
James J. Daly, as Trustee of the James J. Daly IRA Rollover, et al. v. Enron       H-01-4189         SD/TX-Houston       12/12/2001
Corp., et al. [Newby0017]
John Morton Elliott IRA v. Kenneth L. Lay, et al. [Newby0084]                      H-01-4370         SD/TX-Houston       12/26/2001
William E. Davis and Roxann Davis, Individually, et al. v. Enron Corp., et al      H-02-1 830        SD/TX-Houston       6/7/2002
[Newby0087]

CAUSE NO. H-01-3624; MARK NEWBY V. ENRON CORPORATION, ET AL.; IN THE SOUTHERN
                           DISTRICT OF TEXAS-HOUSTON

                                                                                                                           DATE
                                     STYLE                                         CAUSE NO.        ORIGINATING COURT   CONSOLIDATED

John Anson, Individually, et al. v. Kenneth L. Lay, et al. [Newby0827]             H-02-!827         SD/TX-Houston       6/7/2002
Leslie H. Duncan, Individually, et al. v. Kenneth L. Lay, et al. [Newby0827]       H-02-1 828        SD/TX-Houston       6/7/2002
John Barnett, Individually, et al. v. Kenneth L. Lay, et al. [Newby0827]           H-02-1826         SD/TX-Houston       6/7/2002
Shelly Douglass, Individually, et al. v. Kenneth L. Lay, et al. [Newby0827]        H-02-1825         SD/TX-Houston       6/7/2002
Stephen Phillips, Individually, et al. v. Kenneth L. Lay, et al. [Newby0827]       H-02-1829         SD/TX-Houston       6/7/2002
Phil E. Parham and Peggy A. Parham, Individually, et al. v. Kenneth L. Lay, et     H-02-1833         SD/TX-Houston       6/7/2002
al. [Newby0827]
Stephen A. McIntyre, Individually, et al. v. Kenneth L. Lay, et al                 SD/TX-Houston     6/15/2002
[Newby0827]  H-02-1923
Ralph A. Wilt, Jr. v. Andrew S. Fastow, et al. [Newby0303]                         H-02-0576         SD/TX-Houston       2/18/2002
Jacob Blaz, on Behalf of Himself et al. v. Robert A. Belfer, et al                 SD/TX-Houston     4/15/2002
[Newby0724]  H-02-1150
Henry P. Blaskie, Jr. v. Kenneth L. Lay, et al. [Newby0423]                        H-02-1108         SD/TX-Houston       3/28/2002
Mary Bain Pearson, et al. v. Andrew S. Fastow, et al. [Newby0324]                  H-02-670          SD/TX-Houston       2/26/2002
Barbara G. Smith and George Hasegawa, Individually, et al. v. Kenneth L. Lay,      H-02-2323         SD/TX-Houston       6/27/2002
et al. [Newby0948]
Enron Stockholders United, Inc., a Colorado non-profit corporation, Assignee       H-02-2903         SD/TX-Houston       8/1/2002
v. Kenneth L. Lay, et al. [Newby0980]
Harold and Frances Ahlich, et al. v. Arthur Andersen, LLP, et al                   H-20-347          SD/TX-Houston       2/1/2002
Peter J. Shortridge, on behalf of himself, et al. v. Jeffrey K. Skilling, et       H-02-2977         SD/TX-Houston       8/19/2002
al. [Newby1013]
Investors Partner Life Insurance Co., et al. v. Kenneth L. Lay, et al              H-02-1364         SD/TX-Houston       4/15/2002
[Newby0456]
William Scoular v. Andrew S. Fastow et al. [Newby0307]                             H-02-0592         SD/TX-Houston       2/19/2002
Peter M. Norris, et al. v. Arthur Andersen & Co., et al. [Newby0438]               H-02-1225         SD/TX-Houston       4/3/2002
Sidney Kessous, on behalf of himself, et al. v. Kenneth L. Lay, et al              H-01-4229         SD/TX-Houston       12/18/2001
Kevin Kueser, general partner for Kevmar Holdings Limited Partnership, et al       H-01-4488         SD/TX-Houston       1/3/2002
v. Kenneth L. Lay, et al. [Newby0102]
Bobby Lutz, Individually, et al. v. Arthur Andersen, L.L.P., et al
[Newby0724]                                                                        H-02-!597         SD/TX-Houston     5/13/2002
Washington State Investment Board, et al. v. Kenneth L. Lay, et al
 [Newby1086]                                                                       H-02-3401         SD/TX-Houston     10/16/2002
Ariel Holdings LLC v. Kenneth L. Lay, et al. [Newby0087]                           H-01-4493         SD/TX-Houston       12/27/2001
Staro Asset Management, LLC v. Arthur Andersen, LLP, et al. [Newby0088]            H-01-4480         SD/TX-Houston       12/28/2001
Mark T. Spathes, et al. v. Kenneth L. Lay, etal                                    H-01-4308         SD/TX-Houston       12/18/2001
Beatrice Barkin Martial Trust, Allen J. Barkin Trustee v. Enron Corp., et al       H-01-4394         SD/TX-Houston       12/26/2001
[Newby0091]
Dr. Robert Pearlstein v. Kenneth L. Lay, et al. [Newby0086]                        H-01-4396         SD/TX-Houston       12/26/2001
Jerome F. Faquin, et al. v. Enron Corporation, et al. [Newby0101]                  H-01-4475         SD/TX-Houston       1/3/2002
Marcus Oates on Behalf of Himself, et al. v. Kenneth L. Lay, et al
[Newby0375]                                                                        H-02-0490         SD/TX-Houston     3/14/2002
Mark E. McKinney, et al. v. Enron Corp., et al. [Newby0827]                        H-02-1869         SD/TX-Houston       6/7/2002
Morgan Krim v. Kenneth L. Lay, et al. [Newby0453]                                  H-02-1239         SD/TX-Houston       4/11/2002
Izidor Klein v. Kenneth L. Lay, et al. [Newby0104]                                 H-01-4537         SD/TX-Houston       1/5/2002
Howard Bruce Klein v. Andrew S. Fastow, et al. [Newby0121]                         H-02-0117         SD/TX-Houston       1/15/2002
Fathollah Harnedani v. Kenneth L. Lay, et al. [Newby0100]                          H-01-4431         SD/TX-Houston       1/3/2002
Susan Copley, et al. v. Kenneth L. Lay, et al. [Newby0017]                         H-01-4168         SD/TX-Houston       12/12/2001
Silvercreek Management Inc., Silvercreek Limited Partnership, et al. v             H-02-3185         SD/TX-Houston       9/6/2002
Salomon Smith Barney, Inc., et al. [Newby1025]

CAUSE NO. H-01-3624; MARK NEWBY V. ENRON CORPORATION, ET AL.; IN THE SOUTHERN
                           DISTRICT OF TEXAS-HOUSTON

                                                                                                                           DATE
                                     STYLE                                         CAUSE NO.        ORIGINATING COURT   CONSOLIDATED


Mike Lange & Reinhardt Lange v. Arthur Andersen, LLP, et al. [Newby0977]           H-02-2856         SD/TX-Houston       8/1/2002
Sherrill R. Thomas v. Arthur Andersen, LLP, et al. [Newby1120]                     H-02-4136         SD/TX-Houston       11/5/2002
Harold van der Linde, et al. v. Arthur Andersen, LLP, et al. [Newby1153]           H-02-4197         SD/TX-Houston       11/20/2002
David A. Huettner, et al. v. EOTT Energy Partners, et al. [Newby1012]              H-02-2984         SD/TX-Houston       8/19/2002
American National Insurance Company, et al. v. Lehman Brothers Holdings, Inc.,     H-02-463          SD/TX-Galveston     7/8/2002
et al
American National Insurance Company, et al. v. JP Morgan Chase & Co., et al        H-02-299          SD/TX-Galveston     5/14/2002
[Newby0741]
Silvercreek Management Inc., et al. v. Citigroup Inc. et al. [Newby1287]           H-03-815          SD/TX-Houston       3/17/2003
Patrick P. Rogers v. David Bruce Duncan, et al. [Newby0973]                        H-02-2702         SD/TX-Houston       7/19/2002
Nathaniel Pulsifer, Trustee of the Shooters Hill Revocable Trust,                  H-02-3010         SD/TX-Houston       8/19/2002
Individually, et al. v. Kenneth L. Lay, et al. [Newby1014]
Abbey National Treasury Services, PLC v. Credit Suisse First Boston                H-02-3869         SD/TX-Houston       11/5/2002
Corporation [Newby1121]
Benjamin M. Goode v. Citigroup, Inc., et al. [Newby1122]                           H-02-4149         SD/TX-Houston       11/5/2002
International Kapitalanlagegesellschaft MBH, Individually, et al. v. Credit        H-02-4080         SD/TX-Houston       11/20/2002
Suisse First Boston Corporation [Newby1154]
Kevin Lamkin, et al. v. UBS Painewebber, Inc., et al. [Newby1155]                  H-02-851          SD/TX-Houston       11/22/2002
Public Employees Retirement System Board, et al. v. Andrew S. Fastow, et al        H-02-4788         SD/TX-Houston       1/7/2003
[Newby1214]
Variable Annuity Life Insurance Company, et al. v. Credit Suisse First Boston,     H-02-3680         SD/TX-Houston       1/15/2003
Inc., et al. [Newby1224]
Headwaters Capital LLC, et al. v. Kenneth L. Lay, et al. [Newby1244]               H-03-0341         SD/TX-Houston       2/4/2003
Lila Ward, Individually, et al. v. Stanley C. Horton, et al. [Newby1251]           H-03-0484         SD/TX-Houston       2/13/2003
Hudson Soft Company Limited, on Behalf of Itself, et al. v. Credit Suisse          H-03-0860         SD/TX-Houston       3/17/2003
First Boston Corporation [Newby1289]
Westboro Properties LLC, et al. v. Credit Suisse First Boston Inc., et al          H-03-1276         SD/TX-Houston       5/13/2003
[Newby1382]
Conseco Annuity Assurance Company, et al. v. Citigroup, Inc., et al                H-03-2240         SD/TX-Houston       6/26/2003
[Newby1538]
William Coy and Candy Mounter, et al. v. Arthur Andersen LLP, et al                H-01-4248         SD/TX-Houston       2/4/2002
[NEWBY0279] - SEVERED FROM NEWBY & DISMISSED WITHOUT PREJUDICE ON 7/8/03
[NEWBY1546]
The Retirement Systems of Alabama, et al. v. Merrill Lynch & Co., et al            H-03-2308         SD/TX-Houston       7/8/2003
[NEWBY1547]


APPENDIX F:  CASES CONSOLIDATED INTO TITTLE ACTION
Cases consolidated into:

  CAUSE NO. H-01-3913; PAMELA M. TTTLE, ET AL. V. ENRON CORP., ET AL.; IN THE
                       SOUTHERN DISTRICT OF TEXAS-HOUSTON

                                                                                                     ORIGINATING            DATE
                                        STYLE                                          CAUSE NO.         COURT          CONSOLIDATED
Roy E. Rinard & Steve Lacey v. Enron Corp. Savings Plan
Administrative Committee, et                                                           H-01-4060     SD/TX Houston       12/12/2001
al. [Tittle0010]
Michael P. Harney, on Behalf of Himself, et al. v. Enron Corp.,
et al. [Tittle0010]                                                                    H-01-4063     SD/TX-Houston       12/12/2001
Dorothy Ricketts, et al. v. Enron Corporation, an Oregon Corporation, et al            H-0l-4128     SD/TX-Houston       12/12/2001
[Tittle0010]

Gary W. Kemper, on Behalf of Himself, et al. v, Enron Corporation, et al
        [Tittle0010]                                                                   H-01-4089     SD/TX-Houston       12/12/2001
Betty J. Clark, et al. v. Enron Corp., et al. [Tittle0010]                             H-01-4125     SD/TX-Houston       12/12/2001
Richard Pottratz and Bradley Diebner, et al. v. Enron Corp., an Oregon
Corporation,                                                                           H-01-4150     SD/TX Houston       12/12/2001
et al. [Tittle0010]
Catherine & Wayne Stevens, Charles Bradley and Wayne Amondson v. Enron Corp.
        Savings                                                                        H-01-4208     SD/TX Houston       12/12/2001
Plan Administrative Committee, et al. [Tittle0010]
John Walt and Mark Courtney, et al. v. Kenneth L. Lay, et al. [Tittle0010]             H-01-4299     SD/TX-Houston       12112/2001
Elmer R. Eddy, et al. v. Enron Corp., et al. [Tittle0471]                              H-02-3942     SD/TX-Houston       10/21/2002
John L. Moore and Linda Bryant, Individually, et al. v. Enron Corp., et al             H-01-4326     SD/TX-Houston       12/12/2001
[Tittle0010]

Severed Enron Employees Coalition (SEEC), et al. v. The Northern Trust Company, et     H-02-0267     SD/TX Houston       12/12/2001
al. [Tittle0049]
Michael L. McCown & Dan Schultz, et al. v. Arthur Andersen, LLP, et al
         [Tittle0126]                                                                  H-02-1058     SD/TX-Houston       3/28/2002
Diane M. Perez v. Enron Corp. Savings Plan Administrative Committee, et al             H-02-2160     SD/TX-Houston       6/10/2002
[Tittle0306]
Karl Breckon, Individually, et al. v. Enron Corporation Savings Plan
        Administrative                                                                 H-02-3754     ED/TX-Texarkana     10/21/2002
Committee, et al. [Tittle0476]
Charles Prestwood, et al. v. William D. Gathman, et al. [Tittle0038]                   H-01-4209     SD/TX-Houston       1/18/2002
Duane L. McEachern v. Enron Corp., et al. [Tittle0313]                                 H-02-1834     SD/TX-Houston       6/10/2002
Kevin Lamkin, et al. v. UBS Painewebber, Inc., et al. [Tittle05l6]                     H-02-851      SD/TX-Houston       11/22/2002
Elaine L. Chao, Secretary of the United States Department of Labor v. Enron            H-03-2257     SD/TX-Houston       7/2/2003
Corporation, et al. [Tittle0602]

EXHIBIT 1: CHAPTER 11 PLAN

[TO BE ADDED - REFER TO SEPARATE FILING OF JOINT PLAN OF AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE, DATED JULY 11, 2003]

                                    Exh.1-1

EXHIBIT 2: DISCLOSURE STATEMENT ORDER
             [TO BE ADDED]


                                    Exh.1-1

EXHIBIT 3:  LIQUIDATION ANALYSIS
              [TO BE ADDED]